UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

Blue Safari Group Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Fee paid previously with preliminary materials.

The information in this proxy statement/prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
PRELIMINARY — SUBJECT TO COMPLETION, DATED MARCH 8, 2023
PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF
Blue Safari Group Acquisition Corp.
and
PROSPECTUS FOR UP TO 71,458,985 CLASS A ORDINARY SHARES OF
Bitdeer Technologies Group

The board of directors of Blue Safari Group Acquisition Corp. (the “BSGA Board”), a BVI business company (“BSGA”), has unanimously approved the amended and restated agreement and plan of merger dated December 15, 2021 (as it may be amended and/or restated from time to time, the “Merger Agreement”), by and among Bitdeer Technologies Group (“BTG”), Bitdeer Technologies Holding Company (“Bitdeer”), BSGA, Blue Safari Merge Limited, a British Virgin Islands business company and a wholly-owned subsidiary of BTG (“BSGA Merger Sub 1”), Blue Safari Merge II Limited, a British Virgin Islands business company and a wholly-owned subsidiary of BTG (“BSGA Merger Sub 2”), Bitdeer Merge Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of BTG (“Bitdeer Merger Sub”) and Blue Safari Mini Corp. (“BSGA Sub”). The Merger Agreement contemplates three mergers in connection with the Business Combination. At the effective time of the first merger, BSGA Merger Sub 1 will be merged with and into BSGA, and the separate corporate existence of BSGA Merger Sub 1 will cease and BSGA will continue as the surviving company under the laws of the British Virgin Islands (the “First SPAC Merger”). Immediately following the First SPAC Merger and at the effective time of the second merger, BSGA will be merged with and into BSGA Merger Sub 2 and BSGA Merger Sub 2 will continue as the surviving company under the laws of the British Virgin Islands as a wholly-owned subsidiary of BTG (the “Second SPAC Merger”). The First SPAC Merger and the Second SPAC Merger are together referred to as the Initial Mergers. Following the Initial Mergers, at the effective time of the third merger, Bitdeer Merger Sub will be merged with and into Bitdeer (the “Acquisition Merger”). Following the Acquisition Merger, the separate corporate existence of Bitdeer Merger Sub will cease and Bitdeer will continue as the surviving company in the Acquisition Merger under the laws of the Cayman Islands and become a wholly-owned subsidiary of BTG. The Merger Agreement is attached to this proxy statement/prospectus as Annex A-1, Annex A-2, Annex A-3 and Annex A-4. At the consummation of the Business Combination, BTG’s amended and restated memorandum and articles of association (the “Amended BTG Articles”) shall be substantially in the form attached to this proxy statement/prospectus as Annex B. As used in this proxy statement/prospectus, “we,” “us,” “our company,” “our,” and “BSGA” refer to Blue Safari Group Acquisition Corp.
BSGA Shareholders are being asked to consider a vote upon the Business Combination and certain proposals related thereto as described in this proxy statement/prospectus. As a result of, and upon consummation of, the Business Combination, each of Merger Sub 2 and Bitdeer shall become a wholly-owned subsidiary of BTG, and BTG shall become a new public company owned by the prior BSGA Shareholders, the prior holders of Bitdeer Shares, Bitdeer RSU, and other investors of BTG (if any). BTG plans to apply for listing, to be effective at the time of the Closing of the Business Combination, of the class A ordinary shares of BTG (“BTG Class A Ordinary Shares”) on the Nasdaq Stock Market (“Nasdaq”) and seek to obtain clearance by The Depository Trust Company (“DTC”) as promptly as practicable following the issuance hereof, subject to official notice of issuance, prior to the Closing Date under the symbols “BTDR.”
Pursuant to the Merger Agreement, upon the consummation of the Business Combination, (i) each ordinary share of BSGA (“BSGA Ordinary Share”) issued and outstanding immediately prior to the effective time of the First SPAC Merger shall automatically be cancelled and cease to exist in exchange for the right to receive, without interest, one BTG Class A Ordinary Share, (ii) each ordinary share of Bitdeer (“Bitdeer Ordinary Share”) and preferred share of Bitdeer (“Bitdeer Preference Share,” together with Bitdeer Ordinary Share, “Bitdeer Shares”) issued and outstanding immediately prior to the effective time of the Acquisition Merger (“Acquisition Merger Effective Time”) (other than any Bitdeer Shares held by the founder of Mr. Jihan Wu or the entity controlled by him, namely Victory Courage Limited (“Key Executive Shares”) and Bitdeer Shares owned by holders who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Acquisition Merger pursuant to the Cayman Companies Act) shall automatically be cancelled and cease to exist in exchange for the right to receive, without interest, such number of BTG Class A Ordinary Shares that is equal to the Exchange Ratio (as defined below), (iii) each Key Executive Share issued and outstanding immediately prior to the Acquisition Merger Effective Time shall automatically be cancelled and cease to exist in exchange for the right to receive, without interest, such number of Class V ordinary share of BTG (“BTG Class V Ordinary Share”) that is equal to the quotient obtained by dividing (A) 118 million by (B) the Bitdeer Total

The information in this proxy statement/prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Shares (as defined below) (the “Exchange Ratio”), (iv) each restricted share unit to acquire Bitdeer Shares issued pursuant to an award granted under Bitdeer’s 2021 Share Incentive Plan (“Bitdeer RSU”) outstanding immediately prior to the Acquisition Merger Effective Time, whether vested or unvested, shall be assumed by BTG and converted into an award of restricted share units (each an “Assumed RSU”) representing the rights to receive, on the same terms and conditions (including applicable vesting, settlement and expiration provisions) as applied to each such Bitdeer RSU immediately prior to the Acquisition Merger Effective Time, BTG Class A Ordinary Shares, except that number of BTG Class A Ordinary Shares subject to such Assumed RSU shall equal to the product of (A) the number of Bitdeer Ordinary Shares that were subject to such Bitdeer RSU immediately prior to the Acquisition Merger Effective Time, multiplied by (B) the Exchange Ratio, rounded down to the nearest whole share. As used herein, Bitdeer Total Share equals to the sum of (x) the number of issued and outstanding Bitdeer Shares (on an as-converted basis), (y) the aggregate number of Bitdeer Shares (on an as-converted basis) issuable upon the settlement of all vested Bitdeer RSUs (as defined below) as of immediately prior to the Acquisition Merger Effective Time (including after giving effect to the consummation of the Acquisition Merger or any acceleration of any unvested Bitdeer RSUs in connection with the consummation of the Acquisition Merger), and (z) the aggregate number of Bitdeer Shares (on an as-converted basis) issuable upon conversion of the Bitdeer Convertible Note.
The newly issued BTG Class V Ordinary Shares will have the same economic terms as the newly issued BTG Class A Ordinary Shares but differ with respect to voting and conversion rights. Each holder of BTG Class A Ordinary Shares will be entitled to one vote per share and each holder of BTG Class V Ordinary Shares is entitled to ten (10) votes per share on all matters submitted to them for a vote of all BTG Ordinary Shares voting together as a single class (which is the case for most matters). Upon the consummation of the Business Combination, Mr. Jihan Wu will hold all BTG Class V Ordinary Shares and will control the voting power of all outstanding BTG Class V Ordinary Shares. As a result of Mr. Jihan Wu’s control over the voting power of all outstanding BTG Class V Ordinary Shares, Mr. Jihan Wu will, immediately following the Business Combination, be expected to own over 88.3% of the total voting power of all issued and outstanding BTG Ordinary Shares, and will have the ability to (i) effectively control matters requiring the affirmative vote of the holders of at least the majority of the issued and outstanding BTG Ordinary Shares voted at a meeting of shareholders, including the election of all of the members of BTG’s board of directors, and (ii) decisively influence, if not effectively control, matters requiring a special resolution of the shareholders (which under the laws of the Cayman Islands requires the affirmative vote of at least two-thirds of the issued and outstanding BTG Ordinary Shares voted at a meeting) such as the amendment of BTG’s organizational documents. For further information, see the section entitled “Risk Factors — Risks Related to BTG — BTG’s dual-class voting structure may limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of BTG Class A Ordinary Shares may view as beneficial.”
The multiple merger structure was chosen by the parties to the Merger Agreement for business, legal and accounting reasons. In particular, given BTG’s eligibility as a foreign private issuer, its reporting obligations under U.S. securities laws will be less burdensome compared to domestic registrants and BTG will be able to prepare and file its financial statements in accordance with the International Financial Reporting Standards. Such benefit will not be available immediately upon Closing if the Business Combination were to be conducted through a reverse triangular merger in which Bitdeer would be acquired directly by BSGA, which would continue to report as a domestic registrant upon Closing until further assessment of factors such as its shareholder base and location of assets at a future date pursuant to U.S. securities laws. Operationally, following the Business Combination conducted via the proposed structure, BTG will be a holding company that will operate Bitdeer’s current business through its subsidiaries, which is consistent with the expectations of Bitdeer and BSGA’s management in relation to post-Business Combination corporate and operational structure.
In addition, the Initial Mergers are structured as two separate mergers primarily for U.S. tax reasons. The exchange of BSGA Securities (as defined in “Material U.S. Federal Income Tax Considerations”) for BTG Class A Ordinary Shares pursuant to the Business Combination is intended to qualify as a tax-free transaction for U.S. federal income tax purposes. See the section entitled “Material U.S. Federal Income Tax Considerations — Consequences of the Business Combination — Qualification of the Initial Mergers as a Reorganization.” The Initial Mergers that effect the exchange of BSGA Securities for BTG Class A Ordinary Shares are structured as a two-step merger in the form of the First SPAC Merger and the Second SPAC Merger to reduce the risk that holders will be subject to U.S. federal income tax on the exchange of their BSGA Securities for BTG Class A Ordinary Shares.
Proposals to approve the Merger Agreement and the other matters discussed in this proxy statement/prospectus shall be presented at the Extraordinary General Meeting scheduled to be held on       , 2023.
This proxy statement/prospectus provides you with detailed information about the Business Combination and other matters to be considered at the Extraordinary General Meeting of BSGA Shareholders. We encourage you to carefully read this entire document. You should, in particular, carefully consider the risk factors described in “Risk Factors” beginning on page 43 of this proxy statement/prospectus.
This proxy statement/prospectus is dated                 , 2023 and is first being mailed to BSGA Shareholders on or about                 , 2023.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

BLUE SAFARI GROUP ACQUISITION CORP.
A British Virgin Islands Business Company
The Sun’s Group Center
29 Floor
200 Gloucester Road
Wan Chai, Hong Kong
NOTICE OF EXTRAORDINARY GENERAL MEETING
TO BE HELD ON                 , 2023
TO THE SHAREHOLDERS OF BLUE SAFARI GROUP ACQUISITION CORP.:
You are cordially invited to attend the extraordinary general meeting (the “Extraordinary General Meeting”) of Blue Safari Group Acquisition Corp., an exempted company limited by shares incorporated under the laws of the British Virgin Islands (“BSGA”), at      a.m., Eastern time, on     , 2023 at offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York and virtually at https://www.cstproxy.com/bluesafarigroup/2023, and on such other date and at such other place to which the meeting may be adjourned. While as a matter of British Virgin Islands law we are required to have a physical location for the meeting, we are pleased to utilize virtual shareholder meeting technology to (i) provide ready access and cost savings for BSGA Shareholders and BSGA, and (ii) to promote social distancing pursuant to guidance provided by the CDC and the SEC due to COVID-19. The virtual meeting format allows attendance from any location in the world.
The Extraordinary General Meeting shall be held for the following purpose:
1.   to consider and vote upon a proposal to approve the amended and restated agreement and plan of merger dated December 15, 2021 (as it may be amended and/or restated from time to time, the “Merger Agreement”), by and among Bitdeer Technologies Group, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“BTG”), Bitdeer Technologies Holding Company, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Bitdeer”), BSGA, Blue Safari Merge Limited, a British Virgin Islands business company and a wholly-owned subsidiary of BTG (“BSGA Merger Sub 1”), Blue Safari Merge II Limited, a British Virgin Islands business company and a wholly-owned subsidiary of BTG (“BSGA Merger Sub 2”), Bitdeer Merge Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of BTG (“Bitdeer Merger Sub”) and Blue Safari Mini Corp. (“BSGA Sub”), copies of which are attached to the accompanying proxy statement/prospectus as Annex A-1, Annex A-2, Annex A-3 and Annex A-4 and the transactions contemplated thereunder including (i) BSGA Merger Sub 1 merging with and into BSGA with BSGA being the surviving entity (the “First SPAC Merger”, and the surviving entity, the “Initial SPAC Surviving Sub”), (ii) immediately following the First SPAC Merger, BSGA merging with and into BSGA Merger Sub 2, with BSGA Merger Sub 2 being the surviving entity (the “Second SPAC Merger”, and together with the First SPAC Merger, the “Initial Mergers”), and (iii) following the Initial Mergers, Bitdeer Merger Sub merging with and into Bitdeer (the “Acquisition Merger”, and together with the Initial Mergers, the “Mergers”), with Bitdeer being the surviving entity and becoming a wholly-owned subsidiary of BTG (the Mergers and other transactions contemplated by the Merger Agreement are collectively referred to as the “Business Combination”) (the “Business Combination Proposal”);
2.   to consider and vote upon a proposal to approve, (1) the First SPAC Merger and the plan of merger for the First SPAC Merger (the “First Plan of Merger”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A-5, and the transactions contemplated thereunder, and (2) that upon the effective time of the First SPAC Merger, (i) the amended and restated memorandum and articles of association in the form attached to the First Plan of Merger, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A-6, being adopted as the new memorandum and articles of association of BSGA (as the Initial SPAC Surviving Sub) in replacement of the existing memorandum and articles of association of BSGA, and (ii) all authorised class A ordinary shares, class B ordinary shares and preferred shares, each with no par value, of the Initial SPAC Surviving Sub be re-designated as shares of a single class each with a par value of US$1.00 and the maximum number of shares the Initial SPAC Surviving Sub is authorised to issue be decreased from 111,000,000 shares to 50,000 shares, and as a consequence, the following wording shall be inserted as a new clause 6.2 of the memorandum of association of the Initial SPAC Surviving Sub in place of the existing clause 5.1: “6.2. The Company is authorised to issue a maximum of 50,000 Shares of a single class each with a par value of US$1.00.” (the “Initial Mergers Proposal”);
3.   to consider and vote upon a proposal to approve, the issuance of securities in connection with the Business Combination in order to comply with Nasdaq Listing Rules 5635(a) and (b) (the “Nasdaq Proposal”);
4.   to consider and vote upon a proposal (the “Governing Documents Proposal”) in connection with the replacement of the current Second Amended and Restated Memorandum and Articles of Association (the “Existing BSGA Articles”) with the proposed Amended and Restated Memorandum and Articles of Association of BTG (the “Amended BTG Articles”);
5.   to consider and vote upon proposals (the “Governing Documents Proposals A to D”) in connection with the approval of certain key differences between the Existing BSGA Articles and the Amended BTG Articles;
6.   to consider and vote upon a proposal to approve, the BTG incentive plan a form of which is attached to the accompanying proxy statement/prospectus as Annex C (the “BTG Incentive Plan Proposal”), the approval of which the BSGA Board believes is important in attracting, retaining and rewarding high caliber employees who are essential to BTG’s success and in providing incentive to these individuals to promote the success of BTG; and
7.   to consider and approve, if presented, a proposal to adjourn the Extraordinary General Meeting to a later date or dates (the “Adjournment Proposal”).
Each of the Business Combination Proposal, the Initial Mergers Proposal, the Nasdaq Proposal the Governing Documents Proposal, the Governing Documents Proposals A to D and the BTG Incentive Plan Proposal are cross-conditioned on the approval of each other. If any one of the foregoing proposals is not approved by BSGA Shareholders, the Business Combination shall not be consummated.
As further described in the accompanying proxy statement/prospectus, subject to the terms and conditions of the Merger Agreement, the following transactions will occur:
1.   (i) the First SPAC Merger, (ii) following the First SPAC Merger, the Second SPAC Merger and (iii) following the Initial Mergers, the Acquisition Merger with Bitdeer being the surviving entity and becoming a wholly-owned subsidiary of BTG; and
2.    each ordinary share of BSGA (“BSGA Ordinary Share”) issued and outstanding immediately prior to the effective time of the First SPAC Merger shall automatically be cancelled and cease to exist in exchange for the right to receive, without interest, one class A ordinary share of BTG (“BTG Class A Ordinary Share”) .
Under the Merger Agreement, the approval of the Business Combination Proposal and each of the other proposals (except the Adjournment Proposal) by the requisite vote of BSGA Shareholders is a condition to the consummation of the Business Combination. If either of these proposals is not approved by BSGA Shareholders, the Business Combination shall not be consummated.
The Adjournment Proposal, if adopted, shall allow the Chairman of the Extraordinary General Meeting to adjourn the Extraordinary General Meeting to a later date or dates, if necessary. In no event shall BSGA solicit proxies to adjourn the Extraordinary General Meeting or consummate the Business Combination and related transactions beyond the date by which it may properly do so under the Existing BSGA Articles and the BVI Business Companies Act, 2004 (as amended) (the “BVI Companies Act”). The purpose of the Adjournment Proposal is to provide more time to meet the requirements that are necessary to consummate the Business Combination and related transactions. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in the accompanying proxy statement/prospectus.
Each of these proposals is more fully described in the accompanying proxy statement/prospectus, which each BSGA shareholder is encouraged to read carefully and in its entirety.
In connection with the Business Combination, certain related agreements have been entered into prior to the closing of the Business Combination, including the Voting and Support Agreement. See the section entitled

“the Business Combination Proposal — Voting and Support Agreement” in the accompanying proxy statement/prospectus for more information.
Pursuant to the Existing BSGA Articles, a holder of BSGA’s public shares (a “BSGA Public Shareholder”) may request that BSGA redeem all or a portion of such public shares for cash in connection with the completion of the Business Combination. Holders of units must elect to separate the units into the underlying public shares and rights prior to exercising redemption rights with respect to the public shares. If holders hold their BSGA Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and rights, or if a holder holds units registered in its own name, the holder must contact Continental Stock Transfer & Trust Company (“Continental”), BSGA’s transfer agent, directly and instruct it to do so. The Redemption Rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Continental in order to validly redeem its shares. Public BSGA Shareholders may elect to redeem their public shares regardless of whether or not they vote on any of the Proposals and whether they vote “For” or “Against” any of the Proposals. If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public BSGA Shareholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its share certificates (if any) and other redemption forms (as applicable) to Continental, BSGA will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the amount on deposit in the trust account as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to BSGA for tax purposes. For illustrative purposes, as of December 31, 2022, this would have amounted to approximately US$10.61 per issued and outstanding share. If a BSGA Public Shareholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares (but will continue to own rights). See the section entitled “Extraordinary General Meeting of BSGA Shareholders — Redemption Rights” in the accompanying proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.
Notwithstanding the foregoing, a public BSGA Shareholder, together with any affiliate of such public BSGA Shareholder or any other person with whom such public BSGA Shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a BSGA Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash.
The Sponsor and each of the BSGA officers and directors have agreed to, among other things, vote all of their BSGA Ordinary Shares in favor of the proposals being presented at the Extraordinary General Meeting and waive their redemption rights with respect to their BSGA Ordinary Shares in connection with the consummation of the Business Combination. As of the date of the accompanying proxy statement/prospectus, on an as-converted basis, the Sponsor owns approximately 49.3% of the issued and outstanding BSGA Ordinary Shares. The Merger Agreement is subject to the satisfaction or waiver of certain other closing conditions as described in the accompanying proxy statement/prospectus. There can be no assurance that the parties to the Merger Agreement would waive any such closing condition. In addition, in no event will BSGA redeem public shares in an amount that would cause BSGA’s net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) to be less than US$5,000,001 after giving effect to the transactions contemplated by the Merger Agreement.
BSGA is providing the accompanying proxy statement/prospectus and accompanying proxy card to BSGA Shareholders in connection with the solicitation of proxies to be voted at the Extraordinary General Meeting and at any adjournments of the Extraordinary General Meeting. Information about the Extraordinary General Meeting, the Business Combination and other related business to be considered by BSGA Shareholders at the Extraordinary General Meeting is included in the accompanying proxy statement/prospectus. Whether or not you plan to attend the Extraordinary General Meeting, all of BSGA Shareholders should read the accompanying proxy statement/prospectus, including the Annexes and other documents referred to therein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 42 of the accompanying proxy statement/prospectus.

After careful consideration, BSGA’s board of directors has unanimously approved the Business Combination and determined that the Business Combination Proposal, the Initial Mergers Proposal, the Nasdaq Proposal, the Governing Documents Proposal, the Governing Documents Proposals A to D, the BTG Incentive Plan Proposal, and the Adjournment Proposal are advisable and fair to and in the best interest of BSGA and unanimously recommends that you vote or give instruction to vote “FOR” the Business Combination Proposal, “FOR” the Initial Mergers Proposal, “FOR” the Nasdaq Proposal, “FOR” the Governing Documents Proposal, “FOR” the Governing Documents Proposals A to D, “FOR” the BTG Incentive Plan Proposal, and “FOR” the Adjournment Proposal, if presented. When you consider the board of directors’ recommendation of these proposals, you should keep in mind that BSGA’s directors and BSGA’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “The Business Combination Proposal — Interests of BSGA Directors and Officers in the Business Combination” in the accompanying proxy statement/prospectus for a further discussion of these considerations.
The approval of the Business Combination Proposal, the Initial Mergers Proposal, the Nasdaq Proposal, the Governing Documents Proposal, the Governing Documents Proposals A to D, the BTG Incentive Plan Proposal, and the Adjournment Proposal, will each be approved and adopted only if holders of at least a majority of the issued and outstanding BSGA Ordinary Shares present in person physically or by virtual attendance or represented by proxy and entitled to vote and voted at the Extraordinary General Meeting vote “FOR” these proposals. Neither a shareholder’s failure to vote during the Extraordinary General Meeting or by proxy nor an abstention will be considered a vote “FOR.” An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.
Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Extraordinary General Meeting, please sign, date, vote and return the enclosed proxy card as soon as possible in the envelope provided to make sure that your shares are represented at the Extraordinary General Meeting. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker or bank to ensure that votes related to the shares you beneficially own are properly counted. The Business Combination will be consummated only if the Business Combination Proposal, the Initial Mergers Proposal, the Nasdaq Proposal, the Governing Documents Proposal, Governing Documents Proposals A to D and the BTG Incentive Plan Proposal are approved at the Extraordinary General Meeting. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in the accompanying proxy statement/prospectus.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the Extraordinary General Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Extraordinary General Meeting in person, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the Extraordinary General Meeting. An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting. If you are a shareholder of record and you attend the Extraordinary General Meeting and wish to vote in person, you may withdraw your proxy and vote in person.
TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR BSGA ORDINARY SHARES BE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO OUR TRANSFER AGENT AT LEAST TWO BUSINESS DAYS BEFORE THE SCHEDULED DATE OF THE EXTRAORDINARY GENERAL MEETING. IN ORDER TO EXERCISE YOUR REDEMPTION RIGHT, YOU NEED TO IDENTIFY YOURSELF AS A BENEFICIAL HOLDER AND PROVIDE YOUR LEGAL NAME, PHONE NUMBER AND ADDRESS IN YOUR WRITTEN DEMAND. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES SHALL BE RETURNED TO YOU OR YOUR ACCOUNT. IF YOU HOLD THE SHARES IN STREET NAME, YOU NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER, BANK OR OTHER NOMINEE TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR

REDEMPTION RIGHTS. SEE THE SECTION ENTITLED “EXTRAORDINARY GENERAL MEETING OF BSGA SHAREHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.
On behalf of the BSGA Board, I would like to thank you for your support and look forward to the successful completion of the Business Combination.
Sincerely,
Alan Yamashita
Chairman of the Board of Directors
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.
The accompanying proxy statement/prospectus is dated         , 2023, and is first being mailed to shareholders on or about       , 2023.

i

ANNEXES

ii

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This document, which forms part of a registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission (“SEC”) by BTG, constitutes a prospectus of BTG under Section 5 of the U.S. Securities Act of 1933, as amended (the “Securities Act”) with respect to the BTG Class A Ordinary Shares to be issued pursuant to the Merger Agreement, if the Business Combination described herein is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Securities and Exchange Act of 1934 (the “Exchange Act”) with respect to the Extraordinary General Meeting of BSGA Shareholders at which BSGA Shareholders shall be asked to consider and vote upon proposals to approve the Business Combination Proposal, the Initial Mergers Proposal, the Nasdaq Proposal, the Governing Documents Proposal, the Governing Documents Proposals A to D, the BTG Incentive Plan Proposal and to adjourn the meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to adopt each of the Business Combination Proposal, the Initial Mergers Proposal, the Nasdaq Proposal, the Governing Documents Proposal, the Governing Documents Proposals A to D, the BTG Incentive Plan Proposal, or the Adjournment Proposal.
References to “U.S. Dollars” and “US$” in this proxy statement/prospectus are to United States dollars, the legal currency of the United States. Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.

INDUSTRY AND MARKET DATA
The industry and market position information that appears in this proxy statement/prospectus is from independent market research carried out by Frost & Sullivan, which was commissioned by Bitdeer. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates.
Such information is supplemented where necessary with Bitdeer’s own internal estimates and information obtained taking into account publicly available information about other industry participants and Bitdeer’s management’s judgment where information is not publicly available. This information appears in “Summary of the Proxy Statement/Prospectus,” “Bitdeer’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Information Related to Bitdeer” and other sections of this proxy statement/prospectus.
Industry reports, publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. In some cases, we do not expressly refer to the sources from which this data is derived. While we have compiled, extracted, and reproduced industry data from these sources, we have not independently verified the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this proxy statement/prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors,” “Forward-Looking Statements,” and “Bitdeer’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

ADDITIONAL INFORMATION
This proxy statement/prospectus incorporates important business and financial information about BSGA from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available for you to review on the website of the U.S. Securities and Exchange Commission at www.sec.gov. You can also obtain the documents incorporated by reference into this proxy statement/prospectus free of charge by requesting them in writing or by telephone from the appropriate company at the following address:
Bitdeer Technologies Group
08 Kallang Avenue
Aperia tower 1, #09-03/04
Singapore 339509
Telephone: +65 62828220
To obtain timely delivery, BSGA Shareholders must request the materials no later than five business days prior to the Extraordinary General Meeting, or by       , 2023.
You also may obtain additional proxy cards and other information related to the proxy solicitation by contacting the appropriate contact listed above. You will not be charged for any of these documents that you request.
For a more detailed description of the information incorporated by reference in this proxy statement/prospectus and how you may obtain it, see the section entitled “Where You Can Find More Information.”

FINANCIAL STATEMENTS PRESENTATION
BSGA
The historical financial statements of BSGA were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and are denominated in U.S. Dollars.
Bitdeer
Bitdeer’s unaudited condensed consolidated financial statements as of June 30, 2022 and for the six months ended June 30, 2022 and 2021 and audited combined and consolidated financial statements as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 included in this proxy statement/prospectus have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and are reported in U.S. Dollars.
BTG
BTG was incorporated on December 8, 2021, for the sole purpose of effectuating the transactions described herein. BTG has no material assets and does not operate any businesses. Accordingly, no financial statements of BTG have been included in this proxy statement/prospectus.
The Business Combination is made up of the series of transactions provided for in the Merger Agreement as described elsewhere within this proxy statement/prospectus. The transactions will be accounted for as a reverse recapitalization in accordance with IFRS as issued by the IASB within the scope of IFRS 2 (“Share-based payment”) whereby Bitdeer will be considered the accounting acquirer and BSGA will be treated as the acquired company. The net assets of BSGA will be stated at historical cost, with no goodwill or other intangible assets recorded.
Immediately following the Business Combination, BTG will qualify as a foreign private issuer and will prepare its consolidated financial statements in accordance with IFRS.
Accordingly, the unaudited pro forma condensed combined financial information and the comparative per share information that will be presented in this proxy statement/prospectus will be prepared in accordance with IFRS.

FREQUENTLY USED TERMS
Unless otherwise stated or unless the context otherwise requires, the term “Bitdeer” refers to Bitdeer Technologies Holding Company, an exempted company with limited liability incorporated under the laws of the Cayman Islands, the term “BSGA” refers to Blue Safari Group Acquisition Corp., a British Virgin Islands business company, and “BTG” refers to Bitdeer Technologies Group, a newly incorporated exempted company with limited liability incorporated under the laws of the Cayman Islands.
In addition, in this document:
“Acquisition Merger” means the merger where Bitdeer Merger Sub merges into and with Bitdeer, with Bitdeer being the surviving company and becoming a wholly-owned subsidiary of BTG;
“Acquisition Entities” BTG, BSGA Merger Sub 1, BSGA Merger Sub 2 and Bitdeer Merger Sub;
“Adjournment Proposal” means the BSGA shareholder proposal to approve the adjournment of the Extraordinary General Meeting for the purpose of soliciting additional proxies in favor of the approval of the Business Combination in the event BSGA does not receive the requisite shareholder vote to approve the Business Combination;
“Amended BTG Articles” means BTG’s amended and restated memorandum and articles of association;
“Bitdeer Convertible Note” means the US$30,000,000 8% coupon unsecured convertible notes due July 2023 issued pursuant to such subscription agreement dated July 23, 2021 between Bitdeer and VENTE Technology Growth Investments L.P. as the noteholder, as may be amended and/or restated from time to time;
“Bitdeer Merger Sub” or “Merger Sub 3” means Bitdeer Merge Limited, an exempted company with limited liability incorporated under the laws of Cayman Islands and a direct wholly-owned subsidiary of BTG;
“Bitdeer Ordinary Shares” means the ordinary shares in the share capital of Bitdeer;
“Bitdeer Plan” means the 2021 Share Incentive Plan adopted by Bitdeer on July 20, 2021, as amended from time to time;
“Bitdeer Preference Shares” means the preference shares in the share capital of Bitdeer;
“Bitdeer RSUs” means the restricted share units to acquire Bitdeer Shares issued pursuant to an award granted under the Bitdeer Plan;
“Bitdeer shareholder” means any shareholder of Bitdeer;
“Bitdeer Shares” means the Bitdeer Ordinary Shares and the Bitdeer Preference Shares;
“Bitdeer Total Shares” means, as of immediately prior to the Acquisition Effective Time, the sum of (i) the number of issued and outstanding Bitdeer Shares (on an as-converted basis), (ii) the aggregate number of Bitdeer Shares (on an as-converted basis) issuable upon the settlement of all vested Bitdeer RSUs as of immediately prior to the Acquisition Effective Time (including after giving effect to the consummation of the Acquisition Merger or any acceleration of any unvested Bitdeer RSUs in connection with the consummation of the Acquisition Merger) and (iii) the aggregate number of Bitdeer Shares (on an as converted basis) issuable upon conversion of the Bitdeer Convertible Note;
“BNY Mellon” means The Bank of New York Mellon;
“BSGA Board” means the board of directors of BSGA;
“BSGA Merger Sub 1” means Blue Safari Merge Limited, a British Virgin Islands business company and a wholly-owned subsidiary of BTG;
“BSGA Merger Sub 2” means Blue Safari Merge II Limited, a British Virgin Islands business company and a wholly-owned subsidiary of BTG;
“BSGA Class A Ordinary Shares” means Class A ordinary shares of BSGA, no par value.
“BSGA Dissenting Shares” means BSGA Ordinary Shares owned by BSGA shareholders who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Business Combination pursuant to the BVI Companies Act;

“BSGA Ordinary Shares” means ordinary shares of BSGA, no par value.
“BSGA Parties” means BSGA and BSGA Sub;
“BSGA Rights” means rights of BSGA, each entitling the holder thereof to receive one-tenth (1/10) of one BSGA Class A Ordinary Share upon consummation of BSGA’s initial business combination.
“BSGA Shareholders” means holders of BSGA Ordinary Shares;
“BSGA Sub” means Blue Safari Mini Corp., an exempted company with limited liability incorporated under the laws of Cayman Islands and a direct wholly-owned subsidiary of BSGA;
“BSGA Units” means units of BSGA issued in the IPO and concurrent private placement, each consisting of one BSGA Class A Ordinary Share and one BSGA Right.
“BTG Class A Ordinary Shares” means the Class A ordinary shares, par value US$0.0000001, in the share capital of BTG;
“BTG Class V Ordinary Shares” means the Class V ordinary shares, par value US$0.0000001, in the share capital of BTG;
“BTG Incentive Plan” means to the equity incentive plan in BTG after the consummation of the Business Combination, in substantially the form attached hereto as Annex C to this proxy statement/prospectus;
“BTG Incentive Plan Proposal” means the BSGA shareholder proposal to approve, the BTG Incentive Plan and certain matters relating to the BTG Incentive Plan;
“BTG Ordinary Shares” means BTG Class A Ordinary Shares and/or BTG Class V Ordinary Shares (as appropriate);
“Business Combination” means the Mergers and other transactions contemplated by the Merger Agreement;
“Business Combination Proposal” means the BSGA shareholder proposal on the approval of the Merger Agreement and the Business Combination;
“BVI Companies Act” means the BVI Business Companies Act, 2004 (As Amended);
“Cayman Companies Act” means the Companies Act (As Revised) of the Cayman Islands;
“Closing” means the closing of the Business Combination;
“Closing Date” means the date of the Closing;
“Code” means the Internal Revenue Code of the 1986, as amended;
“Condition Precedent Proposals” mean all Proposals, except for the Adjournment Proposal;
“Continental” means Continental Stock Transfer & Trust Company, BSGA’s transfer agent;
“COVID-19” means the novel coronavirus;
“D&O Indemnified Persons” means the current or former directors and officers of the BSGA Parties;
“DTC” means The Depository Trust Company;
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;
“Exchange Ratio” means the quotient obtained by dividing the Per Share Equity Value by US$10.00, which is           ;
“Existing BSGA Articles” means BSGA’s second amended and restated memorandum and articles of association;
“Extraordinary General Meeting” or the “Meeting” means an extraordinary general meeting of shareholders of BSGA to be held at 9:00 a.m., Eastern time, on           2023, at the offices of Davis Polk & Wardwell LLP located at 450 Lexington Avenue, New York, NY10017 and virtually at https://www.cstproxy.com/bluesafarigroup/2023;

“FASB” means Financial Accounting Standards Board;
“First SPAC Merger” means the merger where BSGA Merger Sub 1 merges with and into BSGA, with BSGA being the surviving entity and becoming a wholly-owned subsidiary of BTG;
“Founder Shares” means the BSGA Class B ordinary shares, with no par value issued to BSGA’s sponsor, which will automatically convert to Class A ordinary shares at the time of our initial business combination, on a one-for-one basis;
“Governing Documents Proposal” means the BSGA shareholder proposal on the approval of the Amended BTG Articles and certain other corporate governing documents;
“IAS” means International Accounting Standard;
“IASB” means International Accounting Standards Board;
“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board;
“Initial Closing” means the closing of the Initial Mergers;
“Initial Mergers” means the First SPAC Merger and the Second SPAC Merger;
“Initial Mergers Proposal” means the BSGA shareholder proposal on the approval of the Initial Mergers;
“Initial Shareholders” means holders of the Founder Shares.
“Investment Company Act” or “1940 Act” means the Investment Company Act of 1940, as amended;
“IPO” means BSGA’s initial public offering, consummated on June 10, 2021, through the sale of 5,750,000 units at US$10.00 per unit.
“IRS” means the U.S. Internal Revenue Service;
“JOBS Act” means the Jumpstart our Business Startups Act of 2012;
“Key Executive Shares” means Bitdeer Shares held by the founder of Mr. Jihan Wu or the entity controlled by him, namely Victory Courage Limited;
“Merger Agreement” means the amended and restated agreement and plan of merger, dated December 15, 2021 (as may be amended and/or restated from time to time), by and among BTG, BSGA, Bitdeer, BSGA Merger Sub 1, BSGA Merger Sub 2, Bitdeer Merger Sub, and BSGA Sub, which amended and restated the agreement and plan of merger dated November 18, 2021;
“Mergers” means collectively the Initial Mergers and the Acquisition Merger;
“Nasdaq” means the Nasdaq Stock Market;
“Nasdaq Proposal” means the BSGA shareholder proposal on the approval of issuance of securities in connection with the Business Combination, as required by Nasdaq Listing Rules 5635(a) and (b);
“PCAOB” means the Public Company Accounting Oversight Board;
“PFIC” means a passive foreign investment company;
“Per Share Equity Value” means the quotient obtained by dividing US$1.18 billion by the Bitdeer Total Shares;
“First Plan of Merger” means to the plan of merger in the form attached hereto as Annex A-5 to this proxy statement/prospectus;
“Private Unit” means the 270,000 units of BSGA each consisting of one BSGA Class A Ordinary Share and one BSGA Right sold to the Sponsor price of US$10.00 per unit;
“Proposals” mean the Business Combination Proposal, the Initial Mergers Proposal, the Nasdaq Proposal, the Governing Documents Proposal, the Governing Documents Proposals A to D, the BTG Incentive Plan Proposal, and the Adjournment Proposal;

“Public Shareholders” means the holders of BSGA Class A Ordinary Shares that were sold in the BSGA IPO (whether they were purchased in the BSGA IPO or thereafter in the open market);
“Public Shares” means the BSGA Class A Ordinary Shares with no par value sold in the BSGA IPO (whether they were purchased in the BSGA IPO as part of the BSGA Unit or thereafter in the open market);
“Public Unit” means BSGA units with offering price of US$10.00 and consisting of one BSGA Class A Ordinary Share and one BSGA Right, which were sold to the public shareholders during the IPO of BSGA;
“Record Date” means the close of business on         , 2023;
“Redemption” means the redemption of Public Shares for the Redemption Price;
“Redemption Price” means an amount equal to a pro rata portion of the aggregate amount then on deposit in the Trust Account in accordance with the Existing BSGA Articles (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing). The Redemption Price will be calculated two business days prior to the completion of the Business Combination in accordance with the Existing BSGA Articles;
“Redemption Rights” means the rights of the Public Shareholders to demand Redemption of their Public Shares into cash in accordance with the procedures set forth in the Cayman Constitutional Documents and this proxy statement/prospectus;
“Restricted Shares” means Ordinary Shares the transfer of which is restricted due to contractual and/or regulatory limitations;
“Rule 144” means Rule 144 under the Securities Act;
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002;
“SEC” means the U.S. Securities and Exchange Commission;
“Second SPAC Merger” means, following the First SPAC Merger, the merger where BSGA merges with and into BSGA Merger Sub 2, with BSGA Merger Sub 2 being the surviving entity and continuing as a wholly-owned subsidiary of BTG;
“Securities Act” means the U.S. Securities Act of 1933, as amended;
“Sponsor” means BSG First Euro Investment Corp.;
“Surviving Company” means Bitdeer following the Acquisition Merger;
“Trust Account” means the trust account of BSGA that holds the proceeds from the IPO and certain of the proceeds from the sale of the private placement units;
“U.S. Dollars” and “US$” means United States dollars, the legal currency of the United States;
“U.S. GAAP” means generally accepted accounting principles in the United States;
“VAT” means value added tax; and
“Voting and Support Agreement” means the voting and support agreement dated as of December 15, 2021, by and among BSGA, Bitdeer and certain shareholders of Bitdeer.

FREQUENTLY USED TECHNICAL TERMS
Unless otherwise stated or unless the context otherwise requires, in this document:
“BCH” means Bitcoin Cash;
“BCHA” means Bitcoin Cash ABC;
“BSV” means Bitcoin Satoshi’s Vision;
“BTC” means Bitcoin;
“BTM” means Bytom;
“CKB” means Nervos Network;
“DASH” means Dash;
“DCR” means Decred;
“DOGE” means Dogecoin;
“DPoS” means Delegated Proof-of-Stake;
“EH/s” means exahash per second;
“ETC” means Ethereum Classic;
“ETH” means Ethereum;
“ETN” means Electroneum;
“FIL” means Filecoin;
“HNS” means Handshake coin;
“j/T” means joule/terahash;
“LTC” means Litecoin;
“PoC” means Proof-of-Capacity;
“PoS” means Proof-of-Stake;
“PoST” means Proof-of-Spacetime;
“PoW” means Proof-of-Work;
“SC” means Siacoin;
“TH/s” means terahash per second;
“USDC” means USD Coin;
“USDT” means Tether, a cryptocurrency that is hosted on the Ethereum and Bitcoin blockchains, among others;
“XCH” means Chia; and
“ZEC” means Zcash.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
The following are answers to some questions that you, as a shareholder of BSGA, may have regarding the Proposals being considered at the Extraordinary General Meeting. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the Proposals and the other matters being considered at the Extraordinary General Meeting. Additional important information is also contained in the annexes to and the documents incorporated by reference into this proxy statement/prospectus.
Q:
What is the purpose of this document?

A:
BSGA, BTG, Bitdeer, Blue Safari Mini Corp., an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly-owned subsidiary of BSGA, Blue Safari Merge Limited, a British Virgin Islands business company and a wholly-owned subsidiary of BTG, Blue Safari Merge II Limited, a British Virgin Islands business company and a wholly-owned subsidiary of BTG, Bitdeer Merge Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of BTG and Blue Safari Mini Corp., an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly-owned subsidiary of BSGA have agreed to the Business Combination under the terms of the Merger Agreement, which is attached to this proxy statement/prospectus as Annex A-1, Annex A-2, Annex A-3 and Annex A-4, and is incorporated into this proxy statement/prospectus by reference. The BSGA Board is soliciting your proxy to vote for the Business Combination and other Proposals at the Extraordinary General Meeting because you owned BSGA Ordinary Shares at the close of business on        , 2023, the Record Date for the Extraordinary General Meeting, and are therefore entitled to vote at the Extraordinary General Meeting. This proxy statement/prospectus summarizes the information that you need to know in order to cast your vote.

Q:
Why is BSGA proposing the Business Combination?

A:
BSGA was formed for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more operating businesses.

Based on its due diligence investigations of Bitdeer and the industry in which it operates, including the financial and other information provided by Bitdeer in the course of BSGA’s due diligence investigations, the BSGA Board believes that the Business Combination is in the best interests of BSGA and its shareholders and presents an opportunity to increase shareholder value.
Although the BSGA Board believes that the Business Combination with Bitdeer presents a unique business combination opportunity and is in the best interests of BSGA and its shareholders, the BSGA Board did consider certain potentially material negative factors in arriving at that conclusion. See the section entitled “The Business Combination Proposal — Reasons for BSGA Board’s Approval of the Business Combination” for a discussion of the factors considered by the BSGA Board in making its decision.
Q:
What is being voted on?

A:
Below are the proposals that the BSGA Shareholders are being asked to vote on:

•
The Business Combination Proposal to approve the Merger Agreement and the Business Combination;

•
The Initial Mergers Proposal to approve the Initial Mergers (being presented to BSGA’s shareholders separately in light of BVI law requirements and for good governance practice);

•
The Nasdaq Proposal to approve the issuance of securities in connection with the Business Combination to satisfy requirements of Nasdaq Listing Rule 5635;

•
The Governing Documents Proposal to approve the Amended BTG Articles;

•
The Governing Documents Proposals A to D to approve certain key differences between the Existing BSGA Articles and the Amended BTG Articles;

•
The BTG Incentive Plan Proposal to approve the BTG Incentive Plan; and

•
The Adjournment Proposal to approve the adjournment of the Extraordinary General Meeting for the purpose of soliciting additional proxies in favor of the approval of the Business Combination in the event BSGA does not receive the requisite shareholder vote to approve the Business Combination.

Q:
What vote is required to approve the Proposals?

A:
The Business Combination Proposal will be approved and adopted only if holders of at least a majority of the issued and outstanding BSGA Ordinary Shares present in person physically or by virtual attendance or represented by proxy and entitled to vote and voted at the Extraordinary General Meeting vote “FOR” the Business Combination Proposal. Neither a shareholder’s failure to vote during the Extraordinary General Meeting or by proxy nor an abstention will be considered a vote “FOR.”

The Initial Mergers Proposal will be approved and adopted only if holders of at least a majority of the issued and outstanding BSGA Ordinary Shares present in person physically or by virtual attendance or represented by proxy and entitled to vote and voted at the Extraordinary General Meeting vote “FOR” the Initial Mergers Proposal. Neither a shareholder’s failure to vote during the Extraordinary General Meeting or by proxy nor an abstention will be considered a vote “FOR.”
The Nasdaq Proposal will be approved and adopted only if holders of at least a majority of the issued and outstanding BSGA Ordinary Shares present in person physically or by virtual attendance or represented by proxy and entitled to vote and voted at the Meeting vote “FOR” the Nasdaq Proposal. Neither a shareholder’s failure to vote during the Meeting or by proxy nor an abstention will be considered a vote “FOR.”
The Governing Documents Proposal will be approved and adopted only if holders of at least a majority of the issued and outstanding BSGA Ordinary Shares present in person physically or by virtual attendance or represented by proxy and entitled to vote and voted at the Extraordinary General Meeting vote “FOR” the Initial Mergers Proposal. Neither a shareholder’s failure to vote during the Extraordinary General Meeting or by proxy nor an abstention will be considered a vote “FOR.”
Each of the Governing Documents Proposals A to D will be approved and adopted only if holders of at least a majority of the issued and outstanding BSGA Ordinary Shares present in person physically or by virtual attendance or represented by proxy and entitled to vote and voted at the Extraordinary General Meeting vote “FOR” such proposal. Neither a shareholder’s failure to vote during the Extraordinary General Meeting or by proxy nor an abstention will be considered a vote “FOR.”
The BTG Incentive Plan Proposal will be approved and adopted only if holders of at least a majority of the issued and outstanding BSGA Ordinary Shares present in person physically or by virtual attendance or represented by proxy and entitled to vote and voted at the Extraordinary General Meeting vote “FOR” the BTG Incentive Plan Proposal. Neither a shareholder’s failure to vote during the Extraordinary General Meeting or by proxy nor an abstention will be considered a vote “FOR.”
The Adjournment Proposal will be approved and adopted only if holders of at least a majority of the issued and outstanding BSGA Ordinary Shares present in person physically or by virtual attendance or represented by proxy and entitled to vote and voted at the Extraordinary General Meeting vote “FOR” the Adjournment Proposal. Neither a shareholder’s failure to vote during the Extraordinary General Meeting or by proxy nor an abstention will be considered a vote “FOR.”
Q:
Are any of the proposals conditioned on one another?

A:
Yes. Each of the Condition Precedent Proposals is conditioned on the approval and adoption of the other Condition Precedent Proposals. The Adjournment Proposal is not conditioned upon the approval of any other Proposal.

Q:
How will the Initial Shareholders vote?

A:
Pursuant to a letter agreement, the Initial Shareholders, who as of the Record Date owned 1,730,000 BSGA Ordinary Shares, or approximately 49.3% of the outstanding BSGA Ordinary Shares, agreed to vote their respective BSGA Ordinary Shares acquired by them prior to the IPO and any BSGA Ordinary Shares purchased by them in the open market in or after the IPO in favor of the Business Combination

Proposal (“Letter Agreement”). BSGA anticipates that the Initial Shareholders will vote in favor of each of the other Proposals.
Q:
How many votes do I and others have?

A:
You are entitled to one vote for each BSGA Ordinary Share that you held as of the Record Date. As of the close of business on the Record Date, there were 3,505,888 outstanding ordinary shares.

Q:
What is the consideration being paid to Bitdeer’s security holders?

A:
Upon the effective time of the Acquisition Merger, (i) each issued and outstanding Bitdeer Ordinary Share and Bitdeer Preference Share will be cancelled and exchanged for the right to receive such number of BTG Class A Ordinary Share equal to the Exchange Ratio (as defined in the Merger Agreement), provided that each issued and outstanding Key Executive Share (as defined in the Merger Agreement) will be cancelled and exchanged for the right to receive such number of BTG Class V Ordinary Shares equal to the Exchange Ratio; (ii) each issued and outstanding Bitdeer RSU will be converted into an award of restricted share units, representing the rights to receive BTG Class A Ordinary Share under the BTG Incentive Plan, each subject to substantially the same terms, as adjusted for the Exchange Ratio; (iii) the outstanding Bitdeer Convertible Note (as defined in the Merger Agreement) will be assumed by BTG and represent the rights to receive BTG Class A Ordinary Shares, subject to the same terms and conditions, as adjusted for the Exchange Ratio; and (iv) each Dissenting Share (as defined in the Merger Agreement) will represent only the right to receive the applicable payments set forth in the Merger Agreement.

Q:
Did the BSGA Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:
Yes. Although the Existing BSGA Articles do not require BSGA to seek a third-party valuation or fairness opinion in connection with a business combination unless the target is affiliated with an Initial Shareholder, BSGA retained Royson Valuation Advisory Limited (“Royson”) to provide to the BSGA Board with opinions regarding the valuation of Bitdeer. See the section entitled “The Business Combination Proposal — Reports of Valuation Advisor to BSGA,” and the valuation reports of Royson attached hereto as Annex D for more details.

In addition, BSGA retained IJW & Co., Ltd.(“IJW”), which delivered a written fairness opinion to the BSGA Board, dated March 7, 2023, to the effect that, as of the date of such opinion and based upon and subject to the assumptions, conditions and limitations set forth in the opinion, the consideration to be paid by BSGA in the Business Combination pursuant to the term of the transaction, was fair, from a financial point of view, to the shareholders of BSGA. See the section entitled “The Business Combination Proposal — Fairness Opinion of BSGA’s Financial Advisor,” and the fairness opinion of IJW attached hereto as Annex E for more details.
Q:
Do any of BSGA’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?

A:
In considering the recommendation of the Board to approve the Merger Agreement, BSGA Shareholders should be aware that certain BSGA executive officers and directors may be deemed to have interests in the Business Combination that are different from, or in addition to, those of BSGA Shareholders generally. These interests, which may create actual or potential conflicts of interest, are, to the extent material, described in the section entitled “The Business Combination Proposal — Interests of BSGA Directors and Officers in the Business Combination” beginning on page 138 of this proxy statement/prospectus.

Q:
When will BSGA Shareholders receive BTG Class A Ordinary Shares in connection with the Business Combination?

A:
Upon the effective time of the First SPAC Merger, (i) each issued and outstanding BSGA Ordinary Share will be cancelled and exchanged for the right to receive one BTG Class A Ordinary Share, and (ii) each BSGA Right will be cancelled and exchanged for the right to receive one-tenth (1/10) of a BTG Class A Ordinary Share in the same manner as BSGA Ordinary Shares.

Q:
Will BSGA Shareholders be able to trade the BTG Class A Ordinary Shares that they receive in the transaction?

A:
Yes. BTG has filed an initial listing application to list the BTG Class A Ordinary Shares on The Nasdaq Stock Market under the symbol “BTDR.” BTG Class A Ordinary Shares received in exchange for BSGA Ordinary Shares in the transaction will be freely transferable under United States federal securities laws by persons other than affiliates of the BTG.

Q:
When and where is the Extraordinary General Meeting?

A:
The Extraordinary General Meeting will take place on             at 9:00 a.m. Eastern time, at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, and virtually via live webcast at https://www.cstproxy.com/bluesafarigroup/2023.

In light of ongoing developments related to COVID-19, and the related protocols that governments have implemented, the BSGA Board determined that the Extraordinary General Meeting will be held both physically and also virtually via live webcast. The BSGA Board believes that this is the right choice for BSGA and its shareholders at this time, as it permits shareholders to attend and participate in the Extraordinary General Meeting while safeguarding the health and safety of BSGA Shareholders, directors and management team. You will be able to attend the Extraordinary General Meeting online, vote, view the list of shareholders entitled to vote at the Extraordinary General Meeting and submit your questions during the Extraordinary General Meeting by visiting https://www.cstproxy.com/bluesafarigroup/2023. To participate in the virtual meeting, you will need a 12-digit control number assigned by Continental. The meeting webcast will begin promptly at 9:00 a.m., Eastern time. BSGA encourages you to access the Extraordinary General Meeting prior to the start time and you should allow ample time for the check-in procedures.
Q:
Who may vote at the Extraordinary General Meeting?

A:
Only holders of record of BSGA ordinary shares as of the close of business on the Record Date may vote at the Extraordinary General Meeting of shareholders. As of the Record Date, there were 3,505,888 ordinary shares outstanding and entitled to vote. See the section entitled “Extraordinary General Meeting of BSGA Shareholders — Record Date; Who is Entitled to Vote” for further information.

Q:
What is the quorum requirement for the Extraordinary General Meeting?

A:
Shareholders representing not less than 50 percent of the ordinary shares issued and outstanding as of the Record Date and entitled to vote at the Extraordinary General Meeting must be present in person physically or by virtual attendance or represented by proxy in order to hold the Extraordinary General Meeting and conduct business. This is called a quorum. Ordinary shares will be counted for purposes of determining if there is a quorum if the shareholder (i) is present and entitled to vote at the meeting, or (ii) has properly submitted a proxy card or voting instructions through a broker, bank, or custodian. In the absence of a quorum, shareholders representing a majority of the votes present in person or represented by proxy at such meeting may adjourn the meeting until a quorum is present.

Q:
Am I required to vote against the Business Combination Proposal in order to have my Public Shares redeemed?

A:
No. You are not required to vote against the Business Combination Proposal in order to have the right to demand that BSGA redeem your Public Shares for cash equal to your pro rata share of the aggregate amount then on deposit in the Trust Account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the Trust Account, net of taxes payable). These rights to demand redemption of Public Shares for cash are sometimes referred to herein as “Redemption Rights.” If the Business Combination is not completed, holders of Public Shares electing to exercise their Redemption Rights will not be entitled to receive such payments and their BSGA Ordinary Shares will be returned to them.
Q:
How do I exercise my Redemption Rights?

A:
If you are a public shareholder and you seek to have your Public Shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on [•], 2023 (at least two business days before the Extraordinary General Meeting), that BSGA redeem your shares into cash; and (ii) submit your request in writing to Continental, at the address listed at the end of this section and deliver your shares to Continental physically or electronically using DTC’s DWAC (Deposit/Withdrawal at Custodian) System at least two business days before the Extraordinary General Meeting.

Any corrected or changed written demand of Redemption Rights must be received by Continental, two business days before the Extraordinary General Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to Continental at least two business days before the Extraordinary General Meeting.
Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with our consent, until the vote is taken with respect to the Proposals. If you delivered your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent.
BSGA Shareholders may seek to have their public shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of ordinary shares as of the Record Date. Any public shareholder who holds ordinary shares on or before [•], 2023 (two business days before the Extraordinary General Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, at the consummation of the Business Combination.
The actual per share redemption price will be equal to the aggregate amount then on deposit in the Trust Account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the Trust Account, net of taxes payable), divided by the number of ordinary shares underlying the BSGA Units sold in the IPO. Please see the section entitled “Extraordinary General Meeting of BSGA Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your ordinary shares for cash.
Q:
What is the recommendation of the BSGA Board?

A:
After careful consideration, the BSGA Board unanimously recommends that such BSGA Shareholders, vote “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the Initial Mergers Proposal, “FOR” the approval of the Nasdaq Proposal, “FOR” the approval of the Governing Documents Proposal, “FOR” the approval of each of the Governing Documents Proposals A to D, “FOR” the approval of the BTG Incentive Plan Proposal, and “FOR” the approval of the Adjournment Proposal. For details on the required votes to approve each proposal, see the section entitled “What vote is required to approve the Proposals?”

Q:
How can I vote?

A:
If you are a BSGA Shareholder of record, you may vote in person (physically or by virtual appearance) at the Extraordinary General Meeting or vote by proxy using the enclosed proxy card, the Internet or telephone. Whether or not you plan to participate in the Extraordinary General Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have already voted by proxy, you may still attend the virtual Extraordinary General Meeting and vote online, if you choose.

To vote online at the Extraordinary General Meeting, follow the instructions below under “How may I participate in the Extraordinary General Meeting virtually?”

To vote using the proxy card, please complete, sign and date the proxy card and return it in the prepaid envelope. If you return your signed proxy card before the Extraordinary General Meeting, we will vote your shares as you direct.
To vote via the telephone, you can vote by calling the telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.
To vote via the Internet, please go to https://www.cstproxy.com/bluesafarigroup/2023 and follow the instructions. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded.
Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day until 11:59 p.m. Eastern Time on [•], 2023. After that, telephone and Internet voting will be closed, and if you want to vote your shares, you will either need to ensure that your proxy card is received before the date of the Extraordinary General Meeting or attend the virtual Meeting to vote your shares online.
If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.
If you plan to vote at the virtual Meeting, you will need to contact Continental at the phone number or email below to receive a control number and you must obtain a legal proxy from your broker, bank or other nominee reflecting the number of ordinary shares you held as of the Record Date, your name and email address. You must contact Continental for specific instructions on how to receive the control number. Please allow up to 72 hours prior to the meeting for processing your control number.
After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Extraordinary General Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to proxy@continentalstock.com and obtain a valid control number, then login to https://www.cstproxy.com/bluesafarigroup/2023. Requests for registration must be received no later than 11.59 p.m., Eastern Time, on the night before the meeting date [•], 2023.
You will receive a confirmation of your registration by email after we receive your registration materials. We encourage you to access the Extraordinary General Meeting prior to the start time leaving ample time for the check in.
Q:
How may I participate in the Extraordinary General Meeting virtually?

A:
If you are a shareholder of record as of the Record Date for the Extraordinary General Meeting, you should receive a proxy card from Continental, containing instructions on how to attend the Extraordinary General Meeting virtually including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental at 917-262-2373 or email proxy@continentalstock.com. You can pre-register to attend the Extraordinary General Meeting virtually starting on [•], 2023. Go to https://www.cstproxy.com/bluesafarigroup/2023, enter the control number found on your proxy card you previously received, as well as your name and email address. Once you pre-register you can vote or enter questions in the chat box. At the start of the Extraordinary General Meeting you will need to re-log into https://www.cstproxy.com/bluesafarigroup/2023 using your control number.

If your shares are held in street name, and you would like to join and not vote, Continental will issue you a guest control number. Either way, you must contact Continental for specific instructions on how to receive the control number. Please allow up to 72 hours prior to the meeting for processing your control number.

Q:
Who can help answer any other questions I might have about the Extraordinary General Meeting?

A:
If you have any questions concerning the virtual Meeting (including accessing the meeting by virtual means) or need help voting your ordinary shares, please contact Serena Shie at +852 9583 3199 or email serena@firsteuro.co.

The Notice of Extraordinary General Meeting, Proxy Statement and form of Proxy Card are available at: https://www.cstproxy.com/bluesafarigroup/2023.
Q:
If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A:
No. If you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any Proposal for which your broker does not have discretionary authority to vote. If a proposal is determined to be discretionary, your broker, bank or other holder of record is permitted to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, your broker, bank or other holder of record is not permitted to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a non-discretionary proposal because the holder of record has not received voting instructions from the beneficial owner. An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.

Each of the Proposals to be presented at the Extraordinary General Meeting is a non-discretionary proposal. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any of the Proposals. An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.
Q:
What if I abstain from voting or fail to instruct my bank, brokerage firm or nominee?

A:
BSGA will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the Extraordinary General Meeting. For purposes of approval, an abstention on any Proposals will not have any effect on the Proposal.

Q:
How can I submit a proxy?

A:
You may submit a proxy by (a) visiting https://www.cstproxy.com/bluesafarigroup/2023 and following the on-screen instructions (have your proxy card available when you access the webpage), or (b) calling toll-free +1 800-450-7155 within the U.S. and Canada or +1 857-999-9155 outside of the U.S. and Canada from any touch-tone phone and follow the instructions (have your proxy card available when you call), or (c) submitting your proxy card by mail by using the previously provided self-addressed, stamped envelope.

Q:
Can I change my vote after I have mailed my proxy card?

A:
Yes. You may change your vote at any time before your proxy is voted at the Extraordinary General Meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the Meeting in person and casting your vote or by voting again by the telephone or Internet voting options described below, or by submitting a written revocation stating that you would like to revoke your proxy that our proxy solicitor receives prior to the Extraordinary General Meeting. If you hold your ordinary shares through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to Continental.

Unless revoked, a proxy will be voted at the virtual Meeting in accordance with the shareholder’s indicated instructions. In the absence of instructions, proxies will be voted FOR each of the Proposals.

Q:
What will happen if I return my proxy card without indicating how to vote?

A:
If you sign and return your proxy card without indicating how to vote on any particular Proposal, the ordinary shares represented by your proxy will be voted in favor of each Proposal. Proxy cards that are returned without a signature will not be counted as present at the Extraordinary General Meeting and cannot be voted.

Q:
Should I send in my share certificates now to have my ordinary shares redeemed?

A:
BSGA Shareholders who intend to have their public shares redeemed should send their certificates to Continental at least two business days before the Extraordinary General Meeting. Please see the section entitled “Extraordinary General Meeting of BSGA Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your public shares for cash.

Q:
Who will solicit the proxies and pay the cost of soliciting proxies for the Extraordinary General Meeting?

A:
BSGA will pay the cost of soliciting proxies for the Extraordinary General Meeting. BSGA has engaged Advantage Proxy, Inc. (“Advantage”) to assist in the solicitation of proxies for the Extraordinary General Meeting. BSGA has agreed to pay Advantage a fee of US$10,000, plus disbursements, and will reimburse Advantage for its reasonable out-of-pocket expenses and indemnify Advantage and its affiliates against certain claims, liabilities, losses, damages, and expenses. BSGA will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of ordinary shares for their expenses in forwarding soliciting materials to beneficial owners of the ordinary shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:
What happens if I sell my shares before the Extraordinary General Meeting?

A:
The Record Date for the Extraordinary General Meeting is earlier than the date of the Extraordinary General Meeting, as well as the date that the Business Combination is expected to be consummated. If you transfer your ordinary shares after the Record Date, but before the Extraordinary General Meeting, unless the transferee obtains from you a proxy to vote those shares, you would retain your right to vote at the Extraordinary General Meeting, but will transfer ownership of the shares and will not hold an interest in BSGA after the Business Combination is consummated.

Q:
When is the Business Combination expected to occur?

A:
Assuming the requisite regulatory and shareholder approvals are received, BSGA expects that the Business Combination will occur as soon as possible following the Extraordinary General Meeting, which is expected to occur in the first quarter of 2023.

Q:
Are Bitdeer’s shareholders required to approve the Business Combination?

A:
Yes. Bitdeer is seeking approval by shareholders of the Business Combination through a separate process and anticipates that such approval will be received prior to the consummation of the Business Combination.

Q:
Are there risks associated with the Business Combination that I should consider in deciding how to vote?

A:
Yes. There are a number of risks related to the Business Combination and other transactions contemplated by the Merger Agreement that are discussed in this proxy statement/prospectus. Please read with particular care the detailed description of the risks described in “Risk Factors” beginning on page 40 of this proxy statement/prospectus.

Q:
May I seek statutory appraisal rights or dissenter rights with respect to my shares?

A:
Appraisal rights are available to holders of BSGA Ordinary Shares in connection with the proposed Business Combination. For additional information, see the section entitled “The Extraordinary General Meeting of BSGA Shareholders — Appraisal Rights.”

Q:
What happens to the funds deposited in the Trust Account at consummation of the Business Combination?

A:
At consummation of the Business Combination, the funds in the Trust Account will be used to pay holders of the BSGA Public Shares who exercise their redemption rights, to pay transaction expenses incurred in connection with the Business Combination, including approximately US$[•] million for working capital of BTG and its subsidiaries and general corporate purposes of BTG and its subsidiaries. As of the date hereof, there were cash and marketable securities held in the Trust Account of approximately US$[•] million. These funds will not be released until the earlier of the completion of BSGA’s initial business combination or the redemption of BSGA Public Shares if BSGA is unable to complete an initial business combination by June 14, 2023 or the applicable deadline as may be extended by BSGA up to December 14, 2023 pursuant to Existing BSGA Articles (or a later date approved by BSGA Shareholders) (the “Combination Deadline”). BSGA estimates that, based on the balance of the Trust Account as of the date of this proxy statement/prospectus, approximately US$[•] per share redemption price will be paid to the public shareholders exercising their redemption rights.

Q:
What happens if a substantial number of BSGA Public Shareholders vote in favor of the Business Combination Proposal and exercise their Redemption Rights?

A:
BSAG Public Shareholders may vote in favor of the Business Combination and still exercise their redemption rights; provided, however, that in the event that any closing condition provided in the Merger Agreement is not satisfied or otherwise waived, then the Business Combination will not be consummated. If shares are redeemed, the conditions to the Business Combination may not be satisfied and the Business Combination may not close or the trading market for BTG’s securities following the Closing and BTG’s financial position may be impacted by the redemption.

Q:
What equity stake will current BSGA Shareholders and Bitdeer securities holders hold in BTG immediately after the consummation of the Business Combination?

A:
It is anticipated that, upon completion of the Business Combination, the ownership of BTG Ordinary Shares will be as set forth in the table below:

	Scenario 1 Pro Forma Combined (Assuming No Redemptions)		Scenario 2 Pro Forma Combined (Assuming Illustrative Redemptions)(4)		Scenario 3 Pro Forma Combined (Assuming Maximum Redemptions)
	Ownership in shares	Ownership %	Ownership in shares	Ownership %	Ownership in shares	Ownership %
BSGA Public Shareholders(1)	2,293,388	1.9%	1,434,194	1.2%	575,000	0.5%
BSGA Sponsor, current directors, officers and affiliates , and representative shares(2)	1,816,750	1.5%	1,816,750	1.6%	1,816,750	1.5%
Bitdeer Shareholders(3)	113,736,205	96.6%	113,736,205	97.2%	113,736,205	98.0%
Total	117,864,343	100.0%	116,987,149	100.0%	116,127,955	100.0%

(1)
Including one right to receive one-tenth of one BTG Share upon consummation of the Business Combination.

(2)
Including 57,500 representative shares issued at IPO as compensation for their services.

(3)
Including Bitdeer Preference Shares outstanding immediately prior to the Business Combination on an as converted basis and excluding Bitdeer RSUs and Bitdeer Convertible Note outstanding prior to the Business Combination.

(4)
Assuming 50% of the Public Shares will be redeemed.

Shareholders will experience additional dilution to the extent BTG issues additional shares after the Closing. The table above excludes (a) up to 4,263,795 BTG Ordinary Shares that may be issued upon conversion of US$30,000,000 principal amount of the Bitdeer Convertible Note and (b) up to 22,895,522 BTG Ordinary Shares that will be available for issuance under the Bitdeer Plan, which will be equal to

2,548,933,157 shares multiplied by the Exchange Ratio (as defined in the Merger Agreement). The following table illustrates the impact on relative ownership levels assuming the issuance of all such shares.
	Scenario 1 Pro Forma Combined (Assuming No Redemptions)		Scenario 2 Pro Forma Combined (Assuming Illustrative Redemptions)(4)		Scenario 3 Pro Forma Combined (Assuming Maximum Redemptions)
	Ownership in shares	Ownership %	Ownership in shares	Ownership %	Ownership in shares	Ownership %
BSGA Public Shareholders(1)	2,293,388	1.6%	1,434,194	1.0%	575,000	0.4%
BSGA Sponsor, current directors, officers and affiliates , and representative shares(2) .	1,816,750	1.3%	1,816,750	1.3%	1,816,750	1.3%
Bitdeer Shareholders(3)	113,736,205	78.4%	113,736,205	78.8%	113,736,205	79.3%
Shares underlying Bitdeer Convertible note	4,263,795	2.9%	4,263,795	3.0%	4,263,795	3.0%
Shares initially reserved for issuance under the Bitdeer Plan	22,895,522	15.8%	22,895,522	15.9%	22,895,522	16.0%
Total	145,005,660	100.0%	144,146,466	100.0%	143,287,272	100.0%

(1)
Including one right to receive one-tenth of one BTG Share upon consummation of the Business Combination.

(2)
Including 57,500 representative shares issued at IPO as compensation for their services.

(3)
Including Bitdeer Preference Shares outstanding immediately prior to the Business Combination on an as converted basis and excluding Bitdeer RSUs and Bitdeer Convertible Note outstanding prior to the Business Combination.

(4)
Assuming 50% of the Public Shares will be redeemed.

If the actual facts are different than the assumptions set forth above, the share numbers set forth above will be different.
Additionally, the underwriters in the IPO are entitled to deferred compensation upon closing of the Business Combination in the amount of US$2,012,500, which amount is not subject to change based on redemption levels. The underwriters in the IPO were also issued 57,500 BSGA Class A Ordinary Shares at the closing of the IPO as compensation for their services in the IPO. Such shares are not subject to change based on redemption levels and are included as shares held by BSGA Public Shareholders in each of the tables above. The following table illustrates the effective deferred underwriting fee on a percentage basis for Public Shares at each redemption level identified below:
	Scenario 1 Pro Forma Combined (Assuming No Redemptions)	Scenario 2 Pro Forma Combined (Assuming Illustrative Redemptions)(1)	Scenario 3 Pro Forma Combined (Assuming Maximum Redemptions)
Unredeemed Public Shares	1,718,388	859,194	—
Trust Proceeds to BSGA	17,355,719	8,677,859	—
Deferred Underwriting Fees	2,012,500	2,012,500	2,012,500
Effective Deferred Underwriting Fee (%)	11.6%	23.2%	100.0%

(1)
Assuming 50% of the Public Shares will be redeemed.

Q:
What happens if the Business Combination is not consummated?

A:
If BSGA does not consummate the Business Combination by the Combination Deadline, then pursuant to Article 24 of the Existing BSGA Articles, BSGA’s officers must take all action necessary (i) to redeem the public shares within 10 days in cash at a per-share amount equal to the applicable per-share redemption price and (ii) as promptly as practicable, to cease all operations except for the purpose of making such distribution and any subsequent winding up of the BSGA’s affairs. Following dissolution, BSGA will no longer exist as a company. In any liquidation, the funds held in the Trust Account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets, will be distributed pro-rata to holders of ordinary shares who acquired such shares in the IPO or in the aftermarket. The estimated consideration that each ordinary share would be paid at liquidation would be approximately US$[•] per share for shareholders based on amounts on deposit in the Trust Account as of the date of this proxy statement/prospectus. The closing price of BSGA Ordinary Shares on Nasdaq as of March 6, 2023 was US$10.60. The Initial Shareholders waived the right to any liquidation distribution with respect to any ordinary shares held by them.

Q:
If I am a holder of BSGA Units, can I exercise Redemption Rights with respect to my BSGA Units?

A:
No. Holders of outstanding BSGA Units must elect to separate the units into the underlying public shares and public rights prior to exercising redemption rights with respect to the public shares. If you hold your units in an account at a brokerage firm or bank, you must notify your broker or bank that you elect to separate the BSGA Units into the underlying public shares and public rights of BSGA, or if you hold units registered in your own name, you must contact Continental, BSGA’s transfer agent, directly and instruct them to do so. The Redemption Rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to the transfer agent in order to validly redeem its shares. If you fail to cause your units to be separated and delivered to Continental, prior to 9:00 a.m., Eastern time, on        , you will not be able to exercise your redemption rights with respect to your Public Shares.

Q:
If I am a holder of BSGA Rights, can I exercise Redemption Rights with respect to my rights?

A:
No. Holders of BSGA Rights have no Redemption Rights.

Q:
What are the U.S. federal income tax consequences of exercising my Redemption Rights?

A:
The receipt of cash by a U.S. holder of BSGA Class A Ordinary Shares in redemption of such shares will be a taxable transaction for U.S. federal income tax purposes. Please see the section entitled “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — Consequences of a Redemption of BSGA Class A Ordinary Shares” for additional information. You are urged to consult your tax adviser regarding the tax consequences of exercising your redemption rights.

Q:
What are the U.S. federal income tax consequences of the Business Combination to me?

A:
As discussed in more detail in the section entitled “Material Tax Considerations — Material U.S. Federal Income Tax Considerations,” U.S. holders of BSGA Class A Ordinary Shares should expect the exchange of their shares pursuant to the Business Combination to be a nontaxable transaction for U.S. federal income tax purposes. U.S. holders of BSGA Rights should also expect the same treatment, although there can be no assurance that the IRS will not assert that the transaction is not tax-free to holders of the BSGA Rights even if it is otherwise tax-free to the holders of BSGA Class A Ordinary Shares. See the section entitled “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — Consequences of the Business Combination.”

The discussion of the U.S. federal income tax consequences contained in this proxy statement/prospectus is intended to provide only a general discussion and is not a complete analysis or description of all of the U.S. federal income tax considerations that are applicable to you in respect of the Business Combination, nor does it address any tax considerations arising under U.S. state or local or non-U.S. tax laws. You are urged to consult your tax adviser regarding the tax consequences of the Business Combination to you.

Q:
Who will manage BTG after the Business Combination?

A:
As a condition to the closing of the Business Combination, all of the officers and directors of BSGA will resign. For information on the anticipated management of BTG, see the section entitled “BTG’s Directors and Officers Following the Business Combination” in this proxy statement/prospectus.

Q:
Who can help answer my questions?

A:
If you have questions about the Proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact BSGA’s proxy solicitor at:

Karen Smith
Advantage Proxy Inc.
PO Box 13581
Des Moines, WA 98198
Toll Free: 1-877-870-8565
Collect: 1-206-870-8565
Email: ksmith@advantageproxy.com
You may also obtain additional information about BSGA from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS
This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the Extraordinary General Meeting, including the Business Combination, you should read this entire document carefully, including the Merger Agreement attached as Annex A-1, Annex A-2, Annex A-3 and Annex A-4 to this proxy statement/prospectus. The Merger Agreement is the legal document that governs the Business Combination and the other transactions that shall be undertaken in connection with the Business Combination. It is also described in detail in this proxy statement/prospectus in the section entitled “The Business Combination Proposal — The Merger Agreement” Capitalized terms used in this Summary of the Proxy Statement/Prospectus not otherwise defined in this proxy statement/ prospectus shall have the meanings ascribed to them in the Merger Agreement.
The Parties to the Business Combination
Bitdeer
Bitdeer is a world-leading technology company for the cryptocurrency mining community. As of June 30, 2022, Bitdeer was the world’s second largest holder of proprietary hash rate, which is defined as hash rate generated from proprietary mining machines; by allocating part of our proprietary hash rate for sale, we were the world’s largest supplier of hash rate, as measured by hash rate for sale in the cloud hash rate sharing market, which is defined as a market where players sell part of their hash rate to customers, according to Frost & Sullivan.
Bitdeer mines cryptocurrencies for its own account and serves the cryptocurrency mining community by providing innovative, reliable and easy-to-use cryptocurrency mining solutions. Headquartered in Singapore, Bitdeer currently operates five proprietary mining datacenters in the United States and Norway with an aggregate electricity capacity of 522MW as of June 30, 2022, which it had increased to 775MW by the end of 2022 by expanding footprints to six mining datacenters globally. To date, Bitdeer primarily operates three business lines — “proprietary mining,” “hash rate sharing” and “hosting,” all of which are supported by Minerplus, Bitdeer’s self-developed integrated intelligent software platform, to enhance operational efficiency.
Bitdeer is an exempted company with limited liability incorporated on November 18, 2020 under the laws of the Cayman Islands. The mailing address of Bitdeer’s principal executive office is 08 Kallang Avenue, Aperia tower 1, #09-03/04, Singapore 339509 and its contact number is +65 62828220. Bitdeer’s corporate website address is https://www.bitdeer.com. Bitdeer’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement/prospectus. After the consummation of the Business Combination at the Closing on the Closing Date, Bitdeer will become a wholly-owned subsidiary of BTG.
BSGA
BSGA is a blank check company incorporated as a BVI business company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses in the financial technology (FinTech), information technology (InfoTech), insurance technology (InsurTech) and business services.
BTG
Immediately following the Business Combination, BTG will qualify as a foreign private issuer as defined in Rule 3b-4 under the Exchange Act. Also, BTG will be a “controlled company” within the meaning of the Nasdaq corporate governance standards and eligible to take advantage of exemptions from certain Nasdaq corporate governance standards. BTG was incorporated on December 8, 2021, solely for the purpose of effectuating the Business Combination described herein. BTG was incorporated under the laws of the Cayman Islands as an exempted company limited by shares. BTG does not own any material assets and does not operate any business.
As of the consummation of the Business Combination at the Closing on the Closing Date, the number of directors of BTG will be increased to seven, three of whom shall be independent directors. The mailing address of BTG is Harbour Place, 2nd Floor, 103 South Church Street, P.O. Box 472, George Town, Cayman Islands, KY1-1106. After the consummation of the Business Combination at the Closing on the Closing Date, BTG will become the continuing public company.
The Business Combination Proposal
The Merger Agreement contemplates three mergers in connection with the Business Combination, consisting of the First SPAC Merger, the Second SPAC Merger and the Acquisition Merger. At the effective time of the First SPAC Merger, BSGA Merger Sub 1 will be merged with and into BSGA, and the separate corporate existence of BSGA Merger Sub 1 will cease and BSGA will continue as the surviving company under the laws of the British Virgin Islands. Immediately following the First SPAC Merger and at the effective time of the Second SPAC Merger, BSGA will be merged with and into BSGA Merger Sub 2 and BSGA Merger Sub 2 will continue as the surviving company in the Second SPAC Merger under the laws of the British Virgin Islands as a wholly-owned subsidiary of BTG. Following the Second SPAC Merger, at the effective time of the Acquisition Merger, Bitdeer Merger Sub will be merged with and into Bitdeer. Following the Acquisition Merger, the separate corporate existence of Bitdeer Merger Sub will cease and Bitdeer will continue as the surviving company in the Acquisition Merger under the laws of the Cayman Islands and become a wholly-owned subsidiary of BTG.
Reasons for the Structure of the Business Combination
As contemplated by the Merger Agreement, the Business Combination will be consummated via a multiple-merger structure (also known as “double dummy”), consisting of the Initial Mergers and the Acquisition Merger. Under such structure, each of BSGA and Bitdeer will merge with a subsidiary of BTG, a newly formed company, through the Initial Mergers and the Acquisition Merger, respectively. Upon the consummation of the Business Combination, BTG will be the public company listed on Nasdaq. The multiple-merger structure was chosen by the parties to the Merger Agreement for business, legal and accounting reasons. In particular, given BTG’s eligibility as a foreign private issuer, its reporting obligations under U.S. securities laws will be less burdensome compared to domestic registrants and BTG will be able to prepare and file its financial statements in accordance with the International Financial Reporting Standards. Such benefit will not be available immediately upon Closing if the Business Combination were to be conducted through a reverse triangular merger in which Bitdeer would be acquired directly by BSGA, which would continue to report as a domestic registrant upon Closing until further assessment of factors such as its shareholder base and location of assets at a future date pursuant to U.S. securities laws. Operationally, following the Business Combination conducted via the proposed structure, BTG will be a holding company that will operate Bitdeer’s current business through its subsidiaries, which is consistent with the expectations of Bitdeer and BSGA’s management in relation to post-Business Combination corporate and operational structure.
In addition, the Initial Mergers are structured as two separate mergers primarily for U.S. tax reasons. The exchange of BSGA Securities (as defined in “Material U.S. Federal Income Tax Considerations”) for BTG Class A Ordinary Shares pursuant to the Business Combination is intended to qualify as a tax-free transaction for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations — Consequences of the Business Combination — Qualification of the Initial Mergers as a Reorganization.” The Initial Mergers that effect the exchange of BSGA Securities for BTG Class A Ordinary Shares are structured as a two-step merger in the form of the First SPAC Merger and the Second SPAC Merger to reduce the risk that holders will be subject to U.S. federal income tax on the exchange of their BSGA Securities for BTG Class A Ordinary Shares.
Conditions to Closing
The Closing is subject to the satisfaction or waiver of certain customary conditions by the parties thereto, including, among others, (i) approval of the mergers and the transactions contemplated by the Merger Agreement by the shareholders of BSGA and Bitdeer; (ii) effectiveness of the Registration Statement; (iii) expiration or termination of the waiting period under antitrust laws; (iv) receipt of approval for listing on the Nasdaq Capital Market of BTG Class A Ordinary Shares; and (v) BSGA having at least US$5,000,001 of net tangible assets remaining immediately after the Closing.

In addition, the obligations of each of BSGA and Bitdeer to consummate the transactions contemplated by the Merger Agreement are subject to customary conditions, including, among other aspects, (i) the accuracy of the representations and warranties of the other party (subject to customary bring-down standards); and (ii) the covenants of the other party having been performed in all material respects.
Related Agreements
Voting and Support Agreement
Concurrently with the execution of the Merger Agreement, BTG, BSGA and Bitdeer also entered into a Voting and Support Agreement with certain Bitdeer shareholder (the “Supporting Shareholder”) with respect to the shares of Bitdeer currently owned by the Supporting Shareholder. The Voting and Support Agreement provides that the Supporting Shareholder will appear at shareholders meetings of Bitdeer and vote, consent or approve the Merger Agreement and the transactions contemplated by the Merger Agreement, whether at a shareholder meeting of Bitdeer or by written consent. It further provides that the Supporting Shareholder will vote against (or act by written consent against) any alternative proposals or actions that would impede, interfere with, delay, postpone or adversely affect the transactions contemplated by the Merger Agreement.
Lock-up Agreement
Concurrently with the closing of the Merger Agreement, certain holders of at least 95% of the outstanding shares of the Company immediately prior to the closing (collectively, the “Lock-up Shareholders”) will enter into certain lock-up agreements (the “Lock-up Agreements”) with BTG, pursuant to which each Lock-up Shareholder agrees to, among other things, lock up all equity interests of BTG held by such Lock-up Shareholder immediately after the effective time of the Acquisition Merger for a period of 180 days from such effective time, subject to certain exceptions.
Merger Consideration
In accordance with the terms and subject to the conditions of the Merger Agreement, upon the effective time of the First SPAC Merger, (i) each issued and outstanding BSGA Ordinary Share will be cancelled and exchanged for the right to receive one BTG Class A Ordinary Share, and (ii) each BSGA Right will be cancelled and exchanged for the right to receive one-tenth (1/10) of a BTG Class A Ordinary Share in the same manner as BSGA Ordinary Share as set forth in subclause (i), with fractional shares to be either rounded up to the nearest whole share or otherwise addressed in accordance with the applicable provisions of British Virgin Islands law.
At the effective time of the First SPAC Merger, (i) each BSGA Ordinary Share issued and outstanding immediately prior to the effective time of the First SPAC Merger (other than the BSGA Dissenting Shares) will be cancelled and cease to exist in exchange for the right to receive one BTG Class A Ordinary Share, except that the BSGA Ordinary Shares that are owned by BSGA as treasury shares or owned by any direct or indirect subsidiary of BSGA will be canceled and cease to exist without any consideration; (ii) each BSGA Dissenting Share owned by BSGA shareholders who have validly exercised and not effectively withdrawn or lost their rights to dissent from the First SPAC Merger pursuant to BVI Companies Act will represent only the right to receive the payment resulting from the procedure set forth in the BVI Companies Act with respect to the BSGA Dissenting Shares owned by such BSGA Shareholders, and (iii) the one share of BTG that was outstanding immediately prior to the effective time of the First SPAC Merger will be redeemed for an amount of US$0.0000001 and cancelled.
At the effective time of the Acquisition Merger, (i) each Bitdeer Ordinary Share and each Bitdeer Preference Share issued and outstanding immediately prior to the effective time of the Acquisition Merger (other than any Key Executive Shares and Bitdeer Dissenting Shares) will be cancelled and cease to exist in exchange for the right to receive such number of BTG Class A Ordinary Shares that is equal to the Exchange Ratio; (ii) each Key Executive Share issued and outstanding immediately prior to the effective time of the Acquisition Merger will be cancelled and cease to exist in exchange for the right to receive such number of BTG Class V Ordinary Shares that is equal to the Exchange Ratio; (iii) each Bitdeer RSU outstanding immediately prior to the effective time of the Acquisition Merger, whether vested or unvested, will be assumed by BTG and converted into an award of restricted share units, representing the right to receive, on the same terms and conditions (including applicable vesting, settlement and expiration provisions) as applied to such Bitdeer RSU immediately prior to the effective time of the Acquisition Merger, BTG Class A Ordinary Shares, except that the number of BTG Class A Ordinary Shares subject to such restricted share units will equal the product of the number of Bitdeer Ordinary Shares that were subject to such Bitdeer RSU multiplied by the Exchange Ratio, rounded down to the nearest whole share; (iv) the Bitdeer Convertible Note outstanding immediately prior to the effective time of the Acquisition Merger will be assumed by BTG and represent the rights to receive, on the same terms and conditions as applied to such Bitdeer Convertible Note, BTG Class A Ordinary Shares, except that the number of BTG Class A Ordinary Shares to be received upon conversion of the Bitdeer Convertible Note will equal the product of the number of Bitdeer Ordinary Shares issuable upon conversion of the Bitdeer Convertible Note multiplied by the Exchange Ratio, rounded down to the nearest whole share; and (v) each Bitdeer Dissenting Share owned by Bitdeer shareholders who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Acquisition Merger pursuant to the Cayman Companies Act will represent only the right to receive the payment resulting from the procedure set forth in the Cayman Companies Act with respect to the Bitdeer Dissenting Shares owned by such Bitdeer shareholders.
Reasons for BSGA Board’s Approval of the Business Combination
BSGA was formed to complete a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more business entities. The BSGA Board sought to do so by using the networks and industry experience of both the Sponsor, the BSGA Board, and the BSGA management to identify and acquire one or more businesses.
In evaluating the transaction with Bitdeer, the BSGA Board consulted with its legal counsel and accounting and other advisors and considered a range of factors. In particular, the BSGA Board considered, among others, the following factors, although not weighted or in any order of significance:
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Bitdeer satisfies a number of acquisition criteria that BSGA had established to evaluate prospective business combination targets.   The BSGA Board determined that Bitdeer satisfies a number of criteria and guidelines set forth during its initial public offering, including (i) unique competitive advantage in the markets and/or underexploited growth opportunities that BSGA is uniquely positioned to identify; (ii) strong management team that can create significant value; and (iii) potential to generate strong free cash flow.

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Favorable prospects for future growth.    Information from BSGA and Bitdeer’s management regarding (i) Bitdeer’s business, prospects, financial condition, operations, technology, services, management, competitive position, and strategic business goals and objectives; (ii) general economic, industry, regulatory, and financial market conditions; and (iii) opportunities and competitive factors within Bitdeer’s industry.

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World’s largest scale of proprietary hash rate.   Bitdeer was the world’s largest holder of proprietary hash rate for Bitcoin as of June 30, 2021, according to Frost & Sullivan. Its proprietary hash rate provides it with a clear edge in all of its business lines and anchors its unique business model.

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Unique business model powers organic hash rate expansion.    Bitdeer established a business model that allows it to constantly reinforce its market-leading position and outpace our competitors in terms of scaling up our proprietary hash rate.

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Ample power supply and low electricity cost secured by global mining datacenters.   Bitdeer strategically opened five mining datacenters in the United States and Norway, where low electricity cost and crypto-friendly policies support stable operations. With experience in site selection, facility design, construction and maintenance in over 30 locations around the globe, Bitdeer’s dedicated global team for mining datacenter construction understands the critical needs of mining as well as the complex and constantly evolving global landscape of electricity supply. They also have extensive connections with local electricity experts and power enterprises around the world.

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Visionary management team with a proven track record of innovation and execution.   Bitdeer is led by a management team with extensive experience in the cryptocurrency industry, encompassing research and development, mining and sales of mining machines, and many of them are pioneers in mining datacenters construction and operation.

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Best Available Opportunity.   The BSGA Board determined, after a thorough review of other business combination opportunities reasonably available to BSGA, that the proposed Business Combination represents the best potential business combination for BSGA based upon the process utilized to evaluate and assess other potential acquisition targets, and the BSGA Board’s belief that such processes had not presented a better alternative.

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Continued Significant Ownership by Bitdeer.   The BSGA Board considered that Bitdeer’s existing equity holders would be receiving a significant amount of BTG Class A Ordinary Shares in the proposed Business Combination and that Bitdeer’s principal shareholders and key executives are “rolling over” their existing equity interests of Bitdeer into equity interests in BTG. The current Bitdeer Shareholders are expected to own approximately 93.9% of the outstanding BTG Class A Ordinary Shares, constituting approximately 11.0% of the voting power of the BTG Ordinary Shares voting together as a single class, assuming (i) none of BSGA’s public shareholders exercise their redemption rights in connection with the Business Combination and (ii) no Bitdeer’s shareholder exercises its dissenters’ rights. If the actual facts are different from these assumptions, the percentage ownership retained by Bitdeer’s existing shareholders in BTG will be different.

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Use of Retained Proceeds.   As represented by Bitdeer’s management, the proceeds to be delivered to BTG in connection with the Business Combination (including funds that remain in BSGA’s trust account after taking into effect redemptions), are expected to remain on the balance sheet of BTG after Closing in order to fund Bitdeer’s existing operations and support new and existing growth initiatives. The BSGA Board considered this factor a sign of commitment by Bitdeer’s management to Bitdeer’s business following the Business Combination and their confidence in the benefits to be realized as a result of the Business Combination.

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Likelihood of Closing the Business Combination.   The BSGA Board believes that an acquisition by BSGA has a reasonable likelihood of closing without potential issues under applicable antitrust and competition laws and without potential issues from any regulatory authorities.

For a more complete description of BSGA Board’s reasons for approving the Business Combination, including other factors and risks considered by the BSGA Board, see the section entitled “The Business Combination Proposal — Reasons for BSGA Board’s Approval of the Business Combination.”
Opinion of BSGA’s Valuation Advisor
BSGA retained Royson to provide to the BSGA Board with an opinion regarding the valuation of Bitdeer. BSGA also retained an international accounting firm, (the “Audit Firm”), to further review Royson’s work product regarding the reasonableness of the methodologies as well as the results thereof. Royson provided BSGA with their opinion dated November 17, 2021 (the “Original Valuation Report”), an updated opinion dated December 14, 2021 (the “Updated Valuation Report”) and a further updated opinion dated March 7, 2023 (the “2023 Valuation Report”), which were reviewed by the Audit Firm. Royson’s updated opinion as set forth in the 2023 Valuation Report, based upon its investigation, analysis and assumptions described therein and the appraisal method employed, is that the fair market value of the 100% non-controlling equity interest in Bitdeer as of February 17, 2023, being the Final Appraisal Date, is reasonably stated to be one billion, two hundred and fifty six million (US$1,256,000,000). See the section entitled “The Business Combination Proposal — Valuation Reports of BSGA’s Valuation Advisor — 2023 Valuation Report of BSGA’s Valuation Advisor” and the valuation reports of Royson attached hereto as Annex D for more details.
Fairness Opinion of BSGA’s Financial Advisor
IJW delivered a written opinion, dated March 7, 2023, addressed to the BSGA Board to the effect that, as of the date of the opinion and based upon and subject to the assumptions, conditions and limitations set forth in the opinion, the consideration to be paid by BSGA in the Business Combination pursuant to the term of the transaction, was fair, from a financial point of view, to the shareholders of BSGA. See the section entitled “The Business Combination Proposal — Fairness Opinion of BSGA’s Financial Advisor,” and the fairness opinion of IJW attached hereto as Annex E for more details.
The full text of IJW’s written opinion, dated March 7, 2023, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion (which are also summarized herein), is attached as Annex E to this proxy statement/prospectus and is incorporated herein by reference. IJW’s opinion was provided for the use and benefit of the BSGA Board (solely in its capacity as such and not in any other capacity) in its evaluation of the Business Combination (and, in its engagement letter, IJW provided its consent to the inclusion of the text of its opinion as part of this proxy statement/prospectus). IJW’s opinion is limited solely to the fairness, from a financial point of view, of the consideration to be paid by BSGA in the Business Combination and does not address BSGA’s underlying business decision to effect the Business Combination or the relative merits of the Business Combination as compared to any alternative business strategies or transactions that might be available to BSGA. IJW’s opinion does not constitute a recommendation as to how any shareholder of BSGA should vote or act with respect to the Business Combination or any other matter.
Ownership and Transaction Structure
The following diagrams illustrate in simplified terms the current structure of each of BSGA and Bitdeer, the steps of the proposed Business Combination, and the expected structure after the Business Combination.

*
Treated as a disregarded entity for U.S. federal income tax purposes.

Certain Information Relating to BTG and BSGA
BTG Listing
BTG plans to apply for listing, to be effective at the time of the Closing of the Business Combination, of the BTG Class A Ordinary Shares on Nasdaq and will obtain clearance by DTC as promptly as practicable following the issuance thereof, subject to official notice of issuance, prior to the Closing Date.
Delisting and Deregistration of BSGA
If the Business Combination is completed, BSGA Class A Ordinary Shares, BSGA Units and BSGA Rights shall be delisted from Nasdaq and will be deregistered under the Exchange Act.
Emerging Growth Company
Upon consummation of the Business Combination, BTG will be an “emerging growth company” as defined in the JOBS Act. BTG will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which BTG has total annual gross revenue of at least US$1.07 billion or (c) in which BTG is deemed to be a large accelerated filer, which means the market value of BTG Shares held by non-affiliates exceeds US$700 million as of the last business day of BTG’s prior second fiscal quarter, BTG has been subject to Exchange Act reporting requirements for at least 12 calendar months; and filed at least one annual report, and (ii) the date on which BTG issued more than US$1.0 billion in non-convertible debt during the prior three-year period. BTG intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that BTG’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation.
Foreign Private Issuer
As a “foreign private issuer,” BTG will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that BTG must disclose differ from those governing U.S. companies pursuant to the Exchange Act. BTG will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.
In addition, as a “foreign private issuer,” BTG’s officers and directors and holders of more than 10% of the issued and outstanding BTG Class A Ordinary Shares, will be exempt from the rules under the Exchange Act requiring insiders to report purchases and sales of ordinary shares as well as from Section 16 short swing profit reporting and liability. See “Risk Factors — Risks Related to BTG — BTG is a foreign private issuer within the meaning of the rules under the Exchange Act, and as such, it is exempt from certain provisions applicable to domestic public companies in the United States.”
Controlled Company
Upon the closing of the Business Combination, Mr. Jihan Wu will control a majority of the voting power of BTG’s outstanding ordinary shares. As a result, BTG will be a “controlled company” within the meaning of applicable Nasdaq listing rules. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company.” For so long as BTG remains a “controlled company,” it may elect not to comply with certain corporate governance requirements, including the requirements:
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that a majority of the board of directors consists of independent directors;

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for an annual performance evaluation of the nominating and corporate governance and compensation committees;

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that it has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

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that it has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

BTG intends to use these exemptions upon the closing of the Business Combination and it may continue to use all or some of these exemptions in the future. As a result, you may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.
Anticipated Accounting Treatment
The Business Combination will be accounted for as a “reverse recapitalization” in accordance with IFRS. Under this method of accounting, BSGA will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the Bitdeer’s shareholders are expected to have a majority of the voting power of BTG, Bitdeer will comprise all of the ongoing operations of combined company, Bitdeer will comprise a majority of the governing body of combined company, and Bitdeer’s senior management will comprise all of the senior management of combined company. Since BSGA does not meet the definition of a business under IFRS, the transaction is outside the scope of IFRS 3, “Business Combinations”, and it is accounted for as an equity-settled, share-based payment transaction in accordance with IFRS 2, “Share-based Payments”. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Bitdeer issuing shares for the net assets of BSGA, accompanied by a recapitalization. The net assets of BSGA will be stated at historical costs. Any difference in the fair value of the consideration deemed to have been issued by Bitdeer and the fair value of BSGA’s identifiable net assets represents a listing service received by Bitdeer and is recorded through profit and loss. No goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of Bitdeer.
Regulatory Matters
The Merger Agreement and the transactions contemplated by the Merger Agreement are not subject as a closing condition to any additional federal, state or foreign regulatory requirement or approval, except for (i) the expiration or termination of applicable waiting periods (and any extension thereof) under the Hart-Scott-Rodio Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, and (ii) filings with the registrar of the Cayman Islands and British Virgin Islands necessary to effectuate the transactions contemplated by the Merger Agreement and the respective plans of merger.
Summary of Risk Factors
In evaluating the proposals to be presented at the Extraordinary General Meeting of the shareholders of BSGA, a shareholder should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section titled “Risk Factors.”
The consummation of the Business Combination at the Closing on the Closing Date, and the business and financial condition of BTG subsequent to the Closing are subject to numerous risks and uncertainties, including those highlighted in the section title “Risk Factors.” The occurrence of one or more of the events or circumstances described below, alone or in combination with other events or circumstances, may adversely affect BSGA’s ability to effect the Business Combination, and may have an adverse effect on the business, cash flows, financial condition and results of operations of BSGA prior to the Business Combination and that of BTG subsequent to the Business Combination. These risks include, among other things, the following:
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The cryptocurrency industry in which Bitdeer operates is characterized by constant changes. If Bitdeer fails to continuously innovate and to provide solutions or services that meet the expectations of its customers, it may be unable to attract new customers or retain existing customers.

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Bitdeer’s results of operations have been and are expected to continue to be significantly impacted by sharp Bitcoin price fluctuation.

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The supply of Bitcoins available for mining is limited and Bitdeer may not be able to quickly adapt to new businesses when all the Bitcoins have been mined.

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Although Bitdeer has an organic way of growing its mining fleets, its business is nevertheless capital intensive. Bitdeer may need additional capital but may not be able to obtain it in a timely manner and on favorable terms or at all.

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Bitdeer has experienced negative cash flows from operating activities and incurred net losses in the past. It can provide no assurance of its future operating results.

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Bitdeer may not be able to maintain its competitive position as cryptocurrency networks experience increases in total network hash rate.

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Bitdeer has experienced and may experience in the future hash rate loss during its operations due to factors beyond its control.

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Bitdeer is subject to risks associated with its need for significant electric power and the limited availability of power resources, which could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.

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Bitdeer has identified a material weakness in its internal control over financial reporting. In the event of any failure to maintain an effective system of disclosure controls and internal control over financial reporting, BTG may not be able to accurately report its financial results or prevent fraud. As a result, holders of BTG Ordinary Shares could lose confidence in BTG’s financial and other public reporting, which is likely to negatively affect BTG’s business and the market price of BTG Class A Ordinary Shares.

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A market for BTG Class A Ordinary Shares may not develop, which would adversely affect the liquidity and price of BTG Class A Ordinary Shares.

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The market price of BTG Class A Ordinary Shares may be volatile.

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BTG will issue BTG Class A Ordinary Shares, and BTG Class V Ordinary Shares convertible into BTG Class A Ordinary Shares, as consideration for the Business Combination, and BTG may issue additional BTG Class A Ordinary Shares or other equity or convertible debt securities without approval of the holders of BTG Class A Ordinary Shares, which would dilute existing ownership interests and may depress the market price of BTG Class A Ordinary Shares.

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BSGA will be forced to liquidate the Trust Account if it cannot consummate a business combination by the Combination Deadline. In the event of a liquidation, BSGA’s public shareholders will receive US$10.84 per share and the BSGA Rights will expire worthless.

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The Initial Shareholders who own ordinary shares and private placement units will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the Business Combination is appropriate.

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BSGA Shareholders will experience immediate dilution as a consequence of the issuance of BTG Ordinary Shares as consideration in the Business Combination and from other dilution sources. Having a minority share position may reduce the influence that the non-redeeming BSGA shareholders have on the management of BTG upon Closing.

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If third parties bring claims against BSGA, the proceeds held in trust could be reduced and the per-share liquidation price received by BSGA Shareholders may be less than US$10.84.

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BSGA’s directors and officers may have certain conflicts in determining to recommend the acquisition of Bitdeer, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.

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Becoming a public company through a business combination rather than an underwritten offering presents risks to unaffiliated investors of BTG. Subsequent to the completion of the Business Combination, BTG may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and the price of BTG securities, which could cause BTG shareholders to lose some or all of their investment.

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If BSGA were deemed to be an investment company for purposes of the Investment Company Act, BSGA would be required to meet burdensome compliance requirements and its activities would be severely restricted. As a result, in such circumstances, unless BSGA is able to modify its activities so that it would not be deemed an investment company, BSGA would expect to abandon the efforts to complete an initial business combination and instead to liquidate itself.

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BTG will be required to meet the initial listing requirements to be listed on Nasdaq. However, BTG may be unable to maintain the listing of its securities in the future.

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Any distributions received by BSGA Shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, BSGA was unable to pay its debts as they fell due in the ordinary course of business.

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If BSGA’s due diligence investigation of Bitdeer was inadequate, then shareholders of BSGA following the Business Combination could lose some or all of their investment.

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In the event that a significant number of Public Shares are redeemed, BSGA Ordinary Shares may become less liquid following the Business Combination.

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The other risks and uncertainties discussed in “Risk Factors” elsewhere in this proxy statement/prospectus.

SELECTED HISTORICAL FINANCIAL INFORMATION OF BSGA
(Amounts in tables are stated in U.S. Dollar)
The following table sets forth selected historical financial information derived from BSGA’s audited financial statements as of December 31, 2022 and 2021, for the year ended December 31, 2022 and for the period from February 23, 2021 (inception) to December 31, 2021, which are included elsewhere in this proxy statement/prospectus.
The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should carefully read the following selected financial information in conjunction with the section entitled “BSGA Management’s Discussion and Analysis of Financial Condition and Results of Operations” and BSGA’s financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.
	For the Year Ended December 31, 2022		For the Period from February 23, 2021 (Inception) to December 31, 2021
Income Statements Data:
Formation and operating costs	US$	(4,660,233)	US$	(1,241,824)
Other income		742,433		2,104
Net loss	US$	(3,917,800)	US$	(1,239,720)
Weighted average number of redeemable ordinary shares outstanding		5,750,000		3,704,327
Net loss per redeemable ordinary share: basic and diluted	US$	(0.52)	US$	(0.23)
Weighted average number of non-redeemable ordinary shares outstanding		1,787,500		1,621,514
Net loss per non-redeemable ordinary share: basic and diluted	US$	(0.52)	US$	(0.23)
Cash Flows Data:
Net cash used in operating activities	US$	(1,064,156)	US$	(398,627)
Net cash provided by (used in) investing activities	US$	40,581,703	US$	(58,075,000)
Net cash (used in) provided by financing activities	US$	(39,443,661)	US$	58,887,044
	As of December 31, 2022		As of December 31, 2021

Balance Sheets Data:
Cash and cash equivalents	US$	487,303	US$	413,417
Prepaid expenses		159,898		157,553
Investments held in Trust Account		18,237,834		58,077,104
Total assets	US$	18,885,035	US$	58,648,074
Total liabilities	US$	9,261,958	US$	3,117,736
Class A Ordinary shares subject to possible redemption	US$	18,237,834	US$	58,075,000
Total shareholders’ deficit	US$	(8,614,757)	US$	(2,544,662)

SELECTED HISTORICAL FINANCIAL INFORMATION OF BITDEER
The following tables present Bitdeer’s selected financial data. The combined and consolidated statements of operations and comprehensive income/(loss) and cash flows for the years ended December 31, 2019, 2020 and 2021 and the combined and consolidated statements of financial position as of December 31, 2020 and 2021 have been derived from Bitdeer’s audited combined and consolidated financial statements included elsewhere in this proxy statement/prospectus, which have been restated as discussed in Note 2(a) thereof. The condensed consolidated statements of operations and comprehensive income/(loss) and cash flows for the six months ended June 30, 2021 and 2022 and the condensed consolidated statements of financial position as of June 30, 2022 have been derived from Bitdeer’s unaudited condensed consolidated financial statements included elsewhere in this proxy statement/prospectus, which have been restated as discussed in Note 2 thereof.
The financial data set forth below should be read in conjunction with, and is qualified by reference to, “Bitdeer’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited and unaudited financial statements and notes thereto included elsewhere in this proxy statement/prospectus. Bitdeer’s combined and consolidated financial statements as of December 31, 2020 and 2021 and for each of the three years in the period ended December 31, 2021, as well as the condensed consolidated financial statements as of June 30, 2022 and for the six months ended June 30, 2021 and 2022 are prepared and presented in accordance with IFRS as issued by IASB.
The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of Bitdeer following the Business Combination. All amounts are in U.S. Dollars. Certain amounts that appear in this section may not sum due to rounding.
COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME / (LOSS)
(Amounts in tables are stated in thousands of U.S. Dollar)
	Years Ended December 31,						Periods Ended June 30,
	2019		2020		2021		2021		2022
	(Restated)		(Restated)				(Unaudited) (Restated)		(Unaudited)
Revenue	US$	88,771	US$	186,387	US$	394,661	US$	219,676	US$	179,619
Cost of revenue		(98,839)		(209,564)		(153,255)		(76,850)		(110,622)
Gross profit / (loss)		(10,068)		(23,177)		241,406		142,826		68,997
Selling expenses		(3,137)		(5,567)		(8,448)		(832)		(6,303)
General and administrative expenses		(7,550)		(20,268)		(89,735)		(11,113)		(52,686)
Research and development expenses		(4,746)		(9,790)		(29,501)		(3,380)		(19,743)
Other operating income / (expenses)		(6,027)		(2,045)		14,625		14,271		(2,791)
Other net gain / (loss)		230		(2,560)		2,483		(1,780)		1,130
Profit / (loss) from operations		(31,298)		(63,407)		130,830		139,992		(11,396)
Finance income / (expenses)		468		(380)		59		447		(5,823)
Profit / (loss) before taxation		(30,830)		(63,787)		130,889		140,439		(17,219)
Income tax benefit / (expenses)		2,930		7,961		(48,246)		(26,592)		(7,975)
Profit / (loss) for the period	US$	(27,900)	US$	(55,826)	US$	82,643	US$	113,847	US$	(25,194)

	Years Ended December 31,						Periods Ended June 30,
	2019		2020		2021		2021		2022
	(Restated)		(Restated)				(Unaudited) (Restated)		(Unaudited)
Other comprehensive income / (loss)
Profit / (loss) for the period		(27,900)		(55,826)		82,643		113,847		(25,194)
Other comprehensive income / (loss) for the period
Item that may be reclassified to profit or loss
– Exchange differences on translation of financial statements		(690)		905		(195)		(232)		—
Other comprehensive income / (loss) for the period, net of tax		(690)		905		(195)		(232)		—
Total comprehensive income / (loss) for the period	US$	(28,590)	US$	(54,921)	US$	82,448	US$	113,615	US$	(25,194)

COMBINED AND CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Amounts in tables are stated in thousands of U.S. Dollar)
	As of December 31,				As of June 30, 2022
	2020		2021
					(Unaudited)
Assets
Cash and cash equivalents	US$	44,753	US$	372,088	US$	330,770
Cryptocurrencies		9,582		6,187		3,102
Trade receivables		419		8,238		20,665
Amounts due from related parties		611,029		1,500		366
Mining machines		64,800		46,469		40,275
Prepayments and other assets		14,876		35,887		57,008
Restricted cash		7,339		10,310		10,310
Right-of-use assets		18,168		58,941		57,359
Property, plant and equipment		52,158		102,617		137,820
Intangible assets		76		115		215
Deferred tax assets		30,102		4,622		1,795
Total Assets	US$	853,302	US$	646,974	US$	659,685
Liabilities
Trade payables		3,062		17,740		11,970
Other payables and accruals		6,953		17,258		14,495
Amounts due to related parties		662,948		19		19
Income tax payables		56		10,454		545
Deferred revenue		11,552		213,449		216,969
Borrowings		877		29,460		29,627
Lease liabilities		21,950		62,968		62,187
Deferred tax liabilities.		—		7,547		6,563
Total Liabilities	US$	707,398	US$	358,895	US$	342,375
Net Assets	US$	145,904	US$	288,079	US$	317,310
Equity
Invested capital		145,904		—		—
Share capital		—		1		1
Retained earnings		—		67,169		41,975
Reserves		—		220,909		275,334
Total Equity	US$	145,904	US$	288,079	US$	317,310

COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in tables are stated in thousands of U.S. Dollar)
	For the Years Ended December 31,						Periods Ended June 30,
	2019		2020		2021		2021		2022
							(Unaudited)		(Unaudited)
	(Restated)		(Restated)		(Restated)		(Restated)
Net cash used in operating activities	US$	(56,603)	US$	(109,176)	US$	(52,466)	US$	(681)	US$	(151,845)
Net cash generated from / (used in) investing activities		(174,636)		62,742		394,569		152,770		114,884
Net cash generated from / (used in) financing activities		226,412		30,776		(14,426)		(16,467)		(1,623)
Net (decrease) / increase in cash and cash equivalents		(4,827)		(15,658)		327,677		135,622		(38,584)
Cash and cash equivalents at the beginning of the period		65,286		59,826		44,753		44,753		372,088
Effect of movements in exchange rates on cash and cash equivalents held		(633)		585		(342)		(658)		(2,734)
Cash and cash equivalents at the end of the period	US$	59,826	US$	44,753	US$	372,088	US$	179,717	US$	330,770

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following summary unaudited pro forma combined financial data (the “summary pro forma data”) gives effect to the Business Combination.
The summary pro forma data have been derived from, and should be read in conjunction with, the unaudited pro forma combined financial information of BTG appearing elsewhere in this proxy statement/prospectus and the accompanying notes. The unaudited pro forma combined financial information is based upon, and should be read in conjunction with, the historical financial statements of BSGA and combined and consolidated financial statements of Bitdeer and related notes included in this proxy statement/prospectus. The summary pro forma data have been presented for informational purposes only and are not necessarily indicative of what BTG’s financial position or results of operations actually would have been had the Business Combination been completed as of the dates indicated. In addition, the summary pro forma data do not purport to project the future financial position or operating results of BTG.
The unaudited pro forma combined financial information included in this proxy statement/prospectus has been prepared using the assumptions below with respect to the potential redemption into cash of BSGA’s Class A Ordinary Shares:
•
Scenario 1 — Assuming No Redemptions:   This presentation assumes that no Public Shareholders exercise Redemption Rights with respect to their BSGA Class A Ordinary Shares for a pro rata share of the funds in BSGA’s Trust Account.

•
Scenario 2 — Assuming Maximum Redemptions:   This presentation assumes that BSGA’s Public Shareholders exercise their Redemption Rights with respect to a maximum of 1,718,388 BSGA Class A Ordinary Shares upon consummation of the Business Combination at a redemption price of approximately US$10.84 per share. Scenario 2 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of the maximum redemptions.

The historical financial information has been adjusted to give effect to the expected events that are related and/or directly attributable to the transactions and are factually supportable. The adjustments presented in the selected unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of BTG upon consummation of the transactions.
The historical financial statements of Bitdeer have been prepared in accordance with IFRS and in its presentation currency of the U.S. dollar. The historical financial statements of BSGA have been prepared in accordance with U.S. GAAP in its presentation currency of the U.S. dollar. The condensed combined pro forma financial information reflects IFRS, the basis of accounting used by BTG, and no material accounting policy difference is identified in converting BSGA’s historical financial statements to IFRS except the adjustment to reclassify BSGA’s ordinary shares subject to redemption to other liabilities under IFRS. The adjustments presented in the selected unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of BTG after giving effect to the Business Combination. Bitdeer and BSGA did not have any historical relationship prior to the Business Combinations. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
This information should be read together with Bitdeer’s and BSGA’s financial statements and related notes, “Bitdeer’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “BSGA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.
The selected unaudited pro forma condensed combined financial information is presented for illustrative purposes only. Such information is only a summary and should be read in conjunction with the section titled “Unaudited Pro Forma Combined Financial Information.” The financial results may have been different had the companies always been combined. You should not rely on the selected unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that BTG will experience.

Combined Statement of Operations
	Bitdeer (Historical for the Six Months Ended June 30, 2022		BSGA (Historical for the Six Months Ended June 30, 2022		Pro Forma Combined For the Six Months Ended June 30, 2022
(In thousand of USD, except per share amounts)					Scenario 1 Assuming No Redemptions		Scenario 2 Assuming Maximum Redemptions
Revenue	US$	179,619	US$	—	US$	179,619	US$	179,619
Cost of revenue		(110,622)		—		(110,622)		(110,622)
Gross profit		68,997		—		68,997		68,997
Formation, and operating costs		—		(2,947)		—		—
Selling expenses		(6,303)		—		(6,303)		(6,303)
General and administrative expenses		(52,686)		—		(55,633)		(55,633)
Research and development expenses		(19,743)		—		(19,743)		(19,743)
Other operating expenses		(2,791)		—		(2,791)		(2,791)
Other net gain		1,130		—		1,130		1,130
Loss from operations		(11,396)		(2,947)		(14,343)		(14,343)
Finance (expense)/income		(5,823)		84		(5,823)		(5,823)
Loss before taxation		(17,219)		(2,863)		(20,166)		(20,166)
Income tax expenses		(7,975)		—		(7,975)		(7,975)
Loss for the period	US$	(25,194)	US$	(2,863)	US$	(28,141)	US$	(28,141)
Basic and diluted pro forma loss per share					US$	(0.24)	US$	(0.24)

	Bitdeer (Historical for the Year Ended December 31, 2021)		BSGA (Historical for the period from February 23, 2021 (inception) through December 31, 2021)		Pro Forma Combined For the Year Ended December 31, 2021
(In thousand of USD, except per share amounts)					Scenario 1 Assuming No Redemptions		Scenario 2 Assuming Maximum Redemptions
Revenue	US$	394,661	US$	—	US$	394,661	US$	394,661
Cost of revenue		(153,255)		—		(153,255)		(153,255)
Gross profit		241,406		—		241,406		241,406
Formation, and operating costs		—		(1,242)		—		—
Selling expenses		(8,448)		—		(8,448)		(8,448)
Recapitalization transaction expenses						(32,837)		(33,157)
General and administrative expenses		(89,735)		—		(90,977)		(90,977)
Research and development expenses		(29,501)		—		(29,501)		(29,501)
Other operating income		14,625		—		14,625		14,625
Other net gain		2,483		—		2,483		2,483
Profit / (loss) from operations		130,830		(1,242)		96,751		96,431
Finance income		59		2		59		59
Profit / (loss) before taxation		130,889		(1,240)		97,810		96,490
Income tax expenses		(48,246)		—		(36,142)		(36,024)
Profit / (loss) for the year	US$	82,643	US$	(1,240)	US$	60,668	US$	60,466
Basic pro forma earnings per share					US$	0.51	US$	0.52
Diluted pro forma earnings per share					US$	0.50	US$	0.51
Combined Statement of Financial Position
	Bitdeer (Historical as of June 30, 2022)		BSGA (Historical as of June 30, 2022)		Pro Forma Combined As of June 30, 2022
(In thousand of USD)					Scenario 1 Assuming No Redemptions		Scenario 2 Assuming Maximum Redemptions
Total assets	US$	659,685	US$	59,449	US$	662,863	US$	644,242
Total liabilities	US$	342,375	US$	6,781	US$	343,017	US$	343,017
Net assets	US$	317,310	US$	52,668	US$	319,846	US$	301,225
Total temporary equity and equity	US$	317,310	US$	52,668	US$	319,846	US$	301,225

FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus includes statements that express BSGA’s, BTG’s and Bitdeer’s opinions, expectations, beliefs, plans, objectives of assumptions regarding future events or future results of operations or financial condition and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this proxy statement/prospectus and include statements regarding BSGA’s, BTG’s and Bitdeer’s intentions, beliefs or current expectations concerning, among other things, the Business Combination, the benefits and synergies of the Business Combination, including anticipated cost savings, results of operations, financial condition, liquidity, prospects, growth, strategies, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, the markets in which Bitdeer operates, including, among other things, bitcoin prices, bitcoin network hash rate, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Bitdeer’s business and any information concerning possible or assumed future results of operations of BTG after the consummation of the Business Combination at the Closing on the Closing Date. You should read statements that contain these words carefully because they:
•
discuss future expectations; or

•
state other “forward-looking” information.

Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting BSGA, Bitdeer and BTG. Factors that may impact such forward-looking statements include:
•
Price and volatility of Bitcoin and other cryptocurrencies;

•
Bitdeer’s ability to maintain its competitive positions in proprietary hash rate;

•
Bitdeer’s ability to procure mining machines at a lower cost;

•
Bitdeer’s ability to expand its mining datacenters;

•
Bitdeer’s ability to control electricity cost;

•
Bitdeer’s ability to make effective judgments regarding pricing strategy and resource allocation;

•
Bitdeer’s ability to upgrade and expand offerings;

•
Regulatory changes or actions may restrict the use of cryptocurrencies or the operation of cryptocurrency networks in a manner that may require Bitdeer or BTG to cease certain or all operations.

•
Bitdeer’s ability to implement measures to address the material weakness that has been identified;

•
The COVID-19 pandemic’s adverse impact on Bitdeer’s business, financial condition and results of operations;

•
The risks to Bitdeer’s business of earthquakes, fires, floods, and other natural catastrophic events and interruptions by man-made issues such as strikes and terrorist attacks;

•
The failure to satisfy any condition to the Business Combination, that could give rise to the termination of the Merger Agreement;

•
The risks that the Business Combination’s benefits do not meet the expectations of investors or securities analysts;

•
The volatility of the market price of BTG Class A Ordinary Shares, which could cause the value of your investment to decline;

•
The risk that an active trading market for BTG Class A Ordinary Shares may never develop or be sustained;

•
The number and percentage of BSGA Shareholders voting against the Business Combination Proposal, the Initial Merger Proposal and/or seeking redemption;

•
The occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•
BTG’s ability to utilize the “controlled company” exemption under the Nasdaq rules;

•
BTG’s ability to initially list, and once listed, maintain the listing of its securities on Nasdaq following the Business Combination; and

•
Other matters described in “Risk Factors.”

The forward-looking statements contained in this proxy statement/prospectus are based on BSGA’s, BTG’s and Bitdeer’s current expectations and beliefs concerning future developments and their potential effects on the Business Combination and BTG. There can be no assurance that future developments affecting BSGA, BTG and/or Bitdeer will be those that BSGA, BTG or Bitdeer has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond either BSGA’s, BTG’s or Bitdeer’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. BSGA, BTG and Bitdeer will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Before a shareholder grants its proxy, instructs how its vote should be cast or votes on the Business Combination Proposal, the Initial Mergers Proposal, the Nasdaq Proposal, the Governing Documents Proposal, the Governing Documents Proposals A to D, the BTG Incentive Plan Proposal, and the Adjournment Proposal, in each case, if presented to the Extraordinary General Meeting, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement/prospectus may adversely affect BSGA, BTG and/or Bitdeer.

RISK FACTORS
You should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before you decide whether to vote or instruct your vote to be cast to approve the proposals described in this proxy statement/prospectus. Certain of the following risk factors apply to the business and operations of Bitdeer and will also apply to the business and operations of BTG following the completion of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, financial condition, results of operations, prospects and trading price of BTG’s securities following the Business Combination. The risks discussed below may not prove to be exhaustive and are based on certain assumptions made by BTG, BSGA and Bitdeer, which later may prove to be incorrect or incomplete. BTG, BSGA and Bitdeer may face additional risks and uncertainties that are not presently known to them, or that are currently deemed immaterial, but which may also ultimately have an adverse effect on any such party. Certain of the following risk factors are focused on Bitcoin which is the most significant type of cryptocurrency involved in Bitdeer’s business operations. Such risk factors, however, are not limited to Bitcoin and may also apply to other types of cryptocurrencies.
Risks Related to Bitdeer
Risks Related to Bitdeer’s Business, Operations, Industry and Financial Condition
The cryptocurrency industry in which Bitdeer operates is characterized by constant changes. If Bitdeer fails to continuously innovate and to provide solutions or services that meet the expectations of its customers, Bitdeer may not be able to attract new customers or retain existing customers, and hence its business and results of operations may be adversely affected.
The cryptocurrency industry in which Bitdeer operates is characterized by constant changes, including rapid technological evolution, continual shifts in customer demands, frequent introductions of new products and solutions and constant emergence of new industry standards and practices. Thus, Bitdeer’s success will depend, in part, on its ability to respond to these changes in a cost-effective and timely manner. Advances in Bitcoin mining-related technology have led to increased demand for higher speed and power efficiency for solving computational problems of increasing complexity. Bitdeer needs to invest significant resources in research and development in order to keep its services competitive in the market. Also, if Bitdeer is unable to generate enough revenue or raise sufficient capital to make adequate research and development investments going forward, Bitdeer’s service improvement and relevant research and development initiatives may be restricted or delayed, or Bitdeer may not be able to keep pace with the latest market trends and satisfy its customers’ needs, which could materially and adversely affect its results of operations.
Furthermore, research and development activities are inherently uncertain, and Bitdeer might encounter practical difficulties in commercializing its research and development results, which could result in excessive research and development expenses or delays. Given the fast pace with which blockchain technologies have been and will continue to be developed, Bitdeer may not be able to timely upgrade its technologies in an efficient and cost-effective manner, or at all. In addition, new developments relating to computing power (e.g., quantum computer), computing energy consumption, blockchain and cryptocurrency could render Bitdeer’s services obsolete or unattractive. If Bitdeer is unable to keep up with the technological developments and anticipate market trends, or if new technologies render its technologies or solutions obsolete, customers may no longer be attracted to its services. As a result, Bitdeer’s business, results of operations and financial condition would be materially and adversely affected.
Bitdeer’s results of operations have been and are expected to continue to be significantly impacted by Bitcoin price fluctuation.
Bitdeer’s ability to generate economic benefits (i.e., positive cash flow or profits) from Bitcoin mining is directly affected by the market price of Bitcoin. The Bitcoin price may impact the use of Bitdeer’s mining machines. When the market price of a Bitcoin drops below certain thresholds, the operation of existing mining machines may not be economically beneficial for Bitdeer. For a breakeven analysis, see the section entitled

“Bitdeer’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Factors Affecting Our Results of Operations — Price and volatility of Bitcoin.” In addition, the depreciation and impairment potential of Bitdeer’s mining machines may be affected by the volatility of the market prices of Bitcoin and other cryptocurrencies. See the section entitled “Bitdeer’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Factors Affecting Our Results of Operations — Our ability to procure mining machines at a lower cost.” On the other hand, a drop in Bitcoin price may also create an opportunity for Bitdeer to add cheaper mining machines to its mining fleets.
The appreciation potential of Bitcoin is high in general, which is due to several factors. Bitcoins are inherently scarce, given they are designed to have a finite supply of 21 million associated with a depreciating rewarding mechanism, termed “halving,” under which the reward for Bitcoin mining is reduced in half every four years. See the section entitled “— The “halving” of rewards available on the Bitcoin network, or the reduction of rewards on other networks, has had and in the future could have a negative impact on Bitdeer’s ability to generate revenue as its customers may not have an adequate incentive to continue transaction processing and customers may cease transaction processing operations altogether, which could have a material adverse effect on Bitdeer’s business, financial condition and results of operations” for more details. The growing recognition of Bitcoin also attracts large investment into the Bitcoin economy, as evidenced by an increasing installed network hash rate of Bitcoin globally, and increasing adoption of Bitcoin as an investment instrument and a payment method. Further, more countries are establishing clear and robust regulations to create a stable environment for Bitcoin mining and trading, which may facilitate the demand for Bitcoins and Bitcoin price appreciation.
Despite the general appreciation potential of Bitcoin, there are a number of other factors that contribute to changes in Bitcoin price and volatility, including, but not limited to, Bitcoin market sentiment, macroeconomic factors, utility of Bitcoin, and idiosyncratic events such as exchange outages or social media, some of which are beyond Bitdeer’s control. For example, decentralization, or the lack of control by a central authority, is a key reason that cryptocurrencies like Bitcoin have attracted many committed users. However, the decentralized nature of Bitcoin is subject to growing discussion and suspicion. Some claim that most of the actual services and businesses built within the Bitcoin ecosystem are in fact centralized since they are run by specific people, in specific locations, with specific computer systems, and that they are susceptible to specific regulations. Individuals, companies or groups, as well as Bitcoin exchanges that own vast amounts of Bitcoins, can affect the market price of Bitcoin. For example, Bitcoin price has recently been adversely affected by the continued industry-wide fallout from the recent Chapter 11 bankruptcy filings of cryptocurrency exchanges FTX Trading Ltd., et al. (“FTX”) (including its affiliated hedge fund Alameda Research LLC), crypto hedge fund Three Arrows Capital (“Three Arrows”), crypto miners Compute North LLC (“Compute North”) and Core Scientific Inc. (“Core Scientific”) and crypto lenders Celsius Network LLC, et al. (“Celsius Network”), Voyager Digital Ltd., et al. (“Voyager Digital”) and BlockFi Inc., et al. (“BlockFi”). Furthermore, mining equipment production and mining pool locations are becoming centralized. Some argue that the decentralized nature of cryptocurrencies is a fundamental flaw rather than a strength. The suspicion about the decentralized nature of Bitcoin may cause the market to lose confidence in the prospect of the Bitcoin industry, which would adversely affect Bitcoin price. This in turn could adversely affect the market demand for Bitdeer’s services and business.
Any future significant reductions in the price of Bitcoin will likely have a material and adverse effect on Bitdeer’s results of operations and financial condition. There is no assurance that the Bitcoin price will remain high enough to sustain the demand for Bitdeer’s hash rate sharing and hosting services or that the Bitcoin price will not decline significantly in the future. Furthermore, fluctuations in the Bitcoin price can have an immediate impact on the trading price of BTG Class A Ordinary Shares after the consummation of the Business Combination, even before its effect, if any, is reflected in Bitdeer’s financial performance. If the Bitcoin price drops, the expected economic return of Bitcoin mining activities will diminish, thereby resulting in a decrease in demand for Bitcoin-related services of Bitdeer, and in value appreciation from Bitdeer’s proprietary mining activities. As a result, Bitdeer may need to reduce the price of its cloud hash rate and hosting services. For risks relating to the impact of Bitcoin price fluctuation on Bitdeer’s growth trends, see the section entitled “— Bitdeer may be unable to execute its growth strategies or effectively maintain its rapid growth trends” below.

The supply of Bitcoins available for mining is limited and Bitdeer may not be able to quickly adapt to new businesses when all the Bitcoins have been mined.
Bitcoins are inherently scarce, given they are designed to have a finite supply of 21 million associated with “halving” mechanism. More than 19 million Bitcoins had already been mined as of June 30, 2022, according to Frost & Sullivan. The number of blocks that can be solved in a year is designed to be fixed, and the number of Bitcoins awarded for solving a block in the blockchain halves approximately every four years until the estimated complete depletion of Bitcoin available for mining by around 2140. When the Bitcoin network was first launched, the reward for validating a new block was 50 Bitcoins. In November 2012, the reward for validating a new block was reduced to 25 Bitcoins. In July 2016, the reward for validating a new block was reduced to 12.5 Bitcoins, and in May 2020, the reward was further reduced to 6.25 Bitcoins. The next halving for Bitcoin is expected in 2024 at block 840,000, when the reward will reduce to 3.125 Bitcoins. While the remaining Bitcoins are not designed to be entirely depleted in the near future, a decrease in the reward for solving a block or an increase in the transaction fees may result in a decrease in incentives for miners to continue their mining activities and the loss of Bitcoin’s dominant position among the cryptocurrencies, thereby reducing the demand for Bitcoin mining related services of Bitdeer. As of the date of this proxy statement/prospectus, the largest portion of Bitdeer’s revenue was generated from its proprietary mining business and hash rate sales through Cloud Hash Rate, which are associated with Bitcoin mining. Bitdeer may not be able to quickly adapt to new businesses or expand to other cryptocurrencies when all the Bitcoins have been discovered or Bitcoin is replaced by other cryptocurrencies as the mainstream cryptocurrency, which will result in a significant negative impact on Bitdeer’s business and results of operations.
Although Bitdeer has an organic way of growing its mining fleets, its business is nevertheless capital intensive. It may need additional capital but may not be able to obtain it in a timely manner and on favorable terms or at all.
The costs of constructing, developing, operating and maintaining cryptocurrency mining and hosting facilities, and owning and operating a large fleet of the latest generation mining equipment are substantial. Bitdeer’s operations may require additional capital or financing from time to time in order to achieve further growth. Bitdeer may require additional cash resources due to the future growth and development of its business. Bitdeer’s future capital requirements may be substantial as Bitdeer seeks to expand its operations, diversify its product offering, and pursue acquisitions and equity investments. If Bitdeer’s cash resources are insufficient to satisfy its cash requirements, Bitdeer may seek to issue additional equity or debt securities or obtain new or expanded credit facilities or enter into additional factoring arrangements.
Bitdeer’s ability to obtain external financing in the future may be subject to a variety of uncertainties, including its future financial condition, results of operations, cash flows and the liquidity of international capital and lending markets. While Bitdeer faces less working capital constraints as it expands its hash rate sharing business, which generates quicker cash payback, the proprietary mining business is nevertheless capital intensive. Bitdeer may need additional capital if Bitcoin price increases as it will likely push up prices for supplies required for its proprietary mining business. However, in light of conditions impacting the industry, it may be more difficult for Bitdeer to obtain equity or debt financing currently and/or in the future. Specifically, the crypto assets industry has been negatively impacted by recent events such as the bankruptcies of Compute North, Core Scientific, Alameda Research LLC, BlockFi, Celsius Network, Voyager Digital, Three Arrows and FTX. In response to these events, the digital asset markets, including the market for Bitcoin specifically, have experienced extreme price volatility and several other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital assets markets and in Bitcoin. Any indebtedness that Bitdeer may incur in the future may also contain operating and financial covenants that could further restrict its operations. There can be no assurance that financing will be available in a timely manner or in amounts or on terms acceptable to Bitdeer, or at all. A large amount of bank borrowings and other debt may result in a significant increase in interest expense while at the same time exposing Bitdeer to increased interest rate risks. Equity financings could result in dilution to Bitdeer’s shareholders, and the securities issued in future financings may have rights, preferences and privileges that are senior to those of Bitdeer’s ordinary shares. Any failure to raise needed funds on terms favorable to Bitdeer, or at all, could severely restrict its liquidity as well as have a material adverse effect on its business, financial condition and results of operations.

Bitdeer may not be able to maintain its competitive position as cryptocurrency networks experience increases in the total network hash rate.
As the relative market price of a cryptocurrency, such as Bitcoin, increases, more companies are encouraged to mine for that cryptocurrency and as more mining machines are added to the network, its total hash rate increases. In order for Bitdeer to maintain its competitive position under such circumstances, Bitdeer must increase its total hash rate by acquiring and deploying more mining machines, including new mining machines with higher hash rates. There are currently only a few companies capable of producing a sufficient number of machines with adequate quality to address the increased demand. If Bitdeer is not able to acquire and deploy additional mining machines on a timely basis, its proportion of the overall network hash rate will decrease and Bitdeer will have a lower chance of solving new blocks which will have an adverse effect on Bitdeer’s business and results of operations.
Bitdeer has experienced negative cash flows from operating activities and incurred net losses in the past. It can provide no assurance of its future operating results.
Bitdeer had negative cash flows from operating activities in the amount of US$56.6 million, US$109.2 million, US$52.5 million, US$0.7 million and US$151.8 million for the years ended December 31, 2019, 2020 and 2021, and the six months ended June 30, 2021 and 2022, respectively. Bitdeer incurred a net loss of US$27.9 million and US$55.8 million for the years ended December 31, 2019 and 2020, respectively, generated a net profit of US$113.8 million and US$82.6 million for the six months ended June 30, 2021 and the year ended December 31, 2021, and incurred a net loss of 25.2 million for the six months ended June 30, 2022. Bitdeer has generated negative cash flow from operating activities and incurred loss in the past, and there is no assurance that Bitdeer will be able to generate positive cash flow from operating activities or achieve or subsequently maintain profitability in the future. Bitdeer will need to generate and sustain increased revenue and net income levels in future periods in order to increase profitability, and, even if Bitdeer does, Bitdeer may not be able to maintain or increase its level of profitability over the long term. Bitdeer’s ability to achieve profitability and positive cash flow from operating activities will depend on a mix of factors, some of which are beyond its control, including the price of Bitcoin, Bitdeer’s ability to operate and expand its business and manage its services mix, and Bitdeer’s ability to secure favorable commercial terms from suppliers.
Bitdeer’s limited operating history and rapid revenue growth may make it difficult for Bitdeer to forecast its business and assess the seasonality and volatility in its business.
Bitdeer has achieved rapid growth since its inception. For the years ended December 31, 2019, 2020 and 2021, and the six months ended June 30, 2021 and 2022, Bitdeer’s total revenue amounted to US$88.8 million, US$186.4 million, US$394.7 million, US$219.7 million and US$179.6 million, respectively. However, there is no assurance that Bitdeer will be able to maintain its historical growth rates in future periods. Bitdeer’s growth rates may decline for any number of possible reasons, including decreasing market price of cryptocurrencies, increasing competition, declining growth of the cryptocurrency industry, unforeseeable technology innovation, emergence of alternative mainstream cryptocurrencies, or changes in government policies, regulations or general economic conditions. It is also difficult to forecast seasonality and volatility in Bitdeer’s business, and as a result accurately allocating resources including hash rate, mining farm capacity, or human capital to different business lines to achieve the best results in the medium or long term. If Bitdeer’s growth rates decline, investors’ perceptions of Bitdeer’s business and business prospects may be adversely affected and the market price of its ordinary shares could decline. In addition, given the volatile nature of cryptocurrencies and that Bitdeer’s business and financial condition correlate with the market price of cryptocurrencies, it is difficult to evaluate Bitdeer’s business and future prospects based on its limited operating history or historical performance.
Bitdeer has experienced and may experience in the future hash rate loss during its operations due to factors beyond its control.
Bitdeer generates hash rate through operating its proprietary mining datacenters. To efficiently increase managing hash rate (i.e., proprietary hash rate and hosting hash rate), Bitdeer’s efforts include constructing and expanding mining datacenters in prime locations globally, purchasing the latest mining machine models and continually optimizing operational efficiency of its mining farms and mining machines. However, hash rate generation is affected by factors beyond Bitdeer’s control, including temperature, humidity, mining machine quality, the depreciation and deterioration of mining machines, the location of Bitdeer’s mining machines globally, spare parts supply quality, quantity and timeliness, sudden surge in power price or sudden power outage, maintenance team members’ lack of experience, unseen computer virus attack, etc. For example, Bitdeer has experienced hash rate loss during 2021, primarily due to relocation of mining machines as well as unfavorable weather condition. In the future, Bitdeer expects the risks of hash rate loss will remain, which may affect its business and results of operations.
The estimated numbers included in this proxy statement/prospectus are internally developed by our management. If these estimates prove to be incorrect or inaccurate, our actual operating results may differ materially and adversely from those forecasted or projected.
We included certain estimated numbers in this proxy statement/prospectus, including key selected financial information of Bitdeer based on the unaudited management accounts of Bitdeer for the year ended December 31, 2022 and other internally prepared financials and certain key financial information of Bitdeer. The inclusion of the estimated numbers in this proxy statement/prospectus should not be regarded as an indication that Bitdeer or its affiliates, advisors, representatives, or any other recipient of this information, considered, or now considers, such estimated numbers to be necessarily predictive of actual audited numbers and you should not place undue reliance on the estimated numbers. Accordingly, the estimates are inherently subject to uncertainty.
The estimated numbers were prepared solely for internal use and not with a view toward public disclosure or the published guidelines of the American Institute of Certified Public Accountants regarding the preparation and presentation of the estimated numbers. BSGA did not prescribe or relay any instructions, guidelines, parameters, inputs, assumptions or other directions to Bitdeer’s management with respect to the estimated numbers included in this proxy statement/prospectus. These estimated numbers should not be viewed as public guidance.
The estimated numbers included in this proxy statement/prospectus have been prepared by, and are the responsibility of, Bitdeer’s management. Neither MaloneBailey, LLP nor Marcum LLP or any other independent accountant has audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the estimated numbers contained herein and accordingly, neither MaloneBailey, LLP nor Marcum LLP or any other independent accountant expresses any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the estimated numbers. The Marcum LLP report included in this proxy statement/prospectus relates to BSGA’s historical financial statements. The MaloneBailey, LLP report included in this proxy statement/prospectus relates to Bitdeer’s historical financial statements. There can be no assurance that our financial conditions will be consistent with those set forth in the estimated numbers for reasons set forth above, which could have an adverse impact on the market valuation of Bitdeer or the financial position of the post-Business Combination entity.
Bitdeer is subject to risks associated with its need for significant electric power and the limited availability of power resources, which could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
Bitdeer’s business requires a significant amount of electric power. The costs of electric power account for a significant portion of Bitdeer’s cost of revenue. Bitdeer requires a significant electric power supply to conduct its mining activity, to produce cloud hash rate and to provide hosting services such as powering and cooling Bitdeer’s and its customers’ servers and network equipment and operating critical mining and hosting infrastructure.
There has been a substantial increase in the demand for electricity for cryptocurrency mining, and this has had varying impacts on local electricity supply. Additionally, Bitdeer currently relies on renewable sources of power and plans to increase its reliance on renewable sources of power in the future. Renewable power is generally an intermittent and variable source of electricity, which may not always be available. Because the electrical grid has very little storage capacity, the balance between electricity supply and demand must be maintained at all times to avoid a blackout or other cascading problem. Intermittent sources of renewable power are challenging because they disrupt the conventional methods for planning the daily operation of the electrical grid. Their power fluctuates over multiple time horizons, forcing the grid operator to adjust its day-ahead, hour-ahead, and real-time operating procedures.
The amount of power required by Bitdeer and its customers will increase commensurately with the demand for Bitdeer’s services and the increase in mining machines Bitdeer operates for itself and its hosting customers. Should Bitdeer’s operations require more electricity than can be supplied in the areas where its mining facilities are located or should the electrical transmission grid and distribution systems be unable to provide the continuous, steady supply of electricity required, Bitdeer may have to limit or suspend activities or reduce the speed of its proposed expansion, either voluntarily or as a result of either quotas imposed by energy companies or governments, or increased prices for certain users (such as Bitdeer). If Bitdeer is unable to procure electricity at a suitable price, Bitdeer may have to shut down its operations in that particular jurisdiction either temporarily or permanently. Therefore, increased power costs and limited availability and curtailment of power resources will reduce Bitdeer’s revenue and have a material and adverse effect on its cost of revenue and results of operations. Although Bitdeer aims to build and operate energy efficient facilities, there can be no assurance such facilities will be able to deliver sufficient power to meet the growing needs of Bitdeer’s business. If Bitdeer is unable to receive adequate power supply and is forced to reduce its operations due to the availability or cost of electrical power, its business would experience materially negative impacts.
Certain government actors have begun to intervene with the supply of electrical energy to cryptocurrency miners. Governments or government regulators may potentially restrict electricity suppliers from providing electricity to mining datacenter in times of electricity shortage or may otherwise potentially restrict or prohibit the provision of electricity to businesses like Bitdeer. In the event government regulators issue moratoriums or impose bans or restrictions involving hosting operations or transaction processing in jurisdictions in which it operates, Bitdeer will not be able to continue its operations in such jurisdictions. A moratorium ban or restriction could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
Additionally, Bitdeer’s cryptocurrency mining machines would be materially adversely affected by a power outage. Energy costs and availability are vulnerable to risks of outages and power grid damage as a result of inclement weather, animal incursion, sabotage and other events out of Bitdeer’s control. Because the mining portion of Bitdeer’s business consumes a large amount of energy, it is not practical or economical for Bitdeer’s operations to run on back-up generators in the event of a power outage, which may be caused by weather, acts of God, wild fires, pandemics, falling trees, falling distribution poles and transmission towers, transmission and distribution cable cuts, other force majeure events in the electricity and natural gas markets and/or the negligence or malfeasance of others. Any system downtime resulting from insufficient power resources or power outages could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
If Bitdeer fails to accurately estimate the factors upon which Bitdeer bases its contract pricing, Bitdeer may generate less profit than expected or incur losses on those contracts, which could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
Bitdeer’s cloud hash rate and hosting contracts are generally priced taking into account various factors including the then Bitcoin price, network hash rate, purchase cost of mining machines, estimated power consumption by Bitdeer’s clients, along with other costs of products or services, as adjusted for actual costs. Bitdeer’s ability to earn a profit on such contracts requires that Bitdeer accurately estimate the costs involved and outcomes likely to be achieved and assess the probability of generating sufficient hosting and colocation capacity within the contracted time period. Bitdeer’s pricing of hash rates may cause significantly lower income than Bitdeer could have generated through using the same hash rates for proprietary mining. Bitdeer may also not be able to accurately forecast the outcome of selling its products and services at a particular price and the inability to accurately estimate the factors upon which Bitdeer bases its contract pricing could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
Bitdeer has broad discretion regarding pricing strategy and resource allocation and may exercise related business judgments in a way that you may not agree with. Such judgments may not achieve the best possible outcome for its business operations.
Bitdeer’s business operations involve constant and important decision-making regarding the pricing of its services and allocation of mining resources. Bitdeer takes into account its estimates of market trends when determining pricing strategies. To achieve profitability in the long run, Bitdeer may offer lower price in order to acquire and retain new customers, even if this pricing does not allow Bitdeer to maximize its short-term revenue. As Bitdeer operates three business lines, Bitdeer has to decide the allocation of proprietary hash rate between “proprietary mining” and “hash rate sharing” as well as the allocation of mining datacenter capacity among “proprietary mining,” “hash rate sharing” and “hosting.” While allocating more mining resources to “hash rate sharing” and “hosting” services may facilitate cash payback and mining datacenter expansion while lower risk exposure associated with Bitcoin price volatility, Bitdeer has to forgo its huge appreciation potential to some extent as Bitdeer could earn more Bitcoins by allocating the same mining resources to “proprietary mining,” and vice versa. Bitdeer spends great efforts in making these business decisions in the Company’s best interest, taking into account Bitcoin price, network hash rate, the amount of cash Bitdeer needs and its view on the market opportunities for acquiring mining machines or expanding mining datacenters at low cost, etc. However, Bitdeer cannot guarantee that its decisions could generate the most revenue or offer the strongest downside protection for the Company. If Bitdeer cannot accurately estimate any of the aforementioned factors upon which Bitdeer bases, its contract pricing could have a material adverse effect on its business, financial condition and results of operation.
Bitdeer faces intense competition and its competitors may employ aggressive pricing strategies, which can lead to a price reduction of Bitdeer’s solutions and services and material adverse effect on Bitdeer’s results of operations.
Bitdeer operates in highly competitive industries for cryptocurrency mining and related services, and Bitdeer may look to enter into markets with very competitive landscapes. Bitdeer’s competitors include many well-known worldwide players, and Bitdeer faces competitors that are larger than itself and have advantages over itself in terms of economies of scale and financial and other resources. Bitdeer expects that competition in Bitdeer’s markets will continue to be intense. Some of Bitdeer’s competitors may also have stronger brand names, greater access to capital, longer histories, longer relationships with their suppliers or customers and more resources than Bitdeer does. Furthermore, these competitors may be able to adapt to changes in the industry more promptly and efficiently. Intense competition from existing and potential competitors could result in material price reductions in the products Bitdeer sells or a decrease in its market share. Aggressive pricing strategies by Bitdeer’s competitors and an abundant supply of hash rate sharing or hosting services in the market may cause Bitdeer to reduce the prices of its services and also negatively affect the demand for Bitdeer’s services or harm Bitdeer’s profitability. If Bitdeer fails to compete effectively and efficiently or fails to adapt to changes in the competitive landscape, Bitdeer’s business, financial condition and results of operations may be materially and adversely affected.
The average selling prices of Bitdeer’s solutions and services may fluctuate from time to time due to technological advancement and Bitdeer may not be able to pass onto its machine suppliers such decreases, which may in turn adversely affect its profitability.
The Bitcoin-related industry is characterized by rapid launches of new products, continuous technological advancements and changing market trends and customer preferences, all of which may translate to fluctuations in the average selling prices of products or services over time. Because Bitdeer competes in an environment of rapidly evolving technology advancement, market trends and developments of the hash rate sharing and hosting industry, there is no assurance that Bitdeer will be able to pass on any decrease in average selling prices of Bitdeer’s services to its suppliers in a timely manner or at all. In the event that average selling prices of Bitdeer’s services unusually or significantly decrease and such decreases cannot be offset by a corresponding decrease in the prices of the principal components of its services, Bitdeer’s gross profit margins may be materially and adversely affected.
There are uncertainties over the outcome of Bitdeer’s mining operations.
Bitdeer’s mining operation comprises blockchain mining technologies that depend on a network of computers to run certain software programs to solve complex transactions in competition with other mining operations and to process transactions. Because of this less centralized model and the complexity of Bitdeer’s mining operation, there are uncertainties over the likelihood of winning a block reward and hence the outcome of Bitdeer’s mining operations. While Bitdeer participates in mining pools to combine its mining operations with other mining participants to increase processing power to solve blocks, there can be no assurance that such pools will adequately address this risk.

The development of blockchain technology and cryptocurrency is in its early stage and any adverse development in the cryptocurrency or blockchain market could adversely affect Bitdeer’s business and results of operations.
Blockchain is a voluntary open network that can be used by anyone with devices connected to the internet. It allows every node to create immutable data, transparent record of transactions and peer-to-peer transactions in an efficient, secure and trust-free manner. Because of such advantages, blockchain can be applied to various industries and activities, such as cryptocurrency, payment, financial services, Internet-of-Things (IoT), cloud computing and cybersecurity, among others. However, there can be no assurance of such acceptance in the society. There may not be strong market demand for Bitdeer’s mining services as a key and important process during the application process of blockchain technology, and Bitdeer’s prospects, business and results of operations can be materially and adversely affected.
Adverse developments in the blockchain industry could lead to a decrease in the demand for hash rate products and hosting resources, which could have a material adverse effect on Bitdeer’s business, financial condition and results of operations. Bitdeer faces risks including those related to:
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a decline in the adoption and use of Bitcoin and other similar cryptocurrencies within the technology industry or a decline in value of cryptocurrencies;

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increased costs of complying with existing or new government regulations applicable to cryptocurrencies and other factors;

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a downturn in the market for blockchain hosting space generally, which could be caused by an oversupply of or reduced demand for blockchain space;

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any transition by Bitdeer’s customers of blockchain hosting from third-party providers like Bitdeer to customer-owned and operated facilities;

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the rapid development of new technologies or the adoption of new industry standards that render Bitdeer or its customers’ current products and services obsolete or unmarketable and, in the case of Bitdeer’s customers, that contribute to a downturn in their businesses, increasing the likelihood of a default under their service agreements or their becoming insolvent;

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a slowdown in the growth of the internet generally as a medium for commerce and communication;

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availability of an adequate supply of new generation cryptocurrency mining equipment to enable Bitdeer to mine cryptocurrencies at scale and for customers who want to purchase hash rate from Bitdeer or host with Bitdeer to be able to do so; and

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the degree of difficulty in mining cryptocurrencies and the trading price of such assets.

Additionally, Bitcoin, a mainstream cryptocurrency based upon blockchain technology, was first introduced in 2008 and is generally regarded as the first application of the blockchain technology. The Bitcoin network and its surrounding ecosystem is still in a relatively early development stage. Cryptocurrencies have only recently become selectively accepted as a means of payment for goods and services by many industries, and use of cryptocurrency by consumers to pay in such industries remains limited. In addition, there may be some jurisdictions that restrict the use of Bitcoins and other cryptocurrencies as a medium of exchange and the conversion between cryptocurrencies and fiat currencies. There is no assurance that usage of cryptocurrencies, in particular Bitcoins, will continue to grow. As Bitdeer’s business focuses on proprietary cryptocurrency mining and serving cryptocurrency miners, and relies heavily on the cryptocurrency market, any lack of usage of or fade in the public interest for cryptocurrency may adversely affect Bitdeer’s business, future prospects, results of operations and financial condition.
Bitdeer is subject to risks associated with legal, political or other conditions or developments regarding holding, using or mining of cryptocurrencies, in particular Bitcoins, which could negatively affect its business, results of operations and financial position.
Bitdeer’s customers are based globally. As such, changes in government policies, taxes, general economic and fiscal conditions, as well as political, diplomatic or social events, expose Bitdeer to financial and business risks. In particular, changes in policies and laws regarding holding, using and/or mining of Bitcoins could result in an adverse effect on Bitdeer’s business operations and results of operations. Moreover, if any international jurisdiction where it operates mining datacenters or sell its Bitcoin mining related services prohibits or restricts Bitcoin mining activities, Bitdeer may face legal and other liabilities and will experience a material loss of revenue.
There are significant uncertainties regarding future regulations pertaining to the holding, using or mining of Bitcoins, which may adversely affect Bitdeer’s results of operations. While Bitcoin has gradually gained more market acceptance and attention, it is anonymous and may be used for black market transactions, money laundering, illegal activities or tax evasion. As a result, governments may seek to regulate, restrict, control or ban the mining, use and holding of Bitcoins. Bitdeer’s existing policies and procedures for the detection and prevention of money laundering and terrorism-funding activities through its business activities have only been adopted in recent years and may not completely eliminate instances in which Bitdeer or its services may be used by other parties to engage in money laundering and other illegal or improper activities. Bitdeer is subject to anti-money laundering laws in many jurisdictions in which it operates. Bitdeer cannot assure you that there will not be a failure in detecting money laundering or other illegal or improper activities which may adversely affect its reputation, business, financial condition and results of operations.
With advances in technology, cryptocurrencies are likely to undergo significant changes in the future. It remains uncertain whether Bitcoin will be able to cope with, or benefit from, those changes. In addition, as Bitcoin mining employs sophisticated and high computing power devices that need to consume a lot of electricity to operate, future developments in the regulation of energy consumption, including possible restrictions on energy usage in the jurisdictions where Bitdeer sells its products or services, may also affect Bitdeer’s business operations and the demand for Bitdeer’s current and future mining related products or services, including cloud hash rate, hosting and Minerplus. There have been public backlashes surrounding the environmental impacts of Bitcoin mining, particularly the large consumption of electricity, and governments of various jurisdictions have responded. For example, in the United States, certain local governments of the State of Washington have discussed measures to address environmental impacts of Bitcoin-related operations, such as the high electricity consumption of Bitcoin mining activities.
Substantial increases in the supply of mining machines connected to the Bitcoin network would lead to an increase in network hash rate capacity, which in turn would increase mining difficulty. This development would negatively affect the economic returns of Bitcoin mining activities, which would decrease the demand for and/or pricing of Bitdeer’s products and services.
The difficulty of Bitcoin mining, or the amount of computational resource required for a set amount of reward for recording a new block, directly affects the expected economic returns for Bitcoin miners, which in turn affects Bitdeer’s proprietary mining business and the demand for Bitdeer’s Bitcoin mining related products and services including hash rate sharing and hosting. Bitcoin mining difficulty is a measure of how much computing power is required to record a new block and it is affected by the total amount of computing power in the Bitcoin network. The Bitcoin algorithm is designed to the effect that one block is generated, on average, every ten minutes, no matter how much computing power is in the network. Thus, as more computing power joins the network, and assuming the rate of block creation does not change (remaining at one block generated every ten minutes), the amount of computing power required to generate each block and hence the mining difficulty increases. In other words, based on the current design of the Bitcoin network, Bitcoin mining difficulty would increase together with the total computing power available in the Bitcoin network, which is in turn affected by the number of Bitcoin mining machines in operation. From January 2019 to December 2021, Bitcoin mining difficulty increased by approximately 3.3 times, according to Frost & Sullivan. As a result, a strong growth in promotion of Bitcoin computing power supply services can contribute to further growth in the total computing power in the network, thereby driving up the difficulty of Bitcoin mining and resulting in downward pressure on the expected economic return of Bitcoin mining and the demand for, and pricing of, Bitdeer’s products and services.
Bitdeer’s business is highly dependent on acquiring a sufficient number of cryptocurrency mining equipment from its suppliers. Bitdeer may not be able to obtain new mining hardware or purchase such hardware at competitive prices during times of high demand, which could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
Bitdeer’s business is highly dependent upon cryptocurrency mining equipment suppliers providing an adequate supply of new generation cryptocurrency mining machines at economical prices to support its proprietary mining, hash rate sharing and hosting business lines and its customers’ mining activities. The growth in Bitdeer’s business is directly related to increased demand for hosting services and cryptocurrencies such as Bitcoin which is dependent in large part on the availability of new generation mining machines offered for sale at a price conducive to profitable cryptocurrency mining, as well as the trading price of cryptocurrencies such as Bitcoin. The market price and availability of new mining machines fluctuates with the price of Bitcoin and can be volatile.
Historically, an increase in interest and demand for cryptocurrencies has led to a shortage of mining hardware and increased prices. In addition, as more companies seek to enter the mining industry, the demand for machines may outpace supply and create mining machine equipment shortages. There is no assurance that cryptocurrency mining equipment suppliers will be able to keep pace with any surge in demand for mining equipment. Bitdeer and its customers and the potential customers of Bitdeer’s hosting service may in the future experience difficulty in obtaining new equipment or replacement components for Bitdeer’s and their existing equipment, including graphics processing units and application-specific integrated circuit chipsets and computer servers, which in the future may have, a material impact on the demand for Bitdeer’s products and services and associated revenue. Further, Bitdeer may have little or no recourse in the event a mining machine manufacturer or distributor defaults on its mining machine delivery commitments. If Bitdeer and its customers are not able to obtain a sufficient number of cryptocurrency mining machines at favorable prices, Bitdeer’s growth expectations, liquidity, financial condition and results of operations will be negatively impacted.
Bitdeer relies on supplies from a single or a group of third-party electricity, mining pool services and mining machines providers, and any negative incidents caused by actions taken by them that are outside of Bitdeer’s control may adversely impact Bitdeer’s business and results of operations.
To some extent, Bitdeer currently relies on a single or a group of third-party suppliers and service providers to provide quality services to customers. Bitdeer’s brand and reputation may be harmed by actions taken by such third parties that are outside of Bitdeer’s control. For example, Bitdeer is currently contracting with one electricity supplier to support each of its mining farms in Norway, as well as Texas, Tennessee and Washington in the United States, respectively. Pursuant to Bitdeer’s agreement with its electricity supplier for the mining datacenter in Hustadvika municipality, Norway, Bitdeer agrees to purchase power at the amount and price designated in the contract, during the period from January 1, 2022 to December 31, 2024, which is the term of this agreement. Pursuant to Bitdeer’s agreement with its electricity supplier for the mining datacenter in Tydal municipality, Norway, Bitdeer agrees to purchase power at the amount and price designated in the contract, during the period from September 1, 2022 to December 31, 2024, which is the term of this agreement. Both agreements can be completely terminated with zero load ending at midnight of the final day in each quarter. Pursuant to Bitdeer’s agreement with its electricity supplier in Texas, the supplier shall provide electricity to meet full electricity requirements of the two electricity service accounts identified by Bitdeer. This contract is effective through December 31, 2026 and is terminable in the event of default. Pursuant to Bitdeer’s agreement with its electricity supplier in Tennessee, the supplier shall make power available to Bitdeer in the amount designated in the contract. Valid through July 31, 2026, this contract is automatically renewed for additional five years upon expiration of the initial term, unless either party notifies the other in writing not less than 60 days prior to the expiration date of the initial term or any renewal term of its desire to terminate this contract on such expiration date. Pursuant to Bitdeer’s agreement with its electricity supplier in Washington, the supplier shall provide power and associated energy to meet Bitdeer’s demand at rates that are subject to adjustment, modification, change or replacement from time to time. This contract remains effective until terminated upon six months prior written notice by Bitdeer. While Bitdeer believes that alternative suppliers are readily available in the market, changing to a new supplier may require additional costs and time. Bitdeer also sources mining machines from a wide variety of manufacturers and traders with whom it has built relationships over the years. The prices of mining machines were negotiated on an individual basis, and the agreements typically allow for termination upon either party’s uncured material breach, suspension of all or a substantial part of its business, deterioration of its financial position, or upon insolvency proceedings against either party. In addition, these agreements may include indemnification provisions either for benefit of Bitdeer, or for benefit of the manufacturers and traders. Each agreement requires manufacturers and traders to repair or replace the defective part/component of mining machines at no charge to Bitdeer. Despite the measures Bitdeer has taken to ensure the quality of products and services provided by third-party suppliers and service providers, to the extent they are unable to maintain their production facilities’ efficiency, supply sufficient products in a timely manner, or provide satisfactory products and services to Bitdeer’s customers, which may be due to events that are beyond Bitdeer’s or their control, such as manufacturing defects, Bitdeer may suffer reputational damage, and Bitdeer’s business, financial condition and results of operations may be materially and adversely affected. While Bitdeer has not experienced such incidents that had a material adverse impact on its business as of the date of this proxy statement/prospectus, as such incidents are beyond Bitdeer’s control, there is no assurance that such incidents will not occur in the future regardless of the measures Bitdeer has taken, and will take, to maintain the quality products and services provided by third-party suppliers and service providers. If Bitdeer is unable to effectively address these risks, its brand image, reputation and financial performance may be materially and adversely affected.
Additionally, Bitdeer utilizes third-party mining pools to receive its mining rewards from a given network. Mining pools allow mining participants to combine their processing power, which increases the chances of solving a block and getting paid by the network. The rewards are distributed by the pool operators, proportionally to Bitdeer’s contribution to the pools’ overall mining power used to solve a block. Bitdeer entered into agreements with mining pool operators who deliver cryptocurrency rewards to accounts of Bitdeer or Bitdeer’s customers in exchange for hash rate provided by Bitdeer and Bitdeer’s Cloud Hash Rate customers. The agreements are terminable through mutual agreement between both parties or due to a breach of the contract which is not cured within two days upon receiving notice from the non-breaching party. Due to the competitiveness of the global mining pool industry, Bitdeer believes that it will be able to promptly access alternative mining pools if needed. Nevertheless, Bitdeer is dependent on the accuracy of a mining pool operator’s record keeping to accurately record the total processing power provided to the pool for a given Bitcoin or other cryptocurrency mining application in order to assess the proportion of that total processing power Bitdeer provided. While Bitdeer has internal methods of tracking both Bitdeer’s power provided and the total power used by the pool, the mining pool operator uses its own record-keeping to determine Bitdeer’s proportion of a given reward. Bitdeer has little means of recourse against the mining pool operator if Bitdeer determines the proportion of the reward paid out to Bitdeer by a mining pool operator is incorrect, other than leaving the pools or entering into a lengthy negotiation with the third-party mining pools to get back the fair rewards. If Bitdeer is unable to consistently obtain accurate proportionate rewards from its mining pool operators, Bitdeer may experience reduced reward for its efforts, which would have an adverse effect on its business and operations.
Failure to keep Bitdeer’s solutions and services up-to-date in line with the approximate level of market demand could cause Bitdeer to lose sales, which could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
In order to operate its business successfully and meet the demands and expectations of its customers, Bitdeer must maintain a certain level of equipment, including but not limited to mining machines, to sustain large scale service when required. Furthermore, Bitdeer is required to maintain an appropriate level of equipment for any unexpected emergency substitute or in preparation of potential outage and sudden service loss. However, forecasts are inherently uncertain. If Bitdeer’s forecasted demand is lower than actual demand or Bitdeer’s risk estimate is much sufficient, Bitdeer may not be able to provide its customers with sufficient hash rate sharing or hosting services in a timely manner, and Bitdeer may lose sales and market share to its competitors.
Bitdeer may be unable to execute its growth strategies or effectively maintain its rapid growth trends.
Bitdeer has experienced rapid growth and significantly expanded its business in recent years. Bitdeer’s total net revenue increased by 110.0% from US$88.8 million in 2019 to US$186.4 million in 2020, and further increased by 111.7% to US$394.7 million in 2021. For the first six months in 2022, Bitdeer generated US$179.6 million in total net revenue, as compared to US$219.7 million generated for the first six months in 2021. Bitdeer incurred a net loss of US$27.9 million and US$55.8 million for the years ended December 31, 2019 and 2020, respectively, generated a net profit of US$113.8 million and US$82.6 million for the six months ended June 30, 2021 and the year ended December 31, 2021, and incurred a net loss of US$25.2 million for the six months ended June 30, 2022. Bitdeer may not be able to grow its revenue and achieve profitability in the future if Bitdeer is not able to successfully execute its product development and diversification, geographic expansion and other growth plans. In addition, Bitdeer’s rapid growth has placed and will continue to place significant demands on its management and its administrative, operational, research and development and financial resources.

To accomplish Bitdeer’s growth strategies and manage the future growth of its operations, Bitdeer will be required to enhance its research and development capabilities, improve its operational and financial systems, and expand, train and manage its growing employee base. Furthermore, Bitdeer needs to maintain and expand its relationships with Bitdeer’s customers, suppliers, research institutions, third-party manufacturers and other third parties. Moreover, as Bitdeer introduces new products or services or enter new markets, Bitdeer may face new market, technological, operational and regulatory risks and challenges with which it is unfamiliar.
Bitdeer’s current and planned operations, personnel, systems, internal procedures and controls may not be adequate to support Bitdeer’s future growth and expansion. In addition, the success of Bitdeer’s growth strategies depends on a number of external factors, such as the development of the cryptocurrency market and the demand for Bitcoin, the level of competition Bitdeer faces and evolving customer behavior and preferences. If Bitdeer is unable to execute its growth strategies or manage its growth effectively, Bitdeer may not be able to capture market opportunities or respond to competitive pressures, which may materially and adversely affect Bitdeer’s business prospects and results of operations.
Moreover, Bitdeer’s ability to generate profits and/or positive cash flow is correlated to the current and future market prices of cryptocurrencies and a decline in the market prices for cryptocurrencies could negatively impact Bitdeer’s future operations. For example, the recent decreases in Bitcoin price resulted from the FTX bankruptcy is expected to negatively impact Bitdeer’s mining yields. However, Bitdeer believes that, as compared to many other participants in the crypto assets markets, Bitdeer is more resilient to cryptocurrency price volatility as its “hash rate sharing” and “hosting” businesses allow Bitdeer to smooth the impact of cryptocurrency price volatility. For more details regarding the two business lines, see the sections entitled “Information Related to Bitdeer — Our Strengths — Unique business model powers organic hash rate expansion by generating instant and continuous cash” and “Information Related to Bitdeer — Our Business Lines and Software Infrastructure.” In addition, Bitdeer expects its “proprietary mining” business line to continue to recoup cash, unless the Bitcoin price experiences a drastic drop. For a breakeven analysis in this regard, see the section entitled “Bitdeer’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Factors Affecting Our Results of Operations — Price and volatility of Bitcoin.” For risks relating to the impact of Bitcoin price fluctuation of Bitdeer’s operations, see the section entitled “— Bitdeer’s results of operations have been and are expected to continue to be significantly impacted by Bitcoin price fluctuation” above.
In addition, Bitdeer also faces risks associated with the expansion of its operations overseas. See the section entitled “— Bitdeer faces risks associated with the expansion of its scale of operations globally, and if Bitdeer is unable to effectively manage these risks, they could impair Bitdeer’s ability to expand its business abroad.” If Bitdeer is not able to manage its growth or execute its strategies effectively, Bitdeer’s expansion may not be successful and its business and prospects may be materially and adversely affected.
Bitdeer faces risks associated with the expansion of its scale of operations globally, and if Bitdeer is unable to effectively manage these risks, they could impair Bitdeer’s ability to expand its business abroad.
Bitdeer operates its business globally, with customers and suppliers located in various countries. As Bitdeer continues to grow its business and expand its operations globally, it will continue to sell its products and services into new jurisdictions in which Bitdeer has limited or no experience and in which Bitdeer’s brands may be less recognized. Bitdeer’s global operation exposes it to a number of risks, including:
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a limited customer base and limited sales and relationships with international customers;

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difficulty in managing multinational operations;

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competitors in overseas markets who have stronger ties with local customers and greater resources;

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fluctuations in currency exchange rates;

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challenges in providing customer products and services and support in these markets;

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challenges in managing Bitdeer’s overseas sales force and implementing sales strategies effectively;

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unexpected transportation delays or interruptions or increases in international transportation costs;

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difficulties in and costs of exporting products overseas while complying with the different commercial, legal and regulatory requirements of the overseas markets in which Bitdeer offers its products and services;

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regulations, changes to regulation, regulatory uncertainty in or inconsistent regulations across various jurisdictions that may implicate cryptocurrency mining and other cryptocurrency activities;

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difficulty in ensuring the compliance with the sanctions imposed by The Office of Financial Assets Control of the U.S. Department of Treasury (“OFAC”), the European Union or the United Nations Security Council on various foreign states, organizations and individuals;

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inability to obtain, maintain or enforce intellectual property rights in all the jurisdictions Bitdeer operates in;

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inability to effectively enforce contractual or legal rights or intellectual property rights in certain jurisdictions under which Bitdeer operates;

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changes in a specific country or region’s political or economic conditions or policies; and

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governmental policies favoring domestic companies in certain foreign markets or trade barriers including export requirements, tariffs, taxes and other restrictions and charges. In particular, there have been concerns over the worldwide populism trend that call for protectionism trade policy and potential international trade disputes, all of which could cause turbulence in the international markets. These government policies or trade barriers could increase the prices of Bitdeer’s products and services and make Bitdeer less competitive in such countries.

If Bitdeer is unable to effectively manage these risks, Bitdeer ability to operate and expand its business will be impaired, which could have a material adverse effect on its business, financial condition, results of operations and prospects.
As Bitdeer continues to expand and localize its international activities, its obligations to comply with the laws, rules, regulations and policies of a variety of jurisdictions will increase and it may be subject to investigations and enforcement actions by U.S. and non-U.S. regulators and governmental authorities.
As Bitdeer expands and localizes its international activities, it has become increasingly obligated to comply with the laws, rules, regulations, policies and legal interpretations not only the jurisdictions in which it operates but also those into which it offers services on a cross-border basis. Laws regulating financial services, the internet, mobile technologies, crypto, and related technologies outside the United States often impose different, more specific, or even conflicting obligations on Bitdeer, as well as broader liability.
Regulators worldwide frequently study each other’s approaches to the regulation of the crypto economy. Consequently, developments in any jurisdiction may influence other jurisdictions. New developments in one jurisdiction may be extended to additional services and other jurisdictions. As a result, the risks created by any new law or regulation in one jurisdiction are magnified by the potential that they may be replicated, affecting Bitdeer’s business in another place or involving another service. Conversely, if regulations diverge worldwide, Bitdeer may face difficulty adjusting its products, services, and other aspects of its business with the same effect. These risks are heightened as Bitdeer faces increased competitive pressure from other similarly situated businesses that engage in regulatory arbitrage to avoid the compliance costs associated with regulatory changes.
The complexity of U.S. federal and state and international regulatory and enforcement regimes, coupled with the global scope of Bitdeer’s operations and the evolving global regulatory environment, could result in a single event prompting a large number of overlapping investigations and legal and regulatory proceedings by multiple government authorities in different jurisdictions. Any of the foregoing could, individually or in the aggregate, harm Bitdeer’s reputation, damage its brands and business, and adversely affect its operating results and financial condition. Due to the uncertain application of existing laws and regulations, it is possible that, despite Bitdeer’s regulatory and legal analysis concluding that certain products and services are currently unregulated, such products or services may indeed be subject to financial regulation, licensing, or authorization obligations that Bitdeer has not obtained or with which it has not complied. As a result, Bitdeer is at a heightened risk of enforcement action, litigation, regulatory, and legal scrutiny which could lead to sanctions, cease, and desist orders, or other penalties and censures which could significantly and adversely affect its continued operations and financial condition.
Delays in the expansion of existing mining datacenters or the construction of new mining datacenters or significant cost overruns could present significant risks to Bitdeer’s business and could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
The daily operations of all Bitdeer’s business lines require the support of its mining datacenters, with a highly specialized infrastructure and considerable, reliable power in order to compete effectively. Bitdeer intends to increase its mining capacity and increase substantially the number of mining machines Bitdeer operates. In order to meet its financial plan, Bitdeer needs to expand its existing mining datacenters or obtain suitable land to build new mining datacenters. Bitdeer may face challenges in obtaining suitable land, as Bitdeer needs to work closely with the local power suppliers and local governments of the places where Bitdeer’s proposed facilitates are located. Delays in actions that require the assistance of such third parties, in receiving required permits and approvals or in mediations with local communities, if any, may negatively impact Bitdeer’s construction timelines and budget or result in any new facilities not being completed at all.
Bitdeer plans to expand its footprints to six mining datacenters across the globe to increase Bitdeer’s total capacity to approximately 1,374MW, including 452MW power supply currently under construction and 400MW power supply “in the pipeline,” contracted but not yet under active construction. Such expansion and construction require Bitdeer to rely on the experience of one or more designers, general contractors and subcontractors, and such designers or contractors may experience financial or other problems during the design or construction process. Bitdeer may also experience quality control issues as Bitdeer implements any upgrades in its hosting capacity through the installation and maintenance of chipsets and servers or new cooling technologies such as immersion and water curtain cooling. Bitdeer’s business will be negatively impacted if Bitdeer is unable to run its mining operations in a way that is technologically advanced, economically and energy-efficient and temperature controlled. If Bitdeer is unsuccessful, it will damage its mining machines and the mining machines of third parties and the profitability of its mining operations.
If Bitdeer experiences significant delays in the supply of power required to support any mining datacenter expansion or construction, the progress of such projects could deviate from Bitdeer’s original plans, which could cause material and negative effects on Bitdeer’s revenue growth, profitability and results of operations. Any material delay in completing these projects, or any substantial cost increases or quality issues in connection with these projects, could materially delay Bitdeer’s ability to supply cloud hash rate and deliver its hosting capacity, cause Bitdeer to incur penalties under hosting contracts, result in reduced order volume and materially adversely affect Bitdeer’s business, financial condition and results of operations.
Any failure of Bitdeer’s solutions or services to meet the necessary quality standards could adversely affect Bitdeer’s reputation, business and results of operation.
The quality of the products and services Bitdeer is providing is critical to the success of its business and depends significantly on the effectiveness of Bitdeer’s and Bitdeer’s manufacturing service providers’ quality control systems. In its efforts to quickly meet new market trends and demand and adopt new technologies, Bitdeer’s products and services may not have adequate time to go through Bitdeer’s normal rigorous testing procedures and final inspection, which could result in instances where Bitdeer’s products and services cannot reach the required performance standard, or Bitdeer’s products and services are found to be defective or significantly unsatisfying. These instances could result in Bitdeer’s customers suffering losses. Defects detected before products and services performance to Bitdeer’s customers may result in additional costs for remediation and rework. Defects detected after the performance of Bitdeer’s products and services may result in Bitdeer’s incurring further costs relating to inspection, installation or remediation, which may result in damages to Bitdeer’s reputation, loss of customers, government fines and disputes and litigation.
On the other hand, Bitdeer may have to turn to less reputable suppliers if Bitdeer cannot source adequate equipment or other supplies from its regular suppliers. Under such circumstances, the quality of the equipment may suffer and could cause performance issues in Bitdeer’s products and services. Shortages of supplies could result in reduced production or delays in production, as well as an increase in costs, which may negatively affect Bitdeer’s abilities to fulfill orders or provide timely services to customers, as well as Bitdeer’s customer relationships and profitability. Supplies shortages may also increase Bitdeer’s costs of revenue because it may be required to pay higher prices for products in short supply, without being able to pass such cost to customers. As a result, Bitdeer’s business, results of operations and reputation could be materially and adversely affected.
Power outage or shortages, labor disputes and other factors may result in constraints on Bitdeer’s business activities.
Historically, Bitdeer has not experienced constraints on its business activities, including at its mining datacenters, due to power outage or shortages, labor disputes or other factors. However, there can be no assurance that Bitdeer’s operations will not be affected by power outage or shortages, labor disputes or other factors in the future, thereby causing material disruptions and delays in Bitdeer’s delivery schedule. In such an event, Bitdeer’s business, results of operations and financial condition could be materially and adversely affected.
If Bitdeer is unable to maintain or enhance its brand recognition, its business, financial condition and results of operations may be materially and adversely affected.
Maintaining and enhancing the recognition, image and acceptance of Bitdeer’s brand are important to Bitdeer’s ability to differentiate its products and services from and to compete effectively with its peers. As Bitdeer relies heavily on word-of-mouth branding, Bitdeer’s brand image could be jeopardized if it fails to maintain high product and service quality, pioneer and keep pace with evolving technology trends, or timely fulfil the orders for its products and services. If Bitdeer fails to promote its brand or to maintain or enhance the brand recognition and awareness among Bitdeer’s customers, or if Bitdeer is subject to events or negative allegations affecting its brand image or publicly perceived position of its brand, Bitdeer’s business, operating results and financial condition could be adversely affected.
Bitdeer may be at a higher risk of litigation and other legal proceedings due to heightened regulatory scrutiny of the cryptocurrency industry, which could ultimately be resolved against Bitdeer, requiring material future cash payments or charges, and accordingly impair Bitdeer’s financial condition and results of operations.
The size, nature and complexity of Bitdeer’s business could make it susceptible to various claims, both in litigation and binding arbitration proceedings, legal proceedings, and government investigations, due to the heightened regulatory scrutiny following the recent disruptions in the crypto asset markets. Bitdeer believes that since cryptocurrency mining, and the digital asset industry generally, is a relatively new business sector, it is more likely subject to government investigation and regulatory determination, particularly following the recent cryptocurrency market participant bankruptcies described elsewhere herein. Any claims, regulatory proceedings or litigation that could arise in the course of Bitdeer’s business could have a material adverse effect on Bitdeer, its business or operations, or the industry as a whole.
Bitdeer may not be able to adequately protect its intellectual property rights and other proprietary rights, which could have a material adverse effect on business, financial condition and results of operations.
Bitdeer may not be able to obtain broad protection in Singapore, the United States or internationally for all of its existing and future intellectual property and other proprietary rights, and Bitdeer may not be able to obtain effective protection for its intellectual property and other proprietary rights in every country in which Bitdeer operates. Protecting Bitdeer’s intellectual property rights and other proprietary rights may require significant expenditure of its financial, managerial and operational resources. Moreover, the steps that Bitdeer may take to protect its intellectual property and other proprietary rights may not be adequate to protect such rights or prevent third parties from infringing or misappropriating such rights. Any of Bitdeer’s intellectual property rights and other proprietary rights, whether registered, unregistered, issued or unissued, may be challenged by others or invalidated through administrative proceedings and/or litigation.
Bitdeer may be required to spend significant resources to secure, maintain, monitor and protect its intellectual property rights and other proprietary rights. Despite its efforts, Bitdeer may not be able to prevent third parties from infringing upon, misappropriating or otherwise violating Bitdeer’s intellectual property rights and other proprietary rights. Bitdeer may initiate claims, administrative proceedings and/or litigation against others for infringement, misappropriation or violation of its intellectual property rights or other proprietary rights to enforce and/or maintain the validity of such rights. Any such action, if initiated, whether or not it is resolved in Bitdeer’s favor, could result in significant expense to Bitdeer, and divert the efforts of its technical and management personnel, which may have a material adverse effect on its business, financial condition and results of operations.
Bitdeer may face intellectual property infringement claims or other related disputes, which could be time-consuming, costly to defend or settle and result in the loss of significant rights and lower sales.
As is typical in the cryptocurrency industry, Bitdeer may be subject to infringement claims from time to time or otherwise become aware of potentially relevant patents or other intellectual property rights held by other parties that may cover some of Bitdeer’s technology, products and services. The cryptocurrency industry is characterized by companies that hold large numbers of patents and other intellectual property rights and that vigorously pursue, protect and enforce these rights. Patent litigation has increased in recent years owing to increased assertions made by intellectual property licensing entities and increasing competition and overlap of product functionality in Bitdeer’s markets. Additionally, Bitdeer has in the past entered and may continue in the future to enter into licensing agreements with third parties for the use of their proprietary technologies, primarily software development tools, in the development of Bitdeer’s products and services. As with any business relationship, Bitdeer may face disputes and lawsuits related to those intellectual property licensing agreements. As its operations continue to grow in size and scale, the likelihood of Bitdeer becoming involved in intellectual property related lawsuits and disputes to protect or defend its intellectual property rights and the use of third-party intellectual property rights will increase.
In addition, it is extremely difficult for Bitdeer to monitor all of the patent applications that have been filed in the United States or in other countries or regions and whether, if such pending patents are granted, such patents would have a material and adverse effect on Bitdeer’s business if Bitdeer’s service offering were to infringe upon them.
Other third parties may file claims against Bitdeer or its customers alleging that Bitdeer’s products and services, processes, or technologies infringe third-party patents or IP rights. Regardless of their merits or resolutions, such claims could be costly to defend or settle and could divert the efforts and attention of Bitdeer’s management and technical personnel. In addition, some of Bitdeer’s customer agreements in the future may require Bitdeer to indemnify and defend its customers from third-party infringement claims and to pay damages in the case of adverse rulings. As such, claims of this sort also could harm Bitdeer’s relationships with its customers and may deter future customers from doing business with Bitdeer. Bitdeer does not know whether Bitdeer could prevail in any such proceeding given the complex technical issues and inherent uncertainties involved in intellectual property litigation. If any pending or future proceedings result in an adverse outcome, Bitdeer could be required to:
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cease the use of the infringing equipment, processes or technologies;

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stop providing products and services to certain geographic areas;

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pay substantial damages for infringement;

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expend significant resources to develop non-infringing processes, technologies or products;

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license technology from the third-party claiming infringement, which license may not be available on commercially reasonable terms, or at all;

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cross-license Bitdeer’s technology to a competitor in order to resolve an infringement claim, which could weaken Bitdeer’s ability to compete with that competitor; or

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pay substantial damages to Bitdeer’s customers to disruption of products and services they subscribed or replace the type of series with non-infringing equipment involved.

Any of the foregoing results could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
The loss of any member of Bitdeer’s senior management team, or Bitdeer’s failure to attract, train and retain qualified personnel, especially its design and technical personnel, could impair Bitdeer’s ability to grow its business and effectively execute its business strategy.
Since its inception, the growth and expansion of Bitdeer’s business operations have been dependent upon the business strategies and foresight of Bitdeer’s senior management. Bitdeer’s future success depends, in a large part, on the continued contributions of its senior management team, specifically Mr. Jihan Wu. In addition, Bitdeer’s future success depends on its ability to retain, attract and incentivize qualified personnel, including its management, sales, marketing, finance and especially research and development personnel. As the driver of Bitdeer’s technological and product innovations, Bitdeer’s research and development personnel represent a very significant asset of Bitdeer’s. As the technology in the cryptocurrency industry is advancing at a quick pace, there is an increasing need for skilled engineers. Many companies across the world are struggling to find suitable candidates for their research and development positions. The process of hiring employees with the combination of skills and characteristics required to implement Bitdeer’s strategy can be extremely competitive and time-consuming. Bitdeer cannot assure you that it will be able to attract adequate personnel as Bitdeer continues to pursue its business strategies.
Moreover, there is no assurance that Bitdeer will be able to retain key existing employees. The loss of any of Bitdeer’s founder, senior management or research and development team members could harm it ability to implement it business strategies and respond to the rapidly changing market conditions in which it operates, or could result in other operating risks. The loss of one or more of Bitdeer’s key employees, especially its key design and technical personnel, or its inability to retain, attract and motivate qualified designs and technical personnel, could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
Bitdeer may be vulnerable to security breaches, which could disrupt its operations and have a material adverse effect on its business, financial condition and results of operations.
A party who is able to compromise the physical security measures protecting Bitdeer’s facilities could cause interruptions or malfunctions in Bitdeer’s operations and misappropriate Bitdeer’s property or the property of its customers. Such a compromise could be particularly harmful to Bitdeer’s brand and reputation. Bitdeer may be required to expend significant capital and resources to protect against such threats or to alleviate problems caused by breaches in security. As techniques used to breach security change frequently and are often not recognized until launched against a target, Bitdeer may not be able to implement new security measures in a timely manner or, if and when implemented, Bitdeer may not be certain whether these measures could be circumvented. Any breaches that may occur could expose Bitdeer to increased risk of lawsuits, regulatory penalties, loss of existing or potential customers, harm to Bitdeer’s reputation and increases in Bitdeer’s security costs, which could have a material adverse effect on its business, financial condition and results of operations.
In addition, any assertions of alleged security breaches or systems failure made against Bitdeer, whether true or not, could harm its reputation, cause Bitdeer to incur substantial legal fees and have a material adverse effect on Bitdeer’s business, financial condition and results of operations. Whether or not any such assertion actually develops into litigation, Bitdeer’s management may be required to devote significant time and attention to dispute resolution (through litigation, settlement or otherwise), which would detract from Bitdeer’s management’s ability to focus on its business. Any such resolution could involve the payment of damages or expenses by Bitdeer, which may be significant. In addition, any such resolution could involve Bitdeer’s agreement with terms that restrict the operation of its business. Any such resolution, including the resources exhausted in connection therewith, could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
Furthermore, security breaches, computer malware and computer hacking attacks have been a prevalent concern in the Bitcoin exchange market since the launch of the Bitcoin network. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm Bitdeer’s business operations or result in loss of Bitdeer’s assets.
Bitdeer may be exposed to cybersecurity threats and hacks, which could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
The threats to network and data security are increasingly diverse and sophisticated. Despite Bitdeer’s efforts and processes to prevent breaches, its computer servers and computer systems may be vulnerable to cybersecurity risks, including denial-of-service attacks, physical or electronic break-ins, employee theft or misuse and similar disruptions from unauthorized tampering with Bitdeer’s computer servers and computer systems. The preventive actions Bitdeer takes to reduce the risk of cyber incidents and protect its information technology and networks may be insufficient to repel a major cyber-attack in the future. To the extent that any disruption or security breach results in a loss or damage to Bitdeer’s network, in unauthorized disclosure of confidential information or in a loss of Bitdeer’s cryptocurrencies, it could cause significant damage to its reputation, lead to claims against it and ultimately have a material adverse effect on Bitdeer’s business, financial condition and results of operations. Additionally, Bitdeer may be required to incur significant costs to protect against damage caused by these disruptions or security breaches in the future.
Bitdeer may engage in acquisitions or strategic alliances in the future that could disrupt Bitdeer’s business, result in increased expenses, reduce Bitdeer’s financial resources and cause dilution to Bitdeer’s shareholders. Bitdeer cannot assure you that such acquisitions or strategic alliances may be successfully implemented.
Although Bitdeer has not engaged in acquisitions or strategic alliances in the past, it may look for potential acquisitions or strategic alliances in the future to expand its business. However, Bitdeer may not be able to find suitable acquisition candidates, complete acquisitions on favorable terms, if at all, or integrate any acquired business, products or technologies into Bitdeer’s operations. If Bitdeer does complete acquisitions, they may be viewed negatively by customers or investors and they may not enable Bitdeer to strengthen its competitive position or achieve its goals. In addition, any acquisitions that Bitdeer makes could lead to difficulties in integrating personnel, technologies and operations from the acquired businesses and in retaining and motivating key personnel from these businesses. Moreover, acquisitions may disrupt Bitdeer’s ongoing operations, divert management from day-to-day responsibilities and increase Bitdeer’s expenses. Future acquisitions may reduce Bitdeer’s cash available for operations and other uses, and could result in increases in amortization expenses related to identifiable intangible assets acquired, potentially dilutive issuances of equity securities or the incurrence of debt. Bitdeer cannot predict the number, timing or size of future acquisitions, or the effect that any such acquisitions might have on Bitdeer’s operating results.
Any global systemic economic and financial crisis could negatively affect Bitdeer’s business, results of operations, and financial condition.
Any prolonged slowdown in the global economy may have a negative impact on Bitdeer’s business, results of operations and financial condition. The global financial markets have experienced significant disruptions since 2008 and the United States, Europe and other economies have experienced periods of recession. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States. There have also been concerns over unrest in Ukraine, the Middle East and Africa, which have resulted in volatility in financial and other markets, and concerns over the aftermath of the United Kingdom leaving the European Union as well as the significant potential changes to United States trade policies, treaties and tariffs. There were and could be in the future a number of domino effects from such turmoil on Bitdeer’s business, including significant decreases in orders from its customers, insolvency of key suppliers resulting in product delays, inability of customers to obtain credit to finance purchases of Bitdeer’s products and services and/or customer insolvencies, and counterparty failures negatively impacting Bitdeer’s operations. Any systemic economic or financial crisis could cause revenue for the semiconductor industry as a whole to decline dramatically and could materially and adversely affect Bitdeer’s results of operations.
Changes in international trade policies and international barriers to trade may have an adverse effect on Bitdeer’s business and expansion plans.
Bitdeer has provided worldwide products and services to a number of countries outside of Singapore and derive sales from exporting to those countries, and Bitdeer intends to continue to sell its current and future products to countries outside of Singapore. Revenue generated from customers located in the United States accounted for 12%, 17%, 19% and 6% of Bitdeer’s total revenue for the years ended December 31, 2020 and 2021 and the six months ended June 30, 2021 and 2022, respectively. Further, Bitdeer relies on certain overseas suppliers, including suppliers in the United States, for the supply of certain equipment and tools, such as mining machines. Changes to trade policies, treaties and tariffs in or affecting the jurisdictions in which Bitdeer operates and to which Bitdeer sells its products and services, or the perception that these changes could occur, could adversely affect the financial and economic conditions in those jurisdictions, as well as Bitdeer’s international sales, financial condition and results of operations.
Bitdeer’s business and prospect may be negatively affected by changes in governmental policies including sanctions and export controls administered by other countries’ governments, including those imposed as a result of an increasing tense relationship of the political or economic relations among major economic groups and other geopolitical challenges. Although Bitdeer currently only operates its business in certain countries, there is no assurance that the governmental authorities may take certain possible measures or restrictions towards the products and services Bitdeer is providing or will provide, which could result in an adverse impact on Bitdeer’s business and prospect if Bitdeer were not able to find substitute customer group with the same quality demand from other countries. Further, some of Bitdeer’s customers may experience undue hardship in purchasing or furthering the business relationship with it as a result of the abnormal international trade relations, which could materially and adversely affect Bitdeer’s business performance.
In addition, countries, which are subject to other countries’ sanctions or tariff impositions may further retaliate, in response to new trade policies implemented by such foreign governments. Such retaliation measures may further escalate the tensions between the two countries, which may have a negative impact on the economies of not merely the two countries concerned, but the global economy as a whole. As a result of any major economic downturn, Bitdeer’s business, financial condition and results of operations could be adversely affected.
Bitdeer’s prepayments to suppliers may subject it to counterparty risk associated with such suppliers and negatively affect Bitdeer’s liquidity and cash position.
Bitdeer is required to prepay some of its suppliers before the service is provided to secure the supplier’s production capacity. As of December 31, 2020 and 2021 and June 30, 2022, the balance of prepayments Bitdeer made to its suppliers amounted to US$5.8 million, US$14.5 million and US$13.7 million, respectively. The amount of Bitdeer’s prepayment can significantly increase as it continues to pursue technological advancement. Bitdeer is subject to counterparty risk exposure to its suppliers. Any failure by Bitdeer’s suppliers to perform their contractual obligation in a timely manner and/or with Bitdeer’s requested quality may result in it not being able to fulfill customers’ orders accordingly. In such an event, Bitdeer may not be able to regain the prepayment in a timely manner or in full, even though Bitdeer’s suppliers are obligated to return such prepayments under specified circumstances as previously agreed upon. Furthermore, if the cash outflows for the prepayments significantly exceed the cash inflows during any period, Bitdeer’s future liquidity position will be adversely affected.
Concerns about greenhouse gas emissions and global climate change may result in environmental taxes, charges, assessments or penalties and could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
The effects of human activity on global climate change have attracted considerable public and scientific attention, as well as the attention of the United States and other foreign governments. Efforts are being made to reduce greenhouse gas emissions, particularly those from coal combustion power plants, some of which plants Bitdeer may rely upon for power. The added cost of any environmental taxes, charges, assessments or penalties levied on such power plants could be passed on to Bitdeer, increasing the cost to run Bitdeer’s hosting facilities.
On November 23, 2022, the governor of New York signed into law a two year moratorium on new or renewed permits for certain electricity-generating facilities that use fossil fuel and provide energy for proof-of-work digital asset mining operations. While this action does not directly impact Bitdeer’s current operations, it may be the beginning of a new wave of climate change regulations aimed at preventing or reducing the growth of Bitcoin mining in jurisdictions in the United States, including potentially jurisdictions in which Bitdeer now operates or may in the future operate. Such action could also demonstrate the beginning of a regional or global regulatory trend in response to environmental and energy preservation or other concerns surrounding crypto assets, and similar action in a jurisdiction in which Bitdeer operates or in general could have a devastating effect on its operations. Any further enactment of laws or promulgations of regulations regarding greenhouse gas emissions by the United States, Norway, or any other domestic or foreign jurisdiction in which Bitdeer conducts business could have a material adverse effect on Bitdeer’s business, financial condition or results of operations.
If Bitdeer experiences difficulty in collecting its trade receivables, its liquidity, financial condition and results of operations would be negatively impacted.
Bitdeer derives its revenue from the sale of products and services and is subject to counterparty risks such as its customer’s inability to pay. As of December 31, 2020 and 2021, and June 30, 2022, Bitdeer’s trade receivables amounted to US$0.4 million, US$8.2 million, and US$20.7 million respectively. There can be no assurance that Bitdeer will be able to collect its trade receivables on a timely basis, and its trade receivable turnover days may increase, which in turn could materially and adversely affect Bitdeer’s liquidity, financial condition and results of operations.
Bitdeer’s operations and those of its production partners and customers are vulnerable to natural disasters and other events beyond Bitdeer’s control, the occurrence of which may have an adverse effect on the supply chain of Bitdeer’s suppliers and on Bitdeer’s facilities, personnel and results of operations.
Bitdeer’s business could be adversely affected by natural disasters or outbreaks of epidemics. Bitdeer has not adopted any written contingency plans to combat any future natural disasters, such as floods and mudslides, or outbreaks of avian flu, H1N1 flu, SARS or any other epidemic. These natural disasters, outbreaks of contagious diseases, and other adverse public health developments in countries where Bitdeer’s computing power facilities are located or any other countries or regions in which Bitdeer conducts business could severely disrupt its business operations by damaging Bitdeer’s network infrastructure or information technology system or impacting the productivity of Bitdeer’s workforce, which may adversely affect its financial condition and results of operations.
The COVID-19 pandemic has brought a significantly negative impact on the global economy, industry and market conditions. The ongoing development and the global control on the pandemic are unclear, which may increase the instability of Bitdeer’s development, materially and adversely affecting Bitdeer’s results of operations.
Since December 2019, the outbreak of a novel strain of coronavirus disease known as COVID-19 has materially and adversely affected the global economy. The COVID-19 pandemic has caused series of consequences from many perspectives and may continue to have a prolonged impact by:
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impairing Bitdeer’s ability to renew and maintain its relationships with existing customers;

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causing Bitdeer’s existing customers to substantially reduce the quantity of products and services to which they subscribe, seek price concessions, or go out of business, any of which would harm Bitdeer’s revenue;

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resulting in some of Bitdeer’s customers failing to comply with the terms of their agreements, including payment terms, due to economic uncertainty, financial hardship, and even failure of their businesses, which could result in Bitdeer being required to take action to collect payments, terminate their subscriptions for Bitdeer’s services, and increase accounts receivable and bad debt, any of which would increase Bitdeer’s expenses and harm Bitdeer’s revenue and results of operations;

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making it more difficult for Bitdeer to sell increased services or functionality to its existing customers;

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delaying prospective customers’ decisions to subscribe to Bitdeer’s solutions, increase the length of sales cycles, or slow the typical growth in the use of Bitdeer’s solutions once customers have initially deployed its solutions;

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harming Bitdeer’s ability to effectively market and sell its solutions as a result of travel restrictions and social distancing orders;

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delaying the introduction of enhancements to Bitdeer’s solutions and market acceptance of any new features and products;

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harming Bitdeer’s ability to grow its worldwide sales and operations;

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harming Bitdeer’s ability to recruit, onboard and successfully integrate new employees, including members of its direct sales force;

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impacting the health and safety of Bitdeer’s employees, including its senior management team, and their ability to perform services;

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causing Bitdeer’s management team to continue to commit significant time, attention and resources to monitoring the COVID-19 pandemic and seeking to mitigate its effect on Bitdeer’s business and workforce.

It is uncertain how long and how severely the COVID-19 pandemic may continue to impact Bitdeer. Significant uncertainties associated with the coronavirus remain, including with respect to the availability and efficacy of vaccines, the duration of the pandemic, the emergence of variant strains of COVID-19, and actions that may be taken by governmental authorities to contain the coronavirus or to treat its impact. The full impact of the coronavirus is unknown at this time. If the pandemic continues and lasts for a prolonged period in the regions where Bitdeer operates, such as cases resurgence in certain areas, the economy could suffer substantially from the measures and restrictions taken to combat the virus, which would, in turn, have an adverse impact on Bitdeer’s business prospects. Any significant disruption resulting from this or similar epidemics on a large scale or over a prolonged period of time could significantly interrupt Bitdeer’s business until it would be able to resume normal business operations, which will negatively affect Bitdeer’s financial condition. To the extent COVID-19 adversely affects Bitdeer’s business, financial condition and results of operations, it may also heighten some of the other risks described in this “Risk Factors” section.
Risks Related to Cryptocurrencies
Because there has been limited precedent set for financial accounting for Bitcoin and other cryptocurrencies, the determinations that Bitdeer has made for how to account for cryptocurrencies transactions may be subject to change.
The accounting rules and regulations that we must comply with are complex and subject to interpretation by the International Accounting Standards Board (the “IASB”), the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and may even affect the reporting of transactions completed before the announcement or effectiveness of a change. Further, there has been limited precedents for the financial accounting of cryptocurrencies and related valuation and revenue recognition, and no official guidance has been provided by the IASB or the SEC. As such, there remains significant uncertainty on how companies can account for cryptocurrency transactions, cryptocurrencies, and related revenue. Uncertainties in or changes to in regulatory or financial accounting standards could result in the need to changing our accounting methods and restate our financial statements and impair our ability to provide timely and accurate financial information, which could adversely affect our financial statements, result in a loss of investor confidence, and more generally impact our business, operating results, and financial condition.
Any loss or destruction of a private key required to access a cryptocurrency of Bitdeer’s is irreversible. Bitdeer also may temporarily lose access to its cryptocurrencies.
Cryptocurrencies are each accessible and controllable only by the possessor of both the unique public key and private key associated with the cryptocurrency, wherein the public and private keys are held in an offline or online digital wallet. To the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is available, Bitdeer will be unable to access the applicable cryptocurrency associated with that private key and the private key cannot be restored. As a result, any cryptocurrencies associated with such key could be irretrievably lost. Any loss of private keys relating to digital wallets used to store the applicable cryptocurrencies could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
In addition, Bitdeer may temporarily lose access to its cryptocurrencies as a result of software or systems upgrades or maintenance. In this case, Bitdeer would likely rely on third parties to assist in restoring its access, and there is no assurance such third parties will be able to restore access on a timely basis, or at all. Any temporary loss, if it occurs, could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.

Bitcoin exchanges and wallets, and to a lesser extent, the Bitcoin network itself, may suffer from hacking and fraud risks, which may adversely erode user confidence in Bitcoin which would decrease the demand for Bitdeer’s products and services. Further, digital asset exchanges on which crypto assets trade are relatively new and largely unregulated, and thus may be exposed to fraud and failure. Incorrect or fraudulent cryptocurrency transactions may be irreversible.
Bitcoin transactions are entirely digital and, as with any virtual system, are at risk from hackers, malware and operational glitches. Hackers can target Bitcoin exchanges and Bitcoin transactions, to gain access to thousands of accounts and digital wallets where Bitcoins are stored. Bitcoin transactions and accounts are not insured by any type of government program and all Bitcoin transactions are permanent because there is no third party or payment processor. Bitcoin has suffered from hacking and cyber-theft as such incidents have been reported by several cryptocurrency exchanges and miners, highlighting concerns about the security of Bitcoin and therefore affecting its demand and price.
To the extent that cryptocurrency exchanges or other trading venues are involved in fraud or experience security failures or other operational issues, a reduction in cryptocurrency prices could occur. Cryptocurrency market prices depend, directly or indirectly, on the prices set on exchanges and other trading venues, which are new and, in most cases, largely unregulated as compared to established, regulated exchanges for securities, derivatives and other currencies. For example, during the past three years, a number of Bitcoin exchanges have been closed due to fraud, business failure or security breaches. In many of these instances, the customers of the closed Bitcoin exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin exchanges. Also, the price and exchange of Bitcoin may be affected due to fraud risk. While Bitcoin uses private key encryption to verify owners and register transactions, fraudsters and scammers may attempt to sell false Bitcoins. All of the above may adversely affect the operation of the Bitcoin network which would erode user confidence in Bitcoin, which would negatively affect demand for Bitdeer’s products and services. In addition, smaller exchanges are less likely to have the infrastructure and capitalization that provide larger exchanges with additional stability, larger exchanges may be more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information, or gain access to private computer systems) and may be more likely to be targets of regulatory enforcement action.
For example, during the past three years, a number of Bitcoin exchanges have been closed due to fraud, business failure or security breaches. In many of these instances, the customers of the closed Bitcoin exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin exchanges. While smaller exchanges are less likely to have the infrastructure and capitalization that provide larger exchanges with additional stability, larger exchanges may be more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information, or gain access to private computer systems) and may be more likely to be targets of regulatory enforcement action.
Further, digital asset exchanges on which cryptocurrencies trade are relatively new and, in most cases, largely unregulated. Many digital exchanges do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, cryptocurrency exchanges, including prominent exchanges handling a significant portion of the volume of digital asset trading. During 2022, a number of companies in the crypto industry have declared bankruptcy, including Compute North, Core Scientific, Alameda Research LLC, Celsius Network, Voyager Digital, Three Arrows, BlockFi, and FTX. In June 2022, Celsius began pausing all withdrawals and transfers between accounts on its platform, and in July 2022, it filed for Chapter 11 bankruptcy protection. Further, in November 2022, FTX, one of the major cryptocurrency exchanges, also filed for Chapter 11 bankruptcy. Such bankruptcies have contributed, at least in part, to further price decreases in Bitcoin, a loss of confidence in the participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly, and other participants and entities in the digital asset industry have been, and may continue to be, negatively affected. These events have also negatively impacted the liquidity of the digital assets markets as certain entities affiliated with FTX engaged in significant trading activity.
Bitdeer has not been directly impacted by any of the recent bankruptcies in the crypto asset space, as it has no contractual privity or relationship to the relevant parties. However, Bitdeer is dependent on the overall crypto assets industry, and such recent events have contributed, at least in part, to its peers’ stock price as well as the price of Bitcoin. If the liquidity of the digital assets markets continues to be negatively impacted, digital asset prices (including the price of Bitcoin) may continue to experience significant volatility and confidence in the digital asset markets may be further undermined. A perceived lack of stability in the digital asset exchange market and the closure or temporary shutdown of digital asset exchanges due to business failure, hackers or malware, government-mandated regulation, or fraud, may reduce confidence in digital asset networks and result in greater volatility in cryptocurrency values. These potential consequences of a digital asset exchange’s failure could adversely affect an investment in Bitdeer, discourage overall participation in the cryptocurrency industry, and result in loss of customer demand for Bitdeer’s products and services. Cryptocurrency investments may be subject to losses or impairments if cryptocurrency values decrease as a result of failure of any digital asset exchange, however, Bitdeer does not anticipate to actively participate in such activities in the foreseeable future.
Bitdeer may not have adequate sources of recovery if the cryptocurrencies held by it are lost, stolen or destroyed due to third-party cryptocurrencies custodial services or if Bitdeer cannot redeem or withdraw its cryptocurrencies invested in crypto lending or investing activities. Such incidents could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
Substantially all of Bitdeer’s cryptocurrencies were held in custody by Matrix Finance and Technologies Holding Group and its subsidiaries (“Matrixport Group”), a related party, and Bitdeer’s disposal of cryptocurrencies, at spot price on the date of disposal, was primarily to Matrixport Group. For more details on Bitdeer’s custody agreements with Matrixport Group, see the section entitled “Information Related to Bitdeer — Our Cryptocurrencies — Our Cryptocurrencies Storage and Custodial Practices — Agreements Related to Our Cryptocurrencies Storage and Custodial Practices.” Bitdeer believes that the security procedures that Matrixport Group utilizes, such as issuing username, password and hardware tokens, are reasonably designed to safeguard its Bitcoin and other cryptocurrencies from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by Bitdeer. If such cryptocurrencies are lost, stolen or destroyed under circumstances rendering a third party liable to Bitdeer, it is possible that Matrixport Group may not have the financial resources or insurance sufficient to satisfy any or all of Bitdeer’s claims against the third party, or have the ability to retrieve, restore or replace the lost, stolen or destroyed cryptocurrencies due to governing network protocols and the strength of the cryptographic systems associated with such cryptocurrencies. To the extent that Bitdeer is unable to recover on any of its claims against any such third party, such loss could have a material adverse effect on its business, financial condition and results of operations.
If such services are commercially available, we will consider adding regulated banks, rather than solely relying on crypto custodian, as the custodian for a material amount of our cryptocurrencies. Obtaining cryptocurrency custody services from a regulated bank may confer benefits such as improved security and reduced fraud. Nevertheless, until now, banks have generally declined to provide custody services for cryptocurrencies and other virtual assets, due to the absence of clarity on permissibility and on regulators’ views of these activities generally. On July 22, 2020, the U.S. Office of the Comptroller of the Currency released publicly an interpretive letter confirming the authority of a national bank to provide cryptocurrency custody services for customers, providing that a national bank engaging in such activities should develop and implement those activities consistent with sound risk management practices and align them with the bank’s overall business plans and strategies as set forth in the guidance. On January 27, 2023, the Board of Governors of the Federal Reserve System released publicly a policy statement to interpret section 9(13) of the Federal Reserve Act, clarifying that the state member banks are not prohibited under the policy from providing safekeeping services for crypto-assets in a custodial capacity, if such activities are conducted in a safe and sound manner and in compliance with consumer, anti-money-laundering, and anti-terrorist-financing laws. However, it will take time for banks to start offering cryptocurrencies custodian services, and before then, we may have to continue to rely on crypto custodians, such as Matrixport Group, for our crypto custodian needs.
Bitdeer has also lent cryptocurrency loans to Matrixport Group and purchased cryptocurrency wealth management products from Matrixport Group. See the section entitled “Information Related to Bitdeer — Our Cryptocurrencies” for more information. Historically, Bitdeer has not incurred or been exposed to any losses as a result of its relationship and transactions with Matrixport Group, and has never experienced any excessive redemptions, withdrawals, or a suspension of redemptions or withdrawals, of crypto assets from Matrixport Group or other exchanges or platforms. Participation in cryptocurrency lending and/or investment may subject Bitdeer to counterparty risk, which may result in Bitdeer losing part or all of its cryptocurrencies lent or invested. To further limit its counterparty risk, Bitdeer does not anticipate to engage in crypto lending or investing activities in the foreseeable future.
Any material transaction between Bitdeer and Matrixport Group or its subsidiaries is subject to Bitdeer’s related person transaction policy. To the extent Bitdeer fails to appropriately deal with any such conflicts of interests, it could negatively impact Bitdeer’s reputation, the ability to raise additional funds and the willingness of counterparties to do business with Bitdeer, all of which could have adverse effect on Bitdeer’s business, financial condition, results of operations and cash flows.
The “halving” of rewards available on the Bitcoin network, or the reduction of rewards on other networks, has had and in the future could have a negative impact on Bitdeer’s ability to generate revenue as its customers may not have an adequate incentive to continue transaction processing and customers may cease transaction processing operations altogether, which could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
Under the current protocols governing the Bitcoin network, the reward for validating a new block on that network is cut in half from time to time, which has been referred to in Bitdeer’s industry as the “halving.” When the Bitcoin network was first launched, the reward for validating a new block was 50 Bitcoin. In November 2012, the reward for validating a new block was reduced to 25 Bitcoin. In July 2016, the reward for validating a new block was reduced to 12.5 Bitcoin, and in May 2020, the reward was further reduced to 6.25 Bitcoin. The next halving for Bitcoin is expected in 2024 at block 840,000, when the reward will reduce to 3.125. In addition, other networks may operate under rules that, or may alter their rules to, limit the distribution of new cryptocurrencies. Bitdeer, and to Bitdeer’s knowledge, its potential hosting customers, currently rely on these rewards to generate a significant portion of Bitdeer’s total revenue. If the award of cryptocurrencies for solving blocks and transaction fees are not sufficiently high, neither Bitdeer nor its customers may have an adequate incentive to continue transaction processing and may cease transaction processing operations altogether, which as a result may significantly reduce demand for Bitdeer’s hosting services. As a result, the halving of available rewards on the Bitcoin network, or any reduction of rewards on other networks, would have a negative impact on Bitdeer’s revenue and may have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
In addition, the reduction of rewards may reduce Bitdeer’s profit margins, which could result in Bitdeer selling a substantial portion of its cryptocurrencies, which are subject to high volatility. If Bitdeer is forced to sell cryptocurrencies at low prices, it could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
Malicious actors or botnet may obtain control of more than 50% of the processing power on the Bitcoin or other cryptocurrency network.
If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on the Bitcoin or other cryptocurrency network, it may be able to alter the blockchain on which the Bitcoin or other cryptocurrency network and most Bitcoin or other cryptocurrency transactions rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could control, exclude, or modify the ordering of transactions, though it could not generate new cryptocurrencies or transactions using such control. The malicious actor could “double-spend” its own cryptocurrencies (i.e., spend the same cryptocurrencies in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the cryptocurrency network, or the cryptocurrency community did not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible.
Although there are no known reports of malicious activity or control of the Bitcoin blockchain achieved through controlling over 50% of the processing power on the network, it is believed that certain mining pools may have exceeded the 50% threshold. The possible crossing of the 50% threshold indicates a greater risk in that a single mining pool could exert authority over the validation of Bitcoin transactions. To the extent that the cryptocurrency ecosystems, including developers and administrators of mining pools, do not act to ensure greater decentralization of Bitcoin or other cryptocurrency mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the cryptocurrency network will increase, which may adversely affect an investment in Bitdeer.
If there are significant changes to the method of validating blockchain transactions, such changes could harm Bitdeer’s proprietary mining business and reduce demand for Bitdeer’s products and services.
New cryptocurrency transaction protocols are continuously being deployed, and existing and new protocols are in a state of constant change and development. While certain validation protocols currently employ a PoW consensus algorithm, whereby miners are required to expend significant amounts of electrical and computing power to solve complex mathematical problems in order to validate transactions and create new blocks in a blockchain, there may be a shift towards adopting alternative validating protocols. These protocols may include a PoS algorithm, PoC algorithm or any other algorithm based on a protocol other than PoW, which may decrease the reliance on computing power as an advantage to validating blocks. Bitdeer’s proprietary mining operations, and, to Bitdeer’s knowledge, the operations of Bitdeer’s potential hash rate sharing and hosting customers, are currently designed to primarily support a PoW consensus algorithm. Should the algorithm shift from a PoW validation method to others, mining would require less energy and may render any company that maintains advantages in the current climate (for example, from lower priced electricity, processing, real estate or hosting) less competitive. As a result of Bitdeer’s efforts to optimize and improve the efficiency of its cryptocurrency mining operations, Bitdeer may be exposed to the risk in the future of losing the benefit of Bitdeer’s capital investments and the competitive advantage Bitdeer hopes to gain from this as a result, and may be negatively impacted if a switch to protocols other than PoW were to occur. If Bitdeer cannot adapt to the new mining protocols quickly enough to keep pace with the market change, any such change to transaction validating protocols could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
Growth in the popularity and use of other blockchain networks other than PoW cryptocurrency networks, may adversely affect Bitdeer’s business.
A consensus algorithm is the mechanism through which a blockchain network reach consensus. There are several types of consensus algorithms, the most common among which are Proof-of-Work (“PoW”), Proof-of-Stake (“PoS”), Delegated-Proof-of-Stake (“DPoS”), Proof-of-Space-Time (“PoST”), and Proof-of- Capacity (“PoC”). PoW is employed by Bitcoin and many other cryptocurrencies, according to which miners with higher computing power have better chances to find a valid solution for the next block. On the contrary, according to PoS, the creator of a new block is chosen in a deterministic way based on his or her stake, which is the number of coins he or she owns. As validation under PoS does not depend on computing power, PoS reduces the need for electricity and mining hardware. DPoS works similarly to PoS except it involves a voting and delegation mechanism to incentivize users to secure the network with their staked collateral. PoST and PoC are consensus mechanism algorithm used in blockchains that allows for mining devices in the network to use their available storage space and time to decide mining rights and validate transactions. PoST and PoC emerged as some of the many alternative solutions to the problem of high energy consumption in PoW systems and cryptocurrency hoarding in PoS systems.
Currently, the original PoW cryptocurrency network, Bitcoin, enjoys a first-to-market advantage over other networks such as PoS networks and dominates the cryptocurrency markets as it was introduced by Satoshi Nakamoto back in 2009, way earlier than other cryptocurrencies, and since then grew into the most populator cryptocurrency. As of December 31, 2020, the market capitalization of Bitcoin was US$542,633.93 million, accounting for approximately 71% of the total capitalization of the global cryptocurrency market, according to Frost & Sullivan. As of June 30, 2022, the market capitalization of Bitcoin was US$383,245.5 million, accounting for approximately 40% to 45% of the total capitalization of the global cryptocurrency market, according to Frost & Sullivan. Bitcoin’s market capitalization and its share of the market capitalization of all cryptocurrencies fluctuate as other cryptocurrencies were introduced to the digital assets industry at a later time and became more mainstream for various reasons, and there is no guarantee that Bitcoin or other PoW cryptocurrency networks, will continue to enjoy such market leading position and could be is overtaken by another virtual asset. For example, as the cryptocurrency community continues to develop and advance

PoS technologies, PoS networks may offer actual or perceived advantages over PoW networks. While Bitdeer intends to enrich its product and service portfolio by providing mining services covering new crypto protocols, including PoS, DPoS, PoST and PoC, and steadily increase the weight of new business to diversify revenue streams and attract new customers who are users of these new crypto protocols, Bitdeer’s services primarily support PoW protocol currently. Specifically, prior to the second half of 2021, Bitdeer’s business was limited to PoW protocol only; commencing from the second half of 2021, Bitdeer started to mine Filecoin, which adopted PoST protocol, on a proprietary basis, and to offer computing power sharing solutions regarding Filecoin mining under its Cloud Hash Rate business. If preferences in the cryptocurrency markets shift away from PoW networks and PoS networks achieve widespread adoption, it could attract users away from Bitcoin and the other PoW cryptocurrencies Bitdeer mines and the PoW related products mining services Bitdeer offers, which could have a material adverse effect on Bitdeer’s business and Bitdeer’s prospects or operations as there is no guarantee that Bitdeer will be able to adapt to new businesses swiftly enough, if at all.
The acceptance of Bitcoin network software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in the Bitcoin network could result in a “fork” in the blockchain, resulting in the operation of two separate networks that cannot be merged. The existence of forked blockchains could erode user confidence in Bitcoin and could adversely impact Bitdeer’s business, results of operations and financial condition.
Bitcoin is based on open-source software and has no official developer or group of developers that formally controls the Bitcoin network. Any individual can download the Bitcoin network software and make any desired modifications, which are proposed to users and miners on the Bitcoin network through software downloads and upgrades. However, miners and users must consent to those software modifications by downloading the altered software or upgrading and implementing the changes; otherwise, the changes do not become part of the Bitcoin network. Since the Bitcoin network’s inception, changes to the Bitcoin network have been accepted by the vast majority of users and miners, ensuring that the Bitcoin network remains a coherent economic system. However, a developer or group of developers could potentially propose a modification to the Bitcoin network that is not accepted by a vast majority of miners and users, but that is nonetheless accepted by a substantial population of participants in the Bitcoin network. In such a case, a fork in the blockchain could develop and two separate Bitcoin networks could result, one running the pre-modification software program and the other running the modified version. An example is the introduction of a cryptocurrency known as “Bitcoin cash” in mid-2017. This kind of split in the Bitcoin network could erode user confidence in the stability of the Bitcoin network, which could negatively affect the demand for Bitdeer’s services.
Cryptocurrency transactions are irrevocable and, if stolen or incorrectly transferred, cryptocurrencies may be irretrievable. As a result, any incorrectly executed cryptocurrency transactions could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
Typically, cryptocurrency transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on the applicable network. Once a transaction has been confirmed and verified in a block that is added to the network blockchain, an incorrect transfer of a cryptocurrency or a theft of a cryptocurrency generally will not be reversible and Bitdeer may not be capable of seeking compensation for any such transfer or theft. Although transfers of any cryptocurrencies Bitdeer holds will regularly be made to or from vendors, consultants, services providers, etc., it is possible that, through computer or human error, or through theft or criminal action, Bitdeer’s cryptocurrencies could be transferred from itself in incorrect amounts or to unauthorized third parties. To the extent that Bitdeer is unable to seek a corrective transaction with such third party or is incapable of identifying the third party that has received Bitdeer’s cryptocurrencies through error or theft, Bitdeer will be unable to revert or otherwise recover Bitdeer’s incorrectly transferred cryptocurrencies. To the extent that Bitdeer is unable to seek redress for such error or theft, such loss could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
The cryptocurrencies held by Bitdeer may be subject to loss, damage, theft or restriction on access, which could have a material adverse effect on Bitdeer’s business, financial condition or results of operations.
There is a risk that some or all of the cryptocurrencies held or hosted by Bitdeer could be lost, stolen or destroyed. Bitdeer believes that the cryptocurrencies held or hosted by itself and its mining operation will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal Bitdeer’s cryptocurrencies. Bitdeer’s security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of one of Bitdeer’s employees, or otherwise, and, as a result, an unauthorized party may obtain access to Bitdeer’s cryptocurrency accounts, private keys, data or cryptocurrencies. Although Bitdeer implements a number of security procedures with various elements such as two-factor verification, segregated accounts and secured facilities and plans to implement the maintenance of data on computers and/or storage media that is not directly connected to, or accessible from, the internet and/or networked with other computers, or “cold storage,” to minimize the risk of loss, damage and theft, and Bitdeer updates such security procedures whenever reasonably practicable, there is no guarantee that the prevention of such loss, damage or theft, whether caused intentionally, accidentally or by an act of God.
Additionally, outside parties may attempt to fraudulently induce Bitdeer’s employees to disclose sensitive information in order to gain access to Bitdeer’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event, and often are not recognized until launched against a target, Bitdeer may be unable to anticipate these techniques or implement adequate preventative measures. As technological change occurs, the security threats to Bitdeer’s Bitcoin will likely adapt and previously unknown threats may emerge. Bitdeer’s ability to adopt technology in response to changing security needs or trends may pose a challenge to the safekeeping of Bitdeer’s cryptocurrencies. To the extent Bitdeer is unable to identify and mitigate or stop new security threats, Bitdeer’s cryptocurrencies may be subject to theft, loss, destruction or other attacks.
Any of these events could expose Bitdeer to liability, damage its reputation, reduce customer confidence in Bitdeer’s products and services and otherwise have a material adverse effect on Bitdeer’s business, financial condition and results of operations. Furthermore, Bitdeer believes that as its assets grow, Bitdeer may become a more appealing target for security threats, such as hackers and malware. If an actual or perceived breach of Bitdeer’s cryptocurrency accounts occurs, the market perception of Bitdeer’s effectiveness could be harmed.
The impact of geopolitical, economic or other events on the supply of and demand for cryptocurrencies is uncertain, but could motivate large-scale sales of cryptocurrencies, which could result in a reduction in the price of such cryptocurrencies and could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
As an alternative to fiat currencies that are backed by central governments, cryptocurrencies, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services. It is unclear how this supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of cryptocurrencies either globally or locally. Large-scale sales of cryptocurrencies likely would result in a reduction in the price of the subject cryptocurrency and could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
In addition, the price of cryptocurrencies may be affected by the buying and selling of a significant amount of cryptocurrencies by a holder, or a group of holders. Any unforeseen actions by holders of a significant amount of cryptocurrencies, could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
Cryptocurrencies, including Bitcoin, face significant scaling obstacles that can lead to high fees or slow transaction settlement times and any mechanisms of increasing the scale of cryptocurrency settlement may significantly alter the competitive dynamics in the market.
Many cryptocurrencies face significant scaling obstacles that can lead to high fees or slow transaction settlement times, and attempts to increase the volume of transactions may not be effective. Scaling cryptocurrencies, and particularly Bitcoin, is essential to the widespread acceptance of cryptocurrencies as a means of payment, which is necessary to the growth and development of Bitdeer’s business.
Many cryptocurrency networks face significant scaling challenges. For example, cryptocurrencies are limited with respect to how many transactions can occur per second. In this respect, Bitcoin may be particularly affected as it relies on the PoW validation, which due to its inherent characteristics may be particularly hard to scale to allow simultaneous processing of multiple daily transactions by users. Participants in the cryptocurrency ecosystem debate potential approaches to increasing the average number of transactions per second that the network can handle and have implemented mechanisms or are researching ways to increase scale, such as “sharding,” which is a term for a horizontal partition of data in a database or search engine, which would not require every single transaction to be included in every single miner’s or validator’s block.
There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of cryptocurrency transactions will be effective, how long they will take to become effective or whether such mechanisms will be effective for all cryptocurrencies. There is also a risk that any mechanisms of increasing the scale of cryptocurrency settlements may significantly alter the competitive dynamics in the cryptocurrency market, and may adversely affect the value of Bitcoin and the price of Bitdeer’s shares or the price of BTG Ordinary Shares after the completion of the Business Combination, any of which could have a material adverse effect on Bitdeer’s business, prospects, financial condition, and operating results.
To the extent that any miners cease to record transactions in solved blocks, transactions that do not include the payment of a transaction fee will not be recorded on the blockchain until a block is solved by a miner who does not require the payment of transaction fees. Any widespread delays in the recording of transactions could result in a loss of confidence in that cryptocurrency network, which could adversely impact an investment in Bitdeer.
To the extent that any miners cease to record transactions in solved blocks, such transactions will not be recorded on the blockchain. Currently, there are no known incentives for miners to elect to exclude the recording of transactions in solved blocks; however, to the extent that any such incentives arise (e.g., a collective movement among miners or one or more mining pools forcing Bitcoin users to pay transaction fees as a substitute for or in addition to the award of new Bitcoins upon the solving of a block), actions of miners solving a significant number of blocks could delay the recording and confirmation of transactions on the blockchain.
Any systemic delays in the recording and confirmation of transactions on the blockchain could result in greater exposure to double-spending transactions and a loss of confidence in certain or all cryptocurrency networks, which could have a material adverse effect on Bitdeer’s business, prospects, financial condition, and operating results.
Network congestion could result in high fees, delayed transactions, and a loss of confidence in that cryptocurrency network, which could adversely impact an investment in Bitdeer.
Rising adoption of blockchain networks leads to network congestion, as space on decentralized ledgers is inherently scarce. From a design standpoint, striking a balance between security, decentralization, and scalability (or transactional throughput) is the subject of great debate among innovators and has led to the creation of a variety of networks that make different trade-offs to achieve different outcomes. If network congestion rises to the point where transaction fees make it prohibitively expensive for average users to operate on the network, those users may stop using the network, and application developers may seek to build on other networks where users can afford to transact.
Increasing growth and popularity of cryptocurrencies, initial coin offerings (“ICOs”) and security token offerings, as well as non-digital asset-related applications that utilize blockchain technology on certain networks, can cause congestion and backlog, and as result, increase latency on such networks. An increase in congestion and backlogs could result in longer transaction confirmation times, an increase in unconfirmed transactions (that is, transactions that have yet to be included in a block on a network and therefore are not yet completed transactions), higher transaction fees and an overall decrease in confidence in a particular network, which could ultimately affect Bitdeer’s ability to transact on that particular network and, in turn, could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
Bitdeer may diversify its business by mining or investing in additional cryptocurrencies which could require significant investment or expose Bitdeer to trading risks.
The field of cryptocurrencies is constantly expanding with around 10,000 types of cryptocurrencies in existence as of December 2021. Bitdeer intends to evaluate the potential for mining or investing in existing, new and alternative cryptocurrencies. To the extent Bitdeer elects to commence activities to generate cryptocurrencies, Bitdeer would be required to invest Bitdeer’s assets either to obtain mining equipment configured to generate cryptocurrencies based on a PoW protocol or to post “stakes” to generate cryptocurrencies based on a PoS protocol. In addition, or in the alternative, Bitdeer may trade its cryptocurrencies for other cryptocurrencies on centralized or decentralized exchanges. Optimization of such trades may vary depending on the exchange on which the trade is conducted because Bitdeer may not have access to all exchanges on which such trades are available. Further, trading on centralized and decentralized exchanges may expose Bitdeer to additional risks if such exchanges experience breaches of security measures, system errors or vulnerabilities, software corruption, hacking or other irregularities. Any new cryptocurrency obtained through generation or trading may be more volatile or fail to increase in value compared to cryptocurrencies Bitdeer currently holds. As a result, any investment in different cryptocurrencies may not achieve Bitdeer’s goals, may be viewed negatively by analysts or investors and may negatively affect Bitdeer’s revenue and results of operations.
If the transaction fees for recording cryptocurrencies in a blockchain increase, demand for cryptocurrencies may be reduced and prevent the expansion of the networks to retail merchants and commercial businesses, resulting in a reduction in the acceptance or price of cryptocurrencies.
As the number of cryptocurrencies awarded for solving a block in a blockchain decreases, the incentive for mining participants to contribute processing power to networks will transition from a set reward to transaction fees. In order to incentivize mining participants to continue to contribute processing power to the networks, the network may transition from a set reward to transaction fees earned upon solving for a block.
If mining participants demand higher transaction fees to record transactions in a blockchain or a software upgrade automatically charges fees for all transactions, the cost of using cryptocurrencies may increase and the marketplace may be reluctant to accept cryptocurrencies as a means of payment. Existing users may be motivated to switch from one cryptocurrency to another or back to fiat currency. Decreased use and demand for cryptocurrencies may adversely affect their value and result in a reduction in the value of Bitdeer’s common stock.
If the award of new cryptocurrencies and/or transaction fees for solving blocks is not sufficiently high to incentivize miners, such processors may reduce or cease expending processing power on a particular network, which could negatively impact the utility of the network, reduce the value of its cryptocurrencies and have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
As the number of cryptocurrencies rewarded to miners for validating blocks in a network decreases, the incentive for miners to continue contributing processing power to the network may shift toward transaction fees. Such a shift may increase the transaction fees on a network. Higher transaction fees may reduce the utility of a network for an end user, which may cause end users to reduce or stop their use of that network. In such case, the price of the relevant cryptocurrency may decline substantially and could go to zero. Such reduced price and demand for, and use of, the relevant cryptocurrency and network, either as it applies to Bitdeer’s transaction processing services or to those of Bitdeer’s potential hosting customers, may have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
Miners may sell a substantial number of cryptocurrencies into the market, which may exert downward pressure on the price of the applicable cryptocurrency and, in turn, could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
Transaction processing requires the investment of significant capital for the acquisition of hardware, leasing or purchasing space, involves substantial electricity costs and requires the employment of personnel to operate the data facilities, which may lead transaction processing operators to liquidate their positions in cryptocurrencies to fund these capital requirements. In addition, if the reward of new cryptocurrencies for transaction processing declines, and/or if transaction fees are not sufficiently high, profit margins for transaction processing operators may be reduced, and such operators may be more likely to sell a higher percentage of their cryptocurrencies. Whereas it is believed that individual operators in past years were more likely to hold cryptocurrencies for more extended periods, the immediate selling of newly transacted cryptocurrencies by operators may increase the supply of such cryptocurrencies on the applicable exchange market, which could create downward pressure on the price of the cryptocurrencies and, in turn, could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
To the extent that the profit margins of cryptocurrency mining operations are not high, mining participants are more likely to sell their earned Bitcoin, which could constrain Bitcoin prices.
Over the past few years, cryptocurrency mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation application-specific integrated circuit (“ASIC”) servers. Currently, new processing power is predominantly added by incorporated and unincorporated “professionalized” mining operations. Professionalized mining operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. They require the investment of significant capital to acquire this hardware, to lease operating space (often in datacenters or warehousing facilities), and to pay the costs of electricity and labor to operate the mining datacenters. As a result, professionalized mining operations are of a greater scale than prior mining operations and have more defined and regular expenses and liabilities. These regular expenses and liabilities require professionalized mining operations to maintain profit margins on the sale of cryptocurrencies. To the extent the price of cryptocurrencies declines and such profit margin is constrained, professionalized mining participants are incentivized to more immediately sell cryptocurrencies earned from mining operations, whereas it is believed that individual mining participants in past years were more likely to hold newly mined cryptocurrencies for more extended periods. The immediate selling of newly mined cryptocurrencies greatly increases the trading volume of the cryptocurrencies, creating downward pressure on the market price of cryptocurrency rewards. The extent to which the value of cryptocurrencies mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined cryptocurrencies rapidly if it is operating at a low profit margin and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage could be sold more rapidly, thereby potentially depressing cryptocurrency prices. Lower cryptocurrency prices could result in further tightening of profit margins for professionalized mining operations creating a network effect that may further reduce the price of cryptocurrencies until mining operations with higher operating costs become unprofitable forcing them to reduce mining power or cease mining operations temporarily. Such circumstances could have a material adverse effect on Bitdeer’s business, prospects or operations and potentially the value of Bitcoin and any other cryptocurrencies Bitdeer mines or otherwise acquire or hold for Bitdeer’s own account.
Cryptocurrencies and transactions may be subject to further taxation in the future.
In recent years, the rise of cryptocurrency prices and transaction volume has attracted the attention of tax authorities. As the laws governing cryptocurrencies are still evolving, the tax treatment of cryptocurrencies in various jurisdictions is subject to change. New laws or legislations, such as the ones introduced in the United States under the “Infrastructure Investment and Jobs Act,” commonly referred to as the “infrastructure bill,” which was signed into law on November 15, 2021, will include tax reporting provisions that apply to cryptocurrencies. Introductions of more stringent provisions on reporting or surveillance of cryptocurrencies and cryptocurrencies will likely be an ongoing trend from authorities worldwide. Bitdeer cautions that these new provisions may direct or indirectly impact scrutiny and assessments in relation to taxation. While some countries have expressed an intention to or have imposed taxation on cryptocurrencies and transactions, other tax authorities have been silent. As there is considerable uncertainty over the taxation of cryptocurrencies, there is no guarantee that the cryptocurrencies and transactions denominated in cryptocurrencies will not be subject to further taxation in the future, including but not limited to additional taxes and increased tax rate. These events could reduce the economic return of cryptocurrency and increase the holding costs of cryptocurrencies, rendering the cryptocurrency mining solutions Bitdeer provides less attractive to customers, which could materially and adversely affect Bitdeer’s business, results of operations and financial condition.
Risks Related to Regulatory Compliance and Other Legal Matters
Bitdeer is subject to a highly-evolving regulatory landscape and any adverse changes to, or its failure to comply with, any laws and regulations could adversely affect its business, reputation, prospects or operations.
Until recently, relatively little regulatory attention has been directed toward the crypto assets market by U.S. federal and state governments, non-U.S. governments and self-regulatory agencies. As crypto assets have grown in popularity and in market size, the U.S. regulatory regime — namely the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the SEC, the U.S. Commodity Futures Trading Commission (the “CFTC”), the Financial Crimes Enforcement Network (the “FinCEN”) and the Federal Bureau of Investigation), and local and foreign governmental organizations, consumer agencies and public advocacy groups have been examining the operations of crypto networks, users and platforms, with a focus on how crypto assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist enterprises, and the safety and soundness of platforms and other service providers that hold crypto assets for users. Many of these entities have called for heightened regulatory oversight, and have issued consumer advisories describing the risks posed by crypto assets to users and investors. For instance, in March 2022, Federal Reserve Chair Jerome Powell expressed the need for regulation to prevent “cryptocurrencies from serving as a vehicle for terrorist finance and just general criminal behavior”. On March 8, 2022, President Biden announced an executive order on cryptocurrencies which seeks to establish a unified federal regulatory regime for cryptocurrencies. The complexity and evolving nature of Bitdeer’s business and the significant uncertainty surrounding the regulation of the crypto assets industry requires Bitdeer to exercise its judgment as to whether certain laws, rules, and regulations apply to it, and it is possible that governmental bodies and regulators may disagree with its conclusions. To the extent Bitdeer has not complied with such laws, rules and regulations, Bitdeer could be subject to significant fines, revocation of licenses, limitations on its products and services, reputational harm, and other regulatory consequences, each of which may be significant and could adversely affect its business, operating results, and financial condition.
Additionally, the recent bankruptcy filings of FTX, the third largest digital asset exchange by volume at the time of its filing, and its affiliated hedge fund Alameda Research LLC, in addition to other bankruptcy filings of crypto companies throughout calendar year 2022, will likely attract heightened regulatory scrutiny from U.S. regulatory agencies such as the SEC and CFTC. Increasing regulation and regulatory scrutiny may result in additional costs for Bitdeer and Bitdeer’s management having to devote increased time and attention to regulatory matters, change aspects of Bitdeer’s business or result in limits on the utility of Bitcoin. In addition, regulatory developments and/or Bitdeer’s business activities may require Bitdeer to comply with certain regulatory regimes. Increasingly strict legal and regulatory requirements and any regulatory investigations and enforcement may result in changes to Bitdeer’s business, as well as increased costs, supervision and examination. Moreover, new laws, regulations, or interpretations may result in additional litigation, regulatory investigations, and enforcement or other actions. Adverse changes to, or Bitdeer’s failure to comply with, any laws and regulations may have, an adverse effect on Bitdeer’s reputation and brand and its business, operating results, and financial condition.
Although Bitdeer is not directly connected to the recent cryptocurrency market events, Bitdeer may still suffer reputational harm due to its association with the cryptocurrency industry in light of the recent disruption in the crypto asset markets. Ongoing and future regulation and regulatory actions could significantly restrict or eliminate the market for or uses of Bitcoin and/or may adversely affect Bitdeer’s business, reputation, financial condition and results of operations.
The nature of Bitdeer’s business requires the application of complex financial accounting rules, and there is limited guidance from accounting standard setting bodies. If financial accounting standards undergo significant changes, Bitdeer’s operating results could be adversely affected.
The accounting rules and regulations that Bitdeer must comply with are complex and subject to interpretation by the International Accounting Standards Board (the “IASB”), the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on Bitdeer’s reported financial results, and may even affect the reporting of transactions completed before the announcement or effectiveness of a change. Recent actions and public comments from the SEC have focused on the integrity of financial reporting and internal controls. In addition, many companies’ accounting policies are being subject to heightened scrutiny by regulators and the public. Further, there has been limited precedents for the financial accounting of cryptocurrency-related transactions. As such, there remains significant uncertainty on how companies can account for crypto assets transactions, crypto assets, and related revenue. Uncertainties in or changes to regulatory or financial accounting standards could result in the need to change Bitdeer’s accounting methods and restate its financial statements and impair its ability to provide timely and accurate financial information, which could adversely affect the accuracy of its financial statements, result in a loss of investor confidence, and more generally impact its business, operating result, and financial condition.
Bitdeer is subject to tax risks related to Bitdeer’s multinational operations.
Bitdeer is subject to taxes in various overseas jurisdictions where Bitdeer operates. Tax laws and practices applicable in the various jurisdictions Bitdeer operates in are complex and sophisticated, and Bitdeer faces risks of tax incompliance caused by misunderstanding of regional tax policies or different tax administration enforcement. Due to economic and political conditions, tax rates in various jurisdictions may be subject to significant changes. Bitdeer’s effective tax rates could be affected by changes in the mix of earnings in countries with different statutory tax rates, changes in the valuation of deferred tax assets and liabilities, or changes in tax laws or their interpretation.
Bitdeer is also subject to the examination of tax returns and other tax matters by domestic and international tax authorities and governmental bodies. There can be no assurance as to the outcome of these examinations. If Bitdeer’s effective tax rates were to increase or if the ultimate determination of Bitdeer’s taxes owed is for an amount in excess of amounts previously accrued, Bitdeer’s financial condition, operating results and cash flows could be adversely affected.
Bitdeer’s interactions with a blockchain may expose it to SDN or blocked persons or cause Bitdeer to violate provisions of law that did not contemplate distribute ledger technology.
The OFAC requires us to comply with its sanction program and not conduct business with persons named on its specially designated nationals (“SDN”) list. However, because of the pseudonymous nature of blockchain transactions, Bitdeer may, inadvertently and without its knowledge, engage in transactions with persons named on OFAC’s SDN list. Bitdeer’s internal policies prohibit any transactions with such SDN individuals, but it may not be adequately capable of determining the ultimate identity of the individual with whom it transacts with respect to Bitdeer cryptocurrency mining-related products and services. In addition, in the future, OFAC or another regulator, may require Bitdeer to screen transactions for OFAC addresses or other bad actors before including such transactions in a block, which may increase Bitdeer’s compliance costs, decrease Bitdeer’s anticipated transaction fees and lead to decreased traffic on Bitdeer’s network. Any of these factors, consequently, could have a material adverse effect on Bitdeer’s business, prospects, financial condition, and operating results.
Moreover, federal law prohibits any U.S. person from knowingly or unknowingly possessing any visual depiction commonly known as child pornography. Recent media reports have suggested that persons have embedded such depictions on one or more blockchains. Because Bitdeer’s business requires it to download and retain one or more blockchains to effectuate Bitdeer’s ongoing business, it is possible that such digital ledgers contain prohibited depictions without Bitdeer’s knowledge or consent. To the extent government enforcement authorities literally enforce these and other laws and regulations that are impacted by decentralized distributed ledger technology, Bitdeer may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm Bitdeer’s reputation and could have a material adverse effect on Bitdeer’s business, prospects, financial condition, and operating results.
Bitdeer’s mining datacenters may be located on property whose owner has not obtained the approval of relevant authorities, and it may be ordered to relocate from that property.
Bitdeer’s mining datacenters where mining machines operate are located in different places around the world. Due to the unexpectable regulations that the governments may impose on the development of cryptocurrencies or cryptocurrency mining, the properties Bitdeer is renting currently may not be in accordance with local zoning ordinance. Such mining datacenters may be considered to be in violation of relevant zoning laws and the government may order the demolition or relocation of such datacenters. If Bitdeer is evicted from such property, it may need to find alternative properties and relocate Bitdeer’s mining datacenters. Unless Bitdeer is able to make timely alternative arrangements for relocating, it may not be able to fulfill purchase orders received, which may have a material and adverse effect on Bitdeer’s business, results of operations and financial condition.

Bitdeer may be involved in legal and other disputes from time to time arising out of Bitdeer’s operations, including disputes with Bitdeer’s suppliers, business partners, customers or employees.
Bitdeer may from time to time be involved in disputes with various parties arising out of Bitdeer’s operations, including mining machines or electricity suppliers, business partners, customers or employees. These disputes may lead to protests or legal or other proceedings and may result in damage to Bitdeer’s reputation, substantial costs and diversion of resources and management’s attention from Bitdeer’s core business activities. In addition, Bitdeer may encounter compliance issues with regulatory bodies in the course of Bitdeer’s operations, in respect of which Bitdeer may face administrative proceedings or unfavorable rulings that may result in liabilities and cause delays or disruptions to Bitdeer’s services. Bitdeer may be involved in other proceedings or disputes in the future that may have a material adverse effect on Bitdeer’s business, financial condition, results of operations or cash flows.
Bitdeer may increasingly become a target for public scrutiny, including complaints to regulatory agencies, negative media coverage, and malicious allegations, all of which could severely damage Bitdeer’s reputation and materially and adversely affect Bitdeer’s business and prospects.
Certain features of cryptocurrency networks, such as decentralization, independence from sovereignty and anonymity of transactions, create the possibility of heightened attention from the public, regulators and the media. Heightened regulatory and public concerns over cryptocurrency-related issues may subject Bitdeer to additional legal and social responsibilities and increased scrutiny and negative publicity over these issues and even boycott by the rest of the mining community, due to Bitdeer’s leading position in the cryptocurrency mining industry. From time to time, these allegations, regardless of their veracity, may result in consumer dissatisfaction, public protests or negative publicity, which could result in government inquiry or substantial harm to Bitdeer’s brand, reputation and operations. Moreover, as Bitdeer’s business expands and grows, Bitdeer may be exposed to heightened public scrutiny in jurisdictions where Bitdeer already operates as well as in new jurisdictions where Bitdeer may operate. There is no assurance that Bitdeer would not become a target for regulatory or public scrutiny in the future or that scrutiny and public exposure would not severely damage Bitdeer’s reputation as well as Bitdeer’s business and prospects.
Bitdeer’s insurance coverage is limited and may not be adequate to cover potential losses and liabilities. A significant uninsured loss or a loss in excess of Bitdeer’s insurance coverage could have a material adverse effect on Bitdeer’s results of operations and financial condition.
Risks associated with Bitdeer’s business and operations include, but are not limited to, business interruption due to regulatory changes, power shortages or network failure, product liability claims and losses of key personnel, any of which may result in significant costs or business disruption. In line with general market practice, Bitdeer does not have any business liability or disruption insurance to cover Bitdeer’s operations. However, Bitdeer’s current insurance policies may be insufficient in the event of a prolonged or catastrophic event. The occurrence of any such event that is not entirely covered by Bitdeer’s insurance policies may result in interruption of Bitdeer’s operations, subject Bitdeer to significant losses or liabilities and damage Bitdeer’s reputation as a provider of business continuity services. In addition, the property, transit and director and officer insurance policies Bitdeer has obtained may not cover all risks associated with Bitdeer’s business. It may not be possible, either because of a lack of available policies, limits on coverage or prohibitive cost, for Bitdeer to obtain insurance of any type that would cover losses associated with Bitdeer’s cryptocurrency portfolio. The occurrence of certain incidents including severe weather, earthquake, fire, war, power outages, flooding and the consequences resulting from them may not be covered by Bitdeer’s insurance policies adequately, or at all. If Bitdeer were subject to substantial liabilities that were not covered by its insurance, Bitdeer could incur costs and losses that could materially and adversely affect Bitdeer’s results of operations and financial condition.
The cryptocurrencies held by Bitdeer are not insured. Therefore, a loss may be suffered with respect to Bitdeer’s cryptocurrencies which is not covered by insurance and for which no person is liable in damages which could adversely affect Bitdeer’s operations and, consequently, an investment in Bitdeer.
Bitcoin mining activities are energy-intensive, which may restrict the geographic locations of mining machines and have a negative environmental impact.
Bitcoin mining activities are inherently energy-intensive and electricity costs account for a significant portion of the overall mining costs. The availability and cost of electricity will restrict the geographic locations of mining activities. Any shortage of electricity supply or increase in electricity cost in a jurisdiction may negatively impact the viability and the expected economic return for Bitcoin mining activities in that jurisdiction, which may in turn decrease the sales of Bitdeer’s Bitcoin mining machines in that jurisdiction.
In addition, the significant consumption of electricity may have a negative environmental impact, including contribution to climate change, which may give rise to public opinion against allowing the use of electricity for Bitcoin mining activities or government measures restricting or prohibiting the use of electricity for Bitcoin mining activities. Any such development in the jurisdictions where Bitdeer sells its cryptocurrency mining-related products and services could have a material and adverse effect on Bitdeer’s business, financial condition and results of operations.
Bitdeer’s business operation and international expansion are subject to geopolitical risks.
Bitdeer’s business operation and international expansion are subject to geopolitical risks. Any significant deterioration in Bitdeer’s business collaboration with Bitdeer’s partners may have a negative impact on the ability of Bitdeer’s business partners to produce or deliver the equipment or components Bitdeer needs, which could have a material and adverse effect on Bitdeer’s business, financial condition and results of operations.
In addition, there might be significant changes to United States trade policies, treaties and tariffs, including trade policies and tariffs regarding the Europe Union or other major economy entities. Countries may respond by imposing retaliatory trade measures against the United States. For details about international trade relations, see the section entitled “— Risks Related to Bitdeer’s Business, Operations, Industry and Financial Condition — Changes in international trade policies and international barriers to trade may have an adverse effect on Bitdeer’s business and expansion plans” in this section. Variations in the trade policies among different countries will significantly influence Bitdeer’s worldwide business and regional business relationship, which will materially and adversely affect Bitdeer’s business, financial condition and results of operations.
Bitdeer’s business operation and international expansion may have an intrinsic need for governmental interactions, and are therefore subject to higher corruption risks.
Bitdeer requires significant power resources and related infrastructures to support cryptocurrency mining, and that Bitdeer’s business operates under a fast-changing regulatory landscape, both in terms of cryptocurrency and environmental regulations. Such business nature may pose an intrinsic need for Bitdeer to frequently interact with government authorities by, for example, accessing natural resources and engaging in lobbying activities with respect to any relevant regulatory changes. Frequent governmental interactions may pose higher corruption and bribery risks to Bitdeer. In addition, Bitdeer’s plan to expand internationally, including into jurisdictions which are considered high-risk from an anti-bribery and anti-corruption perspective, also heightens the corruption risks for Bitdeer.
Bitdeer requires certain approvals, licenses, permits and certifications to operate. Any failure to obtain or renew any of these approvals, licenses, permits or certifications could materially and adversely affect Bitdeer’s business and results of operations.
In accordance with the laws and regulations in the jurisdictions in which Bitdeer operates, Bitdeer is required to maintain certain approvals, licenses, permits and certifications, such as obtaining certificates of occupancy and passing electrical inspection for Bitdeer’s mining datacenters. Complying with such laws and regulations may require substantial expense, and any non-compliance may expose Bitdeer to liability. In the event of non-compliance, Bitdeer may have to incur significant expenses and divert substantial management time to rectify the incidents. In the future, if Bitdeer fails to obtain all the necessary approvals, licenses, permits and certifications, it may be subject to fines or the suspension of operations of the production facilities and research and development facilities that do not have all the requisite approvals, licenses, permits and certifications, which could materially and adversely affect Bitdeer’s business and results of operations. Bitdeer may also experience adverse publicity arising from non-compliance with government regulations, which would negatively impact Bitdeer’s reputation.
There is no assurance that Bitdeer will be able to fulfill all the conditions necessary to obtain the required government approvals, or that relevant government officials will always, if ever, exercise their discretion in

Bitdeer’s favor, or that Bitdeer will be able to adapt to any new laws, regulations and policies. There may also be delays on the part of government authorities in reviewing Bitdeer’s applications and granting approvals, whether due to the lack of human resources or the imposition of new rules, regulations, government policies or their implementation, interpretation and enforcement. If Bitdeer is unable to obtain, or experiences material delays in obtaining, necessary government approvals, Bitdeer’s operations may be substantially disrupted, which could materially and adversely affect Bitdeer’s business, financial condition and results of operations. Bitdeer is not aware of any governmental licenses or authorizations required to offer its products and services to customers in the jurisdictions it offers such products and services. However, Bitdeer’s hash rate sharing business may be subject to U.S. jurisdictions under certain circumstances. See the section entitled “— Bitdeer’s hash rate sharing business may be subject to U.S. jurisdiction if Bitdeer is not able to avoid offering or selling its hash rate products to U.S. customers. Additionally, Bitdeer’s hash rate sharing business may be deemed as securities offerings in other jurisdictions where it is offered.”
Bitdeer may be subject to fines and other administrative penalties resulting from the operation of Bitdeer’s business, which could materially and adversely affect Bitdeer’s business, financial condition and results of operation.
Bitdeer is a leading cryptocurrency mining service provider with a strong global presence. As of June 30, 2022, it operates five prime mining datacenters in the United States and Norway and served users across over 100 countries and regions around the globe, and may continue to expand Bitdeer’s operations to more countries and regions. Bitdeer is subject to regulation by the multiple government authorities in countries or regions where it has presence, and various jurisdictions may from time to time adopt laws, regulations or directives that affect Bitdeer’s businesses. Moreover, the relevant regulatory authorities possess significant powers to enforce applicable regulatory requirements in the event of Bitdeer’s non-compliance, including the imposition of fines, sanctions or the revocation of licenses or permits to operate Bitdeer’s business. Bitdeer is subject to regulatory risks with regards to mining, holding, using, or transferring cryptocurrencies, etc., and the uncertainty of the regulatory environment and Bitdeer’s ability to anticipate and respond to potential changes in government policies and regulations will have a significant impact on Bitdeer’s business operations in countries it operates in and Bitdeer’s overall results of operations. Regulations have impacted or could impact, among others, the nature of and scope of offerings Bitdeer is able to make available, the pricing of offerings on Bitdeer’s platform, Bitdeer’s relationship with, and incentives, fees and commissions provided to or charged from Bitdeer’s business partners, Bitdeer’s ability to operate in certain segments of Bitdeer’s business. Bitdeer expects that its ability to manage its relationships with regulators in each of its markets, as well as existing and evolving regulations will continue to impact its results in the future. Any misunderstanding or misinterpretation of the law and regulation could subject Bitdeer to, among others, the non-compliance investigation by the government authorities. There is no guarantee that Bitdeer will not face administrative fines or penalties concerning its operations or its subsidiaries, which could have a material adverse impact on its results of operation.
If counterfeit products and services are provided under Bitdeer’s brand names and trademarks, Bitdeer’s reputation and financial results could be materially and adversely affected.
Third-party service providers and dealers are separately responsible for sourcing counterfeit services that are performed under Bitdeer’s brand names and trademarks. Counterfeit services may be dissatisfying or inferior in quality as compared to authentic services. If Bitdeer’s customers are not satisfied by counterfeit services provided under Bitdeer’s brand names and trademarks, Bitdeer may be subject to reputational damage. Bitdeer believes its brand and reputation are important to its success and competitive position. The discovery of counterfeit services provided under Bitdeer’s brand names and trademarks may severally damage Bitdeer’s reputation and cause customers to refrain from making future purchases from it, which would materially and adversely affect Bitdeer’s business operations and financial results.
Bitdeer’s hash rate sharing business may be subject to U.S. jurisdiction if Bitdeer is not able to avoid offering or selling its hash rate products to U.S. customers. Additionally, Bitdeer’s hash rate sharing business may be deemed as securities offerings in other jurisdictions where it is offered.
To the extent that Bitdeer is appropriately restricting U.S. persons from obtaining its hash rate products, such business should not be subject to U.S. securities laws. However, whether Bitdeer is effective in avoiding

U.S. jurisdiction by actually not offering or selling its hash rate products to U.S. customers would depend on, among others, the existence and effectiveness of measures adopted in practice against U.S. persons obtaining Bitdeer’s services, such as screening mechanisms and/or contractual restrictions over transfers of the contracts to U.S. persons in the secondary market. See the section entitled “Information Related to Bitdeer — Our Business Lines and Software Infrastructure — Measures to prevent unauthorized or impermissible customer access” for more details. If certain U.S. customers, or customers from other jurisdictions where Bitdeer’s hash rate sharing may be deemed as securities offerings, end up obtaining access to Bitdeer’s hash rate products, and Bitdeer has not registered the offering of such products, Bitdeer may be deemed in breach of applicable securities laws. Such breach may result in sizable fines, reputational harms, restrictions of certain businesses, and materially adversely affect Bitdeer’s business operation and financial conditions.
If Bitdeer were deemed an “investment company” under the Investment Company Act of 1940, as amended, applicable restrictions could make it impractical for Bitdeer to continue its business as contemplated and could have a material adverse effect on Bitdeer’s business.
An issuer will generally be deemed to be an “investment company” for purposes of the 1940 Act if:
•
it is an “orthodox” investment company because it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•
it is an inadvertent investment company because, absent an applicable exemption, it owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

Bitdeer believes it is not and will not be primarily engaged in the business of investing, reinvesting or trading in securities, and Bitdeer does not hold itself out as being engaged in those activities. Bitdeer intends to hold itself out as a cryptocurrency mining business. Accordingly, Bitdeer does not believe that it is an “orthodox” investment company as described in the first bullet point above.
While certain cryptocurrencies may be deemed to be securities, Bitdeer does not believe that certain other cryptocurrencies, in particular Bitcoin, are securities; therefore, it believes that less than 40% of Bitdeer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis will comprise cryptocurrencies that could be considered investment securities. Accordingly, Bitdeer does not believe that Bitdeer is an inadvertent investment company by virtue of the 40% inadvertent investment company test as described in the second bullet point above. Although Bitdeer does not believe any of the cryptocurrencies it may own, acquire or mine are securities, there is still some regulatory uncertainty on the subject, see “— There is no one unifying principle governing the regulatory status of cryptocurrencies nor whether cryptocurrencies are securities in any particular context. Regulatory changes or actions in one or more countries may alter the nature of an investment in Bitdeer or restrict the use of cryptocurrencies, such as cryptocurrencies, in a manner that adversely affects Bitdeer’s business, prospects or operations.” If certain cryptocurrencies, including Bitcoin, were to be deemed securities, and consequently, investment securities by the SEC, Bitdeer could be deemed an inadvertent investment company. Investment company registration is time consuming and would require a restructuring of Bitdeer’s business. Moreover, the operation of an investment company is very costly and restrictive, as investment companies are subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and the Investment Company Act filing requirements. The cost of such compliance would result in Bitdeer incurring substantial additional expenses, and the failure to register if required would have a materially adverse impact on its operations.
Bitdeer intends to conduct its operations so that Bitdeer is not required to register as an investment company under the 1940 Act. Specifically, Bitdeer does not believe that cryptocurrencies, in particular Bitcoin, are securities. The SEC Staff has not provided guidance with respect to the treatment of these assets under the 1940 Act. To the extent the SEC Staff publishes new guidance with respect to these matters, Bitdeer may be required to adjust its strategy or assets accordingly. There can be no assurance that Bitdeer will be able to maintain its exclusion from registration as an investment company under the 1940 Act. In addition, as a consequence of its seeking to avoid the need to register under the 1940 Act on an ongoing basis, Bitdeer may be limited in its ability to engage in cryptocurrency mining operations or otherwise make certain investments, and these limitations could result in Bitdeer holding assets it may wish to sell or selling assets it may wish to hold, which could materially and adversely affect its business, financial condition and results of operations.

If Bitdeer were to be deemed an inadvertent investment company, it may seek to rely on Rule 3a-2 under the 1940 Act, which allows an inadvertent investment company a grace period of one year from the earlier of (a) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (b) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Bitdeer is putting in place policies that it expects will work to keep the investment securities held by Bitdeer at less than 40% of its total assets, which may include acquiring assets with Bitdeer’s cash, liquidating Bitdeer’s investment securities or seeking no-action relief or exemptive relief from the SEC if Bitdeer is unable to acquire sufficient assets or liquidate sufficient investment securities in a timely manner. As Rule 3a-2 is available to an issuer no more than once every three years, and assuming no other exclusion were available to Bitdeer, it would have to keep within the 40% limit for at least three years after it ceases being an inadvertent investment company. This may limit Bitdeer’s ability to make certain investments or enter into joint ventures that could otherwise have a positive impact on Bitdeer’s earnings. If Bitdeer failed to take adequate steps within the one-year grace period for inadvertent investment companies, it would need to register with the SEC as an investment company under the Investment Company Act or cease almost all business, and its contracts would become voidable. In any event, Bitdeer does not intend to become an investment company engaged in the business of investing and trading securities.
Finally, Bitdeer believes it is not an investment company under Section 3(b)(1) of the 1940 Act because Bitdeer is primarily engaged in a non-investment company business.
The 1940 Act and the rules thereunder contain detailed parameters for the organization and operations of investment companies. Among other things, the 1940 Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, prohibit the issuance of stock options, and impose certain governance requirements. Bitdeer intends to continue to conduct its operations so that it will not be deemed to be an investment company under the 1940 Act. However, if anything were to happen that would cause Bitdeer to be deemed to be an investment company under the 1940 Act, requirements imposed by the 1940 Act, including limitations on Bitdeer’s capital structure, ability to transact business with affiliates and ability to compensate key employees, could make it impractical for Bitdeer to continue its business as currently conducted, impair the agreements and arrangements between and among Bitdeer and its senior management team and materially and adversely affect Bitdeer’s business, financial condition and results of operations.
There is no one unifying principle governing the regulatory status of cryptocurrencies nor whether cryptocurrencies are securities in any particular context. Regulatory changes or actions in one or more countries may alter the nature of an investment in Bitdeer or restrict the use of cryptocurrencies, such as Bitcoins, in a manner that adversely affects Bitdeer’s business, prospects or operations.
As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently, with certain governments deeming cryptocurrencies illegal, and others allowing their use and trade without restriction. In some jurisdictions, such as in the U.S., cryptocurrencies, such as Bitcoins, are subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements.
Bitcoin is the oldest and most well-known form of cryptocurrency. Bitcoin and other forms of cryptocurrencies have been the source of much regulatory consternation, resulting in differing definitional outcomes without a single unifying statement. Bitcoin and other cryptocurrencies are viewed differently by different regulatory and standards setting organizations globally as well as in the United States on the federal and state levels. For example, the Financial Action Task Force considers a cryptocurrency as currency or an asset, and the Internal Revenue Service (“IRS”) considers a cryptocurrency as property and not currency. Further, the IRS applies general tax principles that apply to property transactions to transactions involving virtual currency.
Furthermore, in the several applications to establish an exchange traded fund (“ETF”) of cryptocurrency, and in the questions raised by the Staff under the 1940 Act, no clear principles emerge from the regulators as to how they view these issues and how to regulate cryptocurrency under the applicable securities acts. It has been widely reported that the SEC has recently issued letters and requested various ETF applications be withdrawn because of concerns over liquidity and valuation and unanswered questions about absence of reporting and compliance procedures capable of being implemented under the current state of the markets for exchange traded funds. On April 20, 2021, the U.S. House of Representatives passed a bipartisan bill titled “Eliminate Barriers to Innovation Act of 2021” (H.R. 1602). If passed by the Senate and enacted into law, the bipartisan bill would create a cryptocurrency working group to evaluate the current legal and regulatory framework around cryptocurrencies in the United States and define when the SEC may have jurisdiction over a particular token or cryptocurrency (i.e., when it is a security) and when the CFTC may have jurisdiction (i.e., on derivatives of a cryptocurrency when it is a commodity).
If regulatory changes or interpretations require the regulation of Bitcoin or other cryptocurrencies under the securities laws of the United States or elsewhere, including the Securities Act, the Exchange Act, the 1940 Act, and the Bank Secrecy Act or similar laws of other jurisdictions and interpretations by the SEC, the CFTC, the IRS, Department of Treasury or other agencies or authorities, Bitdeer may be required to register and comply with such regulations, including at a state or local level. To the extent that Bitdeer decides to continue operations, the required registrations and regulatory compliance steps may result in extraordinary expense or burdens to Bitdeer. Bitdeer may also decide to cease certain operations and change Bitdeer’s business model. Any disruption of Bitdeer’s operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to it.
A determination that any cryptocurrency is a “security” may adversely affect the value of such cryptocurrency and could therefore adversely affect Bitdeer's business, prospects or operations.
Depending on its characteristics, a cryptocurrency may be considered a “security” under the federal securities laws. The test for determining whether a particular cryptocurrency is a “security” is complex and difficult to apply, and the outcome is difficult to predict. Whether a crytocurrency is a security under the federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the Securities Act, the Exchange Act and the Investment Company Act. Cryptocurrencies as such do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular cryptocurrency is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the Howey and Reves tests, respectively. For many cryptocurrencies, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve.
Current and future legislation and SEC-rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which Bitcoin or other cryptocurrencies are viewed or treated for classification and clearing purposes. In particular, Bitcoin and other cryptocurrencies may not be excluded from the definition of “security” by SEC rulemaking or interpretation requiring registration of all transactions unless another exemption is available, including transacting in Bitcoin or other cryptocurrencies among owners and requiring registration of trading platforms as “exchanges.” Accordingly, cryptocurrencies such as Zcash may currently be a security, based on the facts as they exist today, or may in the future be found by the SEC or a federal court to be a security under the federal securities laws. Historically, Bitdeer has generated minimum amount of mining yields from Zcash and held minimum amount of Zcash. See the section entitled “Information Related to Bitdeer — Our Cryptocurrencies” for more details. Bitdeer does not intend to hold or generate mining yield from cryptocurrencies in violation of the federal securities laws. Accordingly, if Zcash or other cryptocurrencies involved in Bitdeer’s business is determined by Bitdeer, the SEC or other regulatory authorities to be a security under the federal securities laws, it could result in interruption of Bitdeer’s business operations.
Furthermore, the SEC may determine that certain cryptocurrencies or interests, for example tokens offered and sold in ICOs, may constitute securities under the Howey test as stated by the United States Supreme Court. As such, ICO offerings would require registration under the Securities Act or an available exemption therefrom for offers or sales in the United States to be lawful. Section 5(a) of the Securities Act provides that, unless a registration statement is in effect as to a security, it is unlawful for any person, directly or indirectly, to engage in the offer or sale of securities in interstate commerce. Section 5(c) of the Securities Act provides a similar prohibition against offers to sell, or offers to buy, unless a registration statement has been filed.

Although Bitdeer does not intend to be engaged in the offer or sale of securities in the form of ICO offerings, and Bitdeer does not believe its planned mining activities would require registration for it to conduct such activities and accumulate cryptocurrencies, the SEC, CFTC, Nasdaq, IRS or other governmental or quasi-governmental agency or organization may conclude that Bitdeer’s activities involve the offer or sale of “securities,” or ownership of “investment securities,” and it may be subject to regulation or registration requirements under various federal laws and related rules. Such regulation or the inability to meet the requirements to continue operations, would have a material adverse effect on Bitdeer’s business and operations. Bitdeer may also face similar issues with various state securities regulators who may interpret Bitdeer’s actions as subjecting it to regulation, or requiring registration, under state securities laws, banking laws, or money transmitter and similar laws, which are also an unsettled area or regulation that exposes Bitdeer to risks.
Regulatory changes or actions may restrict the use of cryptocurrencies or the operation of cryptocurrency networks in a manner that may require Bitdeer to cease certain or all operations, which could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
Recently, there has been a significant amount of regulatory attention directed toward cryptocurrencies, cryptocurrency networks and other industry participants by United States federal and state governments, foreign governments and self-regulatory agencies. For example, as cryptocurrencies such as Bitcoin have grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., FinCEN, the SEC, the CFTC and the Federal Bureau of Investigation) have begun to examine the operations of the Bitcoin network, Bitcoin users and Bitcoin exchange markets.
In addition, local state regulators such as the Texas State Securities Board, the Massachusetts Securities Division of the Office of the Secretary of the Commonwealth, the New Jersey Bureau of Securities, the North Carolina Secretary of State’s Securities Division and the Vermont Department of Financial Regulation have initiated actions against, and investigations of, individuals and companies involved in cryptocurrencies.
Also, in March 2018, the South Carolina Attorney General Office’s Security Division issued a cease-and-desist order against Genesis Mining and Swiss Gold Global, Inc., stating that both companies were to stop doing business in South Carolina and are permanently barred from offering securities in the state in the future since they offered unregistered securities via cloud mining contracts under the South Carolina Uniformed Securities Act of 2005, S.C. Code Ann. § 35-1-101, et seq. (the order against Genesis Mining was subsequently withdrawn). Neither Bitdeer nor, to Bitdeer’s knowledge, Matrixport Group, has any direct or indirect relationship with these two companies.
Further, the North Carolina Secretary of State’s Securities Division issued in March 2018 a Temporary Cease and Desist Order against Power Mining Pool (made permanent pursuant to a Final Order on April 19, 2018), ordering it to cease and desist, among other things, offering “mining pool shares,” which were deemed “securities” under N.C. Gen. Stat. 78A-2(11), in North Carolina until they are registered with the North Carolina Secretary of State or are offered for sale pursuant to an exemption from registration under the North Carolina Securities Act, N.C. Gen. Stat. Chapter 78A.
Additionally, Bitdeer relies on third-party mining pool service providers for mining revenue payouts from Bitdeer’s mining operation, and certain of Bitdeer’s potential hosting customers could be involved in, or could issue, cloud mining contracts or mining pool shares, and any regulatory restrictions on their practices could significantly reduce demand for Bitdeer’s hosting services. Furthermore, it is possible that laws, regulations or directives that affect cryptocurrencies, cryptocurrency transaction processing or blockchain server hosting may change in a manner that may adversely affect Bitdeer’s ability to conduct Bitdeer’s business and operations in the relevant jurisdiction.
In addition, various foreign jurisdictions either have adopted or may adopt laws, regulations or directives that affect cryptocurrencies, cryptocurrency networks and their users and hosting service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States, may negatively impact the acceptance of cryptocurrencies by users, merchants and service providers outside of the United States and may therefore impede the growth of cryptocurrency use. A number of countries, including India, South Korea and Russia, among others, currently have a more restrictive stance toward cryptocurrencies and, thereby, have reduced the rate of expansion of cryptocurrency use, as well as cryptocurrency transaction processing, in each of those countries.

Governments may in the future take regulatory actions that prohibit or severely restrict the right to acquire, own, hold, sell, use or trade cryptocurrencies or to exchange cryptocurrencies for fiat currency. Ownership of, holding or trading in cryptocurrencies may then be considered illegal and subject to sanction. Governments may also take regulatory action that may increase the cost and/or subject cryptocurrency mining companies to additional regulation.
By extension, similar actions by governments may result in the restriction of the acquisition, ownership, holding, selling, use or trading in the capital stock of cryptocurrency mining companies, including Bitdeer’s common stock. Such a restriction could result in Bitdeer liquidating its cryptocurrency inventory at unfavorable prices and may adversely affect Bitdeer’s shareholders. The effect of any regulatory change, either by federal, state, local or foreign governments or any self-regulatory agencies, on Bitdeer or its potential hosting customers is impossible to predict, but such change could be substantial and may require Bitdeer or its potential hosting customers to cease certain or all operations and could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
Current and future legislation and rulemaking regarding cryptocurrencies may result in extraordinary, non-recurring expenses and could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
Current and future legislation and rulemaking by the CFTC and SEC or other regulators, including interpretations released by a regulatory authority, may impact the manner in which cryptocurrencies are treated. For example, cryptocurrencies derivatives are not excluded from the definition of “commodity future” by the CFTC. Furthermore, according to the CFTC, cryptocurrencies fall within the definition of a commodity under the Commodities Exchange Act (the “CEA”) and as a result, Bitdeer may be required to register and comply with additional regulations under the CEA, including additional periodic reporting and disclosure standards and requirements. Bitdeer may also be required to register as a commodity pool operator and to register as a commodity pool with the CFTC through the National Futures Association. If Bitdeer is required to register with the CFTC or another governmental or self-regulatory authority, the scope of Bitdeer’s business and operations may be constrained by the rules of such authority and it may be forced to incur additional expenses in the form of licensing fees, professional fees and other costs of compliance.
The SEC has issued guidance and made numerous statements regarding the application of securities laws to cryptocurrencies. For example, on July 25, 2017, the SEC issued a Report of Investigation (the “Report”) which concluded that tokens offered and sold by the Decentralized Autonomous Organization (“DAO”), a digital decentralized autonomous organization and investor-directed venture capital fund for cryptocurrencies, were issued for the purpose of raising funds. The Report concluded that these tokens were “investment contracts” within the meaning of Section 2(a)(1) of the Securities Act and Section 3(a)(10) of the Exchange Act, and therefore securities subject to the federal securities laws. In December 2017, the SEC issued a cease-and-desist letter to Munchee Inc., ordering that the company stop its initial coin offering of MUN Tokens on the grounds that it failed to file a registration statement or qualify for an exemption from registration. Similar to the tokens issued by the DAO, the SEC found that the MUN Tokens satisfied the definition of an “investment contract,” and were therefore subject to the federal securities laws. In February 2018, both the SEC and CFTC further reiterated their concerns regarding cryptocurrencies in written testimony to the Senate Banking, Housing and Urban Affairs Committee. On March 7, 2018, the SEC released a “Statement on Potentially Unlawful Online Platforms for Trading Digital Assets,” and reiterated that, if a platform “offers trading of cryptocurrencies that are securities” and “operates as ‘exchange,’ as defined by the federal securities laws,” the platform must register with the SEC as a national securities exchange or be exempt from registration. The SEC’s statement serves as a notice to operators of any platforms, including secondary market trading platforms, which the SEC is actively monitoring for potentially fraudulent or manipulative behavior in the market for security tokens, as the SEC has cautioned recently in the context of ICOs. On November 16, 2018, the SEC released a “Statement on Digital Asset Securities Issuance and Trading,” and emphasized that market participants must adhere to the SEC’s well-established and well-functioning federal securities law framework when dealing with technological innovations, regardless of whether the securities are issued in certificated form or using new technologies, such as blockchain. This has all been followed by additional statements and guidance from the SEC including no-action letters relating to specific blockchain-based projects, and a Framework for “Investment Contract” Analysis of Digital Assets published by the Division of Corporation Finance on April 3, 2019. In an August 2021 interview, SEC Chairman Gensler signaled the SEC is contemplating a robust regulatory regime for cryptocurrencies and reiterated the SEC’s position that many cryptocurrencies are unregulated securities.
The SEC has been active in asserting its jurisdiction over ICOs and cryptocurrencies and in bringing enforcement cases. The SEC has directed enforcement activity toward cryptocurrencies, and more specifically, ICOs. In September 2017, the SEC created a new division known as the “Cyber Unit” to address, among other things, violations involving distributed ledger technology and ICOs, and filed a civil complaint in the Eastern District of New York charging a businessman and two companies with defrauding investors in a pair of so-called ICOs purportedly backed by investments in real estate and diamonds (see Securities and Exchange Commission v. REcoin Group Foundation, LLC, et al., Civil Action NO. 17-cv- 05725 (E.D.N.Y, filed Sept. 29, 2017)). Subsequently, the SEC has filed several orders instituting cease-and-desist proceedings against (i) Carrier EQ, Inc., d/b/a AirFox and Paragon Coin, Inc. in connection with their unregistered offerings of tokens (see CarrierEQ, Inc., Rel. No. 33-10575 (Nov. 16, 2018) and Paragon Coin, Inc., Rel. No. 33-10574 (Nov. 16, 2018), respectively), (ii) Crypto Asset Management, LP for failing to register a hedge fund formed for the purpose of investing in cryptocurrencies as an investment company (see Crypto Asset Management, LP and Timothy Enneking, Rel. No. 33-10544 (Sept. 11, 2018)), (iii) TokenLot LLC for failing to register as a broker-dealer, even though it did not meet the definition of an exchange (see Tokenlot LLC, Lenny Kugel, and EliL. Lewitt, Rel. No. 33-10543 (Sept. 11, 2018)) and (iv) EtherDelta’s founder for failing either to register as a national securities exchange or to operate pursuant to an exemption from registration as an exchange after creating a platform that clearly fell within the definition of an exchange (see Zachary Coburn, Rel. No. 34- 84553 (Nov. 8, 2018)).
On June 4, 2019, the SEC filed a complaint in the U.S. District Court for the Southern District of New York against Kik Interactive, Inc. with respect to its September 2017 offering of Kin. According to articles published by various news outlets, the SEC has allegedly issued numerous subpoenas and information requests to technology companies, advisers and individuals involved in the cryptocurrency space and ICOs, as part of a broad inquiry into the cryptocurrency market.
Recently, a number of proposed ICOs have sought to rely on Regulation A and have filed with the SEC a Form 1-A covering a distribution of a digital token. Two such offerings were qualified in July 2019. In addition, some token offerings have been commenced as private securities offerings intended to be exempt from SEC registration. Further, the SEC has yet to approve listing and trading any exchange-traded products (such as ETFs) holding cryptocurrencies. The SEC has taken various actions against persons or entities that have allegedly misused cryptocurrencies, engaged in fraudulent schemes (i.e., Ponzi scheme) and/or engaged in the sale of tokens that were deemed securities by the SEC.
Although Bitdeer’s activities are not focused on raising capital or assisting others that do so, the federal securities laws are very broad. Bitdeer cannot provide assurance as to whether the SEC will continue or increase its enforcement with respect to cryptocurrencies or ICOs, including taking enforcement action against any person engaged in the sale of unregistered securities in violation of the Securities Act or any person acting as an unregistered investment company in violation of the Investment Company Act. Because the SEC has held that certain cryptocurrencies are securities based on the current rules and law, Bitdeer may be required to register and comply with the rules and regulations under federal securities laws.
Bitdeer cannot be certain as to how future regulatory developments will impact the treatment of cryptocurrencies under the law, including, but not limited to, whether cryptocurrencies will be classified as a security, commodity, currency and/or new or other existing classification. Such additional regulations may result in extraordinary, non-recurring expenses, thereby materially and adversely affecting investment in Bitdeer. If Bitdeer determines not to comply with such additional regulatory and registration requirements, it may seek to cease certain or all of Bitdeer’s operations. Any such action could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
Federal or state agencies may impose additional regulatory burdens on Bitdeer’s business. Changing laws and regulations and changing enforcement policies and priorities have the potential to cause additional expenditures, restrictions, and delays in connection with Bitdeer’s business operations.
Federal and state laws and regulations may be subject to change or changes in enforcement policies or priorities, including changes that may result from changes in the political landscape and changing technologies.

Future legislation and regulations, changes to existing laws and regulations, or interpretations thereof, or changes in enforcement policies or priorities, could require significant management attention and cause additional expenditures, restrictions, and delays in connection with Bitdeer’s business operations.
Increasing scrutiny and changing expectations from investors, lenders, customers, government regulators and other market participants with respect to Bitdeer’s Environmental, Social and Governance (“ESG”) policies may impose additional costs on Bitdeer or expose Bitdeer to additional risks.
Companies across all industries and around the globe are facing increasing scrutiny relating to their ESG policies. Investors, lenders and other market participants are increasingly focused on ESG practices and in recent years have placed increasing importance on the implications and social cost of their investments. In February 2021, the Acting Chair of the SEC issued a statement directing the Division of Corporation Finance to enhance its focus on climate-related disclosure in public company filings and in March 2021 the SEC announced the creation of a Climate and ESG Task Force in the Division of Enforcement. The increased focus and activism related to ESG may hinder Bitdeer’s access to capital, as investors and lenders may reconsider their capital investment allocation as a result of their assessment of Bitdeer’s ESG practices. If Bitdeer does not adapt to or comply with investor, lender or other industry shareholder expectations and standards and potential government regulations, which are evolving but may relate to the suitable deployment of electric power, or which are perceived to have not responded appropriately to the growing concern for ESG issues, Bitdeer’s reputation may suffer which would have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
Bitdeer may be subject to risks associated with misleading and/or fraudulent disclosure or use by the creators of cryptocurrencies.
Generally, Bitdeer relies primarily on a combination of white papers and other disclosure documents prepared by the creators of applicable cryptocurrencies, as well as on Bitdeer’s management’s ability to obtain adequate information to evaluate the potential implications of transacting in these cryptocurrencies. However, such white papers and other disclosure documents and information may contain misleading and/or fraudulent statements (which may include statements concerning the creators’ ability to deliver in a timely fashion the product and/or service disclosed in their white papers and other disclosure documents) and/or may not reveal any unlawful activities by the creators. Recently, there has been an increasing number of investigations and lawsuits by the SEC and the CFTC involving cryptocurrency creators for fraud and misappropriation, among other charges. Additionally, FinCEN has increased its enforcement efforts involving cryptocurrency creators regarding compliance with anti-money laundering and Know-Your-Customer laws.
To the extent that any of these creators make misleading and/or fraudulent disclosures or do not comply with federal, state or foreign laws, or if Bitdeer is unable to uncover all material information about these cryptocurrencies and/or their creators, Bitdeer may not be able to make a fully informed business decision relating to Bitdeer’s transacting in or otherwise involving such cryptocurrencies, which could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.
Bitdeer’s management and compliance personnel have limited experience handling a listed cryptocurrency mining-related services company, and Bitdeer’s compliance program has a recent history only.
Bitdeer’s management and compliance personnel have limited experience in handling regulatory and compliance matters relating to a listed cryptocurrency mining-related services company. Bitdeer’s key compliance documents and compliance programs, such as AML and KYC procedures, also have a recent history only. Bitdeer believes that is has measures designed to limit its counterparty risks. For example, Bitdeer has been monitoring its investments closely and limiting its exposure to the investment risk by including in its operation strategy the requirements to invest only in robust wealth management products and that the investments need to be redeemed within the same fiscal quarter. In order to further limit its exposure to counterparty risk, Bitdeer adopted an operation strategy in December 2022, pursuant to which Bitdeer shall not enter into any digital asset based lending or wealth management products in the foreseeable future. While Bitdeer has been devoting a substantial amount of time and resources to various compliance initiatives and risk management measures, including but not limited to, recruiting a dedicated team of compliance expertise, Bitdeer cannot assure you the practical application and effectiveness of its compliance program and risk management measures, nor that there will not be a failure in detecting regulatory compliance issues or managing risk exposure, which may adversely affect its reputation, business, financial condition and results of operations.
Risks Related to BSGA and the Business Combination
Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” “our company,” and “BSGA” refer to Blue Safari Group Acquisition Corp.
BSGA will be forced to liquidate the Trust Account if it cannot consummate a business combination by the Combination Deadline. In the event of a liquidation, BSGA’s public shareholders will receive US$10.84 per share and the BSGA Rights will expire worthless.
If BSGA is unable to complete a business combination by the Combination Deadline, and is forced to liquidate, the per-share liquidation distribution will be US$10.84, without taking into account additional deposits into the Trust Account to further extend the date by which BSGA has to consummate a business combination as allowed pursuant to the Existing BSGA Articles. Furthermore, there will be no distribution with respect to the BSGA Rights, which will expire worthless as a result of BSGA’s failure to complete a business combination.
BSGA’s independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about BSGA’s ability continue as a “going concern.”
As of December 31, 2022, BSGA had US$487,303 in cash, and working capital deficit of US$6,602,257. Further, BSGA has incurred and expect to continue to incur significant costs as a public company (for legal, financial reporting, accounting and auditing compliance), as well as expenses in connection with its proposed initial business combination with Bitdeer. BSGA cannot assure you that any efforts to raise capital (if required) or to consummate an initial business combination (including the proposed Business Combination with Bitdeer) will be successful. These factors, among others, raise substantial doubt about BSGA’s ability to continue as a going concern. The consolidated financial statement contained elsewhere in this proxy statement/prospectus do not include any adjustments that might result from BSGA’s inability to continue as a going concern.
Material weaknesses in BSGA’s internal control over financial reporting could have a significant adverse effect on BSGA’s business and the price of BSGA’s ordinary shares.
BSGA has identified material weakness in its internal control over financial reporting. In future periods, if additional material weaknesses in its internal control over financial reporting are identified, BSGA may be required to restate its financial statements and could be subject to regulatory scrutiny, a loss of public and investor confidence, and to litigation from investors and shareholders, which could have a material adverse effect on its business and the price of its Class A ordinary shares.
In addition, if BSGA does not maintain adequate financial and management personnel, processes and controls, BSGA may not be able to manage its business effectively or accurately report its financial performance on a timely basis, which could cause a decline in its ordinary share price and adversely affect its results of operations and financial condition. Failure to comply with the Sarbanes-Oxley Act could potentially subject BSGA to sanctions or investigations by the SEC, Nasdaq or other regulatory authorities, which would require additional financial and management resources.
You must tender your ordinary shares in order to validly seek redemption at the Extraordinary General Meeting.
In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to Continental or to deliver your ordinary shares to Continental electronically using DTC’s DWAC (Deposit/Withdrawal at Custodian) System, in each case at least two business days before the Extraordinary General Meeting. The requirement for physical or electronic delivery ensures that a redeeming holder’s election to redeem is irrevocable once the Business Combination is consummated. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the Business Combination.

If third parties bring claims against BSGA, the proceeds held in trust could be reduced and the per-share liquidation price received by BSGA Shareholders may be less than US$10.84.
BSGA’s placing of funds in trust may not protect those funds from third party claims against BSGA. Although BSGA has received from many of the vendors, service providers (other than its independent accountants) and prospective target businesses with which it does business executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of BSGA’s public shareholders, they may still seek recourse against the Trust Account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of BSGA’s public shareholders. If BSGA liquidates the Trust Account before the completion of a business combination and distributes the proceeds held therein to its public shareholders, the Sponsor has contractually agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, BSGA cannot assure you that they will be able to meet such obligation. Therefore, the per-share distribution from the Trust Account for our shareholders may be less than US$10.84 due to such claims.
Additionally, if BSGA is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in BSGA’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its shareholders. To the extent any bankruptcy claims deplete the Trust Account, BSGA may not be able to return US$10.84 to our public shareholders.
Any distributions received by BSGA Shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, BSGA was unable to pay its debts as they fell due in the ordinary course of business.
The Existing BSGA Articles provides that it will continue in existence only until the date that is 18 months from the closing of the IPO, or December 14, 2022, unless the Initial Shareholders request and the Board approves up to four extensions, each by an additional three months (for a total of up to 30 months to complete a business combination). BSGA has elected to effectuate two extensions, as a result of which the deadline for consummating its initial business combination has been extended to June 14, 2023. If BSGA is unable to consummate a transaction within the required time periods set forth under the Existing BSGA Articles, including any applicable extensions, upon notice from BSGA, the trustee of the Trust Account will distribute the amount in its Trust Account to its public shareholders. Concurrently, BSGA shall pay, or reserve for payment, from funds not held in trust, its liabilities and obligations, although BSGA cannot assure you that there will be sufficient funds for such purpose.
We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately US$1,500,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. We will depend on sufficient interest being earned on the proceeds held in the trust account to pay any tax obligations we may owe. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to US$50,000 of such accrued interest to pay those costs and expenses.
However, we may not properly assess all claims that may be potentially brought against us. As a result, our shareholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our shareholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from our shareholders amounts owed to them by us.
If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a

“preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. In addition, our Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.
If BSGA’s due diligence investigation of Bitdeer was inadequate, then shareholders of BSGA following the Business Combination could lose some or all of their investment.
Even though BSGA conducted a due diligence investigation of Bitdeer, it cannot be sure that this diligence uncovered all material issues that may be present inside Bitdeer or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Bitdeer and its business and outside of its control will not later arise.
Shareholder litigation and regulatory inquiries and investigations are expensive and could harm BSGA’s business, financial condition and operating results and could divert management attention.
In the past, securities class action litigation and/or shareholder derivative litigation and inquiries or investigations by regulatory authorities have often followed certain significant business transactions, such as the sale of a company or announcement of any other strategic transaction, such as the Business Combination. Any shareholder litigation and/or regulatory investigations against BSGA, whether or not resolved in BSGA’s favor, could result in substantial costs and divert BSGA’s management’s attention from other business concerns, which could adversely affect BSGA’s business and cash resources and the ultimate value BSGA Shareholders receive as a result of the Business Combination.
The Initial Shareholders who own ordinary shares and private placement units will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the Business Combination is appropriate.
As of the Record Date, the Initial Shareholders owned an aggregate of 1,437,500 ordinary shares and 292,500 ordinary shares underlying private placement units. They have waived their right to redeem these shares, or to receive distributions with respect to these shares upon the liquidation of the Trust Account if BSGA is unable to consummate a business combination. Based on a market price of US$10.60 per share on March 6, 2023, the value of these shares was approximately US$18.3 million. These ordinary shares acquired by the Initial Shareholders prior to the IPO will be worthless if BSGA does not consummate a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting Bitdeer as a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and in BSGA’s public shareholders’ best interest.
BSGA is requiring shareholders who wish to redeem their public shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.
BSGA is requiring shareholders who wish to redeem their ordinary shares to either tender their certificates to Continental or to deliver their shares to Continental electronically using the DTC’s DWAC (Deposit/Withdrawal At Custodian) System at least two business days before the Extraordinary General Meeting. In order to obtain a physical certificate, a shareholder’s broker and/or clearing broker, DTC and Continental will need to act to facilitate this request. It is BSGA’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from Continental. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than BSGA anticipates for shareholders to deliver their ordinary shares, shareholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares.
BSGA will require its public shareholders who wish to redeem their public shares in connection with the Business Combination to comply with specific requirements for redemption described above, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.
If BSGA requires public shareholders who wish to redeem their public shares in connection with the proposed Business Combination to comply with specific requirements for redemption as described above and the Business Combination is not consummated, BSGA will promptly return such certificates to its public shareholders. Accordingly, investors who attempted to redeem their public shares in such a circumstance will be unable to sell their securities after the failed acquisition until BSGA has returned their securities to them. The market price for ordinary shares may decline during this time and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek redemption may be able to sell their securities.
If BSGA’s security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of BSGA’s securities.
BSGA’s Initial Shareholders are entitled to make a demand that it register the resale of their insider shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, our Initial Shareholders, officers and directors are entitled to demand that BSGA register the resale of the shares underlying any securities our Initial Shareholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us at any time after BSGA consummates a business combination. If such persons exercise their registration rights with respect to all of their securities, then there will be an additional 1,787,500 ordinary shares eligible for trading in the public market. The presence of these additional ordinary shares trading in the public market may have an adverse effect on the market price of BSGA’s securities. BSGA’s Initial Shareholders may sell all or a significant portion of these shares upon registration of such shares for resale even if the then trading price of BTG’s securities is considerably lower than the current trading price of the BSGA Ordinary Shares, which may further exacerbate the ability of securities of BSGA (or BTG upon Closing) to trade at a premium to its current market price.
If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of BSGA’s securities (or BTG’s securities upon Closing) may decline.
The market price of BSGA’s securities (or BTG’s securities upon Closing) may decline as a result of the Business Combination if:
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BSGA does not achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

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The effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of decreasing stock prices.
BSGA’s directors and officers may have certain conflicts in determining to recommend the acquisition of Bitdeer, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.
BSGA’s management and directors have interests in and arising from the Business Combination that are different from, or in addition to, your interests as a shareholder, which could result in a real or perceived conflict of interest. These interests include the fact that certain of the ordinary shares owned by BSGA’s management and directors, or their affiliates and associates, would become worthless if the Business Combination Proposal is not approved and BSGA otherwise fails to consummate a business combination prior to the Combination Deadline. Given the difference between (i) the purchase price that the Sponsor paid for the Founder Shares and (ii) the price of the Public Shares, and considering the substantial number of BTG Class A Ordinary Shares that the Sponsor will receive upon conversion of the Founder Shares, the Sponsor can earn a positive return on their investment, even if other BSGA shareholders have a negative return on their investment in BTG.
In addition, the Sponsor, BSGA’s officers and directors, and their affiliates will benefit from the completion of a business combination, including in a manner that may not be aligned with the Public Shareholders. As such, the Sponsor and BSGA’s officers and directors may be incentivized to complete a business combination with a less favorable target company or on terms less favorable to Public Shareholders rather than to liquidate. For more details on the interests of the Sponsor and BSGA’s officers and directors, see the sections entitled “BSGA’s Directors and Executive Officers — Conflicts of Interest” and “The Business Combination Proposal — Interests of BSGA Directors and Officers in the Business Combination.”

BSGA and Bitdeer have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by BSGA if the Business Combination is completed or by BSGA if the Business Combination is not completed.
BSGA and Bitdeer expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, BSGA expects to incur approximately US$4.5 million in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by BSGA if the Business Combination is completed or by BSGA if the Business Combination is not completed.
BSGA will incur significant transaction costs in connection with transactions contemplated by the Merger Agreement.
BSGA will incur significant transaction costs in connection with the Business Combination. If the Business Combination is not consummated, BSGA may not have sufficient funds to seek an alternative business combination and may be forced to liquidate and dissolve.
In the event that a significant number of Public Shares are redeemed, BTG’s securities may become less liquid following the Business Combination.
If a significant number of public shares are redeemed, BSGA may be left with a significantly smaller number of shareholders. As a result, trading in the shares of BTG may be limited and your ability to sell your shares in the market could be adversely affected. BTG intends to apply to list its BTG Class A Ordinary Shares on Nasdaq, and Nasdaq may not list BTG’s securities, which could limit investors’ ability to make transactions in BSGA’s securities and subject BSGA to additional trading restrictions.
BTG will be required to meet the initial listing requirements to be listed on the Nasdaq Stock Market. However, BTG may be unable to maintain the listing of its securities in the future.
If BTG fails to meet the initial listing requirements and the continued listing requirements upon listing and Nasdaq delists its securities, BSGA could face significant material adverse consequences, including:
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a limited availability of market quotations for its securities;

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a limited amount of news and analyst coverage for the company; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

BSGA may waive one or more of the conditions to the Business Combination without resoliciting shareholder approval for the Business Combination.
BSGA may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by applicable laws. The Board will evaluate the materiality of any waiver to determine whether amendment of this proxy statement/prospectus and resolicitation of proxies is warranted. In some instances, if the Board determines that a waiver is not sufficiently material to warrant resolicitation of shareholders, BSGA has the discretion to complete the Business Combination without seeking further shareholder approval. For example, it is a condition to BSGA’s obligations to close the Business Combination that there be no restraining order, injunction or other order restricting Bitdeer’s conduct of its business, however, if the Board determines that any such order or injunction is not material to the business of Bitdeer, then the Board may elect to waive that condition without shareholder approval and close the Business Combination.
BSGA Shareholders will experience immediate dilution as a consequence of the issuance of BTG Ordinary Shares as consideration in the Business Combination and from other dilution sources. Having a minority share position may reduce the influence that the non-redeeming BSGA shareholders have on the management of BTG upon Closing.
The issuance of additional BTG Ordinary Shares in the Business Combination will dilute the equity interests of the Public Shareholders and may adversely affect prevailing market prices for the Public Shares upon Closing. The Public Shareholders who do not redeem their Public Shares may experience dilution from a number of sources to varying degrees in connection with and after the Business Combination. The impact of dilution from the issuance of BTG Ordinary Shares in connection with and after the Business Combination on a fully diluted basis is as follows:
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Approximately 113,736,205 BTG Ordinary Shares are anticipated to be issued to holders of Bitdeer Shares as consideration in the Business Combination, valued at US$10.00 per share. This issuance represents approximately (a) 78.4% and 79.3%, respectively, of the number of BTG Ordinary Shares that will be outstanding following the consummation of the Business Combination, under the no redemption scenario and the maximum redemption scenario, and (b) 94.8% and 95.1%, respectively, of the total voting power of BTG Ordinary Shares that will be outstanding following the consummation of the Business Combination, assuming the no redemption scenario and the maximum redemption scenario.

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1,437,500 Founder Shares and 292,500 BSGA Class A Ordinary Shares currently held by the Sponsor and BSGA rights entitling the Sponsor to purchase 29,250 BSGA Class A Ordinary Shares will be converted into BTG Ordinary Shares in the Business Combination, valued at US$10.00 per share. These shares represent approximately (a) 1.2% and 1.2%, respectively, of the number of BTG Ordinary Shares that will be outstanding following the consummation of the Business Combination, under the no redemption scenario and the maximum redemption scenario, and (b) 0.3% and 0.3%, respectively, of the total voting power of BTG Ordinary Shares that will be outstanding following the consummation of the Business Combination, under the no redemption scenario and the maximum redemption scenario.

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up to 4,263,795 BTG Ordinary Shares that may be issued upon conversion of US$30,000,000 principal amount of the Bitdeer Convertible Note. This issuance represents approximately (a) 2.9% and 3.0%, respectively, of the number of BTG Ordinary Shares that will be outstanding following the consummation of the Business Combination, under the no redemption scenario and the maximum redemption scenario, and (b) 0.7% and 0.7%, respectively, of the total voting power of BTG Ordinary Shares that will be outstanding following the consummation of the Business Combination, assuming the no redemption scenario and the maximum redemption scenario.

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up to 22,895,522 BTG Ordinary Shares that will be available for issuance under the Bitdeer Plan. This issuance represents (a) 15.8% and 16.0%, respectively, of the number of BTG Ordinary Shares that will be outstanding following the consummation of the Business Combination, under the no redemption scenario and the maximum redemption scenario, and (b) 3.8% and 3.8%, respectively, of the total voting power of BTG Ordinary Shares that will be outstanding following the consummation of the Business Combination, assuming the no redemption scenario and the maximum redemption scenario.

Taking into consideration the foregoing sources of dilution, immediately after the consummation of the Business Combination, the Public Shareholders will hold (a) 2,293,388 shares of BTG Ordinary Shares, or 1.6% of the outstanding BTG Ordinary Shares under the no redemption scenario and (b) 575,000 shares of BTG Ordinary Shares, or 0.4 % of the outstanding BTG Ordinary Shares assuming that public shareholders exercise their redemption rights with respect to 1,718,388 Public Shares (the maximum amount of redemption) immediately after the consummation of the Business Combination. Following the consummation of the Business combination, the Public Shareholders will have approximately 0.4% and 0.1%, respectively, of the voting power under the no redemption scenario and the maximum redemption scenario, respectively. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”
The issuance of additional BTG Ordinary Shares, including through any of the potential dilution sources, could have the following effects for Public Shareholders who elect not to redeem their shares:
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your proportionate ownership interest in BTG will decrease;

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the relative voting strength of each previously outstanding BTG Ordinary Shares will be diminished; and

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the market price of the BTG Ordinary Shares may decline.

The completion of the Business Combination is subject to a number of important conditions, and the Merger Agreement may be terminated before the completion of the Business Combination in accordance with its terms. As a result, there is no assurance that the Business Combination will be completed.
The completion of the Business Combination is subject to the satisfaction or waiver, as applicable, of a number of important conditions set forth in the Merger Agreement, including the approval of the Business Combination by the shareholders of BSGA, listing approval by Nasdaq, and several other customary closing conditions. Since these conditions are not satisfied or, if applicable, waived by the Outside Closing Date, the Merger Agreement may be terminated by either party under which circumstance the transactions contemplated by the Merger Agreement will not consummate and you will not receive the Merger Consideration. For more information, see the section entitled “The Business Combination Proposal — The Merger Agreement.”
The Unaudited Pro Forma Condensed Combined Financial Information included in this proxy statement/prospectus may not be representative of our results after the Business Combination.
The Unaudited Pro Forma Condensed Combined Financial Statements included elsewhere in this proxy statement/prospectus has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have occurred had the transactions been consummated as of the dates indicated, nor is it indicative of BTG’s future operating results or financial position after the assumed consummation of the transactions. The Unaudited Pro Forma Condensed Combined Financial Statements present the combination of our financial information and the financial information of Blue Safari after giving effect to the Business Combination and related adjustments described in the accompanying notes. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”
The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect future events that may occur, including any future nonrecurring charges resulting from the Business Combination, and does not consider potential impacts of current market conditions on revenue or expense. The Unaudited Pro Forma Condensed Combined Financial Statements are based in part on certain assumptions that we believe are reasonable under the circumstances. These assumptions may not prove to be accurate over time.
You are being offered a fixed number BTG Ordinary Shares, which involves the risk of market fluctuations.
You will receive a fixed number of BTG Ordinary Shares in the Business Combination, rather than BTG Ordinary Shares with a fixed market value. Consequently, the market value of BTG Ordinary Shares, and of the BSGA Ordinary Shares at the time of the completion of the Business Combination, may fluctuate significantly from the date of this proxy statement/prospectus, and the exchange ratio in the Business Combination might not be reflective of future market price ratios of BTG relative to BSGA securities. In addition, the market price of BSGA Ordinary Shares may be adversely affected by arbitrage activities occurring prior to the completion of the Business Combination. These sales, or the prospects of such sales in the future, could adversely affect the market price for, and the ability to sell in the market, BSGA Ordinary Shares before the Business Combination is completed and BTG Ordinary Shares after the Business Combination is completed.
Your ownership percentage in BTG will be less than the ownership percentage you currently hold in BSGA.
Your ownership percentage in BTG Ordinary Shares following the Business Combination will be less than your existing ownership percentage in Blue Safari as a result of dilution attributable to the relative equity values of the companies involved in the Business Combination. Immediately after the Business Combination, it is anticipated that (i) the former shareholders of Blue Safari will hold as a group approximately 3.4% of the BTG Ordinary Shares and (ii) the current shareholders of Bitdeer will hold as a group approximately 96.6% of the outstanding capital stock of BTG. As a result, you may have less influence over matters submitted to a vote of BTG shareholders.
The Initial Mergers may be a taxable event for U.S. Holders of BSGA Class A Ordinary Shares or BSGA Rights.
Subject to the limitations and qualifications described in the section entitled “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — Consequences of the Business

Combination,” BSGA intends to treat the Initial Mergers as a “reorganization” within the meaning of Section 368 of the Code. If this treatment applies, a U.S. Holder (as defined in “Material Tax Considerations — Material U.S. Federal Income Tax Considerations”) of BSGA Class A Ordinary Shares will not recognize gain or loss on the exchange of the shares for BTG Class A Ordinary Shares pursuant to the Business Combination. While it is not entirely clear, BSGA intends to take the position (to the extent required to do so) that U.S. Holders of BSGA Rights that exchange the underlying BSGA Class A Ordinary Shares pursuant to the Business Combination would be treated in the same manner. However, there can be no assurance that the IRS will not assert that the Initial Mergers (or either of the First SPAC Merger or the Second SPAC Merger) do not qualify as a reorganization within the meaning of Section 368 of the Code, or otherwise as a tax-free transaction. In that case, a U.S. Holder that exchanges its BSGA Class A Ordinary Shares (including shares received upon the conversion of BSGA Rights) for BTG Class A Ordinary Shares pursuant to the Business Combination will be required to recognize gain or loss equal to the difference between (i) the sum of the fair market value of the BTG Class A Ordinary Shares received and (ii) the U.S. Holder’s adjusted tax basis in the BSGA Class A Ordinary Shares exchanged. In addition, unless the Initial Mergers qualify as an “F reorganization” it is possible that the passive foreign investment company (“PFIC”) rules, further described below, could apply to the transfer of the BSGA Class A Ordinary Shares or BSGA Rights pursuant to the Initial Mergers, depending on BTG’s PFIC status. U.S. Holders of BSGA Class A Ordinary Shares or BSGA Rights should consult their tax advisers regarding the U.S. federal income tax consequences of the Initial Mergers, including in the event that they do not qualify for a tax-free treatment.
Becoming a public company through a business combination rather than an underwritten offering presents risks to unaffiliated investors of BTG. Subsequent to the completion of the Business Combination, BTG may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and the price of BTG securities, which could cause BTG shareholders to lose some or all of their investment.
A traditional initial public offering involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of proving that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense and results in the underwriters undertaking a detailed review of the business, financial condition and results of operations of the issuer and its subsidiaries. In a traditional initial public offering, investors may be able to recover damages from the underwriters in the event of misstatements and omissions in the registration statement and unavailability of the due diligence defense. Going public via a business combination with a special purpose acquisition company (“SPAC”) does not involve any underwriters and may therefore result in less extensive vetting of the operating company’s information that is presented to the public. In addition, going public via a business combination with a SPAC does not involve a book-building process as is the case in a traditional initial public offering. In a traditional initial public offering, the initial value of a company is set by investors who indicate the price at which they are prepared to purchase shares from the underwriters. In the case of a business combination involving a SPAC, the value of the target company is established by means of negotiations between the target company and the SPAC. The process of establishing the value of a target company in a SPAC business combination may be less effective than a traditional initial public offering book-building process and also does not reflect events that may have occurred between the date of the Merger Agreement and the Closing.
In addition, while traditional initial public offerings are sometimes oversubscribed, resulting in additional potential demand for shares in the after-market following the initial public offering, there is no comparable process of generating investor demand in connection with a business combination between a target company and a SPAC, which may result in lower demand for BTG’s securities after the Closing, and in turn could decrease liquidity and trading prices as well as increase the trading volatility of BTG securities. Based on the assumptions set out elsewhere in this proxy statement/prospectus, out of the aggregate 117,846,343 BTG Ordinary Shares issued and outstanding upon consummation of the Business Combination, Mr. Jihan Wu will hold 50,651,153 BTG Class V Ordinary Shares, with ten votes per share, constituting approximately 88.3% of the voting power of the BTG Ordinary Shares voting together as a single class. Former Bitdeer shareholders other than Mr. Jihan Wu will own 63,085,052 BTG Class A ordinary Shares, constituting approximately 93.9% of the aggregate outstanding BTG Class A Ordinary Shares, and approximately 11.0% of the voting power of the BTG Ordinary Shares voting together as a single class. This concentration of ownership may discourage, delay or prevent a change in control which could deprive shareholders of an opportunity to receive a premium to the trading price for the shares as part of a sale of BTG, and in turn could affect the market demand for BTG securities.
Becoming a public company through a business combination rather than an underwritten offering, as Bitdeer is seeking to do, presents risks to unaffiliated investors as described above. As a result, BTG, as the post-Business Combination company, may be forced to later write down or write off assets, restructure its operations, or incur impairment or other charges that could result in it reporting losses. Additionally, unexpected risks may arise and previously known risks may materialize. Even though these charges may be non-cash items and not have an immediate impact on BTG’s liquidity, the fact that BTG reports charges of this nature could contribute to negative market perceptions about it or its securities. In addition, charges of this nature may make it difficult for BTG to obtain future financing on favorable terms or at all.
The SEC has issued proposed rules to regulate SPACs. Certain of the procedures that BSGA, a potential business combination target, or others may determine to undertake in connection with such proposals may increase the costs and the time needed to complete a business combination and may constrain the circumstances under which BSGA could complete a business combination.
On March 30, 2022, the SEC issued the SPAC Rule Proposals relating to, among other items, disclosures in SEC filings in connection with business combination transactions between SPACs such as BSGA and private operating companies; the financial statement requirements applicable to transactions involving shell companies; the use of projections in SEC filings in connection with proposed business combination transactions; the potential liability of certain participants in proposed business combination transactions; and the extent to which SPACs could become subject to regulation under the Investment Company Act, including a proposed rule that would provide SPACs a safe harbor from treatment as an investment company if they satisfy certain conditions that limit a SPAC’s duration, asset composition, business purpose and activities. The SPAC Rule Proposals have not yet been adopted and may be adopted in the proposed form or in a different form that could impose additional regulatory requirements on SPACs. Certain of the procedures that BSGA, a potential business combination target, or others may determine to undertake in connection with the SPAC Rule Proposals, or pursuant to the SEC’s views expressed in the SPAC Rule Proposals, may increase the costs of negotiating and completing a business combination and the time required to consummate the circumstances under which BSGA could complete a business combination.
If BSGA were deemed to be an investment company for purposes of the Investment Company Act, BSGA would be required to meet burdensome compliance requirements and its activities would be severely restricted. As a result, in such circumstances, unless BSGA is able to modify its activities so that it would not be deemed an investment company, BSGA would expect to abandon the efforts to complete an initial business combination and instead to liquidate itself.
As described further above, the SPAC Rule Proposals relate, among other matters, to the circumstances in which SPACs such as BSGA could potentially be subject to the Investment Company Act and the regulations thereunder. The SPAC Rule Proposals would provide a safe harbor for such companies from the definition of “investment company” under Section 3(a)(1)(A) of the Investment Company Act, provided that a SPAC satisfies certain criteria, including a limited time period to announce and complete a de-SPAC transaction. Specifically, to comply with the safe harbor, the SPAC Rule Proposals would require a company to file a report on Form 8-K announcing that it has entered into an agreement with a target company for a business combination no later than 18 months after the effective date of its registration statement for its initial public offering (the “IPO Registration Statement”). BSGA would then be required to complete its initial business combination no later than 24 months after the effective date of the IPO Registration Statement.
As a result, there is a risk concerning the implications of the Investment Company Act on a SPAC, including a company like BSGA, that may not complete its business combination within 24 months after the effective date of the IPO Registration Statement. It is possible that a claim could be made that BSGA has been operating as an unregistered investment company.
If BSGA were deemed to be an investment company under the Investment Company Act, its activities would be subject to burdensome compliance requirements. Although BSGA does not believe that its principal activities will subject itself to regulation as an investment company under the Investment Company Act, if

BSGA is deemed to be an investment company and subject to compliance with and regulation under the Investment Company Act, BSGA would be subject to additional regulatory burdens and expenses for which BSGA has not allotted funds. As a result, unless BSGA were able to modify its activities so that BSGA would not be deemed an investment company, BSGA would expect to abandon its efforts to complete an initial business combination and instead to liquidate itself.
To mitigate the risk that BSGA might be deemed to be an investment company for purposes of the Investment Company Act, BSGA may, at any time, instruct the trustee to liquidate the securities held in the Trust Account and instead to hold the funds in the Trust Account in cash until the earlier of the consummation of an initial business combination or its liquidation. As a result, following the liquidation of securities in the Trust Account, BSGA would likely receive minimal interest, if any, on the funds held in the Trust Account, which would reduce the dollar amount the public shareholders would receive upon any redemption or liquidation of BSGA.
The funds in the Trust Account have, since the initial public offering of BSGA, been held only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. However, to mitigate the risk of BSGA being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, BSGA may, at any time, on or prior to the 24-month anniversary of the effective date of its IPO Registration Statement, instruct Continental Stock Transfer & Trust Company, the trustee with respect to the Trust Account, to liquidate the U.S. government treasury obligations or money market funds held in the Trust Account and thereafter to hold all funds in the Trust Account in cash until the earlier of consummation of the initial business combination or liquidation of BSGA. Following such liquidation, BSGA would likely receive minimal interest, if any, on the funds held in the Trust Account. However, interest previously earned on the funds held in the Trust Account still may be released to BSGA to pay its taxes, if any, and certain other expenses as permitted. As a result, any decision to liquidate the securities held in the Trust Account and thereafter to hold all funds in the Trust Account in cash could reduce the dollar amount the public shareholders would receive upon any redemption or liquidation of BSGA.
In addition, even prior to the 24-month anniversary of the effective date of its IPO Registration Statement, BSGA may be deemed to be an investment company, in which case BSGA may be required to liquidate BSGA. Accordingly, BSGA may determine, in its discretion, to liquidate the securities held in the Trust Account at any time, even prior to the 24-month anniversary of its IPO Registration Statement, and instead hold all funds in the Trust Account in cash, which would further reduce the dollar amount the public shareholders would receive upon any redemption or liquidation of BSGA.
Risks Related to BTG
A market for BTG Class A Ordinary Shares may not develop, which would adversely affect the liquidity and price of BTG Class A Ordinary Shares.
An active trading market for BTG Class A Ordinary Shares may never develop or, if developed, it may not be sustained. You may be unable to sell your BTG Class A Ordinary Shares unless a market can be established and sustained. This risk will be exacerbated if there is a high level of redemptions of Public Shares in connection with the Closing, which leads to a significantly reduced number of public shareholders holding BTG securities subsequent to the Closing.
The market price of BTG Class A Ordinary Shares may be volatile, and you may lose some or all of your investment
Upon consummation of the Business Combination at the Closing on the Closing Date, the price of BTG Class A Ordinary Shares may fluctuate due to a variety of factors, including:
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changes in the industries in which Bitdeer operates;

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developments involving Bitdeer’s competitors;

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changes in laws and regulations affecting Bitdeer’s business;

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variations in Bitdeer’s operating performance and the performance of its competitors in general;

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actual or anticipated fluctuations in Bitdeer’s quarterly or annual operating results;

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publication of research reports by securities analysts about Bitdeer or its competitors or its industry;

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the public’s reaction to Bitdeer’s press releases, its other public announcements and its filings with the SEC;

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actions by holders in respect of any of their BTG Class A Ordinary Shares;

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additions and departures of key personnel;

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commencement of, or involvement in, litigation involving BTG;

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changes in Bitdeer’s capital structure, such as future issuances of securities or the incurrence of debt;

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the volume of BTG Class A Ordinary Shares available for public sale; and

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general economic and political conditions, such as the effects of the COVID-19 outbreak, recessions, volatility in the markets, interest rates, local and national elections, fuel prices, international currency fluctuations, corruption, political instability, and acts of war or terrorism.

In particular, the market price of BTG Class A Ordinary Shares could be subject to extreme volatility and fluctuations in response to industry-wide developments beyond its control, such as continued industry-wide fallout from the recent Chapter 11 bankruptcy filings of cryptocurrency exchanges FTX (including its affiliated hedge fund Alameda Research LLC), crypto hedge fund Three Arrows, crypto miners Compute North and Core Scientific and crypto lenders Celsius Network, Voyager Digital and BlockFi. Although, as mentioned elsewhere in this proxy statement/prospectus, Bitdeer has no exposure to any of the cryptocurrency market participants that recently filed for Chapter 11 bankruptcy, or who are known to have experienced excessive redemptions, suspended redemptions or have crypto assets of their customers unaccounted for; and Bitdeer does not have any assets, material or otherwise, that may not be recovered due to these bankruptcies or excessive or suspended redemptions; the price of BTG Class A Ordinary Shares may still not be immune to unfavorable investor sentiment resulting from these recent developments in the broader cryptocurrency industry and you may experience depreciation of price of BTG Class A Ordinary Shares.
BTG will be a “controlled company” within the meaning of the applicable Nasdaq listing rules and, as a result, will qualify for exemptions from certain corporate governance requirements. If BTG relies on these exemptions, you will not have the same protections afforded to shareholders of companies that are subject to such requirements.
Upon the closing of the Business Combination, Mr. Jihan Wu will control a majority of the voting power of BTG’s outstanding ordinary shares. As a result, BTG will be a “controlled company” within the meaning of applicable Nasdaq listing rules. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company.” For so long as BTG remains a “controlled company,” it may elect not to comply with certain corporate governance requirements, including the requirements:
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that a majority of the board of directors consists of independent directors;

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for an annual performance evaluation of the nominating, corporate governance and compensation committees;

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that it has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

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that it has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

BTG intends to use these exemptions upon the closing of the Business Combination and it may continue to use all or some of these exemptions in the future. As a result, you may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

BTG will issue BTG Class A Ordinary Shares, and BTG Class V Ordinary Shares convertible into BTG Class A Ordinary Shares, as consideration for the Business Combination, and BTG may issue additional BTG Class A Ordinary Shares or other equity or convertible debt securities without approval of the holders of BTG Class A Ordinary Shares, which would dilute existing ownership interests and may depress the market price of BTG Class A Ordinary Shares.
It is anticipated that, following the Business Combination, (i) former Bitdeer shareholders (other than the Bitdeer Founders) are expected to own approximately 93.9% of the outstanding BTG Class A Ordinary Shares, constituting approximately 11.0% of the voting power of the BTG Ordinary Shares voting together as a single class, (ii) the Bitdeer Founders are expected to own 100.0% of the outstanding BTG Class V Ordinary Shares, constituting approximately 88.3% of the voting power of the BTG Ordinary Shares voting together as a single class, (iii) former BSGA Shareholders are expected to own approximately 3.4% of the outstanding BTG Class A Ordinary Shares, constituting approximately 0.4% of the voting power of the BTG Ordinary Shares voting together as a single class, and (iv) the BSGA Sponsor, the Sponsor Affiliates and directors are expected to own approximately 2.7% of the outstanding BTG Class A Ordinary Shares, constituting 0.3% of the voting power of the BTG Ordinary Shares voting together as a single class. These percentages assume (i) none of Bitdeer’s outstanding restricted share units vest; (ii) no interest accrued on Bitdeer Convertible Note and (ii) the No Redemption Scenario. If the actual facts differ from these assumptions, these percentages will differ.
BTG will continue to require significant capital investment to support its business, and BTG may issue additional BTG Class A Ordinary Shares or other equity or convertible debt securities of equal or senior rank in the future without approval of the holders of the BTG Class A Ordinary Shares in certain circumstances.
BTG’s issuance of additional BTG Class A Ordinary Shares or convertible debt securities of equal or senior rank would have the following effects: (i) BTG’s existing holders’ of ordinary shares proportionate ownership interest in BTG may decrease; (ii) the amount of cash available per BTG Ordinary Share, including for payment of dividends in the future, may decrease; (iii) the relative voting power of each previously outstanding BTG Class A Ordinary Shares may be diminished; and (iv) the market price of BTG Class A Ordinary Shares may decline. Under certain circumstances, each BTG Class V Ordinary Share will automatically convert into one BTG Class A Ordinary Share (as adjusted for share splits, share combination and similar transactions occurring), but as the conversion ratio is one-to-one, such mandatory conversion would not have a dilutive effect. See the section entitled “Description of BTG Securities — Ordinary Shares.”
Furthermore, employees, directors and consultants of BTG and its subsidiaries and affiliates hold, and after Business Combination, are expected to be granted equity awards under the BTG Incentive Plan. You will experience additional dilution when those equity awards become vested and exercised, for BTG Ordinary Shares. See the section entitled “The BTG Incentive Plan Proposal — Summary of the BTG Incentive Plan.”
BTG’s dual-class voting structure may limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of BTG’s Class A Ordinary Shares may view as beneficial.
BTG’s authorized and issued ordinary shares will be divided into Class A Ordinary Shares and Class V Ordinary Shares. Each Class A Ordinary Share will be entitled to one vote, while each Class V Ordinary Share will be entitled to ten (10) votes. Only BTG Class A Ordinary Shares will be listed and traded on Nasdaq and BTG intends to maintain the dual-class voting structure after the consummation of the Business Combination.
Mr. Jihan Wu will hold all of the outstanding BTG Class V Ordinary Shares. As a result, it is expected that Mr. Jihan Wu will, assuming a No Redemption Scenario and that all of Bitdeer’s outstanding stock options are exercised, control approximately 88.3% of the total voting power of all issued and outstanding BTG Ordinary Shares voting together as a single class immediately following the consummation of the Business Combination. Further Mr. Jihan Wu will, by virtue of his control of approximately 88.3% of that total voting power, effectively have the right to nominate, appoint and remove all of the board of directors. For further information, see the section entitled “Description of BTG Securities.”
The dual-class structure of BTG’s ordinary shares may adversely affect price and liquidity of BTG Class A Ordinary Shares.
S&P Dow Jones and FTSE Russell have recently announced changes to their eligibility criteria for inclusion of shares of public companies in certain indices, including the S&P 500, to exclude companies with multiple classes of shares and companies whose public shareholders hold no more than 5% of total voting power from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class capital structures. As a result, the dual-class structure of BTG’s ordinary shares may prevent the inclusion of the BTG Class A Ordinary Shares in such indices and may cause shareholder advisory firms to publish negative commentary about BTG’s corporate governance practices or otherwise seek to cause BTG to change its capital structure. Any such exclusion from indices could result in a less active trading market for the BTG Class A Ordinary Shares. Any actions or publications by shareholder advisory firms critical of BTG’s corporate governance practices or capital structure could also adversely affect the value of the BTG Class A Ordinary Shares.
Volatility in the price of BTG Class A Ordinary Shares could subject BTG to securities class action litigation.
In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If BTG faces such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm its business.
Future sales, or the possibility of future sales of, a substantial number of BTG Ordinary Shares may depress the price of such securities.
Future sales of a substantial number of BTG Ordinary Shares in the public market after the closing of the Business Combination, or the perception that these sales might occur, could depress the market price of BTG Ordinary Shares and could impair its ability to raise capital through the sale of additional equity securities.
The requirements of being a public company may strain BTG’s resources, divert BTG management’s attention and affect BTG’s ability to attract and retain qualified board members.
BTG will be subject to the reporting requirements of the Securities Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, Nasdaq listing requirements and other applicable securities rules and regulations. As such, BTG will incur additional legal, accounting and other expenses following the completion of the Business Combination. These expenses may increase even more if BTG no longer qualifies as an “emerging growth company,” as defined in Section 2(a) of the Securities Act. The Exchange Act requires, among other things, that BTG file annual and current reports with respect to its business and operating results. The Sarbanes-Oxley Act requires, among other things, that BTG maintains effective disclosure controls and procedures and internal control over financial reporting. BTG may need to hire more employees post-Business Combination or engage outside consultants to comply with these requirements, which will increase its post-Business Combination costs and expenses.
Changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. BTG expects these laws and regulations to increase its legal and financial compliance costs after the Business Combination and to render some activities more time-consuming and costly, although BTG is currently unable to estimate these costs with any degree of certainty.
Many members of BTG’s management team will have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. BTG’s management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and regulations and the continuous scrutiny of securities analysts and investors. The need to establish the corporate infrastructure demanded of a public company may divert the management’s attention from implementing its growth strategy, which could prevent BTG from improving its business, financial condition and results of operations. Furthermore, BTG expects these rules and regulations to make it more difficult and more expensive for BTG to obtain director and officer liability insurance, and consequently BTG may be required to incur substantial costs to maintain the same or similar coverage. These additional obligations could have a material adverse effect on its business, financial condition, results of operations and prospects. These factors could also make it more difficult for BTG to attract and retain qualified members of its board of directors, particularly to serve on BTG’s finance and audit committee and nomination and compensation committee, and to attract and retain qualified executive officers.
As a result of disclosure of information in this proxy statement/prospectus and in filings required of a public company, BTG’s business and financial condition will become more visible, which BTG believes may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, BTG’s business and operating results could be adversely affected, and, even if the claims do not result in litigation or are resolved in BTG’s favor, these claims, and the time and resources necessary to resolve them, could cause an adverse effect on its business, financial condition, results of operations, prospects and reputation.
Bitdeer has identified a material weakness in its internal control over financial reporting. In the event of any failure to maintain an effective system of disclosure controls and internal control over financial reporting, BTG may not be able to accurately report its financial results or prevent fraud. As a result, holders of BTG Class A Ordinary Shares could lose confidence in BTG’s financial and other public reporting, which is likely to negatively affect BTG’s business and the market price of BTG Class A Ordinary Shares.
Prior to the Closing of the Business Combination, Bitdeer has been a private company with limited accounting personnel and other resources with which to address Bitdeer’s internal controls and procedures. Bitdeer’s management has not completed an assessment of the effectiveness of Bitdeer’s internal control over financial reporting and Bitdeer’s independent registered public accounting firm has not conducted an audit of Bitdeer’s internal control over financial reporting.
Bitdeer identified a material weakness in the design and operating effectiveness over financial reporting with respect to the Internal Control — Integrated Framework (2013 Framework) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), concerning in particular the control environment due to lack of sufficient financial reporting and accounting personnel with appropriate knowledge to design, implement and operate key controls over financial reporting process to address complex and emerging technical accounting issues and related disclosures in accordance with IFRS. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of Bitdeer’s annual or interim financial statements will not be prevented or detected on a timely basis. As a consequence of this material weakness, accounting errors were identified in Bitdeer’s combined statements of operations and comprehensive loss and cash flows for the years ended December 31, 2019, 2020 and 2021 primarily related to revenue presentation in relation to the sales of mining machine business and the cash flow presentation related to the disposal of cryptocurrencies earned from revenue arrangements. The revenue and cost of revenue on the combined statements of operations and comprehensive loss and the operating and investing cash flows on the combined statements of cash flows have been restated as included in this proxy statement/prospectus. The material weakness could also result in other misstatements of Bitdeer’s accounts or disclosures, which may result in additional material misstatements in Bitdeer’s annual or interim financial statements that would not be prevented or detected.
Bitdeer has instituted plans to remediate the material weakness, including implementation of appropriate processes with the objective of improving the effectiveness of controls over financial reporting. In particular, Bitdeer expects to invest more resources in its design and execution of its Sarbanes-Oxley Act compliance program, such as reassessing existing entity-level controls and, as necessary, implementing enhancements to such controls. However, Bitdeer cannot predict the success of such plan or the outcome of its assessment of these plans at this time. If Bitdeer is unable to remediate the material weakness it has identified, or if it identifies additional material weaknesses in the future or otherwise fail to develop and maintain an effective system of internal controls, Bitdeer may not be able to produce timely and accurate financial statements. The failure to implement and maintain effective internal control over financial reporting could result in errors in Bitdeer’s financial statements that could result in a restatement of its financial statements, which in turn could have a material adverse effect on Bitdeer’s financial condition and results of operations.
In addition, BTG cannot assure you that BTG will not identify material weaknesses after the Business Combination. Upon becoming a public company, BTG will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of the applicable listing standards of the

Nasdaq. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of BTG’s internal control over financial reporting that BTG will eventually be required to include in BTG’s periodic reports that will be filed with the SEC. Ineffective internal control over financial reporting could expose BTG to increased risk of fraud or misuse of corporate assets and subject BTG to potential delisting from the stock exchange on which BTG is listed, regulatory investigations and civil or criminal sanctions. BTG may also be required to restate its financial statements from prior periods. If BTG fails to achieve and maintain an effective internal control environment, it could suffer material misstatements in its financial statements and fail to meet its reporting obligations, which would likely cause investors to lose confidence in BTG’s reported financial information. This could in turn limit BTG’s access to capital markets, harm its financial condition and results of operations, and lead to a decline in the market price of BTG Class A Ordinary Shares.
Recent market volatility could impact the stock price and trading volume of the BTG Class A Ordinary Shares.
The trading market for the BTG Class A Ordinary Shares could be impacted by recent market volatility. While Bitdeer does not believe that it is more likely to be affected by market volatility than other public companies, recent stock run-ups, divergences in valuation ratios relative to those seen during traditional markets, high short interest or short squeezes, and strong and atypical retail investor interest in the markets may impact the demand for the BTG Class A Ordinary Shares.
A possible “short squeeze” due to a sudden increase in demand of BTG Class A Ordinary Shares that largely exceeds supply may lead to price volatility in the BTG Class A Ordinary Shares. Investors may purchase BTG Class A Ordinary Shares to hedge existing exposure or to speculate on the price of the BTG Class A Ordinary Shares. Speculation on the price of BTG Class A Ordinary Shares may involve both long and short exposures. To the extent aggregate short exposure exceeds the number of BTG Class A Ordinary Shares available for purchase (for example, in the event that large redemption requests dramatically affect liquidity), investors with short exposure may have to pay a premium to repurchase BTG Class A Ordinary Shares for delivery to lenders. Those repurchases may in turn, dramatically increase the price of the BTG Class A Ordinary Shares. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the BTG Class A Ordinary Shares that are not directly correlated to the operating performance of Bitdeer.
It is not expected that BTG will pay dividends in the foreseeable future after the Business Combination.
It is expected that BTG will retain most, if not all, of its available funds and any future earnings after the Business Combination to fund the development and growth of its business. As a result, it is not expected that BTG will pay any cash dividends in the foreseeable future.
Following completion of the Business Combination, BTG’s board of directors will have complete discretion as to whether to distribute dividends. Even if the board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received by BTG from subsidiaries, BTG’s financial condition, contractual restrictions and other factors deemed relevant by the board of directors. There is no guarantee that the BTG Class A Ordinary Shares will appreciate in value after the Business Combination or that the trading price of the BTG Class A Ordinary Shares will not decline.
If securities and industry analysts do not publish research or publish inaccurate or unfavorable research or cease publishing research about BTG, the price and trading volume of BTG Class A Ordinary Shares could decline significantly.
The trading market for BTG Class A Ordinary Shares will depend, in part, on the research and reports that securities or industry analysts publish about BTG or its business. BTG may be unable to sustain coverage by well-regarded securities and industry analysts. If either none or only a limited number of securities or industry analysts maintain coverage of BTG, or if these securities or industry analysts are not widely respected within the general investment community, the demand for BTG Class A Ordinary Shares could decrease, which might cause its price and trading volume to decline significantly. In the event that BTG obtains securities or industry analyst coverage, if one or more of the analysts who cover BTG downgrade their assessment of

BTG or publish inaccurate or unfavorable research about BTG’s business, the market price and liquidity for BTG Class A Ordinary Shares could be negatively impacted.
BTG is a foreign private issuer within the meaning of the rules under the Exchange Act, and as such it is exempt from certain provisions applicable to domestic public companies in the United States.
Because BTG is a foreign private issuer under the Exchange Act, it is exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.
BTG will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, BTG intends to publish its results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information Bitdeer is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.
As an exempted company incorporated in the Cayman Islands, BTG is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards; these practices may afford less protection to holders of BTG Class A Ordinary Shares than they would enjoy if BTG complied fully with Nasdaq corporate governance listing standards.
BTG is an exempted company incorporated in the Cayman Islands, and, after the consummation of the Business Combination at the Closing on the Closing Date, will be listed on Nasdaq. Nasdaq market rules permit a foreign private issuer like BTG to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is BTG’s home country, may differ significantly from Nasdaq corporate governance listing standards applicable to domestic U.S. companies.
Among other things, BTG is not required to have: (i) a majority of the board of directors consist of independent directors; (ii) a compensation committee consisting of independent directors; (iii) a nominating committee consisting of independent directors; or (iv) regularly scheduled executive sessions with only independent directors each year.
Although not required and as may be changed from time to time, BTG intends to have, as of the consummation of the Business Combination at the Closing on the Closing Date, a majority-independent board of directors, a majority-independent compensation committee and a nominating committee. Subject to the foregoing, BTG intends to rely on the exemptions listed above. As a result, you may not be provided with the benefits of certain corporate governance requirements of Nasdaq applicable to U.S. domestic public companies. See the section entitled “BTG’s Directors and Officers Following the Business Combination — Foreign Private Issuer Status.”
You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because BTG is incorporated under the law of the Cayman Islands, BTG conducts a substantial portion of its operations and a majority of its directors and executive officers reside outside of the United States.
BTG is an exempted company limited by shares incorporated under the laws of the Cayman Islands, and following the Business Combination, will conduct a substantial portion of its operations through its subsidiary, Bitdeer, outside the United States. A substantial portion of BTG’s assets are located outside of the United States. A majority of BTG’s officers and directors reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against BTG or against these individuals outside of the United States in the event that you believe that your rights have been infringed upon under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the jurisdictions that comprise the Southeast Asian region could render you unable to enforce a judgment against BTG’s assets or the assets of BTG’s directors and officers.
In addition, BTG’s corporate affairs will be governed by the amended and restated memorandum and articles of association of BTG, the Cayman Companies Act and the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of BTG’s ordinary shareholders and the fiduciary duties of BTG’s directors under Cayman Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States. Some U.S. states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands.
Shareholders of Cayman Islands exempted companies like BTG have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. BTG’s directors will have discretion under the amended and restated memorandum and articles of association of BTG to determine whether or not, and under what conditions, BTG’s corporate records may be inspected by its ordinary shareholders, but BTG is not obliged to make them available to the ordinary shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder to motion or to solicit proxies from other shareholders in connection with a proxy contest. See the section entitled “Description of BTG Securities — Ordinary Shares — Inspection of Books and Records.”
Certain corporate governance practices in the Cayman Islands, which is BTG’s home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent BTG chooses to follow home country practice with respect to corporate governance matters, its shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers. See the section entitled “BTG’s Directors and Officers Following the Business Combination — Foreign Private Issuer Status.”
As a result of all of the above, BTG’s shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.
BTG is an “emerging growth company,” as defined under the federal securities laws, and BTG cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the BTG Class A Ordinary Shares less attractive to investors.
BTG is an “emerging growth company,” as defined in the Securities Act, and BTG intends to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, among other things, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, and reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding shareholder advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, holders of BTG Ordinary Shares may not have access to certain information that they may deem important.
BTG will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which BTG has total annual gross revenues of at least US$1.07 billion, (c) or in which BTG is deemed to be a large accelerated filer, which means the market value of BTG’s Shares that is held by non-affiliates exceeds US$700 million as of the last business day of BTG’s prior second fiscal quarter, and (ii) the date on which BTG issued more than US$1.0 billion in non-convertible debt during the prior three-year period. If some investors find the BTG Class A Ordinary Shares less attractive as a result, there may be a less active trading market for the BTG Class A Ordinary Shares, the price of BTG Class A Ordinary Shares may be more volatile and the price of the BTG Class A Ordinary Shares may decline.

We believe that BSGA (the predecessor to BTG) was a PFIC for its 2021 and 2022 taxable years, and BTG may be or become a PFIC, which could result in adverse U.S. federal income tax consequences to U.S. Holders of BTG Class A Ordinary Shares.
In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the average value of its assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. Passive income generally includes dividends, interest, royalties, rents, investment gains, net gains from the sales of property that does not give rise to any income and net gains from the sale of commodities (subject to certain exceptions, such as an exception for certain income derived in the active conduct of a trade or business). Cash and cash equivalents are, and cryptocurrency balances are likely, passive assets. The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. For purposes of the PFIC rules, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the stock of another corporation is treated as if it held its proportionate share of the assets of the other corporation, and received directly its proportionate share of the income of the other corporation.
BSGA believes that it did not qualify for the PFIC “start-up exception” (as described in “Material Taxation Considerations — Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Rules”) for its taxable year ended December 31, 2021. Therefore, because BSGA is a blank-check company with no current active business, based on the composition of BSGA’s income and assets, BSGA believes that it was a PFIC for its taxable years ended December 31, 2021 and December 31, 2022.
Furthermore, the PFIC status of BSGA may affect the PFIC status of BTG for BTG’s taxable year ending December 31, 2023. Assuming that the Initial Mergers qualify as a Reorganization, BTG should be treated as the same corporation as BSGA for purposes of the PFIC rules. Depending on the closing date of the Business Combination and the composition of BTG’s income and assets and the estimated value of BTG’s assets, including goodwill, BTG may be a PFIC for its taxable year ending December 31, 2023. BTG’s PFIC status for any taxable year is a factual annual determination that can be made only after the end of that year and will depend on the composition of BTG’s income and assets and the value of its assets from time to time (including the value of its goodwill, which may be determined in large part by reference to the market price of the BTG Class A Ordinary Shares from time to time, which could be volatile) and, for the taxable year in which the Business Combination occurs, the income and assets, and the value of the assets, of its predecessor BSGA (assuming that the Initial Mergers qualify as an F Reorganization). In addition, the risk of BTG being a PFIC for any taxable year will increase if its market capitalization declines substantially during that year. Furthermore, whether and to which extent BTG’s income and assets, including goodwill, will be characterized as active or passive will depend on various factors that are subject to uncertainty, including BTG’s future business plan and the application of laws that are subject to varying interpretation. For example, there is no authority that directly addresses the proper treatment of certain items of BTG’s income, such as income from proprietary cryptocurrency mining, hash rate sharing, or hosting for purposes of the PFIC rules and, although BTG currently treats these items of income as active, such treatment is uncertain. Moreover, certain of BTG’s business activities generate passive income and, although the amount of such income is currently small, BTG’s risk of being a PFIC will increase if the proportion of BTG’s revenue earned from such business activities increases in future taxable years. Accordingly, there can be no assurances that BTG will not be a PFIC for its current or any future taxable year.
Even if BTG is not a PFIC for its taxable year ending December 31, 2023 or any subsequent taxable year, if BSGA is or was a PFIC (as BSGA believes to be the case for its 2021 and 2022 taxable years, and which may be the case for its 2023 taxable year) for any taxable year during the holding period of a U.S. Holder (as defined in “Material Taxation Considerations — Material U.S. Federal Income Tax Considerations”) in its BSGA Class A Ordinary Shares (including BSGA Class A Ordinary Shares received with respect to BSGA Rights), and such U.S. Holder did not (or could not) make any of the PFIC Elections discussed under “Material Taxation Considerations — Material U.S. Federal Income Tax Considerations  —  Passive Foreign Investment Company Rules”, then, although not free from doubt, BTG would also be treated as a PFIC as to such U.S. Holder with respect to the BTG Class A Ordinary Shares received in the Initial Mergers, unless such U.S. Holder makes a purging election with respect to its shares, as described under “Material Taxation Considerations  —  Material U.S. Federal Income Tax Considerations  —  Passive Foreign Investment Company Rules.”

In addition, if BSGA is or was a PFIC for any taxable year during which a U.S. Holder owned BSGA Rights, and assuming a QEF election is not available with respect to the BSGA Rights, the U.S. Holder may be subject to the general PFIC rules with respect to the shares underlying the BSGA Rights, even if the U.S. Holder made a QEF election with respect to its other BSGA Class A Ordinary Shares, unless a purging election is made.
If BTG is (or is treated with respect to a U.S. Holder as) a PFIC for any taxable year during which a U.S. Holder owns BTG Class A Ordinary Shares, the U.S. Holder generally will be subject to adverse U.S. federal income tax consequences, including increased tax liability on disposition gains and certain “excess distributions” and additional reporting requirements. Prospective U.S. Holders of BTG Class A Ordinary Shares should consult their tax advisers regarding the application of the PFIC rules to BTG and the risks of owning equity securities in a company that may be a PFIC. See “Material Taxation Considerations — Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Rules.”
Because under certain attribution rules BTG’s non-U.S. subsidiaries may be treated as controlled foreign corporations for U.S. federal income tax purposes, there could be adverse U.S. federal income tax consequences to certain U.S. Holders of BTG Class A Ordinary Shares who own, directly or indirectly, ten percent or more of BTG Class A Ordinary Shares.
For U.S. federal income tax purposes, each “Ten Percent Shareholder” (as defined below) in a non-U.S. corporation that is classified as a “controlled foreign corporation” (a “CFC”) generally is required to include in income such Ten Percent Shareholder’s pro rata share of the CFC’s “Subpart F income,” investment of earnings in U.S. property, and “global intangible low-taxed income,” even if the CFC has made no distributions to its shareholders. Subpart F income generally includes dividends, interest, rents, royalties, gains from the sale of securities and income from certain transactions with related parties, and “global intangible low-taxed income” generally consists of net income of the CFC, other than Subpart F income and certain other types of income, in excess of certain thresholds. A non-U.S. corporation generally will be classified as a CFC if Ten Percent Shareholders own, directly, indirectly or constructively (through attribution), more than 50% of either the total combined voting power of all classes of stock entitled to vote of such corporation or of the total value of the stock of such corporation. A “Ten Percent Shareholder” is a United States person (as defined by the Code) who owns or is considered to own, directly, indirectly or constructively, 10% or more of either the total combined voting power of all classes of stock entitled to vote of such corporation or the total value of the stock of such corporation. The determination of CFC status is complex and includes certain “downward attribution” rules pursuant to which BTG’s non-U.S. subsidiaries may be treated as constructively owned by BTG’s U.S. subsidiaries and, therefore, BTG’s non-U.S. subsidiaries may be treated as CFCs. Prospective holders of BTG Class A Ordinary Shares that may be or become Ten Percent Shareholders should consult their tax advisors with respect to the potential adverse tax consequences of investing in BTG.
Future changes to tax laws could materially and adversely affect BTG and reduce net returns to BTG’s shareholders.
BTG’s tax treatment is subject to changes in tax laws, regulations, and treaties, or the interpretation thereof, tax policy initiatives and reforms under consideration, and the practices of tax authorities in jurisdictions in which BTG operates. The income and other tax rules in the jurisdictions in which BTG operates are constantly under review by taxing authorities and other governmental bodies. Changes to tax laws (which changes may have retroactive application) could adversely affect BTG or its shareholders. BTG is unable to predict what tax proposals may be proposed or enacted in the future or what effect such changes would have on BTG’s business, but such changes, to the extent they are brought into tax legislation, regulations, policies or practices, could affect BTG’s financial position and overall or effective tax rates in the future in countries where BTG has operations and where BTG is organized or resident for tax purposes, and increase the complexity, burden and cost of tax compliance. BTG urges investors to consult with their legal and tax advisers regarding the implication of potential changes in tax laws on an investment in BTG Class A Ordinary Shares.

EXTRAORDINARY GENERAL MEETING OF BSGA SHAREHOLDERS
General
BSGA is furnishing this proxy statement/prospectus to the BSGA Shareholders as part of the solicitation of proxies by the BSGA Board for use at the Extraordinary General Meeting of BSGA Shareholders to be held on           and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to our shareholders on or about           in connection with the vote on the Proposals. This proxy statement/prospectus provides you with the information you need to know to be able to vote or instruct your vote to be cast at the Extraordinary General Meeting.
Date, Time and Place
The Extraordinary General Meeting will be held at 9:00 a.m., Eastern Time, on           and conducted at the offices of Davis Polk & Wardwell LLP at 450 Lexington Avenue, New York, NY 10017, and via live audio cast on           , or such other date, time and place to which such meeting may be adjourned or postponed, for the purposes set forth in the accompanying notice. We are pleased to utilize the virtual shareholders meeting technology to provide ready access and cost savings for our shareholders. The virtual meeting format allows attendance from any location in the world. You will be able to attend, vote your shares, view the list of shareholders entitled to vote at the Extraordinary General Meeting and submit questions during the Extraordinary General Meeting and via a live audio cast available at https://www.cstproxy.com/bluesafarigroup/2023.
Extraordinary General Meeting Registration
To register for the Extraordinary General Meeting, please follow these instructions as applicable to the nature of your ownership of BSGA Ordinary Shares.
If your shares are registered in your name with Continental and you wish to attend the Extraordinary General Meeting virtually, go to https://www.cstproxy.com/bluesafarigroup/2023, enter the control number you received on your proxy card and click on the “Click here” to preregister for the online meeting link at the top of the page. Just prior to the start of the meeting, you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to participate in the virtual Meeting.
Beneficial shareholders who wish to participate in the online-only virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or another nominee that holds their shares and email a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial shareholders who email a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only meeting. After contacting Continental, a beneficial holder will receive an email prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial shareholders should contact Continental at least five business days prior to the meeting date.
Accessing the Meeting Audio Cast
You will need your control number for access. If you do not have your control number, contact Continental at the phone number or email address below. Beneficial investors who hold shares through a bank, broker or other intermediary, will need to contact them and obtain a legal proxy. Once you have your legal proxy, contact Continental to have a control number generated. Continental contact information is as follows: 917-262-2373 or email proxy@continentalstock.com.
Record Date; Who is Entitled to Vote
BSGA has fixed the close of business on         , 2023, as the record date for determining those BSGA Shareholders entitled to notice of and to vote at the Extraordinary General Meeting. As of the close of business on         , 2023, there were           BSGA Ordinary Shares issued and outstanding and entitled to vote, of which           are Public Shares and           are Founder Shares held by the initial

shareholders. Each holder of BSGA Ordinary Shares is entitled to one vote per share on each Proposal. If your shares are held in “street name,” you should contact your broker, bank or another nominee to ensure that shares held beneficially by you are voted in accordance with your instructions.
In connection with the IPO, BSGA entered into certain letter agreements pursuant to which the Initial Shareholders agreed to vote any BSGA Ordinary Shares owned by them in favor of BSGA’s initial business combination. The Initial Shareholders also entered into a certain support agreement with Bitdeer, pursuant to which they agreed to, among other things, in favor of the Business Combination Proposal and the other Proposals. As of the date of this proxy statement/prospectus, the Initial Shareholders hold approximately 49.3% of the outstanding BSGA Ordinary Shares.
Quorum and Required Vote for Shareholder Proposals
A quorum of BSGA Shareholders is necessary to hold a valid meeting. A quorum will be present at the Extraordinary General Meeting if not less than 50 percent of the shares issued and outstanding BSGA Ordinary Shares and entitled to vote at the Extraordinary General Meeting is present in person physically or by virtual attendance or represented by proxy.
Approval of the Business Combination Proposal, the Initial Mergers Proposal, the Nasdaq Proposal, the Governing Documents Proposal, the Governing Documents Proposals A to D, the BTG Incentive Plan Proposal, and the Adjournment Proposal will each require the affirmative vote of the holders of a majority of the issued and outstanding BSGA Ordinary Shares present in person physically or by virtual attendance or represented by proxy and entitled to vote at the Extraordinary General Meeting or any adjournment thereof. Attending the Extraordinary General Meeting either in person physically or by virtual attendance or represented by proxy and abstaining from voting and a broker non-vote will not have any effect on the Proposals. An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.
The approval of the Business Combination Proposal, the Initial Mergers Proposal, the Nasdaq Proposal, the Governing Documents Proposal, the Governing Documents Proposals A to D, the BTG Incentive Plan Proposal, and the Adjournment Proposal is a condition to the consummation of the Merger. If the Business Combination Proposal is not approved, the Merger will not take place.
Voting Your Shares
Each BSGA Ordinary Share that you own in your name entitles you to one vote on each Proposal for the Extraordinary General Meeting. Your proxy card shows the number of ordinary shares that you own.
There are two ways to ensure that your ordinary shares are voted at the Extraordinary General Meeting:
•
You can vote your shares by signing, dating and returning the enclosed proxy card in the pre-paid postage envelope provided. If you submit your proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by our board. The BSGA Board recommends voting “FOR” each of the Proposals. If you hold your ordinary shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided to you by your broker, bank or nominee to ensure that the votes related to the shares you beneficially own are properly represented and voted at the Extraordinary General Meeting.

•
You can participate in the Extraordinary General Meeting and vote during the Extraordinary General Meeting even if you have previously voted by submitting a proxy as described above. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way BSGA can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE BUSINESS COMBINATION PROPOSAL (AS WELL AS THE OTHER PROPOSALS).

Revoking Your Proxy
If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:
•
you may send another proxy card with a later date;

•
if you are a record holder, you may notify our proxy solicitor, Advantage in writing before the Extraordinary General Meeting that you have revoked your proxy; or

•
you may participate in the virtual Meeting, revoke your proxy, and vote during the virtual Meeting, as indicated above.

Who Can Answer Your Questions About Voting Your Shares
If you have any questions about how to vote or direct a vote in respect of your shares, you may call Serena Shie at +852 9583 3199 or email at serena@firsteuro.co, or our proxy solicitor, Advantage at 1-877-870-8565 or email at ksmith@advantageproxy.com.
No Additional Matters May Be Presented at the Extraordinary General Meeting
This Meeting has been called only to consider the approval of the Business Combination Proposal, the Initial Mergers Proposal, the Nasdaq Proposal, the Governing Documents Proposal, the Governing Documents Proposals A to D, the BTG Incentive Plan Proposal, and the Adjournment Proposal. Approval of these Proposals will each require the affirmative vote of the holders of a majority of the issued and outstanding BSGA Ordinary Shares present in person physically or by virtual attendance or represented by proxy and entitled to vote at the Extraordinary General Meeting or any adjournment thereof.
Redemption Rights
Pursuant to the Existing BSGA Articles, a holder of Public Shares may demand that BSGA redeem such shares for cash in connection with a business combination. You may not elect to redeem your shares prior to the completion of a business combination.
If you are a public shareholder and you seek to have your shares redeemed, you must submit your request in writing that we redeem your public shares for cash no later than 5:00 p.m., Eastern time on [•] (at least two business days before the Extraordinary General Meeting). The request must be signed by the applicable shareholder in order to validly request redemption. A shareholder is not required to submit a proxy card or vote in order to validly exercise redemption rights. The request must identify the holder of the shares to be redeemed and must be sent to Continental at the following address:
Continental Stock Transfer & Trust Company
1 State Street, 30th floor
New York, NY 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com
You must tender the public shares for which you are electing redemption at least two business days before the Extraordinary General Meeting by either:
•
Delivering certificates representing ordinary shares to Continental, or

•
Delivering the ordinary shares electronically through the DWAC system.

Any corrected or changed written demand of redemption rights must be received by Continental at least two business days before the Extraordinary General Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to Continental at least two business days prior to the vote at the Extraordinary General Meeting.
Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with our consent, until the vote is taken with respect to the Proposals. If you delivered your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent.
Public shareholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of ordinary shares as of the Record Date or vote on any of the Proposals. Any public shareholder who holds shares of BSGA on or before [•] (at least two business days before the Extraordinary General Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the consummation of the Business Combination.
In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to Continental or deliver your shares to Continental electronically using DTC’s DWAC (Deposit/Withdrawal At Custodian) System, in each case, at least two business days before the Extraordinary General Meeting.
If you wish to tender through the DWAC system, please contact your broker and request delivery of your shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a shareholder’s broker and/or clearing broker, DTC, and Continental will need to act together to facilitate this request. It is BSGA’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from Continental. BSGA does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Shareholders who request physical stock certificates and wish to redeem may be unable to meet the deadline for tendering their shares before exercising their Redemption Rights and thus will be unable to redeem their shares.
In the event that a shareholder tenders its BSGA Ordinary Shares and decides prior to the consummation of the Business Combination that it does not want to redeem its shares, the shareholder may withdraw the tender. In the event that a shareholder tenders ordinary shares and the business combination is not completed, these shares will not be redeemed for cash and the physical certificates representing these shares will be returned to the shareholder promptly following the determination that the Business Combination will not be consummated. BSGA anticipates that a shareholder who tenders ordinary shares for redemption in connection with the vote to approve the Business Combination would receive payment of the redemption price for such shares soon after the completion of the Business Combination.
If properly demanded by BSGA’s public shareholders, BSGA will redeem each share into a pro rata portion of the funds available in the Trust Account, calculated as of two business days prior to the anticipated consummation of the Business Combination. As of the date of this proxy statement/prospectus, this would amount to approximately US$10.84 per share. If you exercise your redemption rights, you will be exchanging your ordinary shares for cash and will no longer own the ordinary shares.
Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in IPO.
If too many public shareholders exercise their redemption rights, BSGA may not be able to meet certain closing conditions, and as a result, would not be able to proceed with the Business Combination.
Appraisal Rights
Under section 179 of the BVI Business Companies Act, 2004 (as amended), holders of BSGA Ordinary Shares will have the right to dissent from the Business Combination. Should a holder of BSGA Ordinary Shares wish to exercise their appraisal right, they must give written notice of their objection to the Business Combination to BSGA prior to the Special Meeting, or at the meeting but before the vote on the Business Combination. Such notice must include a statement that the BSGA shareholder proposes to demand payment for their shares if the Business Combination is undertaken.

Assuming that the Business Combination is approved, BSGA must give notice to any BSGA shareholder who gave written notice of their objection to the Business Combination within 20 days of the date of the Special Meeting at which the Business Combination is approved. Within 20 days following the date of receipt of that notice, the dissenting shareholder must give notice to BSGA of their election to dissent, which notice must include: (a) the shareholder’s name and address; (b) the number and class of shares in respect of which they dissent (which must be all of the shares that the shareholder holds in BSGA); and (c) a demand for payment of the fair value of the shares. Once such notice has been given to BSGA, the dissenting shareholder ceases to have any rights as a shareholder of BSGA except for the right to be paid the fair value of their shares.
Within seven days of the expiration of the 20-day period in which a BSGA shareholder may serve notice of dissent (or seven days following the First SPAC Merger, whichever is the later), BSGA shall make a written offer to each dissenting shareholder to purchase their shares at a specified price that BSGA determine to be their fair value. If, within 30 days of the date on which that offer is made, BSGA and the dissenting shareholder agree upon the price to be paid for the shares, BSGA shall pay that amount to the shareholder upon the surrender of the certificates representing their shares.
If agreement on the price to be paid for the shares cannot be reached, within 20 days of the expiration of the 30-day period referred to above the following procedure shall be followed:
(a)
BSGA and the dissenting shareholder shall each designate an appraiser;

(b)
the two designated appraisers together shall designate an appraiser;

(c)
the three appraisers shall fix the fair value of the shares owned by the dissenting shareholder as of the close of business on the day prior to the date on which the Business Combination was approved, excluding any appreciation or depreciation directly or indirectly induced by the Business Combination or its proposal, and that value is binding on BSGA and the dissenting shareholder for all purposes; and

(d)
BSGA shall pay to the dissenting shareholder that amount in money, upon the surrender of the certificates representing their shares.

Proxies and Proxy Solicitation Costs
BSGA is soliciting proxies on behalf of the BSGA Board. This solicitation is being made by mail but also may be made by telephone or in person. BSGA and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement/prospectus and proxy card. BSGA will bear the cost of solicitation. Advantage, a proxy solicitation firm that BSGA has engaged to assist it in soliciting proxies, will be paid its customary fee of approximately US$10,000 and be reimbursed out-of-pocket expenses.
BSGA will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. BSGA will reimburse them for their reasonable expenses.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below shall have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.
Introduction
BTG is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.
The following unaudited pro forma condensed combined statement of financial position as of June 30, 2022 combines the historical unaudited condensed balance sheet of BSGA as of June 30, 2022 with the historical unaudited condensed consolidated statement of financial position of Bitdeer as June 30, 2022, giving pro forma effect to the Business Combination, as if they had occurred as of June 30, 2022.
The following unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 combine the historical unaudited condensed statement of operations of BSGA for the six months ended June 30, 2022, and the historical unaudited condensed consolidated statement of operations of Bitdeer for the six months ended June 30, 2022, giving pro forma effect to the Business Combination as if they had occurred on January 1, 2021, the beginning of the earliest period presented.
The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 combine the historical statement of operations of BSGA for the period from February 23, 2021 (inception) through December 31, 2021, and the historical combined and consolidated statement of operations of Bitdeer for year ended December 31, 2021, giving pro forma effect to the Business Combination as if they had occurred on January 1, 2021, the beginning of the earliest period presented.
This information should be read together with the Combined and Consolidated Financial Statements of Bitdeer and its related notes and BSGA’s financial statements and related notes, “Bitdeer Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “BSGA Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.
Description of the Business Combination
On December 15, 2021, the BSGA Board signed a unanimous written resolution approving the Merger Agreement by and among BTG, Bitdeer, BSGA, BSGA Merger Sub 1, BSGA Merger Sub 2, Bitdeer Merger Sub, and BSGA Sub, amending and restating the agreement and plan of merger dated November 18, 2021, by and among Bitdeer, BSGA and BSGA Sub, pursuant to which (i) BSGA Merger Sub 1 will merge with and into BSGA, with BSGA being the surviving entity (the “First SPAC Merger”), (ii) following the First SPAC Merger, BSGA will merge with and into BSGA Merger Sub 2, with BSGA Merger Sub 2 being the surviving entity (the “Second SPAC Merger”, and together with the First SPAC Merger, the “Initial Mergers”), and (iii) following the Initial Mergers, Bitdeer Merger Sub will merge with and into Bitdeer (the “Acquisition Merger”, and together with the Initial Mergers, the “Mergers”), with Bitdeer being the surviving entity and becoming a wholly-owned subsidiary of BTG.
Accounting for the Business Combination
The Business Combination will be accounted for as a “reverse recapitalization” in accordance with IFRS. Under this method of accounting, BSGA will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the Bitdeer’s shareholders are expected to have a majority of the voting power of BTG, Bitdeer will comprise all of the ongoing operations of combined company, Bitdeer will comprise a majority of the governing body of combined company, and Bitdeer's senior management will comprise all of the senior management of the combined company. Since BSGA does not meet the definition of a business under IFRS, the transaction is outside the scope of IFRS 3, “Business Combinations”, and it is accounted for as an equity-settled, share-based payment transaction in accordance with IFRS 2, “Share-based Payments”. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Bitdeer issuing shares for the net assets of BSGA, accompanied by a recapitalization. The net assets of BSGA will be stated at historical costs. Any difference in the fair value of the consideration deemed to have been issued by Bitdeer and the fair value of BSGA’s identifiable net assets represents a listing service received by Bitdeer and is recorded through profit and loss. No goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of Bitdeer.
Basis of Pro Forma Presentation
The unaudited pro forma combined financial information included in this proxy statement/prospectus has been prepared using the assumptions below with respect to the potential redemption into cash of BSGA’s Class A Ordinary Shares:
•
Scenario 1 — Assuming No Redemptions:   This presentation assumes that no Public Shareholders exercise Redemption Rights with respect to their BSGA Class A Ordinary Shares for a pro rata share of the funds in BSGA’s Trust Account.

•
Scenario 2 — Assuming Maximum Redemptions:  This presentation assumes that BSGA’s Public Shareholders exercise their Redemption Rights with respect to a maximum of 1,718,388 BSGA Class A Ordinary Shares upon consummation of the Business Combination at a redemption price of approximately US$10.84 per share. Scenario 2 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of the maximum redemptions.

The foregoing scenarios are for illustrative purposes only as the actual number of redemptions by BSGA’s public shareholders is unknowable prior to the BSGA Shareholder vote with respect to the Business Combination. Accordingly, the actual financial position and results of operations may differ significantly from the pro forma amounts presented herein.
Included below is the expected number of shares to be issued, and the related ownership interests, at the completion of the transaction under the two scenarios:
	Scenario 1 Pro Forma Combined (Assuming No Redemptions)		Scenario 2 Pro Forma Combined (Assuming Maximum Redemptions)
	Ownership in shares	Ownership %	Ownership in shares	Ownership %
BSGA Public Shareholders(1)	2,293,388	1.9%	575,000	0.5%
BSGA Sponsor, current directors, officers and affiliates, and representative shares(2)	1,816,750	1.5%	1,816,750	1.6%
Bitdeer Shareholders(3)	113,736,205	96.6%	113,736,205	97.9%
Total	117,846,343	100.0%	116,127,955	100.0%

(1)
Including one right to receive one-tenth of one BTG Shares upon consummation of the Business Combination.

(2)
Including 57,500 representative shares issued at IPO as compensation for their services.

(3)
Including Bitdeer Preference Shares outstanding immediately prior to the Business Combination on an as-converted basis and excluding Bitdeer RSUs and Bitdeer Convertible Note outstanding prior to the Business Combination. Bitdeer has 417,767,200 vested and exercisable RSUs, equivalent to 3,752,550 BTG Ordinary Shares that will be available for issuance under the Bitdeer Plan prior to the Business Combination.

The share amounts and ownership percentages set forth above are not indicative of voting percentages.
Shareholders will experience additional dilution to the extent BTG issues additional shares after the Closing. The table above excludes (a) up to 4,263,795 BTG Ordinary Shares that may be issued upon conversion of US$30,000,000 principal amount of the Bitdeer Convertible Note and (b) up to 22,895,522

BTG Ordinary Shares that will be available for issuance under the Bitdeer Plan, which will be equal to 2,548,933,157 shares multiplied by the Exchange Ratio (as defined in the Merger Agreement). The following table illustrates the impact on relative ownership levels assuming the issuance of all such shares.
	Scenario 1 Pro Forma Combined (Assuming No Redemptions)		Scenario 2 Pro Forma Combined (Assuming Maximum Redemptions)
	Ownership in shares	Ownership %	Ownership in shares	Ownership %
BSGA Public Shareholders	2,293,388	1.6%	575,000	0.4%
BSGA Sponsor, current directors, officers and affiliates, and representative shares(1)	1,816,750	1.3%	1,816,750	1.3%
Bitdeer Shareholders(2)	113,736,205	78.4%	113,736,205	79.3%
Shares underlying conversion of Bitdeer Convertible Note	4,263,795	2.9%	4,263,795	3.0%
Shares initially reserved for issuance under the Bitdeer Plan	22,895,522	15.8%	22,895,522	16.0%
Total	145,005,660	100.0%	143,287,272	100.0%

(1)
Including 57,500 representative shares issued at IPO as compensation for their services.

(2)
Including Bitdeer Preference Shares outstanding immediately prior to the Business Combination on an as converted basis and excluding Bitdeer RSUs and Bitdeer Convertible Note outstanding prior to the Business Combination.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION
AS OF JUNE 30, 2022
(In thousand of USD)
	(1) Bitdeer							(2) BSGA							IFRS Policy and Presentation Alignment (Note 2)		Assuming No Redemptions					Assuming Maximum Redemptions
	(Historical)		Transaction Accounting Adjustments		Note	(Pro Forma)		(Historical)		Transaction Accounting Adjustments		Note	(Pro Forma)				Transaction Accounting Adjustments		Note	Pro Forma Combined		Additional Transaction Accounting Adjustments		Note	Pro Forma Combined
ASSETS
Cash and cash equivalents	US$	330,770	US$	(516)	(d)	US$	330,254	US$	346	US$	—		US$	346	US$	—	US$	18,621	(A)	US$	334,808	US$	(18,621)	(J)	US$	316,187
																		(2,013)	(C)
																		(8,800)	(D)
																		(3,600)	(H)
Cryptocurrencies		3,102		—			3,102		—		—			—		—		—			3,102		—			3,102
Trade receivables		20,665		—			20,665		—		—			—		—		—			20,665		—			20,665
Amounts due from related party		366		—			366		—		—			—		—		—			366		—			366
Mining machines		40,275		—			40,275		—		—			—		—		—			40,275		—			40,275
Prepayments and other assets		57,008		516	(d)		57,524		366		—			366		—		(1,742)	(I)		56,148		—			56,148
Restricted cash		10,310		—			10,310		—		—			—		—		—			10,310		—			10,310
Right-of-use assets		57,359		—			57,359		—		—			—		—		—			57,359		—			57,359
Property, plant and equipment		137,820		—			137,820		—		—			—		—		—			137,820		—			137,820
Intangible assets		215		—			215		—		—			—		—		—			215		—			215
Deferred tax assets		1,795		—			1,795		—		—			—		—		—			1,795		—			1,795
Cash held in Trust Account		—		—			—		58,737		1,150	(a)		18,621		—		(18,621)	(A)		—		—			—
											(41,989)	(b)
											207	(c)
											516	(d)
TOTAL ASSETS	US$	659,685	US$	—		US$	659,685	US$	59,449	US$	(40,116)		US$	19,333	US$	—	US$	(16,155)		US$	662,863	US$	(18,621)		US$	644,242
LIABILITIES
CURRENT LIABILITIES
Trade payables	US$	11,970	US$	—		US$	11,970	US$	—	US$	—		US$	—	US$	—	US$	—		US$	11,970	US$	—		US$	11,970
Other payables and accruals		14,495		—			14,495		2,923		—			2,923		—		(400)	(D)		14,518		—			14,518
																		(2,500)	(H)
Amounts due to related party		19		—			19		419		—			419		—		—			438		—			438
Promissory note – related party		—		—			—		200		—			200		—		—			200		—			200.00
Promissory note – Bitdeer		—		—			—		1,226		516	(d)		1,742		—		(1,742)	(I)		—		—			—
Income tax payables		545		—			545		—		—			—		—		—			545		—			545
Deferred revenue		216,969		—			216,969		—		—			—		—		—			216,969		—			216,969
Borrowings		29,627		—			29,627		—		—			—		—		—			29,627		—			29,627

	(1) Bitdeer							(2) BSGA							IFRS Policy and Presentation Alignment (Note 2)		Assuming No Redemptions					Assuming Maximum Redemptions
	(Historical)		Transaction Accounting Adjustments		Note	(Pro Forma)		(Historical)		Transaction Accounting Adjustments		Note	(Pro Forma)				Transaction Accounting Adjustments		Note	Pro Forma Combined		Additional Transaction Accounting Adjustments		Note	Pro Forma Combined
Lease liabilities		62,187		—			62,187		—		—			—		—		—			62,187		—			62,187
Deferred tax liabilities		6,563		—			6,563		—		—			—		—		—			6,563		—			6,563
Class A ordinary shares subject to possible redemption		—		—			—		—		—			—		18,621		(18,621)	(B)		—		—			—
Deferred underwriters discount		—		—			—		2,013		—			2,013		—		(2,013)	(C)		—		—			—
TOTAL LIABILITIES		342,375		—			342,375		6,781		516			7,297		18,621		(25,276)			343,017		—			343,017
NET ASSETS	US$	317,310	US$	—		US$	317,310	US$	52,668	US$	(40,632)		US$	12,036	US$	(18,621)	US$	9,121		US$	319,846	US$	(18,621)		US$	301,225
COMMITMENTS AND CONTINGENCIES
Class A ordinary shares subject to possible redemption		—		—			—		58,737		1,150	(a)		18,621		(18,621)		—			—		—			—
											(41,989)	(b)
											207	(c)
											516	(d)
EQUITY (DEFICIT)
Class A ordinary shares		—		—			—		3,404		—			3,404		—		(3,404)	(F)		—		—			—
Class B ordinary shares		—		—			—		25		—			25		—		(25)	(F)		—		—			—
Share capital		1		—			1		—		—			—		—		(1)	(E)		—		—			—
Retained earnings (accumulated deficit)		41,975		—			41,975		(9,498)		(516)	(d)		(10,014)		—		10,014	(F)		8,038		(320)	(G)		7,718
																		(32,837)	(G)
																		(1,100)	(H)
Reserves		275,334		—			275,334		—		—			—		—		18,621	(B)		311,808		320	(G)		293,507
																		(8,400)	(D)				(18,621)	(J)
																		1	(E)
																		(6,585)	(F)
																		32,837	(G)
TOTAL TEMPORARY EQUITY AND EQUITY (DEFICIT)	US$	317,310	US$	—		US$	317,310	US$	52,668	US$	(40,632)		US$	12,036	US$	(18,621)	US$	9,121		US$	319,846	US$	(18,621)		US$	301,225

(1)
Derived from the unaudited condensed consolidated statement of financial position of Bitdeer as of June 30, 2022. See Bitdeer’s financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

(2)
Derived from the unaudited condensed balance sheet of BSGA as of June 30, 2022.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2022
(In thousand of USD, except for number of shares and per share amounts)
	(1) Bitdeer		(2) BSGA		IFRS Policy and Presentation Alignment (Note 2)		Assuming No Redemptions					Assuming Maximum Redemptions
							Transaction Accounting Adjustments		Note	Pro Forma Combined		Additional Transaction Accounting Adjustments		Note	Pro Forma Combined
Revenue	US$	179,619	US$	—	US$	—	US$	—		US$	179,619	US$	—		US$	179,619
Cost of revenue		(110,622)		—		—		—			(110,622)		—			(110,622)
Gross profit		68,997		—		—		—			68,997		—			68,997
Formation, and operating costs		—		(2,947)		2,947		—			—		—			—
Selling expenses		(6,303)		—		—		—			(6,303)		—			(6,303)
General and administrative expenses		(52,686)		—		(2,947)		—			(55,633)		—			(55,633)
Research and development expenses		(19,743)		—		—		—			(19,743)		—			(19,743)
Other operating expense		(2,791)		—		—		—			(2,791)		—			(2,791)
Other net gain		1,130		—		—		—			1,130		—			1,130
Loss from operations		(11,396)		(2,947)		—		—			(14,343)		—			(14,343)
Finance income / (expense)		(5,823)		84		—		(84)	(AA)		(5,823)		—			(5,823)
Loss before taxation		(17,219)		(2,863)		—		(84)			(20,166)		—			(20,166)
Income tax expenses		(7,975)		—		—		—			(7,975)		—			(7,975)
Loss for the period	US$	(25,194)	US$	(2,863)	US$	—	US$	(84)		US$	(28,141)	US$	—		US$	(28,141)
Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption				5,750,000
Basic and diluted net loss per share, Class A ordinary shares subject to possible redemption			US$	(0.38)
Basic and diluted weighted average shares outstanding, Class B ordinary shares and Class A shares not subject to possible redemption				1,787,500
Basic and diluted net loss per share, Class B ordinary shares and Class A ordinary shares not subject to possible redemption			US$	(0.38)
Basic and diluted weighted average shares outstanding		12,662,125,806
Basic and diluted loss per share per nonredeemable ordinary share	US$	(0.00)
Basic and diluted pro forma weighted average shares outstanding											117,846,343					116,127,955
Basic and diluted pro forma loss per share										US$	(0.24)				US$	(0.24)

(1)
Derived from the unaudited condensed consolidated statement of operations of Bitdeer for the six months ended June 30, 2022. See Bitdeer’s financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

(2)
Derived from the unaudited condensed statement of operations of BSGA for the six months ended June 30, 2022.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
(In thousand of USD, except for number of shares and per share amounts)
	(1) Bitdeer		(2) BSGA		IFRS Policy and Presentation Alignment (Note 2)		Assuming No Redemptions					Assuming Maximum Redemptions
							Transaction Accounting Adjustments		Note	Pro Forma Combined		Additional Transaction Accounting Adjustments		Note	Pro Forma Combined
Revenue	US$	394,661	US$	—	US$	—	US$	—		US$	394,661	US$	—		US$	394,661
Cost of revenue		(153,255)		—		—		—			(153,255)		—			(153,255)
Gross profit		241,406		—		—		—			241,406		—			241,406
Formation, and operating costs		—		(1,242)		1,242		—			—		—			—
Selling expenses		(8,448)		—		—		—			(8,448)		—			(8,448)
General and administrative expenses		(89,735)		—		(1,242)		—			(90,977)		—			(90,977)
Recapitalization transaction expenses								(32,837)	(CC)		(32,837)		(320)	(CC)		(33,157)
Research and development expenses		(29,501)		—		—		—			(29,501)		—			(29,501)
Other operating income		14,625		—		—		—			14,625		—			14,625
Other net gain		2,483		—		—		—			2,483		—			2,483
Profit / (loss) from operations		130,830		(1,242)		—		(32,837)			96,751		(320)			96,431
Finance income		59		2		—		(2)	(BB)		59		—			59
Profit / (loss) before taxation		130,889		(1,240)		—		(32,839)			96,810		(320)			96,490
Income tax expenses		(48,246)		—		—		12,104	(CC)		(36,142)		118	(CC)		(36,024)
Profit / (loss) for the year	US$	82,643	US$	(1,240)	US$	—	US$	(20,735)		US$	60,668	US$	(202)		US$	60,466
Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption				3,704,327
Basic and diluted net loss per share per ordinary share subject to possible redemption			US$	(0.23)
Basic and diluted weighted average shares outstanding, Class B ordinary shares and Class A shares not subject to possible redemption				1,621,514
Basic and diluted net loss per share per non-redeemable ordinary share			US$	(0.23)
Basic weighted average shares outstanding		12,662,125,806
Basic earnings per share per non-redeemable ordinary share	US$	0.01
Diluted weighted average shares outstanding		12,977,177,302
Basic earnings per share per non-redeemable ordinary share	US$	0.01
Basic pro forma weighted average shares outstanding											117,846,343					116,127,955
Basic pro forma earnings per share										US$	0.51				US$	0.52
Diluted pro forma weighted average shares outstanding											120,676,260					118,957,872
Diluted pro forma earnings per share										US$	0.50				US$	0.51

(1)
Derived from the combined and consolidated statement of operations of Bitdeer for the year ended December 31, 2021. See Bitdeer’s financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

(2)
Derived from the statement of operations of BSGA for the period from February 23, 2021 (inception) through December 31, 2021. See BSGA’s financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
Note 1 — Basic of Presentation
The unaudited pro forma condensed combined statement of financial position as of June 30, 2022 gives pro forma effect to the Business Combination as if it had been consummated on June 30, 2022. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2021, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2021, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.
The unaudited pro forma condensed combined statement of financial position as of June 30, 2022 has been prepared using, and should be read in conjunction with, the following:
•
Bitdeer’s unaudited condensed consolidated statement of financial position as of June 30, 2022 and the related notes included elsewhere in this proxy statement/prospectus;

•
BSGA’s unaudited condensed balance sheet as of June 30, 2022; and

•
Other information relating to Bitdeer and BSGA included elsewhere in this proxy statement/prospectus, including sections entitled “Bitdeer’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “BSGA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and other financial information relating to Bitdeer and BSGA contained in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 has been prepared using, and should be read in conjunction with, the following:
•
Bitdeer’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2022 and the related notes included elsewhere in this proxy statement/prospectus;

•
BSGA’s unaudited condensed statement of operations for the six months ended June 30, 2022; and

•
Other information relating to Bitdeer and BSGA included elsewhere in this proxy statement/prospectus, including sections entitled “Bitdeer’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “BSGA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and other financial information relating to Bitdeer and BSGA contained in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared using, and should be read in conjunction with, the following:
•
Bitdeer’s combined and consolidated statement of operations for the year ended December 31, 2021 and the related notes included elsewhere in this proxy statement/prospectus;

•
BSGA’s statement of operations for the period from February 23, 2021 (inception) through December 31, 2021 and the related notes included elsewhere in this proxy statement/prospectus; and

•
Other information relating to Bitdeer and BSGA included elsewhere in this proxy statement/prospectus, including sections entitled “Bitdeer’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “BSGA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and other financial information relating to Bitdeer and BSGA contained in this proxy statement/prospectus.

The historical financial statements of Bitdeer have been prepared in accordance with IFRS and in its presentation and reporting currency of the United States dollars (US$). The historical financial statements of BSGA have been prepared in accordance with U.S. GAAP in its presentation and reporting currency of United States dollars (US$).

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The pro forma adjustments reflecting the consummation of the Business Combination are based on information available as of the date of this proxy statement/prospectus and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, the actual adjustments may materially differ from the pro forma adjustments. Management considers this basis of presentation to be reasonable under the circumstances.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Bitdeer and BSGA.
Note 2 — IFRS Policy and Presentation Alignment
The historical financial information of BSGA has been adjusted to give effect to the differences between US GAAP and IFRS for the purposes of the unaudited pro forma condensed combined financial information. The only adjustment required to convert BSGA’s financial statements from U.S. to IFRS for purposes of the unaudited pro forma condensed combined financial information was to reclassify BSGA’s ordinary shares subject to redemption to other liabilities under IFRS.
Further, as part of the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align BSGA’s historical financial information in accordance with the presentation of Bitdeer’s historical financial information.
Note 3 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Bitdeer has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.
Bitdeer and BSGA have not had any historical relationship prior to the Business Combination other than item as described in (I) below. Accordingly, such transaction accounting adjustments were required to eliminate activities between the companies.
Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Financial Position
The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of financial position as of June 30, 2022 are as follows:
(a)
Reflects the interest income earned from July 1, 2022 to December 7, 2022, which increased the redemption value of the Class A ordinary shares from US$10.20 per share to US$10.42 per share;

(b)
Reflects the redemption of 4,031,612 Class A ordinary shares at redemption value of US$10.42 per share;

(c)
Reflects the interest income earned from December 8, 2022 to February 28, 2023, which increased the redemption value of the Class A ordinary shares from US$10.42 per share to US$10.54 per share;

(d)
Reflects the two US$257,758 non-interest bearing loans from Bitdeer and deposited into the trust account in order to extend the available time to complete the Business Combination, which increased the redemption value of the 1,718,388 Class A ordinary shares from US$10.54 per share to US$10.84 per share;

(A)
Reflects the reclassification of cash held in the Trust Account that becomes available for general use following the Business Combination;

(B)
Reflects the reclassification of 1,718,388 Class A ordinary shares subject to possible redemption to permanent equity at US$0.0000001 par value, the reclassification of 1,437,500 Founder Shares from Class B Ordinary Shares to Class A Ordinary Shares, the issuance of 604,250 shares of Class A ordinary shares from the conversion of 6,042,500 rights upon consummation of a Business Combination, and the reclassification of 350,000 BSGA’s Class A ordinary shares into BTG’s Class A ordinary shares at US$0.0000001 par value;

(C)
Reflects the settlement of approximately US$2.0 million deferred underwriters discount that become due and payable upon consummation of a Business Combination;

(D)
Reflects the settlement of approximately US$8.8 million of Bitdeer’s deferred transaction costs related to the Business Combination, of which, 1) approximately US$0.4 million of transaction costs accrued as of the balance sheet date and 2) approximately US$8.4 million subsequently reclassify to reserves upon the close of the Business Combination;

(E)
Reflects the recapitalization of Bitdeer’s equity as consideration for the reverse recapitalization with 1) issuance of 50.7 million Class V ordinary shares and 2) issuance of 63.1 million Class A ordinary shares;

(F)
Reflects the elimination of BSGA’s historical accumulated deficit;

(G)
Reflects the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the fair value of BSGA’s ordinary shares issued over the fair value of BSGA’s identifiable net assets at the date of the Business Combination, resulting in US$32.8 million and US$33.2 million decrease to retained earnings assuming no redemptions and maximum redemptions, respectively.

	Assuming No Redemptions		Assuming Maximum Redemptions
Total BSGA’s ordinary shares outstanding		4,110,138		2,391,750
Fair value of shares as of March 2, 2023	US$	10.65	US$	10.65
Estimated market value of shares (in thousands)	US$	43,773	US$	25,472
Pro forma net assets of BSGA as of June 30, 2022	US$	12,036	US$	12,036
Less: Effect of maximum redemption of 1,718,388 BSGA’s Class A ordinary shares		—		(18,621)
Less: BSGA’s transaction costs		(1,100)		(1,100)
Adjusted pro forma net assets (liabilities) of BSGA as of June 30, 2022		10,936		(7,685)
Difference – being IFRS 2 charge for listing services	US$	32,837	US$	33,157
The net assets of BSGA have been reduced by the expected transaction costs to be paid by BSGA and are reflected as a reduction to cash in the unaudited pro forma condensed combined statement of financial position. The fair value of shares issued was estimated based on a market price of

US$10.65 per share (as of March 2, 2023). The value is preliminary and will change based on fluctuations in the share price of BSGA’s ordinary shares through Closing. A one percent change in the market price per share would result in a change of US$0.4 million and US$0.3 million in the estimated expense assuming no redemptions and maximum redemptions, respectively;
(H)
Reflects the settlement of approximately US$3.6 million of total estimated professional fees related to the Business Combination, of which, 1) approximately US$2.5 million of transaction costs accrued as of the date of unaudited pro forma condensed combined statement of financial position and 2) approximately US$1.1 million of BSGA’s transaction costs as an adjustment to retained earnings and is not shown as an adjustment to the statement of operations since it is a nonrecurring charge resulting directly from the Business Combination;

(I)
Reflects the elimination of promissory note between Bitdeer and BSGA; and

(J)
Reflects the maximum redemption of 1,718,388 Class A ordinary shares at a redemption price of US$10.84 per share for US$18.6 million.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and for the year ended December 31, 2021 are as follows:
(AA)
Represents the elimination of interest income earned from the Trust Account for the six months ended June 30, 2022;

(BB)
Represents the elimination of interest income earned from the Trust Account for the period from February 23, 2021 (inception) through December 31, 2021; and

(CC)
Represents US$32.8 million and US$33.2 million of expense recognized assuming no redemptions and maximum redemptions (with income tax effect of approximately US$12.1 million and US$12.2 million), respectively, in accordance with IFRS 2, for the excess of the fair value of BSGA’s ordinary shares issued over the fair value of BSGA’s identifiable net assets, as described in (G), for the period from February 23, 2021 (inception) through December 31, 2021. These costs are a nonrecurring item.

Note 4 — Earnings/(Loss) per Share
Represents the earnings/(loss) per share (“EPS”) calculated using the historical weighted average shares outstanding, and the change in number of shares in connection with the Business Combination, assuming the shares were outstanding at the beginning of the period presented. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted earnings/(loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.
Basic earnings/(loss) per share is computed by dividing pro forma profit/(loss) for the periods by the weighted average number of ordinary shares outstanding during the periods using the two class method. Using the two class method, net profit/(loss) for the periods are allocated between Class A ordinary shares, Class V ordinary shares and other participating securities (i.e. preference shares) based on their participating rights. Except for voting rights, the Class A and Class V ordinary shares have all the same rights and therefore the pro forma earnings/(loss) per share for both classes of shares are identical. The pro forma earnings/(loss) per share amounts are the same for Class A and Class V ordinary shares because the holders of each class are entitled to equal per share dividends or distributions in liquidation.

The unaudited pro forma condensed combined financial information has been prepared assuming no redemptions and assuming maximum redemptions, for the six months ended June 30, 2022:
	For the Six Months Ended June 30, 2022
(in thousands, except share and per share data)	Combined (Assuming No Redemptions)		Combined (Assuming Maximum Redemptions)
Pro forma net loss	US$	(28,141)	US$	(28,141)
Weighted average shares outstanding – basic and diluted		117,846,343		116,127,955
Loss per share – basic and diluted	US$	(0.24)	US$	(0.24)
Weighted average shares calculation, basic and diluted
Class A Ordinary Shares
BSGA public shares		1,718,388		—
BSGA shares converted from rights		604,250		604,250
BSGA Sponsor and private shares		1,730,000		1,730,000
BSGA issued to underwriter		57,500		57,500
BSGA issued in the Business Combination		63,085,052		63,085,052
Subtotal – Class A Ordinary Shares		67,195,190		65,476,802
Class V Ordinary Shares
BSGA issued in the Business Combination		50,651,153		50,651,153
Total weighted average shares outstanding for basic and diluted EPS		117,846,343		116,127,955
The unaudited pro forma condensed combined financial information has been prepared assuming no redemptions and assuming maximum redemptions, for the year ended December 31, 2021:
	For the Year Ended December 31, 2021
(in thousands, except share and per share data)	Combined (Assuming No Redemptions)		Combined (Assuming Maximum Redemptions)
Pro forma net income	US$	60,668	US$	60,466
Weighted average shares outstanding – basic		117,846,343		116,127,955
Earnings per share – basic	US$	0.51	US$	0.52
Weighted average shares outstanding – diluted		120,676,260		118,957,872
Earnings per share – diluted	US$	0.50	US$	0.51
Weighted average shares calculation, basic and diluted
Class A Ordinary Shares
BSGA public shares		1,718,388		—
BSGA shares converted from rights		604,250		604,250
BSGA Sponsor and private shares		1,730,000		1,730,000
BSGA issued to underwriter		57,500		57,500
BSGA issued in the Business Combination		63,085,052		63,085,052
Subtotal – Class A Ordinary Shares		67,195,190		65,476,802
Class V Ordinary Shares
BSGA issued in the Business Combination		50,651,153		50,651,153
Total weighted average shares outstanding for basic EPS		117,846,343		116,127,955
Adjusted for:
Assumed conversion of convertible debt		1,892,424		1,892,424
Assumed exercise of share awards		937,493		937,493
Total weighted average shares outstanding for diluted EPS		120,676,260		118,957,872

THE BUSINESS COMBINATION PROPOSAL
We are asking our shareholders to adopt the Merger Agreement and approve the Business Combination and the other transactions contemplated thereby. Our shareholders should read carefully this proxy statement/prospectus in its entirety, including the subsection below titled “The Merger Agreement,” for more detailed information concerning the Business Combination and the terms and conditions of the Merger Agreement. We also urge our shareholders to read carefully the Merger Agreement in its entirety before voting on this proposal. A copy of the Merger Agreement is attached as Annex A-1, Annex A-2, Annex A-3 and Annex A-4 to this proxy statement/prospectus.
General
On December 15, 2021, the Merger Agreement was entered into by and among BTG, Bitdeer, BSGA, BSGA Merger Sub 1, BSGA Merger Sub 2, Bitdeer Merger Sub and BSGA Sub, amending and restating the agreement and plan of merger dated November 18, 2021, by and among Bitdeer, BSGA and BSGA Sub. Pursuant to the terms of the Merger Agreement, (i) BSGA Merger Sub 1 will merge with and into BSGA with BSGA being the surviving entity (the “First SPAC Merger”), (ii) immediately following the First SPAC Merger, BSGA will merge with and into BSGA Merger Sub 2, with BSGA Merger Sub 2 being the surviving entity (the “Second SPAC Merger”, and together with the First SPAC Merger, the “Initial Mergers”), and (iii) following the Initial Mergers, Bitdeer Merger Sub will merge with and into Bitdeer (the “Acquisition Merger”, and together with the Initial Mergers, the “Mergers”), with Bitdeer being the surviving entity and becoming a wholly-owned subsidiary of BTG. The Mergers and other transactions contemplated by the Merger Agreement are collectively referred to as the Business Combination. The consummation of the Business Combination remains subject to customary closing conditions.
On May 30, 2022, BSGA entered into a First Amendment to Amended and Restated Agreement and Plan of Merger (the “First Amendment”) with BTG, BSGA Merger Sub 1, BSGA Merger Sub 2, BSGA Merger Sub 3, BSGA Sub and Bitdeer. The First Amendment extends the termination date upon which either BSGA or the Company may terminate the Merger Agreement, from May 31, 2022 to September 1, 2022.
On December 2, 2022, BSGA entered into a Second Amendment to Amended and Restated Agreement and Plan of Merger (the “Second Amendment”) with BTG, BSGA Merger Sub 1, BSGA Merger Sub 2, BSGA Merger Sub 3, BSGA Sub and Bitdeer. The Second Amendment extends the termination date upon which either BSGA or the Company may terminate the Merger Agreement, from September 1, 2022 to the earlier of (i) June 1, 2023 and (ii) the then applicable deadline for BSGA to complete a business combination in accordance with its organizational documents.
On March 7, 2023, BSGA entered into a Third Amendment to Amended and Restated Agreement and Plan of Merger (the “Third Amendment”, and the Second Amended Merger Agreement as amended by such Third Amendment, the “Third Amended Merger Agreement”) with BTG, BSGA Merger Sub 1, BSGA Merger Sub 2, BSGA Merger Sub 3, BSGA Sub and Bitdeer. The Third Amendment revises the definition of “Per Share Equity Value” to the quotient obtained by dividing (i) US$1,180,000,000 by (ii) Bitdeer Total Shares. Pursuant to the Third Amendment, the parties thereto also agreed to remove the American Depository Share structure previously contemplated under the Second Amended Merger Agreement and instead issue ordinary shares of BTG as considerations to be paid pursuant to the Third Amended Merger Agreement.
The Merger Agreement
The following is a summary of the material terms of the Merger Agreement. The following summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A-1, Annex A-2, Annex A-3 and Annex A-4 to this proxy statement/prospectus.
The First SPAC Merger
At the effective time of the First SPAC Merger, (i) BSGA Merger Sub 1 will be merged with and into BSGA, and the separate corporate existence of BSGA Merger Sub 1 will cease and BSGA will continue as the surviving company (the “Initial SPAC Surviving Sub”) in the First SPAC Merger under the laws of the British Virgin Islands; (ii) all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of each of BSGA and BSGA Merger Sub 1 will become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Initial SPAC Surviving Sub, which will include the assumption by the Initial SPAC Surviving Sub of any and all agreements, covenants, duties and obligations of BSGA and BSGA Merger Sub 1 set forth in the Merger Agreement to be performed after the effective time of the First SPAC Merger; (iii) by virtue of the First SPAC Merger and without any action on the part of BSGA, BSGA Merger Sub 1 or any other person, the memorandum and articles of association of BSGA Merger Sub 1, as in effect immediately prior to the effective time of the First SPAC Merger, will become the memorandum and articles of association of the Initial SPAC Surviving Sub until thereafter amended as provided therein, under the Merger Agreement and under the BVI Companies Act; and (iv) the board of directors and officers of BSGA Merger Sub 1 and BSGA will cease to hold office, and the board of directors and the officers of the Initial SPAC Surviving Sub will be appointed as determined by Bitdeer, each to hold office in accordance with the memorandum and articles of association of the Initial SPAC Surviving Sub then effective or until their respective successors are duly elected or appointed and qualified.
The Second SPAC Merger
Immediately following the effective time of the First SPAC Merger, the Initial SPAC Surviving Sub will be merged with and into BSGA Merger Sub 2. At the effective time of the Second SPAC Merger, (i) the separate corporate existence of the Initial SPAC Surviving Sub will cease and BSGA Merger Sub 2 (the “Subsequent SPAC Surviving Sub”) will continue as the surviving company in the Second SPAC Merger under the laws of the British Virgin Islands as a wholly-owned subsidiary of BTG; (ii) all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of each of the Initial SPAC Surviving Sub and BSGA Merger Sub 2 will become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Subsequent SPAC Surviving Sub, which will include the assumption by Subsequent SPAC Surviving Sub of any and all agreements, covenants, duties and obligations of BSGA and BSGA Merger Sub 1 set forth in the Merger Agreement to be performed after the effective time of the Second SPAC Merger; (iii) by virtue of the Second SPAC Merger and without any action on the part of BSGA, BSGA Merger Sub 2 or any other person, the memorandum and articles of association of the Initial SPAC Surviving Sub, as in effect immediately prior to the effective time of the Second SPAC Merger, will become the memorandum and articles of association of the Subsequent SPAC Surviving Sub until thereafter amended as provided therein and under the BVI Companies Act; and (iv) the board of directors and officers of BSGA Merger Sub 2 and the Initial SPAC Surviving Sub will cease to hold office, and the board of directors and the officers of the Subsequent SPAC Surviving Sub will be appointed as determined by Bitdeer, each to hold office in accordance with the memorandum and articles of association of the Subsequent SPAC Surviving Sub in effect or until their respective successors are duly elected or appointed and qualified.
The Acquisition Merger
At the effective time of the Acquisition Merger, (i) Bitdeer Merger Sub will be merged with and into Bitdeer and following the Acquisition Merger, the separate corporate existence of Bitdeer Merger Sub will cease and Bitdeer will continue as the Surviving Company under the laws of the Cayman Islands and become a wholly-owned subsidiary of BTG; (ii) all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of each of Bitdeer Merger Sub and Bitdeer will become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Bitdeer, as the Surviving Company, which will include the assumption by the Surviving Company of any and all agreements, covenants, duties and obligations of Bitdeer Merger Sub and Bitdeer set forth in the Merger Agreement to be performed after the effective time of the Acquisition Merger; (iii) by virtue of the Acquisition Merger and without any action on the part of Bitdeer, Bitdeer Merger Sub or any other person, the memorandum and articles of association of the Bitdeer Merger Sub, as in effect immediately prior to the effective time of the Acquisition Merger, will become the memorandum and articles of association of the Surviving Company until thereafter amended as provided therein and under the Cayman Companies Act, except that the name of the Surviving Company reflected therein will be “Bitdeer Technologies Holding Company”; and (iv) the directors or officers of Bitdeer as of immediately prior to the effective time of the Acquisition Merger will be the directors or officers of the Surviving Company, each to hold office in accordance with the Memorandum and Articles of Association of the Surviving Company until the earlier of his or her resignation or removal or he or she otherwise ceases to be a director or until his or her respective successor is duly elected and qualified, as the case may be.
Merger Consideration
In accordance with the terms and subject to the conditions of the Merger Agreement, upon the effective time of the First SPAC Merger, (i) each issued and outstanding BSGA Ordinary Share will be cancelled and exchanged for the right to receive one BTG Class A Ordinary Share, and (ii) each BSGA Right will be cancelled and exchanged for the right to receive one-tenth (1/10) of a BTG Class A Ordinary Share in the same manner as BSGA Ordinary Share as set forth in subclause (i), with fractional shares to be either rounded up to the nearest whole share or otherwise addressed in accordance with the applicable provisions of British Virgin Islands law.
At the effective time of the First SPAC Merger, (i) each BSGA Ordinary Share issued and outstanding immediately prior to the effective time of the First SPAC Merger (other than the BSGA Dissenting Shares as defined below) will be cancelled and cease to exist in exchange for the right to receive one BTG Class A Ordinary Share, except that the BSGA Ordinary Shares that are owned by BSGA as treasury shares or owned by any direct or indirect subsidiary of BSGA will be canceled and cease to exist without any consideration; (ii) the BSGA Dissenting Shares owned by BSGA Shareholders who have validly exercised and not effectively withdrawn or lost their rights to dissent from the First SPAC Merger pursuant to the BVI Companies Act will represent only the right to receive the payment resulting from the procedure set forth in the BVI Companies Act with respect to the BSGA Dissenting Shares owned by such BSGA Shareholders, and (iii) the one share of BTG that was outstanding immediately prior to the effective time of the First SPAC Merger will be redeemed for an amount of US$0.0000001 and cancelled.
At the effective time of the Acquisition Merger, (i) each Bitdeer Ordinary Share and each Bitdeer Preference Share issued and outstanding immediately prior to the effective time of the Acquisition Merger (other than any Key Executive Shares and Bitdeer Dissenting Shares) will be cancelled and cease to exist in exchange for the right to receive such number of BTG Class A Ordinary Shares that is equal to the Exchange Ratio; (ii) each Key Executive Share issued and outstanding immediately prior to the effective time of the Acquisition Merger will be cancelled and cease to exist in exchange for the right to receive such number of BTG Class V Ordinary Shares that is equal to the Exchange Ratio; (iii) each Bitdeer RSU outstanding immediately prior to the effective time of the Acquisition Merger, whether vested or unvested, will be assumed by BTG and converted into an award of restricted share units, representing the right to receive, on the same terms and conditions (including applicable vesting, settlement and expiration provisions) as applied to such Bitdeer RSU immediately prior to the effective time of the Acquisition Merger, BTG Class A Ordinary Shares, except that the number of BTG Class A Ordinary Shares subject to such restricted share units will equal the product of the number of Bitdeer Ordinary Shares that were subject to such Bitdeer RSU multiplied by the Exchange Ratio, rounded down to the nearest whole share; (iv) the Bitdeer Convertible Note outstanding immediately prior to the effective time of the Acquisition Merger will be assumed by BTG and represent the rights to receive, on the same terms and conditions as applied to such Bitdeer Convertible Note, BTG Class A Ordinary Shares, except that the number of BTG Class A Ordinary Shares to be received upon conversion of the Bitdeer Convertible Note will equal the product of the number of Bitdeer Ordinary Shares issuable upon conversion of the Bitdeer Convertible Note multiplied by the Exchange Ratio, rounded down to the nearest whole share; and (v) Bitdeer Dissenting Shares owned by Bitdeer shareholders who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Acquisition Merger pursuant to the Cayman Companies Act will represent only the right to receive the payment resulting from the procedure set forth in the Cayman Companies Act with respect to the Bitdeer Dissenting Shares owned by such Bitdeer shareholder.
Reasons for the Structure of the Business Combination
As described above and contemplated by the Merger Agreement, the Business Combination will be consummated via a multiple-merger structure (also known as “double dummy”), consisting of the Initial Mergers and the Acquisition Merger. Under such structure, each of BSGA and Bitdeer will merge with a subsidiary of BTG, a newly formed company, through the Initial Mergers and the Acquisition Merger, respectively. Upon the consummation of the Business Combination, BTG will be the public company listed on Nasdaq. The multiple-merger structure was chosen by the parties to the Merger Agreement for business, legal and accounting reasons. In particular, given BTG’s eligibility as a foreign private issuer, its reporting obligations under U.S. securities laws will be less burdensome compared to domestic registrants and BTG will be able to prepare and file its financial statements in accordance with the International Financial Reporting Standards. Such benefit will not be available immediately upon Closing if the Business Combination were to be conducted through a reverse triangular merger in which Bitdeer would be acquired directly by BSGA, which would continue to report as a domestic registrant upon Closing until further assessment of factors such as its shareholder base and location of assets at a future date pursuant to U.S. securities laws. Operationally, following the Business Combination conducted via the proposed structure, BTG will be a holding company that will operate Bitdeer’s current business through its subsidiaries, which is consistent with the expectations of Bitdeer and BSGA’s management in relation to post-Business Combination corporate and operational structure.
In addition, the Initial Mergers are structured as two separate mergers primarily for U.S. tax reasons. The exchange of BSGA Securities (as defined in “Material U.S. Federal Income Tax Considerations”) for BTG Class A Ordinary Shares pursuant to the Business Combination is intended to qualify as a tax-free transaction for U.S. federal income tax purposes. See the section entitled “Material U.S. Federal Income Tax Considerations — Consequences of the Business Combination — Qualification of the Initial Mergers as a Reorganization.” The Initial Mergers that effect the exchange of BSGA Securities for BTG Class A Ordinary Shares are structured as a two-step merger in the form of the First SPAC Merger and the Second SPAC Merger to reduce the risk that holders will be subject to U.S. federal income tax on the exchange of their BSGA Securities for BTG Class A Ordinary Shares.
Representations and Warranties
The Merger Agreement contains representations and warranties made by Bitdeer to BSGA relating to a number of matters, including, among other aspects, corporate organization, qualification to do business, good standing and corporate power, requisite corporate authority to enter into the Merger Agreement and to complete the contemplated transactions, absence of conflicts, required governmental and regulatory consents , capitalization of Bitdeer and its subsidiaries and financial statement.
The Merger Agreement also contains representations and warranties made by BSGA Parties to Bitdeer relating to a number of matters, including, among other aspects, corporate organization, qualification to do business, good standing and corporate power, requisite corporate authority to enter into the Merger Agreement and to complete the contemplated transactions, absence of conflicts with governing documents, applicable laws or certain agreements and instruments as a result of entering into the Merger Agreement or consummate the Business Combination, required governmental and regulatory consents necessary in connection with the Business Combination, the Nasdaq quotation, and proxy statement/registration statement.
This summary and the copy of the Merger Agreement attached to this proxy statement/prospectus as Annex A-1, Annex A-2 , Annex A-3 and Annex A-4 are included solely to provide investors with information regarding the terms of the Merger Agreement. They are not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties by Bitdeer, the Acquisition Entities and BSGA, which were made only for purposes of that agreement and as of specific dates set forth therein and solely for the benefit of the parties to the Merger Agreement. These representations and warranties may be subject to limitations agreed upon by the contracting parties and may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement.
Covenants
Each of Bitdeer, BSGA Parties and the Acquisition Entities covenants and agrees, among other things, that:
•
each party shall, and shall cause its subsidiaries to, (a) conduct their respective business only in the ordinary course consistent with past practice in all material respects, (b) subject to the terms and conditions in the Merger Agreement, not to amend its organizational documents, change its share capital, enter into, amend or terminate any material contract, make any capital expenditure in excess of US$5,000,000, pay dividends or other distribution, make certain changes with respect to equity awards or equity incentive plan, incur any indebtedness in excess of US$5,000,000, commence, settle, release, waive or compromise certain action, litigation, arbitration or other proceedings, make any acquisition in excess of US$5,000,000, fail to maintain material insurance policies, make certain change in accounting principles or methods of accounting, make certain disposal of equity securities, make certain changes with regard to tax, and (c) use its reasonable best efforts to preserve intact its assets, keep available the services of its current officers and key employees and maintain in all material respects its current relationships with suppliers, customers and other third parties with which it has material business relations;
•
each party shall, to the best of their abilities, (a) continue to give the other parties, their legal counsel and other representatives full access to the offices, properties, and books and records, (b) furnish to the other parties, their legal counsel and other representatives such information relating to the business of such party as such party may reasonably request and (c) cause its respective employees, legal counsel, accountants and representatives to cooperate with the other parties in such other parties’ investigation of its business;

•
each party shall promptly notify the other party upon receipt of certain notices, including, among other aspects, notice from any person that such person’s consent is required for consummating the Business Combination and any notice from any government, regulatory or administrative in connection with the Business Combination;

•
each party shall comply with or cooperate to ensure the responsible party’s compliance with the SEC filing requirements , including a proxy statement and registration statement in connection with BSGA’s special meeting of shareholders for seeking approval of the Business Combination, periodical reports that BSGA is required to file with the SEC and a Form 8-K announcing the Business Combination;

•
the BSGA Parties shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Investment Management Trust Agreement executed in connection with the IPO and for the payment of (i) all amounts payable to shareholders of BSGA that have validly redeemed their BSGA Units or such ordinary shares, (ii) the expenses of the BSGA Parties to the third parties to which they are owed, (iii) the Deferred Underwriting Amount to the underwriter in the IPOs and (iv) the remaining monies in the Trust Account to the BSGA Parties; and

•
immediately after the effective time of the Acquisition Merger, BTG board of directors will consist of directors and independent directors designated by Bitdeer, provided, however, the composition of such board of directors shall comply with the requirements of SEC and Nasdaq.

In addition, the Merger Agreement contains certain covenants of Bitdeer, including, among other things, that Bitdeer or its subsidiaries, as applicable, shall:
•
deliver certain financial statements to BSGA within the time period set forth under the Merger Agreement; and

•
take all action necessary to obtain Bitdeer shareholder approval of the Business Combination within the timeframe set forth under the Merger Agreement.

Conditions to Each Party’s Obligations
The Closing is subject to the satisfaction or waiver of certain customary conditions by the parties thereto, including, among others, (i) approval of the Business Combination contemplated by the Merger Agreement by the shareholders of BSGA and Bitdeer; (ii) effectiveness of the registration statement; (iii) expiration or termination of the waiting period under antitrust laws; (iv) receipt of approval for listing on the Nasdaq of BTG Class A Ordinary Shares; and (v) BSGA having at least US$5,000,001 of net tangible assets remaining immediately after the Closing.
The obligations of BSGA Parties to consummate the Business Combination are conditioned upon, among other things, (i) the accuracy of the representations and warranties of Bitdeer and the Acquisition Entities (subject to customary bring-down standards); (ii) the covenants of Bitdeer and the Acquisition

Entities having been performed in all material respects; and (iii) no material adverse effect (as defined in the Merger Agreement) with respect to Bitdeer and the Acquisition Entities shall have occurred.
The obligations of Bitdeer to consummate the transactions contemplated by the Merger Agreement are conditioned upon, among other things, (i) the accuracy of the representations and warranties of BSGA (subject to customary bring-down standards); and (ii) the covenants of BSGA having been performed in all material respects.
Termination
The Merger Agreement may be terminated at any time prior to the Closing,
•
by mutual written consent of BSGA and Bitdeer;

•
by either BSGA or Bitdeer if the transactions contemplated by the Merger Agreement are not consummated on or before the earlier of (i) June 1, 2023 and (ii) the then applicable deadline for BSGA to complete a business combination in accordance with its organizational documents (the “Outside Closing Date”), provided that the terminating party’s failure to fulfill any of its obligations under the Merger Agreement is not the primary cause of the failure of the Closing to occur by such date;

•
by either BSGA or Bitdeer if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently enjoining or prohibiting the Closing, which order, decree, judgment, ruling or other action is final and non appealable;

•
by either BSGA or Bitdeer if, the Business Combination Proposal and the other Proposals are not approved by BSGA’s shareholders;

•
by BSGA if Bitdeer shall fail to obtain Bitdeer shareholder approval; or

•
by BSGA, Bitdeer or any Acquisition Entity if the other party has breached any of its representations, warranties, agreements or covenants which would result in the failure of certain conditions to be satisfied at the Closing and has not cured its breach within the period set forth under the Merger Agreement, provided that the terminating party’s failure to fulfill any of its obligations under the Merger Agreement is not the primary cause of the failure of the Closing to occur.

Related Agreements
Voting and Support Agreement
Concurrently with the execution of the Merger Agreement, BTG, BSGA and Bitdeer also entered into a Voting and Support Agreement with certain Bitdeer shareholder (the “Supporting Shareholder”) with respect to the shares of Bitdeer currently owned by the Supporting Shareholder. The Voting and Support Agreement provides that the Supporting Shareholder will appear at shareholders meetings of Bitdeer and vote, consent or approve the Merger Agreement and the transactions contemplated by the Merger Agreement, whether at a shareholder meeting of Bitdeer or by written consent. It further provides that the Supporting Shareholder will vote against (or act by written consent against) any alternative proposals or actions that would impede, interfere with, delay, postpone or adversely affect the transactions contemplated by the Merger Agreement.
Lock-up Agreement
Concurrently with the closing of the Merger Agreement, certain holders of at least 95% of the outstanding shares of the Company immediately prior to the closing (collectively, the “Lock-up Shareholders”) will enter into certain lock-up agreements (the “Lock-up Agreements”) with BTG, pursuant to which each Lock-up Shareholder agrees to, among other things, to lock up all equity interests of BTG held by such Lock-up Shareholder immediately after the effective time of the Acquisition Merger for a period of 180 days from such effective time, subject to certain exceptions.
Directors and Executive Officers of BTG Following the Business Combination
All of the directors on the Board shall resign at the Closing. The board of directors of BTG will initially consist of seven directors immediately after the consummation of the Business Combination. Of these initial seven directors, three will be independent.

Voting and Support Agreement
Concurrently with the execution of the Merger Agreement, BTG, BSGA, and Bitdeer also entered into the Voting and Support Agreement with certain Bitdeer Shareholders with respect to the shares of Bitdeer currently owned by the Bitdeer Shareholders. The Voting and Support Agreement provides that the Bitdeer Shareholders will appear at shareholders meetings of Bitdeer and vote, consent or approve the Merger Agreement and the Business Combination, whether at a shareholder meeting of Bitdeer or by written consent. It further provides that the Bitdeer Shareholder will vote against (or act by written consent against) any alternative proposals or actions that would impede, interfere with, delay, postpone or adversely affect the Merger or the Business Combination.

Ownership and Transaction Structure
The following diagrams illustrate in simplified terms the current structure of each of BSGA and Bitdeer, the steps of the proposed Business Combination, and the expected structure after the Business Combination.

*
Treated as a disregarded entity for U.S. federal income tax purposes.

Background of the Business Combination
BSGA is a blank check company incorporated on February 23, 2021 as a BVI business company with limited liability and incorporated for the purpose of effecting a merger, a share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more target businesses.
Prior to the consummation of the IPO on June 9, 2021, neither BSGA, nor anyone on its behalf, had contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with BSGA.
The following is a brief description of the background of BSGA’s search for and discussion with various potential target companies.
From the consummation date of BSGA’s IPO on June 9, 2021 through November 18, 2021, the execution date of the Merger Agreement with Bitdeer, BSGA considered a total of 16 potential target companies with the objective of consummating a business combination. BSGA’s representatives contacted and were contacted by a number of individuals and entities who offered to present ideas and opportunities for a business combination, including financial advisors and companies that have their operations in either the United States or Asia. BSGA compiled a list of potential targets and updated and supplemented such list from time to time. Such list was periodically shared with the BSGA Board.
During the search period, BSGA and its representatives:
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Identified and evaluated approximately 15 potential target companies (other than Bitdeer) across a range of sectors including but not limited to luxury, technology, biotech, education, blockchain enabled services and fintech;

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Among the companies it had evaluated, BSGA executed non-disclosure agreements with approximately 5 potential targets businesses or their representatives (other than Bitdeer) in order to receive further detailed information about these potential targets;

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BSGA’s representative, management and/or the board engaged in discussions directly with the senior executives and/or representatives of approximately 5 alternative potential targets (other than Bitdeer); and

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Among the potential targets, BSGA executed a letter of intent and entered into substantive negotiations and due diligence with two potential target businesses (including Bitdeer).

From around June 15, 2021, BSGA’s management and board were introduced to various potential acquisition targets by BSGA’s advisors and contacts of BSGA’s management and board that might potentially meet the BSGA management team’s preliminary target selection criteria. BSGA’s management and board reviewed, among others, the financial performance, management team, industry and a description of each potential candidate. Following such initial review, BSGA’s search team selected preliminarily qualified candidates and continued with second stage review by conducting conference calls and collecting more detailed business information of the candidates.
From June 2021 to July 2021, and again from September 2021 to October 2021, BSGA held a number of internal meetings to discuss preliminary candidates. At each meeting, BSGA reviewed and discussed the qualifications of those candidates. In reviewing approximately 15 potential targets (excluding Bitdeer) from time to time, and holding discussions with their respective management, BSGA focused on three other potential companies before BSGA identified Bitdeer as a preferred acquisition target.
Company A:   On or around June 19, 2021, Company A, which is not affiliated with BSGA or to any affiliated business entities of BSGA, was referred to BSGA’s team through a financial advisor for Company A. Company A is a global camera developer and manufacturer. On July 5, 2021, after reviewing basic information of Company A, BSGA’s management and board determined to proceed the discussion with Company A diligence questions for a potential merger. At the end of July 2021, BSGA decided not to proceed with Company A because BSGA decided to focus on its target industry of fintech, infotech and business services and concurrently, Company A decided to pursue alternative funding strategies.

Company B:   On June 24, 2021, Company B, which is not affiliated with BSGA or any affiliated business entities, was referred to BSGA’s search team. Company B is a crypto mining company with operations in Canada and the United States. On July 17, 2021, after reviewing information of Company B and holding meetings with Company B’s management, BSGA’s management and board decided to proceed with Company B as a potential merger candidate. On July 22, 2021, BSGA entered into a letter of intent with Company B. From July 2021 through September 2021, BSGA’s representatives visited Company B’s office, conducted financial and legal diligence and reviewed Company B’s financial information, management structure and business model. BSGA team had detailed negotiations regarding the merger agreement, lockup and ancillary terms. The BSGA board passed a board resolution on August 23, 2021, in preparation to enter into a definitive merger agreement with Company B. However, at the end of September 2021, BSGA and Company B decided not to move forward with the business combination due to changes in Company B’s business operations and the expiration of exclusivity.
Company C:   On June 24, 2021, Company C, which is not affiliated with BSGA or any of its affiliated business entities, was referred to BSGA’s management team. Company C is a leading crypto exchange platform in South-east Asia. On around July 8, 2021, after reviewing basic information of Company C, BSGA’s management team proceeded to discuss with Company C diligence questions for a potential merger. BSGA’s management team had multiple meetings with representatives and senior management of Company C. At the end of July 2021, BSGA ceased its discussion with Company C because Company C decided to explore a traditional initial public offering and alternative funding strategies.
In respect to other alternative potential targets, the reasons that discussions did not continue included (1) a difference in valuation expectations, sometimes driven by competitive sale side auction, (2) the BSGA management and board’s belief that the alternative potential target is less attractive than Bitdeer with respect to factors such as competitive positioning, management experience and hash rate, (3) geopolitical risks associated with the target’s business and (4) the stage of the potential target company’s business making certain targets unsuitable to becoming publicly listed companies in the next 12 months.
Timeline of the Business Combination
In April 2021, Bitdeer and a prior special purpose acquisition company sponsored by an affiliate of BSGA (“SPAC I”), were introduced to each other. SPAC I reviewed preliminary materials regarding Bitdeer. The parties did not move forward with entering into a business combination as it became clear to Bitdeer and SPAC I that Bitdeer would need more time to communicate with its shareholders and obtain their consent to the proposed business combination, and that a proposed transaction could not have been consummated within the expected timeline of SPAC I for consummating its initial business combination. Thereafter, SPAC I executed an exclusive Letter of Intent with another target business on May 28, 2021 at which time it ceased discussions with other potential target businesses, including Bitdeer.
On June 24, 2021, BSGA’s management team requested a member of the Sponsor and representative of BSGA to approach Bitdeer to discuss a potential business combination.
One June 25, 2021, Bitdeer provided BSGA with presentation materials introducing its business. On the same day and over the next few days, BSGA’s management team reviewed those material and had a general understanding of Bitdeer’s operations, business model, key metrics and investment highlights. BSGA’s management and board discussed a potential business combination with Bitdeer, and whether such transaction was compatible with BSGA’s timeline for completing a business combination.
On June 29, 2021, BSGA and Bitdeer held their first in-depth discussion, which was attended by Bitdeer’s senior management and BSGA’s board and management team. The parties discussed Bitdeer’s business model, growth, history, suppliers, management team background, as well as commercial and capital-raising plans. On the same day, BSGA and Bitdeer executed a non-disclosure agreement and Bitdeer granted data room access to the BSGA Board and BSGA’s management team.
From June 29, 2021 to July 20, 2021, BSGA reviewed documents in the data room and compiled follow up requests and diligence questions. BSGA requested further information to better understand Bitdeer’s energy cost prices, revenue and business model, cloud hash rate details, growth and customers, among others.

From July 20, 2021 to July 26, 2021, BSGA’s board and management team discussed certain proposed terms to be included in a draft non-binding letter of intent for a potential business combination between BSGA and Bitdeer. Representatives from both parties discussed the terms of a potential letter of intent.
On July 26, 2021, BSGA signed a non-binding letter of intent with Bitdeer.
In August 2021, Bitdeer entered into a letter of intent with another special purpose acquisition company (“SPAC II”), which included an exclusivity clause. As such, negotiations and discussions between Bitdeer and BSGA were suspended.
In October 2021 and after the expiration of Bitdeer’s exclusivity with SPAC II, representatives of Bitdeer and BSGA had further discussions during which each party expressed its continued interest in a potential business combination. On the same day, BSGA’s management team hosted additional due diligence meetings with Bitdeer’s senior management, and discussed action plan and proposed timeline for a potential business combination.
Beginning October 28, 2021, BSGA and their financial advisors and legal counsel discussed the plans for due diligence, valuation and negotiation process.
During the period from October 28, 2020 to November 17, 2021, BSGA’s management team, and its financial and legal advisors, conducted due diligence on Bitdeer, including but not limited to review of Bitdeer’s corporate documents, compliance, operations, financial information, business plan, and other material agreements. The parties held a series of due diligence conference calls, in-person meetings to discuss follow up due diligence request and questions.
From October 29, 2021 to November 14, 2021, BGAdvisory, financial advisor to BSGA, reviewed documents in the virtual data room, as further supplemented from information request lists, and attended multiple financial due diligence meeting with Bitdeer over video conference and on-site.
On November 11, 2021, BGAdvisory provided BSGA with a first draft of a financial due diligence report summarizing the findings of their financial due diligence review of Bitdeer. BSGA’s management team reviewed the draft report and discussed certain findings with BGAdvisory. On November 14, 2021, BGAdvisory provided BSGA with the final draft of its financial due diligence report.
From October 2021 to November 2021, counsel engaged by BSGA, including Davis Polk & Wardwell LLP (“Davis Polk”), Shook Lin & Bok and Haiwen & Partners (“Haiwen”), conducted diligence review on Bitdeer, covering key aspects of Bitdeer’s business and legal matters, including regulatory compliance, operations, management and material contracts. Each such firm reviewed documents in the virtual data room, as further supplemented by response to additional information request lists, and attended multiple due diligence meetings with Bitdeer via video conference. Each counsel delivered its respective diligence report to BSGA in late November 2021.
From October 29, 2021 to November 17, 2021, Royson, valuation advisor to BSGA, reviewed documents in the virtual data room, as further supplemented from information request lists, and attended multiple due diligence meeting with Bitdeer over video conference. On November 8, 2021, Royson provided BSGA with a first draft of a valuation report summarizing the preliminary valuation of the Company based on the assumptions stated in their report. BSGA’s management reviewed the preliminary valuation and discussed the key findings therein with Royson. On November 17, 2021, Royson provided BSGA with the final draft of its valuation report, which was reviewed by an international accounting firm and deemed to be reasonable.
During the same period, representatives of BSGA and representatives of Bitdeer negotiated the terms of the definitive agreement. On October 29, 2021, BSGA discussed with Haiwen regarding key terms of the draft merger agreement, including the deal structure, the lock-up requirements, the closing conditions and certain other terms relating to deal certainty. On November 2, 2021, Haiwen circulated the first draft of the merger agreement to Bitdeer and Cooley LLP (“Cooley”), legal counsel to Bitdeer.
On November 2, November 3, and November 11, 2021, the BSGA board and management team virtually conducted site due diligence of Bitdeer’s facilities in the United States and Norway, and met and interviewed senior members of the local facilities. The focus of the discussions was matters relating to Bitdeer’s mining operations at each site.

In November 2021 and subsequent to the initial circulation of the draft Merger Agreement, Haiwen, Davis Polk and Cooley exchanged drafts of the Merger Agreement and related ancillary documents, the most significant exchanges of which are summarized in more details below, and in connection with each exchange they also held a number of phone discussions and video-conferences regarding the Merger Agreement and the other ancillary documents. In connection with these draft exchanges and discussions, Haiwen, Cooley and Davis Polk also had regular contact with their respective clients during this period to keep them apprised of the status of the Merger Agreement and related ancillaries and also solicited their feedback in connection with the negotiation of the documents. The principal terms of the Merger Agreement and related ancillary documents being negotiated during such time related to, among other things, (i) the structure and terms of the merger as contemplated in the Merger Agreement, (ii) the scope of the representations, warranties and covenants, (iii) the applicable conditions and approvals required to consummate the Business Combination, (iv) corporate governance of BTG, including the Amended BTG Articles, and (v) the scope and the terms of the Voting and Support Agreement, form lock-up agreement and other ancillary documents relating to the Business Combination.
On November 7, 2021, Cooley sent Haiwen and Davis Polk a revised draft of the Merger Agreement that proposed revisions to the overall suite of representations, warranties and covenants to be provided by each party under the Merger Agreement, including, among other things, revisions to the scope of the interim operating covenants of Bitdeer and BSGA.
On November 15, 2021, Cooley and Haiwen held telephone conferences to further discuss the scope of representations, warranties and covenants of the parties to the Merger Agreement.
On November 8, 2021, the BSGA Board held a meeting via video teleconference. BSGA’s management team attended the meeting and presented key findings of diligence conducted by the management and BSGA’s legal advisors and the valuation report. The BSGA Board discussed due diligence findings and valuation report presented by the BSGA management, as well the status of various work streams related to the propose business combination.
From November 9, 2021 to November 11, 2021, Haiwen, Cooley and Davis Polk exchanged drafts of Merger Agreement and ancillary documents relating to the Business Combination.
On November 12, BSGA, Bitdeer, Davis Polk, Haiwen, Cooley held a conference call to discuss certain issues and other matters related to the November 11, 2021 draft of the Merger Agreement, including, without limitation, the scope of the lock-up subsequent to the consummation of the Business Combination, the scope of the representations, warranties and interim operating covenants of Bitdeer and BSGA.
On November 13, 2021, the BSGA Board held another meeting via video conference. BSGA’s management team attended the meeting. During the meeting, the BSGA Board further discussed findings of BSGA and its advisors’ due diligence, the valuation report and the proposed terms of the Merger Agreement.
On November 18, 2021, upon review of the final draft of the Original Merger Agreement and related agreements, the BSGA Board signed the unanimous written resolutions and Mr. Jihan Wu, the sole director of Bitdeer, signed the written resolutions, respectively, approving the Merger Agreement and related agreements as well as transactions contemplated thereby. On the same day, BSGA and Bitdeer issued a joint press release announcing the execution of the definitive Merger Agreement (the “Original Merger Agreement”).
Subsequent to the execution of the Original Merger Agreement, in November 2021, BSGA and Bitdeer decided to amend the structure of the Business Combination taking into account of tax, accounting and other considerations as well as Bitdeer’s preference for BTG to list its BTG Class A Ordinary Shares in the form of American depositary shares (“ADSs”) on Nasdaq. BSGA and Bitdeer intended to restate and amend the Original Merger Agreement in full to effect a change in structure of the Business Combination without affecting any underlying economic interests of BSGA or Bitdeer under the Original Merger Agreement.
On December 5, 2021, Cooley sent to Davis Polk and Haiwen an initial draft of the amended and restated agreement and plan of merger (the “Amended and Restated Merger Agreement”) which reflected the proposed structural changes to the Business Combination as previously agreed by the parties. During the period from December 5 to December 15, 2021, Cooley, Davis Polk and Haiwen exchanged drafts of the Amended and

Restated Merger Agreement to reflect tax and other legal considerations and held phone discussions regarding the Amended and Restated Merger Agreement.
On December 15, 2021, upon review of the final draft of the Amended and Restated Merger Agreement and related agreements, the BSGA Board signed the unanimous written resolutions and Mr. Jihan Wu, the sole director of Bitdeer, signed the written resolutions, respectively, approving the Amended and Restated Merger Agreement and related agreements as well as transactions contemplated thereby.
On May 9, 2022, BSGA sent an email to Bitdeer outlining, among other things, the need to extend the deadline for BSGA to consummate its initial business combination and the request to initiate a discussion on the valuation of Bitdeer primarily considering that (i) there had been a significant drop in market capitalization of comparable companies since BSGA’s original valuation of Bitdeer in connection with execution of the Original Merger Agreement, and (ii) an adjusted valuation could potentially assist in increasing investors interest of the combined company.
On May 10, 2022 and May 18, 2022, representatives of BSGA and Bitdeer discussed the status of the proposed Business Combination, including, among other aspects, SEC’s review and comments of the registration statement filed in connection therewith, as well as an extension of the Outside Closing Date in light of the estimated timing for completing the Business Combination. In light of the estimated timing, BSGA and Bitdeer agreed to extend the Outside Closing Date from May 31, 2022 to September 1, 2022. The parties also discussed loans to be provided by Bitdeer to BSGA for funding amounts that may be required in order to extend the period of time available for BSGA to consummate a business combination and for BSGA’s working capital purposes. Upon such discussions, the parties agreed to an interest-free loan with a principal amount of US$1,993,000 repayable at the closing of the proposed Business Combination.
On May 10, 2022 and May 18, 2022, BSGA and Bitdeer further discussed the need and timing on assessing and updating the valuation of Bitdeer via video conferences. Given the continued volatility in the crypto asset market, the parties agreed to hold off the valuation discussion until they are closer to the closing of the Business Combination.
Between May 10, 2022 and May 30, 2022, BSGA’s and Bitdeer’s respective counsel exchanged drafts of First Amendment to Amended and Restated Agreement and Plan of Merger (the “First Amendment”), reflecting the extension of the Outside Closing Date and terms of the loan as discussed and agreed by the parties.
On May 30, 2022, upon its review of the terms of the First Amendment as well as the reasons therefor, the BSGA Board unanimously approved the First Amendment via a written consent.
On the same day, Mr. Jihan Wu, the sole director of Bitdeer, signed the written resolutions, approving the First Amendment.
Later on May 30, 2022, BSGA, Bitdeer and the other parties to the Merger Agreement entered into the First Amendment.
From November 3 to November 14, 2022, representatives of BSGA and Bitdeer discussed the status of the proposed Business Combination, including, among other aspects, SEC’s review and comments of the registration statement filed in connection therewith, as well as an extension of the Outside Closing Date in light of the estimated timing for completing the Business Combination. In light of the estimated timing, BSGA and Bitdeer agreed to extend the Outside Closing Date from September 1, 2022 to June 1, 2023. The parties also discussed loans to be provided by Bitdeer to BSGA for funding amounts that may be required in order to extend the period of time available for BSGA to consummate a business combination and for BSGA’s working capital purposes. Upon such discussions, the parties agreed to an interest-free loan, the principal amount of which will be based on, among others, the extension payment and working capital needs, and such loan will become repayable at the closing of the proposed Business Combination.
Between November 8, 2022 and December 2, 2022, drafts of the Second Amendment to Amended and Restated Agreement and Plan of Merger (the “Second Amendment”) were exchanged between BSGA and Bitdeer, reflecting the extension of the Outside Closing Date and terms of the loan with a principal amount of US$2,584,141 as discussed and agreed by the parties.

On November 13, 2022, upon its review of the terms of the Second Amendment as well as the reasons therefor, the BSGA Board unanimously approved the Second Amendment via a written consent.
On December 2, 2022, upon review of the Second Amendment, Mr. Jihan Wu, the sole director of Bitdeer, approved and entered into the Second Amendment on behalf of Bitdeer. On the same day, BSGA, Bitdeer and the other parties to the Merger Agreement also entered into the Second Amendment.
From May 2022 to February 2023, BSGA continued to monitor the developments in the crypto asset market.
Beginning in early February 2023, BSGA initiated discussions with Royson on updating its previous valuation reports. BSGA’s management team also periodically updated BSGA Board on market development and status of the transaction.
Beginning on February 9, 2023, BSGA’s management team initiated discussions with IJW for a potential engagement of IJW to render a fairness opinion for the proposed Business Combination. During such discussions, BSGA’s management team discussed with IJW about IJW’s experience in crypto asset transactions and in rendering fairness opinions as well as the general background of the IJW team and their valuation experience.
During the week of February 20, 2023, BSGA’s management team further discussed with IJW about the fairness opinion work stream and also updated the BSGA Board on such work stream.
In late February 2023, BSGA’s management team also briefed the BSGA Board on IJW’s background and experience, especially its experience in crypto asset transactions and experience in rendering fairness opinions for mergers and acquisitions.
On February 24 and 25, 2023, BSGA and Bitdeer discussed updates to valuation and the development in crypto market as well as whether to use projections of Bitdeer for the valuation analysis. During such discussions, both parties considered the volatility of the market and the inherent uncertainties involved in projections. Based on these discussions, the parties agreed to use key selected financial information of Bitdeer based on the unaudited management accounts of Bitdeer for the year ended December 31, 2022 and other internally prepared financials and certain key financial information of Bitdeer as of January 31, 2023 (the “Selected Unaudited Financial Information of Bitdeer”) and hash rate as of January 31, 2023 as part of the basis for the updated valuation analysis and not to rely on financial projections for updating the valuation. As a result, Bitdeer did not prepare updated financial projections.
On February 25, 2023, Bitdeer provided BSGA with the Selected Unaudited Financial Information of Bitdeer and hash rate as of January 31, 2023. See the section entitled “— Selected Unaudited Financial and Other Information of Bitdeer” below for more details.
On February 25, 2023, BSGA engaged IJW to provide a fairness opinion to BSGA for the Business Combination. From February 25, 2023 to early March 2023, IJW provided information requests to BSGA and Bitdeer and reviewed information collected, and communicated with the parties about questions in the review process through multiple emails.
On February 26, 27 and 28, 2023, BSGA and Bitdeer had further discussed the Selected Unaudited Financial Information of Bitdeer and updates to valuation. In particular, they considered that given the current volatile market environment, financial indicators, such as revenue and EBITDA, have become increasingly important in determining the viability and strength of a crypto company. In addition, the parties considered the changes in a few key parameters that contributed to the change in the discount for a lack of marketability since BSGA’s original valuation of Bitdeer, including the progress in listing timeline, and changes in market volatility and risk-free rate. Based on these discussions, Bitdeer and BSGA reached a preliminary agreement on an updated valuation of US$1.18 billion, subject to respective final internal approval from each party.
From February 27, 2023 to March 1, 2023, the BSGA Board met internally and also held a telephone conference with IJW to discuss the methodologies and factors being considered for the fairness opinion for the Business Combination.

From February 25, 2023 to March 4, 2023, Royson reviewed documents in the virtual data room, as further supplemented from information request lists, and attended multiple due diligence meetings with Bitdeer and BSGA over video conference. On March 4, 2023, Royson provided BSGA with a first draft of the updated valuation report. BSGA’s management team reviewed the updated valuation and discussed the key findings therein with Royson.
Between March 4, 2023 and March 7, 2023, Royson provided BSGA with updated drafts of the valuation reports and discussed with Bitdeer, BSGA and IJW regarding assumptions, methodologies, comparable companies chosen and reasonableness of the valuation approach. On March 7, 2023, Royson provided BSGA with the final draft of the 2023 Valuation Report, which was reviewed by an international accounting firm and deemed to be reasonable. For further information regarding the 2023 Valuation Report, see the section entitled “— Reports of the BSGA’s Valuation Advisor.”
Between March 2, 2023 and March 7, 2023, counsels to BSGA and Bitdeer exchanged drafts of the Third Amendment to Amended and Restated Agreement and Plan of Merger (the “Third Amendment”), reflecting a revised equity value of Bitdeer of US$1.18 billion as discussed and agreed by BSGA and Bitdeer and the deletion of references to ADS structure to reflect the parties’ intention not to utilize such structure in connection with the Business Combination, primarily due to practical inconvenience.
On March 6, 2023, upon its review of the terms of the Third Amendment, near final versions of the updated valuation report and fairness opinion, as well as the reasons for the Third Amendment, the BSGA Board unanimously approved the Third Amendment via a written consent.
On March 7, 2023, the BSGA Board obtained a fairness opinion from IJW, which provided that the consideration to be paid by BSGA in the Business Combination pursuant to the term of the transaction, was fair, from a financial point of view, to the shareholders of BSGA. See the section entitled “— Fairness Opinion of BSGA’s Financial Advisor.”
On March 7, 2023, upon review of the Third Amendment, Mr. Jihan Wu, the sole director of Bitdeer, approved and entered into the Third Amendment on behalf of Bitdeer.
On March 7, 2023, BSGA, Bitdeer and the other parties to the Merger Agreement entered into the Third Amendment.
BSGA Board’s Review of Valuation
Before reaching its overall decision to approve and declare advisable the Merger Agreement, the BSGA Board reviewed the proposed equity value of Bitdeer and considerations to be paid in connection with the Business Combination. In connection with such review, the BSGA Board reviewed a number of analysis, including (a) the analysis and opinion of Royson, BSGA’s valuation advisor, as to the equity value of Bitdeer, (b) review by an international accounting firm of the valuation performed by Royson, (c) audited and unaudited historical financial information of Bitdeer and (d) fairness opinion of IJW, BSGA’s financial advisor. The details of each such analysis and the engagement and qualifications of BSGA’s valuation and financial advisors are set forth below.
Additionally, prior to approving the Original Merger Agreement in November 2021 and the Amended and Restated Merger Agreement in December 2021, the BSGA Board reviewed certain financial projections of Bitdeer. However, in connection with its review and approval of the updated valuation in 2023 and related terms of the Third Amendment, the BSGA Board did not rely on such projections, which are outdated, nor did the BSGA Board receive any updated projections from Bitdeer, because the BSGA Board is of the view that there are inherent uncertainties in relation to financial projections and the analysis of Royson, the international accounting firm and IJW along with the historical financial information of Bitdeer provided adequate basis for the BSGA Board to review the equity value of Bitdeer and considerations to be paid in connection with the proposed Business Combination.
Reports of Valuation Advisor to BSGA
Engagement of Valuation Advisor to BSGA
BSGA retained Royson to provide to the Board with an opinion regarding the valuation of Bitdeer. BSGA also retained the Audit Firm to further review Royson’s work product regarding the reasonableness of the methodologies as well as the results thereof. Royson provided BSGA with the Original Valuation Report, the Updated Valuation Report and the 2023 Valuation Report, which were reviewed by the Audit Firm.
In selecting Royson, BSGA considered, among other things, the fact Royson, as part of its services, is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. Neither Bitdeer nor BSGA had previously engaged Royson or any of its affiliates or unaffiliated representatives for any matters other than the engagement by an affiliates of the Sponsor for valuation services in connection with an unrelated transaction. Royson received a non-contingent fixed fee of US$220,000 as compensation for the delivery of its valuation opinions in connection with the proposed Business Combination. Payment of the opinion fee to Royson is not dependent upon completion of the Business Combination or the findings of Royson with respect to valuation.
In selecting the Audit Firm, BSGA considered, among other things, that the Audit Firm has a reputable international presence with substantial experience advising companies on valuation and related matters. The Audit Firm, as part of its business, is frequently and continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and valuations for corporate and other purposes. Neither BSGA nor Bitdeer had previously engaged the Audit Firm or any of its affiliates or unaffiliated representatives for any matters and had no prior relationship with the Audit Firm other than the engagement by an affiliate of the Sponsor for valuation services in connection with an unrelated transaction. BSGA paid the Audit Firm a non-contingent fixed fee of US$90,000 as compensation for the review of Royson’s opinions in connection with the proposed Business Combination.
Neither Royson nor the Audit Firm received instructions from BSGA, Bitdeer or any of their respective affiliates. BSGA, Bitdeer and their respective affiliates did not impose any limitation on the scope of Royson’s or the Audit Firm’s investigations of Bitdeer’s value.
Reports of BSGA’s Valuation Advisor
Royson rendered its valuation reports dated November 17, 2021, December 14, 2021 and March 7, 2023 to BSGA on the fair market value of a 100% non-controlling equity interest of Bitdeer as of September 30, 2021, December 13, 2021 and February 17, 2023 (“Final Appraisal Date”), respectively, based upon and subject to the factors and assumptions set forth therein.
In connection with rendering each of its valuation reports to the BSGA Board, Royson performed a number of processes and procedures, including the following:
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Collected and analyzed the relevant historical financial statements and other financial and operational information of Bitdeer received from Bitdeer’s management (the “Management”);

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Conducted interviews with Bitdeer’s management in relation to Bitdeer’s history, operations, and prospects of its business;

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Researched the general economic outlook and the outlook for the specific industry affecting the business of Bitdeer, its industry and its markets;

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Examined the reasonableness of the information as well as other records and documents provided by the Management, in light of their research and analysis on the industry and economic data;

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Determined the most appropriate valuation method for the valuation;

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Identified the comparable companies of Bitdeer;

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Developed the appropriate discount rate that reflects the return of entities engaged in a similar line of business and returns from other similar types of projects of Bitdeer;

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Evaluated the business enterprise value of Bitdeer based on the assumptions and valuation methods stated in the report; and

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Consulted, reviewed and replied on certain discussions with representatives of BSGA and Bitdeer and certain parties and their financial and legal advisors.

The opinion of value provided by Royson is based on generally accepted valuation procedures and practices that rely extensively on the use of numerous assumptions and the consideration of many uncertainties, not all of which can be easily quantified or ascertained. Any variation to the assumptions and limiting conditions presented in the following report could seriously affect Royson’s opinion of value. Royson has not audited, reviewed, or compiled the financial information provided to them and, accordingly, Royson expresses no audit opinion or any other form of assurance on this information.
In addition, in arriving at its opinion, Royson assumed as relied, with BSGA’s consent, on the following contingent and limiting conditions: (i) public, industry, statistical, and other information furnished by others, upon which all or portions of this analysis is based is reliable, (ii) the information supplied by Management was complete and accurate to the best of the Management’s knowledge and that the financial statement information reflects the results of operations and financial and business condition of Bitdeer was in accordance with generally accepted accounting principles, unless otherwise noted, (iii) the financial statements and other related information supplied by Bitdeer were accepted as correct without further verification, (iv) no material facts have been withheld, (v) there will be no major changes in the existing political, legal, fiscal and economic conditions in which Bitdeer carries on its business, (vi) there will be no major changes in the current taxation law in the country where Bitdeer operates, that the rates of tax payable will remain unchanged and that all applicable laws and regulations will be complied with, (vii) there will be no material changes in the industry in which Bitdeer involves that would materially affect the revenue, profits or cash flows attributable to Bitdeer, (viii) Bitdeer and/or its partners will obtain the necessary licenses and approvals to provide its services, (ix) exchange rates and interest rates will not differ materially from those presently prevailing, (x) the availability of finance will not be a constraint on the forecasted growth of operations of Bitdeer, (xi) Bitdeer will maintain its competitiveness and market share through optimizing the utilization of its resources and expanding its marketing network, (xii) Bitdeer can keep abreast of the latest development of the industry such that its competitiveness and profitability can be sustained, (xiii) Bitdeer will utilize and maintain its current operational, administrative and technical facilities to expand and increase its sales, (xiv) Bitdeer will be able to secure funds to repay its debts when they fall due, (xv) Bitdeer will retain and have competent management, key personnel, and technical staff to support its ongoing operations, (xvi) industry trends and market conditions for related industries will not deviate materially from economic forecasts, and (xvii) Bitdeer has no material unrecorded and/or contingent asset/liability as at the applicable appraisal date.
Royson’s opinion was based on business, economic, monetary, market and other considerations as they existed and could reasonably be evaluated on, and the information made available to Royson as of, the date thereof. In particular, Royson noted that there was significant uncertainty in Bitdeer’s industry and significant volatility in the future development of Bitcoin and cryptocurrencies. Subsequent developments may have affected the opinion, and none of BSGA, Bitdeer, or Royson assume responsibility for updating or revising the opinion based on circumstances or events occurring after the date thereof (regardless of the closing date of the Business Combination). Royson’s opinion is valid only as of the applicable appraisal date and Royson takes no responsibility for changes in market conditions and assume no obligation to revise their conclusion of value to reflect events or conditions which occur subsequent to the valuation date.
The following is a summary of the material analyses delivered by Royson to BSGA in connection with rendering valuation reports described above. The following summary, however, does not purport to be a complete description of the analyses performed by Royson, nor does the order of analyses described represent relative importance or weight given to those analyses by Royson. Except as otherwise noted, the following information, to the extent that it is based on market data, is based on market data as it existed on or as of applicable appraisal date and is not necessarily indicative of the current market conditions.
Royson’s Selection of Valuation Methods
The valuation approach is determined based on professional judgment and technical expertise after detailed analysis on facts and circumstances. Key factors Royson considered include, among other criteria, business nature and stage of development of the subject entity, the quantity and quality of the information provided, access to available data, supply of relevant market transactions, type and nature of the subject asset, purpose and objective of the valuation. Royson has considered the three generally recognized valuation approaches, namely cost approach, income approach, and market approach.
Under the cost approach, the fair market value of equity interest is determined based on the replacement costs or reproduction costs of assets rather than the ability to generate streams of benefits in the future.

The value of a service company like Bitdeer is more driven by the future earnings to be generated than the value of its assets. Bitdeer has established its own brand, its customer base and its business networks. These are the intangible assets that exist in the business but not capitalized. Thus, the relationship between the fair market value and the book costs is weak for Bitdeer. Therefore, Royson did not adopt the cost approach.
Under the market approach, there are two primary methods. The first, sometimes referred to as the comparable transactions method, involves determining valuation multiples from sales of enterprises with similar financial and operating characteristics and applying those multiples to the subject enterprise. The second, sometimes referred to as the Guideline Publicly-Traded Comparable Method, involves identifying and selecting publicly traded enterprises with financial and operating characteristics similar to the enterprise being valued. Different value measures or market multiples of the comparable companies are calculated and analyzed to induce a series of multiples that are considered representative of the industry average. Once publicly traded enterprises are identified, valuation multiples can be derived, adjusted for comparability, and then applied to the subject enterprise to estimate the value of its equity or enterprise value.
According to Royson’s research, there were certain merger and acquisition transactions regarding cryptocurrencies mining companies that took place in the recent two years. However, there are limited historical and forecast operational and financial information available on these newly listed or acquired entities. Thus, the Comparable Transactions Method was not selected.
On the other hand, several major market players in the Bitcoin mining sector have been listed. Thus, the Guideline Publicly-traded Comparable Method has been selected as the principal valuation method for the valuation of Bitdeer.
For the income approach, it relies on explicit financial forecasts which require many assumptions, including but not limiting to the forecasted Bitcoin price, the future total Bitcoin network hash rates, the size of transactions, the future transaction fees, the pace of market acceptance of cryptocurrency, the availability of mining rigs and mining farms, the stability of electricity supply, etc. It is considered as inferior to the market approach. In addition, the latest financial projection is not available for the 2023 Valuation Report and thus, the income approach is not selected.
Selection of Comparable Publicly-traded Company Analysis
In applying the Guideline Publicly-traded Comparable Method under the market approach, the fair market value is based on prices at which stocks of similar companies are trading in a public market. A “value measure” is usually a multiple computed by dividing the price of the guideline company’s stock as at the valuation date by certain relevant economic variable observed or calculated from the guideline company’s financial statements.
A major requirement in applying the Guideline Publicly-traded Comparable Method is to identify companies that are comparable to the subject company in terms of business nature and associated risks. Comparable companies for the 2023 Valuation Report were selected primarily based on the following criteria: (1) principally engaged in similar business (i.e., Bitcoin mining); (2) listed on a reputable capital market for not less than 12 months from the Final Appraisal Date; and (3) with disclosure and/ or recent market forecasts on their key performance and financial metrics (such as hash rate and earnings before interest, tax and depreciation and amortization (“EBITDA”)) for the year ended December 31, 2022. Based on the foregoing criteria, Royson selected five companies which were considered as closely comparative to Bitdeer (the “Comparable Companies”) listed in the United States, Canada and the United Kingdom for the 2023 Valuation Report. The Comparable Companies are considered as highly but not perfectly comparable with Bitdeer in terms of capital structure, operating scale, product mix and business performance metrics. In addition, the Comparable Companies are major market players and have a majority of their revenue contributed by Bitcoin mining operations. As such, Royson believes that the Comparable Companies are fair and representative for the purpose of issuing its 2023 Valuation Report for the proposed Business Combination. Descriptions of the Comparable Companies are summarized below:

Comparable Companies	Principal Business	Market Capitalization as at the Final Appraisal Date*	Hash rate as at January 31, 2023**
1. Riot Blockchain, Inc. (stock ticker: RIOT.US)
Riot Blockchain, Inc. operates as a digital currency company. The company focuses on buying cryptocurrency and blockchain businesses, as well as supports blockchain technology companies. It also maintains its existing biotechnology business segments.
		US$1,114 million	9.30 EH/s
2. Marathon Digital Holdings, Inc. (stock ticker: MARA.US)
Marathon Digital Holdings, Inc. operates as a digital asset technology company. The company mines cryptocurrencies, with a focus on the blockchain ecosystem and the generation of digital assets. It serves customers worldwide.
		US$929 million	7.30 EH/s
3. HIVE Blockchain Technologies Ltd. (stock ticker: HIVE.CN)
HIVE Blockchain Technologies Ltd. operates as a cryptocurrency mining firm. The company validates transactions on block chain networks, as well as provides crypto mining and builds bridges between crypto and traditional capital markets. It serves customers worldwide.
		US$292 million	2.68 EH/s
4. Hut 8 Mining Corp. (stock ticker: HUT.CN)	Hut 8 Mining Corp. operates as a cryptocurrency mining company. The company offers blockchain infrastructure and technology solutions. The company serves customers in North America.	US$450 million	2.50 EH/s
5. Argo Blockchain PLC (stock ticker: ARB.LN)	Argo Blockchain PLC is principally involved in crypto asset mining. The company’s mining infrastructure is located at multiple sites in Quebec, Canada. It serves customers in the United Kingdom.	US$75 million	2.50 EH/s

*
Being the market capitalization as at the Final Appraisal Date extracted from the Bloomberg terminal.

**
Research from internet

Market Multiple
In applying the Guideline Publicly-Traded Comparable Method, different value measures or market multiples of the comparable companies are calculated and analyzed to induce a series of multiples that are considered representative of the industry average. Royson applied the relevant industry multiples to the subject company to determine a value for the subject company that is on a freely-traded basis.
Royson applied the market value of enterprise value (“EV”) multiple in its valuation of Bitdeer. EV equals to the sum of (1) market capitalization; (2) value of total debt; (3) value of preferred equity and non-controlling interest and less (4) value of cash and cash equivalents. EV is the value of a company’s core business operations that is available to all shareholders (debt, equity, preferred, etc.). Market capitalization adopted represents the average of the market capitalization of the Comparable Companies for the 15 trading days prior to the Final Appraisal Date.

Hash rate is a measure of the computational power per second used when mining. More simply, it is the speed of mining. It is measured in units of hash/second, meaning how many calculations per second can be performed. Machines with a high hash power are highly efficient and can process a lot of data in a single second. In the case of Bitcoin, the hash rate indicates the number of times hash values are calculated for PoW every second. Thus, hash rate is considered as one of the relevant economic multiples for this valuation.
In recent years, the prices of Bitcoins have fluctuated greatly. The Bitcoin price decreased from approximately US$46,300 as at December 31, 2021 to approximately US$16,500 as at December 31, 2022, with the peak on November 9, 2021 at US$67,600. As at the Final Appraisal Date, Bitcoin was valued at approximately US$24,300. The Bitcoin halving event is expected to take place in early 2024.
The EV-to-revenue ratio looks at the revenue generating ability in the same industry. Profitability and ability to generate operating cash flows can be measured by EBITDA which is capital structure-neutral in nature. EBITDA is also useful for transnational comparisons because it ignores the distorting effects of individual countries taxation policies.
In rendering the 2023 Valuation Report, Royson took into consideration changes in multiple aspects including but not limited to certain financial and operational information of Bitdeer, the market capitalization, revenue and certain ratios of the Comparable Companies as at the Final Appraisal Date, as set forth below. In particular, when applying the Guideline Publicly-traded Comparable Method, Royson applied the multiples of (1) EV-to-Forecasted/Actual Revenue for 2022; (2) EV-to-Forecasted/actual EBITDA for 2022; and (3) EV-to-Hash rate as at January 31, 2023, which were the most recent available data of the Comparable Companies as of the Final Appraisal Date.
Based on the publicly available market figures sourced from Bloomberg as of the Final Appraisal Date as well as Bitdeer’s updated financial and operating data provided by Bitdeer’s management, Royson came up with the following updated ratios of the Comparable Companies:
	Average	Median	First Quartile	Third Quartile	Low	High
EV-to-Forecasted/Actual Revenue for 2022	5.12	3.44	3.18	3.73	2.16	13.06
EV-to-Forecasted/Actual EBITDA for 2022*	14.10	14.10	11.3	16.47	9.36	18.84
EV-to-Hash rate as at 31 January 2023	134.48	113.94	89.00	170.62	87.10	221.75

*
Excluded the Comparable Companies that had negative figure.

The indicated EV of Bitdeer is the weighted average of the product of the selected ratios of the Comparable Companies generated and their relevant financial and operational information. Given the current market and recent developments of competitors and other crypto-based companies, the importance of revenue and EBTIDA has increased, resulting in the suggested weighting. To derive the fair market value of the entire equity interest, the net debts and non-operating assets and liabilities are first deducted from the indicated EV. Finally, the result is subject to a discount for a lack of marketability in order to derive the fair market value of the non-controlling, non-marketable equity interest in Bitdeer.
Review by Audit Firm for Reasonableness of Valuation
The Audit Firm was retained by BSGA to perform a review on the valuation performed by Royson for its opinion. The Audit Firm, among other things:
•
Obtained and read Selected Unaudited Financial Information of Bitdeer;

•
Discussed with the Management, Royson and Frost & Sullivan, a consultancy firm engaged by Bitdeer, to understand the business operations, the industry in which Bitdeer is operating and the significant matters that would affect the equity value of Bitdeer; and

•
Discussed with the Management and Royson a number of key aspects of the valuation model and report including the current market for crypto focused companies, bitcoin price, assumptions, comparables and methodology used.

The review focused on the basis and reasonableness of the valuation, valuation methodology, assumptions and valuation parameters adopted by Royson. The Audit Firm determined the adoption of the comparable companies selection was reasonable and aligned with generally accepted valuation practice. The Audit Firm also considered the calculation and market data used to determine the market multiples to be reasonable. The Audit Firm concluded that the valuation methodology, comparable company selection, adopted key parameters and calculations were generally accepted valuation procedures and concluded that the business valuation performed by Royson to be reasonable.
Conclusions
The preparation of Royson’s opinion was a complex, analytical process involving various determinations as to the most appropriate and relevant methods of analysis and the application of those methods to the particular circumstances and is not necessarily susceptible to partial analysis or summary description.
Royson’s 2023 Valuation Report, which was the report reviewed by the BSGA Board prior to approving the final terms of the Business Combination, indicates that based upon the investigation, analysis and assumptions described herein and the appraisal method employed, the fair market value of the 100% non-controlling equity interest in Bitdeer as of Final Appraisal Date is reasonably stated to be one billion, two hundred and fifty six million (US $1,256,000,000).
The full text of the written opinions of Royson, dated November 17, 2021, December 14, 2021 and March 7, 2023, which set forth assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken in connection with the opinion, are attached to this proxy statement/prospectus as Annex D. You are encouraged to read the opinions in their entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations upon the scope of the review undertaken by Royson in rendering its opinions. Royson’s opinions are directed to BSGA and addresses only their opinions on the fair market value of 100% non-controlling equity interest in Bitdeer as of the respective appraisal date as set forth in each of the opinions. The Royson opinions are not recommendations as to how any holder of BSGA ordinary shares should vote with respect to the Business Combination or any other matter. The summary of the opinions of Royson set forth above is qualified in its entirety by reference to the full text of the opinions.
Selected Unaudited Financial and Other Information of Bitdeer
In connection with its consideration of the potential Business Combination, Bitdeer provided BSGA with the Selected Unaudited Financial Information of Bitdeer and hash rate as of January 31, 2023. The Selected Unaudited Financial Information of Bitdeer and hash rate as of January 31, 2023 were reviewed by the BSGA Board in connection with its review of the updated valuation of Bitdeer in 2023. See the section entitled “— Background of the Business Combination.”
The Selected Unaudited Financial Information of Bitdeer and hash rate as of January 31, 2023 were prepared solely for internal use and not with a view toward public disclosure. BSGA did not prescribe or relay any instructions, guidelines, parameters, inputs, assumptions or other directions to Bitdeer’s management with respect to the Selected Unaudited Financial Information of Bitdeer and hash rate information included in this proxy statement/prospectus. These unaudited financial information and hash rate information should not be viewed as public guidance.
The Selected Unaudited Financial Information of Bitdeer also includes adjusted EBITDA, a non-IFRS measure used by Bitdeer’s management as a supplemental measure to review and assess Bitdeer’s operating performance. Bitdeer defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, further adjusted to exclude share-based payment expenses under IFRS 2. Such measure is not necessarily comparable to similarly titled measures used by other companies. As a result, such measure should not be considered in isolation from, or as a substitute analysis for, Bitdeer’s profit/(loss) for the periods, as determined in accordance with IFRS. For additional details, including a reconciliation of profit/(loss), the most comparable IFRS measure, to adjusted EBITDA, see the section entitled “Bitdeer’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-IFRS Financial Measure” of this proxy statement/prospectus.

The table below sets forth the Selected Unaudited Financial Information of Bitdeer provided to BSGA for review by BSGA’s management and the BSGA Board.
(in millions)	Year Ended December 31, 2022
Revenue	US$	330.3
Adjusted EBITDA	US$	91.2
Loss	US$	62.4
(in millions)	As of December 31, 2022		As of January 31, 2023
Net asset value	US$	316.3	US$	315.7
The table below sets forth the hash rate possessed by Bitdeer provided to BSGA for review by BSGA’s management and the BSGA Board.
As of January 31, 2023
Proprietary hash rate	4.10EH/s
Hosting hash rate	12.10EH/s
Bitdeer has not made any representations or warranties regarding the accuracy, reliability, appropriateness or completeness of the Selected Unaudited Financial Information of Bitdeer or the hash rate information to anyone, including BSGA. The inclusion of such unaudited financial information in this proxy statement/prospectus should not be regarded as an indication that BSGA, the BSGA Board, or their respective affiliates, advisors or other representatives considered, or now consider, such information necessarily to be reflective of actual historical results. Readers of this proxy statement/prospectus, including investors or shareholders, are cautioned not to place undue reliance on this information in making a decision regarding the Business Combination, as the unaudited financial information may be materially different than actual results. BTG will not refer back to the Selected Unaudited Financial Information of Bitdeer or hash rate information in its future periodic reports filed under the Exchange Act.
The Selected Unaudited Financial Information of Bitdeer and hash rate information included in this proxy statement/prospectus have been prepared by, and are the responsibility of, Bitdeer’s management. Neither MaloneBailey, LLP nor Marcum LLP or any other independent accountant has audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Selected Unaudited Financial Information of Bitdeer and hash rate information contained herein and accordingly, neither MaloneBailey, LLP nor Marcum LLP or any other independent accountant expresses any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Selected Unaudited Financial Information of Bitdeer and hash rate information. The Marcum LLP report included in this proxy statement/prospectus relates to BSGA’s historical financial statements. MaloneBailey, LLP report included in this proxy statement/prospectus relates to Bitdeer’s historical financial statements that had been audited by MaloneBailey, LLP. Such reports do not extend to the Selected Unaudited Financial Information of Bitdeer and hash rate information contained herein and should not be read to do so.
Fairness Opinion of BSGA’s Financial Advisor
IJW delivered a written opinion, dated March 7, 2023 (the “Fairness Opinion”), addressed to the BSGA Board to the effect that, as of the date of the opinion and based upon and subject to the assumptions, conditions and limitations set forth in the opinion, the consideration to be paid by BSGA in the Business Combination pursuant to the term of the transaction, was fair, from a financial point of view, to the shareholders of BSGA.
The full text of IJW’s written opinion, dated March 7, 2023, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion (which are also summarized herein), is attached as Annex E to this proxy statement/prospectus and is incorporated herein by reference. IJW’s opinion was provided for the use and benefit of the BSGA Board (solely in its capacity as such and not in any other capacity) in its evaluation of the Business Combination (and, in its engagement letter, IJW provided its consent to the inclusion of the text of its opinion as part of this proxy statement/prospectus). IJW’s opinion is limited solely to the fairness, from a financial point of view, of the consideration to be paid by BSGA in the Business Combination and does not address BSGA’s underlying business decision to effect the Business Combination or the relative merits of the Business Combination as compared to any alternative business strategies or transactions that might be available to BSGA. IJW’s opinion does not constitute a recommendation as to how any shareholder of BSGA should vote or act with respect to the Business Combination or any other matter.
In arriving at its opinion, IJW, among other things:
•
reviewed Selected Unaudited Financial Information of Bitdeer;

•
reviewed information relating to the industry in which Bitdeer operates;

•
reviewed certain internal information relating to expenses expected to result from the Business Combination;

•
conducted discussions with members of management and representatives of BSGA and Bitdeer concerning the information described in the foregoing, as well as the business and prospects of Bitdeer generally;

•
reviewed publicly available financial and stock market data of certain other companies in lines of business of Bitdeer that IJW deemed relevant;

•
reviewed the Merger Agreement, including a draft dated March 7, 2023 of the Third Amendment;

•
reviewed BSGA’s and Bitdeer’s capital structure, both pre-Business Combination and post-Business Combination; and

•
conducted such other studies and analyses and took into account such other information as IJW deemed appropriate.

In connection with its review, IJW, with the consent of the BSGA Board, relied on the information supplied to, discussed with or reviewed by it for the purpose of its opinion being the best currently available estimates and judgment, good faith judgment on the competitive, operating and regulatory environment and risks, and that there are no material misstatements and/or omissions of information. IJW did not assume any responsibility for independent verification of, and did not independently verify, any such information. With the consent of the BSGA Board, IJW relied upon, without independent verification, the assessment of BSGA and its legal, tax, regulatory, and accounting advisors with respect to legal, tax, regulatory, and accounting matters. With the consent of the BSGA Board, IJW has reviewed financial information provided and the underlying assumptions for reasonableness, but expresses no opinion thereon. In addition, with the BSGA Board’s consent, IJW did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of Bitdeer or BSGA, nor was IJW furnished with any such evaluation or appraisal.
In rendering its fairness opinion to the BSGA Board, IJW primarily conducted a Selected Public Companies Analysis and a Selected Precedent Transactions Analysis. The following is a summary of the foregoing analysis conducted by IJW and presented to the BSGA Board.
Selected Public Companies Analysis.   IJW reviewed publicly available financial and stock market information of certain publicly traded companies that IJW deemed potentially comparable to the proprietary crypto asset mining and hosting activities of Bitdeer. Based on its review, IJW considered the following 5 selected companies (the “Guideline Companies”) to be relevant, given their business and financial characteristics, for purposes of IJW’s analysis:
•
Riot Platforms, Inc.

•
Marathon Digital Holdings, Inc.

•
HIVE Blockchain Technologies Ltd.

•
Hut 8 Mining Corp.

•
Argo Blockchain plc

IJW reviewed, among other information, the closing stock prices as of February 17, 2023 (the date upon which the relevant terms of the merger documents were preliminarily agreed among the parties) of the Guideline Companies, as well as the trading prices for the fifteen trading days preceding the said date. IJW also reviewed the EV of the Guideline Companies, calculated as fully diluted equity values based on an average of the closing stock prices for the foregoing fifteen trading day period, plus total debt, preferred stock and non-controlling interests (as applicable), less unrestricted cash and cash equivalents, and plus or minus any non-operating assets and liabilities (as applicable), as multiples of 2022 revenue and EBITDA estimated from publicly available research analyst estimates and other publicly available information, as well as multiples of hashrate (EH/s).
The valuation multiples for the Guideline Companies ranged from revenue multiples of 2.16 to 13.06 (with a mean of 5.12 and a median of 3.44), EBITDA multiples of 9.36 to 18.84 (with a mean and a median of 14.10) and hashrate multiples of 87.10 to 211.75 (with a mean of 134.48 and a median of 113.94). Comparing Bitdeer to the Guideline Companies, IJW noted that Bitdeer had comparatively higher revenue levels, particularly from hosting activities, and higher EBITDA margins. Accordingly, IJW utilized the third quartile of valuation multiples: EV/revenue of 3.73, EV/EBITDA of 16.47 and EV/hashrate of 170.62. Applying the selected ranges of valuation multiples indicated EV reference ranges for Bitdeer of between US$700,000,000 and US$1,503,000,000 and equity values of between US$944,000,000 and US$1,747,000,000. Applying a weighting to the results obtained from the selected valuation multiples of 40% to each of EV/revenue and EV/EBITDA and 20% to EV/hash rate (being that, from IJW’s understanding, hash rate factors are likely reflected in the stock prices of the Guideline Companies), yielded an indicated equity value of US$1,478,000,000. IJW next applied a discount for a lack of marketability of 15%, which implied a fair market value of equity of Bitdeer of US$1,256,000,000.
Selected Precedent Transactions Analysis.   Using publicly available information, IJW reviewed the financial terms of selected precedent transactions in lines of business that it deemed potentially comparable to the proprietary cryptoasset mining and hosting activities of Bitdeer. Based on its review of the foregoing, IJW did not identify any such precedent transactions that it considered to be meaningful for purposes of its valuation.
IJW’s opinion did not address BSGA’s underlying business decision to effect the Business Combination or the relative merits of the Business Combination as compared to any alternative business strategies or transactions that might be available to BSGA and did not address any legal, regulatory, tax, or accounting matters. IJW was not asked, nor did it offer, any opinion as to any terms of the Merger Agreement or any aspect or implication of the Business Combination, except for the fairness of the consideration from a financial point of view to BSGA. IJW expressed no opinion as to what the value of the ordinary shares or any other securities of BTG actually will be when issued pursuant to the Business Combination or the prices at which such ordinary shares or any other securities of BTG may trade at any time. IJW did not express any opinion as to fair value or the solvency of Bitdeer or BSGA following the closing of the Business Combination. In rendering its opinion, IJW assumed, with the BSGA Board’s consent, that the final executed form of the Third Amendment would not differ in any material respect from the draft that it reviewed, that the Business Combination would be consummated in accordance with its terms without any waiver or modification that could be material to IJW’s analysis, and that the parties to the Merger Agreement will comply with all the material terms thereof. In addition, representatives of BSGA advised IJW, and IJW assumed, with the BSGA Board’s consent, that the Business Combination would qualify as a tax-free transaction for federal income tax purposes. IJW also was not requested to, and did not, participate in the structuring or negotiation of the Business Combination. Except as described in this summary, the BSGA Board imposed no other instructions or limitations on IJW with respect to the investigations made or procedures followed by IJW in rendering its opinion.
IJW’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to IJW as of, the date of its opinion, and IJW assumed no responsibility to update the opinion for developments after the date thereof.

IJW’s opinion did not address the fairness of the Business Combination or any aspect or implication of the Business Combination to, or any other consideration of or relating to, the holders of any creditors or other non-shareholder constituencies of BSGA or to Bitdeer. In addition, IJW did not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Business Combination, or any class of such persons, relative to the consideration or otherwise.
The above summary of the analyses is not a complete description of IJW’s opinion or the analyses underlying, and factors considered in connection with, IJW’s opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. In arriving at its fairness determination, IJW considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, IJW made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses.
The consideration was determined through arms’ length negotiations between BSGA and Bitdeer and was approved by the BSGA Board. IJW did not recommend any specific consideration to BSGA or the BSGA Board, or that any specific amount or type of consideration constituted the only appropriate consideration for the Business Combination.
IJW was engaged by BSGA to provide its opinion as to the fairness, from a financial point of view, to BSGA of the consideration. The terms of its engagement by BSGA were under the engagement letter between IJW and BSGA, dated as of February 25, 2023 (the “IJW Engagement Letter”). IJW will receive a fee for its services based on the time incurred for providing such services. All time incurred in relation to the Fairness Opinion shall be invoiced on a monthly basis and become immediately due and payable upon the submission of the invoice. No part of IJW’s fee is conditioned upon the conclusion expressed in its opinion or contingent upon the closing of the Business Combination. BSGA has also agreed pursuant to the IJW Engagement Letter to reimburse IJW for certain expenses IJW has incurred in performing services contemplated thereunder, and to indemnify IJW for certain liabilities, including liabilities under any statute or common law, arising out of its engagement.
IJW may provide investment banking and other services to affiliates of BSGA and in the future may provide services to such persons and may receive compensation for such services. Except for financial advisory services rendered by IJW to affiliates of BSGA in connection with a prior business combination for which IJW charged a fee of approximately US$120,000, neither IJW nor any of its affiliates or unaffiliated representatives has performed any services for Bitdeer, BSGA or their respective affiliates in the past three years prior to the date of the Fairness Opinion.
The BSGA Board selected IJW as its financial advisor in connection with the Business Combination because IJW has substantial experience in similar transactions and possess significant valuation experience in the crypto asset and blockchain sectors. IJW is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes.
Reasons for BSGA Board’s Approval of the Business Combination
BSGA was formed to complete a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more business entities. As described above, the BSGA Board sought to do so by using the networks and industry experience of both the Sponsor, the BSGA Board, and BSGA management to identify and acquire one or more businesses.
In evaluating the transaction with Bitdeer, the BSGA Board consulted with its legal counsel and accounting and other advisors. In determining that the terms and conditions of the Merger Agreement and the transactions contemplated thereby are in BSGA’s best interests, the BSGA Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Merger Agreement and the transactions contemplated thereby, the BSGA Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that the BSGA Board considered in reaching its determination and supporting its decision. The BSGA Board viewed its decision as being based on all of the information available and the factors presented to and considered by the BSGA Board. In addition, individual directors may have given different weight to different factors. The BSGA Board realized that there can be no assurance about future results, including results considered or expected as disclosed in the following reasons. This explanation of BSGA’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements.”
The members of the BSGA Board are well qualified to evaluate the Business Combination with Bitdeer. The BSGA Board and management collectively have extensive transactional experience.
In particular, in addition to its review of Bitdeer’s equity value and considerations to be paid in connection with the proposed Business Combination (see “— BSGA Board’s Review of Valuation”), the BSGA Board considered the following reasons or made the following determinations, as applicable:
•
Bitdeer satisfies a number of acquisition criteria that BSGA had established to evaluate prospective business combination targets.   The BSGA Board considered the business, history, prospects, credibility, and valuation of Bitdeer and its affiliates, and determined that Bitdeer satisfies a number of criteria and guidelines set forth during the IPO, including (i) unique competitive advantage in the markets and/or underexploited growth opportunities that BSGA is uniquely positioned to identify; (ii) strong management team that can create significant value; and (iii) potential to generate strong free cash flow.

•
Favorable prospects for future growth.   Information from BSGA and Bitdeer’s management regarding (i) Bitdeer’s business, prospects, financial condition, operations, technology, services, management, competitive position, and strategic business goals and objectives; (ii) general economic, industry, regulatory, and financial market conditions; and (iii) opportunities and competitive factors within Bitdeer’s industry.

•
World’s largest scale of proprietary hash rate.   Bitdeer was the world’s largest holder of proprietary hash rate for Bitcoin as at June 30, 2021, according to Frost & Sullivan. Its proprietary hash rate provides it with a clear edge in all of its business lines and anchors its unique business model.

•
Unique business model powers organic hash rate expansion.   Bitdeer established a business model that allows it to reinforce its market-leading position and compete in terms of scaling up our proprietary hash rate.

•
Ample power supply and low electricity cost secured by global mining datacenters.   Bitdeer strategically opened five mining datacenters in the United States and Norway, where low electricity cost and crypto-friendly policies support stable operations. With experience in site selection, facility design, construction and maintenance in over 30 locations around the globe, Bitdeer’s dedicated global team for mining datacenter construction understands the critical needs of Bitcoin mining as well as the complex and constantly evolving global landscape of electricity supply. They also have extensive connections with local electricity experts and power enterprises around the world.

•
Visionary management team with a proven track record of innovation and execution.   Bitdeer is led by a management team with extensive experience in the cryptocurrency industry, encompassing research and development, mining and sales of mining machines, and many of them are pioneers in mining datacenters construction and operation.

In particular, the BSGA Board considered Mr. Wu’s holdings of BTG securities following the Business Combination, and his ability to sell substantially all such holdings yet still retain control over the company due to his BTG Class V Ordinary Share holdings. These aspects did not change BSGA Board’s determination because (i) the BSGA Board took notice that similar dual-class shareholding structure had been adopted by other public companies for the benefit of their founders; (ii) Mr. Wu will be subject to lock-up; (iii) upon Closing, Mr. Wu will still be subject to his fiduciary duties under the laws of the Cayman Islands and the Amended BTG Articles (which form is included as Annex B to this proxy statement/prospectus) in exercising his decision-making powers as an executive of BTG; and (iv) the BSGA Board reviewed Mr. Wu’s professional and industry experience, as well as his long tenure with Bitdeer.
•
Best Available Opportunity.   The BSGA Board determined, after a thorough review of other business combination opportunities reasonably available to BSGA, that the proposed Business Combination represents the best potential business combination for BSGA based upon the process utilized to evaluate and assess other potential acquisition targets, and the BSGA Board’s belief that such processes had not presented a better alternative.
•
Continued Significant Ownership by Bitdeer.   The BSGA Board considered that Bitdeer’s existing equity holders would be receiving a significant amount of BTG Ordinary Shares in the proposed Business Combination and that Bitdeer’s principal shareholders and key executives are “rolling over” their existing equity interests of Bitdeer into equity interests in BTG. The current Bitdeer Shareholders are expected to own approximately 93.9% of the outstanding BTG Class A Ordinary Shares, constituting approximately 11.0% of the voting power of the BTG Ordinary Shares voting together as a single class, assuming none of BSGA’s public shareholders exercise their redemption rights in connection with the Business Combination.

•
Use of Retained Proceeds.   As represented by Bitdeer’s management, the proceeds to be delivered to BTG in connection with the Business Combination (including funds that remain in BSGA’s trust account after taking into effect redemptions), are expected to remain on the balance sheet of BTG after Closing in order to fund Bitdeer’s existing operations and support new and existing growth initiatives. The BSGA Board considered this benefits to be realized as a result of the Business Combination.

•
Likelihood of Closing the Business Combination.   The BSGA Board believes that an acquisition by BSGA has a reasonable likelihood of closing without potential issues under applicable antitrust and competition laws and without potential issues from any regulatory authorities.

The BSGA Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including but not limited to the following:
•
Business risk.   The risk that the future financial performance of Bitdeer may not meet the BSGA Board’s expectations due to factors in Bitdeer’s control or out of Bitdeer’s control, such as Bitdeer’s failure to continuously innovate, to attract and retain customers, to adapt to new businesses, to obtain sufficient capital, to maintain its competitive edge in the crypto mining business, among others.

•
Industry risk.   The risk that the cryptocurrency industry in which Bitdeer operates is significantly impacted by the sharp fluctuations in Bitcoin prices and or significant adverse regulatory developments.

•
Closing of the Business Combination May Not Occur.   The risks and costs to BSGA if the Business Combination is not completed, including the risk of diverting management focus and resources to other business combination opportunities, which could result in BSGA being unable to effect a business combination within the timeframe set forth under BSGA’s current charter, forcing BSGA to liquidate the trust account.

•
Current Public Shareholders Exercising Redemption Rights.   The risk that some of BSGA’s current public shareholders would decide to exercise their redemption rights, thereby depleting the amount of cash available in the trust account.

•
Closing Conditions of the Business Combination.   The fact that the Closing is conditioned on satisfying certain closing conditions, many of which are not within BSGA’s control.

•
BSGA Shareholders Not Holding a Majority Position in BTG.   The fact that BSGA Shareholders will not hold a majority position in BTG following the Business Combination, which may reduce the influence that BSGA’s current shareholders have on BTG’s management.

•
Post-Closing Corporate Governance.   The fact that post-Closing, Mr. Jihan Wu will control the voting power of all outstanding BTG Class V Ordinary Shares and the voting power of approximately 88.3% of total issued and outstanding BTG Ordinary Shares voting together as a single class assuming a No Redemption Scenario and that, all of Bitdeer’s outstanding restricted share units vest and all remaining Bitdeer Ordinary Shares available for grant under the BTG Incentive Plan, which will have one vote per share when granted, are granted to employees other than Mr. Jihan Wu. Given Mr. Jihan Wu’s voting power over the BTG Ordinary Shares as described in this paragraph, he will effectively be able to nominate, appoint and remove the entirety of BTG’s board of directors. Mr. Jihan Wu will therefore have decisive influence over matters requiring shareholder approval by ordinary resolution and significant influence over matters requiring shareholder approval by special resolution, including significant corporate transactions, such as a merger or sale of BTG or its assets.
•
Litigation Related to the Business Combination.   The risk of potential litigation challenging the Business Combination.

•
No Survival of Remedies for Breach of Representations, Warranties or Covenants of Bitdeer.   The Merger Agreement provides that BSGA will not have any surviving remedies against Bitdeer or its equity holders after the Closing to recover for losses as a result of any inaccuracies or breaches of the representations, warranties or covenants of Bitdeer set forth in the Merger Agreement. As a result, BSGA Shareholders could be adversely affected by, among other things, a decrease in the financial performance or worsening of financial condition of Bitdeer prior to the Closing, whether determined before or after the Closing, without any ability to recover for the amount of any damages. The BSGA Board determined that this structure was appropriate and customary in light of the fact that several similar transactions include similar terms and the current equity holders of Bitdeer will be, collectively, the majority equity holders in BTG and therefore would bear a majority of any such losses.

•
Transaction Fees and Expenses Incurred by BSGA.   The substantial transaction fees and expenses to be incurred in connection with the Business Combination and the negative impact of such expenses on BSGA’s cash reserves and operating results if the Business Combination is not completed.

•
Negative Impact Resulting from the Announcement of the Business Combination.   The possible negative effect of the Business Combination and public announcement of the Business Combination of BSGA’s financial performance, operating results, and share price.

•
Other Risks.   Other factors that the BSGA Board deemed relevant, including various other risks associated with the Business Combination, BSGA’s business, and Bitdeer’s business as described under “Risk Factors.”

Satisfaction of 80% Test
After consideration of the factors identified and discussed in the section entitled “The Business Combination Proposal — Reasons for BSGA Board’s Approval of the Business Combination,” the BSGA Board concluded that the Business Combination met the requirements disclosed in the IPO prospectus with respect to BSGA’s initial business combination, including that the Business Combination had a fair market value of at least 80% of the balance of the funds in the Trust Account at the time of execution of the Merger Agreement.
Interests of BSGA Directors and Officers in the Business Combination
The BSGA Board concluded that the potential benefits that the BSGA Board expected BSGA and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the BSGA Board determined that the Merger Agreement, the Business Combination, and the other transactions contemplated by the Merger Agreement, were in BSGA’s best interests.
When you consider the recommendation of the Board in favor of approval of the Business Combination, you should keep in mind that BSGA’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including:
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If we are unable to consummate an initial business combination by the Combination Deadline, we will, as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest earned on the funds held in the trust account (net of interest that may be used by us to pay our taxes payable and for dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and as further described herein, and then seek to dissolve and liquidate. There will be no redemption rights or liquidating distributions with respect to our private placement rights, which will expire worthless if we fail to complete our initial business combination by the Combination Deadline.
•
Prior to the IPO, our Sponsor held 1,437,500 Founder Shares. The Founder Shares will automatically convert into an aggregate of 1,437,500 BTG Class A Ordinary Shares at the time of the Business Combination.

•
Simultaneously with the closing of the IPO, we consummated the sale of 292,500 BSGA Units at a price of US$10.00 per unit for an aggregate purchase price of US$2,925,000. If we do not consummate the Business Combination by the Combination Deadline, then the proceeds from the sale of the private placement units will be part of the liquidating distribution to the public shareholders and the units held by our Sponsor will be worthless.

•
Our Sponsor has made an investment for the Founder Shares at an average price per share of approximately US$0.017 prior to the consummation of the IPO. As a result of the significantly lower investment per share of the Sponsor as compared to the investment per share of our public shareholders (which was US$10.00 per unit), a transaction that results in an increase in the value of the investment of the Sponsor in the Founder Shares (such as the Business Combination) may result in a decrease in the value of the investment of our Public Shareholders between (i) the purchase price that the Sponsor paid for the Founder Shares and (ii) the price of the Public Shares, and considering the substantial number of BTG Class A Ordinary Shares that the Sponsor will receive upon conversion of the Founder Shares, the Sponsor can earn a positive return on their investment, even if other BSGA shareholders have a negative return on their investment in BTG.

•
The Sponsor made an investment of US$2,950,000, consisting of the Sponsor’s US$25,000 initial investment and the Sponsor’s US$2,925,000 private placement units purchase price. Such investment represents an effective per share price of US$1.64. The Sponsor will lose such investment if we do not complete an initial business combination by the Combination Deadline.

•
The exercise of BSGA’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our shareholders’ best interest.

•
The Sponsor and our officers and directors have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if BSGA fails to complete an initial business combination by the Combination Deadline. The Sponsor and our officers and directors have not received any consideration for such waiver.

•
In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have entered into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under our indemnity of the underwriters of the offering against certain liabilities, including liabilities under the Securities Act.

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Following the Closing, the Sponsor would be entitled to the repayment of any working capital loan and advances that have been made to BSGA and remain outstanding. As of the date of this proxy statement/prospectus, our Sponsor has not made any working capital loan or advances to us for working capital expenses. If we do not complete the Business Combination within the required period, we may use a portion of our working capital held outside the Trust Account to repay the working capital loans, but no proceeds held in the Trust Account would be used to repay the working capital loans. As of September 30, 2022 and December 31, 2021, no such working capital loans were outstanding.

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BSGA’s current charter contains a waiver of the corporate opportunity doctrine. With such waiver, there could be business combination targets that may be suitable or worth consideration for a combination with BSGA but not offered due to a BSGA director’s duties to another entity. BSGA does not believe that the potential conflict of interest relating to the waiver of the corporate opportunities doctrine in current charter impacted its search for an acquisition target and BSGA was not prevented from reviewing any opportunities as a result of such waiver.

The foregoing interests present a risk that the Sponsor, BSGA’s officers and directors, and their affiliates will benefit from the completion of a business combination, including in a manner that may not be aligned with the Public Shareholders. As such, the Sponsor and BSGA’s officers and directors may be incentivized to complete a business combination with a less favorable target company or on terms less favorable to Public Shareholders rather than to liquidate. See the section entitled “Risk Factors — Risks Related to BSGA and the Business Combination — BSGA’s directors and officers may have certain conflicts in determining to recommend the acquisition of Bitdeer, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.”
Appraisal Rights
Appraisal rights are available to holders of BSGA Ordinary Shares in connection with the Business Combination.
Under section 179 of the BVI Business Companies Act, 2004 (as amended), holders of BSGA Ordinary Shares will have the right to dissent from the Business Combination. Should a holder of BSGA Ordinary Shares wish to exercise their appraisal right, they must give written notice of their objection to the Business Combination to BSGA prior to the Special Meeting, or at the meeting but before the vote on the Business Combination. Such notice must include a statement that the BSGA shareholder proposes to demand payment for their shares if the Business Combination is undertaken.
Assuming that the Business Combination is approved, BSGA must give notice to any BSGA shareholder who gave written notice of their objection to the Business Combination within 20 days of the date of the Special Meeting at which the Business Combination is approved. Within 20 days following the date of receipt of that notice, the dissenting shareholder must give notice to BSGA of their election to dissent, which notice must include: (a) the shareholder’s name and address; (b) the number and class of shares in respect of which they dissent (which must be all of the shares that the shareholder holds in BSGA); and (c) a demand for payment of the fair value of the shares. Once such notice has been given to BSGA, the dissenting shareholder ceases to have any rights as a shareholder of BSGA except for the right to be paid the fair value of their shares.
Within seven days of the expiration of the 20-day period in which a BSGA shareholder may serve notice of dissent (or seven days following the First SPAC Merger, whichever is the later), BSGA shall make a written offer to each dissenting shareholder to purchase their shares at a specified price that BSGA determine to be their fair value. If, within 30 days of the date on which that offer is made, BSGA and the dissenting shareholder agree upon the price to be paid for the shares, BSGA shall pay that amount to the shareholder upon the surrender of the certificates representing their shares.
If agreement on the price to be paid for the shares cannot be reached, within 20 days of the expiration of the 30-day period referred to above the following procedure shall be followed:
(a)
BSGA and the dissenting shareholder shall each designate an appraiser;

(b)
the two designated appraisers together shall designate an appraiser;

(c)
the three appraisers shall fix the fair value of the shares owned by the dissenting shareholder as of the close of business on the day prior to the date on which the Business Combination was approved, excluding any appreciation or depreciation directly or indirectly induced by the Business Combination or its proposal, and that value is binding on BSGA and the dissenting shareholder for all purposes; and

(d)
BSGA shall pay to the dissenting shareholder that amount in money, upon the surrender of the certificates representing their shares.

Total Ordinary Shares Outstanding Upon Consummation of the Business Combination
The total number of ordinary shares to be issued and outstanding immediately following completion of the Business Combination will be 117,846,343. We anticipate that the Bitdeer’s shareholders will hold 96.6% of our outstanding ordinary shares, and the current BSGA Shareholders will hold 3.4% of our outstanding ordinary shares, immediately following completion of the Business Combination. This percentage (i) assumes that no public shares are redeemed in connection with the Business Combination, (ii) does not take into account any Bitdeer’s equity incentive award that are assumed by BTG in connection with the Business Combination and will be outstanding immediately following the Business Combination, (iii) does not take into account any equity awards that may be issued under the proposed BTG Incentive Plan following the Business Combination, and (iv) does not take into account any Net Debt adjustments to the Merger Consideration.
Anticipated Accounting Treatment
The Business Combination will be accounted for as a “reverse recapitalization” in accordance with IFRS. Under this method of accounting, BSGA will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the Bitdeer’s shareholders are expected to have a majority of the voting power of BTG, Bitdeer will comprise all of the ongoing operations of combined company, Bitdeer will comprise a majority of the governing body of combined company, and Bitdeer’s senior management will comprise all of the senior management of combined company. Since BSGA does not meet the definition of a business under IFRS, the transaction is outside the scope of IFRS 3, “Business Combinations”, and it is accounted for as an equity-settled, share-based payment transaction in accordance with IFRS 2,“Share-based Payments”. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Bitdeer issuing shares for the net assets of BSGA, accompanied by a recapitalization. The net assets of BSGA will be stated at historical costs. Any difference in the fair value of the consideration deemed to have been issued by Bitdeer and the fair value of BSGA’s identifiable net assets represents a listing service received by Bitdeer and is recorded through profit and loss. No goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of Bitdeer.
Redemption Rights
Pursuant to the Existing BSGA Articles, holders of Public Shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable), by (ii) the total number of then-outstanding Public Shares. As of the date of this proxy statement/prospectus, this would have amounted to approximately US$10.84 per share.
You will be entitled to receive cash for any Public Shares to be redeemed only if you:
(i)
(a) hold Public Shares, or

(b) hold Public Shares through Units and you elect to separate your BSGA Units into the underlying public shares prior to exercising your redemption rights with respect to the public shares; and
(ii)
prior to 5:00 p.m., Eastern Time, on [•], 2023, (a) submit a written request to Continental that BSGA redeem your public shares for cash and (b) deliver your public shares to Continental, physically or electronically through DTC.

Holders of outstanding BSGA Units must separate the underlying BSGA Ordinary Shares prior to exercising Redemption Rights with respect to the Public Shares. If the BSGA Units are registered in a holder’s own name, the holder must deliver the certificate for its BSGA Units to Continental, with written instructions to separate the BSGA Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the public shares from the BSGA Units.
If a holder exercises its Redemption Rights, then such holder will be exchanging its Public Shares for cash and will no longer own shares of BSGA. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands Redemption and delivers its shares (either physically or electronically) to Continental in accordance with the procedures described herein. Please see the section entitled “The Extraordinary General Meeting  —  Redemption Rights” for the procedures to be followed if you wish to redeem your public shares for cash.

Resolutions to be Voted Upon
The text of the resolution to be voted upon is as follows:
“RESOLVED, that the amended and restated agreement and plan of merger dated December 15, 2021 (as it may be amended and / or restated from time to time, the “Merger Agreement”), by and among Bitdeer Technologies Group, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“BTG”), Bitdeer Technologies Holding Company, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Bitdeer”), BSGA, Blue Safari Merge Limited, a British Virgin Islands business company and a wholly-owned subsidiary of BTG (“BSGA Merger Sub 1”), Blue Safari Merge II Limited, a British Virgin Islands business company and a wholly-owned subsidiary of BTG (“BSGA Merger Sub 2”), Bitdeer Merge Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of BTG (“Bitdeer Merger Sub”) and Blue Safari Mini Corp. (“BSGA Sub”), copies of which are attached to the accompanying proxy statement/prospectus as Annex A-1, Annex A-2, Annex A-3 and Annex A-4, and the transactions contemplated thereunder including (i) BSGA Merger Sub 1 merging with and into BSGA with BSGA being the surviving entity (the “First SPAC Merger”, and the surviving entity, the ‘‘Initial SPAC Surviving Sub’’), (ii) immediately following the First SPAC Merger, BSGA merging with and into BSGA Merger Sub 2, with BSGA Merger Sub 2 being the surviving entity (the “Second SPAC Merger”, and together with the First SPAC Merger, the “Initial Mergers”), and (iii) following the Initial Mergers, Bitdeer Merger Sub merging with and into Bitdeer (the “Acquisition Merger”, and together with the Initial Mergers, the “Mergers”), with Bitdeer being the surviving entity and becoming a wholly-owned subsidiary of BTG (the Mergers and other transactions contemplated by the Merger Agreement are collectively referred to as the Business Combination), be and each is hereby approved, ratified, confirmed and adopted (as applicable) in all respects.”
Votes Required for Approval
Along with the approval of the Initial Mergers Proposal, the Nasdaq Proposal, the Governing Documents Proposal, the Governing Documents Proposals A to D, the BTG Incentive Plan Proposal, and the Adjournment Proposal, approval of this Business Combination Proposal is a condition to the consummation of the Business Combination. If this Business Combination Proposal is not approved, the Business Combination will not take place. Approval of this Business Combination Proposal is also a condition to the other Proposals (except for the Adjournment Proposal) (“Condition Precedent Proposals”). If any of the Condition Precedent Proposals is not approved, this Business Combination Proposal will have no effect (even if approved by the requisite vote of our shareholders at the Extraordinary General Meeting of any adjournment or postponement thereof) and the Business Combination will not occur. An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.
This Business Combination Proposal (and consequently, the Merger Agreement and the transactions contemplated thereby, including the Business Combination) will be approved and adopted only if holders of at least a majority of the issued and outstanding BSGA Ordinary Shares present in person physically or by virtual attendance or represented by proxy and entitled to vote and voted at the Extraordinary General Meeting vote “FOR” the Business Combination Proposal. Neither a shareholder’s failure to vote during the Extraordinary General Meeting or by proxy nor an abstention will be considered a vote “FOR.”
Board Recommendation
THE BSGA BOARD UNANIMOUSLY RECOMMENDS THAT BSGA’S SHAREHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

THE INITIAL MERGERS PROPOSAL
General
Holders of BSGA Ordinary Shares are being asked to authorize the Initial Mergers. Under the laws of the British Virgin Islands, a statutory merger involving a BVI company (such as each of the Initial Mergers) requires approval by such company’s shareholders. In light of the foregoing requirements and for good governance practice, BSGA is seeking separate approval of the Initial Mergers by its shareholders in addition to the approval of the Merger Agreement and transactions contemplated thereby as set forth under “The Business Combination Proposal” of this proxy statement/prospectus.
Resolutions to be Voted Upon
The full text of the resolutions to be proposed is as follows:
“RESOLVED, that the First SPAC Merger and the plan of merger for the First SPAC Merger (the “First Plan of Merger”), a copy of which are attached to the accompanying proxy statement/prospectus as Annex A-5 and any and all transactions contemplated thereunder, be approved and authorised in all respects;
RESOLVED, that upon the effective time of the First SPAC Merger, (i) the amended and restated memorandum and articles of association in the form attached to the First Plan of Merger, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A-6 be adopted as the new memorandum and articles of association of BSGA (as the Initial SPAC Surviving Sub) in replacement of the existing memorandum and articles of association of BSGA, and (ii) all authorised class A ordinary shares, class B ordinary shares and preferred shares, each with no par value, of the Initial SPAC Surviving Sub be re-designated as shares of a single class each with a par value of US$1.00 and the maximum number of shares the Initial SPAC Surviving Sub is authorised to issue be decreased from 111,000,000 shares to 50,000 shares, and as a consequence, the following wording shall be inserted as a new clause 6.2 of the memorandum of association of the Initial SPAC Surviving Sub in place of the existing clause 5.1: “6.2. The Company is authorised to issue a maximum of 50,000 Shares of a single class each with a par value of US$1.00.””
Votes Required for Approval
The Initial Mergers Proposal will be approved and adopted only if holders of at least a majority of the issued and outstanding BSGA Ordinary Shares present in person physically or by virtual attendance or represented by proxy and entitled to vote and voted at the Extraordinary General Meeting vote “FOR” the Initial Mergers Proposal. Neither a shareholder’s failure to vote during the Extraordinary General Meeting or by proxy nor an abstention will be considered a vote “FOR.”
This Proposal is conditioned on the approval of the Business Combination Proposal and each of the other Condition Precedent Proposals. If any of the other Condition Precedent Proposals is not approved, the Initial Mergers Proposal will have no effect even if approved by BSGA Shareholders.
Recommendation of the BSGA Board
THE BSGA BOARD UNANIMOUSLY RECOMMENDS THAT THE BSGA SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE INITIAL MERGERS PROPOSAL.

THE NASDAQ PROPOSAL
Overview
BSGA is proposing the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a) and (b). Under Nasdaq Listing Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Under Nasdaq Listing Rule 5635(b), shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control.
Pursuant to the Merger Agreement, based on Bitdeer’s and BSGA’s current capitalization, we anticipate that we will issue to the Bitdeer’s shareholders as consideration in the Business Combination, 113,736,205 BTG Ordinary Shares. See the section entitled “The Business Combination Proposal — The Merger Agreement — Merger Consideration.” Because the number of shares we anticipate issuing as consideration in the Business Combination (1) will constitute more than 20% of BSGA’s outstanding shares and more than 20% of outstanding voting power prior to such issuance and (2) will result in a change of control of BSGA, we are required to obtain shareholder approval of such issuance pursuant to Nasdaq Listing Rules 5635(a) and (b).
Effect of Proposal on Current Shareholders
If the Nasdaq Proposal is adopted, BTG would issue BTG Ordinary Shares representing more than 20% of the outstanding ordinary shares in connection with the Business Combination. The issuance of such securities would result in significant dilution to the BSGA Shareholders and would afford such shareholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of BSGA. If the Nasdaq Proposal is adopted, assuming 113,736,205 ordinary shares are issued to the Bitdeer’s shareholders as consideration in the Business Combination, we anticipate that the Bitdeer’s shareholders will hold 96.6% of our outstanding ordinary shares, and the current BSGA Shareholders will hold 3.4% of our outstanding ordinary shares immediately following completion of the Business Combination. This percentage assumes that no ordinary shares are redeemed in connection with the Business Combination, does not take into account any warrants or options to purchase our ordinary shares that will be outstanding following the Business Combination, or any equity awards that may be issued under our proposed Management Incentive Plan following the Business Combination.
If the Nasdaq Proposal is not approved and we consummate the Business Combination on its current terms, BSGA would be in violation of Nasdaq Listing Rule 5635(a), which could result in the delisting of our securities from the Nasdaq Stock Market. If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:
•
a limited availability of market quotations for our securities;

•
reduced liquidity with respect to our securities;

•
a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

•
a limited amount of news and analyst coverage for the post-transaction company; and

•
a decreased ability to issue additional securities or obtain additional financing in the future.

It is a condition to the obligations of BSGA and Bitdeer to close the Business Combination that BTG Class A Ordinary Shares remain listed on the Nasdaq Stock Market. As a result, if the Nasdaq Proposal is not adopted, the Business Combination may not be completed unless this condition is waived.

Resolution to be Voted Upon
The full text of the resolution to be passed is as follows:
“RESOLVED that the issuance of up to 117,846,343 ordinary shares in connection with the Business Combination be approved and adopted in all respects.”
Vote Required for Approval
This Nasdaq Proposal will be approved and adopted only if holders of at least a majority of the issued and outstanding BSGA Ordinary Shares present in person physically or by virtual attendance or represented by proxy and entitled to vote and voted at the Extraordinary General Meeting vote “FOR” the Nasdaq Proposal. Neither a shareholder’s failure to vote during the Extraordinary General Meeting or by proxy nor an abstention will be considered a vote “FOR.” An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.
This proposal is conditioned on the approval of the Business Combination Proposal and each of the other Condition Precedent Proposals. If any of the other Condition Precedent Proposals is not approved, the Nasdaq Proposal will have no effect even if approved by BSGA Shareholders.
Board Recommendation
THE BSGA BOARD UNANIMOUSLY RECOMMENDS THAT BSGA SHAREHOLDERS VOTE “FOR” THE NASDAQ PROPOSAL.

THE GOVERNING DOCUMENTS PROPOSAL
General
If the Business Combination is consummated, the Existing BSGA Articles will effectively be replaced by the Amended BTG Articles given holders of BSGA Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their BSGA Class A Ordinary Shares) hold BTG Class A Ordinary Shares subject to the Amended BTG Articles.
BSGA Shareholders are asked to consider and vote upon and to approve four separate proposals (collectively, the “Governing Documents Proposal”) in connection with the replacement of the Existing BSGA Articles with the Amended BTG Articles. Each of the Business Combination Proposal, the Initial Mergers Proposal and the four separate proposals in the Governing Documents Proposal are cross-conditioned on the approval of each other. If any one of these proposals is not approved by BSGA Shareholders, the Business Combination shall not be consummated.
The Amended BTG Articles differ materially from the Existing BSGA Articles. The following table sets forth a summary of the material changes proposed between the Existing BSGA Articles and the Amended BTG Articles that are included in the Governing Documents Proposal. This summary is qualified by reference to the complete text of the Amended BTG Articles, attached to this proxy statement/prospectus as Annex B. BSGA Shareholders are encouraged to read the Amended BTG Articles in their entirety for a more complete description of their terms. Additionally, we encourage shareholders to carefully consult the information set out under the “Comparison of Corporate Governance and Shareholder Rights” section of this proxy statement/prospectus.
Exiting BSGA Articles	Amended BTG Articles
Authorized Share Capital (Governing Documents Proposal A)
BSGA is authorized to issue a maximum of 111,000,000 shares with no par value divided into three classes of shares as follows: (a) 100,000,000 class A ordinary shares with no par value (the “Class A Ordinary Shares”); (b) 10,000,000 class B ordinary shares with no par value (the “Class B Ordinary Shares” and together with the Class A Ordinary Shares, the “Ordinary Shares”); and (c) 1,000,000 preferred shares (the “Preferred Shares”) with no par value.
The authorized share capital of BTG is US$50,000 divided into 500,000,000,000 shares of a par value of US$0.0000001 each comprising: Class A Ordinary Shares of a par value of US$0.0000001 each, Class V Ordinary Shares of a par value of US$0.0000001 each, and undesignated shares of a par value of US$0.0000001 each.

Voting Power (Governing Documents Proposal B)
Each Ordinary Share in BSGA confers upon the holder the right to one vote at a meeting of the BSGA Shareholders or on any resolution of Resolution of Members (as defined in the Existing BSGA Articles).
Holders of Class A Ordinary Shares and Class V Ordinary Shares shall at all times vote together as one class on all resolutions. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings or class meetings of BTG, and each Class V Ordinary Share shall entitle the holder thereof to ten (10) votes on all matters subject to vote at general meetings or class meetings of BTG.

Number of Directors (Governing Documents Proposal C)
The minimum number of directors shall be one and there shall be no maximum number of directors.	Unless otherwise determined by BTG in general meeting, the number of directors shall be no less than three (3) and no more than twelve (12).

Exiting BSGA Articles	Amended BTG Articles
Other Provisions including Status as a Blank Check Company (Governing Documents Proposal D)
The Existing BSGA Articles contain certain provisions related to BSGA’s status as a blank check company, including those related to the operation of the Trust Account, winding up of BSGA’s operations should BSGA not complete a business combination by a specified date, and other such blank check-specific provisions as are present in the Existing BSGA Articles.	The Amended BTG Articles will not contain provisions related to BSGA’s status as a blank check company, as these will no longer be applicable to BTG upon consummation of the Business Combination.
Resolutions to be Voted Upon
The full text of each of the resolutions to be proposed in respect of the four separate proposals within the Governing Documents Proposal is as follows:
“RESOLVED to approve in all respect the effective change in authorized share capital from (i) the maximum of 111,000,000 shares that BSGA is authorized to issue, with no par value, divided into three classes of shares as follows: (a) 100,000,000 class A ordinary shares with no par value; (b) 10,000,000 class B ordinary shares with no par value; and (c) 1,000,000 preferred shares with no par value, to (ii) the share capital of BTG of US$50,000 divided into 500,000,000,000 shares of a par value of US$0.0000001 each comprising: 499,600,000,000 Class A Ordinary Shares of a par value of US$0.0000001 each, 200,000,000 Class V Ordinary Shares of a par value of US$0.0000001 each, and 200,000,000 undesignated shares of a par value of US$0.0000001 each, which change will be effected given holders of BSGA Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their BSGA Class A Ordinary Shares) hold BTG Class A Ordinary Shares subject to the Amended BTG Articles.
RESOLVED to approve in all respect, the effective change in voting power in respect of the BSGA Class A Ordinary Shares given that, following the consummation of the Business Combination, each BTG Class A Ordinary Share will be entitled to one (1) vote per share compared with each BTG Class V Ordinary Share being entitled to ten (10) votes per share, which change will be effected given holders of BSGA Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their BSGA Class A Ordinary Shares) hold BTG Class A Ordinary Shares.
RESOLVED to approve in all respect the effective change in the requirement of the number of directors from (i) the minimum number of directors shall be one and there shall be no maximum number of directors to (ii) unless otherwise determined by BTG in general meeting, the number of directors shall be no less than three (3) and no more than twelve (12).
RESOLVED to approve in all respect, all other changes in connection with the effective replacement of the Existing BSGA Articles with the Amended BTG Articles effective as of the consummation of the Business Combination, including changing the name from BSGA to BTG, and removing certain provisions relating to BSGA’s status as a blank check company that will no longer be applicable to BTG following consummation of the Business Combination, which changes will be effected given holders of BSGA Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their BSGA Class A Ordinary Shares), hold BTG Class A Ordinary Shares subject to the Amended BTG Articles.”
Vote Required for Approval
The Governing Documents Proposal will be approved and adopted only if holders of at least a majority of the issued and outstanding BSGA Ordinary Shares present in person physically or by virtual attendance or represented by proxy and entitled to vote and voted at the Extraordinary General Meeting vote “FOR” the Governing Documents Proposal. Neither a shareholder’s failure to vote during the Extraordinary General Meeting or by proxy nor an abstention will be considered a vote “FOR.” An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.

This Proposal is conditioned on the approval of the Business Combination Proposal and each of the other Condition Precedent Proposals. If any of the other Condition Precedent Proposals is not approved, the Governance Documents Proposal will have no effect even if approved by BSGA Shareholders.
Recommendation of the BSGA Board
THE BSGA BOARD UNANIMOUSLY RECOMMENDS THAT THE BSGA SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE GOVERNING DOCUMENTS PROPOSAL.

THE GOVERNING DOCUMENTS PROPOSAL A
(AUTHORIZED SHARE CAPITAL)
Overview
Governing Documents Proposal A — to authorize the effective change in authorized share capital from (i) the maximum of 111,000,000 shares that BSGA is authorized to issue, with no par value, divided into three classes of shares as follows: (a) 100,000,000 class A ordinary shares with no par value; (b) 10,000,000 class B ordinary shares with no par value; and (c) 1,000,000 preferred shares with no par value, to (ii) the share capital of BTG of US$50,000 divided into 500,000,000,000 shares of a par value of US$0.0000001 each comprising: 499,600,000,000 Class A Ordinary Shares of a par value of US$0.0000001 each, 200,000,000 Class V Ordinary Shares of a par value of US$0.0000001 each, and 200,000,000 undesignated shares of a par value of US$0.0000001 each, which change will be effected given holders of BSGA Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their BSGA Class A Ordinary Shares) hold BTG Class A Ordinary Shares subject to the Amended BTG Articles.
Assuming the Business Combination Proposal is approved, BSGA Shareholders are also being asked to approve Governing Documents Proposal A, which is, in the judgment of BSGA’s board of directors, necessary to adequately address the needs of BTG after the Business Combination.
If Governing Documents Proposal A is approved, the share capital will be effectively changed as set forth above.
This summary is qualified by reference to the complete text of the Amended BTG Articles, copies of which are attached to this proxy statement/prospectus as Annex B. All BSGA Shareholders are encouraged to read the Amended BTG Articles in their entirety for a more complete description of their terms.
Reasons for the Change
The purpose of this proposal is to provide for an authorized capital structure of BTG that will enable it to have available for issuance a number of authorized shares of ordinary shares and preference shares sufficient to support its growth and to provide flexibility for future corporate needs.
Votes Required for Approval
The Governing Documents Proposal A will be approved and adopted only if holders of at least a majority of the issued and outstanding BSGA Ordinary Shares present in person physically or by virtual attendance or represented by proxy and entitled to vote and voted at the Extraordinary General Meeting vote “FOR” the Governing Documents Proposal A. Neither a shareholder’s failure to vote during the Extraordinary General Meeting or by proxy nor an abstention will be considered a vote “FOR.”
This Proposal is conditioned on the approval of the Business Combination Proposal and each of the other Condition Precedent Proposals. If any of the other Condition Precedent Proposals is not approved, the Governance Documents Proposal A will have no effect even if approved by BSGA Shareholders.
Recommendation of the BSGA Board
THE BSGA BOARD UNANIMOUSLY RECOMMENDS THAT THE BSGA SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE GOVERNING DOCUMENTS PROPOSAL A.

THE GOVERNING DOCUMENTS PROPOSAL B
(VOTING POWER)
Overview
Governing Documents Proposal B — to authorize the effective change in voting power in respect of the BSGA Class A Ordinary Shares given that, following the consummation of the Business Combination each BTG Class A Ordinary Share will be entitled to one (1) vote per share compared with each BTG Class V Ordinary Share being entitled to ten (10) votes per share, which change will be effected given holders of BSGA Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their BSGA Class A Ordinary Shares) hold BTG Class A Ordinary Shares.
Assuming the Business Combination Proposal is approved, BSGA Shareholders are also being asked to approve Governing Documents Proposal B, which is, in the judgment of BSGA’s board of directors, necessary to adequately address the needs of BTG after the Business Combination.
If Governing Documents Proposal B is approved, holders of shares of BTG Class V Ordinary Shares will have ten (10) votes per share on each matter properly submitted to the shareholders entitled to vote whereas holders of shares of BTG Class A Ordinary Shares will be entitled to one (1) vote per share.
This summary is qualified by reference to the complete text of the Amended BTG Articles, copies of which are attached to this proxy statement/prospectus as Annex B. All BSGA stockholders are encouraged to read the Amended BTG Articles in their entirety for a more complete description of their terms.
Reasons for the Change
The purpose of this proposal is to ensure that the voting control that Bitdeer founder, Mr. Jihan Wu, currently exercises with respect to Bitdeer continues with respect to BTG. Giving Mr. Jihan Wu this level of voting control will allow him to execute BTG’s long-term strategy following the Business Combination.
Votes Required for Approval
The Governing Documents Proposal B will be approved and adopted only if holders of at least a majority of the issued and outstanding BSGA Ordinary Shares present in person physically or by virtual attendance or represented by proxy and entitled to vote and voted at the Extraordinary General Meeting vote “FOR” the Governing Documents Proposal B. Neither a shareholder’s failure to vote during the Extraordinary General Meeting or by proxy nor an abstention will be considered a vote “FOR.”
This Proposal is conditioned on the approval of the Business Combination Proposal and each of the other Condition Precedent Proposals. If any of the other Condition Precedent Proposals is not approved, the Governance Documents Proposal B will have no effect even if approved by BSGA Shareholders.
Recommendation of the BSGA Board
THE BSGA BOARD UNANIMOUSLY RECOMMENDS THAT THE BSGA SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE GOVERNING DOCUMENTS PROPOSAL B.

THE GOVERNING DOCUMENTS PROPOSAL C
(NUMBER OF DIRECTORS)
Overview
Governing Documents Proposal C — to authorize the effective change in the requirement of the number of directors from (i) the minimum number of directors shall be one and there shall be no maximum number of directors to (ii) unless otherwise determined by BTG in general meeting, the number of directors shall be no less than three (3) and no more than twelve (12).
Assuming the Business Combination Proposal is approved, BSGA Shareholders are also being asked to approve Governing Documents Proposal C, which is, in the judgment of BSGA’s board of directors, necessary to adequately address the needs of BTG after the Business Combination.
If Governing Documents Proposal C is approved, the voting requirements around increasing the number of directors will be effectively changed as set forth above.
This summary is qualified by reference to the complete text of the Amended BTG Articles, copies of which are attached to this proxy statement/prospectus as Annex B. All BSGA Shareholders are encouraged to read the Amended BTG Articles in their entirety for a more complete description of their terms.
Reasons for the Change
The proposal is to ensure that BTG’s board of directors after the consummation of the Business Combination will be suitable for its operations and its status as a publicly traded company in the United States.
Votes Required for Approval
The Governing Documents Proposal C will be approved and adopted only if holders of at least a majority of the issued and outstanding BSGA Ordinary Shares present in person physically or by virtual attendance or represented by proxy and entitled to vote and voted at the Extraordinary General Meeting vote “FOR” the Governing Documents Proposal C. Neither a shareholder’s failure to vote during the Extraordinary General Meeting or by proxy nor an abstention will be considered a vote “FOR.”
This Proposal is conditioned on the approval of the Business Combination Proposal and each of the other Condition Precedent Proposals. If any of the other Condition Precedent Proposals is not approved, the Governance Documents Proposal C will have no effect even if approved by BSGA Shareholders.
Recommendation of the BSGA Board
THE BSGA BOARD UNANIMOUSLY RECOMMENDS THAT THE BSGA SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE GOVERNING DOCUMENTS PROPOSAL C.

THE GOVERNING DOCUMENTS PROPOSAL D
(OTHER PROVISIONS INCLUDING STATUS AS A BLANK CHECK COMPANY)
Overview
Governing Documents Proposal D — to authorize all other changes in connection with the effective replacement of the Existing BSGA Articles with the Amended BTG Articles effective as of the consummation of the Business Combination, including changing the name from BSGA to BTG, and removing certain provisions relating to BSGA’s status as a blank check company that will no longer be applicable to BTG following consummation of the Business Combination, which changes will be effected given holders of BSGA Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their BSGA Class A Ordinary Shares), hold BTG Class A Ordinary Shares subject to the Amended BTG Articles.
Assuming the Business Combination Proposal is approved, BSGA Shareholders are also being asked to approve Governing Documents Proposal D, which is, in the judgment of BSGA’s board of directors, necessary to adequately address the needs of BTG after the Business Combination.
The Amended BTG Articles will not contain provisions related to a blank check company (including those related to the operation of the trust account, winding up of BSGA’s operations should BSGA not complete a business combination by a specified date, and other such blank check-specific provisions as are present in the Existing BSGA Articles) because following the consummation of the Business Combination, BTG will not be a blank check company.
Approval of each of the four separate proposals constituting the Governing Documents Proposal, assuming approval of the Business Combination Proposal, will result, upon the closing of the Business Combination, in the wholesale replacement of the Existing BSGA Articles with the Amended BTG Articles. While certain material changes between the Existing BSGA Articles and the Amended BTG Articles have been unbundled into distinct Governing Documents Proposals or otherwise identified in this Governing Documents Proposal D, there are other differences between the Existing BSGA Articles and Amended BTG Articles that will be approved (subject to the approval of the aforementioned related proposals and consummation of the Business Combination) if BSGA Shareholders approve this Governing Documents Proposal D. Accordingly, we encourage BSGA Shareholders to carefully review the terms of the Amended BTG Articles, attached hereto as Annex B, as well as the information provided in the “Comparison of Corporate Governance and Shareholder Rights” section of this proxy statement/prospectus.
This summary is qualified by reference to the complete text of the Amended BTG Articles, copies of which are attached to this proxy statement/prospectus as Annex B. All BSGA Shareholders are encouraged to read the Amended BTG Articles in their entirety for a more complete description of their terms.
Reasons for the Change
The BTG board of directors believes that changing the post-business combination corporate name from “Blue Safari Group Acquisition Corp.” to “Bitdeer Technologies Group” is desirable to reflect the Business Combination with Bitdeer and to clearly identify BTG as the publicly traded entity.
The elimination of certain provisions related to BSGA’s status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination. For example, the Amended BTG Articles do not include the requirement to dissolve BTG upon failure to consummate a business combination in accordance with its terms, and allow BTG to continue as a corporate entity following the Business Combination. In addition, certain other provisions in BSGA’s current certificate require that proceeds from BSGA’s initial public offering be held in the trust account until a business combination or liquidation of BSGA has occurred. These provisions cease to apply once the Business Combination is consummated and are therefore not included in the Amended BTG Articles.
Votes Required for Approval
The Governing Documents Proposal D will be approved and adopted only if holders of at least a majority of the issued and outstanding BSGA Ordinary Shares present in person physically or by virtual attendance or represented by proxy and entitled to vote and voted at the Extraordinary General Meeting vote “FOR” the Governing Documents Proposal D. Neither a shareholder’s failure to vote during the Extraordinary General Meeting or by proxy nor an abstention will be considered a vote “FOR.”
This Proposal is conditioned on the approval of the Business Combination Proposal and each of the other Condition Precedent Proposals. If any of the other Condition Precedent Proposals is not approved, the Governance Documents Proposal D will have no effect even if approved by BSGA Shareholders.
Recommendation of the BSGA Board
THE BSGA BOARD UNANIMOUSLY RECOMMENDS THAT THE BSGA SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE GOVERNING DOCUMENTS PROPOSAL D.

THE BTG INCENTIVE PLAN PROPOSAL
General
The holders of BSGA Ordinary Shares are being asked to approve the BTG Incentive Plan. The BSGA Board intends to adopt the BTG Incentive Plan, subject to approval from the holders of BSGA Ordinary Shares. If approved, the BTG Incentive Plan will become effective upon the Closing and will be used by BTG following the Closing.
The BSGA Board believes that BTG must offer a competitive equity incentive program if it is to successfully attract and retain the best possible candidates for positions of substantial responsibility within BTG. The BSGA Board expects that the BTG Incentive Plan will be an important factor in attracting, retaining and rewarding high caliber employees who are essential to BTG’s success and in providing incentive to these individuals to promote the success of BTG.
Summary of the BTG Incentive Plan
The following summary is not a complete statement of the BTG Incentive Plan and is qualified in its entirety by reference to the complete text of the BTG Incentive Plan, a copy of which is attached hereto as Annex C to this proxy statement/prospectus.
Shares Available for Awards
Subject to adjustment for specified changes in BTG’s capitalization as set forth in the BTG Incentive Plan, the maximum aggregate number of shares of common share that may be issued under the BTG Incentive Plan will be equal to the product of (i) 2,548,933,157, multiplied by (ii) the Exchange Ratio (as defined in the Merger Agreement).
The following shares of common shares will become available again for the grant of a share award under the BTG Incentive Plan: (i) any share issued pursuant to a share award that terminates, expires, or lapses for any reason; (ii) any share delivered by the participant or withheld by BTG upon the exercise of any award under the BTG Inventive Plan, in payment of the exercise price thereof or tax withholding thereon; and (iii) any share issued pursuant to a share award that is forfeited by the participant or repurchased by BTG.
Administration
The BTG Incentive Plan will be administered by a Committee of one or more members of the Board to whom the Board shall delegate the authority to grant or amend awards to participants other than any of the Committee members. Subject to the terms of the BTG Incentive Plan, the Committee has full and final power and authority to make all decisions and determinations that may be required pursuant to the BTG Incentive Plan or as the Committee deems necessary or advisable to administer the BTG Incentive Plan, including: determine participants to receive awards; the type and number of awards to be granted; the terms and conditions of any award granted pursuant to the BTG Incentive Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an award; prescribe the form of each notice of grant; and correct any defect, supply any omission and reconcile any inconsistency in the BTG Incentive Plan. The Committee also has the authority to reduce the exercise price per share underlying an option, and establish, adopt, waive, or revise any rules and regulations as it may deem necessary or advisable to administer the BTG Incentive Plan.
Types of Awards
The terms of the BTG Incentive Plan provide for the grant of share options, restricted share units, and restricted shares.
Options.   The Committee will be authorized to grant options to purchase shares of common share that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive share options (“ISOs”), or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the BTG Incentive Plan will be subject to terms, including the exercise price and the conditions and timing of exercise, determined by the Committee and specified in the applicable award agreement. In general, the exercise price per share of common share for each non-qualified share option (“NSO”) granted under the BTG Incentive Plan will be a fixed or variable price related to the fair market value. The exercise price per share of common share for each ISO granted under the BTG Incentive Plan will be equal to the fair market value (or 110% of the fair market value, in the case of ISOs granted to a more than 10% shareholder) of the share at the time of grant. The maximum term of an option granted under the Incentive Plan will be ten years from the date of grant. Payment in respect of the exercise of an option may be made in cash or by check, or the Committee may, in its discretion and to the extent permitted by law, allow the payment to be made through a broker-assisted cashless exercise mechanism, a share tender exercise, or by any other method that the Committee determines to be appropriate.
Restricted Share Awards.   The Committee will be authorized to award restricted shares under the BTG Incentive Plan. Each award of restricted share will be subject to the terms and conditions established by the Committee, including any dividend or voting rights. Restricted share awards are shares of common share that generally are non-transferable and subject to other restrictions determined by the Committee for a specified period. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted share is forfeited.
Restricted Share Units.   The Committee will be authorized to award restricted share unit awards under the BTG Incentive Plan. The Committee will determine the terms of the restricted share units, including any dividend rights (and any performance goals and/or criteria upon whose attainment the restricted period shall lapse in part or full). Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited.
Plan Amendment or Termination.
With the approval of the Board, at any time and from time to time, the Committee has the authority to terminate, amend, modify, alter, suspend, or discontinue the BTG Incentive Plan or any portion thereof.
Eligibility
Persons eligible to participate in the BTG Incentive Plan include persons recognized by the Committee, e.g., directors, employees and consultants, as determined by the Committee.
Terms and Conditions of Awards
All Awards
Generally, the Committee will determine the terms of all awards under the BTG Incentive Plan, including the vesting and acceleration of vesting of awards, provisions for the withholding of taxes, and payment of amounts in lieu of cash dividends or other cash distributions with respect to BTG’s common share subject to awards.
Awards Requiring Exercise
Incentive share options and, except as provided in the award agreement, nonqualified share options, may not be transferred other than by will or the laws of descent and distribution, and during an employee’s lifetime may be exercised only by the employee or the employee’s guardian or legal representative. Upon the cessation of a participant’s employment with BTG, an award requiring exercise will cease to be exercisable and will terminate and all other unvested awards will be forfeited, except that:
•
All share options held by the participant which were exercisable immediately prior to the participant’s termination of service with BTG other than for Cause (as defined in the BTG Incentive Plan) will, except as otherwise set forth in the option award agreement, remain exercisable until the tenth anniversary of the grant date to the extent that such options were vested and exercisable on the date of the participant’s termination of employment or service;

•
All share options held by the participant which were exercisable immediately prior to the participant’s termination of service with BTG due to death or disability will remain exercisable until the tenth anniversary of the grant date to the extent that such options were vested and exercisable on the date of the participant’s termination of employment on account of death or disability

The exercise price of each award requiring exercise will be determined by the Committee and set forth in the Notice of Grant which may be a fixed or variable price related to the Fair Market Value of the Shares; provided that the exercise price of incentive share options shall be equal to the Fair Market Value on the date of grant; and incentive share options granted to participants who own share of BTG possessing more than 10% of the total combined voting power of all classes of share of BTG or any parent corporation, subsidiary corporation or affiliate of BTG (a “Ten Percent Holder”) must have an exercise price per share not less than 110% of the fair market value of a share of common share on the effective date the incentive share option is granted. Fair market value will be determined by the Committee consistent with the applicable requirements of Section 409A of the Code.
Awards requiring exercise will have a maximum term not to exceed ten years from the date of grant.
Effect of a Change in Capital Structure
In the event of a change in capital structure, the Committee may make such proportionate and equitable adjustments as it may deem appropriate to reflect such change with respect to (a) the aggregate number and type of shares that may be issued under the BTG Incentive Plan; (b) the terms and conditions of any issued and outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any issued and outstanding awards under the BTG Incentive Plan.
Number of Awards Granted to Employees, Consultants and Directors
As of the date hereof, no awards have been granted under the BTG Incentive Plan.
Resolutions to be Voted Upon
The full text of the resolutions to be proposed is as follows:
“RESOLVED that the BTG Incentive Plan is hereby authorized and approved, to be effective immediately upon the consummation of the Business Combination.”
Votes Required for Approval
The BTG Incentive Plan Proposal will be approved and adopted only if holders of at least a majority of the issued and outstanding BSGA Ordinary Shares present in person physically or by virtual attendance or represented by proxy and entitled to vote and voted at the Extraordinary General Meeting vote “FOR” the BTG Incentive Plan Proposal. Neither a shareholder’s failure to vote during the Extraordinary General Meeting or by proxy nor an abstention will be considered a vote “FOR.”
This Proposal is conditioned on the approval of the Business Combination Proposal and each of the other Condition Precedent Proposals. If any of the other Condition Precedent Proposals is not approved, the BTG Incentive Plan Proposal will have no effect even if approved by BSGA Shareholders.
Recommendation of the BSGA Board
THE BSGA BOARD UNANIMOUSLY RECOMMENDS THAT THE BSGA SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BTG INCENTIVE PLAN PROPOSAL.

THE ADJOURNMENT PROPOSAL
The Adjournment Proposal, if adopted, will approve the chairman’s adjournment of the Extraordinary General Meeting to a later date to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our shareholders in the event, based on the tabulated votes, there are not sufficient votes received at the time of the Extraordinary General Meeting to approve the other Proposals.
Consequences if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is not approved by our shareholders, the chairman will not adjourn the Extraordinary General Meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes received at the time of the Extraordinary General Meeting to approve the Condition Precedent Proposals.
Resolutions to be Voted Upon
The full text of the resolutions to be proposed is as follows:
“RESOLVED, that there are insufficient proxies received at the time of the Meeting to authorize, approve the other Proposals at the Meeting, the chairman of the Meeting be instructed to adjourn the Meeting in order to allow BSGA to solicit additional proxies in favor of the approval of the other Proposals.”
Vote Required for Approval
This Adjournment Proposal will be approved and adopted only if holders of at least a majority of the issued and outstanding BSGA Ordinary Shares present in person physically or by virtual attendance or represented by proxy and entitled to vote and voted at the Extraordinary General Meeting vote “FOR” the Adjournment Proposal. Neither a shareholder’s failure to vote during the Extraordinary General Meeting or by proxy nor an abstention will be considered a vote “FOR.” An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.
Board Recommendation
THE BSGA BOARD RECOMMENDS A VOTE “FOR” ADOPTION OF THE ADJOURNMENT PROPOSAL.

MATERIAL TAX CONSIDERATIONS
Material U.S. Federal Income Tax Considerations
The following are material U.S. federal income tax consequences of (i) the Business Combination generally applicable to U.S. Holders (defined below) of BSGA Class A Ordinary Shares and BSGA Rights (together, “BSGA Securities”) or Bitdeer Shares, (ii) the subsequent ownership and disposition of BTG Class A Ordinary Shares received by such holders in the Business Combination and (iii) the exercise of redemption rights by U.S. Holders of BSGA Class A Ordinary Shares.
This summary is limited to U.S. federal income tax considerations relevant to U.S. Holders that hold BSGA Securities or Bitdeer Shares and, after the completion of the Business Combination, will hold BTG Class A Ordinary Shares, as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their individual circumstances or status, including:
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our Sponsor or any member thereof;

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banks or financial institutions;

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dealers or electing traders in securities that are subject to mark-to-market tax accounting rules;

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tax-exempt entities (including private foundations);

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insurance companies;

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regulated investment companies;

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real estate investment trusts;

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pension plans;

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cooperatives;

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government organizations;

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partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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certain expatriates or former long-term residents of the United States;

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persons that acquired BSGA Securities or Bitdeer Shares as compensation;

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persons that actually or constructively own five percent or more of the shares of BSGA, Bitdeer, or, following the Business Combination, BTG, by vote or value;

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persons that hold BSGA Securities or Bitdeer Shares, or will hold BTG Class A Ordinary Shares, in connection with a trade or business, permanent establishment, or fixed place of business conducted outside the United States;

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persons that hold BSGA Securities or Bitdeer Shares, or will hold BTG Class A Ordinary Shares, as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

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U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

If a partnership (or any entity so characterized for U.S. federal income tax purposes) holds Bitdeer Shares, BSGA Securities or BTG Class A Ordinary Shares, the tax treatment of such partnership and its partners will generally depend on the status of the partners and the activities of the partnership. Partnerships holding any Bitdeer Shares, BSGA Securities or BTG Class A Ordinary Shares and their partners should consult their tax advisers as to the particular U.S. federal income tax consequences of the Business Combination, ownership and disposition of BTG Class A Ordinary Shares, or the exercise of redemption rights with respect to the BSGA Class A Ordinary Shares.
This discussion is based on the Code, proposed, temporary and final Treasury regulations promulgated under the Code, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. This discussion does not address alternative minimum or Medicare contribution tax considerations, the special tax accounting rules under Section 451(b) of the Code or U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes), nor does it address any aspects of U.S. state, local or non-U.S. taxation.
We have not and do not intend to seek any ruling from the U.S. Internal Revenue Service (the “IRS”) regarding any aspect of the Business Combination or the exercise of redemption rights. There can be no assurance that the IRS will not take positions that are inconsistent with those discussed below or that any such positions would not be sustained by a court.
As used herein, the term “U.S. Holder” means a person that for U.S. federal income tax purposes is a beneficial owner of BSGA Securities, Bitdeer Shares, or BTG Class A Ordinary Shares received pursuant to the Business Combination and is:
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a citizen or individual resident of the United States;

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a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

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an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION. HOLDERS OF BSGA SECURITIES OR BITDEER SHARES SHOULD CONSULT THEIR TAX ADVISERS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION AND OF THE OWNERSHIP AND DISPOSITION OF BTG CLASS A ORDINARY SHARES AFTER THE BUSINESS COMBINATION, OR THE REDEMPTION OF THEIR BSGA CLASS A ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX LAWS.
Consequences of the Business Combination to U.S. Holders of BSGA Securities
Subject to the qualifications, assumptions and limitations set forth in this section entitled “—Consequences of the Business Combination to U.S. Holders of BSGA Securities,” in the opinion of Davis Polk & Wardwell LLP, the following are the material U.S. federal income tax consequences of the Business Combination to U.S. Holders of BSGA Securities. As used in this section entitled “—Consequences of the Business Combination to U.S. Holders of BSGA Securities,” the term “U.S. Holder” means a U.S. Holder of BSGA Securities.
Separation of a BSGA Unit
No statutory, administrative or judicial authority directly addresses the treatment of an instrument such as a Unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The separation of the BSGA Class A Ordinary Share and BSGA Right comprising a BSGA Unit should not be a taxable event for U.S. federal income tax purposes. However, because there are no authorities that directly address instruments that are similar to the BSGA Units, no assurance can be given that the IRS or a court will agree with the characterization described above.
Conversion of a BSGA Right into BSGA Class A Ordinary Shares
No statutory, administrative or judicial authority directly addresses the treatment of instruments similar to the BSGA Rights for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. While we believe that a U.S. Holder of BSGA Rights should not be required to recognize gain or loss upon the receipt of BSGA Class A Ordinary Shares pursuant to the conversion of the BSGA Rights, no assurance can be given that the IRS or a court will agree with this treatment. If this treatment is respected, the tax basis of BSGA Class A Ordinary Shares acquired by a U.S. Holder pursuant to the terms of the BSGA Rights should be equal to the U.S. Holder’s tax basis in the relevant ten BSGA Rights with respect to which the share was issued. The holding period of such BSGA Class A Ordinary Shares should begin on the day after the conversion of the BSGA Rights into such BSGA Class A Ordinary Shares. U.S. Holders of BSGA Rights that do not receive BSGA Class A Ordinary Shares with respect thereto (because they hold fewer than ten BSGA Rights) should consult their tax advisers regarding their ability to claim a loss with respect to such non-converted BSGA Rights.
Unless the context indicates otherwise, the term “BSGA Class A Ordinary Shares,” as used in the remainder of this discussion, includes any BSGA Class A Ordinary Shares a U.S. Holder receives upon the conversion of such holder’s BSGA Rights in connection with the consummation of the Business Combination.
Qualification of the Initial Mergers as a Reorganization
The Initial Mergers should be treated as a “reorganization” described in Section 368(a)(1)(F) of the Code (an “F Reorganization”). However, there is no assurance that the IRS or any court will agree with this position. U.S. Holders should be aware that the completion of the Business Combination is not conditioned on the receipt of an opinion of counsel that the Initial Mergers (or any other aspect of the Business Combination) qualify as tax-free transactions. Neither BSGA nor BTG has requested or will request a ruling from the IRS with respect to any aspect of the U.S. federal income tax treatment of the Business Combination.
Assuming that the Initial Mergers qualify as an F Reorganization:
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a U.S. Holder that exchanges its BSGA Class A Ordinary Shares pursuant to the Initial Mergers generally will not recognize gain or loss on the exchange of such BSGA Class A Ordinary Shares for BTG Class A Ordinary Shares,

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the adjusted tax basis of a U.S. Holder in BTG Class A Ordinary Shares received as a result of the Initial Mergers will equal the adjusted tax basis of the BSGA Class A Ordinary Shares surrendered in exchange therefor, and

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a U.S. Holder’s holding period in BTG Class A Ordinary Shares received in the exchange will include the holding period in the BSGA Class A Ordinary Shares surrendered in exchange therefor.

The exchange of BSGA Rights for BSGA Class A Ordinary Shares, which in turn are exchanged for BTG Class A Ordinary Shares, should also be a tax-free transaction to U.S. Holders of BSGA Rights, but it is possible that the IRS could take the position that such transactions are taxable to holders of BSGA Rights, even if the Initial Mergers qualify as an F Reorganization with respect to U.S. Holders of BSGA Class A Ordinary Shares.
If the Initial Mergers do not qualify as an F Reorganization, the tax consequences of the Initial Mergers will depend on whether the Initial Mergers or any component thereof would qualify for tax-free treatment under other provisions of the Code, and may be affected by BSGA’s PFIC status and whether BTG is also a PFIC. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of the Initial Mergers if they do not qualify as an F Reorganization or otherwise as tax-free transactions (including the requirement to recognize gain in that event). In addition, U.S. Holders should consult their tax advisers regarding whether the PFIC rules could apply to the transfer of their BSGA Class A Ordinary Shares pursuant to the Initial Mergers if they do not qualify as an F Reorganization (regardless of whether the Initial Mergers otherwise qualify for tax-free treatment).
Because the Initial Mergers will occur prior to the redemption of U.S. Holders that exercise redemption rights, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of the Initial Mergers described above, and the PFIC rules described below will apply to any income or gain or recognized with respect to the redemption. All U.S. Holders considering exercising redemption rights are urged to consult their tax advisors with respect to the potential tax consequences to them of the Initial Mergers and an exercise of redemption rights.
The remainder of this disclosure assumes the Initial Mergers qualify as an F Reorganization.
Effect of the Acquisition Merger
The implementation of the subsequent Acquisition Merger should not have an adverse effect on the U.S. federal income tax treatment of the exchange of BSGA Securities by U.S. Holders and accordingly, the Business Combination as a whole should be a nontaxable transaction to them for U.S. federal income tax purposes.

Consequences of the Business Combination to U.S. Holders of Bitdeer Shares
Subject to the qualifications, assumptions and limitations set forth in this section entitled “—Consequences of the Business Combination to U.S. Holders of Bitdeer Shares,” the following are the material U.S. federal income tax consequences of the Business Combination to U.S. Holders of Bitdeer Shares. As used in this section entitled “—Consequences of the Business Combination to U.S. Holders of Bitdeer Shares,” the term “U.S. Holder” means a U.S. Holder of Bitdeer Shares.
Qualification of the Acquisition Merger as a Reorganization
The Acquisition Merger is intended to qualify as a “reorganization” described in Section 368(a) of the Code (a “Reorganization”). In connection with the effectiveness of this registration statement of which this proxy statement/prospectus is a part, Cooley LLP, counsel to Bitdeer, will issue an opinion to Bitdeer that the Acquisition Merger should qualify as a Reorganization (the “Cooley opinion”). The Cooley opinion is prospective, dependent on future events, and based on customary assumptions and representations from Bitdeer, BSGA, and BTG, as well as certain covenants and undertakings by Bitdeer, BSGA, BTG, and their respective affiliates (together, the “tax opinion representations and assumptions”). If any of the tax opinion representations and assumptions are incorrect, incomplete, or inaccurate, or are violated, the validity of the Cooley opinion may be affected, and the tax consequences of the Acquisition Merger could differ from those described herein. An opinion of counsel represents counsel’s best legal judgment, but it is not binding on the IRS or any court and there is no assurance that the IRS will not challenge the Acquisition Merger’s qualification as a Reorganization or that a court will not sustain such a challenge. U.S. Holders should be aware that the completion of the Business Combination is not conditioned on the receipt of an opinion of counsel that the Acquisition Merger (or any other aspect of the Business Combination) qualifies as a tax-free transaction. Further, Bitdeer has not requested, and will not request, a ruling from the IRS with respect to any aspect of the U.S. federal income tax treatment of the Business Combination.
Assuming that the Acquisition Merger qualifies as a Reorganization:
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a U.S. Holder that exchanges its Bitdeer Shares pursuant to the Business Combination generally will not recognize gain or loss on the exchange of such Bitdeer Shares for BTG Class A Ordinary Shares,

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the adjusted tax basis of a U.S. Holder in BTG Class A Ordinary Shares received as a result of the Business Combination generally will equal the adjusted tax basis of the Bitdeer Shares surrendered in exchange therefor, and

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a U.S. Holder’s holding period in BTG Class A Ordinary Shares received in the exchange generally will include the holding period in the Bitdeer Shares surrendered in exchange therefor.

If the Acquisition Merger does not qualify as a Reorganization or any other tax-free transaction under the Code, a U.S. Holder generally will recognize gain or loss equal to the difference, if any, between the fair market value of the amount realized in the Acquisition Merger and the U.S. Holder’s adjusted tax basis in the Bitdeer Shares exchanged therefor. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period in the Bitdeer Shares exceeds one year at the time of the Acquisition Merger. Long-term capital gain of non-corporate U.S. Holders currently are eligible for preferential tax rates, while the deductibility of capital losses is subject to limitations. The U.S. Holder’s adjusted tax basis in the BTG Class A Ordinary Shares received in the Acquisition Merger generally will be equal to their fair market value at the time of the Acquisition Merger, and the U.S. Holder’s holding period in the BTG Class A Ordinary Shares received in the Acquisition Merger generally will commence on the day following the Acquisition Merger. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of the Acquisition Merger if it does not qualify as a Reorganization or any other tax-free transaction under the Code (including the requirement to recognize gain in that event). In addition, U.S. Holders should consult their tax advisers regarding whether the PFIC rules could apply to the transfer of their Bitdeer Shares pursuant to the Acquisition Merger if it does not qualify as a Reorganization (regardless of whether the Acquisition Merger otherwise qualifies for tax-free treatment).
Consequences of Ownership and Disposition of BTG Class A Ordinary Shares
Taxation of Distributions
The following discussion is subject to the discussion below under “ — Passive Foreign Investment Company Rules.”

A U.S. Holder generally will be required to include in gross income as dividend income the amount of any distribution paid on BTG Class A Ordinary Shares to the extent the distribution is paid out of BTG’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles) on the day actually or constructively received by the U.S. Holder. Because BTG may not maintain calculations of earnings and profits under U.S. federal income tax principles, it is expected that the full amount of distributions (if any) paid by BTG will be reported as dividends for U.S. federal income tax purposes.
Dividends received on BTG Class A Ordinary Shares will not be eligible for the dividends received deduction generally allowed to corporations. Dividends received by certain other non-corporate U.S. Holders of BTG Class A Ordinary Shares may be subject to tax at the lower capital gain tax rate currently applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that BTG is not a PFIC for the taxable year in which the dividend is paid or the preceding year and certain holding period and other requirements are met. It is unclear whether the redemption rights with respect to the BSGA Class A Ordinary Shares may prevent the holding period from commencing prior to the termination of such rights. U.S. Holders should consult their tax advisers regarding the availability of such lower rate on dividends generally and in their particular circumstances.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of BTG Class A Ordinary Shares
The following discussion is subject to the discussion below under “ — Passive Foreign Investment Company Rules.”
A U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of BTG Class A Ordinary Shares in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such BTG Class A Ordinary Shares, each determined in U.S. dollars. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such BTG Class A Ordinary Shares exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. The deduction of capital losses is subject to certain limitations.
Consequences of a Redemption of BSGA Class A Ordinary Shares
The following discussion is subject to the discussion below under “ — Passive Foreign Investment Company Rules.”
In the event that a U.S. Holder’s BSGA Class A Ordinary Shares are redeemed pursuant to the redemption provisions described in this proxy statement/prospectus under “Extraordinary General Meeting of BSGA Shareholders — Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will generally depend on whether the redemption qualifies as a sale of the BSGA Class A Ordinary Shares under Section 302 of the Code (in which case such redemption would be treated as described above under the heading “ — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of BTG Class A Ordinary Shares”) or rather as a distribution, in which case such redemption would be treated as described in “ — Taxation of Distributions” (except that the preferential rate for qualified dividend income will not apply).
Generally, whether a redemption qualifies for sale treatment will depend largely on the total number of BSGA Class A Ordinary Shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder described in the following paragraph) relative to all BSGA Class A Ordinary Shares outstanding both before and after such redemption (and treating BTG Class A Ordinary Shares as BSGA Class A Ordinary Shares for this purpose). The redemption of BSGA Class A Ordinary Shares generally will be treated as a sale of the BSGA Class A Ordinary Shares (rather than as a corporate distribution) if such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.
In determining whether any of the tests are satisfied, a U.S. Holder generally takes into account not only BSGA Class A Ordinary Shares actually owned by the U.S. Holder, but also any BSGA Class A Ordinary Shares that are constructively owned by such U.S. Holder. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares (including the BSGA Class A Ordinary Shares and the BTG Class A Ordinary Shares received in exchange therefor) actually and constructively owned by the U.S. Holder immediately following the redemption of BSGA Class A Ordinary Shares must, among other requirements, be less than 80% of the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption. Before the Business Combination, the BSGA Class A Ordinary Shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all BSGA Class A Ordinary Shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all BSGA Class A Ordinary Shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of ours. The redemption of the BSGA Class A Ordinary Shares will not be essentially equivalent to a dividend with respect to a U.S. Holder if it results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in BSGA. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”
If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and taxed in the manner described above under “ — Taxation of Distributions” (except that the preferential rate for qualified dividend income will not apply). After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed BSGA Class A Ordinary Shares will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in other shares constructively owned by such U.S. Holder.
Any income or gain recognized with respect to the redemption of BSGA Class A Ordinary Shares will be subject to the PFIC rules described below.
U.S. HOLDERS OF BSGA CLASS A ORDINARY SHARES CONTEMPLATING THE EXERCISE OF THEIR REDEMPTION RIGHTS SHOULD CONSULT THEIR TAX ADVISERS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES THEREOF.
Passive Foreign Investment Company Rules
The treatment of U.S. Holders of BSGA Class A Ordinary Shares and BTG Class A Ordinary Shares could be (and generally will be, in the case of U.S. Holders of BSGA Class A Ordinary Shares) materially different from that described above due to the application of the PFIC rules.
In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the value of its assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. Passive income generally includes dividends, interest, royalties, rents, investment gains, net gains from the sales of property that does not give rise to any income and net gains from the sale of commodities (subject to certain exceptions, such as an exception for certain income derived in the active conduct of a trade or business). Cash and cash equivalents are, and cryptocurrency balances are likely, passive assets. The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. For purposes of the PFIC rules, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the stock of another corporation is treated as if it held its proportionate share of the assets of the other corporation, and received directly its proportionate share of the income of the other corporation.
Pursuant to the start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC, (2) it is established to the satisfaction of the IRS that the corporation will not be a PFIC for either of the first two taxable years following the start-up year, and (3) the corporation is not in fact a PFIC for either of those years (the “start-up exception”). BSGA believes that it did not qualify for the start-up exception for its taxable year ended December 31, 2021. Therefore, because BSGA is a blank-check company with no current active business, based on the composition of BSGA’s income and assets, BSGA believes that it was a PFIC for its taxable years ended December 31, 2021 and December 31, 2022.
Furthermore, the PFIC status of BSGA may affect the PFIC status of BTG for BTG’s taxable year ending December 31, 2023 because BTG should be treated as the same corporation as BSGA for purposes of the PFIC rules. Depending on the closing date of the Business Combination and the composition of BTG’s income and assets and the estimated value of BTG’s assets, including goodwill, BTG may be a PFIC for its taxable year ending December 31, 2023. BTG’s PFIC status for any taxable year is a factual annual determination that can be made only after the end of that year and will depend on the composition of BTG’s income and assets and the value of its assets from time to time (including the value of its goodwill, which may be determined in large part by reference to the market price of the BTG Class A Ordinary Shares from time to time, which could be volatile) and, for the taxable year in which the Business Combination occurs, the income and assets, and the value of the assets, of its predecessor BSGA. In addition, the risk of BTG being a PFIC for any taxable year will increase if its market capitalization declines substantially during that year. Furthermore, whether and to which extent BTG’s income and assets, including goodwill, will be characterized as active or passive will depend on various factors that are subject to uncertainty, including BTG’s future business plan and the application of laws that are subject to varying interpretation. For example, there is no authority that directly addresses the proper treatment of certain items of BTG’s income, such as income from proprietary cryptocurrency mining, hash rate sharing, or hosting for purposes of the PFIC rules and, although BTG currently treats these items of income as active, such treatment is uncertain. Moreover, certain of BTG’s business activities generate passive income and, although the amount of such income is currently small, BTG’s risk of being a PFIC will increase if the proportion of BTG’s revenue earned from such business activities increases in future taxable years. Accordingly, there can be no assurances that BTG will not be a PFIC for its current or any future taxable year.
Even if BTG is not a PFIC for its taxable year ending December 31, 2023, or any subsequent taxable year, if BSGA is or was a PFIC (as BSGA believes to be the case for its 2021 and 2022 taxable years, and which may be the case for its 2023 taxable year) for any taxable year during the holding period of a U.S. Holder in its BSGA Class A Ordinary Shares, and such U.S. Holder did not (or could not) make any of the PFIC Elections (as defined below), although not free from doubt, BTG would be treated as a PFIC as to a U.S. Holder who exchanges BSGA Class A Ordinary Shares for BTG Class A Ordinary Shares in connection with the Initial Mergers with respect to such BTG Class A Ordinary Shares, unless such U.S. Holder makes a purging election with respect to its shares. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an “excess distribution,” as described below. As a result of this election, the U.S. Holder will have additional basis (to the extent of any gain recognized in the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in such holder’s BTG Class A Ordinary Shares. In the absence of a purging election, such U.S. Holder would be treated for purposes of the PFIC rules as if it held such BTG Class A Ordinary Shares for a period that includes its holding period for the BSGA Class A Ordinary Shares exchanged therefor. U.S. Holders are urged to consult their tax advisors regarding the application of the purging elections rules to their particular circumstances.
In addition, any income or gain recognized by a U.S. Holder electing to have its BSGA Class A Ordinary Shares redeemed, as described above under the heading “ — Consequences of Ownership and Disposition of BTG Class A Ordinary Shares — Consequences of a Redemption of BSGA Class A Ordinary Shares,” would generally be subject to a special tax and interest charge if such U.S. Holder did not make a qualified electing fund (“QEF”) election for BSGA’s first taxable year as a PFIC in which such U.S. Holder held (or was deemed to hold) such shares, a QEF election along with an applicable purging election, or a mark-to-market election (collectively, the “PFIC Elections”).
If BTG is a PFIC for any taxable year during which a U.S. Holder owns BTG Class A Ordinary Shares and any entity in which it owns equity interests is also a PFIC (a “Lower-tier PFIC”), the U.S. Holder will be deemed to own their proportionate amount (by value) of the shares of each Lower-tier PFIC and will be subject to U.S. federal income tax according to the rules described above on (i) certain distributions by a Lower-tier PFIC and (ii) dispositions of shares of Lower-tier PFICs, in each case as if the U.S. Holders held such shares directly, even though the U.S. Holders will not receive any proceeds of those distributions or dispositions.

If BSGA or BTG is a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of BTG Class A Ordinary Shares, gain recognized by the U.S. Holder on a sale or other disposition (including certain pledges) of its BTG Class A Ordinary Shares will be allocated ratably over the U.S. Holder’s holding period for such BTG Class A Ordinary Shares. The amounts allocated to the taxable year of the sale or disposition and to any year before BTG became a PFIC will be taxed as ordinary income. The amount allocated to each other taxable year will be subject to tax at the highest rate in effect for individuals or corporations, as applicable, for that taxable year, and an interest charge will be imposed on the resulting tax liability for each such year. Furthermore, to the extent that distributions received by a U.S. Holder in any taxable year on its BTG Class A Ordinary Shares exceed 125% of the average of the annual distributions on the BTG Class A Ordinary Shares received during the preceding three taxable years or the U.S. Holder’s holding period, whichever is shorter, the excess distributions will be subject to taxation in the same manner.
In general, a U.S. Holder of BSGA Class A Ordinary Shares may avoid the adverse PFIC tax consequences described above in respect of the BTG Class A Ordinary Shares if it has made and maintains a timely and valid QEF election to include in income its pro rata share of BSGA’s (and its successor BTG’s) net capital gains (as long-term capital gains) and other earnings and profits (as ordinary income), on a current basis, in each case, whether or not distributed, in the taxable year of the U.S. Holder in which or with which BSGA’s (or its successor BTG’s) taxable year ends. In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from BSGA or BTG, as the case may be. BSGA will endeavor to make available to U.S. Holders a PFIC Annual Information Statement, upon request, with respect to its taxable year ended December 31, 2022. It is unclear whether a U.S. Holder of BSGA Rights is entitled to make a QEF election with respect to the BSGA Rights. Under proposed Treasury regulations, for purposes of the PFIC rules, the holding period of BSGA Class A Ordinary Shares received with respect to BSGA Rights (and the holding period of BTG Class A Ordinary Shares received with respect thereto) could include the holding period for the Rights. Therefore, assuming a QEF election is not available with respect to the BSGA Rights, a U.S. Holder of BSGA Rights may be subject to the general PFIC rules described in the preceding paragraph with respect to the shares underlying the BSGA Rights, even if the U.S. Holder made a QEF election with respect to its other BSGA Class A Ordinary Shares, unless a purging election is made. U.S. Holders of BSGA Rights should consult their tax advisers regarding whether and how the PFIC rules apply to their BSGA Rights or the underlying BSGA Class A Ordinary Shares.
Alternatively, if a U.S. Holder owns shares in a company that is a PFIC and the shares are “regularly traded” on a “qualified exchange,” such U.S. Holder could make a mark-to-market election that would result in tax treatment different from the general tax treatment for PFICs described above. The BSGA Class A Ordinary Shares and BTG Class A Ordinary Shares will be treated as regularly traded for any calendar year in which more than a de minimis quantity of the BSGA Class A Ordinary Shares or BTG Class A Ordinary Shares, as applicable, are traded on a qualified exchange on at least 15 days during each calendar quarter. Nasdaq, where the BSGA Class A Ordinary Shares are listed and the BTG Class A Ordinary Shares are expected to be listed, is a qualified exchange for this purpose. If a U.S. Holder makes (or has made) the mark-to-market election for the first taxable year of BSGA or BTG in which it is or was treated as a PFIC with respect to such U.S. Holder, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the BTG Class A Ordinary Shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the BTG Class A Ordinary Shares over their fair market value at the end of the taxable year, but only to the extent of the net amount of income previously included as a result of the mark-to-market election. If a U.S. Holder makes the mark-to-market election, the U.S. Holder’s tax basis in the BTG Class A Ordinary Shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of BTG Class A Ordinary Shares in a year in which BTG is a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election, with any excess treated as capital loss). If a U.S. Holder makes the mark-to-market election, distributions paid on BTG Class A Ordinary Shares will be treated as discussed under “ — Taxation of Distributions” above. U.S. Holders should consult their tax advisers regarding the availability and advisability of making a mark-to-market election in their particular circumstances. U.S. Holders should note that there is no provision in the Code, Treasury regulations or other official IRS guidance that would give them the right to make a mark-to-market election with respect to any Lower-tier PFIC, the shares of which are not regularly traded, and, therefore, the general rules applicable to ownership of a PFIC described above could continue to apply to a U.S. Holder with respect to any Lower-tier PFIC of BTG, even if the U.S. Holder made a mark-to-market election with respect to the BTG Class A Ordinary Shares.
If BTG is (or is treated with respect to a particular U.S. Holder as) a PFIC for any taxable year during which a U.S. Holder owns any BTG Class A Ordinary Shares, subject to certain limited exceptions set forth in applicable Treasury regulations, the U.S. Holder will be required to file annual reports with the IRS with respect to BTG and any Lower-tier PFIC. U.S. Holders should consult their tax advisers regarding the determination of whether BSGA or BTG is a PFIC for any taxable year and the potential application of the PFIC rules to their ownership of BTG Class A Ordinary Shares.
Information Reporting and Backup Withholding
U.S. Holders that exchange their Bitdeer Shares for BTG Class A Ordinary Shares pursuant to the Business Combination are required to retain permanent records pertaining to the Acquisition Merger and make such records available to any authorized IRS officers and employees. Additionally, such U.S. Holders that, immediately before the completion of the Acquisition Merger, own at least 1% (by vote or value) of Bitdeer capital stock or, in certain instances, Bitdeer “securities” with a basis of at least US$1 million are required to attach a statement to their U.S. federal income tax returns for the taxable year in which the Acquisition Merger is completed containing certain information prescribed by applicable Treasury regulations.
Payments of dividends and sales (including redemption) proceeds that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding, unless (i) the U.S. Holder is a corporation or other “exempt recipient” or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against its U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS. Certain U.S. Holders who are individuals (and certain specified entities) may be required to report information relating to their ownership of BSGA Securities, Bitdeer Shares or BTG Class A Ordinary Shares, or non-U.S. accounts through which they are held.
U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to their BSGA Securities, Bitdeer Shares and BTG Class A Ordinary Shares.
British Virgin Islands Tax Considerations
Under the BVI Companies Act, BSGA is exempt from all forms of BVI taxes; all dividends, interest, royalties and other amounts payable by BSGA, and any gain realized on any shares, debt obligations or other securities of BSGA, are exempt from BVI taxes; and no BVI estate, inheritance, succession or gift taxes are payable with respect to any shares, debt obligations or other securities of BSGA.
Consequently, the Initial Mergers will not give rise to any material BVI tax consequences for BSGA or the holders of their BSGA Ordinary Shares.
Cayman Islands Tax Considerations
The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.
Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.
The following is a discussion on certain Cayman Islands income tax consequences of an investment in the BTG Class A Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Under Existing Cayman Islands Laws:
Payments of dividends and capital in respect of BTG Securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of BTG Class A Ordinary Shares, nor will gains derived from the disposal of the BTG Class A Ordinary Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.
No stamp duty is payable in respect of the issue of BTG Securities or on an instrument of transfer in respect of a BTG Security.
BTG has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and expects to obtain / obtained an undertaking from the Governor in Cabinet of the Cayman Islands in the following form:
The Tax Concessions Law
Undertaking as to Tax Concessions
In accordance with Section 6 of the Tax Concessions Act (2018 Revision) of the Cayman Islands, BTG plans to apply an undertaking from the Governor in Cabinet:
(a)   that no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to BSGA or its operations; and
(b)   in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:
(i)   on or in respect of the shares, debentures or other obligations of BSGA; or
(ii)   by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Law.
These concessions shall be for a period of TWENTY years from the date of such undertaking.
The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to BTG levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

INFORMATION RELATED TO BTG
The information provided below pertains to BTG prior to the Business Combination. As of the date of this proxy statement/prospectus, BTG has not conducted any material activities other than those incident to its formation and to the matters related to effectuating the Business Combination, such as the making of certain required SEC filings, the establishment of BSGA Merger Sub and the preparation of this proxy statement/prospectus. Upon the consummation of the Merger Agreement at the Closing on the Closing Date, BTG will become the ultimate parent of Bitdeer. For information about BTG’s management and corporate governance following the Business Combination, see the section entitled “Management of BTG Following the Business Combination.”
Incorporation
BTG was incorporated as an exempted company under the laws of Cayman Islands on December 8, 2021, solely for the purpose of effectuating the Business Combination.
BTG was incorporated with an aggregate authorized share capital of US$50,000 divided into 500,000,000,000 registered shares of a par value of US$0.0000001 per share. One such share is currently issued and outstanding. For descriptions of BTG Securities, please see the section entitled “Description of BTG Securities.” At incorporation, its assets consisted of the par value contributed for its sole outstanding share.
BTG’s corporate purpose is unrestricted and BTG shall have the full power and authority to carry out any object not prohibited by the Cayman Companies Act or any other law of the Cayman Islands.
BTG will, immediately after the consummation of the Business Combination at the Closing on the Closing Date, qualify as a foreign private issuer as defined in Rule 3b-4 under the Exchange Act.
Memorandum and Articles of Association
At the consummation of the Business Combination at the Closing on the Closing Date, the amended and restated memorandum and articles of association of BTG shall be substantially in the form attached to this proxy statement/prospectus as Annex B. See section entitled “Description of BTG Securities.”
Principal Executive Office
The mailing address of BTG is Harbour Place, 2nd Floor, 103 South Church Street, P.O. Box 472, George Town, Cayman Islands, KY1-1106. After the consummation of the Business Combination at the Closing on the Closing Date, its principal executive office shall be that of Bitdeer, located at 08 Kallang Avenue, Aperia tower 1, #09-03/04, Singapore 339509 and its telephone number is +65 62828220.
Financial Year
BTG has no material assets and does not operate any businesses. Accordingly, no financial statements of BTG have been included in this proxy statement/prospectus. BTG’s financial year is currently the calendar year.
Subsidiaries
Each of BSGA Merger Sub 1 and BSGA Merger Sub 2 is a newly incorporated British Virgin Islands business company and a direct wholly-owned subsidiary of BTG. Bitdeer Merger Sub is a newly incorporated Cayman Islands exempted company, and a wholly-owned subsidiary of BTG. As of the date of this proxy statement/prospectus, none of BSGA Merger Sub 1, BSGA Merger Sub 2 or Bitdeer Merger Sub has conducted any material activities other than those incident to its formation and to the matters contemplated by the Merger Agreement.
Sole Shareholder
Prior to the consummation of the Business Combination, the sole shareholder of BTG is C100 Holding Company, a Cayman Islands exempted company wholly-owned by Clara Yuexi Jiang. Upon the consummation of the Business Combination, BTG will become a new public company owned by the prior BSGA Shareholders, the prior holders of Bitdeer Shares and Bitdeer RSUs, and the Sponsor Related Parties.
Board of Directors
Prior to the consummation of the Business Combination, the sole director of BTG is Clara Yuexi Jiang, who will continue as the sole director of BTG from the date of the Initial Mergers until the date of the Acquisition Merger. As of the consummation of the Business Combination, the number of directors of BTG is expected to increase to seven persons, including Jihan Wu, Linghui Kong, Xiaoni Meng, Jianchun Liu and three independent directors. Immediately following the consummation of the Business Combination, the composition of BTG’s board of directors will satisfy the applicable independence requirements under the Listing Rules of Nasdaq and Rule 10A-3 of the Exchange Act.
Legal Proceedings
As of the date of this proxy statement/prospectus, BTG was not party to any material legal proceedings. In the future, BTG may become party to legal matters and claims arising in the ordinary course of business.
Properties
BTG currently does not own or lease any physical property.
Employees
BTG currently has no employees.

INFORMATION RELATED TO BSGA
Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to BSGA prior to the consummation of the Business Combination.
Overview
BSGA was incorporated in the British Virgin Islands on February 23, 2021, and was formed for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company originally had until June 14, 2022 to consummate a Business Combination, subject to extensions of up to two times, each by an additional three months (for a total of up to 18 months). BSGA has elected to effectuate such two extensions, as a result of which the deadline for consummating its initial business combination has been extended to December 14, 2022. On December 5, 2022, BSGA held an extraordinary general meeting at which its shareholders approved the extension of the date by which BSGA has to consummate a business combination up to four (4) times for an additional three months each time from December 14, 2022 to December 14, 2023. In order to extend the time available for BSGA to consummate an initial business combination, BSGA is committed to depositing US$0.15 for each BSGA Public Share that has not been redeemed into the Trust Account for each three-month extension. In connection with the extension of business combination period, US$41.99 million was released from the Trust Account to satisfy the redemptions. BSGA made two deposits in total of US$515,516.40 to the Trust Account and extended the date by which BSGA has to complete a business combination from December 14, 2022 to June 14, 2023. Following such redemptions and the deposit, the amount of funds remaining in the Trust Account is approximately US$18.6 million.
If BSGA is unable to complete its initial business combination by June 14, 2023 or by the applicable deadline as may be extended by BSGA up to December 14, 2023 pursuant to the Existing BSGA Articles (or a later date approved by its shareholders) (the “Combination Deadline”), it will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to pay its taxes or to fund its working capital requirements (less up to US$50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining shareholders and board of directors, dissolve and liquidate, subject in each case to its obligations under BVI law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Private Placement Units, which will expire worthless if BSGA fails to complete its initial business combination within the time period for consummating a business combination as set forth under the BSGA Existing Articles.
Offering Proceeds Held in Trust
On June 14, 2021, we consummated our IPO of 5,000,000 BSGA Units, at US$10.00 per Unit, generating gross proceeds of US$50,000,000. Simultaneously with the closing of our IPO, we consummated the sale of 292,500 Private Placement Units in a private placement to our Sponsor, generating gross proceeds of US$2,925,000. The underwriters exercised their over-allotment option simultaneously with the IPO for an additional 750,000 Units. The Units were sold at an offering price of US$10.00 per Unit, generating gross proceeds of US$7,500,000.
Following the closing of our IPO, an amount of US$58,075,000 from the net proceeds of the sale of the Units our IPO and the sale of the Private Placement Units was placed in the Trust Account which is invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended, or the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by use, until the earlier of: (i) the consummation of a business combination or (ii) the distribution of the funds in the Trust Account.

As of September 30, 2022 and December 31, 2021, a total of approximately US$59.6 million and US$58.1 million, respectively, of the net proceeds from the sale of the units in the IPO (including the over-allotment units), the private placements, and the extension payments to extend the time available for the Company to consummate the initial Business Combination were deposited in a trust account established for the benefit of the Company’s public shareholders with Continental acting as trustee.
Business Combination Activities
On December 15, 2021, the Merger Agreement was entered into by and among BTG, Bitdeer, BSGA, BSGA Merger Sub 1, BSGA Merger Sub 2, Bitdeer Merger Sub and BSGA Sub, amending and restating the agreement and plan of merger dated November 18, 2021, by and among Bitdeer, BSGA and BSGA Sub. Pursuant to the terms of the Merger Agreement, (i) BSGA Merger Sub 1 will merge with and into BSGA with BSGA being the surviving entity, (ii) immediately following the First SPAC Merger, BSGA will merge with and into BSGA Merger Sub 2, with BSGA Merger Sub 2 being the surviving entity, and (iii) following the Initial Mergers, Bitdeer Merger Sub will merge with and into Bitdeer, with Bitdeer being the surviving entity and becoming a wholly-owned subsidiary of BTG. The Mergers and other transactions contemplated by the Merger Agreement are collectively referred to as the Business Combination. The consummation of the Business Combination remains subject to customary closing conditions.
Redemption Rights
Pursuant to BSGA Existing Articles, our shareholders (except the Initial Shareholders) will be entitled to redeem their public shares for a pro rata share of the Trust Account (currently anticipated to be no less than approximately US$10.84 per ordinary share), net of taxes payable. The Initial Shareholders do not have redemption rights with respect to any ordinary shares owned by them, directly or indirectly.
Automatic Dissolution and Subsequent Liquidation of Trust Account if No Business Combination
If BSGA does not complete a business combination within by the Combination Deadline, it will trigger the automatic winding up, dissolution and liquidation pursuant to the terms of its Articles of Association. The occurrence of such an event has the same effect as if BSGA had formally gone through a voluntary liquidation procedure under BVI law. Accordingly, no vote would be required from BSGA Shareholders to commence such a voluntary winding up, dissolution and liquidation. If BSGA is unable to consummate its initial business combination within such time period, it will, as promptly as possible but not more than ten business days thereafter, redeem 100% of BSGA’s outstanding public shares for a pro rata portion of the funds held in the Trust Account, including a pro rata portion of any interest earned on the funds held in the Trust Account and not necessary to pay its taxes, and then seek to liquidate and dissolve. In the event of its dissolution and liquidation, the rights of BSGA will expire and will be worthless.
The proceeds deposited in the Trust Account could, however, become subject to claims of our creditors that are in preference to the claims of our public shareholders. Although BSGA will seek to have all vendors, service providers (excluding our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, BSGA will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third-party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.

Maxim Group LLC, the underwriter in BSGA’s IPO, has not executed agreements with us waiving such claims to the monies held in the Trust Account. In addition, there is no guarantee that entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. In order to protect the amounts held in the Trust Account, our Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) US$10.84 per Unit and (ii) the actual amount per Unit held in the Trust Account as of the date of the liquidation of the Trust Account if less than US$10.84 per share due to reductions in the value of the Trust Assets, in each case less taxes payable, provided that such liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under our indemnity of the underwriters of IPO against certain liabilities, including liabilities under the Securities Act. However, we have not asked our Sponsor to reserve for such indemnification obligations, nor have we independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our Sponsor’s only assets are securities of BSGA. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.
In the event that the proceeds in the Trust Account are reduced below the lesser of (i) US$10.84 per Unit and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account is less than US$10.84 per share due to reductions in the value of the trust assets, in each case less taxes payable, and our Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While BSGA currently expects that its independent directors would take legal action on its behalf against Sponsor to enforce its indemnification obligations to BSGA, it is possible that BSGA’s independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, BSGA cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than US$10.84 per Unit.
If BSGA files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of our public shareholders. To the extent any bankruptcy claims deplete the Trust Account, we cannot assure you we will be able to return US$10.84 per share to our public shareholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our public shareholders. Furthermore, our Board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and BSGA to claims of punitive damages, by paying public shareholders from the Trust Account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.
Each of the Initial Shareholders has agreed to waive its rights to participate in any liquidation of the Trust Account or other assets with respect to the Private Placement Units they held.
Facilities
We maintain our principal executive offices at The Sun’s Group Center, 29 Floor, 200 Gloucester Road, Wan Chai, Hong Kong. An affiliate of our Sponsor is providing this space for a fee of US$10,000 per month. We consider our current office space adequate for our current operations.
Employees
BSGA has two executive officers. These individuals are not obligated to devote any specific number of hours to its matters and intend to devote only as much time as they deem necessary to its affairs. BSGA’s executive officers to devote such amount of time as they reasonably believe is necessary to BSGA’s business. BSGA does not intend to have any full-time employees prior to the consummation of a business combination.

BSGA’S DIRECTORS AND EXECUTIVE OFFICERS
Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” “our company,” and “BSGA” refer to Blue Safari Group Acquisition Corp.
Current Directors and Executive Officers
BSGA’s directors and executive officers are as follows as of the Record Date:
Name	Age	Position
Alan Yamashita	72	Chairman
Alex Yamashita	37	Chief Executive Officer and Chief Investment Officer
Naphat Sirimongkolkasem	33	Chief Financial Officer and Director
Mark Streeter	40	Director
Rolf Hoefer	35	Director
Joseph Chow	51	Director
Mr. Alan Yamashita became our Chairman since June 9, 2021. Mr. Yamashita has over forty years of experience in capital markets, with a focus on investment management, investment banking, and alternative investment. Since 2013, he has been Managing Partner at Polar Ventures, a private investment firm that provides capital and strategic solutions to companies in sectors important to the Asia region’s development. He is also Board Director of Invion Limited, an ASX-listed biotech company since 2019. From 2009 to 2012, Mr. Yamashita served as Executive Advisor to Mizuho Alternative Investments LLC, which was a subsidiary of the Mizuho Financial Group, dedicated to developing and managing quantitative investment strategies. During his tenure, Mr. Yamashita provided strategy, management and execution for the firm’s distressed credit, structured credit and CLO management businesses, including sourcing and investing in non-performing real estate, consumer and corporate loans. From 1999 to 2005, Mr. Yamashita served as President and Chief Executive Officer of Search Investment Group and founding Chief Executive Officer and Chief Investment Officer of Search Alternative Investment Limited, a major private global hedge fund and private equity investment practice headquartered in Asia. During his seven-year tenure, Mr. Yamashita managed a multibillion-dollar portfolio of hedge funds and private equity holdings. From 1996 to 1998, Mr. Yamashita was Managing Director and Head of Asia Capital Markets for Merrill Lynch. During his tenure at Merrill Lynch, Mr. Yamashita built an award-winning franchise (IFR 1997) for profitability, volume and quality of capital markets business and was responsible for senior origination relationships in Asia. From 1979 to 1995, Mr. Yamashita was a 16 year veteran of Goldman Sachs, where he held various positions, including founding Asia manager for Goldman Sachs Asset Management (GSAM), and Executive Director for Goldman Sachs Fixed Income, Currency and Commodity (FICC), with postings in New York, Tokyo, and Hong Kong. Mr. Yamashita commenced his career as an international credit analyst at Standard and Poor’s in New York in 1977, becoming a Vice President in 1978. Mr. Yamashita holds an MPA from Princeton University’s School of Public and International Affairs and a BA from Yale University. We believe that Mr. Yamashita is qualified to serve on our board of directors based on his finance and investment expertise. Mr. Alan Yamashita is Mr. Alex Yamashita’s father.
Mr. Alex Yamashita has served as our Chief Executive Officer and Chief Investment Officer since February 2021. Mr. Yamashita has over a decade of experience in investment, fintech, and entrepreneurship. Since 2021, he has been a director at Cultur3 Capital, an Approved Investment Manager. From 2020 to 2021, he was the co-founder and partner of PPL, a private investment company focusing on fintech. From 2016 to 2019, Mr. Yamashita was the co-founder at TLDR, a fintech advisory firm. From 2012 to 2015, Mr. Yamashita undertook several entrepreneurial ventures and led various investments ranging from agritech to fintech and big data, including Omnisci, which uses graphics processing units and central processing units to query and visualize big data. From 2008 to 2012, Mr. Yamashita was Vice President for Asia and Japan Equities at CLSA, and from 2007 to 2008, an analyst at Goldman Sachs’ FICC Structured Products Group. Mr. Yamashita received his BA in Economics from Yale University. We believe that Mr. Yamashita is qualified to serve on our board of directors based on his fintech and investment expertise. Mr. Alex Yamashita is Mr. Alan Yamashita’s son.

Mr. Naphat Sirimongkolkasem has served as our Chief Financial Officer and as a member of our board of directors since April 2021. Mr. Sirimongkolkasem is experienced in management, business development and capital market transactions, including M&A, fundraising, initial public offering, and restructuring in Asia. Since 2021, Mr. Sirimongkolkasem has been the co-Founder of Collis Capital. Mr. Sirimongkolkasem is responsible for the operation activities of Collis Capital, overseeing the analysis and evaluation of opportunities. From 2017 to 2021, Mr. Sirimongkolkasem was investment director of Sapientia Capital Limited. From 2014 to 2017, Mr. Sirimongkolkasem was a consultant at Vision Skill Consulting limited, which specializes in strategy, management and engineering advisory in areas that cover infrastructure, transportation and hospitality. Mr. Sirimongkolkasem obtained his Bachelor’s Degree of Arts in Economics from Durham University (United Kingdom) in 2012. We believe that Mr. Sirimongkolkasem is qualified to serve on our board of directors based on his extensive experience in investment.
Mr. Mark Streeter became a member of our board of directors on June 9, 2021. Mr. Streeter brings over a decade of experience in institutional capital markets and technology consulting, with a focus on fintech and blockchain. Since 2021, Mr. Streeter has been a director at Cultur3 Capital, an Approved Investment Manager. From June 2021 to January 2023, Mr. Streeter served as the Director of Investment Banking at JonesTrading, a U.S. brokerage firm, where he focused on emerging technology opportunities including digital assets. In 2018, Mr. Streeter founded Van Bers Consulting in Tokyo Japan (which subsequently moved to LA) to provide strategic growth consulting and a suite of supporting services to early to mid-stage technology startups in emerging growth industries with a specific focus on Asia. Prior to this, from 2008 to 2018, Mr. Streeter served multiple positions at CLSA, including Director of Japan and Asia Equity Sales, and was the specialist sales lead for CLSA’s Global Automation thematic product. During his decade-long tenure at CLSA, Mr. Streeter was responsible for a multi-year strategy to build CLSA’s nascent Japan research brand globally, which resulted in Mr. Streeter building robust networks in CLSA’s key markets of Tokyo, London and New York. During this period, Mr. Streeter served as lead account manager for numerous core CLSA global accounts, managing in excess of US$250 billion in equity assets. Mr. Streeter received his BA in Political Science from Concordia University. We believe that Mr. Streeter is qualified to serve on our board of directors based on his equity and tech expertise.
Mr. Joseph Chow became a member of our board of directors on June 9, 2021. Mr. Chow has over two decades of experience in investment and legal practice, and has advised on a series of mergers and acquisitions, commercial transactions and intellectual property rights protection. Mr. Chow is also a seasoned investor with a portfolio that covers F&B, media, entertainment, and technology industries. Since 2017, he has been the founder and partner at Wellington Legal, a full-service law firm in Hong Kong. During his tenure, Mr. Chow is responsible for capital market transactions including cross-border M&A, corporate structuring, regulatory compliance, intellectual property rights and cross-border litigations. Mr. Chow represented numerous large state-owned and private corporations in the PRC and Hong Kong. Since 2013, Mr. Chow has served as an independent non-executive director of Integrated Waste Solutions Group Holding Limited, an integrated waste solutions provider listed on the Hong Kong stock exchange (Stock code: 0923). From 2007 to 2015, Mr. Chow was a partner at Maurice WM Lee Solicitors, a full-service Hong Kong Law firm. Mr. Chow is the honorary legal adviser to the Hong Kong Brand Development Council. Mr. Chow holds a bachelor’s degree from the City University of Hong Kong and a Post-Graduate Certificate in Laws from the University of Hong Kong and was admitted as a solicitor in 1999. We believe that Mr. Chow is qualified to serve on our board of directors based on his legal, business and investment expertise.
Dr. Rolf Hoefer became a member of our board of directors on June 9, 2021. Dr. Hoefer is a subject matter expert in the blockchain and fintech sectors. Since 2021, he has been a director at Cultur3 Capital, an Approved Investment Manager. Since 2020, he has been the founder of Numomo, a creative NFT agency focused on collecting and exhibiting NFTs. From 2018 to 2019, Dr. Hoefer was the co-founder & technical lead at Keyless, which offers a biometrics-enabled, privacy preserving Web3 protocol offering authentication and identity management in a decentralized and standardized manner using multi-party computation schemes. During his tenure, the valuation of Keyless reached US$10 million, and Keyless has most recently raised a round of financing at a valuation of up to US$40 million. Dr. Hoefer has been published, in academic journals like the well-known Academy of Management Review, and most recently co-authored a book called NFT Revolution in Sep 2021, which has sold about 100,000 copies since September 2021. Dr. Hoefer has also co-authored and led a report focused on fintech and entrepreneurship, which was presented at the European Commission in 2013. Dr. Hoefer holds a PHD. in Management (Entrepreneurship) with a focus on token and blockchain-based systems. Dr. Hoefer also holds an MSc from INSEAD, and a BS and BA from University of Southern California. We believe that Dr. Hoefer is qualified to serve on our board of directors based on his fintech and blockchain expertise.
Audit Committee
Our Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act and consists of Messrs. Mark Streeter, Joseph Chow and Dr. Rolf Hoefer, each of whom is an independent director and is “financially literate” as defined under the Nasdaq listing standards. Joseph Chow serves as chairman of the Audit Committee. Our Board has determined that Joseph Chow qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.
The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:
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the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other registered public accounting firm engaged by us;

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pre-approving all audit and permitted non-audit services to be provided by the independent auditors and any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

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reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

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setting clear hiring policies for employees or former employees of the independent auditors;

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setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

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obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

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reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

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reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee
Our Compensation Committee consists of Messrs. Mark Streeter, Joseph Chow and Dr. Rolf Hoefer, each of whom is an independent director. Joseph Chow serves as chairman of the Compensation Committee. Pursuant to our Compensation Committee charter, the functions of the Compensation Committee include, but are not limited to:
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reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

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reviewing and approving on an annual basis the compensation of all of our other officers;

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reviewing on an annual basis our executive compensation policies and plans;

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implementing and administering our incentive compensation equity-based remuneration plans;

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assisting management in complying with our proxy statement/prospectus and annual report disclosure requirements;

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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

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producing a report on executive compensation to be included in our annual proxy statement/prospectus; and

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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Nominating Committee
Our Nominating Committee consists of Messrs. Mark Streeter, Joseph Chow and Dr. Rolf Hoefer, each of whom is an independent director under Nasdaq’s listing standards. Joseph Chow serves as chairman of the nominating committee. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.
The guidelines for selecting nominees, which are specified in BSGA’s Nominating Committee Charter, generally provide that persons to be nominated:
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should have demonstrated notable or significant achievements in business, education or public service;

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should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

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should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.
Compensation Committee Interlocks and Insider Participation
None of our officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or Board of Directors of another entity, one of whose executive officers served on our compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on our Board of Directors.
Code of Ethics
We have adopted a Code of Ethics applicable to our directors, officers and employees. We have filed a copy of our form of Code of Ethics and our audit committee charter as exhibits to our registration statement on Form S-1. You will be able to review these documents by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Conflicts of Interest
Under British Virgin Islands law, directors and officers owe the following fiduciary duties:
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should have demonstrated notable or significant achievements in business, education or public service;

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duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

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duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

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directors should not improperly fetter the exercise of future discretion;

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duty to exercise powers fairly as between different classes of shareholders;

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duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

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duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.
As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.
Each of our directors and officers presently has, and in the future any of our directors and our officers may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties under British Virgin Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association provide that, subject to his or her fiduciary duties under British Virgin Islands law, we renounce our interest in any corporate opportunity offered to any officer or director unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our business combination.
Our Sponsor, officers and directors may become officers or directors of other special purpose acquisition companies. Notwithstanding that, such officers and directors will continue to have a pre-existing fiduciary obligation to us and we will, therefore, have priority over any special purpose acquisition companies they subsequently join. Potential investors should also be aware of the following other potential conflicts of interest:
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None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

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In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “— Directors and Officers.”
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Our Sponsor, officers and directors have agreed to waive their redemption rights with respect to our Founder Shares and public shares in connection with the consummation of our initial business combination. Additionally, our Sponsor, officers and directors have agreed to waive their redemption rights with respect to their Founder Shares if we fail to consummate our initial business combination within 12 months after the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time). If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement units held in the trust account will be used to fund the redemption of our public shares and rights will expire worthless. With certain limited exceptions, the Founder Shares will not be transferable, assignable or salable by our Sponsor until the earlier of (1) six months after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, share exchange, reorganization, or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of our Class A ordinary shares equals or exceeds US$12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after our initial business combination, the Founder Shares will be released from the lock-up. With certain limited exceptions, the private placement units, private placement shares, private placement rights and the Class A ordinary shares underlying such rights will not be transferable, assignable or salable by our Sponsor until 30 days after the completion of our initial business combination. Since our Sponsor and officers and directors may directly or indirectly own ordinary shares and rights following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

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Given the difference between (i) the purchase price that the Sponsor paid for the Founder Shares, and (ii) the price of the Public Shares, and considering the substantial number of BTG Class A Ordinary Shares that the Sponsor will receive upon conversion of the Founder Shares, the Sponsor can earn a positive return on their investment, even if other BSGA shareholders have a negative return on their investment in BTG.

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Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

The conflicts described above may not be resolved in our favor. In addition, our Sponsor, officers and directors have certain interests in the Business Combination, which may create actual or potential conflicts of interest, and these interests are, to the extent material, described in the section entitled “The Business Combination Proposal — Interests of BSGA Directors and Officers in the Business Combination.” The foregoing interests present a risk that the Sponsor, BSGA’s officers and directors, and their affiliates will benefit from the completion of a business combination, including in a manner that may not be aligned with the Public Shareholders. As such, the Sponsor and BSGA’s officers and directors may be incentivized to complete a business combination with a less favorable target company or on terms less favorable to Public Shareholders rather than to liquidate.
Accordingly, if any of the above officers or directors become aware of a business combination opportunity which is suitable for any of the above entities to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity, subject to his or her fiduciary duties under British Virgin Islands law. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to complete our initial business combination, because the specific industry focuses of a majority of these entities differ from our focus on consumer/lifestyle businesses and the type or size of the transaction that such companies would most likely consider are of a size and nature substantially different than what we are targeting.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our Sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view.
In the event that we submit our initial business combination to our public shareholders for a vote, our Sponsor, officers and directors have agreed, pursuant to the terms of a letter agreement entered into with us, to vote any Founder Shares held by them (and their permitted transferees will agree) and any public shares purchased during or after the offering in favor of our initial business combination.
Limitation on Liability and Indemnification of Officers and Directors
BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our memorandum and articles of association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:
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is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

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is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprises.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.
This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Employment Agreements
BSGA has not entered into any employment agreements with its executive officers, and has not made any agreements to provide benefits upon termination of employment.
Executive Officers and Director Compensation
No executive officer has received any cash compensation for services rendered to us. No compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, including our directors, or any of their respective affiliates prior to the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors and audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

BSGA’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION
Overview
We are a blank check company incorporated in the British Virgin Islands as a business company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement units, the proceeds of the sale of our securities in connection with our initial business combination, our shares, debt or a combination of cash, stock and debt.
We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete a Business Combination will be successful. Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” “our company,” and “BSGA” refer to Blue Safari Group Acquisition Corp.
Recent Developments
On November 18, 2021, we entered into an Agreement and Plan of Merger (the “Original Merger Agreement”) dated November 18, 2021 by and among us, Blue Safari Mini Corp., an exempted company incorporated with limited liability under the laws of the Cayman Islands and one wholly-owned subsidiary of the Company (“Merger Sub”), and Bitdeer Technologies Holding Company, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Bitdeer”).
On December 15, 2021, we entered into an Amended and Restated Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”) by and among (i) the Company, (ii) Bitdeer Technologies Group, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“BTG”), (iii) Blue Safari Merge Limited, a British Virgin Islands business company and a wholly-owned subsidiary of BTG (“Merger Sub 1”), (iv) Blue Safari Merge II Limited, a British Virgin Islands business company and a wholly-owned subsidiary of BTG (“Merger Sub 2”), (v) Bitdeer Merge Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of BTG (“Merger Sub 3”, and together with BTG, Merger Sub 1 and Merger Sub 2, the “Acquisition Entities”), (vi) Merger Sub, and (vii) Bitdeer, to amend and restate the Original Merger Agreement.
The Merger Agreement amended and restated the Original Merger Agreement to effect a change in structure of the Business Combination without affecting any underlying economic interests, whereby (a) Merger Sub 1 will merge with and into our Company with us being the surviving entity (the “First SPAC Merger”) and becoming a wholly owned subsidiary of BTG, (b) immediately following the First SPAC Merger, we will merge with and into Merger Sub 2 with Merger Sub 2 being the surviving entity (the “Second SPAC Merger”, and together with the First SPAC Merger, the “Initial Mergers”), and (c) following the Initial Mergers, Merger Sub 3 will merge with and into Bitdeer (the “Acquisition Merger” and together with the Initial Mergers, the “Mergers”), with Bitdeer being the surviving entity and becoming a wholly owned subsidiary of BTG. The Merger Agreement and the transactions contemplated therein were unanimously approved by the boards of directors of each of us, BTG, Merger Sub 1, Merger Sub 2, Merger Sub 3, Merger Sub and Bitdeer.
The Mergers and other transactions contemplated by the Merger Agreement (Business Combination) are expected to be consummated after obtaining the required approval by the shareholders of our Company, BTG, Merger Sub 1, Merger Sub 2, Merger Sub 3, Merger Sub, and Bitdeer and the satisfaction of certain other customary closing conditions. For more information, see the Current Report on Form 8-K dated December 15, 2021.

On May 30, 2022, we entered into a First Amendment to Amended and Restated Agreement and Plan of Merger (the “First Amendment”, and the Merger Agreement as amended by such Amendment, the “First Amended Merger Agreement”) with BTG, Merger Sub 1, Merger Sub 2, Merger Sub 3, Merger Sub and Bitdeer, to amend the Merger Agreement. The First Amendment extends the termination date upon which either we or Bitdeer may terminate the Merger Agreement, from May 31, 2022 to September 1, 2022. In addition, pursuant to the First Amendment, Bitdeer will provide certain interest-free loans with an aggregate principal amount of US$1,993,000 to us to fund any amount that may be required in order to extend the period of time available for us to consummate a business combination and for our working capital. Such loans will only become repayable upon the closing of the Business Combination.
On December 2, 2022, we entered into a Second Amendment to Amended and Restated Agreement and Plan of Merger (the “Second Amendment”) with BTG, Merger Sub 1, Merger Sub 2, Merger Sub 3, Merger Sub and Bitdeer, to amend the Merger Agreement. The Second Amendment extends the termination date upon which either we or Bitdeer may terminate the Merger Agreement, from September 1, 2022 to the earlier of (i) June 1, 2023 and (ii) the then applicable deadline for us to complete a business combination in accordance with our organizational documents. In addition, pursuant to the Second Amendment, Bitdeer will provide certain interest-free loans with an aggregate principal amount of US$2,584,141 to us to fund any amount that may be required in order to extend the period of time available for us to consummate a business combination and for our working capital. Such loans will only become repayable upon the closing of the Business Combination. As of December 31, 2022, we received US$2,545,800 under such loan.
On December 5, 2022, the holders of 4,031,612 BSGA Class A ordinary shares properly exercised their right to redeem their shares for cash at a redemption price of approximately US$10.41505502 per share, for an aggregate redemption amount of approximately US$41.99 million.
On March 7, 2023, BSGA entered into a Third Amendment to Amended and Restated Agreement and Plan of Merger (the “Third Amendment”, and the Second Amended Merger Agreement as amended by such Third Amendment, the “Third Amended Merger Agreement”) with BTG, BSGA Merger Sub 1, BSGA Merger Sub 2, BSGA Merger Sub 3, BSGA Sub and Bitdeer. The Third Amendment revises the definition of “Per Share Equity Value” to the quotient obtained by dividing (i) US$1,180,000,000 by (ii) Bitdeer Total Shares. Pursuant to the Third Amendment, the parties thereto also agreed to remove the American Depository Share structure previously contemplated under the Second Amended Merger Agreement and instead issue ordinary shares of BTG as considerations to be paid pursuant to the Third Amended Merger Agreement.
Results of Operations
We have neither engaged in any operations nor generated any operating revenue to date. Our only activities from inception through December 31, 2022 were organizational activities and those necessary to prepare for the Initial Public Offering, and, following our initial public offering, identifying a target business with which to engage in a Business Combination. We do not expect to generate any operating revenue until after the completion of our initial Business Combination. We expect to generate non-operating income in the form of interest income on marketable securities held after the Initial Public Offering. We expect that we will incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with searching for, and completing, a Business Combination.
For the year ended December 31, 2022, we had a net loss of US$3,917,800, which consists of operation costs amounting to US$4,660,233, offset by the interest income from investments in our Trust Account of US$742,433.
For the period from February 23, 2021 (Inception) to December 31, 2021, we had a net loss of US$1,239,720, which consists of operation costs amounting to US$1,241,824, offset by the interest income from investments in our Trust Account of US$2,104.
Liquidity and Capital Resources
On June 14, 2021, we consummated the IPO of 5,000,000 BSGA Units. Each BSGA Unit consists of one BSGA Ordinary Share and one BSGA Right to receive one-tenth of one Ordinary Share upon the consummation of an initial business combination. The BSGA Units were sold at an offering price of US$10.00 per Unit, generating gross proceeds of US$50,000,000. We granted the underwriters a 45-day option to purchase up to 750,000 additional BSGA Units to cover over-allotments, if any, which the underwriters exercised in full simultaneously with the consummation of the IPO. The total aggregate issuance by us of 5,750,000 units at a price of US$10.00 per unit resulted in a total gross proceeds of US$57,500,000.
As of June 14, 2021, a total of US$58,075,000 of the net proceeds from the IPO and the Private Placement (as defined below) were deposited in a trust account established for the benefit of BSGA’s public shareholders. Simultaneously with the closing of the IPO, we consummated the private placement (“Private Placement”) with BSG First Euro Investment Corp., our Sponsor, of 292,500 units (the “Private Units”) at a price of US$10.00 per Private Unit, generating total proceeds of US$2,925,000. The Private Units are identical to the Units sold in the IPO. Additionally, such initial purchasers agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until 30 days after the completion of BSGA’s initial business combination. Such initial purchasers were granted certain demand and piggyback registration rights in connection with the purchase of the Private Units. The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.
Following the IPO and the sale of the Private Units, a total of US$58,075,000 was placed in the Trust Account, and we had US$884,500 of cash held outside of the Trust Account, after payment of costs related to the Initial Public Offering, and available for working capital purposes. We incurred US$4,158,799 in transaction costs, including US$1,150,000 of underwriting fees, US$2,012,500 of deferred underwriting fees, the fair value of the representative shares of US$478,857, and US$517,442 of other offering costs.
For the year ended December 31, 2022, there was US$1,064,156 of cash used in operating activities. Net loss of US$917,800 was affected by interest earned on cash and marketable securities held in Trust Account amounting to US$742,433 and offset by changes in current assets and liabilities of US$3,596,077.
For the period from February 23, 2021 (Inception) to December 31, 2021, there was US$398,627 of cash used in operating activities. Net loss of US$1,239,720 was resulting from formation costs paid by the Sponsor of US$7,169, changes in current assets and liabilities of US$836,028, offset by interest earned on cash and marketable securities held in Trust Account amounting to US$2,104.
As of December 31, 2022, we had US$487,303 of cash on hand and working capital deficit of US$6,602,257.
The Company expect to incur increased expenses since becoming a public company (for legal, financial reporting, accounting and auditing compliance), as well as expenses in connection with the initial business combination.
On June 1, 2022 and September 6, 2022, using the loan amount received to date, we deposited into our Trust Account an additional US$575,000 (representing US$0.10 per Class A ordinary share) to extend the combination period from June 14, 2022 to September 14, 2022. On September 6, 2022, using the loan amount received to date, we deposited into our Trust Account an additional US$575,000 (representing US$0.10 per Class A ordinary share) to extend the period for BSGA to consummate its initial business combination from September 14, 2022 to December 14, 2022. On December 5, 2022, using the loan amount received to date, we deposited into our Trust Account an additional US$257,758.20 (representing US$0.15 per Class A ordinary share) to extend the period for BSGA to consummate its initial business combination from December 14, 2022 to March 14, 2023. On March 6, 2023, we further deposited into our Trust Account an additional US$257,758.20 to extend the period for BSGA to consummate its initial business combination from March 14, 2023 to June 14, 2023. It is uncertain that we will be able consummate a business combination by any of such dates. If a business combination is not consummated by the required dates, there will be a mandatory liquidation and subsequent dissolution. In connection with the Company’s assessment of going concern considerations in accordance with the authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern”, management has determined that mandatory liquidation, and subsequent dissolution, should we be unable to complete a business combination, raises substantial doubt about our ability to continue as a going concern. If a business combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution. No adjustments have been made to the carrying amounts of assets and liabilities should we be required to liquidate after June 14, 2023.
Based upon the above analysis, management determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.
Off-Balance Sheet Financing Arrangements
We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of December 31, 2022. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.
Contractual Obligations
We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities other than an agreement to pay our Sponsor a monthly fee of US$10,000 for office space, utilities and secretarial and administrative support. We began incurring these fees on June 14, 2021 and will continue to incur these fees monthly until the earlier of the completion of the Business Combination and our liquidation.
The underwriters are entitled to a deferred fee of 3.5% of the gross proceeds of the Initial Public Offering, or US$2,012,500. The deferred fee will be payable in cash to the underwriters solely in the event that we complete a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.
Pursuant to the Second Amendment, Bitdeer will provide certain interest-free loans with an aggregate principal amount of US$2,584,141 to us to fund any amount that may be required in order to extend the period of time available for us to consummate a business combination and for our working capital. Such loans will only become repayable upon the closing of the Business Combination. As of December 31, 2022, we received US$2,545,800 under such loans.
On March 1, 2021, we issued a promissory note to the Sponsor, pursuant to which we may borrow up to an aggregate principal amount of $200,000. The promissory note is non-interest bearing and payable on the date that we consummate the IPO of our securities or the date on which we determine not to conduct an IPO. The maturity date of the promissory note was August 31, 2022, provided that we may in our sole discretion, and upon written notice to the Sponsor, extend such maturity date for an additional six months in the event that we have not repaid in full the principal amount and accrued interest by August 31, 2022 pursuant to the amended Promissory Note issued on May 30, 2022. On August 31, 2022, we issued an extension notice to the Sponsor, to extend the maturity date of the Promissory Note for an additional six (6) months from August 31, 2022 to February 28, 2023. As of December 31, 2022 and 2021, we had borrowed $200,000 under the promissory note.
Critical Accounting Policies
The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:
Class A Ordinary Shares Subject to Possible Redemption
We account for the BSGA Class A Ordinary Shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from

Equity.” The BSGA Class A Ordinary Shares subject to possible redemption is classified as a liability instrument and measured at fair value. Conditionally redeemable BSGA Class A Ordinary Shares (including BSGA Class A Ordinary Shares that feature redemption rights that are either within the control of the holder thereof or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, BSGA Class A Ordinary Shares are classified as shareholders’ equity. BSGA Class A Ordinary Shares feature certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, all BSGA Class A Ordinary Shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of our balance sheet
Net Income per Common Share
We account for the BSGA Class A Ordinary Shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The BSGA Class A Ordinary Shares feature certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events.

INFORMATION RELATED TO BITDEER
Unless the context otherwise requires, all references in this section to the “Company”, “we”, “us”, “our” or “Bitdeer” refer collectively to Bitdeer Technologies Holding Company and its direct and indirect subsidiaries prior to the consummation of the Business Combination.
Overview
Bitdeer is a world-leading technology company for the cryptocurrency mining community. As of June 30, 2022, we were the world’s second largest holder of proprietary hash rate, which is defined as hash rate generated from proprietary mining machines; by allocating part of our proprietary hash rate for sale, we were the world’s largest supplier of hash rate, as measured by hash rate for sale in the cloud hash rate sharing market, which is defined as a market where players sell part of their hash rate to customers, according to Frost & Sullivan.
We mine cryptocurrencies for our own account and serve the cryptocurrency mining community by providing innovative, reliable and easy-to-use cryptocurrency mining solutions. Headquartered in Singapore, we currently operate five proprietary mining datacenters in the United States and Norway with an aggregate electricity capacity of 522MW as of June 30, 2022, which had increased to 775MW by the end of 2022 by expanding our footprints to six mining datacenters globally. From these mining datacenters, we generate managing hash rate which is categorized into proprietary and hosting hash rate. As of June 30, 2022, our proprietary hash rate reached 4.2 EH/s and accounted for 1.8% of the total Bitcoin network hash rate, making us the second largest holder of proprietary hash rate across the globe, according to Frost & Sullivan. Together with the 6.3 EH/s hosting hash rate generated from mining machines hosted in our mining datacenters, we possessed a total of 10.5 EH/s of managing hash rate as of June 30, 2022, accounting for approximately 4.6% of the total Bitcoin network hash rate.
To date, we primarily operate three business lines — “proprietary mining,” “hash rate sharing” and “hosting.” Proprietary mining refers to cryptocurrency mining for our own account, which allows us to directly capture the high appreciation potential of cryptocurrency. We offer two types of hash rate sharing solutions, Cloud Hash Rate and Hash Rate Marketplace. Through Cloud Hash Rate, we sell our proprietary hash rate to customers. We offer hash rate subscription plans at fixed price and share mining income with them under certain arrangements. As of June 30, 2022, our Cloud Hash Rate business achieved a market share of 37.4% as measured by hash rate for sale in the cloud hash rate sharing market, according to Frost & Sullivan. Through Hash Rate Marketplace, we connect reliable third-party hash rate suppliers with hash rate users to facilitate hash rate sales and generate revenue from charging service fees. Our hosting services offer customers one-stop mining machine hosting solutions encompassing deployment, maintenance and management services for efficient cryptocurrency mining. Among a wide selection of hosting services, customers can either subscribe to our Cloud Hosting service for the specified mining machines from which they derive computing power under a “group-buying” model, or send their mining machines to our mining datacenters for hosting under the General Hosting option or the Membership Hosting option. Historically, our hosting hash rate were generated from Cloud Hosting and General Hosting. All of our three business lines are supported by Minerplus, our self-developed integrated intelligent software platform, which offers software support to significantly reduce time needed for daily maintenance and mining machine upgrade and substantially decrease operation and maintenance headcount.
We source mining machines from a wide variety of manufacturers and traders with whom we have built robust relationships over the years. As a result, the majority of our mining machines are spot machines for the most recent and most commonly used models procured at a favorable price, which ensures high energy efficiency and stable hash rate supply both in quality and in quantum. We also engage in the sales of mining machines from time to time. We stay at the forefront of technology development. As a market player who is able to obtain a hash rate unit of 1TH/s through our hash rate slicing technology, we have been successfully maintaining a less than 5% fluctuation for 98% of our hash rate sales contracts.
We have achieved significant operational and financial results in recent periods. As of June 30, 2022, we generated 4.2EH/s proprietary hash rate from our proprietary mining machines and operated mining datacenters with an aggregate electricity capacity of 522MW. Our revenue increased by 110.0% from US$88.8 million for the year ended December 31, 2019 to US$186.4 million for the year ended December 31,

2020, and further increased by 111.7% to US$394.7 million for the year ended December 31, 2021. For the first six months in 2022, we generated US$179.6 million in total net revenue, as compared to US$219.7 million generated for the first six months in 2021. We incurred net loss of US$27.9 million and US$55.8 million for the years ended December 31, 2019 and 2020, respectively, generated net profit of US$113.8 million and US$82.6 million for the six months ended June 30, 2021 and the year ended December 31, 2021, and incurred net loss of US$25.2 million for the six months ended June 30, 2022. Our adjusted EBITDA increased by 195.2% from US$16.5 million for the year ended December 31, 2019 to US$48.7 million for the year ended December 31, 2020, and further increased by 479.2% to US$281.8 million for the year ended December 31, 2021. For the six months ended June 30, 2022, our adjusted EBITDA was US$68.2 million, as compared to US$183.2 million for the six months ended June 30, 2021. However, our recent growth trends may not continue and we may not be able to maintain or increase our profitability over the long term.
The crypto asset market, especially the price of Bitcoin, has been highly volatile. Recent industry-wide developments, including the continued industry-wide fallout from the recent Chapter 11 bankruptcy filings of cryptocurrency exchange FTX (including its affiliated hedge fund Alameda Research LLC), crypto hedge fund Three Arrows, crypto miners Compute North and Core Scientific and crypto lenders Celsius Network, Voyager Digital and BlockFi, are beyond our control. We are not directly affected by these recent incidents, as we do not have any counterparty credit exposure to the above-mentioned firms nor expect their potential bankruptcy to have any direct impact on our business or operations.
That being said, the decrease and volatility of Bitcoin price as a result of the recent industry-wide developments has affected our business, financial condition and results of operations. Specifically, our proprietary mining business has become less profitable due to the drop in Bitcoin price. For the hash rate sharing and hosting businesses, the demand for such products has become lower due to the relatively bearish market on Bitcoin and the crypto asset market in general. However, we believe that, as compared to many other participants in the crypto assets markets, we are more resilient to cryptocurrency price volatility as our “hash rate sharing” and “hosting” businesses allow us to smooth the impact of cryptocurrency price volatility, as compared to “proprietary mining.”
Our Strengths
We believe that the following strengths contribute to our success and differentiate us from our competitors.
World’s leading scale of proprietary hash rate
We are the second largest holder of proprietary hash rate for Bitcoin across the globe, according to Frost & Sullivan. As of June 30, 2022, our proprietary hash rate operated in our global mining datacenters reached 4.2 EH/s and accounted for 1.8% of the total Bitcoin network hash rate. Our proprietary hash rate provides us with a clear edge across our business lines and anchors our unique business model. High proprietary hash rate increases our chance of success in obtaining cryptocurrency rewards. It also allows a stable supply of hash rate products to our customers through Cloud Hash Rate. As a result, we achieved a market share of 37.4% in the cloud hash rate sharing market as measured by hash rate for sale as of June 30, 2022, according to Frost & Sullivan. Leveraging our track record of operating the Cloud Hash Rate business, we boosted user confidence in our brand and was able to launch Hash Rate Marketplace as our hash rate retail platform in the first half of 2021. In addition to proprietary hash rate, we also generate hosting hash rate, the other category of our total managing hash rate, from mining machines that are hosted in our mining datacenters. Together with the 6.3 EH/s hosting hash rate, we managed a total of 10.5 EH/s hash rate as of June 30, 2022. As of June 30, 2022, we operated five proprietary mining datacenters in the United States and Norway to support our proprietary and hosting hash rate.
Unique business model powers organic hash rate expansion by generating instant and continuous cash
We have established a business model that allows us to constantly reinforce our market-leading position and outpace our competitors in terms of scaling up our proprietary hash rate. A prevailing strategy to profit from proprietary hash rate is mining. The cryptocurrencies mined can be sold at a profit when their market value is high enough to cover the cost of mining machines, electricity fees and other mining-related expenses. While we remain engaged in proprietary mining business to capture the high appreciation potential of cryptocurrency, we strategically allocate a significant amount of proprietary hash rate to hash rate sales through Cloud Hash Rate, to enable instant cash pay-back upon customers’ subscription to our hash rate plans. We have successfully boosted sales for hash rate, in particular, for long-term hash rate subscription plans (i.e., plans with a term longer than 720 days) by providing an increasing amount of reliable and transparent hash rate supply. We generally generate proceeds from hash rate sales under long-term hash rate subscription plans that approximate the purchase cost of mining machines. Therefore, we are able to continuously grow our proprietary hash rate by funding the purchase of additional mining fleets with the instant cash collected from hash rate sales using our existing mining fleets, significantly reducing our pay-back period to one month, compared to the long pay-back period associated with cryptocurrency mining activities, which is typically from 6 to 18 months, according to Frost & Sullivan. This unique model also allows us to smooth the impact of cryptocurrency price volatility as our proceeds from hash rate sales are less directly related to cryptocurrency price compared to proprietary mining.
Ample power supply and low electricity cost secured by global mining datacenters
We strategically opened five mining datacenters in the United States and Norway, where low electricity cost and crypto-friendly policies support stable operations. As of June 30, 2022, our mining datacenters had a power supply of 522MW. We plan to expand our footprints to six mining datacenters across the globe to increase our total electricity capacity to approximately 1,374MW, including 452MW power supply under construction and 400MW power supply “in the pipeline,” contracted but not yet under active construction. Our premier mining datacenters allowed us to successfully lower the average electricity cost of our mining datacenters to US$40/MWh for the year ended December 31, 2021, which was significantly below the estimated global average of US$49/MWh during the same period, according to Frost & Sullivan. Our ability to secure ample power supply with low electricity cost is underpinned by our top-notch experience and capabilities in global mining datacenters deployment and operation. We pioneer in deploying and operating mining datacenters globally. With experience in site selection, facility design, construction and maintenance in over 30 locations around the globe, our dedicated global team for mining datacenter construction understands the critical needs of Bitcoin mining as well as the complex and constantly evolving global landscape of electricity supply. They also have extensive connections with local electricity experts and power enterprises around the world. We are the first in the industry to develop the “PERT” approach to secure prime locations for our mining datacenters, which stands for a comprehensive site selection approach encompassing local electricity and cryptocurrency mining Policy, Electricity cost, Resources and connections, and Technical feasibility. We believe we can continue to apply this systematic approach, our insights and rich execution experience to global mining datacenter construction in the future, and hence achieve advantages in electricity capacity and electricity costs among our competitors.
Visionary management team with a proven track record of innovation and execution
Our success is driven by a passionate, visionary, tech-savvy and entrepreneurial management team with a proven execution track record. This management team is led by our founder, Mr. Jihan Wu, a pioneer and leading figure in the cryptocurrency industry. Mr. Wu is viewed as an early advocate of cryptocurrency who introduced the Bitcoin Whitepaper into the Sinophone world. Our management team has extensive experience in the cryptocurrency industry, encompassing research and development, mining and sales of mining machines, and many of them are pioneers in mining datacenters construction and operation.
Our Growth Strategies
We intend to focus on the following key strategies to grow our business.
Build a hash rate retail platform to facilitate the growth of the mining community
We believe that we have been and will continue to be a major contributor to the crypto-economy, with our vision to build a one-stop hash rate retail platform for the mining community. Since our inception, by delivering high quality and reliable hash rate, we boost consumer confidence and stimulate demand for hash rate without heavily relying on marketing campaigns. We have seen growth in hash rate sales as a result of our efforts.

As we increase our scale of operations and generate more hash rate over time, we have rolled out multiple product offerings, based on which we aim to create a hash rate retail platform that is uniquely positioned to serve both hash rate users and suppliers. Not only are we the largest supplier of hash rate ourselves as of June 30, 2022, as measured by hash rate for sale in the cloud hash rate sharing market, according to Frost & Sullivan, we proactively partner with third-party hash rate suppliers, some of which are customers of our hosting services. Abundant supply of hash rate attracts and retains hash rate users to our Hash Rate Marketplace. By building this retail platform, we aim to establish a cryptocurrency mining community that is centered around and reinforced by our operations, where hash rate users and suppliers get to continually empower each other. We aim to deliver diverse, quality and transparent hash rate products that lower the entry barrier of cryptocurrency mining as well as hash rate supply. We believe that the mining community surrounding us will grow and prosper as a result, and that we will significantly benefit from being at the core of this mining community.
Continue to scale up our mining datacenters
We believe mining datacenter capacity is critical to growing our proprietary hash rate and building the infrastructure needed to support our booming hosting business. We currently operate five mining datacenters in the United States and Norway, and plan to continue to scale up our mining datacenters across the globe, by expanding existing mining datacenters and constructing new ones. To this end, we are actively strategizing our mining datacenter expansion and are paying special attention to North American, North Europe, Central Asia and Southeast Asia, where we have the most connections and experience with. We are also exploring innovative partnership models, including joint venture, to better work with our local partners and scale up our mining datacenters in a more efficient manner.
Continue to enrich our product and services portfolio by supporting diversified crypto protocols
While our services primarily support PoW protocol currently, we intend to enrich our product and service portfolio by providing mining services covering new crypto protocols, including PoS, DPoS, PoST and PoC, and steadily increase the weight of new business to diversify revenue streams and attract new customers who are users of these new crypto protocols.
Improve our product and service quality through more powerful Minerplus support
While we have accumulated a large user base for Minerplus, our self-developed integrated intelligent software platform that significantly reduces time needed for daily maintenance and mining machine upgrade and substantially decreases operation and maintenance headcount, we intend to continuously upgrade Minerplus to provide more miners with professional and value-added support regarding real-time mining datacenter and mining machine monitoring, hash rate protection and virus detection and removal, etc., to boost mining efficiency. Minerplus’s hash rate monitoring function also enables us to keep track of the quality of third-party hash rate products on Hash Rate Marketplace and we can therefore ensure hash rate suppliers admitted to Hash Rate Marketplace are able to provide hash rate products that meet our quality standard. With access to a larger amount of data generated from mining activities through Minerplus, we expect to gain a better understanding of the quality of power supply in different mining sites as well as the demands and pain points of miners. We intend to create data-driven synergies including discovering prime mining site locations, determining the metrics of diverse hash rate products that cater to hash rate users’ needs as well as offering more advanced mining machine deployment and operation solutions.
Our Business Lines and Software Infrastructure
To date, we primarily operate three business lines — “proprietary mining,” “hash rate sharing” and “hosting,” all of which are supported by Minerplus, our self-developed integrated intelligent software platform, to enhance operational efficiency.
Proprietary mining
We mine cryptocurrencies, primarily Bitcoins, for our own account. Proprietary mining allows us to capture the high appreciation potential of cryptocurrency to support our future expansion and operation. For the years ended December 31, 2019, 2020 and 2021 and the six months ended June 30, 2021 and 2022, respectively, we generated US$37.5 million, US$88.5 million, US$191.7 million, US$111.3 million and US$41.0 million in revenue from proprietary mining. Historically, approximately 50% of our proprietary hash rate was utilized to support our proprietary mining, with the rest available for sale to customers through Cloud Hash Rate. However, we retain the flexibility to allocate our proprietary hash rate to either proprietary mining or Cloud Hash Rate, primarily based on our view of the Bitcoin market trends.
Hash rate sharing
We offer two types of hash rate sharing solutions, Cloud Hash Rate and Hash Rate Marketplace, to support cryptocurrency mining activities globally with convenient, transparent and reliable hash rate.
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Cloud Hash Rate.   Through Cloud Hash Rate, customers enter into hash rate contracts with us to subscribe to the hash rate derived from our proprietary mining machines, saving themselves from purchasing, installing or hosting mining machines. Cloud Hash Rate features authentic and transparent hash rate products as users can track the hash rate output on their chosen third-party mining pool, easily ascertain that they receive the right value and receive payments directly from mining pools. With our hash rate slicing and hash rate scheduling technologies, we are able to maintain a less than 5% fluctuation for 98% of our hash rate contracts and provide our customers 100% continuous online computing power for series of cryptocurrencies, including Bitcoin, Filecoin, Litecoin, Nervos CKB, Zcash, etc., subject to stable electricity supply. We offer our customers various hash rate subscription plans, primarily under (i) “classic mode” and (ii) “accelerator mode”, which enables customers to shorten investment costs recovery cycle. After a user subscribes to a cloud hash rate plan, mining pool operators connect the cloud hash rate generated from our mining machines to blockchain network for a period specified in the cloud hash rate plan subscribed to and cryptocurrency rewards are delivered directly to the crypto wallet of the Cloud Hash Rate customer. For plans under “classic mode”, we generate revenue from fees paid to subscribe the hash rate as well as electricity, which maintains the mining machines that produce the subscribed hash rate. For hash rate subscription plans under “accelerator mode”, while customers enjoy lower hash rate subscription fees compared to “classic mode”, on top of the aforementioned hash rate and electricity subscription fees, we are also entitled to sharing part of the mining rewards net of the electricity cost the customer paid for once that customer’s investment cost is recovered, which is defined as the cumulative mining reward received from the mining pool equals the amount of hash rate subscription fees paid upfront and the electricity fee paid and used to date. This unique model of selling cloud hash rate allows us to smooth the impact of Bitcoin price volatility as our income from hash rate sales are less directly related to cryptocurrency price compared to proprietary mining. When Bitcoin price appreciates, we can capture part of the benefits as the demand of hash rate will be driven up; when Bitcoin price depreciates, we are still able to recover costs or generate revenue from hash rate sales. We use standard agreement with our customer for Cloud Hash Rate. For the years ended December 31, 2019, 2020 and 2021 and the six months ended June 30, 2021 and 2022, respectively, we generated US$43.5 million, US$78.3 million, US$124.2 million US$62.0 million and US$74.9 million in revenue from Cloud Hash Rate.

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Hash Rate Marketplace.   We connect supply of hash rate from mining machines owned by third parties, such as miners or mining datacenter owners, with our user base with hash rate demands, allowing such hash rate suppliers to access our large base of high-quality customers. With the newly rolled-out Hash Rate Marketplace, we offer a marketplace that is able to utilize excessive hash rate in the network and expand ways of monetization for third-party hash rate suppliers, accelerating their cash pay-back to support future expansion. For transactions completed on Hash Rate Marketplace, the third-party hash rate suppliers will be responsible for providing hash rate and post-sale services, pursuant to the negotiated terms between these third-party hash rate suppliers and customers, with which we have no involvement and we generate revenue by charging service fees. Revenue generated from Hash Rate Marketplace was immaterial prior to June 30, 2022.

Hosting
We offer three types of hosting services, Cloud Hosting, General Hosting and Membership Hosting, to meet customers’ diverse demands for professional hosting solutions and lower the prohibitive upfront investment costs associated with mining datacenter construction, deployment and operation.

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Cloud Hosting.   We provide retail miner customers with one-stop mining machine hosting solutions, enabling them to gain access to stable supply of computing power from specified mining machines in a capital-light manner. Through Cloud Hosting, users participate in a customer group, pay an upfront fee for the computing power produced by the specified mining machines, and subscribe to the hosting service for the same mining machines. As such, customers may enjoy the computing power derived from specified mining machines over the life of such mining machines to generate cryptocurrency rewards. Traditionally, a miner has to purchase and physically possess a mining machine, deploy and operate it in a mining datacenter in order to gain access to all the computing power generated from that specified mining machine. Cloud Hosting provides an innovative alternative by providing hosting service for the specified mining machines that produce computing power for the Cloud Hosting customers, saving the customers the need to pick up the mining machine, construct one’s own mining datacenter, and operate and deploy the mining machine. Specifically, we are responsible for the operation and maintenance of mining datacenter that hosts the mining machines, as well as mining machine operation, maintenance and repair. As such, we significantly lower the upfront investment and expertise threshold for retail miners, providing them with the same opportunity of cryptocurrency returns as major and sophisticated miners. We also provide complete set of cloud hosting technical solutions and resources to ensure operational efficiency. Our first-of-its-kind “group-buying” model allows retail miners to purchase the computing service from and maintenance service for as little as one mining machine, further lessening the upfront investment burden. Similar to the Cloud Hash Rate “accelerator mode” subscription plans, in 2021, we launched the “accelerated payback mode” for Cloud Hosting, where customers can enjoy a favorable rate for the upfront fee compared to “classic mode” (i.e., the traditional arrangement). Under the standard agreements with our customers for Cloud Hosting, we charge customers an upfront fee so they can secure the procurement of computing power from the specified mining machines. We also charge a maintenance fee for our electricity supply, daily maintenance and repair care. We are entitled to a portion of the mining profit of an “accelerated payback mode” customer after the customer recovers the investment cost, which is defined as the mining reward earned from the mining pool equals the upfront fee paid and the maintenance fee and other fees incurred to date. For the years ended December 31, 2019, 2020 and 2021 and the six months ended June 30, 2021 and 2022, the revenue generated from Cloud Hosting was nil, US$2.9 million, US$7.6 million, US$6.0 million and US$6.8 million, respectively. We did not generate any revenue from mining profit sharing from plans under Cloud Hosting’s “accelerated payback mode” for the year ended December 31, 2021 and the six months ended June 30, 2022.

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General Hosting.   We offer hosting solutions to professional miner customers who send their mining machines to our mining datacenters for hosting. Specifically, we provide server room, professional support from technical and managerial personnel, supporting power, network and security monitoring facilities, among others, and carry out routine maintenance, system configurations, troubleshooting and daily reporting to ensure a smooth operation of the hosted mining machines. At the customers’ option, we also provide assistance for deployment, installation and removal of hosted mining machines and repairment of mining machines. Under the standard agreements with General Hosting customers, we charge monthly service fees, which include costs of operating and maintaining the mining machines, costs of electricity and other costs mainly related to mining machine deployment and repair. We generated no revenue prior to December 31, 2020 and revenue of US$18.3 million, US$0.9 million and US$53.0 million for the year ended December 31, 2021 and the six months ended June 30, 2021 and 2022, respectively, from General Hosting.

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Membership Hosting.   We offer a membership program for large-scale miner customers who seek stable, long-term supply of hosting capacity and send their mining machines to our mining datacenters for hosting purpose. In addition to the hosting services we provide to customers under General Hosting mentioned above, customers of this membership program enjoy program benefits, including, among other things, (i) early, priority and exclusive access to the newly available hosting capacity that is sufficient for large-scale miners, upon a new mining datacenter becomes available and (ii) favorable pricing terms for our hosting services such as mining datacenter and mining machine operations and maintenance as well as mining machine deployment. We charge membership fees, and service fees, which include costs of operating and maintaining the mining machines, costs of electricity and other costs mainly related to mining machine deployment and repair. For our Membership Hosting contracts, payment terms are individually negotiated and may differ among customers. Through this membership program, we seek to facilitate risk control and stable hosting income from large-scale miner customers by providing them reliable and long-term hosting capacity. We also intend to leverage our Membership Hosting to facilitate the growth of Hash Rate Marketplace as we encourage some of the Membership Hosting customers to become hash rate suppliers on our Hash Rate Marketplace. We generated no revenue from Membership Hosting prior to June 30, 2022.
The major differences between Cloud Hosting and General Hosting are the source of mining machines, the intended customer base and the business model that we generate revenue from. Cloud Hosting leverages mining machines from existing mining fleets owned by us and serves retail miner customers under a “group-buying” model, with an upfront fee charged at the commencement of the service and continuing maintenance fees charged throughout the whole service process. General Hosting, just like other industry players, hosts mining machines received from professional miner customers that look to expand their mining operation in exchange for monthly hosting fees. We expect to continue offering existing Cloud Hosting plans but no longer as our mainstream product. In the near future, we expect to focus on further expanding our General Hosting services by allocating a greater portion of our growing mining datacenter capacity to General Hosting. We believe that focusing on General Hosting will enable us to maximize assets utilization with minimal capital expenditure for our growing mining datacenter capacity, maximize overall scale of hash rate supported by our software platform Minerplus which may lead to future business opportunities, and improve the operational efficiency by serving professional customers.
Minerplus is our self-developed integrated intelligent software platform that offers software support to significantly reduce time needed for daily maintenance and mining machine upgrade and substantially decrease operation and maintenance headcount. The functions of Minerplus mainly encompasses real-time mining datacenter and hash rate monitoring as well as virus detection and removal. Minerplus enables intelligent management of our proprietary mining business and enhances product and service quality of Cloud Hash Rate and our hosting services. We also provide standalone Minerplus service to third-party mining datacenters.
Measures to prevent unauthorized or impermissible customer access
We have established anti-money laundering (“AML”) processes, know your customer (“KYC”) procedures and IP address geo-blocking measures, to prevent unauthorized and impermissible access to our hash rate products by U.S. customers and customers from other jurisdictions where we have identified laws or regulations that restrict the offering of our hash rate products. These measures generally encompass the following key steps: 1) following IP address and customer identification, IP addresses located in regions such as Cuba, Iran, North Korea, Syria, and Crimea Area, will be blocked, and IP addresses in most other areas, including the United States, will be asked to complete AML and KYC procedures prior to purchasing our products and services; 2) following and based on the results of customer due diligence process, customers from the United States or other applicable jurisdictions will be denied purchase of our hash rate products; 3) transactions and the KYC status of the customers will be subject to our monitoring and periodic review.
For a discussion of the risks relating to offering our hash rate products to U.S. customers and/or customers from other jurisdictions where such offering may be restricted, see the section entitled “Risk Factors — Risks Related to Bitdeer — Risks Related to Regulatory Compliance and Other Legal Matters —  Bitdeer’s hash rate sharing business may be subject to U.S. jurisdiction if Bitdeer is not able to avoid offering or selling its hash rate products to U.S. customers. Additionally, Bitdeer’s hash rate sharing business may be deemed as securities offerings in other jurisdictions where it is offered.”
Our Cryptocurrencies
Cryptocurrencies and Protocols Involved in Our Business
89.1%, 96.5%, 96.9% and 95.9% of our proprietary mining revenue for the years ended December 31, 2019, 2020 and 2021 and the six months ended June 30, 2022 respectively were generated from Bitcoin mining. The remaining mining yield were generated from Zcash, Ethereum, Dogecoin, Litecoin and other cryptocurrencies that are less mainstream, as illustrated below:

	Year ended December 31, 2019		Year ended December 31, 2020		Year ended December 31, 2021		Six months ended June 30, 2022
	USD’000%		USD’000%		USD’000%		USD’000%
BTC	33,371	89.1	85,355	96.5	185,656	96.9	39,297	95.9
ZEC	1,379	3.7	1,419	1.6	3,220	1.7	751	1.8
ETH	981	2.6	781	0.9	14	0.0	3	0.0
LTC	642	1.7	252	0.3	597	0.3	118	0.3
BCH	480	1.3	204	0.2	180	0.1	18	0.0
DCR	357	1.0	153	0.2	54	0.0	90	0.2
DASH	175	0.5	14	0.0	—	—	—	—
ETC	86	0.1	138	0.1	—	—	—	—
CKB	—	—	177	0.2	272	0.1	22	0.1
DOGE	—	—	—	—	1,239	0.6	294	0.7
XCH	—	—	—	—	165	0.1	43	0.1
HNS	—	—	—	—	137	0.1	34	0.1
FIL	—	—	—	—	129	0.1	327	0.8
SC	—	—	—	—	30	0.0	—	—
NMC	—	—	—	—	—	—	10	0.0
ELA	—	—	—	—	—	—	3	0.0
Total	37,471	100.0	88,493	100.0	191,693	100.0	41,010	100.0
78.8%, 84.5%, 93.4% and 95.8% of our Cloud Hash Rate revenue for the years ended December 31, 2019, 2020 and 2021 and the six months ended June 30, 2022 were generated from hash rate plans subscribed for Bitcoin mining. In the second half of 2021, we commenced mining operation on a proprietary basis for Filecoin, which adopted PoST protocol, and also offered computing power sharing solutions regarding Filecoin mining under our Cloud Hash Rate business. While we intend to enrich our product and service portfolio by providing mining services covering new crypto protocols, including PoS, DPoS, PoST and PoC, we have not determined the type of cryptocurrency to expand our operations.
Policies and Procedures Related to Our Cryptocurrencies
We obtain cryptocurrencies from proprietary mining and also generally accept cryptocurrencies as payment for services available to customers, such as Cloud Hash Rate, Cloud Hosting, General Hosting and Membership Hosting. We generally do not hold cryptocurrencies obtained through business operation, including mining and otherwise, and promptly convert them into fiat currency. The cryptocurrencies held by us as of December 31, 2019, 2020, 2021 and June 30, 2022 were US$1.1 million, US$9.6 million, US$6.2 million and US$3.1 million, respectively and accounted for 1.2%, 5.2%, 1.6% and 1.7% of our total revenue in the corresponding periods. The table below shows the type and amount of digital assets held as of the end of each reporting period:
	As of December 31, 2019		As of December 31, 2020		As of December 31, 2021		As of June 30, 2022
	USD’000%		USD’000%		USD’000%		USD’000%
BTC	907	83.4	6,536	68.2	692	11.2	180	5.8
ETH	54	5.0	452	4.7	13	0.2	5	0.2
USDT	16	1.5	1,414	14.8	3,904	63.1	971	31.3
BCH	45	4.0	247	2.6	4	0.1	2	0.1
LTC	29	2.7	292	3.0	5	0.1	4	0.1
BSV	29	2.7	194	2.0	137	2.2	—	—
ZEC	5	0.5	337	3.5	11	0.2	1	0.0

	As of December 31, 2019		As of December 31, 2020		As of December 31, 2021		As of June 30, 2022
	USD’000%		USD’000%		USD’000%		USD’000%
DASH	0*	0.0	26	0.3	0*	0.0	0*	0.0
DCR	1	0.1	1	0.0	2	0.0	0*	0.0
DOGE	0*	0.0	10	0.1	1	0.0	3	0.1
ETC	1	0.1	7	0.1	0*	0.0	0*	0.0
ETN	0*	0.0	0*	0.0	0*	0.0	—	—
USDC	—	—	55	0.6	99	1.6	96	3.1
BCHA	—	—	—	—	25	0.4	—	—
CKB	—	—	9	0.1	0*	0.0	0*	0.0
BTM	0*	0.0	2	0.0	—	—	—	—
FIL	—	—	—	—	1,257	20.3	1,840	59.3
XCH	—	—	—	—	37	0.6	0*	0.0
ELA	—	—	—	—	—	—	0*	0.0
NMC	—	—	—	—	—	—	0*	0.0
SC	—	—	—	—	—	—	0*	0.0
Total	1,087	100.0	9,582	100.0	6,187	100.0	3,102	100.0

*
Less than US$500 but not nil

We generally use service provided by Matrix Finance and Technologies Holding Group and its subsidiaries (“Matrixport Group”) for cryptocurrencies custody purpose. Please see the section entitled “— Our Cryptocurrencies Storage and Custodial Practices” below for more details on the related procedures in this regard.
Prior to June 30, 2021, we did not leverage cryptocurrencies that we held, including Bitcoin, to generate additional income, through lending, hedging or otherwise, nor did we convert our fiat currencies into cryptocurrencies for the same purposes. In the second half of 2021, we explored new options, such as short-term cryptocurrency lending and purchase of short-term wealth management products using cryptocurrencies converted from our fiat currencies, in addition to direct deposits of fiat currencies at fixed rates, in order to optimize our cash management cycle and generate a higher return on cash not otherwise used in our operating activities. Specifically, during the second half of 2021, we lent 30 million USDC, which we converted from our fiat currencies, to Matrixport Group at a fixed annual interest rate of 8.25% and received approximately US$0.7 million interest income; we also converted our fiat currencies into 30 million USDT and purchased a short-term wealth management product in the same amount from Matrixport Group. The wealth management product was an unsecured USDT fund offered by Matrixport Group at variable rates of return, and we received approximately US$0.7 million investment income from such product in the second half of 2021. Both the loan and the wealth management product were fully redeemed and collected by the end of 2021. In addition, because we generally do not hold cryptocurrencies, while the incomes we received were initially in cryptocurrencies, they were promptly converted into fiat currencies following receipt. During the six months ended June 30, 2022, we lent loans in a total amount of approximately US$50.0 million to Matrixport Group and received approximately US$0.4 million interest income. We also purchased wealth management products in a total amount of approximately US$150.0 million from Matrixport Group and received approximately US$0.3 million in return. Both the loans and the wealth management products were fully collected and redeemed as of June 30, 2022. To date, we have not experienced, either directly or indirectly, prohibitions from redeeming or withdrawing crypto assets. All of our cryptocurrency loans and cryptocurrency wealth management products had been fully redeemed by December 2022, and we do not anticipate to actively participate in such activities in the foreseeable future.

As of the date of this proxy statement/prospectus, we do not have any outstanding cryptocurrency lending to Matrixport Group or any outstanding wealth management product purchased from Matrixport Group or otherwise. All lending or wealth management products previously purchased from Matrixport Group had been fully collected or redeemed by the end of December 2022. In light of recent concerns over the lack of regulations with regards to digital asset based products in general, we do not anticipate entering into any digital asset based lending or wealth management products with Matrixport Group or otherwise in the foreseeable future.
We are open to more options to generate additional income by leveraging our cryptocurrencies and fiat currencies in the future; however, we prioritize our operating activities in terms of cash usage and will ensure that our cash, short-term investment and anticipated proceeds from disposal of cryptocurrencies in connection with our principal business will be sufficient to meet our current and anticipated working capital requirements and capital expenditures for at least the next 18 months from the date of this proxy statement/prospectus. Therefore, we currently do not expect to actively expand our cryptocurrency lending and investing activities, and may engage in fewer such activities depending on various factors, including aforementioned cash reserve and anticipated working capital requirements. We monitor our investments closely and limit our exposure to the investment risk by including in our operation strategy the requirements to invest only in robust wealth management products and the investments need to be redeemed within the same fiscal quarter.
We will evaluate each digital asset in our portfolio, or that we propose to hold or acquire in the future, to determine whether it would likely be considered a security as defined in Section 2(a)(1) of the Securities Act and consequences thereof, in consultation with outside counsel, as applicable at the time. We will base our analysis on relevant case law, applying the frameworks established by the U.S. Supreme Court and taking into consideration relevant guidance by the SEC and its staff, including the SEC’s “Framework for ‘Investment Contract’ Analysis of Digital Assets” issued by the Strategic Hub for Innovation and Financial Technology. Prior to holding or acquiring any digital assets, we would undertake customary due diligence regarding the digital asset in order to gather facts necessary to make such a determination.
However, such framework adopted by us to determine whether certain digital assets are “securities” involves risk-based judgements by us, is not based on a legal standard or determination binding on any regulatory body, and therefore is inherently associated with a number of risks. As of the date of this proxy statement/prospectus, with the exception of certain centrally issued digital assets that have received “no-action” letters from the SEC staff, Bitcoin and Ethereum are the only digital assets which senior officials at the SEC have publicly stated are unlikely to be considered securities. However, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital asset. It is possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff.
Thus a particular digital asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if a regulator disagrees with our characterization of a digital asset, we may be subject to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, operating results and financial condition. Current and future legislation and SEC-rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which Bitcoin or other cryptocurrencies are viewed or treated for classification and clearing purposes. In particular, Bitcoin and other cryptocurrencies may not be excluded from the definition of “security” by SEC rulemaking or interpretation requiring registration of all transactions unless another exemption is available, including transacting in Bitcoin or other cryptocurrencies among owners and requiring registration of trading platforms as “exchanges.” It will then likely become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to cause substantial volatility and significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars.
For a more comprehensive discussion of the relevant risks, please see the sections entitled “Risk Factors — Risks Related to Bitdeer — Risks Related to Cryptocurrencies — There is no one unifying principle governing the regulatory status of cryptocurrencies nor whether cryptocurrencies are securities in any particular context. Regulatory changes or actions in one or more countries may alter the nature of an investment in Bitdeer or restrict the use of cryptocurrencies, such as cryptocurrencies, in a manner that adversely affects Bitdeer’s business, prospects or operations” and “Risk Factors — Risks Related to Bitdeer — Risks Related to Cryptocurrencies — If Bitdeer were deemed an ‘investment company’ under the Investment Company Act of 1940, as amended, applicable restrictions could make it impractical for Bitdeer to continue its business as contemplated and could have a material adverse effect on Bitdeer’s business.”
Our Cryptocurrencies Storage and Custodial Practices
During the years ended December 31, 2019, 2020 and 2021 and the six months ended June 30, 2022, substantially all of our cryptocurrencies were held in custody by Matrixport Group and our disposal of cryptocurrencies, at spot price on the date of disposal, was primarily to Matrixport Group, a related party. Following our separation from BitMain Technologies Holding Company, we entered into two custody agreements with Matrixport Group on February 10, 2021 through our subsidiaries, pursuant to which we appointed Matrixport Group to (i) establish a custody account for the deposit of cryptocurrencies to be held by Matrixport Group on our behalf, and (ii) act as the custodian of the cryptocurrencies that are delivered to the designated blockchain address under our custody accounts. For more information, please see the section entitled “Risk Factors — Bitdeer may not have adequate sources of recovery if the cryptocurrencies held it us are lost, stolen or destroyed due to third-party cryptocurrencies custodial services or if Bitdeer cannot redeem or withdraw its cryptocurrencies invested in crypto lending or investing activities. Such incidents could have a material adverse effect on our business, financial condition and results of operations.”
Our custody accounts in Matrixport Group are protected by username, password, and hardware tokens. We are able to view the assets in the custody account and relevant transfers via Matrixport Group’s custody system. We are able to receive, withdraw and dispose of cryptocurrencies with the custody account. Each withdrawal request is subject to verification by a person designated by us, and if withdrawal is up to certain limit, to additional verification procedure applied by Matrixport Group, including calling a separately designated person or requesting additional written confirmation. We note that Matrixport Group offers a robust security infrastructure designed to safeguard its custody clients from crypto fraud. The generation and storage of, and the transaction signing by, the private keys are all under encryption in hardware security modules (HSMs) that provide tamper evidence, tamper resistance and tamper responsiveness features to safeguard the private keys and make sure no staff of Matrixport Group or anyone can have access to plain text of private keys. In extreme cases, private keys can be recovered by Matrixport Group’s disaster recovery measure. Private keys have been sharding into eight pieces that will be stored in an encrypted hard disk which will then be kept in physical safe deposit boxes in different banks. These sharding pieces are accessible only to certain qualified employees of Matrixport Group, who must obtain prior permission and must follow “Segregation of Duty and Least Knowledge Principle” under which such employees have right to recover the private keys but no right to trigger the withdrawal function from customers’ designated accounts. All crypto transactions will be monitored by Matrixport Group’s central security system. If an unusual transaction is identified, an alert will be issued to the relevant customer in real time for transaction verification purposes.
All withdrawal and transfer of assets shall be permitted by applicable laws and regulations and Matrixport Group’s internal policies and procedures. Matrixport Group is obligated to keep and maintain, or cause to be kept, accurate books and records with respect to any custody account and assets in accordance with applicable law. Statements of assets, along with a ledger of receipts and disbursements of assets is available to us via Matrixport Group’s custody system. Under the custody agreements, we are obligated to pay to Matrixport custody fees as a percentage of the value of the cryptocurrencies in U.S. Dollars under custody, monthly management fees as negotiated, and withdrawal fees if applicable. We incurred approximately US$0.3 million and US$0.08 million service fees, respectively, including primarily custody fees, to Matrixport Group for the year ended December 31, 2021 and the six months ended June 30, 2022, while the service fees we paid to Matrixport Group for the years ended December 31, 2019 and 2020 were immaterial.
Our Proprietary Mining Datacenters
We have built and currently operate three proprietary mining datacenters in the United States and two in Norway with an aggregate electricity capacity of 522MW in use as of June 30, 2022. We have initiated the expansion of our existing mining datacenters and had achieved access to a total electricity capacity of 775MW by the end of 2022 and 1,374MW thereafter. The locations of our mining datacenters in use, under construction and “in the pipeline” are illustrated in the diagram below.

Notes:
(1)
As of June 30, 2022. Out of 452MW of capacity under construction, 253MW had been completed within 2022, with the rest to be completed afterwards.

(2)
As of June 30, 2022

(3)
In the pipeline includes 400MW power supply contracted but not yet under active construction

•
Texas Mining Datacenters.   Our mining datacenter in Rockdale, Texas became operational in February 2019 and has 386MW electricity capacity in use as of June 30, 2022. We had increased the electricity capacity of this mining datacenter to 562MW from the expansion of our facilities by the end of 2022.

•
Norway Mining Datacenters.   Our mining datacenters in Fræna municipality (Molde mining datacenter) and Tydal municipality (Tydal mining datacenter), Norway became operational in December 2019 and had 38MW electricity capacity in use as of June 30, 2022. We had added 26MW and 50MW of electricity capacity to each of the two mining datacenters by the end of 2022 from the upgrade of the two facilities. Additionally, we plan to add additional 400MW of electricity capacity from the expansion of facilities of the mining datacenter in Tydal, Norway.

•
Tennessee Mining Datacenter.   Our mining datacenter in Knoxville, Tennessee became operational in May 2020 and we had 86MW electricity capacity in use as of June 30, 2022.

•
Washington Mining Datacenter.   Our mining datacenter in Pangborn, Washington became operational in May 2018 and we had 13MW electricity capacity in use as of June 30, 2022.

We have accumulated knowledge and expertise in the global landscape of electric power supply, which enables us to select prime locations to construct mining datacenters. We are currently exploring other sites for constructions of our mining datacenters with an initial focus on North American, North Europe, Central Asia and Southeast Asia.
Agreements Related to Our Proprietary Mining Datacenters
Lease Agreement for the Mining Datacenter in Rockdale, Texas
On June 6, 2018, Dory Creek, LLC, our subsidiary (formerly as Bitmain Inc.’s subsidiary), entered into a Lease Agreement with Alcoa USA Corp. (“Alcoa”), by the First Amendment of Lease dated October 18, 2018, by the Second Amendment of Lease dated May 1, 2019, by the Third Amendment of Lease dated May 11, 2021, by the Fourth Amendment to the Lease dated May 11, 2021, by the Fifth Amendment to Lease dated September 15, 2021 and the Sixth Amendment to Lease dated October 25, 2021, pursuant to which we lease land, certain buildings and improvements on the land, a certain portion of Alcoa’s power delivery network (“PUN”) and the non-exclusive right to use certain common areas in Rockdale Texas, for the operation of a blockchain data processing software and hardware center (“Data Center”) as well as the office use and a technology repair facility related to the Data Center. Alcoa sells and conveys to us a 100% ownership interest in a certain PUN power circuit and the associated downstream components, subject to certain power delivery restrictions. Upon termination of the Lease Agreement, our interest and ownership in the PUN will revert to Alcoa. For the period from June 6, 2018 through December 31, 2018, we paid Alcoa a lump sum rent of US$250,000. In 2019 and the six months ended June 30, 2020, we paid US$2,400,000 and US$2,125,000 rent to Alcoa under the Lease Agreement. We have an option to extend the term of this lease for two successive periods of five years (each such period an “Extension Term”). If applicable, on each January 1 during the Extension Term, the annual fixed rent shall increase by the greater of 2.5% or the percentage of the change in the CPI, not to exceed 5% in any single year between the first month and the eleventh month during the previous year.
Land Lease Agreement for the Molde Mining Datacenter in Fræna Municipality, Norway
On November 15, 2019, we entered into a land lease agreement with Troll Housing AS through Norway Hash Technologies AS, our subsidiary, as amended by three addenda (i.e., Addendum 1, Addendum 2 and Addendum 3) we entered into on December 6, 2020, March 22, 2021 and March 22, 2021, respectively, pursuant to which we lease land located at Klempertåsvegen 1, 6440 Elnesvågen, Norway to support our Molde mining datacenter with 67MW capacity. For the existing 30MW specified in Addendum 1, land rent is calculated based on the installed capacity of datacenter, with a unit price of NOK0.01 per kW prior to January 1, 2021 and NOK0.02 per kW starting from January 1, 2021. For the subsequent expansion of 37MW specified in Addendum 2 and the future potential expansions referred to in Addendum 3, the land rent is invoiced monthly and comprises two components, Monthly Rent 1 and Monthly Rent 2. Monthly Rent 1 is calculated based on datacenter capacity, with a fixed unit price of NOK0.0060 per kWh. Monthly Rent 2 is calculated using floating unit price, being adjusted downwards as total energy use, from the total capacity of Molde and Tydal mining datacenters excluding the existing 30MW specified in Addendum 1, goes up. The floating unit price for Monthly Rent 2 is NOK0.014 per kWh, NOK0.012 per kWh, NOK0.008 per kWh and NOK0.004 per kWh when energy used from datacenter capacity is high than 30MW and lower than 107MW, higher than or equal to 107MW and lower than 247MW, higher than or equal to 247MW and lower than 427MW, and higher than and equal to 427MW, respectively. The land lease for the corresponding expansion will be invoiced upon the relevant mining datacenter expansions are finished and delivered to us, the expansion pass the inspection before power-on and the power grid company completes the corresponding 132-22kV transformer upgrade. The term of the lease agreement is from December 1, 2019 to December 31, 2029, renewable within the term.
Land Lease Agreement for the Tydal Mining Datacenter in Tydal Municipality, Norway
On April 8, 2021, we entered into a land lease agreement with Tydal Datacenter AS through Norway Hash Technologies AS, our subsidiary, pursuant to which we lease land located at Kirkvollen Industriområde, 7590 Tydal, Norway to support our Tydal mining datacenter. The land lease will be invoiced upon the relevant mining datacenter expansions are finished and delivered to us, the expansion pass the inspection before power-on and the power grid company completes the corresponding 132-22kV transformer upgrade. The land rent comprises two components, Monthly Rent 1 and Monthly Rent 2. Monthly Rent 1 is calculated based on datacenter capacity, with a fixed unit price of NOK0.0060 per kWh. Monthly Rent 2 is calculated according to Addendum 3 of Land Lease Agreement for the Molde Mining Datacenter in Norway dated March 22, 2021 (See Land Lease Agreement for the Molde Mining Datacenter in Norway). The term of the lease agreement is from April 1, 2021 to March 31, 2031, renewable within the term.
Commercial Purchase and Sale Agreement for the Mining Datacenter in Knoxville, Tennessee
On February 26, 2018, Bitmain Inc. entered into a commercial purchase and sale agreement with Kemet Foil Manufacturing LLC, FKA Cornell Dublilier pursuant to which it purchased from Kemet Foil Manufacturing LLC, FKA Cornell Dublilier a tract of land of approximately 9.88 acres improved with a 77,678 square foot industrial building together with all fixtures, landscaping, improvements, and appurtenances, located at 5101 S. National Drive, Knoxville, Tennessee, 37914, for a consideration of

US$3,600,000. On March 20, 2018, Bitmain Inc. transferred a quitclaim deed of the aforementioned track of land to Carpenter Creek LLC, our subsidiary, in consideration of the sum of one dollar and other good and valuable considerations.
Vacant Land Purchase and Sale Agreement for the Mining Datacenter in Pangborn, Washington
On August 3, 2017, we entered into a vacant land purchase and sale agreement with Blackhawk Development Inc through Antcreek, LLC, our subsidiary, pursuant to which we purchased from Blackhawk Development Inc a tract of land of 3 acres located at BLA of Parent Parcel 93700000002, East Wenatchee, WA 98802 for a consideration of US$400,000. We use the land to support the operation of our mining datacenter in Pangborn, Washington.
Energy
We have built, and will continue to make significant investment in building strong partnerships with local electricity experts and power enterprises. Through these partnerships, we successfully lowered the average electricity cost of our proprietary mining datacenters to US$40/MWh for the year ended December 31, 2021, which was significantly below the estimated global average of US$49/MWh during the same period, according to Frost & Sullivan. We entered into electric power supply agreements with electricity suppliers to secure low electricity costs for our mining datacenters in Rockdale, Texas, and in Norway.
We consider environmental protection vitally important and have implemented measures in the operation of our business, in particular mining datacenters, to ensure our compliance with all applicable laws and regulations in the United States, Norway and other applicable jurisdictions. Our hash rate expansion strategy is energy conscious. We constantly monitor the operation of our mining machines and replace old mining machines models with new ones periodically to optimize energy efficiency. As a result, we successfully lowered our average energy consumption from 47.3j/T as of December 31, 2020 to 39.2j/T as of December 31, 2021 and further to 36j/T as of June 30, 2022. Through years of experience in and deep insight into the global power supply market, we are able to discover outstanding mining construction resources that are both cost-efficient and environmentally friendly.
We stick with high environmental, social and governance (ESG) standards and constantly increase the ratio of power supply generated from carbon-free energy. The ratio of our carbon-free power supply reached approximately 53% as of June 30, 2022, and is expected to increase to approximately 64% upon completing the construction of all mining datacenters “in the pipeline”. The ratio of our carbon-free power supply, as used herein, represents the weighted average ratio of carbon-free power supply at our datacenters, weighting in the respective electricity capacity at each datacenter. To be more specific, it is calculated by dividing (x) the sum of ratio of carbon-free power supply multiple by electricity capacity at each of our datacenters, by (y) the total electricity capacity contributed by all our datacenters.
According to the latest available statistics regarding energy structure of power supply from respective local authorities or suppliers as of June 30, 2022, (i) the power supply in our mining datacenter in Pangborn, Washington was 100% carbon-free, almost entirely supported by hydroelectric resources, (ii) the power supply in our mining datacenters in Molde and Tydal, Norway was 100% carbon-free, primarily supported by wind and hydroelectric resources, (iii) the power supply in our mining datacenter in Rockdale, Texas was approximately 46% carbon-free, supported by clean energy resources such as wind, nuclear, solar and hydroelectric, as well as traditional energy resources such as gas and coal, and (iv) the power supply in our mining datacenter in Knoxville, Tennessee was approximately 60% carbon-free, supported by clean energy resources, such as unclear, hydroelectric and solar, as well as traditional energy resources such as clean-burning natural gas units. To further improve the ratio of our carbon-free power supply, we intend to engage a carbon offset strategy consultant to formulate a carbon emissions offsetting plan for our mining datacenters in Texas.
Sales and Marketing
Historically, we attracted and retained our customers by offering high-quality products and services, without heavily relying on online or offline advertising campaigns to promote the sales of our products and services. The quality of our products and services is demonstrated by the 100% continuous hash rate online rate and minimum customer complaints.
Technologies
We stay at the forefront of technology development and have built prominent research and development capabilities. We benefit from our continuous investment in research and development as well as our strong and expanding research and development talent pool. Our core technical team has an average of over eight years of experience in major market players in the cryptocurrency industry. We have obtained patents to support key technologies underpinning our operations.
Our technology capabilities drive the differentiation of our business. In particular, the following technologies enable us to constantly improve our proprietary mining efficiency, offer differentiated and quality products and services, and minimize impacts to the environment.
•
Hash rate slicing.   We supply our customers the subscribed amount of hash rate by first dividing hash rate into “time slices,” each encompasses a certain number of calculations over a period of time. Through hash rate slicing, hash rate is divided into “time slices” by algorithm instead of by manual intervention and then submitted to multiple mining pool accounts to support multiple users. Our ability to generate a minimum hash rate unit of 1TH/s enables us to adjust hash rate allocation accurately and dynamically, and optimize operating metrics automatically in order to minimize fluctuations in terms of quantum in hash rate supply under Cloud Hash Rate.

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Hash rate scheduling.   We are able to achieve redeployment of hash rate across different mining machines through hash rate scheduling. When a single machine fails, hash rate from other mining machines can be instantly dispatched to ensure timing stability of hash rate supply. As a result, we are able to maintain a hash rate online rate of 100% under Cloud Hash Rate.

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Real-time monitoring.   Minerplus supports efficient and constant monitoring, automated operation and maintenance as well as data analysis for mining machines of different models under different brands, located in mining datacenters of different sizes in different locations. We have developed a highly efficient monitoring model adopting a procedure of prediction — feature analysis — data processing — reverse operation, which is able to accurately identify and quickly scan the monitored objects, and return operating data of the mining machine in real-time.

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Clean energy.   We have taken various measures to increase the ratio of clean energy in support of the operations of our mining datacenters. As of June 30, 2022, our non-carbon energy supply ratio reached approximately 53%. Our research and development team has started the feasibility assessment of the use of solar power to support our mining datacenters. We have also spent considerable efforts in minimizing the impact on the local environment. For example, instead of building new plants from the ground, we renovated Panasonic’s abandoned plants and Alcoa’s deserted aluminum smelter plants when constructing our mining datacenters in Tennessee and Texas. See the section entitled ‘‘— Energy” above for more details.

Competition
For our proprietary mining business, we compete with mining operations throughout the world. We compete to solve new blocks on the basis of our total number of mining machines, the degree of mining difficulty and the efficiency of our mining. We also compete to acquire new mining machines, to obtain access to facilities and prime location of mining operations, to electricity, to develop or acquire new technologies and to raise capital.
For our hash rate sharing business line, we compete on both the quantity and the quality of our hash rate supply, which depends on our mining datacenter resources, the total number of our mining machines, our ability to involve third-party hash rate suppliers and our access to technologies to maintain hash rate supply stability. We achieved a 37.4% market share as measured by hash rate for sale in the cloud hash rate sharing market, which is defined as a market where players sell part of their hash rate to customers, as of June 30, 2022, according to Frost & Sullivan. While we face competition from hash rate suppliers like FROGBT, we also seek cooperation with these third-party hash rate suppliers and build synergy-generating relationships by introducing them to our Hash Rate Marketplace and connecting them to our hash rate users. Together with other market players, we make available diverse and quality hash rate products on our Hash Rate Marketplace, facilitate the growth of our user base, and both third-party hash rate suppliers and ourselves can enjoy the faster cash payback enabled by a thriving Hash Rate Marketplace.
For our hosting service, we compete with other hosting operations globally. Our competitiveness depends on our ability to supply hosting space and power, our deployment, management and operation capabilities, the value of our service offering to customers, the availability of mining equipment and technologies, etc. Our innovative computing and hosting service “group-buying” model under Cloud Hosting gives us a clear advantage. We also enjoy the first-mover advantage in mining datacenter deployment and operation as well as mining machine management.
We operate in highly competitive industries for cryptocurrency mining and related services. Our competitors include Argo Blockchain PLC, Bit Digital, Inc., Bitcoin Investment Trust, Bitfarms Technologies Ltd., Blockchain Industries, Inc, Cipher Mining Inc., Coinbase, Inc., Core Scientific, Inc., Digihost International, Inc., DMG Blockchain Solutions Inc., DPW Holdings, Inc., HashChain Technology, Inc., Hive Blockchain Technologies Inc., Greenidge Generation Holdings Inc., Hut 8 Mining Corp., Layer1 Technologies, Inc., Marathon Digital Holdings, Inc., MGT Capital Investments, Inc., Northern Data AG, Overstock.com Inc., Riot Blockchain, Inc. and TeraWulf Inc. Many of our competitors are well-known worldwide players and we face competitors that are larger than us and have advantages over us in terms of economies of scale and financial and other resources. Some of our competitors may also have stronger brand names, greater access to capital, longer histories, longer relationships with their suppliers or customers and more resources than we do. Furthermore, these competitors may be able to adapt to changes in the industry more promptly and efficiently. As such, we expect that competition in our markets will continue to be intense.
Intellectual Property
As of the date of this proxy statement/prospectus, we owned eight registered patents, 10 registered copyrights, 114 registered trademarks and 171 registered domain names. We are also in the process of applying for six registered patents. The protection of our intellectual property and all corresponding rights throughout the world, including our trademarks, service marks, trade dress, logos, trade names, domain names, goodwill, patents, copyrights, works of authorship (whether or not copyrightable), software and trade secrets, know-how, and proprietary and other confidential information, together with all applications, registrations, renewals, extensions, improvements and counterparts in connection with any of the foregoing, is important to the success of our business. We seek to protect our intellectual property rights by filing applications in various patent, trademark and other government offices, and relying on applicable laws and regulations in the U.S. and internationally, as well as a variety of administrative procedures. We have routinely entered into confidentiality and invention disclosure and assignment agreements with our employees and contractors, and non-disclosure agreements with external parties with whom we conduct business to control access to, and use and disclosure of, our proprietary information.
Employees
As of the date of this proxy statement/prospectus, we had 160 full-time employees, and one part-time employee. None of our employees is represented by a labor union or subject to a collective bargaining agreement. We believe that we maintain a good working relationship with our employees, and we have not experienced any material disputes with our employees in our history.
Seasonality
Our hash rate level is typically slightly lower in summer as temperature affects mining machine performance regarding hash rate generation.
Government Regulation
Due to the relatively short history of cryptocurrencies, and their emergence as a new asset class, government regulation of blockchain and cryptocurrencies is constantly evolving, with increased interest expressed by U.S. and internal regulators. For example, the Cyber-Digital Task Force of the U.S. Department of Justice published a report entitled “Cryptocurrency: An Enforcement Framework” in October 2020 that detailed the Department’s view with respect to cryptocurrencies and the tools at the Department’s disposal to deal with threats posed by cryptocurrencies. In March 2021, the nominee for Chair of the SEC expressed the need for investor protection along with promotion of innovation in the cryptocurrency space.
Government regulation of blockchain and cryptocurrencies is under active consideration by the United States federal government via its agencies and regulatory bodies, as well as by similar entities in other countries and transnational organizations, such as the European Union. State and local regulations also may apply to our activities and other activities in which we may participate in the future. Other governmental or semi-governmental regulatory bodies have shown an interest in regulating or investigating companies engaged in blockchain or cryptocurrency businesses. For instance, the SEC has taken an active role in regulating the use of public offerings of proprietary coins (so-called “initial coin offerings”) and has made statements and official promulgations as to the status of certain cryptocurrencies as “securities” subject to regulation by the SEC.
The effect of any regulatory change, either by the Federal, state, local or foreign governments or any self-regulatory agencies on us is impossible to predict, but such change could be substantial and may have a material adverse effect on our business, financial condition and results of operations. While we are unaware of significant adverse governmental or regulatory action adverse to Bitcoin or Ethereum mining in the United States, there is no guarantee that future regulation or adverse action will not take place and interpretation of existing regulations in a manner adverse to our business is possible.
In addition, various foreign jurisdictions either have adopted, or may adopt, laws, regulations or directives that affect cryptocurrencies, cryptocurrency networks, and their users and participants. Such laws, regulations or directives may conflict with those of the United States, may negatively impact the acceptance of cryptocurrencies by users, merchants and service providers outside of the United States, and may therefore impede the growth of cryptocurrencies. A number of Eastern European and Asian countries currently have a more restrictive stance toward cryptocurrencies and, thereby, have reduced the rate of expansion of cryptocurrency use, as well as cryptocurrency transaction processing, in each of those countries. Presently, we do not believe any U.S. or State regulatory body has taken any action or position adverse to our main cryptocurrency, Bitcoin, with respect to its production, sale, and use as a medium of exchange; however, future changes to existing regulations or entirely new regulations may affect our business in ways it is not presently possible for us to predict with any reasonable degree of reliability.
As the regulatory and legal environment evolves, we may become subject to new laws, such as further regulation by the SEC and other agencies, which may affect our mining and other activities.
Facilities
Our principal executive offices are located at #09-03/04, Aperia Tower 1, 8 Kallang Avenue, Singapore 339509, where we lease an approximately 440 square meters facility. This facility houses our administrative headquarters and research and development center. We believe that our existing facilities are suitable and adequate to meet our current needs. If we need to add new facilities or expand existing facilities as we add employees, we believe that suitable additional space will be available to accommodate any such expansion of our operations.
Legal Proceedings
We are currently not a party to any material legal or administrative proceedings. We have been, and may from time to time in the future, be subject to various legal and administrative proceedings arising in the ordinary course of our business. Such claims or legal actions, even if without merit, could result in the expenditure of significant financial and management resources and potentially result in civil liability for damages.

BITDEER’S DIRECTORS AND EXECUTIVE OFFICERS
Directors and Senior Management
The following table sets forth certain information relating to the executive officers and directors of Bitdeer as of the date of this proxy statement/prospectus:
Name	Age	Position
Jihan Wu	36	Founder and Sole Director
Linghui Kong	40	Chief Executive Officer
Jianchun Liu	45	Chief Financial Officer, Business Operations
Huaxin Wen	43	Chief Financial Officer, Capital Market
Jihan Wu has served as the sole director of Bitdeer since January 2021. He co-founded BitMain Technologies Holding Company (“BitMain”) in 2013, and served as the Chairman and Chief Executive Officer of BitMain from September 2018 to January 2021. Mr. Wu has been a director of Matrixport Group since 2019. Mr. Wu obtained dual bachelor’s degrees in both Economics and Psychology from Peking University in 2009.
Linghui Kong has served as the Chief Executive Officer of Bitdeer since January 2021. He served as the head of Application Software Department of BitMain from April 2018 to December 2020. Prior to that, Mr. Kong served as a senior software architect of Tencent Technology Beijing Co., Ltd. from April 2011 to March 2018. Mr. Kong obtained a master’s degree in Telecommunication and Information System from Beijing University of Posts and Telecommunications in 2008 and a bachelor’s degree in Telecommunication Engineering from Beijing University of Posts and Telecommunications in 2005.
Jianchun Liu has served as the Chief Financial Officer of Bitdeer since January 2021, responsible for business operations. He has been a director of BitMain since January 2021. Prior to that, Mr. Liu served as the financial director of BitMain from 2016 to 2021. Mr. Liu obtained an MBA from University of Chinese Academy of Sciences in 2017 and a bachelor’s degree in Economics from Renmin University of China in 2000.
Huaxin Wen has served as the Chief Financial Officer of Bitdeer since April 2021, responsible for capital market. He served as a financial officer of Fangdd Network Group Ltd. (Nasdaq: DUO), a property technology company, from 2014 to 2021. Prior to that, Mr. Wen served as a senior manager of KPMG Huazhen LLP, one of the big four accounting firms, from 2009 to 2014. Mr. Wen obtained a bachelor’s degree of Arts in English from South China University of Technology in 2001.
Compensation of Directors and Executive Management
The compensation for each of our executive officers comprises base salary, discretionary bonus, equity compensation, contractual benefits and contributions to defined contribution plans. Total compensation paid and benefits in kind provided to our directors and executive officers for the year ended December 31, 2022 was approximately US$12.0 million.
We have not set aside or accrued any amount to provide pension, retirement or other similar benefits. For a description of share incentive grants to our directors and officers, see the section entitled “— Incentive Plans.”
Incentive Plans
Set out below is a summary of the incentive plan Bitdeer has in place as of the date of this proxy statement/prospectus:
2021 Share Incentive Plan
In 2021, Bitdeer implemented a 2021 Share Incentive Plan to encourage the long-term commitment and retention of its employees. In connection with the Business Combination, the Bitdeer RSUs granted under the 2021 Share Incentive Plan of Bitdeer will be treated in accordance with the provisions of the Merger

Agreement. For a description of this treatment, see the section entitled “The Business Combination Proposal — Merger Consideration.” Each Bitdeer RSU outstanding immediately prior to the Closing, whether vested or unvested, will be assumed by BTG and converted into an award of restricted share units representing the rights to receive, on the same terms and conditions as applied to each such Bitdeer RSU immediately prior to the Closing (including with respect to vesting, release and forfeiture or termination provisions). Unless otherwise specified, the Bitdeer RSUs will vest in equal monthly installments over a period of four years. Under the Merger Agreement, Bitdeer RSUs granted under the 2021 Share Incentive Plan of Bitdeer as of the date of proxy statement/prospectus will represent rights to receive approximately 81,583,953 BTG Class A Ordinary Shares upon the Closing.
Following the Business Combination, no further awards will be issued under the 2021 Share Incentive Plan of Bitdeer. In connection with the Business Combination, subject to shareholder approval, BTG will adopt the BTG Incentive Plan. Following the Closing, BTG expects to grant equity awards to its directors, officers and employees under the BTG Incentive Plan from time to time, but has not determined at the current time the schedule or amount of such grants. For more information, see “The BTG Incentive Plan Proposal.”

BTG’S DIRECTORS AND OFFICERS FOLLOWING THE BUSINESS COMBINATION
The following table sets forth certain information relating to the executive officers and directors of BTG after the consummation of the Business Combination.
Name	Age	Position
Jihan Wu	36	Chairman of the Board
Linghui Kong	40	Director and Chief Executive Officer
Xiaoni Meng	38	Director
Jianchun Liu	45	Director and Chief Financial Officer, Business Operations
Huaxin Wen	43	Chief Financial Officer, Capital Market
Naphat Sirimongkolkasem	33	Director Appointee
Sheldon Trainor-Degirolamo	59	Director Appointee
Guang Yang	40	Director Appointee
Biographical information for Jihan Wu, Linghui Kong, Jianchun Liu, and Huaxin Wen are under “Bitdeer Directors and Senior Management — Directors and Senior Management — Members of the Board.” Biographical information for Naphat Sirimongkolkasem are under “BSGA’s Directors and Executive Officers — Current Directors and Executive Officers.”
Xiaoni Meng has served as Vice President of BIT Mining Limited (NYSE: BTCM), a cryptocurrency enterprise publicly traded on New York Stock Exchange, from April 2021 to April 2022. She served as the head of mining cloud department of Bitdeer from January 2021 to March 2021. Prior to that, Ms. Meng led the operation of cloud mining business of BitMain from July 2018 to December 2020. Ms. Meng graduated from Xi’an University of Science and Technology in 2006.
Sheldon Trainor-DeGirolamo has served as the Non-Executive Director of Foxconn Interconnect Technology Ltd (6088.HK), a publicly traded company on the Hong Kong Stock Exchange, since May 2019. He has also served as the Director of Experiential Media Group and Linksys Holdings, Inc. since May 2021 and June 2021, respectively. From May 2012 to November 2020, he served as the Executive Director of Macau Legend Development Company Ltd., a publicly traded company on the Hong Kong Stock Exchange. He also served as the Director of Athenex (NASDAQ: ATNX), a biopharmaceutical company publicly traded on Nasdaq, from June 2017 to May 2019. He is the Founder and Managing Director of PacBridge Capital Partners (HK) Limited, a principal investment firm based in Hong Kong, which he founded in 2009. Prior to establishing PacBridge, Mr. Trainor-DeGirolamo spent more than 20 years in the financial services industry, including with Credit Suisse Australia, Morgan Stanley Asia and as the Head of Investment Banking for Asia and as Vice Chairman of Merrill Lynch Asia. Mr. Trainor-DeGirolamo received a Bachelor of Commerce from the University of British Columbia.
Guang Yang has 16 years of experiences in global wealth management, private equity, venture capital and investment banking. He is a co-founder of PSZC Asset Management, a leading multi-family office established 2015. During 2011-2015, Mr. Yang served as a partner for CGP Investment, one of the leading Asia based fund of funds. Prior to that, he served various financial advisory and investment roles at Macquarie Capital Group, China Renaissance, and CVC Capital from 2006 to 2010. Mr. Yang obtained his bachelor’s degree of Commerce and bachelor’s degree of Law from Melbourne University in 2006.
Board of Directors
The board of directors of BTG will initially consist of seven directors immediately after the consummation of the Business Combination. Of these initial seven directors, three will be independent. A director is not required to hold any shares in BTG by way of qualification. A director may vote with respect to any contract, proposed contract or arrangement in which he is materially interested provided (i) such director, if his interest in such contract or arrangement is material, has declared the nature of his interest at the earliest meeting of the board at which it is practicable for him to do so, either specifically or by way of a general notice, (ii) such director has not been disqualified by the chairman of the relevant board meeting, and (iii) if such contract or arrangement is a transaction with a related party, such transaction has been approved by the audit committee in accordance with the Nasdaq rules. The directors may exercise all the powers of BTG to borrow money, mortgage its undertaking, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of BTG or of any third party. None of BTG’s non-executive directors has a service contract with BTG that provides for benefits upon termination of service.
Duties of Directors
Under the laws of the Cayman Islands, directors have a fiduciary duty to act honestly in good faith with a view to the company’s best interests. BTG directors also have a duty to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with BTG’s memorandum and articles of association, as amended and restated from time to time. A shareholder has the right to seek damages if a duty owed by the directors is breached.
Terms of Directors and Executive Officers
The BTG directors may be appointed by an ordinary resolution of BTG’s shareholders. In addition, BTG’s board of directors may, by the affirmative vote of a simple majority of the directors present and voting at a board meeting appoint any person as a director either to fill a casual vacancy on BTG’s board or as an addition to the existing board. Unless otherwise determined by BTG in general meeting, BTG shall have no less than three (3) and no more than twelve (12) directors. A director will cease to be a director automatically if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to BTG; (iv) without special leave of absence from BTG’s board, is absent from three consecutive board meetings and BTG’s directors resolve that his office be vacated; or (v) is removed from office pursuant to any other provisions of Amended BTG Articles.
BTG’s officers are elected by and serve at the discretion of the board of directors of BTG.
Board Committees
The BTG board of directors will have an audit committee, a compensation committee and a nominating committee. Each committee’s members and functions are described below.
Audit Committee
The BTG audit committee will initially consist of Guang Yang, Sheldon Trainor-DeGirolamo and Naphat Sirimongkolkasem. Sheldon Trainor-DeGirolamo will be the chairperson of BTG’s audit committee. Each of Guang Yang, Sheldon Trainor-DeGirolamo and Naphat Sirimongkolkasem satisfies the independence requirements under Rule 5605(c)(2) of the Nasdaq Stock Market Rules and meets the criteria for independence set forth in Rule 10A-3 of the Exchange Act, as well as the criteria of an audit committee financial expert as set forth under the applicable rules of the SEC.
The BTG audit committee will oversee BTG’s accounting and financial reporting processes and the audits of BTG’s financial statements. The audit committee will be responsible for, among other things:
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selecting the independent auditor;

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pre-approving auditing and non-auditing services permitted to be performed by the independent auditor;

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annually reviewing the independent auditor’s report describing the auditing firm’s internal quality control procedures, any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors and all relationships between the independent auditor and BTG;

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reviewing responsibilities, budget, compensation and staffing of BTG’s internal audit function;

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reviewing with the independent auditor any audit problems or difficulties and management’s response;

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reviewing and, if material, approving all related party transactions on an ongoing basis;

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reviewing and discussing the annual audited financial statements with management and the independent auditor;

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reviewing and discussing with management and the independent auditors major issues regarding accounting principles and financial statement presentations;

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reviewing reports prepared by management or the independent auditors relating to significant financial reporting issues and judgments;

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discussing earnings press releases with management, as well as financial information and earnings guidance provided to analysts and rating agencies;

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reviewing with management and the independent auditors the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on BTG’s financial statements;

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discussing policies with respect to risk assessment and risk management with management and internal auditors;

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timely reviewing reports from the independent auditor regarding all critical accounting policies and practices to be used by BTG, all alternative treatments of financial information within IFRS that have been discussed with management and all other material written communications between the independent auditor and management;

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establishing procedures for the receipt, retention and treatment of complaints received from BTG’s employees regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by BTG’s employees of concerns regarding questionable accounting or auditing matters;

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such other matters that are specifically delegated to BTG’s audit committee by BTG’s board of directors from time to time; and

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meeting separately, periodically, with management, internal auditors and the independent auditor.

Compensation Committee
The BTG compensation committee will initially consist of Jihan Wu, Linghui Kong and Guang Yang. Jihan Wu will be the chairperson of the compensation committee. Guang Yang satisfies the independence requirements under Rule 5605(a)(2) of the Nasdaq Stock Market Rules.
BTG’s compensation committee will be responsible for, among other things:
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reviewing, evaluating and, if necessary, revising BTG’s overall compensation policies;

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reviewing and evaluating the performance of BTG’s directors and relevant executive officers and determining the compensation of relevant executive officers;

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reviewing and approving BTG’s executive officers’ employment agreements with BTG;

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setting performance targets for relevant executive officers with respect to BTG’s incentive compensation plan and equity-based compensation plans;

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administering BTG’s equity-based compensation plans in accordance with the terms thereof; and

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such other matters that are specifically delegated to the compensation committee by BTG’s board of directors from time to time.

Nominating and Corporate Governance Committee
The BTG nominating and corporate governance committee will initially consist of Jihan Wu, Linghui Kong and Sheldon Trainor-DeGirolamo. Jihan Wu will be the chairperson of the nominating and corporate governance committee. Sheldon Trainor-DeGirolamo satisfies the independence requirements under Rule 5605(a)(2) of the Nasdaq Stock Market Rules.

The BTG nominating and corporate governance committee will be responsible for, among other things:
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selecting and recommending to BTG’s board of directors nominees for election by the shareholders or appointment by the board;

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reviewing annually with BTG’s board of directors the current composition of BTG’s board of directors with regards to characteristics such as independence, knowledge, skills, experience and diversity;

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making recommendations on the frequency and structure of BTG’s board of directors meetings and monitoring the functioning of the committees of BTG’s board of directors; and

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advising BTG’s board of directors periodically with regards to significant developments in the law and practice of corporate governance as well as BTG’s compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Employment Agreements and Indemnification Agreements
BTG has entered into employment agreements with each of BTG’s executive officers. Under these agreements, each of BTG’s executive officers is employed for a specified time period. BTG may terminate employment for cause, at any time, for certain acts of the executive officer, such as continued failure by the executive officer to satisfactorily perform his/her duties, or the executive officer’s conviction or entry of a guilty or nolo contendere plea of any felony or any misdemeanor involving moral turpitude. BTG may also terminate an executive officer’s employment without cause upon 60-day advance written notice. In such case of termination by BTG, BTG will (i) continue to provide to the executive officer all compensation, base salary and previously earned but unpaid incentive compensation, if any, and to allow the executive officer to participate in any benefit plans in accordance with the terms of such plans during the notice period, and (ii) pay to the executive officer, in lieu of benefits under any severance plan or policy of BTG, any such amount as may be agreed between BTG and the executive officer.
Each executive officer has agreed to hold, both during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of BTG’s confidential information or trade secrets, any confidential information or trade secrets of BTG’s clients or prospective clients, or the confidential or proprietary information of any third party received by BTG and for which BTG has confidential obligations. The executive officers have also agreed to disclose in confidence to BTG all inventions, designs and trade secrets which they conceive, develop or reduce to practice during the executive officer’s employment with BTG and to assign all rights, title and interest in them to BTG, and assist BTG in obtaining and enforcing patents, copyrights and other legal rights for these inventions, designs and trade secrets.
In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of his or her employment and typically for one year following the last date of employment. Specifically, each executive officer has agreed not to (i) engage in, or otherwise directly or indirectly being employed by or acting as a consultant or lender to, or being a director, officer, employee, principal, agent, stockholder, member, owner or partner of, or permitting the executive officer’s name to be used in connection with the activities of, any other business or organization which competes, directly or indirectly, with BTG; (ii) solicit from any customer doing business with BTG during the term; or (iii) otherwise interfere with the business or accounts of BTG.
BTG has also entered into indemnification agreements with each of BTG’s directors and executive officers. Under these agreements, BTG agrees to indemnify BTG’s directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of BTG.
Foreign Private Issuer Status
BTG is an exempted company limited by shares incorporated in 2021 under the laws of the Cayman Islands. After the consummation of the Business Combination, BTG will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Under Rule 405 of the Securities Act, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to BTG on June 30, 2022. For so long as BTG qualifies as a foreign private issuer, it will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
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the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

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the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

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the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

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the selective disclosure rules by issuers of material nonpublic information under Regulation Fair Disclosure, or Regulation FD, which regulates selective disclosure of material non-public information by issuers.

BTG will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, BTG intends to publish its results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information BTG is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, after the Business Combination, BTG shareholders will receive less or different information about BTG than a shareholder of a U.S. domestic public company would receive.
BTG is a non-U.S. company with foreign private issuer status, and, after the consummation of the Business Combination, will be listed on Nasdaq. Nasdaq market rules permit a foreign private issuer like BTG to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is BTG’s home country, may differ significantly from Nasdaq corporate governance listing standards. Among other things, BTG is not required to have:
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a majority of the board of directors consist of independent directors;

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a compensation committee consisting of independent directors;

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a nominating committee consisting of independent directors; or

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regularly scheduled executive sessions with only independent directors each year.

Although not required and as may be changed from time to time, BTG intends to have, as of the consummation of the Business Combination, a majority-independent board of directors, a majority-independent compensation committee and a nominating committee. Subject to the foregoing, BTG intends to rely on the exemptions listed above. As a result, you may not be provided with the benefits of certain corporate governance requirements of Nasdaq applicable to U.S. domestic public companies.
Controlled Company Status
After the completion of the Business Combination, Mr. Jihan Wu will control a majority of the voting power of BTG’s outstanding ordinary shares. As a result, BTG will be a “controlled company” within the meaning of applicable Nasdaq listing rules. Under these corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of its board of directors consist of independent directors, (2) that its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) that its board of directors have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. BTG expects to utilize these “controlled company” exemptions for at least some period following the Business Combination, as it does not expect its board of directors, compensation committee and nominating and corporate governance committee following the Business Combination to meet the afore-mentioned independence requirements. Pending such determination, you may not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements. If BTG ceases to be a “controlled company” and its shares continue to be listed on Nasdaq, BTG will be required to comply with these standards and, depending on the board’s independence determination with respect to its then-current directors, BTG may be required to add additional directors to its board in order to achieve such compliance within the applicable transition periods.
Director Independence
As a result of Mr. Jihan Wu holding a majority of the voting power of BTG’s outstanding ordinary shares, BTG will be a “controlled company” within the meaning of Nasdaq’s listing rules. Therefore, BTG will not be required to comply with certain corporate governance rules that would otherwise apply to us as a listed company on Nasdaq, including the requirement that compensation committee and nominating and corporate governance committee be composed entirely of “independent” directors (as defined by Nasdaq’s listing rules). As a “controlled company,” the board of directors of BTG will not be required to include a majority of “independent” directors.
Nonetheless, we anticipate that BTG will have three “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. In addition, we anticipate that Guang Yang, Sheldon Trainor-DeGirolamo and Naphat Sirimongkolkasem will qualify as independent directors for the purpose of serving on the audit committee of BTG under SEC rules.
Code of Business Conduct and Ethics
BTG has adopted a Code of Business Conduct and Ethics applicable to its directors, officers and employees. BTG seeks to conduct business ethically, honestly, and in compliance with applicable laws and regulations. BTG’s Code of Business Conduct and Ethics sets out the principles designed to guide BTG’s business practices — compliance, integrity, respect and dedication. The code applies to all directors, officers, employees and extended workforce, including the Founder, Chairman and Chief Executive Officer, Chief Operating Officer, President, Chief Financial Officer and Chief People Officer. Relevant sections of the code also apply to members of the BTG board of directors. BTG expects its suppliers, contractors, consultants, and other business partners to follow the principles set forth in its code when providing goods and services to BTG or acting on BTG’s behalf.

BITDEER’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Unless the context otherwise requires, all references in this section to the “Company”, “we”, “us”, “our” or “Bitdeer” refer collectively to Bitdeer Technologies Holding Company and its direct and indirect subsidiaries prior to the consummation of the Business Combination.
You should read the following discussion and analysis of our financial condition and results of operations together with the “Selected Historical Financial Information of Bitdeer” section of this prospectus and our combined and consolidated financial statements and the related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements that reflect our plans, estimates, and beliefs that involve risks and uncertainties. As a result of many factors, such as those set forth under the “Risk Factors” and “Forward-Looking Statements” sections and elsewhere in this proxy statement/prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.
Overview
Bitdeer is a world-leading technology company for the cryptocurrency mining community. As of June 30, 2022, we were the world’s second largest holder of proprietary hash rate, which is defined as hash rate generated from proprietary mining machines; by allocating part of our proprietary hash rate for sale, we were the world’s largest supplier of hash rate, as measured by hash rate for sale in the cloud hash rate sharing market, which is defined as a market where players sell part of their hash rate to customers, according to Frost & Sullivan.
We mine cryptocurrencies for our own account and serve the cryptocurrency mining community by providing innovative, reliable and easy-to-use cryptocurrency mining solutions. Headquartered in Singapore, we currently operate five proprietary mining datacenters in the United States and Norway with an aggregate electricity capacity of 522MW as of June 30, 2022, which we had increased to 775MW by the end of 2022 by expanding our footprints to six mining datacenters globally. From these mining datacenters, we generate managing hash rate which is categorized into proprietary and hosting hash rate. As of June 30, 2022, our proprietary hash rate reached 4.2 EH/s and accounted for 1.8% of the total Bitcoin network hash rate, making us the second largest holder of proprietary hash rate across the globe, according to Frost & Sullivan. Together with the 6.3 EH/s hosting hash rate generated from mining machines hosted in our mining datacenters, we possessed a total of 10.5 EH/s of managing hash rate as of June 30, 2022, accounting for approximately 4.6% of the total Bitcoin network hash rate.
To date, we primarily operate three business lines — “proprietary mining,” “hash rate sharing” and “hosting.” Proprietary mining refers to cryptocurrency mining for our own account, which allows us to directly capture the high appreciation potential of cryptocurrency. We offer two types of hash rate sharing solutions, Cloud Hash Rate and Hash Rate Marketplace. Through Cloud Hash Rate, we sell our proprietary hash rate to customers. We offer hash rate subscription plans at fixed price and share mining income with them under certain arrangements. As of June 30, 2022, our Cloud Hash Rate business achieved a market share of 37.4% as measured by hash rate for sale in the cloud hash rate sharing market, according to Frost & Sullivan. Through Hash Rate Marketplace, we connect reliable third-party hash rate suppliers with hash rate users to facilitate hash rate sales and generate revenue from charging service fees. Our hosting services offer customers one-stop mining machine hosting solutions encompassing deployment, maintenance and management services for efficient cryptocurrency mining. Among a wide selection of hosting services, customers can either subscribe to our Cloud Hosting service for the specified mining machines from which they derive computing power under a “group-buying” model, or send their mining machines to our mining datacenters for hosting under the General Hosting option or the Membership Hosting option. Historically, our hosting hash rate were generated from Cloud Hosting and General Hosting. All of our three business lines are supported by Minerplus, our self-developed integrated intelligent software platform, which offers software support to significantly reduce time needed for daily maintenance and mining machine upgrade and substantially decrease operation and maintenance headcount. We source mining machines from a wide variety of manufacturers and traders with whom we have built robust relationships over the years. We also engage in the sales of mining machines from time to time.

For the years ended December 31, 2019, 2020, 2021, and the six months ended June 30, 2021 and 2022, respectively, 42.2%, 47.5%, 48.6%, 50.7% and 22.8% of our revenue was generated from proprietary mining, and 49.0%, 42.0%, 31.5%, 28.2% and 41.7% of our revenue was generated from Cloud Hash Rate. For the years ended December 31, 2020, 2021, and the six months ended June 30, 2021 and 2022, 1.6%, 1.9%, 2.7% and 3.8% of our revenue was generated from Cloud Hosting, a new service launched in 2020. We also launched General Hosting in 2021, which contributed 4.6%, 0.4% and 29.5% of our total revenue for the year ended December 31, 2021 and the six months ended June 30, 2021 and 2022. We generated immaterial revenue from Hash Rate Marketplace and no revenue from Membership Hosting prior to June 30, 2022. For the years ended December 31, 2019, 2020, 2021 and the six months ended June 30, 2021 and 2022, respectively, 8.5%, 8.5%, 11.6%, 17.2% and 0.2% of our revenue was generated from the sales of mining machines.
We have historically achieved significant growth in recent periods. Our revenue increased by 110.0% from US$88.8 million for the year ended December 31, 2019 to US$186.4 million for the year ended December 31, 2020, and further increased by 111.7% to US$394.7 million for the year ended December 31, 2021. For the first six months in 2022, we generated US$179.6 million in total net revenue, as compared to US$219.7 million generated for the first six months in 2021. We had gross loss of US$10.1 million and US$23.2 million for the years ended December 31, 2019 and 2020, respectively, and generated gross profit of US$241.4 million, US$142.8 million and US$69.0 million for the year ended December 31, 2021 and the six months ended June 30, 2021 and 2022, respectively. We incurred net loss of US$27.9 million, US$55.8 million for the years ended December 31, 2019, 2020, respectively, generated net profit of US$113.8 million and US$82.6 million for the six months ended June 30, 2021 and the year ended December 31, 2021, and incurred net loss of US$25.2 million for the six months ended June 30, 2022. Our adjusted EBITDA increased by 195.2% from US$16.5 million for the year ended December 31, 2019 to US$48.7 million for the year ended December 31, 2020, and further increased by 479.2% to US$281.8 million for the year ended December 31, 2021. For the six months ended June 30, 2022, our adjusted EBITDA was US$68.2 million, as compared to US$183.2 million for the six months ended June 30, 2021. However, our recent growth trends may not continue and we may not be able to maintain or increase our profitability over the long term.
We estimated our revenue and adjusted EBITDA of approximately US$310.4 million and US$91.9 million respectively for the eleven months ended November 30, 2022. As of December 31, 2022, we had approximately US$229.9 million cash and cash equivalent and US$31.0 million fiat currency investment, which is redeemable upon one-day notice. We do not, as a matter of general practice, publicly disclose estimates of our financial condition or other results. The estimates are based on our management accounts, and do not take into account any circumstances or events occurring after the date the management accounts were prepared, but we believe they continue to have a reasonable basis as of the date of this proxy statement/prospectus.
The inclusion of the estimated numbers in this proxy statement/prospectus should not be regarded as an indication that Bitdeer or its affiliates, advisors, representatives, or any other recipient of this information, considered, or now considers, such estimated numbers to be necessarily predictive of actual audited numbers and you should not place undue reliance on the estimated numbers. Accordingly, the estimates are inherently subject to uncertainty. We will not refer back to the above estimated numbers in our future periodic reports filed under the Exchange Act. Neither MaloneBailey, LLP nor Marcum LLP or any other independent accountant has audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to afore-mentioned financial numbers and accordingly, neither MaloneBailey, LLP nor Marcum LLP or any other independent accountant expresses any opinion or any other form of assurance on such information and assume no responsibility for, and disclaim any association with, the estimated numbers.
Recent Developments
Recent events impacting our business are as follows:
Business Combination
On December 15, 2021, an Amended and Restated Merger Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”) was entered into by and among Bitdeer Technologies Group (“BTG”), Bitdeer, Blue Safari Group Acquisition Corp. (“BSGA”), Blue Safari Merge Limited, a British Virgin Islands business company and a wholly-owned subsidiary of BTG (“BSGA Merger Sub 1”), Blue

Safari Merge II Limited, a British Virgin Islands business company and a wholly-owned subsidiary of BTG (“BSGA Merger Sub 2”), Bitdeer Merge Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of BTG (“Bitdeer Merger Sub”) and Blue Safari Mini Corp. (“BSGA Sub”), amending and restating that agreement and plan of merger dated November 18, 2021, by and among Bitdeer, BSGA and BSGA Sub. Pursuant to the terms of the Merger Agreement, (i) BSGA Merger Sub 1 will merge with and into BSGA with BSGA being the surviving entity (the “First SPAC Merger”), (ii) following the First SPAC Merger, BSGA will merge with and into BSGA Merger Sub 2, with BSGA Merger Sub 2 being the surviving entity (the “Second SPAC Merger,” and together with the First SPAC Merger, the “Initial Mergers”), and (iii) following the Initial Mergers, Bitdeer Merger Sub will merge with and into Bitdeer (the “Acquisition Merger,” and together with the Initial Mergers, the “Mergers”), with Bitdeer being the surviving entity and becoming a wholly-owned subsidiary of BTG. On May 30, 2022, parties to the Merger Agreement entered into a First Amendment to Amended and Restated Agreement and Plan of Merger to extend the termination date upon which either BSGA or Bitdeer may terminate the Merger Agreement, from May 31, 2022 to September 1, 2022. The Mergers and other transactions contemplated by the Merger Agreement are collectively referred to as the “Business Combination.” The consummation of the Business Combination remains subject to customary closing conditions.
Reorganization
Separation from BitMain Technologies Holding Company
For the years ended December 31, 2019 and 2020, and the period from January 1, 2021 to January 26, 2021, the Cloud Hash Rate business, the proprietary mining business and the business of providing dynamic hosting solutions (collectively, the “Bitdeer Business”), and the mining pool business, including the ownership of and registration right to the domain name btc.com (the “BTC.com Pool Business” or “BTC”), were operated through a number of entities controlled by BitMain Technologies Holding Company (“Bitmain”). We were created for the purpose of separating the Bitdeer Business and the BTC.com Pool Business following a corporate reorganization of Bitmain in order to effectuate the separation. The separation from Bitmain resulted in the transfer of certain assets, liabilities and contracts related to the Bitdeer Business and the BTC.com Pool Business at their historical book values from Bitmain to the Company on January 26, 2021, when Bitmain distributed by way of dividend in kind the shares of the Company to the then existing Bitmain shareholders. Immediately after the separation from Bitmain, the Company and its subsidiaries began operating on a stand-alone basis.
Separation of the BTC.com Pool Business
In February 2021, we established Blockchain Alliance Technologies Holding Company (“Blockchain Alliance”) for the purpose of separating the BTC.com Pool Business following our corporate reorganization. The separation was consummated on April 15, 2021, when we distributed by way of dividend in kind the shares of Blockchain Alliance to our then existing shareholders.
Basis of Preparation
The combined financial statements for the years ended December 31, 2019, 2020 and the period from January 1, 2021 to April 15, 2021 have been prepared to capture the stand-alone Bitdeer Business, which has historically operated as part of Bitmain. The assets, liabilities, results and cash flows of the BTC.com Pool Business were also excluded from these financial statements. There are limitations inherent in the preparation of these financial statements since our business was previously part of a larger organization.
The combined statements of operations and comprehensive income/(loss) for the years ended December 31, 2019 and 2020 and the period from January 1, 2021 to April 15, 2021 include all revenue and cost directly attributable to the Bitdeer Business. These include certain common operating and administrative expense incurred by the Bitdeer Business in conjunction with other business operations of Bitmain and BTC, including financial, human resources, office administration and other support functions. These costs have been allocated on a basis considered reasonable by management using either specific identification or proportional allocations based on usage, headcount, or other reasonable methods of allocation.

The consolidated statement of financial position as of December 31, 2021, the condensed consolidated statement of financial position as of June 30, 2022, the consolidated statement of operations and comprehensive income of the Bitdeer Business for the period from April 16, 2021 to June 30, 2021 and December 31, 2021 and the condensed consolidated statement of operations and comprehensive loss for the six months ended June 30, 2022 are prepared on a consolidated basis. For further information on the basis of presentation, please refer to Note 2(a) to the combined and consolidated financial statements as of December 31, 2020 and 2021 and for each of the three years in the period ended December 31, 2021, and Note 2 to the condensed consolidated financial statements for the six months ended June 30, 2021 and 2022, which are included elsewhere in this proxy statement/prospectus.
Key Performance Metrics
We regularly review a number of metrics, including the key metrics presented below, to evaluate our business and performance.
Hash Rate
We believe hash rate is an important metric for assessing the strength of our business. “Hash rate” is a measure of computational power that is being used to mine and process transactions on a PoW blockchain, such as Bitcoin, representing the number of calculations per second that can be performed. Cryptocurrency mining is a competitive process in that only the first miner who solves a particular mining puzzle through numerous calculations can get the mining reward. Accordingly, the more hash rate we possess, as a percentage of the entire network hash rate for a particular cryptocurrency, the higher possibility we have in resolving a block on the network blockchain, and hence a greater chance of success in obtaining cryptocurrency rewards. We calculate and report our hash rate in EH/s. One exahash equals one quintillion hashes per second. As of June 30, 2022, we possessed proprietary hash rate of 4.2 EH/s, accounting for 1.8% of the total Bitcoin network hash rate, according to Frost & Sullivan.
Electricity Capacity
Electricity capacity is another key metric to evaluate our business and operation given the energy intensive nature of cryptocurrency mining. Cryptocurrency mining is conducted through intensive computations, and the generation of the hash rate used in such computations requires large amounts of electricity. As a result, the growth of our business, such as proprietary mining and hash rate sales through Cloud Hash Rate, relies on a sustainable and increasing supply of a significant amount of electricity, which is currently supported by our proprietary mining datacenters. As of June 30, 2022, our electricity capacity was 522MW.
Electricity Cost
As our business operations consume a large amount of electricity and electricity cost in operating mining machines accounts for a significant portion of our overall cost of revenue, we strive to maintain our leadership position in the global electricity cost curve by building mining datacenters worldwide, where low electricity cost supports stable operations. As such, we see electricity cost a key indicator of our business performance. Our premier mining datacenters allowed us to successfully lower the average electricity cost of our mining datacenters to US$40/MWh for the year ended December 31, 2021, which was significantly below the estimated global average of US$49/MWh during the same period, according to Frost & Sullivan.
Non-IFRS Financial Measure
In evaluating our business, we consider and use a non-IFRS measure, adjusted EBITDA, as a supplemental measure to review and assess our operating performance. We define adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, further adjusted to exclude share-based payment expenses under IFRS 2. We present this non-IFRS financial measure because they are used by our management to evaluate our operating performance and formulate business plans. We also believe that the use of this non-IFRS measure facilitates investors’ assessment of our operating performance. These measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider these measures in isolation from, or as a substitute analysis for, our profit/(loss) for the periods, as determined in accordance with IFRS.

We compensate for these limitations by reconciling these non-IFRS financial measures to the nearest IFRS performance measure, all of which should be considered when evaluating our performance. We encourage you to review our financial information in its entirety and not rely on a single financial measure.
The following table presents a reconciliation of profit/(loss) for the relevant period to adjusted EBITDA for the years ended December 31, 2019, 2020 and 2021 and the six months ended June 30, 2021 and 2022. We incurred share-based payment expenses of approximately US$88.4 million and US$54.4 million under IFRS 2 for the year ended December 31, 2021 and the six months ended June 30, 2022.
	For the Year Ended December 31,			For the Six Months Ended June 30,
	2019	2020	2021	2021	2022
	US$	US$	US$	US$	US$
	(in thousands)
Adjusted EBITDA
Profit/(loss) for the period	(27,900)	(55,826)	82,643	113,847	(25,194)
Add:
Depreciation and amortization	47,520	112,037	63,055	43,302	29,251
Income tax expenses/(benefit)	(2,930)	(7,961)	48,246	26,592	7,975
Interest expense/(income), net	(210)	404	(504)	(556)	1,729
Share-based payment expenses	—	—	88,355	—	54,425
Adjusted EBITDA	16,480	48,654	281,795	183,185	68,186
Key Factors Affecting Our Results of Operations
The following factors are the principal factors that have affected and will continue to affect our business, financial condition, results of operations and prospects.
Price and volatility of Bitcoin
We derive, and expect to continue to derive, a significant portion of revenue from proprietary mining of cryptocurrency, primarily Bitcoin. Hence, our ability to generate revenue from this business line is directly affected by the market price of Bitcoin. The Bitcoin price may also impact the use of our mining machines. Our proprietary mining business breaks even so long as it is economically beneficial for us to continue to operate our mining machines, and that is essentially when the mining machines contribute positive cash flow (i.e., when the variable cost to mine one Bitcoin, namely the electricity cost, equals the market price of a Bitcoin). Based on this overarching principle, our electricity cost to mine one Bitcoin is approximately US$10,000. Such estimate is based on the following assumptions: (i) the Bitcoin network hash rate remains 239.4EH/s, which was the hash rate as of January 9, 2023, according to Frost & Sullivan; (ii) our average mining machine energy consumption remains at 35.5j/T, which represents the average mining machine energy consumption as of November 30, 2022; and (iii) electricity cost remains at US$0.047/ kWh, which represents our average electricity price in November 2022. The estimate of approximately US$10,000 is essentially the “shutdown Bitcoin price” for our proprietary mining business, indicating that as long as the Bitcoin price is higher than US$10,000, we would continue to operate our mining machines and such operation would be economically beneficial to us.
According to Frost & Sullivan, the Bitcoin price as of December 31, 2022 was US$16,576 per Bitcoin and the average daily price of Bitcoin in 2022 was approximately US$28,254 per Bitcoin. Hence, we expect our proprietary mining activities to continue to recoup cash unless the Bitcoin price experiences a drastic drop to close to half of the current price. See the section entitled “Risk Factors — Risks Related to Bitdeer — Risks Related to Bitdeer’s Business, Operations, Industry and Financial Condition — Bitdeer’s results of operations have been and are expected to continue to be significantly impacted by Bitcoin price fluctuation.” In addition, the depreciation and impairment potential of our mining machines may be affected by the volatility of the market prices of Bitcoin and other cryptocurrencies. See the section entitled “— Our ability to procure mining machines at a lower cost” below. On the other hand, a drop in Bitcoin price may also create an opportunity for us to add cheaper mining machines to our mining fleets. We also generate a large percentage of revenue from

Cloud Hash Rate, which offers hash rate to be utilized by third-party miners. As a result, revenue from this business line is also correlated with Bitcoin price and volatility.
The appreciation potential of Bitcoin is high due to several factors. Bitcoins are inherently scarce, given they are designed to have a finite supply of 21 million associated with a depreciating rewarding mechanism, termed “halving,” under which the reward for mining Bitcoin transactions is reduced in half every four years. The growing recognition of Bitcoins also attracts large investment into the Bitcoin economy, as evidenced by an increasing installed network hash rate of Bitcoin globally, and increasing adoption of Bitcoin as an investment instrument and a payment method. Further, more countries are establishing clear and robust regulations to create a more stable environment for Bitcoin mining and trading, which may facilitate the demand for Bitcoins and Bitcoin price appreciation. The Bitcoin price has soared by 236% from the last peak at US$20,089 on December 17, 2017 to US$67,562 on November 9, 2021, according to Frost & Sullivan.
However, there are a number of other factors that contribute to changes in Bitcoin price and volatility, including, but not limited to, Bitcoin market sentiment, macroeconomic factors, utility of Bitcoin, and idiosyncratic events such as exchange outages or social media. These factors have contributed to the depreciation of Bitcoin. For example, recent industry-wide developments, including the continued industry-wide fallout from the recent Chapter 11 bankruptcy filings of cryptocurrency exchanges FTX (including its affiliated hedge fund Alameda Research LLC), crypto hedge fund Three Arrows, crypto miners Compute North and Core Scientific and crypto lenders Celsius Network, Voyager Digital and BlockFi, have led to a drop in Bitcoin price. The Bitcoin price has dropped significantly from its last peak on November 9, 2021 to US$15,986 on November 22, 2022, its lowest point since the last peak.
While we have seen clear growth in both of our proprietary mining and Cloud Hash Rate business, we have limited ability to predict Bitcoin price and its volatility, which we expect to continue to affect our future earnings and cash flows.
Bitcoin Price, January 2016 – December 2022

Source: Frost & Sullivan
Our ability to maintain our leadership position in proprietary hash rate
A prevailing strategy to profit from proprietary hash rate is mining. The cryptocurrencies mined can be sold at a profit when their market value is high enough to cover the cost of mining machines, electricity fees and other mining-related expenses. Bitcoins are intentionally designed to be resource-intensive and difficult to mine, rendering hash rate critical in the mining industry. Possessing a higher share of network hash rate translates to a higher likelihood of generating mining awards.
We strive to maintain our leadership position in proprietary hash rate. In particular, we have established a business model that allows us to constantly reinforce our market-leading position and outpace our competitors in terms of scaling up our proprietary hash rate. We strategically allocate a significant amount of proprietary hash rate to hash rate sales through our Cloud Hash Rate business, to enable instant cash pay-back upon customers’ subscription to our hash rate plans. We generally generate proceeds from hash rate sales under long-term hash rate subscription plans that approximate the purchase cost of mining machines. We are able to achieve such a premium against mining machine purchase cost as our hash rate subscription plans save hash rate buyers the efforts from complex mining operation and maintenance and have built brand recognition among customers. Therefore, we are able to continuously grow our proprietary hash rate by funding the purchase of additional mining fleets with the instant cash collected from hash rate sales using our existing mining fleets, significantly reducing our pay-back period to one month, compared to the long pay-back period associated with cryptocurrency mining activities, which is typically from 6 to 18 months, according to Frost & Sullivan. We intend to continuously scale up our infrastructure and proprietary hash rate in this efficient manner in order to maintain and reinforce our leading position in proprietary hash rate. However, whether we can achieve a premium through this model depends on various factors, such as the supply and demand in both mining machines and global mining datacenters, whether miners prefer conducting mining operations on their own and technology advancements. Short-term Bitcoin price fluctuations is another contributing factor as quickly adjusting the pricing of our hash rate subscriptions plans to reflect such price change is difficult, if not impossible. Whether this approach will remain effective will affect our ability to add more mining fleets to support the scale-up of our infrastructure and hash rate.
Our ability to procure mining machines at a lower cost
Depreciation of mining machines remained one of the few largest costs we incurred in our business operations for the years ended December 31, 2019, 2020 and 2021 and the six months ended June 30, 2021 and 2022. Depreciation of mining machines is directly affected by the purchase price of these machines.
Along with the increase in market value of cryptocurrencies, the demand for the most recent and efficient mining machines has also increased, leading to scarcity in the supply of and thereby an increase in the price of mining machines. As a result, the cost of new machines can be unpredictable, and could also be significantly higher than our historical cost for new mining machines. Based on our well-established network with upstream mining machine suppliers and traders, we believe that we are able to secure spot machines for the most recent and most commonly used models at a relatively low price for a majority of our mining machines and thereby lowering depreciation of mining machines. On the other hand, a decrease in market value of cryptocurrencies may present opportunities for us to procure cheaper mining machines. For example, in light of the recent decrease and volatility of Bitcoin price, we are in the process of establishing a fund to purchase mining machines from financially distressed miners, if the value and quality of such mining machines are satisfactory to us.
However, whether we are able to successfully procure mining machines at a low price is subject to a number of factors, including our brand strength, our mining machine purchase channels, and supply and demand of mining machines, some of which may not be entirely within our control. Even if we are able to procure mining machines at a lower cost, the depreciation and impairment potential of our mining machines may nevertheless be affected by the volatility of the market prices of Bitcoin and other cryptocurrencies. We may need to reconsider the appropriateness of the current useful life, the residual value and the depreciation method of our mining machines based on the change in cryptocurrency prices on a yearly or more frequently basis. In addition to the reassessment of depreciation, we may also need to assess whether any indications are present which will result in impairments of our mining machines. For example, impairments may be necessary if the expected operating profits from the mining machines show a significant decline from previous forecasts, which may be caused if the market price of Bitcoin drops below the mining machine shut-down price.
Our ability to effectively maintain our leadership position in the global electricity cost curve
Electricity cost was the other largest cost, besides depreciation of mining machines, that we incurred in our business operations for the years ended December 31, 2019, 2020 and 2021 and the six months ended June 30, 2021 and 2022.
Our ability to secure ample power supply with low electricity cost is underpinned by our top-notch global mining datacenters deployment and operation experience and capabilities. We pioneer in deploying and operating mining datacenters globally. Our dedicated global team for mining datacenter construction understands the critical needs of mining as well as the complex and continuously evolving global landscape of electricity supply. They also have extensive connections with local electricity experts and power enterprises around the world, giving us a clear advantage in mining datacenter construction, and hence in electricity capacity and electricity costs among our competitors. We were able to optimize our electricity cost structure and successfully lowered the average electricity cost of our proprietary mining datacenters to US$40/MWh for the year ended 2021, which was significantly below the estimated global average of US$49/MWh during the same period, according to Frost & Sullivan. Whether our current cost-saving efforts or our forward strategy in this regard is effective for maintaining our leadership position in the global electricity cost curve will affect our ability to control our costs.
Our business judgments regarding pricing strategy and resource allocation
Our business operations involve constant and important decision-making regarding the pricing of our products and services as well as allocation of mining resources. Our pricing strategy is based on our estimates of market trends. As we operate three business lines, we have to decide the allocation of proprietary hash rate between “proprietary mining” and “hash rate sharing” as well as the allocation of mining datacenter capacity among “proprietary mining”, “hash rate sharing” and “hosting”. While allocating more mining resources to “hash rate sharing” and “hosting” services may facilitate cash payback and mining datacenter expansion, we have to forgo Bitcoin’s huge appreciation potential to some extent as we could earn more Bitcoins by allocating the same mining resources to “proprietary mining”, and vice versa. We spend great efforts in making decisions in the Company’s best interest, taking into account Bitcoin price, network hash rate, the amount of cash we need and our view on the market opportunities for acquiring mining machines or expanding mining datacenters at low cost, etc. However, we cannot guarantee that our decisions could bring the Company the best results every time, and we anticipate our business judgments will continue to affect the results of our operations.
Our ability to upgrade and expand our offerings
Crypto-economy is characterized by continuous fluctuations and frequent innovations. Therefore, our future success is dependent on our ability to diversify our income structure to reduce exposure to fluctuations of the price of Bitcoin, the most significant type of cryptocurrency involved in our business operation, and maintain our market-leading position by upgrading and expanding our offerings. We launched Minerplus in January 2021 to improve operational efficiency for our proprietary mining business and miner customers. We expect to further expand our hosting service and generate more revenue from the service. We are in the process of building an efficient hash rate trading marketplace connecting third-party hash rate suppliers and hash rate buyers. We intend to enrich our product and service portfolio by providing mining services covering new crypto protocols, including Proof-of-Stake (“PoS”), Delegated Proof-of-Stake (“DPoS”), Proof-of-Spacetime (“PoSt”) and Proof-of-Capacity (“PoC”), and steadily increase the weight of new business to diversify revenue streams and attract new customers who are users of these new crypto protocols.
Although we have accumulated extensive expertise and know-how in the cryptocurrency industry, we are only at an earlier stage of executing our offering expansion plan. Upgrading existing offerings and commencing new businesses may incur significant costs and experience a prolonged ramp-up period. Although we expect these investments to benefit our business over the long term, we also expect our total operating expenses will increase for the foreseeable future. If any adverse development in such new businesses arises, we may not be able to develop those new businesses as successfully as contemplated, or at all, and our results of operations and prospects may be significantly and negatively affected as a result.
Regulatory environment
We are a leading cryptocurrency mining service provider with a strong global presence. As of June 30, 2022, we operate five prime mining datacenters in the United States and Norway and have served users across over 100 countries and regions around the globe, and may continue to expand our operations to more countries and regions. Each of our business line is subject to government regulation in each jurisdiction in which we operate and various jurisdictions may from time to time adopt laws, regulations or directives that affect our businesses. We are subject to regulatory risks with regards to mining, holding, using, or transferring cryptocurrencies, etc., and the uncertainty of the regulatory environment and our ability to anticipate and respond to potential changes in government policies and regulations will have a significant impact on our business operations in countries we operate in and our overall results of operations. Regulations have impacted or could impact, among others, the nature of and scope of offerings we are able to make available, the pricing of offerings on our platform, our relationship with, and incentives, fees and commissions provided to or charged from our business partners, our ability to operate in certain segments of our business. We expect that our ability to manage our relationships with regulators in each of our markets, as well as existing and evolving regulations will continue to impact our results in the future.
Impact of COVID-19
The COVID-19 pandemic has caused general business disruption worldwide beginning in January 2020, and the subsequent restrictive measures including social distancing, quarantine imposed by the governments around the world, and related travel and trade restrictions have caused disruption to businesses and resulted in significant global economic impacts. COVID-19 has also impacted the payment efficiency of certain of our customers. As of the date of this proxy statement/prospectus, these impacts have not had a significant effect on our financial results or operations and liquidity. At present, we are generally conducting business and operations as usual.
The global impact of COVID-19 continues to rapidly evolve, and we will continue to monitor the situation and the effects on our business and operations closely. We do not yet know the full extent of potential impacts on our business or operations or on the global economy as a whole, particularly if the COVID-19 pandemic continues and persists for an extended period of time. Given the uncertainty, we cannot reasonably estimate the impact on our future results of operations, cash flows, or financial condition. See the section entitled “Risk Factors — The COVID-19 pandemic has brought a significantly negative impact on the global economy, industry and market conditions. The ongoing development and the global control on the pandemic are unclear, which may increase the instability of Bitdeer’s development, materially and adversely affecting Bitdeer’s results of operations.” for further details.
Key Components of Our Results of Operations
Revenue
We generate revenue from (i) proprietary mining, (ii) hash rate sales through Cloud Hash Rate, (iii) Cloud Hosting, (iv) General Hosting, (v) sales of mining machines and (vi) others, which mainly consist of the provision of management services and the sale of mining machine peripherals. Historically, we only accepted cryptocurrency for Cloud Hosting. For our other products and services available to customers, we accept both fiat currency and cryptocurrencies as payment.
Proprietary Mining
We enter into contracts with mining pool operators to provide computing power generated from our own mining machines to the mining pools. The contracts with mining pool operators are terminable at any time by either party. In exchange for providing computing power to the mining pool, we are entitled to cryptocurrency rewards from the mining pool operators, which is a variable consideration calculated based on a predetermined formula agreed by us and the mining pool operator as a part of the arrangement. The variable consideration is constrained until we can reasonably estimate the amount of mining rewards by the end of a given day based on the actual amount of computing power provided to the mining pool operators. By then, we consider it is highly probable that a significant reversal in the amount of revenues will not occur and includes such variable consideration in the transaction price. Providing computing power is an output of our ordinary activities and the only performance obligation in our contracts with mining pool operators. We recognize the revenue when the variable consideration is no longer constrained and the performance obligation of providing computing power has been satisfied. As a result, we do not present disaggregated revenue information on block rewards and transaction verification fees.
Cloud Hash Rate
Through Cloud Hash Rate, customers can subscribe to a specified amount of computing power derived from the mining machines held by us for a period of time through a wide selection of hash rate subscription plans offered by us, differentiated by plan duration and the type of cryptocurrency to be mined. By subscribing to the hash rate subscription plan, the customers are able to direct the computing power provided by us to be connected to a customer-designated mining pool for a period of time. As a result of directing the connection of such computing power to the mining pools, the customers are entitled to the mining rewards, which are directly transferred from mining pools to the customer-designated cryptocurrency wallets. Customers pay a fixed amount for the subscribed hash rate at the commencement of the plans. The revenue related to hash rate subscriptions is amortized ratably throughout the duration of the plan. The customer also needs to separately pay for electricity subscriptions to maintain the mining machines that produce the subscribed hash rate. The revenue related to electricity subscriptions is recognized ratably throughout the duration of each respective electricity subscription. The price of electricity subscription is fixed at the commencement of each electricity subscription. The hash rate subscription plans are offered under two modes. Under the classic mode, the customer receives all of the mining rewards from the mining pool. Under the accelerator mode, the customer pays a relatively lower computing power subscription fee. In exchange, we are entitled to additional consideration once the customer’s cost is recovered. The additional consideration is determined as a percentage of a customer’s mining profit derived from the subscribed computing power. We accept both cryptocurrency and fiat currency as payments under the Cloud Hash Rate arrangements.
Cloud Hosting
Through Cloud Hosting, we provide our customers one-stop mining machines hosting solution that integrates the provision of computing power generated from the specified second-hand mining machines and the provision of maintenance service, which primarily includes electricity supply and daily maintenance and repair care. We charge our customers an upfront amount at the commencement of the Cloud Hosting arrangements so the customers can secure the procurement of the computing power from the specified mining machines and the corresponding revenue is recognized ratably over the term of the service, which approximates to the life of the specified mining machines and is estimated to be two years, and maintenance service fee, based on the consumption of resources, such as electricity, and the corresponding revenue is recognized across each service cycle. The estimated life of these mining machines is reviewed at least at each financial year-end and adjusted if the expectation of the realization of economic benefits from the specified mining machines is different from the previous estimate. The Cloud Hosting arrangements are offered under two modes. Under the classic mode, the customer receives all of the mining rewards from the mining pool. Under the accelerator mode, the customer is charged with a lower upfront amount and enjoys a quicker recovery of the costs. In exchange, we are entitled to additional consideration once a customer’s cost is recovered. The additional consideration is determined as a percentage of a customer’s mining profit derived from the computing power of the specified mining machines. No revenue was generated from the additional consideration from Cloud Hosting arrangements offered under the accelerator mode for all the periods presented. The additional transaction price is determined as a percentage of a customer’s mining profit derived from the hash rate of the specified mining machines. We did not generate any revenue from the additional consideration from Cloud Hosting arrangements offered under the “accelerated payback mode” for the years ended December 31, 2020 and 2021 and the six months ended June 30, 2021 and 2022. We historically only accept cryptocurrency as payments for services under the Cloud Hosting arrangements. Under the Cloud Hosting arrangements, our customers’ ability to direct the use of, and to obtain substantially all of the remaining benefits from, the mining machines is limited while the mining machines are in our possession. We have determined that we still retain control over the mining machines and consequently, the mining machines under the Cloud Hosting arrangements were not derecognized from our book.
General Hosting
We provide General Hosting services that enable our customers to run blockchain computing operations. The service fee is charged to our customers monthly on a consumption basis, such as the amount of electricity used in a period, based on the customer’s use of such resources. Revenue from the General Hosting service is recognized across each service cycle. We accept both cryptocurrency and fiat currency as payments for the provision of custody and maintenance service.
Sales of Mining Machines
We engage in the sales of mining machines on hand from time to time. We sell mining machines on hand when, based on our judgement, selling machines of older models can (i) facilitate cash payback while maintaining a reasonable profit range compared to utilizing them for our own operations and (ii) optimize the efficiency of our mining fleets. Factors we considered include market conditions, capacity availability in our mining datacenters and the availability of new-generation mining machines that are more efficient. We recognize revenue from sales of mining machines to customers at the point in time when control of the mining machines is transferred to our customers, which generally occurs upon shipment of the mining machines as defined in the contract. We accept both cryptocurrency and fiat currency as payments for mining machine purchase.
Others
We also generate immaterial revenue for all periods under discussion from other operations, which mainly include the provision of management services and the sale of mining machine peripherals.
Cost of Revenue
Our cost of revenue consists primarily of (i) electricity expenses incurred for operating our mining machines in the revenue-generating activities, (ii) depreciation expense from the mining machines and the mining datacenters hosting those mining machines, (iii) compensation expenses incurred by mining datacenter personnel and (iv) cost of mining machines sold to customers.
Electricity Cost in Operating Mining Machines
We incur electricity costs when (i) operating proprietary mining machines for cryptocurrency mining, (ii) generating hash rate for sales under Cloud Hash Rate, (iii) operating specified mining machines for customers under Cloud Hosting and (iv) operating customer-owned mining machines during the provision of General Hosting services.
Depreciation of Mining Machines and Mining Datacenters
Depreciation on our mining machines is calculated using the straight-line method to allocate cost up to residual values over the estimated useful lives of the assets. We estimate the useful life of mining machines primarily based on the historical measures of (i) the period when each mining machine is able to deliver expected performance and (ii) the frequency of technological advancement, which leads to new generation of mining machines. We also estimate the residual value of the mining machines at the expected time of disposal, taking into consideration factors such as make and model. The depreciation method, useful life and residual value of the mining machines are reviewed at least at each financial year-end and adjusted, if appropriate. For the years ended December 31, 2019 and 2020, we estimated the useful lives of the mining machines to be one year. The useful life for mining machines was changed from one year to one to two years since the year ended December 31, 2021 for the mining machines of newer models that were purchased in 2021 as a result of the review conducted in July 2021.
Depreciation of mining datacenters is calculated using the straight-line method based on the estimated useful lives of the assets comprised thereof, such as buildings, machinery, electronic equipment and leasehold improvement, and is recorded under depreciation of property, plant, and equipment. The depreciation method, useful life and residual value of these asset are reviewed at least at each financial year-end and adjusted if appropriate.
Compensation Expenses Incurred by Mining Datacenter Personnel
The compensation expenses incurred by mining datacenter personnel consists primarily of (i) share-based payment expenses related to mining datacenter personnel as a result of the grant of options under the 2021 Share Incentive Plan and (ii) staff costs, including salaries, wages and other benefits in relation to mining datacenter personnel.
Cost of Mining Machines Sold
The cost of mining machines sold is incurred when we sell our mining machines that have been used for our business operations. It is recognized at the net book value of the associated mining machines.
Gross Profit/(Loss)
Our gross profit or loss is primarily affected by (i) Bitcoin prices, which have a significant and direct effect on the amount of revenue we recognized from our operations, (ii) depreciation of mining machines, which is directly related to the mining machine purchases we made, (iii) electricity costs, (iv) staff cost, including salaries, wages and other benefits, (v) cost of mining machines sold and (vi) share-based payment expenses.
Operating Expenses/(Income)
Selling Expenses
Our selling expenses primarily consist of (i) staff costs, including wages, bonuses and benefits to sales personnel, (ii) promotional expenses, which primarily represent expenses incurred for online and offline marketing activities and other promotional activities to reach more customers, and (iii) share-based payment expenses related to marketing personnel.
General and Administrative Expenses
Our general and administrative expenses primarily consist of (i) staff costs, including wages, bonuses and benefits to general and administrative personnel, (ii) consulting service expenses, and (iii) share-based payment expenses related to administrative personnel.
Research and Development Expenses
Our research and development expenses primarily consist of (i) staff costs, including wages, bonuses and benefits to research and development personnel, and (ii) share-based payment expenses related to research and development personnel. We invest significant research and development resources in improving technology related to our Cloud Hash Rate business including hash rate slicing, developing Hash Rate Marketplace and improve our Minerplus features like virus detection and hash rate monitoring. We also spent R&D efforts on utilizing renewable energy and increasing energy efficiency.
Other Operating Income/(Expenses)
Our other operating income/expenses primarily consist of (i) net gain/losses on disposal of cryptocurrencies, (ii) net loss on disposal of mining machine, and (iii) write-off of receivables from related parties.
Other Net Gain/(Loss)
Other net gain/loss primarily consist of (i) net gain on settlement of balances between Bitmain, (ii) gain/losses on disposal of property, plant, and equipment, and (iii) impairment loss of a pre-matured investment.
Results of Operations
The following tables summarizes our results of operations, revenue breakdown, and expenses by nature for the years ended December 31, 2019, 2020 and 2021 and the six months ended June 30, 2021 and 2022. This information should be read together with our combined and consolidated financial statements and condensed consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus. The results of operations in any particular period are not necessarily indicative of our future trends.
The following table summarizes our results of operations for the years ended December 31, 2019, 2020 and 2021, and the six months ended June 30, 2021 and 2022.

	Years Ended December 31,						For the Six Months Ended June 30,
	2019 (Restated)		2020 (Restated)		2021		2021 (Unaudited) (Restated)		2022 (Unaudited)
Revenue	US$	88,771	US$	186,387	US$	394,661	US$	219,676	US$	179,619
Cost of revenue		(98,839)		(209,564)		(153,255)		(76,850)		(110,622)
Gross profit / (loss)		(10,068)		(23,177)		241,406		142,826		68,997
Selling expenses		(3,137)		(5,567)		(8,448)		(832)		(6,303)
General and administrative expenses		(7,550)		(20,268)		(89,735)		(11,113)		(52,686)
Research and development expenses		(4,746)		(9,790)		(29,501)		(3,380)		(19,743)
Other operating income / (expenses)		(6,027)		(2,045)		14,625		14,271		(2,791)
Other net gain / (loss)		230		(2,560)		2,483		(1,780)		1,130
Profit / (loss) from operations		(31,298)		(63,407)		130,830		139,992		(11,396)
Finance income / (expenses)		468		(380)		59		447		(5,823)
Profit / (loss) before taxation		(30,830)		(63,787)		130,889		140,439		(17,219)
Income tax benefit / (expenses)		2,930		7,961		(48,246)		(26,592)		(7,975)
Profit / (loss) for the period	US$	(27,900)	US$	(55,826)	US$	82,643	US$	113,847	US$	(25,194)
The following table sets forth a breakdown of our revenue, for the periods indicated.
	For the Year Ended December 31,						For the Six Months Ended June 30,
	2019 (Restated)		2020 (Restated)		2021		2021 (Unaudited) (Restated)		2022 (Unaudited)
	US$	%	US$	%	US$	%	US$	%	US$	%
	(in thousands, except for percentages)
Revenues:
Proprietary mining	37,471	42.2	88,493	47.5	191,693	48.6	111,300	50.7	41,010	22.8
Cloud hash rate	43,499	49.0	78,288	42.0	124,205	31.5	61,977	28.2	74,893	41.7
Hash rate subscription	18,678	21.0	31,389	16.8	53,952	13.7	17,923	8.2	46,861	26.1
Electricity subscription	24,821	28.0	45,242	24.3	35,113	8.9	17,875	8.1	24,583	13.7
Additional consideration from Cloud Hash Rate arrangements offered under accelerator mode	—	—	1,657	0.9	35,140	8.9	26,179	11.9	3,449	1.9
Sales of mining machines	7,507	8.5	15,844	8.5	45,693	11.6	37,805	17.2	442	0.2
Cloud Hosting arrangements**	—	—	2,929	1.6	7,568	1.9	6,004	2.7	6,787	3.8
General Hosting	—	—	—	—	18,312	4.6	857	0.4	53,000	29.5
Others*	294	0.3	833	0.4	7,190	1.8	1,733	0.8	3,487	2.0
Total revenues	88,771	100.0	186,387	100.0	394,661	100.0	219,676	100.0	179,619	100.0

*
Others include revenue generated primarily from the provision of management services and the sale of mining machine peripherals.

**
We did not generate any revenue from the additional consideration from Cloud Hosting arrangements offered under “accelerated payback mode” for the years ended December 31, 2020 and 2021 and the six months ended June 30, 2021 and 2022.

The following table sets forth a breakdown by nature of our cost of revenue, selling, general and administrative, and research and development expenses for the periods indicated.
	For the Year Ended December 31,						For the Six Months Ended June 30,
	2019 (Restated)		2020 (Restated)		2021		2021 (Unaudited) (Restated)		2022 (Unaudited)
	US$	%	US$	%	US$	%	US$	%	US$	%
	(in thousands, except for percentages)
Staff cost: salaries, wages and other benefits	13,460	11.8	33,041	13.5	37,730	13.4	10,939	11.9	23,874	12.6
Share-based payments	—	—	—	—	88,355	31.4	—	—	54,425	28.7
Amortization of intangible assets	23	0.0	111	0.0	146	0.1	94	0.1	29	0.0
Depreciation
Mining machines	39,641	34.7	98,136	40.0	43,857	15.6	34,118	37.0	15,045	7.9
Property, plant and equipment	3,684	3.2	9,807	4.0	14,416	5.1	6,706	7.3	11,766	6.2
Right-of-use assets	4,172	3.7	3,983	1.6	4,636	1.7	2,384	2.6	2,411	1.3
Electricity cost in operating mining machines	37,698	33.0	72,078	29.4	58,447	20.8	25,746	27.9	59,354	31.3
Cost of mining machines sold	5,392	4.7	17,537	7.2	5,978	2.1	4,550	4.9	571	0.3
Consulting service fee	1,665	1.5	1,039	0.4	8,787	3.1	2,369	2.6	3,012	1.6
Tax and surcharge	1,948	1.7	3,085	1.3	2,202	0.8	241	0.3	2,261	1.2
Advertising expenses	801	0.7	2,189	0.9	880	0.3	368	0.4	416	0.2
Office expenses	651	0.6	543	0.2	2,219	0.8	962	1.0	1,333	0.7
Research and development technical service fees	404	0.4	681	0.3	1,964	0.7	740	0.8	526	0.3
Expenses of low-value consumables	2,206	1.9	971	0.4	1,662	0.6	95	0.1	2,412	1.3
Expenses of variable payment lease	—	—	—	—	610	0.2	307	0.3	284	0.1
Expenses of short-term leases	439	0.4	372	0.2	351	0.1	351	0.4	316	0.2
Impairment loss of mining machines	—	—	—	—	106	0.0	106	0.1	—	—
Logistic expenses	1,002	0.9	339	0.1	1,391	0.5	180	0.2	1,477	0.8
Travel expenses	168	0.1	52	0.0	1,393	0.5	199	0.2	2,015	1.1
Insurance fee	377	0.3	459	0.2	983	0.3	368	0.4	2,091	1.1
Others	541	0.4	766	0.3	4,826	1.9	1,352	1.5	5,736	3.1
Total cost of revenue, selling, general and administrative and research and development expenses	114,272	100.0	245,189	100.0	280,939	100.0	92,175	100.0	189,354	100.0
Comparison of Six Months Ended June 30, 2021 and 2022
Revenue
Our revenue decreased by 18.2% from US$219.7 million for the six months ended June 30, 2021 to US$179.6 million for the six months ended June 30, 2022.

•
Revenue generated from our proprietary mining business decreased by 63.2% from US$111.3 million for the six months ended June 30, 2021 to US$41.0 million for the six months ended June 30, 2022. The change was mainly driven by (i) the price drop of Bitcoin, the most significant type of cryptocurrency involved in our business operation and (ii) a decrease in the comparative number of Bitcoin mined from proprietary mining, resulting from a decrease in the amount of hash rate allocated to our proprietary mining business as a percentage of the total network hash rate. The average price of Bitcoin for the six months ended June 30, 2022 was $36,978.8 compared to $45,847.9 for the six months ended June 30, 2021, representing a decrease of 19.3%, according to Frost & Sullivan. The network hash rate, calculated on a six-month monthly average basis, increased by 48.4% from 140.5EH/s for the six months ended June 30, 2021 to 208.5EH/s for the six months ended June 30, 2022, according to Frost & Sullivan. The hash rate used for proprietary mining, calculated on a six-month monthly average basis, was approximately 2.0EH/s for the six months ended June 30, 2022, which was slightly decreased compared to 2.2EH/s for the six months ended June 30, 2021 . We expect to remain flexible in allocating hash rate between proprietary mining and hash rate sales through Cloud Hash Rate, depending on the market condition.

•
Revenue generated from Cloud Hash Rate increased by 20.8% from US$62.0 million for the six months ended June 30, 2021 to US$74.9 million for the six months ended June 30, 2022, which was mainly attributable to an increase in (i) revenue from hash rate subscription and (ii) revenue from electricity subscription, partially offset by a decrease in revenue from additional consideration from acceleration plan arrangements. Sales price of hash rate subscription is primarily priced with reference to Bitcoin price and overall network hash rate at the time of sales and revenue generated from the subscription is recognized evenly over the duration of the subscription. As a result, revenue from hash rate subscription for the six months ended June 30, 2022 did not only consist of new sales during the six months ended June 30, 2022 but also the amortized revenue from sales before 2022 and that captured the Bitcoin price appreciation during 2021. According to Frost & Sullivan, the average Bitcoin price for 2020, 2021 and the six months ended June 30, 2022 was US$11,057.0, US$47,385.2 and US$36,978.8, respectively. The network hash rate for 2020 and 2021, calculated on a twelve-month monthly average basis, and for the six months ended June 30, 2022, calculated on a six-month monthly average basis, was 123.0EH/s, 140.2EH/s and 208.5EH/s, respectively, according to Frost & Sullivan. We have also slightly increased hash rate allocated to Cloud Hash Rate, calculated on a six-month monthly average basis, from 2.0EH/s for the six months ended June 30, 2021 to 2.2EH/s for the six months ended June 30, 2022. The increase in electricity subscription was as a result of a slight increase in electricity price for existing customers of Cloud Hash Rate. The decrease in revenue from additional consideration from Cloud Hash Rate arrangements offered under accelerator mode was due to the expiration of our existing revenue sharing arrangements subscribed in the prior year and a delay in reaching the condition for revenue sharing due to generally longer subscription periods and lower-than-expected mining rewards.

•
Revenue generated from sales of mining machines decreased by 98.8% from US$37.8 million for the six months ended June 30, 2021 to US$0.4 million for the six months ended June 30, 2022, which was mainly attributable to a decrease in the number of mining machines we sold for the six months ended June 30, 2022 as we had sold most of our mining machines of older models for the six months ended June 30, 2021.

•
Revenue generated from Cloud Hosting increased by 13.0% from US$6.0 million for the six months ended June 30, 2021 to US$6.8 million for the six months ended June 30, 2022, which was mainly attributable to a slight increase in electricity price for the existing customers of Cloud Hosting.

•
Revenue generated from General Hosting increased significantly from US$0.9 million for the six months ended June 30, 2021 to US$53.0 million for the six months ended June 30, 2022, primarily driven by an increase in the mining site capacity as a result of the expansion of our mining datacenter operations in North America.

Cost of Revenue
Our cost of revenue increased by 43.9% from US$76.9 million for the six months ended June 30, 2021 to US$110.6 million for the six months ended June 30, 2022, primarily driven by an increase in (i) electricity cost in operating mining machines, (ii) share-based payment expenses, (iii) salaries, wages and other benefits and

(iv) depreciation of property, plant and equipment, partially offset by a decrease in (i) depreciation of mining machines and (ii) cost of mining machines sold and accessories sold.
•
Depreciation of mining machines decreased by 55.9% from US$34.1 million for the six months ended June 30, 2021 to US$15.0 million for the six months ended June 30, 2022, primarily because (i) a significant number of the mining machines procured prior to 2021 as a result of our expanded hash rate capacity are fully depreciated by the first half of 2021, and (ii) we changed the useful life for mining machines from one year to two years for the mining machines of newer models that were purchased starting from July 2021, which leads to lower depreciation afterwards.

•
Electricity cost in operating mining machines increased by 130.5% from US$25.7 million for the six months ended June 30, 2021 to US$59.4 million for the six months ended June 30, 2022, which was attributed to the increased overall energy consumption related to the expansion of our mining datacenter operations in North America.

•
Cost of mining machines sold and accessories sold decreased by 87.5% from US$4.6 million for the six months ended June 30, 2021 to US$0.6 million for the six months ended June 30, 2022, primarily driven by the decrease in the number of mining machines we sold for the six months ended June 30, 2022 as we had sold most of our mining machines of older models for the six months ended June 30, 2021.

•
Share-based payment expenses attributed to cost of revenue increased from nil for the six months ended June 30, 2021 to US$5.8 million for the six months ended June 30, 2022, which was due to the grant of options to attract and retain quality employees for the Group under the 2021 Share Incentive Plan approved in July 2021.

•
Salaries, wages and other benefits attributed to cost of revenue increased by 136.4% from US$2.7 million for the six months ended June 30, 2021 to US$6.5 million for the six months ended June 30,2022, which was due to the increase in salaries, wages and other benefits to attract and retain quality employees as a result of the expansion of our mining datacenter operations in North America.

•
Depreciation of property, plant and equipment attributed to cost of revenue increased by 78.7% from US$6.6 million for the six months ended June 30, 2021 to US$11.7 million for the six months ended June 30, 2022, primarily as a result of the expansion of our mining facilities.

Selling Expenses
Our selling expenses increased significantly from US$0.8 million for the six months ended June 30, 2021 to US$6.3 million for the six months ended June 30, 2022, primarily due to (i) the US$4.5 million increase in share based payment expenses as a result of the grant of options to sales personnel under the 2021 Share Incentive Plan approved in July 2021, and (ii) the US$0.6 million increase in staff costs, including salaries, wages and benefits to sales personnel.
General and Administrative Expenses
Our general and administrative expenses increased by 374.1% from US$11.1 million for the six months ended June 30, 2021 to US$52.7 million for the six months ended June 30, 2022, primarily due to (i) the US$29.3 million increase in share-based payment expenses as a result of the grant of option to administrative personnel under the 2021 Share Incentive Plan approved in July 2021, and (ii) the US$7.1 million increase in staff costs, including salaries, wages and benefits to general and administrative personnel.
Research and Development Expenses
Our research and development expenses increased by 484.1% from US$3.4 million for the six months ended June 30, 2021 to US$19.7 million for the six months ended June 30, 2022, primarily attributable to (i) the US$14.9 million increase in share-based payment expenses as a result of the grant of option to research and development personnel under the 2021 Share Incentive Plan approved in July 2021, and (ii) the US$1.5 million increase in staff costs, including salaries, wages and benefits to research and development personnel.

Other Operating Income /(Expenses)
We generated other operating income of US$14.3 million and incurred other operating expenses of US$2.8 million for the six months ended June 30, 2021 and 2022, respectively. This change was primarily because we recorded US$16.4 million gain on disposal of cryptocurrencies for the six months ended June 30, 2021, compared to US$2.2 million loss on disposal of cryptocurrencies for the six months ended June 30, 2022, which is associated with Bitcoin price drop prior to such disposal given we typically sell Bitcoins earned from our principal business lines within the next few days.
Other Net Gain/(Loss)
We recorded other net gain of US$1.1 million for the six months ended June 30, 2022, which primarily included (i) net gains on disposal of property, plant and equipment of US$0.6 million and (ii) others of US$0.6 million, which mainly included return of wealth management product and other minor gains from operation. We recorded other net loss of US$1.8 million for the six months ended June 30, 2021, which primarily included a one-off impairment loss of approximately US$2.0 million resulting from a pre-mature investment.
Profit/(Loss) from Operations
As a result of the foregoing, we recorded a loss from operations of US$11.4 million for the six months ended June 30, 2022 and a profit from operations of US$140.0 million for the six months ended June 30, 2021.
Income Tax Benefit/(Expenses)
We recorded income tax expenses of US$26.6 million and US$8.0 million for the six months ended June 30, 2021 and 2022.
Net Profit/(Loss)
As a result of the foregoing, we incurred a net loss of US$25.2 million for the six months ended June 30, 2022 and a net profit of US$113.8 million for the six months ended June 30, 2021.
Comparison of Years Ended December 31, 2020 and 2021
Revenue
Our revenue increased by 111.7% from US$186.4 million for the year ended December 31, 2020 to US$394.7 million for the year ended December 31, 2021.
•
Revenue generated from our proprietary mining business increased by 116.6% from US$88.5 million for the year ended December 31, 2020 to US$191.7 million for the year ended December 31, 2021. The change was mainly driven by price appreciation of Bitcoin, the most significant type of cryptocurrency involved in our business operation, partially offset by a decrease in the number of Bitcoin mined, primarily resulting from the Bitcoin halving event on May 11, 2020 and a slight decrease in the hash rate allocated to proprietary mining. The average price of Bitcoin for the year ended December 31, 2021 was US$47,385 compared to US$11,057 for the year ended December 31, 2020, representing an increase of 328.5%, according to Frost & Sullivan. The hash rate used for proprietary mining, calculated on a twelve-month monthly average basis, was approximately 2.2EH/s for the year ended December 31, 2021, which was slightly decreased compared to 2.3EH/s for the year ended December 31, 2020.

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Revenue generated from Cloud Hash Rate increased by 58.7% from US$78.3 million for the year ended December 31, 2020 to US$124.2 million for year ended December 31, 2021, which was mainly attributable to the increase in (i) revenue from additional consideration from acceleration plan arrangements and (ii) revenue from hash rate subscription, partially offset by a decrease in electricity charges as a result of lower hash rate allocated to Cloud Hash Rate in 2021. The increase in revenue generated from additional consideration from acceleration plan arrangements was due to the launch of subscription plans under “accelerator mode” in 2020, an increase in the number of customers who recovered their investment costs in 2021 as well as Bitcoin price appreciation. The increase in revenue from hash rate subscription was mainly driven by the higher sales price of hash rate subscription and the higher demand for Cloud Hash Rate, both of which were primarily attributable to (i) Bitcoin price appreciation, and (ii) our increased brand recognition as a result of our expanding scale of operations as well as diverse hash rate subscription plans and high-quality hash rate. The hash rate allocated to Cloud Hash Rate, calculated on a twelve-month monthly average basis, was approximately 2.0EH/s for the year ended December 31, 2021, which was slightly decreased compared to 2.1EH/s for the year ended December 31, 2020.
•
Revenue generated from sales of mining machines increased by 188.4% from US$15.8 million for the year ended December 31, 2020 to US$45.7 million for the year ended December 31, 2021, which was mainly attributable to the higher sales price of mining machines driven by Bitcoin price appreciation, offset by the decrease in the number of mining machines we sold in 2021.

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Revenue generated from Cloud Hosting increased by 158.4% from US$2.9 million for the year ended December 31, 2020 to US$7.6 million for the year ended December 31, 2021, which was mainly attributable to an increase in the customer base of Cloud Hosting following the launch of Cloud Hosting service in 2020.

•
Revenue generated from General Hosting increased from nil for the year ended December 31, 2020 to US$18.3 million for the year ended December 31, 2021, primarily driven by (i) professional miners’ higher demand for hosting services in 2021, (ii) the increase in mining site capacity as a result of the expansion of our mining datacenter operations and (iii) our efforts to attract more hosting customers to diversify our revenue stream.

Cost of Revenue
Our cost of revenue decreased by 26.9% from US$209.6 million for the year ended December 31, 2020 to US$153.3 million for the year ended December 31, 2021, primarily driven by decrease in (i) depreciation of mining machines, (ii) the electricity cost in operating mining machines and (iii) cost of mining machine sold, partially offset by an increase in share-based payment expenses attributed to cost of revenue, increase in salaries, wages, and other benefits attributed to cost of revenue and increase in depreciation of property, plant and equipment attributed to cost of revenue.
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Depreciation of mining machines decreased by 55.3% from US$98.1 million for the year ended December 31, 2020 to US$43.9 million for the year ended December 31, 2021, primarily because (i) the mining machines procured at the beginning of 2020 as a result of our expanded hash rate capacity contributed large depreciation amount for the year ended December 31, 2020, and are fully depreciated by the first half of 2021 as those mining machines were depreciated in one year on a straight-line basis, and (ii) we changed the useful life for mining machines from one year to one to two years for the mining machines of newer models that were purchased in 2021 starting from July 2021, which leads to lower depreciation for the year ended December 31, 2021.

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Electricity cost in operating mining machines decreased by 18.9% from US$72.1 million for the year ended December 31, 2020 to US$58.4 million for the year ended December 31, 2021, primarily driven by the lowered overall energy consumption of 39.2 j/T as of December 31, 2021, compared to 48 j/T as of December 31, 2020 for our mining machines, partially offset by the increase in managing hash rate calculated on a twelve-month average basis from approximately 4.6EH/s for the year ended December 31, 2020 to approximately 5.7EH/s for the year ended December 31, 2021.

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Cost of mining machines sold decreased by 65.9% from US$17.5 million for the year ended December 31, 2020 to US$6.0 million for the year ended December 31, 2021, primarily driven by (i) the lower carrying book value of the mining machines sold in 2021 as the mining machines sold in 2021 were used for a longer period with most of their costs depreciated compared to the ones sold in 2020 and (ii) decrease in the number of mining machines sold in 2021.

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Share-based payment expenses attributed to cost of revenue increased from nil for the year ended December 31, 2020 to US$10.4 million for the year ended December 31, 2021, which was due to the grant of options under the 2021 Share Incentive Plan to mining datacenter personnel in the second half of 2021.

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Salaries, wages and other benefits attributed to cost of revenue increased by 99.4% from US$4.7 million for the year ended December 31, 2020 to US$9.4 million for the year ended December 31, 2021, which was due to the increase in salaries, wages and other benefits to mining datacenter personnel as a result of the expansion of our mining datacenter operations.

•
Depreciation of property, plant and equipment attributed to cost of revenue increased by 47.0% from US$9.5 million for the year ended December 31, 2020 to US$14.0 million for the year ended December 31, 2021, primarily attributable to our expansion of the mining datacenter.

Selling Expenses
Our selling expenses increased by 51.8% from US$5.6 million for the year ended December 31, 2020 to US$8.4 million for the year ended December 31, 2021, primarily due to the US$5.2 million increase in share-based payment expenses attributed to selling expense as a result of the grant of options to sales personnel under the 2021 Share Incentive Plan in the second half of 2021, partially offset by US$1.4 million decrease in staff costs, including salaries, wages and benefits to sales personnel and the US$1.3 million decrease in advertising expenses, as we conducted fewer marketing activities. As a result of price appreciation of Bitcoin, the most significant cryptocurrency involved in our business operation, and wider market recognition of our brand name, we are able to achieve satisfying sales performance without engaging in proactive marketing activities.
General and Administrative Expenses
Our general and administrative expenses increased by 342.7% from US$20.3 million for the year ended December 31, 2020 to US$89.7 million for the year ended December 31, 2021, primarily due to (i) US$54.5 million increase in share-based payment expenses attributed to general and administrative expenses as a result of the grant of option to administrative personnel under the 2021 Share Incentive Plan in the second half of 2021, (ii) US$7.5 million increase in consulting service fees attributed to general and administrative expenses charged by professional parties due to our efforts in capital market activities.
Research and Development Expenses
Our research and development expenses increased by 201.3% from US$9.8 million for the year ended December 31, 2020 to US$29.5 million for the year ended December 31, 2021, primarily attributable to (i) US$18.2 million increase in share-based payment expenses attributed to research and development expenses of as a result of the grant of options to research and development personnel under the 2021 Share Incentive Plan in the second half of 2021 and (ii) US$1.3 million increase in research and development technical service fees.
Other Operating Income /(Expenses)
We incurred other operating expenses of US$2.0 million and generated other operating income of US$14.6 million for the years ended December 31, 2020 and 2021, respectively. This change was primarily attributable to (i) US$16.0 million increase in net gain on disposal of cryptocurrencies for the year ended December 31, 2021, which is associated with Bitcoin price change prior to such disposal given we typically sell Bitcoins earned from our principal business lines within the next few days, (ii) US$3.7 million losses from change in fair value of cryptocurrencies lent, (iii) US$2.9 million decrease in net loss on disposal of mining machine at scrap value, as a result of fewer mining machines disposals in 2021 because the new mining machines we purchased in 2021 were of more recent models and in a more stable condition and (iv) US$2.0 million write-off of receivables from related parties for the year ended December 31, 2020, compared to nil for the year ended December 31, 2021.
Other Net Gain/(Loss)
We recorded other net gain of US$2.5 million for the year ended December 31, 2021, compared to other net loss of US$2.6 million for the year ended December 31, 2020. This change was primarily due to (i) the net gain on settlement of balances between Bitmain of US$4.5 million for the year ended December 31, 2021 compared to nil for the year ended December 31, 2020 and (ii) an impairment of property, plant and equipment of US$2.2 million for the year ended December 31, 2020, compared to nil for the year ended December 31, 2021, partially offset by the impairment loss of a pre-matured investment of US$2.0 million associated with a forfeited investment project of US$2.0 million for the year ended December 31, 2021, while we did not conduct similar transaction or incur such cost for the year ended December 31, 2020.
Profit/(Loss) from Operations
As a result of the foregoing, we recorded a loss from operations of US$63.4 million for the year ended December 31, 2020 and a profit from operations of US$130.8 million for the year ended December 31, 2021.
Income Tax Benefit/(Expenses)
We recorded an income tax benefit of US$8.0 million for the year ended December 31, 2020 and an income tax expenses of US$48.2 million for the year ended December 31, 2021, primarily because we achieved profit before taxation of US$130.9 million for the year ended December 31, 2021, compared to loss before taxation of US$63.8 million for the year ended December 31, 2020.
Net Profit/(Loss)
As a result of the foregoing, we recorded a net loss of US$55.8 million for the year ended December 31, 2020 and a net profit of US$82.6 million for the year ended December 31, 2021.
Comparison of Years Ended December 31, 2019 and 2020
Revenue
Our revenue increased by 110.0% from US$88.8 million for the year ended December 31, 2019 to US$186.4 million for the year ended December 31, 2020, primarily driven by revenue growth in two of our three major business lines as follows.
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Revenue generated from proprietary mining increased by 136.2% from US$37.5 million for the year ended December 31, 2019 to US$88.5 million for the year ended December 31, 2020, which was mainly attributable to increase in our proprietary hash rate and the price appreciation of Bitcoin, the most significant type of cryptocurrency involved in our business operation, partially offset by decrease in the number of Bitcoins mined, primarily resulting from the Bitcoin halving event on May 11, 2020. The hash rate allocated to proprietary mining, calculated on a twelve-month average basis, increased from approximately 0.5EH/s for the year ended December 31, 2019 to approximately 2.3EH/s for the year ended December 31, 2020. The average price of Bitcoin for the year ended December 31, 2020 was US$11,057.0 compared to US$7,358.3 for the year ended December 31, 2019, representing an increase of 50.3%, according to Frost & Sullivan.

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Revenue generated from Cloud Hash Rate increased by 80.0% from US$43.5 million for the year ended December 31, 2019 to US$78.3 million for the year ended December 31, 2020, which was primarily driven by increase in our hash rate capacity, Bitcoin price appreciation and expansion of our customer base. The hash rate allocated to Cloud Hash Rate, calculated on a twelve-month average basis, increased from approximately 0.8EH/s for the year ended December 31, 2019 to approximately 2.1EH/s for the year ended December 31, 2020. The growth in customer base was primarily driven by our increased brand recognition as a result of our expanding scale of operations as well as diverse hash rate subscription plans and high quality hash rate.

Cost of Revenue
Our cost of revenue increased by 112.0% from US$98.8 million for the year ended December 31, 2019 to US$209.6 million for the year ended December 31, 2020, primarily driven by increase in (i) the depreciation of mining machines, (ii) electricity cost in operating mining machines and (iii) cost of mining machines sold for the year ended December 31, 2020.
Depreciation of mining machines increased by 147.6% from US$39.6 million for the year ended December 31, 2019 to US$98.1 million for the year ended December 31, 2020. Electricity cost in operating mining machines increased by 91.2% from US$37.7 million for the year ended December 31, 2019 to US$72.1 million for the year ended December 31, 2020. Cost of mining machines sold increased by 225.2% from US$5.4 million for the year ended December 31, 2019 to US$17.5 million for the year ended December 31, 2020. The increases in both depreciation of mining machines and electricity cost in operating mining machines are primarily attributable to the expansion of our hash rate capacity, calculated on a twelve-month average basis, from 51MW on average in the year ended December 31, 2019 to 136MW on average in the year ended December 31, 2020. The increase in cost of mining machines sold was primarily attributable to the increased sales of mining machines.
Selling Expenses
Our selling expenses increased by 77.5% from US$3.1 million for the year ended December 31, 2019 to US$5.6 million for the year ended December 31, 2020, primarily due to (i) the one-off payroll expense to sales personnel as a result of our separation from Bitmain in 2020 and (ii) the increase in promotional expenses.
General and Administrative Expenses
Our general and administrative expenses increased by 168.5% from US$7.6 million for the year ended December 31, 2019 to US$20.3 million for the year ended December 31, 2020, primarily due to one-off payroll expense to administrative personnel as a result of our separation from Bitmain.
Research and Development Expenses
Our research and development expenses increased by 106.3% from US$4.7 million for the year ended December 31, 2019 to US$9.8 million for the year ended December 31, 2020, primarily due to one-off payroll expense as a result of our separation from Bitmain.
Other Operating Expenses
Our other operating expenses decreased by 66.1% from US$6.0 million for the year ended December 31, 2019 to US$2.0 million for the year ended December 31, 2020, primarily as a result of an increase in net gain on disposal of cryptocurrencies, which is associated with change of price of Bitcoin, the most significant type of cryptocurrency involved in our business operation, prior to such disposal given we typically sell Bitcoins earned from proprietary mining within the next few days.
Other Net Gain/(Loss)
We recorded other net gain of US$0.2 million for the year ended December 31, 2019 and other net loss of US$2.6 million for the year ended December 31, 2020. This change was primarily due to an increase in impairment of property, plant and equipment for the year ended December 31, 2020 as we decided to discontinue our construction of a mining datacenter in Washington, United States.
Loss from Operations
As a result of the foregoing, we recorded loss from operations of US$31.3 million and US$63.4 million for the years ended December 31, 2019 and 2020, respectively.
Income Tax Benefit
Our income tax benefit increased from US$2.9 million for the year ended December 31, 2019 to US$8.0 million for the year ended December 31, 2020, primarily because our loss before taxation increased from US$30.8 million for the year ended December 31, 2019 to US$63.8 million for the year ended December 31, 2020.
Net Loss
As a result of the foregoing, we recorded a net loss of US$27.9 million and US$55.8 million for the years ended December 31, 2019 and 2020, respectively.

Liquidity and Capital Resources
Since our separation from Bitmain, we have financed our operations primarily with cash flow from disposal of cryptocurrencies earned from principal business operations. Our net cash and cash equivalents decreased from US$59.8 million as of December 31, 2019 to US$44.8 million as of December 31, 2020, primarily as a result of our active hash rate expansion in 2020. Our net cash and cash equivalents increased to US$372.1 million as of December 31, 2021, primarily attributable to the increase in adjusted EBITDA, which is a non-IFRS financial measure defined as earnings before interest, taxes, depreciation and amortization, further adjusted to exclude share-based payment expenses under IFRS 2. A reconciliation of profit/(loss), the most comparable IFRS measure, to adjusted EBITDA is set forth in “— Non-IFRS Financial Measure” above. Our net cash and cash equivalents decreased to US$330.8 million as of June 30, 2022, primarily attributable to our active construction of mining datacenters in North America.
To date, we have not seen a material impact on our liquidity from events related to the COVID-19 pandemic. We believe that our cash, short-term investment and anticipated proceeds from disposal of cryptocurrencies in connection with our principal business will be sufficient to meet our current and anticipated working capital requirements and capital expenditures for at least the next 18 months from the date of this proxy statement/prospectus.
Our material cash requirements as of June 30, 2022 and any subsequent interim period primarily include our purchase of plant, property and equipment, lease obligations, and borrowings. Other than those as discussed below, we did not have any significant capital and other commitments, long-term obligations or guarantees as of June 30, 2022.
Purchase of property, plant and equipment.    Purchase of property, plant and equipment primarily consist of the purchase of machinery, equipments and other expenditure associated with mining datacenter construction and operations. The total cash outflow for the purchase of property, plant and equipment were US$11.5 million, US$19.8 million, US$62.4 million and US$49.7 million for the years ended 2019, 2020 and 2021 and the six months ended June 30, 2022. As of June 30, 2022, we had commitments that are scheduled to be paid within 12 months for the construction of mining datacenters of approximately US$18.4 million.
Lease obligations.  We occupy most of our office premises and certain mining datacenter under lease arrangements, which generally have an initial lease term between one and a half to seven years. Lease contracts are typically made for fixed periods but may have extension options. Any extension options in these leases have not been included in the lease liabilities unless we are reasonably certain to exercise the extension option. Periods after termination options are only included in the lease term if the lease is reasonably certain not to be terminated. The total cash outflow for leases, including the capital element of lease rentals paid and interests paid on leases for the years ended December 31, 2019, 2020 and 2021 and the six months ended June 30, 2022 was approximately US$3.9 million, US$5.4 million, US$5.4 million and US$2.8 million, respectively. As of June 30, 2022, lease liabilities mature based on contractual undiscounted payments within 12 months and over 12 months were US$5.8 million and US$72.8 million, respectively
Borrowings.  Our borrowings as of June 30, 2022 represented a commitment of US$29.6 million relating to the principal amount and interests in connection with the issuance of the Bitdeer Convertible Note, a US$30 million convertible note, on July 23, 2021, bearing an annual interest rate of 8%, which will mature on July 23, 2023
We intend to fund our existing and future material cash requirements primarily with our cash, short-term investment and anticipated proceeds from disposal of cryptocurrencies in connection with our principal business, which is classified as an investing activity. However, our future capital requirements will depend on many factors, including market acceptance of cryptocurrency, our growth, our ability to scale up our infrastructure and hash rate, our ability to effectively control costs, our ability to attract and retain customers, the continuing market acceptance of our offerings, expansion of sales and marketing activities and overall economic conditions. To the extent that current and anticipated future sources of liquidity are insufficient to fund our future business activities and requirements, we may be required to seek additional equity or debt financing. The sale of additional equity would result in additional dilution to our shareholders. The incurrence of debt financing would result in debt service obligations and the instruments governing such debt could provide for operating and financing covenants that would restrict our operations. In the event that additional financing is required from outside sources, there is a possibility we may not be able to raise it on term acceptable to us or at all. If we are unable to raise additional capital when desired, our business, operations and financial condition could be adversely affected.
We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.
Other than as discussed above, we did not have any significant capital and other commitments, long-term obligations or guarantees as of June 30, 2022.
Cash Flows
The following table presents our combined and consolidated statements of cash flows for the years ended December 31, 2019, 2020 and 2021, and condensed consolidated statements of cash flows for the six months ended June 30, 2021 and 2022:
	For the Year Ended December 31,			For the Six Months Ended June 30,
	2019 (Restated)	2020 (Restated)	2021 (Restated)	2021 (Unaudited) (Restated)	2022 (Unaudited)
	US$	US$	US$	US$	US$
Net cash used in operating activities	(56,603)	(109,176)	(52,466)	(681)	(151,845)
Net cash generated from / (used in) investing activities	(174,636)	62,742	394,569	152,770	114,884
Net cash generated from / (used in) financing activities	226,412	30,776	(14,426)	(16,467)	(1,623)
Net (decrease) / increase in cash and cash equivalents	(4,827)	(15,658)	327,677	135,622	(38,584)
Cash and cash equivalents at the beginning of the period	65,286	59,826	44,753	44,753	372,088
Effect of movements in exchange rates on cash and cash equivalents held	(633)	585	(342)	(658)	(2,734)
Cash and cash equivalents at the end of the period	59,826	44,753	372,088	179,717	330,770
Operating Activities
Net cash used in operating activities was US$151.8 million for the six months ended June 30, 2022. The difference between our net loss of US$25.2 million and the net cash used in operating activities was primarily attributable to (i) adjustments for revenues recognized on acceptance of cryptocurrencies of US$156.6 million, (ii) changes in prepayments and other assets of US$24.4 million primarily associated with deposits and prepayments made to suppliers following the expansion of our business during this period, (iii) changes in trade receivables of US$12.6 million primarily associated with the increase in revenue from our general hosting business, and (iv) income tax paid of US$19.6 million, partially offset by (i) an adjustment for share-based payment expenses of US$54.4 million for the issuance of share awards following the adoption of the 2021 Share Incentive Plan in July 2021, (ii) an adjustment for depreciation and amortization of US$29.3 million primarily relating to the depreciation of mining machines used in our principal business operations and property, plant and equipment used in connection with the expansion of our mining datacenters during this period, and (iii) an adjustment for income tax expenses of US$8.0 million.

Net cash used in operating activities was US$0.7 million for the six months ended June 30, 2021. The difference between our net profit of US$113.8 million and the net cash used in operating activities was primarily attributable to (i) adjustments for the revenue recognized on acceptance of cryptocurrencies of US$178.0 million, (ii) an adjustment for gain on disposal of cryptocurrencies of US$16.4 million and (iii) changes in prepayments and other assets of US$12.4 million primarily associated with prepayments made to suppliers following the expansion of our business during this period, partially offset by (i) an adjustment for depreciation and amortization of US$43.3 million primarily relating to the depreciation of mining machines used in our principal business operations and property, plant and equipment used in connection with the expansion of our mining datacenters during this period and (ii) an adjustment for income tax expenses of US$26.6 million.
Net cash used in operating activities was US$52.5 million for the year ended December 31, 2021. The difference between our net profit of US$82.6 million and the net cash used in operating activities was primarily attributable to (i) adjustments for the revenue recognized on acceptance of cryptocurrencies of US$333.7 million and (ii) gain on disposal of cryptocurrencies of US$18.7 million, partially offset by (i) an adjustment for share-based payment expenses of US$88.4 million, (ii) an adjustment for depreciation and amortization of US$63.1 million primarily relating to the depreciation of mining machines used in our principal business operations and property, plant and equipment used in connection with the expansion of our mining datacenters during this period and (iii) an adjustment for income tax expenses of US$48.2 million.
Net cash used in operating activities was US$109.2 million in the year ended December 31, 2020. The difference between our net loss of US$55.8 million and the net cash used in operating activities was primarily attributable to an adjustment for revenue recognized on acceptance of cryptocurrencies of US$170.2 million, partially offset by an adjustment for depreciation and amortization of US$112.0 million primarily relating to the depreciation of mining machines used in our principal business operations and property, plant and equipment used in connection with the expansion of our mining datacenters during this period.
Net cash used in operating activities was US$56.6 million in the year ended December 31, 2019. The difference between our net loss of US$27.9 million and the net cash used in operating activities was primarily attributable to an adjustment for revenue recognized on acceptance of cryptocurrencies of US$81.3 million, partially offset by an adjustment for depreciation and amortization of US$47.5 million primarily relating to the depreciation of mining machines used in our principal business operations and property, plant and equipment used in connection with the expansion of our mining datacenters during this period.
Investing Activities
Net cash generated from investing activities was US$114.9 million for the six months ended June 30, 2022, primarily attributable to (i) proceeds from disposal of cryptocurrencies of US$351.3 million and (ii) collection of receivables from previously disposed subsidiaries of US$9.9 million, partially offset by purchase of cryptocurrencies US$186.0 million for investment (lending and purchase of wealth management product) purposes and purchase of property, plant and equipment and intangible assets of US$49.8 million.
Net cash generated from investing activities was US$152.8 million for the six months ended June 30, 2021, primarily attributable to (i) proceeds from disposal of cryptocurrencies of US$190.5 million and (ii) repayments from related parties of US$20.0 million, partially offset by loans to related parties of US$31.2 million.
Net cash generated from investing activities was US$394.6 million for the year ended December 31, 2021, primarily attributable to (i) proceeds from disposal of cryptocurrencies of US$568.6 million and (ii) repayments from related parties of US$21.7 million, partially offset by (i) purchase of property, plant and equipment and intangible assets of US$62.9 million, (ii) purchase of cryptocurrencies for loan and investment of US$60.0 million, (iii) loans to related parties of US$32.2 million and (iv) purchase of mining machines of US$26.6 million.
Net cash generated from investing activities was US$62.7 million for the year ended December 31, 2020, primarily attributable to (i) repayments from related parties of US$194.4 million and (ii) proceeds from disposal of cryptocurrencies of US$173.1 million, partially offset by (i) loans to related parties of US$161.0 million and (ii) purchase of mining machines of US$124.0 million.

Net cash used in investing activities was US$174.6 million for the year ended December 31, 2019, primarily attributable to (i) loans to related parties of US$196.9 million, (ii) purchase of mining machines of US$54.8 million and (iii) purchase of property, plant and equipment and intangible assets of US$11.5 million, partially offset by proceeds from disposal of cryptocurrencies of US$88.4 million.
Financing Activities
Net cash used in financing activities was US$1.6 million for the six months ended June 30, 2022, which was entirely attributable to capital element of lease rentals paid.
Net cash used in financing activities was US$16.5 million for the six months ended June 30, 2021, which was attributable to (i) deemed distribution to related parties of US$10.9 million, (ii) repayments of borrowings from related parties of US$3.3 million and (iii) capital element of lease rentals paid of US$2.2 million.
Net cash used in financing activities was US$14.4 million for the year ended December 31, 2021, which was attributable to (i) repayments of borrowing from related parties of US$29.3 million, (ii) deemed distribution to related parties of US$10.9 million and (iii) capital element of lease rentals paid of US$4.2 million, offset by proceeds from convertible debt of US$30.0 million.
Net cash generated from financing activities was US$30.8 million for the year ended December 31, 2020, primarily attributable to (i) capital contribution received from related party of US$420.0 million, as a result of our then-expected spin-off, and (ii) borrowings from related parties of US$9.2 million, offset by deemed distribution to related parties of US$394.8 million and capital element of lease rentals paid of US$4.5 million.
Net cash generated from financing activities was US$226.4 million for the year ended December 31, 2019, attributable to US$231.7 million deemed contribution from related parties, offset by capital element of lease rentals paid of US$2.9 million and repayments of borrowings from related parties of US$2.3 million.
Quantitative and Qualitative Disclosure about Financial Risk
We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our financial risk exposure is primarily the result of cryptocurrency risk, interest rate risk, investment risk, credit risk and liquidity risk.
Cryptocurrency Risk
We are exposed to cryptocurrency risk as we yield cryptocurrencies from certain revenue arrangements. We recognize revenue based on the spot fair value of cryptocurrencies on the day they are earned, but the value of the cryptocurrencies is subject to change on the date they are disposed for fiat currency.
Cryptocurrency prices are affected by various forces including global supply and demand, interest rates, exchange rates, inflation or deflation and the global political and economic conditions. Our profitability is highly correlated to the current and future market price of cryptocurrencies and a decline in the market prices for cryptocurrencies could negatively impact our future operations. In addition, we may not be able to liquidate our holdings of cryptocurrencies at our desired price if required, or, in extreme market conditions, we may not be able to liquidate our holdings of cryptocurrencies at all.
Cryptocurrencies have a limited history and the fair value historically has been very volatile. Historical performance of cryptocurrencies is not indicative of their future price performance. Our cryptocurrencies currently primarily consist of Bitcoin. We currently do not use any derivative contracts to hedge its exposure to cryptocurrency risk, but management closely monitors the impact of the mainstream cryptocurrency exchange market on the change of exchange rates from cryptocurrency to fiat currency. We limit our exposure to the cryptocurrency risk by including in its operation strategy to dispose the cryptocurrencies for fiat currency shortly after they are earned.
Fluctuations in the market price of Bitcoin and/or other cryptocurrencies may have a more linear and quantifiable impact on some of our businesses than others. A 10% increase or decrease in the average market price of Bitcoin and/or other cryptocurrencies over 2019, 2020, 2021 and the six months ended June 30, 2022, without considering other factors, would have had the following impact on our revenue: (i) an increase or decrease in our revenue from proprietary mining by 10%; (ii) an increase or decrease in our revenue from Cloud Hash Rate in general, as the price of Bitcoin is a key factor in determining the hash rate subscription fee, provided however, the precise impact is subject to other factors, such as the expected mining rewards at the time of subscription, contract terms, allocation of hash rate between classic and accelerator mode, and electricity price; and (iii) an increase or decrease in revenue from Cloud Hosting, provided that the overall impact is less linear as compared to in the case of proprietary mining. The impact on the revenue from sales of mining machines depends on market sentiments towards Bitcoin at the relevant point in time, in addition to the actual price of Bitcoin. A change in the market price of Bitcoin and/or other cryptocurrencies would not have had a material effect on our revenue from other sources.
In addition, Bitcoin and other cryptocurrencies accounted for 0.3%, 1.1%, 1.0% and 0.5% of our total assets as of December 31, 2019, December 31, 2020, December 31, 2021, and June 30, 2022, respectively. Since we dispose cryptocurrencies in a relatively short period of time, a 10% increase or decrease in the market price of Bitcoin and other cryptocurrencies as of December 31, 2019, December 31, 2020, December 31, 2021 and June 30, 2022, respectively, would not have had a material effect on our total assets at these dates.
Interest Rate Risk
Our interest rate risk is primarily attributable to bank deposits, restricted cash and borrowings. Bank deposits, restricted cash and borrowings at variable rates and at fixed rates expose us to cash flow interest rate risk and fair value interest rate risk respectively. Management closely monitors the fluctuation of such rates periodically. If the interest rates had been higher or lower by 1% with all other variables including tax rate being held constant, the profit/(loss) before tax would have been higher or lower by US$0.6 million, US$0.5 million, US$3.5 million and US$3.1 million for the years ended December 31, 2019, 2020, 2021 and the six months ended June 30, 2022, respectively.
Investment Risk
We are exposed to investment risk from investment transactions such as the purchase of cryptocurrency- denoted wealth management products. These investments are not principal-guaranteed, and we may suffer material loss from such investments. We monitor our investments closely and limit our exposure to the investment risk by including in our operation strategy the requirements to invest only in robust wealth management products and the investments need to be redeemed within the same fiscal quarter.
Foreign Currency Risk
We are exposed to foreign currency risk as we conduct transactions which give rise to payables and cash balances that are denominated in foreign currencies and the fair value or future cash flows of our financial instrument may fluctuate due to movement in foreign exchange rates of these foreign currencies. The volatility of exchange rates depends on many factors that we are not able to accurately forecast. Our management is closely monitoring our exposure to currency risk and seeks to minimize its exposure to such risk. We were not exposed to material foreign currency risk during the years ended December 31, 2019, 2020 and 2021 and the six months ended June 30, 2022.
Credit Risk
Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in a financial loss to us. Credit risk arises mainly from cash deposited in the banks and cryptocurrencies deposited in custody, cryptocurrency lending transactions and cryptocurrency-denoted wealth management product purchases.
To manage risk arising from cash, cash equivalents and restricted cash, we only transact with reputable financial institutions, which have no recent history of default. As such, we are not subject to material credit risk arising from cash, cash equivalents and restricted cash.
Substantially all of our cryptocurrencies are stored in wallets held in the custody by Matrix Finance and Technologies Holding Company (“Matrixport Group”), a related party. To limit exposure to credit risk relating to cryptocurrencies under custody, we evaluate the system security design of the custody service provider and regularly reviews the exposure of cryptocurrencies held in custody. We have further implemented internal controls to ensure the appropriate access to the cryptocurrencies under custody and adopted the operating strategy of disposing of the cryptocurrency for fiat currency shortly after they are earned. We expect that there is no significant credit risk from non-performance by Matrixport Group.
However, Bitcoin and other blockchain-based cryptocurrencies have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. A security breach or cyberattack could result in a partial or total loss of our cryptocurrencies and such a loss could have a material adverse effect on our financial condition and results of operations.
We also have credit exposure to cryptocurrency lending transactions and cryptocurrency-denoted wealth management product purchases. We assess such credit risk both at contract inception and each quarter or in shorter interval by considering the past collection experience and any indications that the corresponding amount may not be fully collected. To manage such exposure, we continuously monitor the relevant factors, such as the liquidity of the underlying cryptocurrencies, negative report related to the counterparty, and only transact with creditworthy counterparties and include in our operation strategy that the lending needs to be collected, and the wealth management products need to be redeemed within the same fiscal quarter. Currently, we only conduct such transactions with the Matrixport Group. We had never experienced credit losses and have no existing exposures to such credit risk as of the date of this proxy statement/prospectus. Consequently, credit exposure to these transactions is not considered material.
Liquidity Risk
Our liquidity risk is minimal. We currently have sufficient reserve of cash. We recorded US$330.7 million cash and cash equivalents as of June 30, 2022, and our net cash used in operating activities during the six months ended June 30, 2022 were US$151.8 million. We believe that our cash, short-term investment and anticipated proceeds from disposal of cryptocurrencies in connection with our principal business will be sufficient to meet our current and anticipated working capital requirements and capital expenditures for at least the next 18 months from the date of this proxy statement/prospectus. We manage our liquidity risk by monitoring cash flow generated from operations, available borrowing capacity, and by managing the maturity profiles of our long-term loans. We expect to continue our low-leverage strategy and plan to lower our liquidity risk by expanding our capital expenditure-light businesses such as Hash Rate Marketplace.
Recent Accounting Pronouncements
We adopted the following recently issued or amended standards in the period between January 1, 2022 and June 30, 2022. These new standards are not expected to have any significant impact on our financial statements:
Standard/Interpretation	Application Date of Standard	Application Date for the Group
Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16, Interest Rate Benchmark Reform – Phase 2	January 1, 2021	January 1, 2021
Amendment to IFRS 16, Covid-19-Related Rent Concessions beyond June 30, 2021	April 1, 2021	April 1, 2021
Amendments to IFRS 1, Subsidiary as a First-time Adopter	January 1, 2022	January 1, 2022
Amendments to IFRS 9, Derecognition of Financial Liabilities	January 1, 2022	January 1, 2022
Amendments to IFRS 3, Reference to the Conceptual Framework	January 1, 2022	January 1, 2022
Amendments to IAS 16, Property, Plant and Equipment: Proceeds before Intended Use	January 1, 2022	January 1, 2022
Amendments to IAS 37, Onerous Contracts – Cost of Fulfilling a Contract	January 1, 2022	January 1, 2022
Up to the date of issue of these financial statements, the IASB has issued a number of amendments and a new standard, IFRS 17, Insurance contracts, which are not yet effective as of June 30, 2022 and have not been adopted in these financial statements. We are in the process of making an assessment of what the impact of these new and amended standards and interpretations would be in the period of initial application. So far it has concluded that the adoption of them is unlikely to have a significant impact on our financial position.

Standard/Interpretation	Application Date for the Group
IFRS 17, Insurance Contracts and Amendments to Address Concerns and Implementation Challenges	January 1, 2023
Amendments to IAS 1, Classification of Liabilities as Current or Non-current and Disclosure of Accounting Policies	January 1, 2023
Amendments to IAS 1, Making Materiality Judgement	January 1, 2023
Amendments to IAS 1 and IFRS Practice Statement 2, Disclosure of Accounting Policies	January 1, 2023
Amendments to IAS 8, Definition of Accounting Estimates	January 1, 2023
Amendments to IAS 12, Deferred Tax related to Assets and Liabilities arising from a Single Transaction	January 1, 2023
Initial Application of IFRS 17 and IFRS 9 – Comparative Information	January 1, 2023
Critical Accounting Policies and Significant Judgments and Estimates
We prepare our combined and consolidated financial statements for the years ended December 31, 2019, 2020 and 2021 in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). We prepare our interim financial information for the six months ended June 30, 2022 in accordance with International Accounting Standard (“IAS”) 34 ‘Interim Financial Reporting’ issued by the IASB.
In preparing the financial statements and the interim financial information, our management has made judgments and estimates that affect the application of accounting policies and the reported amounts of assets and liabilities, profit and loss. Estimates and judgments are continuously evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. We make estimates and assumptions concerning the future. The resulting accounting estimates may not be equal to the related actual results.
We believe the accounting policies related to the depreciation of mining machines, cryptocurrency accounting, revenue from the proprietary mining business, income taxes and share-based payments for the years ended December 31, 2019, 2020 and 2021 and the six months ended June 30, 2022 involve significant judgments and estimates used in the preparation of our financial statements and interim financial information. Our use of judgements and estimates is disclosed in the Note 3 and the related accounting policies are disclosed in Note 2 to the combined and consolidated financial statements included elsewhere in this proxy statement/prospectus. When reviewing our financial statements and interim financial information, you should consider our selection of critical accounting policies, our significant judgments and other uncertainties affecting our applications of those policies and the sensitivity of reported results to changes of such policies, judgments and uncertainties. You should read the descriptions of these significant judgments and estimates in conjunction with other disclosures included in this proxy statement/prospectus.
Emerging Growth Company Status
We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of reduced reporting requirements that are otherwise applicable to public companies. Section 107 of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with those standards. The JOBS Act also exempts us from having to provide an auditor attestation of internal control over financial reporting under Sarbanes-Oxley Act Section 404(b).
Holding Company Structure
Bitdeer Technologies Holding Company is a limited liability company incorporated in the Cayman Islands on November 18, 2020 with no material operations of its own. We currently conduct our operations primarily through our subsidiaries. As a result, Bitdeer’s ability to pay dividends primarily depends upon dividends paid by our subsidiaries. If our existing subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

BENEFICIAL OWNERSHIP BSGA SECURITY BEFORE THE BUSINESS COMBINATION
The following table sets forth information regarding the beneficial ownership of BSGA Ordinary Shares as of December 15, 2021 pre-Business Combination by:
•
each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known by BSGA to be the beneficial owner of more than 5% of BSGA Ordinary Shares as of December 15, 2021 (pre-Business Combination);

•
each of BSGA’s executive officers and directors; and

•
all of BSGA’s current executive officers and directors as a group.

As of the Record Date, BSGA had 3,505,888 BSGA Ordinary Shares issued and outstanding.
Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, BSGA believes, based on the information furnished to it, that the persons and entities named in the table below have, or will have immediately after the consummation of the Business Combination, sole voting and investment power with respect to all of our ordinary shares that they beneficially own, subject to applicable community property laws. Any ordinary shares subject to options or warrants exercisable within 60 days of the date of this proxy statement/prospectus are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.
Name and Address of Beneficial Owner(1)	Number of Class B Ordinary Shares Beneficially Owned(2)	% of Class	Number of Class A Ordinary Shares	% of Class	Number of total outstanding ordinary shares	% of total outstanding ordinary shares
Directors and Executive Officers
BSG First Euro Investment Corp.(2)	1,437,500	100.0%	292,500	14.1%	1,730,000	49.3%
Alan Yamashita	—	—	—	—	—	—
Alex Yamashita	—	—	—	—	—	—
Naphat Sirimongkolkasem	—	—	—	—	—	—
Mark Streeter	—	—	—	—	—	—
Joseph Chow	—	—	—	—	—	—
Rolf Hoefer	—	—	—	—	—	—
All executive officers and directors as a group (6 individuals)	—	—	—	—	—	—
5.0% Shareholders
BSG First Euro Investment Corp.(2)	1,437,500	100.0%	292,500	14.1%	1,730,000	49.3%
Glazer Funds Parties(3)	—	—	309,979	15.0%	309,979	8.8%
Owl Creek Fund Parties(4)	—	—	306,648	14.8%	306,648	8.7%
Feis Equities Parties(5)	—	—	204,770	9.9%	204,770	5.8%

(1)
Unless otherwise noted, the business address of each of the following entities or individuals is The Sun’s Group Center, 29 Floor, 200 Gloucester Road, Wan Chai, Hong Kong.

(2)
The Sponsor is controlled by Yuet Bun Wu. Shares held by the Sponsor include (i) 292,500 Class A ordinary shares underlying the Private Units it holds, and (ii) 1,437,500 Class B ordinary shares which will convert into Class A ordinary shares upon closing of the Business Combination.

(3)
Represents 309,979 Class A Ordinary Shares beneficially owned by Glazer Capital, LLC and Paul J. Glazer (the “Glazer Funds Parties”). The address of the business office of the Glazer Funds Parties is 250 West 55th Street, Suite 30A, New York, New York 10019. Information regarding the Glazer Funds Parties is based solely upon a Schedule 13G filed by the Glazer Funds Parties with the SEC on January 10, 2023.

(4)
Represents 306,648 Class A Ordinary Shares beneficially owned by Owl Creek Asset Management, L.P. and Jeffrey A. Altman (the “Owl Creek Fund Parties”). The address of the principal business office of the Owl Creek Fund Parties is 640 Fifth Avenue, 20th Floor, New York, NY 10019. Information regarding the Owl Creek Fund Parties is based solely upon a Schedule 13G filed by the Owl Creek Fund Parties with the SEC on February 9, 2023.

(5)
Represents 204,770 Class A Ordinary Shares beneficailly owned by Feis Equities LLC and Lawrence M. Feis (the “Feis Equities Parties”). The address of business office of the Feis Equities Parties is 20 North Wacker Drive Suite 2115, Chicago, Illinois 60606. Information regarding the Feis Equities Parties is based solely upon a Schedule 13G/A filed by the Feis Equities Parties with the SEC on February 7, 2023.

BENEFICIAL OWNERSHIP OF BTG SECURITIES FOLLOWING THE BUSINESS COMBINATION
The following table sets forth information regarding the expected beneficial ownership of BTG Ordinary Shares immediately following the consummation of the Business Combination by:
•
each person who is expected to beneficially own 5.0% or more of the outstanding BTG Ordinary Shares;

•
each person who will become an executive officer or director of BTG; and

•
all of those executive officers and directors of BTG as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to, or the power to receive the economic benefit of ownership of, the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares that the person has the right to acquire within 60 days are included, including through the exercise of any option or other right or the conversion of any other security. However, these shares are not included in the computation of the percentage ownership of any other person. Each holder of BTG Class A Ordinary Shares is entitled to one (1) vote per share and each holder of BTG Class V Ordinary Shares is entitled to ten (10) votes per share.
The total number of BTG Ordinary Shares expected to be outstanding after the consummation of the Business Combination will be (i) assuming a No Redemption Scenario, 117,846,343, consisting of 67,195,190 BTG Class A Ordinary Shares and 50,651,153 BTG Class V Ordinary Shares, and (ii) assuming a Maximum Redemption Scenario, 116,127,955, consisting of 65,476,802 BTG Class A Ordinary Shares and 50,651,153 BTG Class V Ordinary Shares. If the actual facts differ from these assumptions, these amounts will differ.
	BTG Ordinary Shares Beneficially Owned Immediately After Closing of the Business Combination(2)
	No Redemption Scenario				Maximum Redemption Scenario
	BTG Class A Ordinary Shares	BTG Class V Ordinary Shares	% of Total BTG Ordinary Shares	% of Voting Power	BTG Class A Ordinary Shares	BTG Class V Ordinary Shares	% of Total BTG Ordinary Shares	% of Voting Power
Directors and Executive Officers(1):
Jihan Wu(3)	—	50,651,153	43.0%	88.3%	—	50,651,153	43.6%	88.6%
Linghui Kong	—	—	—	—	—	—	—	—
Xiaoni Meng	—	—	—	—	—	—	—	—
Jianchun Liu	—	—	—	—	—	—	—	—
Huaxin Wen	—	—	—	—	—	—	—	—
Naphat Sirimongkolkasem	—	—	—	—	—	—	—	—
Sheldon Trainor-Degirolamo	—	—	—	—	—	—	—	—
Guang Yang	—	—	—	—	—	—	—	—
All Directors and Executive Officers as a Group	—	50,651,153	43.0%	88.3%	—	50,651,153	43.6%	88.6%
5.0% Shareholders:
Zhaofeng Zhao(4)	16,039,296	—	13.6%	2.8%	16,039,296	—	13.8%	2.8%
Yuesheng Ge(5)	10,689,498	—	9.1%	1.9%	10,689,498	—	9.2%	1.9%
Yishuo Hu(6)	10,689,498	—	9.1%	1.9%	10,689,498	—	9.2%	1.9%

(1)
The business address for the directors and executive officers of BTG will be 08 Kallang Avenue, Aperia tower 1, #09-03/04, Singapore 339509.

(2)
For each person and group included in this column, the percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of BTG Ordinary Shares as a single class. In respect of matters requiring a shareholder vote, each BTG Class A

Ordinary Shares will be entitled to one vote and each BTG Class V Ordinary Share will be entitled to ten (10) votes. Each BTG Class V Ordinary Share shall automatically convert into one (1) BTG Class A Ordinary Share if transferred from a Founder Entity to a non-Founder Entity, except under certain circumstances.
(3)
Represents shares held through Victory Courage Limited

(4)
Represents shares held through Shinning Stone Invest Co., Ltd.

(5)
Represents shares held through Mega Galaxy International Limited

(6)
Represents shares held through Golden Navigate Investments Limited

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
BSGA Relationship and Related Party Transactions
Founder Shares
On February 23, 2021 and March 4, 2021, BSGA’s Sponsor paid US$25,001, or approximately US$0.017 per share, to cover certain of the offering and formation costs in exchange for an aggregate of 1,437,500 Founder Shares, 187,500 of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised. On June 14, 2021, the underwriter exercised the over-allotment option in full. As a result, the 187,500 Founder Shares that are no longer subject to forfeiture.
The Initial Shareholders have agreed not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) six months after the completion of an initial business combination or (B) the date on which BSGA completes a liquidation, merger, share exchange, reorganization or other similar transaction after the initial business combination that results in all of the public shareholders having the right to exchange their ordinary shares for cash, securities or other property (subject to limited exceptions).
Promissory Note — Related Party
On March 1, 2021, BSGA issued a promissory note to the Sponsor, pursuant to which BSGA may borrow up to an aggregate principal amount of US$200,000. The promissory note is non-interest bearing and originally payable on the date that BSGA consummates the IPO of its securities or the date on which BSGA determines not to conduct an IPO, however, the date was extended to August 31, 2022, provided that the Company may in its sole discretion, and upon written notice to First Euro, extend such maturity date for an additional six months in the event that the Company has not repaid in full the principal amount and accrued interest by August 31, 2022 pursuant to the amended Promissory Note issued on May 30, 2022. On August 31, 2022, BSGA issued an extension notice the Sponsor, to extend the maturity date of the Promissory Note for an additional six (6) months from August 31, 2022 to February 28, 2023. As of December 31, 2022 and 2021, BSGA had borrowed US$200,000 under the promissory note.
Due to Related Party
As of December 31, 2022 and 2021, the balance of amount due to related party was US$420,190 and US$355,863, respectively. The balance of US$420,190 as of December 31, 2022 represented of US$130,000 administrative support services fee provided by the Sponsor commencing on June 9, 2021 and US$292,190 of accrued expenses paid by the Sponsor on behalf of BSGA. The balance of US$355,863 as of December 31, 2021 represented US$67,333 administrative support service fees for services provided by the Sponsor starting from June 9, 2021, and US$288,530 of accrued expenses paid by the Sponsor on behalf of BSGA.
Working Party Loans
In order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of BSGA’s officers and directors may, but are not obligated to, loan BSGA funds as may be required (the “Working Capital Loans”). If BSGA completes an initial business combination, BSGA would repay the Working Capital Loans. In the event that the initial Business Combination does not close, BSGA may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to US$1,150,000 of the Working Capital Loans may be convertible into units of the post Business Combination entity at a price of US$10.00 per unit at the option of the lender. The units would be identical to the Private Placement Units. As of December 31, 2022 and 2021, no such Working Capital Loans were outstanding.
Bitdeer Relationships and Related Party Transactions
Employment Agreements and Indemnification Agreements
See the section entitled “Management — Employment Agreements and Indemnification Agreements.”

Share Incentive Plan
See the section entitled “Management — Share Incentive Plan.”
Other Related Party Transaction
Revenue Generated from Bitmain and BTC
Before the completion date of their respective separations with Bitdeer, Bitdeer generate revenue from Bitmain and BTC from Bitdeer’s normal course of business. Revenue generated from Bitmain and BTC was approximately US$34.2 million, US$88.1 million and US$73.5 million for the years ended December 31, 2019, 2020 and 2021, respectively. The associated trade receivables as of December 31, 2020 and 2021, respectively, was approximately US$1.6 million and nil.
Loans to and Borrowings from Bitmain
Historically, Bitdeer provided loans to and received borrowings from Bitmain in the years ended December 31, 2019 and 2020 when Bitdeer operated as part of Bitmain. As of December 31, 2020 and 2021, the balance of loans receivable from Bitmain was approximately US$167.0 million and nil, and the borrowings repayable to Bitmain was approximately US$24.8 million and nil, respectively.
Other Related Party Balances Associated with Bitmain
Other receivables from and other payables to Bitmain represent primarily the amount due from or due to Bitmain arising from Bitmain’s business historically recorded and remained on the books of Bitdeer. As of December 31, 2020 and 2021, the balance of other receivables from Bitmain was approximately US$441.1 million and nil, and other payables to Bitmain was approximately US$638.2 million and nil, respectively.
Cryptocurrency Services Provided by Matrixport Group
Matrix Finance and Technologies Holding Group and its subsidiaries (“Matrixport Group”) are entities over which Bitdeer’s controlling person has significant influence, as Mr. Jihan Wu, Bitdeer’s founder and sole director, is the co-founder and chairman of the board of directors of Matrixport Group. During the years ended December 31, 2019, 2020 and 2021 and the six months ended June 30, 2022, substantially all of Bitdeer’s cryptocurrencies were held in custody by Matrixport Group and Bitdeer’s disposal of cryptocurrencies, at spot price on the date of disposal, was primarily to Matrixport Group. The service fees charged by Martixport Group for the years ended December 31, 2019 and 2020 were immaterial, the service fees charged for the year ended December 31, 2021 and the six months ended June 30, 2022 were approximately US$0.3 million and US$0.1 million, respectively.
Other Transactions with Matrixport Group
Bitdeer provided loans to Matrixport Group which are non-interest bearing and due on demand. As of December 31, 2020, 2021 and June 30, 2022, the loans receivable from Matrixport Group was approximately US$1.3 million, US$1.1 million and US$0.2 million, respectively.
In February 2021, Bitdeer signed a loan agreement with Matrixport Group, pursuant to which Bitdeer agreed to grant a revolving line of credit with a maximum amount of US$20,000,000. Charged with an annual interest of 12.5% by Bitdeer, each tranche of credit utilized shall be repaid within 60 days. The credit line has expired and the loan has been fully repaid in June 2021. Bitdeer received an interest of approximately US$0.8 million associated with the loan.
In September 2021, Bitdeer signed a loan agreement with Matrixport Group, pursuant to which Bitdeer agreed to grant a loan of 30 million USDC. The loan bears an annual interest of 8.25% and was due in December 2021. The loan has been fully repaid in December 2021 and Bitdeer received an interest of approximately US$0.7 million associated with the loan.
In October 2021, Bitdeer purchased 30 million USDT with USD and purchased from Matrixport Group a non-principal-guaranteed wealth management product in the amount of 30 million USDT. The wealth management product, representing Bitdeer’s units of interest in the underlying digital assets trading account, does not have a pre-determined term and is redeemable by Bitdeer on certain days of each month. Bitdeer redeemed the product on December 28, 2021, earned an investment income of approximately US$0.7 million, and realized an annual percentage yield of around 13%.
During the six months ended of June 30, 2022, Bitdeer lent loans in a total amount of approximately US$50.0 million to Matrixport Group and received approximately US$0.4 million interest income. Bitdeer also purchased wealth management products in a total amount of approximately US$150.0 million from Matrixport Group and received approximately US$0.3 million in return. Both the loans and the wealth management products were fully collected and redeemed as of June 30, 2022.
As of the date of this proxy statement/prospectus, we do not have any outstanding cryptocurrency lending to Matrixport Group or any outstanding wealth management product purchased from Matrixport Group or otherwise. All lending or wealth management products previously purchased from Matrixport Group had been fully collected or redeemed by the end of December 2022.
Related Person Transaction Policy
Related Person Transaction Policy of Bitdeer
Bitdeer has adopted a related person transaction policy that sets forth the policies procedures for the identification, review, and approval or ratification of related person transactions. Related person transaction is any transaction involving any “related person”, as defined in the policy, and the Company or its subsidiaries. The policy sets forth policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and provides appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, the audit committee is responsible for keeping and updating a list of related persons and the principals of different departments are responsible for identifying and monitoring related party transactions. The policy details the authority of the board of directors and shareholders to review and approve different related party transactions. For any related person transaction with a transactional value no less than US$5 million and accounting for more than 1% of the total audited assets or market value of the most recent audited period, the same committee shall review and submit a written report to the board of directors for review and the transaction shall be approved in shareholding meetings. Directors are required to disclose interests in the related party transaction and only disinterested directors can vote for a related person transaction in a board meeting. The price terms of all related party transactions shall be fair, taking into account prices in the comparable independent third-party market, price terms of non-related party transactions, and relevant cost and revenue. In addition, no loan shall be made to the Company’s directors, officers or supervisors directly or indirectly.
Related Person Transaction Policy of BSGA
BSGA has adopted a code of ethics requiring it to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by BSGA Board (or the appropriate committee of BSGA Board) or as disclosed in its public filings with the SEC. Under its code of ethics, conflict of interest situations includes any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company.
In addition, BSGA audit committee, pursuant to a written charter that it adopted, is responsible for reviewing and approving related party transactions to the extent that it enters into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present is required in order to approve a related party transaction. A majority of the members of the entire audit committee constitutes a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee is required to approve a related party transaction. BSGA also requires each director and executive officer to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, BSGA has agreed not to consummate an initial business combination with an entity that is affiliated with any of BSGA’s Sponsor, officers or directors unless BSGA, or a committee of independent directors, has obtained an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company BSGA is seeking to acquire or an independent accounting firm, that the initial business combination is fair to BSGA from a financial point of view. Furthermore, no finder’s fees, reimbursements or cash payments will be made to BSGA Sponsor, officers or directors, or BSGA’s or their affiliates, for services rendered to BSGA prior to or in connection with the completion of BSGA’s initial business combination. However, the following payments will be made to BSGA’s Sponsor, officers or directors, or BSGA’s or their affiliates:
•
Repayment of up to an aggregate of up to US$200,000 in loans made to BSGA by its Sponsor to cover offering-related and organizational expenses;

•
Payment to an affiliate of BSGA’s Sponsor of US$10,000 per month, for up to 12 months (or up to 18 months from the closing of this offering if BSGA extend the period of time to consummate a business combination by the full amount of time), for office space, utilities and secretarial and administrative support;

•
Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

•
Repayment of loans which may be made by BSGA’s Sponsor or an affiliate of BSGA’s Sponsor or certain of BSGA’s officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to US$1,150,000 of such loans may be convertible into units, at a price of US$10.00 per unit at the option of the lender.

BSGA’s audit committee will review on a quarterly basis all payments that were made to BSGA Sponsor, officers or directors, or BSGA’s or their affiliates.
Related Person Transaction Policy of BTG upon Consummation of the Business Combination
Effective upon the consummation of the Business Combination, BTG expects to adopt a related person transaction policy that sets forth its procedures for the identification, review, consideration and approval or ratification of related person transactions. The policy will become effective upon the consummation of the Business Combination. For purposes of BTG’s policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which BTG and any related person are, were or will be participants in which the amount involved exceeds the lesser of US$120,000 or one percent of the average of the company’s total assets at year end for the last two completed fiscal years. Transactions involving compensation for services provided to BTG as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of BTG’s voting securities and any of their respective immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, BTG’s management must present information regarding the related person transaction to BTG’s audit committee, or, if audit committee approval would be inappropriate, to another independent body of BTG’s Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to BTG of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, BTG will collect information that BTG deems reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder to enable BTG to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under BTG’s Code of Conduct that BTG expects to adopt prior to the closing of this Business Combination, BTG’s employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, BTG’s audit committee, or other independent body of BTG’s Board of Directors, will take into account the relevant available facts and circumstances including, but not limited to:
•
the risks, costs and benefits to BTG;

•
the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•
the availability of other sources for comparable services or products; and

•
the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, BTG’s audit committee, or other independent body of BTG’s Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, BTG’s best interests and those of BTG’s shareholders, as BTG’s audit committee, or other independent body of BTG’s Board of Directors, determines in the good faith exercise of its discretion.

DESCRIPTION OF BTG SECURITIES
A summary of the material provisions governing BTG’s share capital immediately following consummation of the Business Combination is described below. This summary is not complete and should be read together with the Amended BTG Articles, a copy of which is appended to this proxy statement/prospectus as Annex B.
BTG is a Cayman Islands exempted company with limited liability and immediately following consummation of the Business Combination its affairs will be governed by the Amended BTG Articles, the Cayman Islands Companies Act, and the common law of the Cayman Islands.
BTG’s authorized share capital consists of 500,000,000,000 shares of a par value of US$0.0000001 each, consisting of 499,600,000,000 BTG Class A Ordinary Shares, 200,000,000 BTG Class V Ordinary Shares and 200,000,000 undesignated shares. All BTG Ordinary Shares issued and outstanding at the consummation of the Business Combination will be fully paid and non-assessable.
The Amended BTG Articles will become effective upon consummation of the Business Combination. The following are summaries of material provisions of the Amended BTG Articles and the Cayman Islands Companies Act insofar as they relate to the material terms of the BTG Ordinary Shares.
Ordinary Shares
General.   Holders of BTG Class A Ordinary Shares and BTG Class V Ordinary Shares will generally have the same rights except for voting and conversion rights. BTG will maintain a register of its shareholders. Every shareholder whose name is entered in such register may, without payment and upon written request, request a share certificate within two calendar months after allotment or lodgement of transfer.
Immediately following the consummation of the Business Combination, Mr. Jihan Wu will control the voting power of all of the outstanding BTG Class V Ordinary Shares. Upon any transfer of BTG Class V Ordinary Shares by a holder thereof to any person which is not a Founder Entity, those shares will automatically convert into BTG Class A Ordinary Shares.
Dividends.   The holders of BTG Ordinary Shares are entitled to such dividends as may be declared by BTG board of directors. In addition, BTG shareholders may declare dividends by ordinary resolution, but no dividend may exceed the amount recommended by BTG directors. Amended BTG Articles provide that the directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, BTG may pay a dividend out of either profit or the credit standing in BTG’s share premium account, provided that in no circumstances may a dividend be paid if this would result in BTG being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid.
Voting Rights.   Holders of BTG Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of BTG. Holders of BTG Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any such general meeting, provided that Class A Ordinary Shares and Class V Ordinary Shares shall each vote as a separate class on any proposed variation of rights affecting Class A Ordinary Shares only or Class V Ordinary Shares only (as the case may be). On all matters subject to a vote at general meetings of BTG, (1) on a show of hands and/or (2) on a poll, each BTG shareholder shall be entitled to one vote for each BTG Class A Ordinary Share and ten (10) votes for each BTG Class V Ordinary Share of which such shareholder is the holder. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded (before or on the declaration of the result of the show of hands). A poll may be demanded by the chairman of such meeting or any BTG shareholder holding not less than 10% of the votes attaching to the total ordinary shares which are present in person or by proxy at the meeting.
An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes of the ordinary shares which are cast by those BTG shareholders who are entitled to do so attend and vote at the meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes of ordinary shares which cast by those BTG shareholders who are entitled to do so attend and vote at the meeting. Under the Companies Act, a special resolution will be required in order for BTG to effect certain important matters as stipulated in the Companies Act, such as a change of name or making changes to Amended BTG Articles. Holders of the BTG Ordinary Shares may, among other things, divide or combine their shares by ordinary resolution.
General Meetings of Shareholders.   As a Cayman Islands exempted company, BTG is not obliged by the Companies Act to call shareholders’ annual general meetings. Amended BTG Articles provide that BTG may (but are not obliged to) in each year hold a general meeting as BTG’s annual general meeting in which case BTG shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by BTG directors.
Shareholders’ general meetings may be convened by the chairman of the BTG board of directors or by a majority of BTG board of directors. Advance notice of at least ten (10) calendar days is required for the convening of BTG’s annual general shareholders’ meeting (if any) and any other general meeting of BTG shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, who alone or together hold not less than 50% of all votes attaching to all of BTG Shares in issue and entitled to vote.
The Companies Act provides BTG shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Amended BTG Articles provide that upon the requisition of any one or more of BTG shareholders who together hold shares which carry in aggregate not less than one-third of the total number of votes attaching to all issued and outstanding shares of BTG entitled to vote at general meetings, BTG board will be required to convene an Extraordinary General Meeting and put the resolutions so requisitioned to a vote at such meeting. However, Amended BTG Articles do not provide BTG shareholders with any right to put any proposals before annual general meetings or Extraordinary General Meetings not called by such shareholders.
Transfer of Ordinary Shares.   Subject to the restrictions set out below, any of BTG shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by BTG board of directors.
BTG board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. BTG board of directors may also decline to register any transfer of any ordinary share unless:
•
the instrument of transfer is lodged with BTG, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as BTG board of directors may reasonably require to show the right of the transferor to make the transfer;

•
the instrument of transfer is in respect of only one class of ordinary shares;

•
the instrument of transfer is properly stamped, if required;

•
in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•
a fee of such maximum sum as The Nasdaq Global Market may determine to be payable or such lesser sum as BTG directors may from time to time require is paid to BTG in respect thereof.

If BTG directors refuse to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, after compliance with any notice required of The Nasdaq Global Market, be suspended and the register closed at such times and for such periods as BTG board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.
Liquidation.   On the winding up of BTG, if the assets available for distribution amongst BTG shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst BTG shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to BTG for unpaid calls or otherwise. If BTG’s assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by BTG shareholders in proportion to the par value of the shares held by them.
Calls on Shares and Forfeiture of Shares.   BTG’s board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption, Repurchase and Surrender of Shares.   BTG may issue shares on terms that such shares are subject to redemption, at BTG’s option or at the option of the holders of these shares, on such terms and in such manner as may be determined by BTG board of directors and we may also repurchase any of BTG shares on such terms and in such manner as have been approved by BTG board of directors or by an ordinary resolution of BTG shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of BTG’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if BTG can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, BTG may accept the surrender of any fully paid share for no consideration.
Variations of Rights of Shares.   If at any time BTG’s share capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class), whether or not BTG is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with or subsequent to such existing class of shares, or the redemption or purchase of any shares of any class by BTG. The rights of the holders of shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.
Issuance of Additional Shares.   Amended BTG Articles authorizes BTG board of directors to issue additional ordinary shares from time to time as BTG board of directors shall determine, to the extent of available authorized but unissued shares.
Amended BTG Articles also authorizes BTG board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:
•
the designation of the series;

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the number of shares of the series;

•
the dividend rights, dividend rights, conversion rights, voting rights;

•
the rights and terms of redemption and liquidation preferences; and

•
any other powers, preferences and relative, participating, optional and other special rights.

BTG board of directors may issue preferred shares without action by BTG shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.
Inspection of Books and Records.    Holders of BTG ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of BTG’s corporate records (other than BTG’s memorandum and articles of association, special resolutions, and BTG’s register of mortgages and charges). However, we will provide BTG shareholders with annual audited financial statements. See “Where You Can Find Additional Information.

Anti-Takeover Provisions.   Some provisions of Amended BTG Articles may discourage, delay or prevent a change of control of BTG or management that shareholders may consider favorable, including provisions that:
•
authorize BTG board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by BTG shareholders; and

•
limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, BTG directors may only exercise the rights and powers granted to them under Amended BTG Articles for a proper purpose and for what they believe in good faith to be in the best interests of BTG.
Exempted Company.   BTG is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
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does not have to file an annual return of its shareholders with the Registrar of Companies;

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is not required to open its register of members for inspection;

•
does not have to hold an annual general meeting;

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may issue negotiable or bearer shares or shares with no par value;

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may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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may register as a limited duration company; and

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may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

COMPARISON OF CORPORATE GOVERNANCE AND SHAREHOLDER RIGHTS
This section describes the material differences between the rights of BSGA Shareholders before the consummation of the Business Combination, and the rights of BTG shareholders after the Business Combination. These differences in shareholder rights result from the differences between the respective governing documents of BSGA and BTG.
This section does not include a complete description of all differences among such rights, nor does it include a complete description of such rights. Furthermore, the identification of some of the differences of these rights as material is not intended to indicate that other differences that may be equally important do not exist. BSGA Shareholders are urged to carefully read the relevant provisions of the Amended BTG Articles that will be in effect as of consummation of the Business Combination (which form is included as Annex B to this proxy statement/prospectus). References in this section to the Amended BTG Articles are references thereto as they will be in effect upon consummation of the Business Combination. However, the Amended BTG Articles may be amended at any time prior to consummation of the Business Combination by mutual agreement of BSGA and Bitdeer or after the consummation of the Business Combination by amendment in accordance with their terms. If the Amended BTG Articles are amended, the below summary may cease to accurately reflect the Amended BTG Articles as so amended.
BSGA	BTG
Authorized Share Capital

BSGA is authorized to issue a maximum of 111,000,000 shares with no par value divided into three classes of shares as follows: (a) 100,000,000 Class A Ordinary Shares; (b) 10,000,000 Class B Ordinary Shares with no par value; and (c) 1,000,000 Preferred Shares with no par value.

The authorized share capital of BTG is US$50,000 divided into 500,000,000,000 shares of a par value of US$0.0000001 each comprising: Class A Ordinary Shares of a par value of US$0.0000001 each, Class V Ordinary Shares of a par value of US$0.0000001 each, and undesignated shares of a par value of US$0.0000001 each.

Rights of Preference Shares

Without prejudice to any special rights previously conferred on the holders of any existing Preferred Shares, any Preferred Shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting or otherwise as the directors may from time to time determine subject to Regulation 24.7 of the Existing BSGA Articles.

The Directors may issue from time to time, out of the authorized share capital of BTG (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the members.

Number and Qualification of Directors
The minimum number of directors shall be one and there shall be no maximum number of directors. A director is not required to hold a share as a qualification to office.
Unless otherwise determined by BTG in general meeting, the number of directors shall be no less than three (3) and no more than twelve (12). A director shall not be required to hold any shares in BTG by way of qualification.

Election/Removal of Directors

Prior to the closing of a Business Combination, the directors shall be elected or removed by Resolution of Members (as defined in the Existing BSGA Articles) of the Class B Ordinary Shares for such term as the shareholders determine. Prior to the closing of a Business Combination holders of Class A Ordinary Shares or the directors shall have no right to vote on the appointment or removal of any director. After the closing of a Business Combination, the directors shall be elected or removed by Resolution of Members or by Resolution of Directors (as defined in the Existing BSGA Articles).

BTG may by Ordinary Resolution appoint any person to be a director.
The board may, by the affirmative vote of a simple majority of the directors present and voting at a board meeting, appoint any person as a director, to fill a casual vacancy on the board or as an addition to the existing board.
A Director may be removed from office by Ordinary Resolution.

BSGA	BTG
Voting
Cumulative Voting
Holders of BSGA Ordinary Shares will not have cumulative voting rights.	Holders of BTG Ordinary Shares will not have cumulative voting rights.
Vacancies on the Board of Directors
A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.
The office of director shall be vacated, if the director:
(a) becomes bankrupt or makes any arrangement or composition with his creditors;
(b) dies or is found to be or becomes of unsound mind;
(c) resigns his office by notice in writing to the BTG;
(d) without special leave of absence from the board, is absent from meetings of the board for three consecutive meetings and the board resolves that his office be vacated; or
(e) is removed from office pursuant to the provisions summarized in the third paragraph under “Election/Removal of Directors” above.

Amendment to Articles of Association

BSGA may amend its memorandum of association (the “Memorandum”) or the Existing BSGA Articles by a Resolution of Members or by a Resolution of Directors, save that no amendment may be made by a Resolution of Directors:
(a) to restrict the rights or powers of the shareholders to amend the Memorandum or the Existing BSGA Articles;
(b) to change the percentage of shareholders required to pass a Resolution of Members to amend the Memorandum or the Existing BSGA Articles;
(c) in circumstances where the Memorandum or the Existing BSGA Articles cannot be amended by the shareholders; or
(d) to change Clauses 7 or 8 or 11 of the Memorandum or Regulation 24 of the Existing BSGA Articles (or any of the defined terms used in any such Clause or Regulation).
Notwithstanding the above, no amendment may be made to the Memorandum or the Existing BSGA Articles to amend:
(a) Regulation 24 of the Existing BSGA Articles prior to the Business Combination unless the holders of the Public Shares (as defined Existing BSGA Articles) are provided with the opportunity to redeem their Public Shares upon the approval of any such amendment in the manner and for the price as set out in Regulation 24.11 of the Existing BSGA Articles; or
Subject to the Companies Act, BTG may at any time and from time to time by special resolution (as defined by the Cayman Islands Companies Act) alter or amend these Articles in whole or in part.

BSGA	BTG
(b) Clause 11.2 of the Memorandum during the Target Business Acquisition Period (as defined in the Existing BSGA Articles).
Quorum

A shareholder meeting is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares entitled to vote at the meeting.

No business except for the appointment of a chairman for the meeting shall be transacted at any general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. One or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than fifty percent (50%) of all votes attaching to all shares in issue and entitled to vote at such general meeting, present at the meeting, shall be a quorum for all purposes.

Shareholder Meetings

Any director may convene shareholder meetings at such times and in such manner and places within or outside the British Virgin Islands as the director considers necessary or desirable. Following consummation of the Business Combination, an annual general meeting shall be held annually at such date and time as may be determined by the directors. Upon the written request of the shareholders entitled to exercise 30 percent or more of the voting rights in respect of the matter for which the meeting is requested the directors shall convene a meeting of shareholders.

BTG may (but shall not be obliged to) in each calendar year hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as may be determined by the directors. The chairman or a majority of the directors may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an Extraordinary General Meeting of BTG.

Notice of Shareholder Meetings

The director convening a meeting of shareholders shall give not less than 10 nor more than 60 days’ written notice of such meeting to: (a) those shareholders whose names on the date the notice is given appear as shareholders in the share register of BSGA and are entitled to vote at the meeting; and (b) the other directors.

At least ten (10) calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place (except in the case of a virtual meeting), the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by BTG, provided that a general meeting of BTG shall be deemed to have been duly convened if it is so agreed:
(a) in the case of an annual general meeting, by all the shareholders (or their proxies) entitled to attend and vote thereat; and
(b) in the case of an Extraordinary General Meeting, by two-thirds (2/3) of the shareholders having a right to attend and vote at the meeting, present at the meeting.

Indemnification, liability insurance of Directors and Officers

Subject to the limitations provided in the Existing BSGA Articles, BSGA shall indemnify, hold harmless and exonerate against all direct and indirect costs, fees and Expenses (as defined in the Existing BSGA Articles) of any type or nature whatsoever, any person

Every director, secretary, assistant secretary, or other officer for the time being and from time to time of BTG (but not including BTG’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and

BSGA	BTG

(each an “Indemnitee”) who: (a) is or was a party or is threatened to be made a party to any Proceeding (as defined in the Existing BSGA Articles) by reason of the fact that such person is or was a director, officer, key employee, adviser of BSGA or who at the request of BSGA; or (b) is or was, at the request of BSGA, serving as a director of, or in any other capacity is or was acting for, another Enterprise (as defined in the Existing BSGA Articles).
The indemnity above only applies if the relevant Indemnitee acted honestly and in good faith with a view to the best interests of BSGA and, in the case of criminal proceedings, the Indemnitee had no reasonable cause to believe that his conduct was unlawful.

secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of BTG’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning BTG or its affairs in any court whether in the Cayman Islands or elsewhere.

Dividends

Subject to the Business Combination Articles (as defined in the Existing BSGA Articles), the directors may, by Resolution of Directors, authorize a distribution at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of BSGA’s assets will exceed its liabilities and BSGA will be able to pay its debts as and when they fall due.
Dividends may be paid in money, shares, or other property.
BSGA may, by Resolution of Directors, from time to time pay to the shareholders such interim dividends as appear to the directors to be justified by the profits of BSGA, provided always that they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of BSGA’s assets will exceed its liabilities and BSGA will be able to pay its debts as and when they fall due.

Subject to any rights and restrictions for the time being attached to any shares, the directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorize payment of the same out of the funds of BTG lawfully available therefor. Subject to any rights and restrictions for the time being attached to any shares, BTG by ordinary resolution may declare dividends, but no dividend shall exceed the amount recommended by the directors. Any dividend payable in cash to the holder of shares may be paid in any manner determined by the directors.

Winding up
BSGA may by a Resolution of Members or by a Resolution of Directors appoint a voluntary liquidator.
If BTG shall be wound up the liquidator may, with the sanction of a special resolution and any other sanction required by the Companies Act, divide amongst the members in specie or in kind the whole or any part of the assets of BTG (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the members as the liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any asset upon which there is a liability.
If BTG shall be wound up, and the assets available for

BSGA	BTG

distribution amongst the members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst the members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the members in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to BTG for unpaid calls or otherwise.

Supermajority Voting Provisions
None.
A special resolution, requiring the affirmative vote of a majority of at least two-thirds of such members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given, is required to:
(a) alter or amend the Amended BTG Articles;
(b) fix and determine the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different classes;
(c) modify the rights attached to any such class whenever the capital of BTG is divided into different classes;
(d) change BTG’s registration to a jurisdiction outside the Cayman Islands;
(e) reduce BTG’s share capital and any capital redemption reserve; and
(f) in a winding up, direct the liquidator to divide amongst the shareholders the assets of BTG, value the assets for that purpose and determine how the division will be carried out between the shareholders or different classes of shareholders.

Anti-Takeover Provisions

Without prejudice to any special rights previously conferred on the holders of any existing Preferred Shares, any Preferred Shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting or otherwise as the directors may from time to time determine subject to Regulation 24.7 of the Existing BSGA Articles.

The provision of the Amended BTG Articles authorizes the board of directors to issue and set the voting and other rights of preferred shares from time to time in their absolute discretion and without approval of the members.

SHARE ELIGIBLE FOR FUTURE SALE
Upon the consummation of the Business Combination, BTG will have, based on the assumptions set out elsewhere in this proxy statement/prospectus, up to 117,846,343 BTG Ordinary Shares issued and outstanding, consisting of 67,195,190 BTG Class A Ordinary Shares and 50,651,153 BTG Class V Ordinary Shares. All of the BTG Class A Ordinary Shares issued to the BSGA Shareholders in connection with the Business Combination will be freely transferable by persons other than by Sponsor or BSGA’s, BTG’s or Bitdeer’s affiliates without restriction or further registration under the Securities Act. Additionally, the Bitdeer shareholders will receive 63,085,052 BTG Class A Ordinary Shares, approximately 54.3% of which will be freely transferable immediately after the consummation of the Business Combination. Sales of substantial amounts of the BTG Class A Ordinary Shares in the public market could adversely affect prevailing market prices of the BTG Class A Ordinary Shares. Prior to the Business Combination, there has been no public market for BTG Class A Ordinary Shares. BTG has applied for listing of the BTG Class A Ordinary Shares on Nasdaq, but there can be no assurance that a regular trading market will develop in the BTG Class A Ordinary Shares.
Lock-up Agreements
Bitdeer has agreed to cause substantial shareholders of Bitdeer to enter into a lock-up agreement for a period of 180 days after the consummation of the Business Combination, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the lock-up shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such lock-up securities, whether any of these transactions are to be settled by delivery of any such lock-up shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any short sales with respect to any security of BTG. The lock-up agreement shall contain an early release mechanism where 5% of the lock-up shares shall be released prior to the expiration of the 180-day period if certain conditions are met.
Rule 144
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted BTG Ordinary Shares for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of BTG’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) BTG is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.
Persons who have beneficially owned restricted BTG Ordinary Shares for at least six months but who are BTG’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
one percent (1%) of the total number of BTG Ordinary Shares then issued and outstanding; or

•
the average weekly reported trading volume of the BTG Class A Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by BTG’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about BTG.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and

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at least one year has elapsed from the time that the issuer filed Form 20-F type information with the SEC, which is expected to be filed promptly after consummation of the Business Combination, reflecting its status as an entity that is not a shell company.

PRICE RANGE OF SECURITIES AND DIVIDENDS
BSGA Units, BSGA Class A Ordinary Shares and BSGA Rights are each traded on Nasdaq under the symbols “BSGAU,” “BSGA” and “BSGAR,” respectively.
The closing price of the BSGA Units, BSGA Class A Ordinary Shares and BSGA Rights on December 14, 2021, the last trading day before the announcement of the execution of the Merger Agreement, was US$10.07, US$11.01 and US$0.625, respectively. As of         , 2023, the Record Date, the closing price for each BSGA Units, BSGA Class A Ordinary Shares and BSGA Rights was US$    , US$ and US$     , respectively.
Holders of the BSGA Units, BSGA Class A Ordinary Shares and BSGA Rights should obtain current market quotations for their securities. The market price of BSGA’s securities could vary at any time before the Business Combination.
Historical market price information regarding Bitdeer is not provided because there is no public market for their securities.
Historical market price information regarding BTG is not provided because there is no public market for its securities. BTG has applied to list BTG Class A Ordinary Shares on Nasdaq under the symbol “BTDR.” It is a condition to the consummation of the Business Combination in the Merger Agreement that BTG Class A Ordinary Shares to be issued in connection with the Business Combination shall have been approved for listing on Nasdaq, subject only to official notice of issuance thereof. BTG Bitdeer and BSGA have certain obligations in the Merger Agreement to use reasonable best efforts in connection with the Business Combination, including with respect to satisfying this Nasdaq listing condition. The Nasdaq listing condition in the Merger Agreement may be waived by the parties to the Merger Agreement.
Holders
As of the date of this proxy statement/prospectus, there was           holder of record of BSGA Units,            holder of record of BSGA Class A Ordinary Shares and                 holders of record of BSGA Class B ordinary shares. As of the date of this proxy statement/prospectus, there were           holders of record of Bitdeer’s Class A Ordinary Shares,           holders of record of Bitdeer’s Class B Ordinary Shares and           holders of record of Bitdeer Preference Shares. As of the date of this proxy statement/prospectus, BTG had one holder of record. See the section entitled “Beneficial Ownership of Securities.”
Dividend Policy
BSGA has not paid any cash dividends on BSGA Ordinary Shares to date and does not intend to pay cash dividends prior to the completion of the Business Combination. In addition, Bitdeer has not paid any dividends to its shareholders. The payment of any cash dividends after consummation of the Business Combination shall be dependent upon the revenue, earnings and financial condition of BTG from time to time. The payment of any dividends subsequent to the Business Combination shall be within the discretion of the board of directors of BTG.

ANNUAL MEETING SHAREHOLDER PROPOSALS
If the Business Combination is consummated, you shall be entitled to attend and participate in BTG’s annual general meetings of shareholders. If BTG holds a 2023 annual general meeting of shareholders, it shall provide notice of or otherwise publicly disclose the date on which the 2023 annual general meeting shall be held. As a foreign private issuer, BTG shall not be subject to the SEC’s proxy rules.

OTHER SHAREHOLDER COMMUNICATIONS
Shareholders and interested parties may communicate with BSGA’s board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of BSGA, Naphat Sirimongkolkasem, at The Sun’s Group Center, 29 Floor, 200 Gloucester Road, Wan Chai, Hong Kong.
Following the Business Combination, such communications should be sent to BTG, 08 Kallang Avenue, Aperia tower 1, #09-03/04, Singapore 339509, Attention: Bitdeer Investor Relations (email: ir@bitdeer.com). Each communication will be forwarded, depending on the subject matter, to the board of BTG, the appropriate committee chairperson or all non-management directors.

LEGAL MATTERS
Bitdeer is being represented by Cooley LLP with respect to certain legal matters as to United States federal securities and New York State law.
The validity of BTG Ordinary Shares has been passed on by Travers Thorp Alberga. The material U.S. federal income tax consequences of the Business Combination to U.S. Holders shall be passed upon by Davis Polk & Wardwell LLP.

EXPERTS
The combined and consolidated financial statements of Bitdeer Technologies Holding Company and its subsidiaries as of December 31, 2020 and 2021 and for each of the three years in the period ended December 31, 2021, as set forth in this proxy statement/prospectus have been so included in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The current address of MaloneBailey, LLP is 10370 Richmond Avenue, Houston, TX 77042.
The financial statements of Blue Safari Group Acquisition Corp. as of December 31, 2021 and for the period from February 23, 2021 (inception) through December 31, 2021 included in this proxy statement/prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Blue Safari Group Acquisition Corp. to continue as a going concern), appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS
Pursuant to the rules of the SEC, BSGA and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of each of BSGA’s annual report to shareholders and BSGA’s proxy statement. Upon written or oral request, BSGA shall deliver a separate copy of the annual report to shareholder and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Shareholders receiving multiple copies of such documents may likewise request that BSGA deliver single copies of such documents in the future. Shareholders receiving multiple copies of such documents may request that BSGA deliver single copies of such documents in the future. Shareholders may notify BSGA of their requests by writing BSGA to its principal executive offices at The Sun’s Group Center, 29 Floor, 200 Gloucester Road, Wan Chai, Hong Kong.
Following the Business Combination, such requests should be made by calling +65 62828220 or writing BTG at 08 Kallang Avenue, Aperia tower 1, #09-03/04, Singapore 339509, Attention: Bitdeer Investor Relations (email: ir@bitdeer.com).

WHERE YOU CAN FIND MORE INFORMATION
As a foreign private issuer, after the consummation of the Business Combination, BTG shall be required to file its annual report on Form 20-F with the SEC no later than four months following its fiscal year end. BSGA files reports, proxy statements and other information with the SEC as required by the Exchange Act. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may access information on BSGA pre-Closing, and BTG post-Closing at the SEC website containing reports, proxy statements and other information at: http://www.sec.gov.
Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.
All information contained in this document relating to BSGA has been supplied by BSGA, and all such information relating to Bitdeer has been supplied by Bitdeer. Information provided by one entity does not constitute any representation, estimate or projection of the other entity.
Bitdeer does not file any annual, quarterly or current reports, proxy statements or other information with the SEC.
If you would like additional copies of this document or if you have questions about the Business Combination, you should contact via phone or in writing BSGA’s proxy solicitation agent at the following address, telephone number and email:
Karen Smith
Advantage Proxy Inc.
PO Box 13581
Des Moines, WA 98198
Toll Free: 1-877-870-8565
Collect: 1-206-870-8565
Email: ksmith@advantageproxy.com
If you are a BSGA Shareholder and would like to request documents, please do so by [•] , 2023 to receive them before the Extraordinary General Meeting. If you request any documents from us, we shall mail them to you by first class mail, or another equally prompt means.
None of BSGA, BTG or Bitdeer has authorized anyone to give any information or make any representation about the Business Combination or their companies that is different from, or in addition to, that which is contained in this proxy statement/prospectus or in any of the materials that have been incorporated in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you.
The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

INDEX OF FINANCIAL STATEMENTS
Page
Financial Statements of Blue Safari Acquisition Corp.
Audited Financial Statements
Report of Independent Registered Public Accounting Firm (PCAOB Firm No.: #688)	F-2
Balance Sheets as of December 31, 2022 and 2021	F-3
Statements of Operations for the Year Ended December 31, 2022 and for the Period from February 23, 2021 (Inception) through December 31, 2021	F-4
Statements of Changes in Shareholder’s Equity for the Year Ended December 31, 2022 and for the Period from February 23, 2021 (Inception) through December 31, 2021	F-5
Statements of Cash Flows for the Year Ended December 31, 2022 and for the Period from February 23, 2021 (Inception) through December 31, 2021	F-6
Notes to the Financial Statements	F-7
Unaudited Condensed Consolidated Financial Statements of Bitdeer Technologies Holding Company as of June 30, 2021 and 2022 and for the Six Months Ended June 30, 2021 and 2022
Condensed Consolidated Statements of Financial Position	F-19
Condensed Consolidated Statements of Operations and Comprehensive Income / (Loss)	F-20
Condensed Consolidated Statements of Changes in Invested Capital and Equity	F-21
Condensed Consolidated Statements of Cash Flows	F-22
Notes to the Unaudited Condensed Consolidated Financial Statements	F-24
Audited Combined and Consolidated Financial Statements of Bitdeer Technologies Holding Company as of December 31, 2020 and 2021 and for each of the Three Years in the Period Ended December 31, 2021
Report of Independent Registered Public Accounting Firm	F-49
Combined and Consolidated Statements of Financial Position	F-50
Combined and Consolidated Statements of Operations and Comprehensive Income / (Loss)	F-51
Combined and Consolidated Statements of Changes in Invested Capital and Equity	F-52
Combined and Consolidated Statements of Cash Flows	F-53
Notes to the Combined and Consolidated Financial Statements	F-55

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Blue Safari Group Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Blue Safari Group Acquisition Corp. (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for the year ended December 31, 2022 and for the period from February 23, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and for the period from February 23, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company has a significant working capital deficiency, has incurred significant costs and needs to raise additional funds to meet its obligations and sustain its operations and the Company’s business plan is dependent on the completion of a business combination. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2021.
Houston, Texas
March 3, 2023

BLUE SAFARI GROUP ACQUISITION CORP.
CONSOLIDATED BALANCE SHEETS
	December 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$487,303	$413,417
Prepaid expenses	159,898	157,553
Total Current Assets	647,201	570,970
Investments held in Trust Account	18,237,834	58,077,104
Total Assets	$18,885,035	$58,648,074
Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit
Accrued offering costs and expenses	$4,083,468	$549,373
Due to related parties	420,190	355,863
Promissory note – related party	200,000	200,000
Promissory note – Bitdeer	2,545,800	—
Total Current Liabilities	7,249,458	1,105,236
Deferred underwriters discount	2,012,500	2,012,500
Total Liabilities	9,261,958	3,117,736
Commitments & Contingencies (Note 7)
Class A ordinary shares subject to possible redemption, 1,718,388 and 5,750,000 shares at redemption value of $10.61 and $10.10 per share as of December 31, 2022 and 2021, respectively	18,237,834	58,075,000
Shareholders’ Deficit:
Preferred shares, no par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Class A ordinary shares, no par value, 100,000,000 shares authorized, 350,000 issued and outstanding, excluding 1,718,388 and 5,750,000 shares subject to possible redemption at December 31, 2022 and 2021	3,403,857	3,403,857
Class B ordinary shares, no par value, 10,000,000 shares authorized, 1,437,500 shares issued and outstanding at December 31, 2022 and 2021	25,000	25,000
Accumulated deficit	(12,043,614)	(5,973,519)
Total Shareholders’ Deficit	(8,614,757)	(2,544,662)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$18,885,035	$58,648,074
The accompanying notes are an integral part of these consolidated financial statements.

BLUE SAFARI GROUP ACQUISITION CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
	For the Year Ended December 31, 2022	For the Period from February 23, 2021 (Inception) Through December 31, 2021
Formation and operating costs	$4,660,233	$1,241,824
Loss from operations	(4,660,233)	(1,241,824)
Other income
Interest income earned on Trust	742,433	2,104
Total other income	742,433	2,104
Net loss	$(3,917,800)	$(1,239,720)
Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	5,750,000	3,704,327
Basic and diluted net loss per share, Class A ordinary shares subject to possible redemption	$(0.52)	$(0.23)
Basic and diluted weighted average shares outstanding, Class B ordinary shares and Class A ordinary shares not subject to possible redemption	1,787,500	1,621,514
Basic and diluted net loss per share, Class B ordinary shares and Class A ordinary shares not subject to possible redemption	$(0.52)	$(0.23)
The accompanying notes are an integral part of these consolidated financial statements.

BLUE SAFARI GROUP ACQUISITION CORP.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2022 AND FOR THE PERIOD FROM FEBRUARY 23, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021
	Class A Ordinary Shares		Class B Ordinary Shares		Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of February 23, 2021 (Inception)	—	$—	—	$—	$—	$—
Class B ordinary share issued to initial shareholder	—	—	1,437,500	25,000	—	25,000
Sale of 292,500 Private Placement Units on June 14, 2021	292,500	2,925,000	—	—	—	2,925,000
Issuance of representative shares	57,500	478,857	—	—	—	478,857
Remeasurement of carrying value of Class A ordinary shares subject to possible redemption to redemption value	—	—	—	—	(4,733,799)	(4,733,799)
Net loss	—	—	—	—	(1,239,720)	(1,239,720)
Balance as of December 31, 2021	350,000	3,403,857	1,437,500	25,000	(5,973,519)	(2,544,662)
Remeasurement of carrying value of Class A ordinary shares subject to possible redemption to redemption value	—	—	—	—	(744,537)	(744,537)
Additional amount deposited into trust	—	—	—	—	(1,407,758)	(1,407,758)
Net loss	—	—	—	—	(3,917,800)	(3,917,800)
Balance as of December 31, 2022	350,000	$3,403,857	1,437,500	$25,000	$(12,043,614)	$(8,614,757)
The accompanying notes are an integral part of these consolidated financial statements.

BLUE SAFARI GROUP ACQUISITION CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	For the Year Ended December 31, 2022	For the Period from February 23, 2021 (Inception) Through December 31, 2021
Cash Flows from Operating Activities:
Net loss	$(3,917,800)	$(1,239,720)
Adjustments to reconcile net loss to net cash used in operating activities:
Formation costs paid by Sponsor	—	7,169
Interest earned on investment held in Trust Account	(742,433)	(2,104)
Changes in current assets and current liabilities:
Prepaid Expenses	(2,345)	(69,208)
Accrued offering costs and expenses	3,534,095	549,373
Due to related parties	64,327	355,863
Net cash used in operating activities	(1,064,156)	(398,627)
Cash flows from investing activities:
Principal deposited in Trust Account	(1,407,758)	(58,075,000)
Disposal of investment held in Trust Account	41,989,461	—
Net cash provided by (used in) investing activities	40,581,703	(58,075,000)
Cash flows from financing activities:
Proceeds from initial public offering	—	49,000,000
Proceeds from private placement	—	2,925,000
Proceeds from overallotment, net of underwriter discount	—	7,350,000
Proceeds from issuance of promissory note to Bitdeer	2,545,800	—
Redemption of Class A Ordinary Shares	(41,989,461)	—
Payment of deferred offering costs	—	(387,956)
Net cash (used in) provided by financing activities	(39,443,661)	58,887,044
Net Change in Cash	73,886	413,417
Cash, beginning of the period	413,417	—
Cash, end of the period	$487,303	$413,417
Supplemental Disclosure of Non-cash Activities:
Deferred offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$—	$25,000
Remeasurement of carrying value of Class A ordinary shares subject to possible redemption to redemption value, including additional amounts deposited into trust	$2,152,295	$4,733,799
Initial value of ordinary shares subject to possible redemption	$—	$57,500,000
Deferred underwriting commissions payable charged to additional paid in capital	$—	$2,012,500
The accompanying notes are an integral part of these consolidated financial statements.

Note 1 — Organization and Business Operation
Blue Safari Group Acquisition Corp. (the “Company”) is a blank check company incorporated as a British Virgin Island (“BVI”) business company on February 23, 2021. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company has not selected any potential Business Combination target and the Company has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any potential Business Combination target.
As of December 31, 2022, the Company had not commenced any operations. All activity for the period from February 23, 2021 (inception) through December 31, 2022 relates to the Company’s formation, the Initial Public Offering (the “IPO”), searching for a Business Combination target and the negotiation of the Merger Agreement as described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.
The Company’s Sponsor is BSG First Euro Investment Corp., a British Virgin Islands company (the “Sponsor”).
The registration statement for the Company’s IPO was declared effective on June 9, 2021 (the “Effective Date”). On June 14, 2021 the Company consummated the IPO of 5,750,000 units (the “Units”), including 750,000 Units sold pursuant to the full exercise of the underwriters’ option to purchase additional units to cover the over-allotment (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $57,500,000, which is discussed in Note 3.
Simultaneously with the closing of the IPO, the Company consummated the sale of 292,500 units, including 22,500 units sold pursuant to the full exercise of the underwriters’ option to purchase additional units to cover the over-allotment (the “Private Placement Unit”), at a price of $10.00 per Private Placement Unit, generating gross proceeds of $2,925,000, which is discussed in Note 4.
Transaction costs of the IPO amounted to $4,158,799 consisting of $1,150,000 of underwriting discount, $2,012,500 of deferred underwriting discount, the fair value of the representative shares of $478,857 and $517,442 of other offering costs.
Upon the closing of the IPO, an aggregate of $10.10 per Unit sold in the IPO, or an aggregate of $58,075,000, was held in a Trust Account (“Trust Account”) and was invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, if any, the proceeds from the Proposed Public Offering and the private placement will not be released from the Trust Account until the earliest of (i) the completion of the initial Business Combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association to (A) modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company does not complete the initial Business Combination within the Combination Period or (B) with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity and (iii) the redemption of all of the public shares if the Company is unable to complete the initial Business Combination within the Combination Period, subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the creditors, if any, which could have priority over the claims of the public shareholders.
The Company will provide the public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require the Company to seek shareholder approval under the law or stock exchange listing requirement. The Company will provide the public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest, which interest shall be net of taxes payable, divided by the number of then outstanding public shares, subject to the limitations described herein.
The ordinary shares subject to redemption were recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.
On December 5, 2022, the Company held an Extraordinary General Meeting. At this meeting, the shareholders of the Company approved the proposal to amend and restate (the “Charter Amendment”) the Company’s amended and restated memorandum and articles of association (the “Charter”) to, among other things, extend the date by which the Company has to consummate a Business Combination (the “Extension”) up to four (4) times for an additional three months each time from December 14, 2022 (the “Current Termination Date”) to December 14, 2023 (the termination date as so extended, the “Extended Termination Date”) by deleting the Charter in its entirety and substitute it with the second amended and restated memorandum and articles of association (the “Amended Charter”).
Pursuant to the terms of the Amended Charter, the Company has until 18 months from the closing of the IPO to consummate a Business Combination, provided however that if the board of directors anticipates that the Company may not be able to consummate a Business Combination within 18 months of the closing of the IPO, the Company may, by resolution of directors, at the request of the initial shareholders, extend the period of time to consummate a Business Combination up to four times, each by an additional three months (for a total of up to 30 months to complete a Business Combination), subject to the initial shareholders depositing additional funds into the Trust Account in accordance with terms as set out in the Trust Agreement (“Combination Period”). In the event that the Company does not consummate a Business Combination within 18 months from the closing of the IPO or within up to 30 months from the closing of the IPO (subject in the latter case to valid three months extensions having been made in each case), such failure shall trigger an automatic redemption of the Public Shares (an Automatic Redemption Event) and the Directors of the Company shall take all such action necessary (i) as promptly as reasonably possible but no more than ten (10) Business Days thereafter to redeem the Public Shares in cash at a per-share amount equal to the applicable Per-Share Redemption Price; and (ii) as promptly as practicable, to cease all operations except for the purpose of making such distribution and any subsequent winding up of the Company’s affairs. In the event of an Automatic Redemption Event, only the holders of Public Shares shall be entitled to receive pro rata redeeming distributions from the Trust Account with respect to their Public Shares. In order to extend the time available for the Company to consummate the initial business combination, the Company must deposit $0.15 for each public Class A ordinary share that has not been redeemed into the trust account for each three-month extension.
In connection with the vote to approve the Charter Amendment, the holders of 4,031,612 Class A ordinary shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.41505502 per share, for an aggregate redemption amount of approximately $41.99 million.
On June 1, 2022 and September 6, 2022, using the loan amount received to date, the Company deposited into the Company’s trust account $1,150,000 (representing $0.10 per Class A ordinary share) to extend the Combination Period from June 14, 2022 to December 14, 2022. On December 5, 2022, the Company made a deposit of $257,758.20 to the trust account and extended the date by which the Company has to complete a business combination from December 14, 2022 to March 14, 2023.
The Sponsor, officers and directors have agreed to (i) to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of the initial Business Combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to their founder shares if the Company fails to complete the initial Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the Combination Period). If the Company submits the initial Business Combination to the public shareholders for a vote, the insiders have agreed, pursuant to such letter agreement, to vote their founder shares, private placement shares and any public shares purchased during or after the IPO in favor of the initial Business Combination.
The Company’s Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third -party claims. The Company has not independently verified whether the Sponsor has sufficient funds to satisfy their indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. The Company has not asked the Sponsor to reserve for such obligations.
Merger
On November 18, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Blue Safari Mini Corp., an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly-owned subsidiary of the Company (“Merger Sub”), and Bitdeer Technologies Holding Company, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Bitdeer”).
Pursuant to the Merger Agreement, the parties thereto will enter into a Business Combination transaction by which Merger Sub will merge with and into Bitdeer with Bitdeer being the surviving entity and becoming a wholly-owned subsidiary of the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”). The Merger Agreement and the Transactions were unanimously approved by the boards of directors of each of the Company, Merger Sub and Bitdeer.
On December 15, 2021, the Company entered into an Amended and Restated Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”) by and among (i) the Company, (ii) Bitdeer Technologies Group, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“BTG”), (iii) Blue Safari Merge Limited, a British Virgin Islands business company and a wholly-owned subsidiary of BTG (“Merger Sub 1”), (iv) Blue Safari Merge II Limited, a British Virgin Islands business company and a wholly-owned subsidiary of BTG (“Merger Sub 2”), (v) Bitdeer Merge Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of BTG (“Merger Sub 3”, and together with BTG, Merger Sub 1 and Merger Sub 2, the “Acquisition Entities”), (vi) Merger Sub, and (vii) Bitdeer, to amend and restate the Original Merger Agreement.
The Merger Agreement amended and restated the Original Merger Agreement to effect a change in structure of the business combination without affecting any underlying economic interests, whereby (a) Merger Sub 1 will merge with and into the Company with the Company being the surviving entity (the “First SPAC Merger”) and becoming a wholly owned subsidiary of BTG, (b) immediately following the First SPAC Merger, the Company will merge with and into Merger Sub 2 with Merger Sub 2 being the surviving entity (the “Second SPAC Merger”, and together with the First SPAC Merger, the “Initial Mergers”), and (c) following the Initial Mergers, Merger Sub 3 will merge with and into Bitdeer (the “Acquisition Merger” and together with the Initial Mergers, the “Mergers”), with Bitdeer being the surviving entity and becoming a wholly owned subsidiary of BTG. The Merger Agreement and the transactions contemplated therein were unanimously approved by the boards of directors of each of the Company, BTG, Merger Sub 1, Merger Sub 2, Merger Sub 3, and Bitdeer.

The Mergers and other transactions contemplated by the Merger Agreement are expected to be consummated after obtaining the required approval by the shareholders of the Company, BTG, Merger Sub 1, Merger Sub 2, Merger Sub 3, Merger Sub and Bitdeer and the satisfaction of certain other customary closing conditions.
On May 30, 2022, the Company entered into a First Amendment to Amended and Restated Agreement and Plan of Merger (the “Amendment”, and the Original Merger Agreement as amended by such Amendment, the “Amended Merger Agreement”) with BTG, Merger Sub 1, Merger Sub 2, Merger Sub 3, Merger Sub and Bitdeer, to amend the Original Merger Agreement. The Amendment extends the termination date upon which either the Company or Bitdeer may terminate the Amended Merger Agreement, from May 31, 2022 to September 1, 2022.
In addition, pursuant to the Amendment, Bitdeer will provide certain interest-free loans with an aggregate principal amount of US$1,993,000 to the Company to fund any amount that may be required in order to extend the period of time available for the Company to consummate a Business Combination and for the Company’s working capital. Such loans will only become repayable upon the Closing of the Business Combination.
On December 2, 2022, the Company entered into a Second Amendment to Amended and Restated Agreement and Plan of Merger (the “Second Amendment”, and the First Amended Merger Agreement as amended by such Second Amendment, the “Second Amended Merger Agreement”) with BTG, Merger Sub 1, Merger Sub 2, Merger Sub 3, Merger Sub and Bitdeer, to amend the First Amended Merger Agreement. The Second Amendment extends the termination date upon which either the Company or Bitdeer may terminate the Second Amended Merger Agreement, from September 1, 2022 to the earlier of (i) June 1, 2023 and (ii) the then applicable deadline for the Company to complete a Business Combination in accordance with its organizational documents. In addition, pursuant to the Second Amendment, Bitdeer has agreed to provide certain interest-free loans with an aggregate principal amount of $2,584,141 to the Company to fund any amount that may be required in order to further extend the period of time available for the Company to consummate a Business Combination and for its working capital. Such loans will only become repayable upon the Acquisition Closing (as defined in the Second Amended Merger Agreement). As of December 31, 2022, the Company received $2,545,800 from Bitdeer.
Going Concern Consideration
As of December 31, 2022, the Company had $487,303 in cash, and working capital deficit of $6,602,257.
The Company’s liquidity needs prior to the consummation of the IPO were satisfied through the proceeds of $25,000 from the sale of the Founders Shares (as defined in Note 5), and loan proceeds from the Sponsor of $200,000 under the Note (Note 5).
Subsequent from the consummation of the IPO, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the IPO, the Private Placement held outside of the Trust Account and the loan from Bitdeer.
The Company expects to incur increased expenses since becoming a public company (for legal, financial reporting, accounting and auditing compliance), as well as expenses in connection with the initial Business Combination.
On June 1, 2022 and September 6, 2022, using the loan amount received to date, the Company deposited into the Company’s trust account $1,150,000 (representing $0.20 per Class A ordinary share) to extend the Combination Period from June 14, 2022 to December 14, 2022. On December 5, 2022, the Company made a deposit of $257,758.20 (representing $0.15 per Class A ordinary share) to the trust account and extended the date by which the Company has to complete a business combination from December 14, 2022 to March 14, 2023. It is uncertain that the Company will be able consummate a Business Combination by this date. If a Business Combination is not consummated by the required date, there will be a mandatory liquidation and subsequent dissolution. In connection with the Company’s assessment of going concern considerations in accordance with the authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern”, management has determined that mandatory liquidation, and subsequent dissolution, should the Company be unable to complete a business combination, raises substantial doubt about the Company’s ability to continue as a going concern. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution. No adjustments have been made to the carrying amounts of assets and liabilities should the Company be required to liquidate after March 14, 2023.
Based upon the above analysis, management determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the consolidated financial statements are issued.
Risks and Uncertainties
Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these consolidated financial statements. In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these consolidated financial statements and the specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.
Additionally, as a result of the military action commenced in February 2022 by the Russian Federation and Belarus in the country of Ukraine and related economic sanctions, the Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business Combination, may be materially and adversely affected. In addition, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and related sanctions on the world economy and the specific impact on the Company’s financial position, results of operations and/or ability to consummate a Business Combination are not yet determinable. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company has $487,303 and $413,417 in cash and cash equivalents as of December 31, 2022 and 2021, respectively.
Offering Costs Associated with IPO
The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the IPO and were charged to shareholders’ equity upon the completion of the IPO. Accordingly, as of December 31, 2022, offering costs in the aggregate of $4,158,799 have been charged to shareholders’ equity (consisting of $1,150,000 of underwriting discount, $2,012,500 of deferred underwriting discount, the fair value of the representative shares of $478,857 and $517,442 of other offering costs).
Fair Value Measurements
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP stablishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Investments Held in Trust Account
At December 31, 2022 and 2021, the Company had $18,237,834 and $58,077,104 assets held in the Trust Account, which primarily consist of investments in mutual funds that invest in U.S. government securities, cash, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in gain on Investments Held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information and classifies as Level 1 measurements.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2022 and 2021, 1,718,388 and 5,750,000 shares of Class A ordinary shares subject to possible redemption is presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheets.
Net loss Per Ordinary Share
The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Earnings and losses are shared pro rata between the two classes of shares. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per share for each class of ordinary shares:
	For the year ended December 31, 2022			For the period from February 23, 2021 (Inception) to December 31, 2021
	Redeemable Class A	Non- redeemable Class A	Class B	Redeemable Class A	Non- redeemable Class A	Class B
NUMERATOR
Allocation of loss	$(2,988,703)	$(181,921)	$(747,176)	$(862,273)	$(52,486)	$(324,961)
DENOMINATOR
Weighted average shares outstanding	5,750,000	350,000	1,437,500	3,704,327	225,481	1,396,034
Basic and diluted net loss per share	$(0.52)	$(0.52)	$(0.52)	$(0.23)	$(0.23)	$(0.23)
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the consolidated financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the British Virgin Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2022 and 2021, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
The Company is considered to be a British Virgin Islands business company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States. As such, the Company’s tax provision was zero for the period presented.
Concentration of credit risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.
Note 3 — Initial Public Offering
On June 14, 2021, Company consummated its IPO and sold 5,750,000 Units, including 750,000 Units sold pursuant to the full exercise of the underwriters’ option to purchase additional units to cover the over-allotment. Each Unit consists of one ordinary share (“Ordinary Share”) and one right (“Right”) to receive one-tenth of one Ordinary Share upon the consummation of an initial business combination. The Units were sold at a price of $10.00 per Unit generating gross proceeds to the Company of $57,500,000.
All of the 5,750,000 Class A ordinary share sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity.
The Class A ordinary share is subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company recognizes changes in redemption value immediately as they occur. Immediately upon the closing of the IPO, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable ordinary shares resulted in charges against additional paid-in capital and accumulated deficit.
On December 5, 2022, in connection with the vote to approve the Charter Amendment, the holders of 4,031,612 Class A ordinary shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.41505502 per share, for an aggregate redemption amount of approximately $41.99 million.
As of December 31, 2022 and 2021, the Class A ordinary shares subject to possible redemptions reflected on the balance sheet are reconciled in the following table:
Gross proceeds from IPO	$57,500,000
Less:
Ordinary shares issuance costs allocated to Class A ordinary shares subject to possible redemption	(4,158,799)
Plus:
Re-measurement of carrying value to redemption value	4,733,799
Class A ordinary shares subject to possible redemptions as of December 31, 2021	$58,075,000
Plus:
Interest earned on investment held in Trust Account	744,537
Additional amount deposited into trust	1,407,758
Less:
Class A ordinary shares redeemed on December 5, 2022	(41,989,461)
Class A ordinary shares subject to possible redemptions as of December 31, 2022	$18,237,834
Note 4 — Private Placement
Simultaneously with the closing of the IPO and the sale of the Units, the Company consummated the private placement (“Private Placement”) of an aggregate 292,500 Units (“Private Placement Units”), which included the additional 22,500 Private Placement Units sold pursuant to the full exercise of the underwriters’ option to cover the over-allotment.
The Private Placement Units and their component securities will not be transferable, assignable or salable until 30 days after the consummation of the initial Business Combination except to permitted transferees, and they will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
Note 5 — Related Party Transactions
Founder Shares
On February 23, 2021 and March 4, 2021, the Company’s Sponsor paid $25,001 in total, or approximately $0.017 per share, to cover certain of the offering and formation costs in exchange for an aggregate of 1,437,500 Class B ordinary shares (“Founder shares’), with no par value per share, 187,500 shares of which were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option was exercised. On June 14, 2021, the underwriter exercised the over-allotment option in full, hence, the 187,500 Founder Shares that are no longer subject to forfeiture.
The Company’s initial shareholders have agreed not to transfer, assign or sell any of its founder shares until the earlier to occur of: (A) six months after the completion of the initial Business Combination or (B) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction after the initial Business Combination that results in all of the public shareholders having the right to exchange their ordinary shares for cash, securities or other property (the “Lock-up”).

Promissory Note — Related Party
On March 1, 2021, the Company issued the Promissory Note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $200,000. The Promissory Note is non-interest bearing and payable on the date that the Company consummates the IPO of its securities or the date on which the Company determines not to conduct an IPO, however, the date was extended to August 31, 2022, provided that the Company may in its sole discretion, and upon written notice to First Euro, extend such maturity date for an additional six months in the event that the Company has not repaid in full the principal amount and accrued interest by August 31, 2022 pursuant to the amended Promissory Note issued on May 30, 2022. On August 31, 2022, the Company issued an extension notice the Sponsor, to extend the maturity date of the Promissory Note for an additional six (6) months from August 31, 2022 to February 28, 2023. As of December 31, 2022 and 2021, the Company had borrowed $200,000 under the promissory note.
Due to Related Party
As of December 31, 2022 and 2021, the balance is $420,190 and $355,863, respectively. The balance of $420,190 represented of $130,000 administrative support services fee provided by the Sponsor commencing on June 9, 2021, and $290,190 of accrued expenses paid by the Sponsor on behalf of the Company. The balance of $355,863 represented $67,333 administrative support services fee provided by the Sponsor commencing on June 9, 2021, and $288,530 of accrued expenses paid by the Sponsor on behalf of the Company.
Working Capital Loans
In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes the initial Business Combination, the Company would repay the Working Capital Loans. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,150,000 of the Working Capital Loans may be convertible into units of the post Business Combination entity at a price of $10.00 per Unit at the option of the lender. The units would be identical to the Private Placement Units. As of December 31, 2022 and 2021, no such Working Capital Loans were outstanding.
Note 6 — Promissory Note — Bitdeer
On May 30, 2022, the First Amendment to the Amended & Restated Agreement and Plan of Merger by and among the Company, Bitdeer and other parties was issued, and pursuant it, Bitdeer has agreed to loan the Company an aggregate principal amount of $1.99 million in two tranches to fund any and all amounts required to extend the period of time the Company has to complete a Business Combination for up to two (2) times for an additional three (3) months period each time. Pursuant to the Second Amendment entered into on December 2, 2022, Bitdeer has agreed to provide certain interest-free loans with an aggregate principal amount of $2,584,141 to the Company to fund any amount that may be required in order to further extend the period of time available for the Company to consummate a Business Combination and for its working capital. The loans bear no interest and is only repayable only at the closing of a Business Combination by the Company. If the Closing of the Business Combination does not occur, the Company will not repay such loans. As of December 31, 2022, the Company had borrowed $2,545,800 under the promissory note.
Note 7 — Commitments & Contingencies
Registration Rights
The holders of the founder shares, Private Placement Units, shares being issued to the underwriters of the Proposed Public Offering, and units that may be issued on conversion of Working Capital Loans (and in each case holders of their component securities, as applicable) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering requiring the Company to register such securities for resale (in the case of the founder shares, only after conversion to the Class A ordinary shares). The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act.
Underwriting Agreement
The underwriters had a 45-day option from June 14, 2021 to purchase up to an additional 750,000 Units, consisting of 750,000 Class A ordinary shares and 750,000 rights to cover over-allotments, if any.
On June 14, 2021, the underwriter fully exercised the over-allotment option to purchase 750,000 Units, and the Company paid an underwriting commission in aggregate of $1,150,000. Additionally, the underwriters will be entitled to a deferred underwriting commissions of 3.5% of the gross proceeds of the IPO held in the Trust Account, or $2,012,500 upon the completion of the Company’s initial Business Combination subject to the terms of the underwriting agreement.
Representative’s Ordinary Shares
The Company issued to Maxim Partners LLC and/or its designees, 57,500 shares upon the consummation of the IPO. Maxim has agreed not to transfer, assign or sell any such shares until the completion of our initial business combination. In addition, Maxim has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of our initial business combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to such shares if the Company fails to complete the Business Combination within the Combination Period.
The shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the commencement of sales in the IPO pursuant to FINRA Rule 5110(e)(1). Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which the prospectus forms a part, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statement of which the prospectus forms a part except to any underwriter and selected dealer participating in the offering and their officers, partners, registered persons or affiliates.
Right of First Refusal
For a period beginning on the closing of the IPO and ending 12 months from the closing of a business combination, the Company has granted Maxim a right of first refusal to act as lead-left book running manager and lead left placement agent for any and all future private or public equity, equity-linked, convertible and debt offerings during such period. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the commencement of sales in the IPO.
Note 8 — Shareholders’ Deficit
Preference Shares — The Company is authorized to issue a total of 1,000,000 preferred shares with no par value. As of December 31, 2022 and 2021, there were no preference shares issued or outstanding.
Class A Ordinary Shares — The Company is authorized to issue a total of 100,000,000 Class A ordinary shares with no par value. As of December 31, 2022 and 2021, there were 350,000 Class A ordinary shares outstanding, excluding 1,718,388 and 5,750,000 Class A ordinary shares subject to possible redemption.
Class B Ordinary Shares — The Company is authorized to issue a total of 10,000,000 Class B ordinary shares with no par value. As of December 31, 2022 and 2021, there were 1,437,500 Class B ordinary shares issued and outstanding. The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment as provided herein and, in the Company’s, amended and restated memorandum and articles of association.

Rights — Except in cases where the Company is not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10) of one Class A ordinary share upon consummation of the initial Business Combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of British Virgin Islands law. As a result, you must hold rights in multiples of 10 in order to receive shares for all of your rights upon closing of a Business Combination. In the event the Company will not be the surviving company upon completion of the initial Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of one Class A ordinary share underlying each right upon consummation of the Business Combination. If the Company is unable to complete an initial Business Combination within the required time period and the Company redeems the public shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.
Note 9 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, other than as described below, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the consolidated financial statements.
On March 2, 2023, the Company received $667,800 loan from Bitdeer pursuant to the Second Amended Merger Agreement. As of March 2, 2023, the Company had borrowed $3,213,600 from Bitdeer.
Note 10 — Additional Subsequent Events (Unaudited)
On March 7, 2023, the Company entered into a Third Amendment to Amended and Restated Agreement and Plan of Merger (the “Third Amendment”, and the Second Amended Merger Agreement as amended by such Third Amendment, the “Third Amended Merger Agreement”) with BTG, Merger Sub 1, Merger Sub 2, Merger Sub 3, SPAC Sub and Bitdeer, to amend the Second Amended Merger Agreement. The Third Amendment revises the definition of “Per Share Equity Value” to the quotient obtained by dividing (i) US$1,180,000,000 by (ii) the Company Total Shares (as defined in the Merger Agreement). Pursuant to the Third Amendment, the parties thereto also agreed to remove the American Depository Share structure previously contemplated under the Second Amended Merger Agreement and instead issue ordinary shares of BTG as considerations to be paid pursuant to the Third Amended Merger Agreement.
The Company has made a deposit of $257,758.20 to the Trust Account and extended the date by which the Company has to complete a business combination from March 14, 2023 to June 14, 2023. Following such deposit, the amount of funds remaining in the Trust Account is approximately $18.6 million.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Amounts in tables are stated in thousands of U.S. Dollar)
	Note	December 31, 2021	June 30, 2022
		(Audited)	(Unaudited)
ASSETS
Cash and cash equivalents	8	372,088	330,770
Cryptocurrencies	9	6,187	3,102
Trade receivables		8,238	20,665
Amounts due from related party	20	1,500	366
Mining machines	11	46,469	40,275
Prepayments and other assets	10	35,887	57,008
Restricted cash	8	10,310	10,310
Right-of-use assets	13	58,941	57,359
Property, plant and equipment	12	102,617	137,820
Intangible assets		115	215
Deferred tax assets	19	4,622	1,795
TOTAL ASSETS		646,974	659,685
LIABILITIES
Trade payables		17,740	11,970
Other payables and accruals	15	17,258	14,495
Amounts due to related party	20	19	19
Income tax payables	19	10,454	545
Deferred revenue		213,449	216,969
Borrowings	14	29,460	29,627
Lease liabilities	13	62,968	62,187
Deferred tax liabilities	19	7,547	6,563
TOTAL LIABILITIES		358,895	342,375
NET ASSETS		288,079	317,310
EQUITY
Share capital	18	1	1
Retained earnings	18	67,169	41,975
Reserves	18	220,909	275,334
TOTAL EQUITY		288,079	317,310
The accompanying notes form an integral part of these unaudited condensed consolidated financial statements.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME / (LOSS)
(Amounts in tables are stated in thousands of U.S. Dollar)
		Periods ended June 30,
	Note	2021	2022
		(Unaudited) (Restated)	(Unaudited)
Revenue	6	219,676	179,619
Cost of revenue	16(a)	(76,850)	(110,622)
Gross profit		142,826	68,997
Selling expenses	16(a)	(832)	(6,303)
General and administrative expenses	16(a)	(11,113)	(52,686)
Research and development expenses	16(a)	(3,380)	(19,743)
Other operating income / (expenses)	16(b)	14,271	(2,791)
Other net gain / (loss)	16(c)	(1,780)	1,130
Profit / (loss) from operations		139,992	(11,396)
Finance income / (expenses)	16(d)	447	(5,823)
Profit / (loss) before taxation		140,439	(17,219)
Income tax expenses	19	(26,592)	(7,975)
Profit / (loss) for the periods		113,847	(25,194)
Other comprehensive income / (loss)
Profit / (loss) for the periods		113,847	(25,194)
Other comprehensive loss for the periods
Item that may be reclassified to loss
− Exchange differences on translation of financial statements		(232)	—
Other comprehensive loss for the periods, net of tax		(232)	—
Total comprehensive income / (loss) for the periods		113,615	(25,194)
Earnings / (loss) per share (basic and diluted)	21	0.01	(0.00)
Weighted average number of shares outstanding (thousand shares) (basic and diluted)	21	12,662,126	12,662,126
The accompanying notes form an integral part of these unaudited condensed consolidated financial statements.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN INVESTED CAPITAL AND EQUITY
(Amounts in tables are stated in thousands of U.S. Dollar)
	Share Capital	Retained Earnings	Exchange Reserve	Other Reserve	Invested Capital	Total Equity
(Unaudited)
Balance at January 1, 2021	—	—	—	—	145,904	145,904
Profit for the period	—	98,373	—	—	15,474	113,847
Other comprehensive loss	—	—	(232)	—	—	(232)
Appropriation to statutory reserve	—	(777)	—	777	—	—
Capital share allotment relating to the Reorganization	1	—	—	(1)	—	—
Deemed distribution to related parties	—	—	—	—	(29,311)	(29,311)
Reclassification of invested capital	—	—	—	132,067	(132,067)	—
Balance at June 30, 2021	1	97,596	(232)	132,843	—	230,208
(Unaudited)
Balance at January 1, 2022	1	67,169	(195)	221,104	—	288,079
Loss for the period	—	(25,194)	—	—	—	(25,194)
Share-based payments	—	—	—	54,425	—	54,425
Balance at June 30, 2022	1	41,975	(195)	275,529	—	317,310
The accompanying notes form an integral part of these unaudited condensed consolidated financial statements.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in tables are stated in thousands of U.S. Dollar)
	Periods ended June 30,
	2021	2022
	(Unaudited) (Restated)	(Unaudited)
Profit / (loss) for the periods	113,847	(25,194)
Adjustments for:
Revenues recognized on acceptance of cryptocurrencies	(178,004)	(156,640)
Depreciation and amortization	43,302	29,251
Share-based payment expenses	—	54,425
Loss / (gain) on disposal of property, plant and equipment	45	(554)
Loss on disposal of mining machines	36	—
Loss / (gain) on disposal of cryptocurrencies	(16,413)	2,230
Change in fair value of cryptocurrencies lent	2,488	—
Impairment charges	2,659	561
Loss on foreign currency transactions	59	3,903
Gain on extinguishment of debt	(881)	—
Interest income	(942)	(777)
Interest expense on bank loan	3	—
Interest accretion on lease liabilities	383	1,132
Interest expense on convertible debt	—	1,374
Income tax expenses	26,592	7,975
Changes in:
Trade receivable	—	(12,569)
Prepayments and other assets	(12,377)	(24,393)
Mining machines held for sale	4,550	571
Amounts due from related party	—	212
Trade payable	1,983	(2,382)
Deferred revenue	7,184	(6,369)
Amounts due to related party	178	—
Other payables and accruals	4,013	(3,055)
Cash used in operating activities:	(1,295)	(130,299)
Interest paid on leases	(383)	(1,132)
Interest paid on convertible debt	—	(1,207)
Interest received	942	422
Income tax paid	—	(19,629)
Income tax refunded	55	—
Net cash used in operating activities	(681)	(151,845)
The accompanying notes form an integral part of these unaudited condensed consolidated financial statements.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in tables are stated in thousands of U.S. Dollar)
	Periods ended June 30,
	2021	2022
	(Unaudited) (Restated)	(Unaudited)
Cash flows from investing activities
Purchase of property, plant and equipment and intangible assets	(17,018)	(49,800)
Purchase of mining machine	(7,407)	—
Purchase of other financial assets	(2,025)	(10,750)
Purchase of cryptocurrencies	—	(186,006)
Loans to related parties	(31,244)	—
Repayments from related parties	20,000	923
Lending to a third party	—	(1,226)
Proceeds from disposal of property, plant and equipment	—	597
Proceeds from disposal of cryptocurrencies	190,464	351,265
Collection of receivables from previously disposed subsidiaries	—	9,881
Net cash generated from investing activities	152,770	114,884
Cash flows from financing activities
Capital element of lease rentals paid	(2,192)	(1,623)
Deemed distribution to related parties	(10,943)	—
Repayments of borrowings from related parties	(3,332)	—
Net cash used in financing activities	(16,467)	(1,623)
Net increase / (decrease) in cash and cash equivalents	135,622	(38,584)
Cash and cash equivalents at January 1	44,753	372,088
Effect of movements in exchange rates on cash and cash equivalents held	(658)	(2,734)
Cash and cash equivalents at June 30	179,717	330,770
The accompanying notes form an integral part of these unaudited condensed consolidated financial statements.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1.   ORGANIZATION
Bitdeer Technologies Holding Company (the “Company” or “Bitdeer”) is a limited liability company incorporated in the Cayman Islands on November 18, 2020. The address of its registered office is 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands.
The Company and its subsidiaries (together, the “Group”) are principally engaged in the Cloud Hash Rate business, the Proprietary Mining business and the Hosting business (collectively, the “Bitdeer Business”) as discussed in the Annual Financial Statements (defined below). The Company does not conduct any substantive operations of its own but conducts its primary business operation through its subsidiaries.
2.   BASIS OF PREPARATION
The interim financial information for the six months ended June 30, 2022 (“Interim Financial Information”) has been prepared in accordance with the same accounting policies adopted in the Group’s combined and consolidated financial statements for the years ended December 31, 2019, 2020 and 2021 (“Annual Financial Statements”).
The Interim Financial Information comprises condensed consolidated statements of financial position, condensed consolidated statements of operations and comprehensive income / (loss), condensed consolidated statements of changes in invested capital and equity, condensed consolidated statements of cash flows, and notes to the condensed consolidated financial statements for the six months ended June 30, 2022. The Interim Financial Information has not been audited.
The Interim Financial Information reflect the following financial information:
•
The consolidated financial position of the Group as of June 30, 2022 and the consolidated results of operations of the Group for the six months ended June 30, 2022, which have been prepared on a consolidated basis.

•
The results of operations of the Group for comparative period in the six months ended June 30, 2021 includes the carve-out results of operations of the Bitdeer Business from January 1, 2021 to April 15, 2021 (the “Carve-out Period”), which have been prepared on a carve-out basis as discussed in the Annual Financial Statements, and the consolidated results of operations of the Group from April 16, 2021 to June 30, 2021, which have been prepared on a consolidated basis.

The Interim Financial Information has been prepared in accordance with International Accounting Standard (“IAS”) 34 ‘Interim Financial Reporting’ issued by the International Accounting Standards Board and should be read in conjunction with the Annual Financial Statements, which have been prepared in accordance with International Financial Reporting Standards as issued by International Accounting Standards Board (“IFRS as issued by IASB”). The preparation of an interim financial information in conformity with IAS 34 requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses on a year-to-date basis. Actual results may differ from these estimates.
This Interim Financial Information contains selected explanatory notes. The notes include an explanation of events and transactions that are significant to an understanding of the changes in financial position and performance of the Group for the six months ended on June 30, 2022. The Interim Financial Information and notes thereon do not include all of the information required for a full set of financial statements prepared in accordance with IFRSs.
Restatement of prior period’s financial statements
Presentation on the sale of mining machines
During 2021, the Group identified an error in presenting the revenue from the sale of the mining machine as the difference between the selling price and the remaining net book value of the associated mining machine

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
under IAS 16 Property, plant and equipment. As the sale of mining machines represents contracts with customers in the Group’s ordinary course of business, the transactions should have been accounted for under IFRS 15 Revenue from contracts with customers. Revenue from the sale of mining machines should have been recognized at the amount of promised consideration to which the Group is expected to be entitled, and the cost of revenue should have been recognized at the net book value of the mining machines sold, as discussed in detail in the Note 2(p) to the Annual Financial Statements. The previously reported condensed combined and consolidated financial statement for the six months ended June 30, 2021 is restated to correct the above error.
The effects of the above adjustment on the condensed combined and consolidated statements of operations and comprehensive income and cash flows, for the six months ended June 30, 2021, are presented below. These adjustments did not have any impact on the net income or the condensed combined and consolidated statement of financial position for the period presented.
Restated condensed combined and consolidated statement of operations and comprehensive income / (loss)
	Period ended June 30, 2021
In thousands of USD	As previously reported	Effect of adjustment — sale of mining machines	As restated
Revenue	215,126	4,550	219,676
Cost of revenue	(72,300)	(4,550)	(76,850)
Restated condensed combined and consolidated statement of cash flows
	Period ended June 30, 2021
In thousands of USD	As previously reported	Effect of adjustment — sale of mining machines	As restated
Cash flows from operating activities	(37,033)	36,352	(681)
Cash flows from investing activities	189,122	(36,352)	152,770
Reclassification
Certain prior period amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on net earnings and financial position.
3.   SIGNIFICANT ACCOUNTING POLICIES
Except as described below, the accounting policies applied in the Interim Financial Information are the same as those applied in the Annual Financial Statements.
New and amendments to the standards that effective for the financial year ending December 31, 2022 do not have a material impact on the Group’s Interim Financial Information.
Certain new accounting standards and interpretations have been published that are not mandatory for the reporting periods presented and have not been early adopted by the Group. These standards are not expected to have a material impact on the Group in the current or future reporting periods and on foreseeable future transactions.
a.   Changes in accounting policies and newly adopted accounting policies
The Group has applied the following amendments to IFRSs issued by the IASB to this interim financial report for the current accounting period:
•
Amendments to IFRS 1, Subsidiary as a First-time Adopter

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
•
Amendments to IFRS 9, Derecognition of Financial Liabilities

•
Amendments to IFRS 3, Reference to the Conceptual Framework

•
Amendments to IAS 16, Property, Plant and Equipment: Proceeds before Intended Use

•
Amendments to IAS 37, Onerous Contracts — Cost of Fulfilling a Contract

None of these amendments have had a material effect on how the Group’s results and financial position for the current or prior periods have been prepared or presented in this interim financial report. The Group has not applied any new standard or interpretation that is not yet effective for the current accounting period.
4.   CRITICAL ACCOUNTING ESTIMATES AND ASSUMPTIONS
In preparing the Interim Financial Information, management has made judgements and estimates that affect the application of accounting policies and the reported amounts of assets and liabilities, profit and loss. Estimates and judgments are continuously evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.
The Group makes estimates and assumptions concerning the future. The resulting accounting estimates may not be equal to the related actual results. The significant judgement made by management in applying the Group’s accounting policies and key sources of estimation uncertainty were the same as those described in the Annual Financial Statements.
5.   FINANCIAL RISK MANAGEMENT AND FAIR VALUES OF FINANCIAL INSTRUMENTS
Financial risk factors
The Group is exposed to various market risks including cryptocurrency risk, interest rate risk, investment risk and foreign currency risk, as well as credit risk and liquidity risk associated with financial assets and liabilities. The Group has designed and implemented various risk management strategies, which are the same as those discussed in the Annual Financial Statements, to ensure the exposure to these risks is consistent with its risk tolerance and business objectives.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Liquidity risk
The following is the maturity profile of the Group’s financial liabilities based on contractual undiscounted payments:
	At December 31, 2021
In thousands of USD	Within 1 year or on demand	More than 1 year but less than 2 years	More than 2 years but less than 5 years	More than 5 years	Total	Carrying amount at December 31
Trade payables	17,740	—	—	—	17,740	17,740
Other payables and accruals	17,258	—	—	—	17,258	17,258
Amounts due to related party	19	—	—	—	19	19
Borrowings	—	29,460	—	—	29,460	29,460
Lease liabilities	5,489	5,516	16,275	53,254	80,534	62,968
	40,506	34,976	16,275	53,254	145,011	127,445
	At June 30, 2022
In thousands of USD	Within 1 year or on demand	More than 1 year but less than 2 years	More than 2 years but less than 5 years	More than 5 years	Total	Carrying amount at June 30
Trade payables	11,970	—	—	—	11,970	11,970
Other payables and accruals	14,495	—	—	—	14,495	14,495
Amounts due to related party	19	—	—	—	19	19
Borrowings	—	29,627	—	—	29,627	29,627
Lease liabilities	5,837	5,591	16,851	50,404	78,683	62,187
	32,321	35,218	16,851	50,404	134,794	118,298
Investment risk
The Group is exposed to investment risk from investment transactions such as the purchase of cryptocurrency-denoted wealth management products and investment in unlisted equity instruments. These investments are not principal-guaranteed, and the Group may suffer material loss from such investments. The Group monitors its investments closely and limits its exposure to the investment risk by including in its operation strategy the requirements to, with regard to the purchase of cryptocurrency-denoted wealth management products, invest only in robust wealth management products and the investments need to be redeemed within the same fiscal quarter, and, with regard to the investment in the unlisted equity instruments, perform due diligence on the prospect investees to evaluate the business soundness before making an investment, and communicate regularly with the investee, review management report and the latest financial statements, if any, to evaluate the stage of investment and whether any action should be taken regarding the investment. The valuation of the unlisted equity investments requires the Group to use unobservable inputs, and hence they are subject to uncertainty.
Credit risk
Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in a financial loss to the Group. Credit risk arises mainly from cash deposited in the banks, cryptocurrencies held in custody, cryptocurrency lending transactions and cryptocurrency-denoted wealth management product purchases.
To manage risk arising from cash, cash equivalents and restricted cash, the Group only transacts with reputable financial institutions. There has been no recent history of default in relation to these financial institutions.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the six month ended June 30, 2021 and 2022, substantially all of the Group’s cryptocurrencies are stored in wallets held in the custody of Matrix Finance and Technologies Holding Company (“Matrixport Group”), a related party. To limit exposure to credit risk relating to cryptocurrencies under custody, the Group evaluates the system security design of the custody service provider and regularly reviews the exposure of cryptocurrencies held in custody. The Group has further implemented internal controls to ensure the appropriate access to the cryptocurrencies under custody and adopted the operating strategy of disposing of the cryptocurrency for fiat currency shortly after they are earned. The Group expects that there is no significant credit risk from non-performance by Matrixport Group.
However, bitcoin and other blockchain-based cryptocurrencies have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. A successful security breach or cyberattack could result in a partial or total loss of the Group’s cryptocurrencies and such a loss could have a material adverse effect on the Group’s financial condition and results of operations.
The Group also has credit exposure to cryptocurrency lending transactions and cryptocurrency- denoted wealth management product purchases. The Group assesses such credit risk both at contract inception and each quarter or in shorter interval by considering the past collection experience and any indications that the corresponding amount may not be fully collected. To manage such exposure, the Group continuously monitors the relevant factors, such as the liquidity of the underlying cryptocurrencies, and negative report related to the counterparty, and deals only with creditworthy counterparties and includes in its operation strategy that the lending needs to be collected, and the wealth management products need to be redeemed within the same fiscal quarter. Currently, the Group only conducts such transactions with the Matrixport Group. The Group had never experienced credit losses and has no existing exposures to such credit risk as of each end date of the consolidated statement of financial position. Consequently, credit exposure to these transactions is not considered material.
Fair value measurement
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair values are estimated at a specific point in time, by discounting expected cash flows at rates for assets and liabilities of the same remaining maturities and conditions. These estimates are subjective in nature and involve uncertainties and significant judgment, and therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.
The Group uses the following hierarchy for determining and disclosing the fair value of financial instruments by valuation techniques:
•
Level 1 valuation: unadjusted quoted prices in active markets for identical assets or liabilities at the measurement date.

•
Level 2 valuation: inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly.

•
Level 3 valuation: fair value measured using significant unobservable inputs.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.
As of December 31, 2021 and June 30, 2022, except for the investments in unlisted equity instruments and USDC, substantially all of the Group’s financial assets and financial liabilities are carried at amortized costs and the carrying amounts approximate their fair values.
Investments in unlisted equity instruments are carried at fair value with changes recorded in profit or loss. As of December 31, 2021 and June 30, 2022, the fair value of unlisted equity investment — Investment A, B and C (Note 10) were determined by the recent transaction price.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
During the six months ended June 30, 2021 and 2022, the fair value of the cryptocurrencies lent or invested is measured on a recurring basis at quoted price at the time the fair value of the underlying cryptocurrencies is being measured, which the Group considers to be a Level 1 fair value input. The fair value of the embedded derivative relating to the wealth management product is measured on a recurring basis by taking the net asset value provided by the counterparty, which the Group considers to be a Level 2 fair value input.
The Group’s finance department performs valuations of financial instruments. The finance department reports directly to the chief financial officer and discusses valuation processes and results with the chief financial officer in order to comply with the Group’s accounting and reporting requirements.
The valuation procedures applied include consideration of recent transactions in the same security or financial instrument, recent financing of the investee companies, economic and market conditions, current and projected financial performance of the investee companies, and the investee companies’ management team as well as potential future strategies to realize the investments.
The fair value measurement hierarchy for the Group’s financial instruments measured at fair value is as follows:
In thousands of USD	Valuation technique(s) and key input	December 31, 2021	Level 1	Level 2	Level 3
USDC	Quoted price	99	99	—	—
Investments in unlisted equity instruments	Recent transaction price	1,250	—	—	1,250
In thousands of USD	Valuation technique(s) and key input	June 30, 2022	Level 1	Level 2	Level 3
USDC	Quoted price	96	96	—	—
Investments in unlisted equity instruments	Recent transaction price	12,000	—	—	12,000
During the period ended June 30, 2022, there was no transfer between levels. Transfers between levels of the fair value hierarchy, if any, are deemed to occur at the end of each reporting period.
	Periods ended June 30,
In thousands of USD	2021	2022
Unlisted equity instruments at fair value through profit or loss measured using significant unobservable inputs:
At January 1,	—	1,250
Additions	—	10,750
Net fair value changes recognized in profit or loss	—	—
At June 30,	—	12,000

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
6.   REVENUE AND CONTRACT BALANCES
The Group derives revenues in the following major categories:
	Periods ended June 30,
In thousands of USD	2021 (Restated)	2022
Proprietary mining business	111,300	41,010
Cloud hash rate
Hash rate subscription	17,923	46,861
Electricity subscription	17,875	24,583
Additional consideration from acceleration plan arrangements	26,179	3,449
Sales of mining machines	37,805	442
Cloud hosting arrangements	6,004	6,787
General hosting	857	53,000
Others(1)	1,733	3,487
Total revenues	219,676	179,619

(1)
Includes revenue generated primarily from providing management services.

For the six months ended June 30, 2021 and 2022, the Group generates 95.44% and 85.47% of proprietary mining business revenue from BTC, respectively. The Group does not have customer accounting for 10% or more of revenue in other revenue categories in the six months ended June 30, 2021 and 2022.
Contract assets and liabilities
A contract asset is recognized when the Group recognizes revenue before being unconditionally entitled to the consideration under the payment terms set out in the contract. Contract assets are assessed for expected credit losses and are reclassified to receivables when the right to the consideration has become unconditional. As of December 31, 2021 and June 30, 2022, the Group did not have any contract assets.
A contract liability is recognized when the customer pays consideration for goods or services before the Group recognizes the related revenue. A contract liability would also be recognized if the Group has an unconditional right to receive non-refundable consideration before the Group recognizes the related revenue. In such cases, a corresponding receivable would also be recognized. As of December 31, 2021 and June 30, 2022, the Group had contract liabilities, presented as deferred revenue on the condensed consolidated statements of financial position, of approximately US$213.4 million and US$217.0 million. Approximately US$7.9 million and US$67.3 million, included in the deferred revenue balance at January 1, 2021 and 2022, respectively, was recognized as revenue during the six months ended June 30, 2021 and 2022.
7.   SEGMENT INFORMATION
As discussed in the Annual Financial Statements, the chief operating decision maker make resources allocation decisions based on internal management functions and assess the Group’s business performance as one integrated business instead of by separate business lines or geographical regions. Accordingly, the Group has only one operating segment and therefore, no segment information is presented.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Disaggregated revenue data by geographical region in terms of the customer’s location is as follows:
	Periods ended June 30,
In thousands of USD	2021 (Restated)	2022
Singapore	76,476	5,167
Asia, excluding Singapore	85,066	97,630
North America	43,006	59,658
Europe	8,459	11,251
Others	6,669	5,913
Total	219,676	179,619
Selected assets of mining machines, property plant and equipment, right-of-use assets and intangible assets by geographical region within the operating segment is as follows:
In thousands of USD	At December 31, 2021	At June 30, 2022
Singapore	7,481	9,004
North America	181,864	201,182
Europe	18,797	25,483
Total	208,142	235,669
8.   CASH, CASH EQUIVALENTS AND RESTRICTED CASH
The breakdown of cash and cash equivalents is as follows:
In thousands of USD	At December 31, 2021	At June 30, 2022
US dollar	368,115	280,014
Singapore dollar	2,829	33,836
Chinese renminbi	37	2,998
Norwegian krone	1,104	13,017
Euro	3	847
Hongkong dollar	—	58
Total cash and cash equivalents by currency	372,088	330,770
Restricted cash	10,310	10,310
Total restricted cash	10,310	10,310
The Group’s restricted cash primarily relates to the application of standby letters of credit. The Group has applied a total of three standby letters of credits (“SLCs”) from the Signature Bank and CTBC Bank associated with property leased and electricity service subscribed. The SLCs provide the beneficiaries, which are the service providers, the ability to draw from the banks for a designated maximum aggregate amount (the “Draw Amount”). The details of SLCs are as follows:
	At December 31, 2021	At June 30, 2022
Draw Amount (In thousands of USD)	10,293	10,293
Range of expiration dates	July 2022 to June 2025	July 2022 to June 2025
The amount and expiration dates of the SLCs are amended, from time to time, by the Group and beneficiaries, as a result of the amendments to the associated service agreements. In connection with the

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
issuance of the SLCs, the banks held the Group’s cash balance equal to the Draw Amount as security. As of December 31, 2021 and June 30, 2022, none was utilized by the beneficiaries from the standby letters of credits.
9.   CRYPTOCURRENCIES
As of December 31, 2021 and June 30, 2022, the Group’s cryptocurrencies consist of the following:
In thousands of USD	At December 31, 2021	At June 30, 2022
Cryptocurrencies other than USDC	6,088	3,006
USDC	99	96
Total cryptocurrencies	6,187	3,102
The details of cryptocurrencies are as follows:
	Periods ended June 30,
In thousands of USD	2021	2022
Cost:
Beginning balances	9,656	6,697
Additions	210,172	554,586
Loan to a third party(2)	(10,222)	—
Purchase of cryptocurrency-denoted wealth management product from a related party(4)	—	(149,972)
Loan to a related party(3)	—	(50,025)
Disposals	(175,465)	(357,113)
Cryptocurrencies paid on behalf of related parties(1)	(24,852)	—
Ending balances	9,289	4,173
Impairment:
Beginning balances	(74)	(510)
Additions	(528)	(561)
Ending balances	(602)	(1,071)
Net book value:
Beginning balances	9,582	6,187
Ending balances	8,687	3,102
The supplemental information of cryptocurrencies other than USDC is as follows:
	Periods ended June 30,
In thousands of USD	2021	2022
Cost:
Beginning balances	9,601	6,598
Additions	207,990	481,077
Loan to a third party(2)	(10,222)	—
Purchase of cryptocurrency-denoted wealth management product from a related party(4)	—	(149,972)
Loan to a related party(3)	—	(15,004)

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
	Periods ended June 30,
In thousands of USD	2021	2022
Disposals	(173,290)	(318,622)
Cryptocurrencies other than USDC paid on behalf of related parties(1)	(24,852)	—
Ending balances	9,227	4,077
Impairment:
Beginning balances	(74)	(510)
Additions	(528)	(561)
Ending balances	(602)	(1,071)
Net book value:
Beginning balances	9,527	6,088
Ending balances	8,625	3,006

(1)
Cryptocurrencies or cryptocurrencies other than USDC paid on behalf of related parties represent the net effect of cryptocurrencies or cryptocurrencies other than USDC transferred through the wallets held by the Group relating to transactions arising from Bitmain and BTC’s businesses during the Carve-out Period. Balances associated with such transfers were included in prepayments and other assets and other payables and accruals as of June 30, 2021. Also see Note 20.

(2)
Represent an unsecured, interest-free cryptocurrency loan the Group made to a third party. The lending was collected in full as of December 31, 2021. The Group recorded approximately US$2,488,000 loss on change in fair value of cryptocurrencies lent for the six months ended June 30, 2021.

(3)
Represent cryptocurrency loans made to the Matrixport Group, a related party. All loans were fully collected as of June 30, 2022 and the collections are included in the additions of cryptocurrencies above. Also see Note 20.

(4)
Represent cryptocurrency-denoted wealth management products purchased from the Matrixport Group, a related party. All such wealth management products were fully redeemed as of June 30, 2022 and the redemptions are included in the additions of cryptocurrencies above. Also see Note 20.

As of December 31, 2021 and June 30, 2022, the balance of cryptocurrency receivables was nil and no cryptocurrency receivable was past due. No allowance, write-offs or recoveries were recognized against the cryptocurrency receivables for the six months ended June 30, 2021 and 2022.
The management’s estimates of impairment provision of cryptocurrencies other than USDC are made based on the current market prices of these cryptocurrencies as of each balance sheet date. Fluctuations in the market price of these cryptocurrencies after the balance sheet date is not considered in determining the provision for impairment of cryptocurrencies other than USDC.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
10.   PREPAYMENTS AND OTHER ASSETS
The breakdown of prepayments and other assets is as follows:
In thousands of USD	At December 31, 2021	At June 30, 2022
Deposits	6,669	19,910
Prepayments to suppliers	14,450	13,696
Investments in unlisted equity instruments(2)
–Investment A	1,000	1,000
–Investment B	250	1,000
– Investment C	—	10,000
Deductible input value-added tax	760	2,208
Prepayments of income tax	—	3,588
Receivable from a third party(3)	—	1,226
Receivable from the disposed subsidiaries(1)	10,203	—
Others	2,555	4,380
Total	35,887	57,008

(1)
Represent balance due from two subsidiaries which the Group disposed of in December 2021. The receivables have been fully collected by March 2022.

(2)
The above unlisted equity instruments at December 31, 2021 and June 30, 2022 were equity shares investments issued by privately-held enterprises. Financial assets at fair value through profit or loss are categorized into levels 3. Refer to Note 5 for more information.

(3)
Represent balance due from Blue Safari Acquisition Corp. (“BSGA”), a special purpose acquisition company who has signed a merger agreement with the Group. Associated with the anticipated merger, the Group agreed to lend BSGA an aggregate principal amount of $1.99 million in two tranches to fund any and all amounts required to extend the period of time BSGA has to complete the merger for up to two times for an additional three months period each time. The lending bears no interest and is repayable only at the closing of the merger by BSGA. If the merger does not occur, BSGA will not repay such amounts.

During the year ended December 31, 2021 and the six months ended June 30, 2022, the Group did not recognize any allowance for expected credit losses for prepayments and other assets.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
11.   MINING MACHINES
The details of mining machines are as follows:
In thousands of USD	Mining Machines
Cost:
At January 1, 2021	129,246
Additions	8,855
Disposals	(33,276)
Exchange adjustments	195
At June 30, 2021	105,020
Accumulated depreciation:
At January 1, 2021	(64,446)
Charge for the period	(34,118)
Disposals	28,690
Exchange adjustments	(229)
At June 30, 2021	(70,103)
Impairment:
At January 1, 2021	—
Additions(1)	(106)
At June 30, 2021	(106)
Net book value:
At June 30, 2021	34,811
Cost:
At January 1, 2022	123,136
Additions	9,422
Disposals	(733)
At June 30, 2022	131,825
Accumulated depreciation:
At January 1, 2022	(76,561)
Charge for the period	(15,045)
Disposals	162
At June 30, 2022	(91,444)
Impairment:
At January 1, 2022	(106)
At June 30, 2022	(106)
Net book value:
At June 30, 2022	40,275

(1)
Included in cost of revenue

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
12.   PROPERTY, PLANT AND EQUIPMENT
The details of property, plant and equipment are as follows:
In thousands of USD	Construction in progress	Building	Land	Machinery	Electronic equipment	Leasehold improvements	Others	Total
Cost:
At January 1, 2021	3,373	22,563	484	9,143	2,042	28,926	1,996	68,527
Additions	18,661	—	—	28	2,479	—	2	21,170
Construction in progress transferred in	(776)	—	—	—	199	577	—	—
Disposals	—	—	—	—	(154)	(45)	(101)	(300)
At June 30, 2021	21,258	22,563	484	9,171	4,566	29,458	1,897	89,397
Accumulated depreciation:
At January 1, 2021	—	(1,288)	—	(1,193)	(703)	(10,418)	(556)	(14,158)
Charge for the period	—	(546)	—	(668)	(327)	(4,895)	(288)	(6,724)
Disposals	—	—	—	—	102	79	74	255
At June 30, 2021	—	(1,834)	—	(1,861)	(928)	(15,234)	(770)	(20,627)
Impairment:
At January 1, 2021	(2,211)	—	—	—	—	—	—	(2,211)
At June 30, 2021	(2,211)	—	—	—	—	—	—	(2,211)
Net book value:
At June 30, 2021	19,047	20,729	484	7,310	3,638	14,224	1,127	66,559
Cost:
At January 1, 2022	33,589	23,449	484	15,734	5,335	48,425	3,522	130,538
Additions	39,910	—	—	119	2,336	581	4,066	47,012
Construction in progress transferred in	(25,876)	—	—	6,716	312	18,657	191	—
Disposals	—	—	—	(23)	(28)	—	—	(51)
At June 30, 2022	47,623	23,449	484	22,546	7,955	67,663	7,779	177,499
Accumulated depreciation:
At January 1, 2022	—	(2,388)	—	(2,427)	(1,034)	(21,111)	(961)	(27,921)
Charge for the period	—	(568)	—	(1,887)	(617)	(8,114)	(580)	(11,766)
Disposals	—	—	—	2	6	—	—	8
At June 30, 2022	—	(2,956)	—	(4,312)	(1,645)	(29,225)	(1,541)	(39,679)
Net book value:
At June 30, 2022	47,623	20,493	484	18,234	6,310	38,438	6,238	137,820
Construction in progress primarily represents the construction of mining datacenters.
For the six months ended June 30, 2021 and 2022, approximately US$18,000 and nil of depreciation expense were allocated to Bitmain and BTC and included in changes in invested capital, respectively.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
13.   LEASES
The Group occupies most of its office premises and certain mining datacenter under lease arrangements, which generally have an initial lease term between one and a half years to seven years. Lease contracts are typically made for fixed periods but may have extension options. The Group accounts for lease and non-lease component separately, where the non-lease component is charged to expense as they incur. Any extension options in these leases have not been included in the lease liabilities unless the Group is reasonably certain to exercise the extension option. In addition, periods after termination options are only included in the lease term if the lease is reasonably certain not to be terminated. The Group does not have an option to purchase these leased assets at the expiration of the lease periods.
The condensed consolidated statements of financial position show the following amounts relating to the right-of-use assets and lease liabilities:
In thousands of USD	At December 31, 2021	At June 30, 2022
Land and buildings	58,941	57,359
Total right-of-use assets	58,941	57,359
Addition to the right-of-use assets for the six months ended June 30, 2021 and 2022 was approximately US$84,000 and US$863,000, respectively.
In thousands of USD	At December 31, 2021	At June 30, 2022
Lease liabilities mature within 12 months	3,287	3,651
Lease liabilities mature over 12 months	59,681	58,536
Total lease liabilities	62,968	62,187
Amounts recognized in profit or loss:
	Periods ended June 30,
In thousands of USD	2021	2022
Depreciation expense of right-of-use assets	2,384	2,411
Interest expense	383	1,132
Expense relating to variable payment leases	307	284
Expense relating to short-term leases	351	316
Total	3,425	4,143
The total cash outflow for leases, including capital element of lease rentals paid and interests paid on leases for the six months ended June 30, 2021 and 2022 was approximately US$2.6 million and US$2.8 million, respectively.
14.   BORROWINGS
Borrowings consist of the following:
In thousands of USD	At December 31, 2021	At June 30, 2022
Convertible debt(1)	29,460	29,627
Total	29,460	29,627

(1)
The Group issued a US$30 million promissory note on July 23, 2021. The promissory note is non-secured, bears an annual interest rate of 8%, matures on July 23, 2023 and provides the holder an option

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
to convert all or any portion of the note into the Group’s ordinary shares at US$0.0632 per share at any time from the issuance of the note to the second anniversary of the date of issuance. Approximately US$683,000 was recognized as an equity component. The unamortized discount as of December 31, 2021 and June 30, 2022 was approximately US$524,000 and US$357,000.
15.   OTHER PAYABLES AND ACCRUALS
Other payables and accruals consist of the following:
In thousands of USD	At December 31, 2021	At June 30, 2022
Payables for surtaxes	8,184	8,316
Accrued operating expenses	2,108	3,360
Payables for staff-related costs	5,839	702
Others	1,127	2,117
Total	17,258	14,495
All other payables and accruals are expected to be settled within one year or are repayable on demand.
16.   EXPENSES BY NATURE AND OTHER INCOME AND EXPENSES ITEMS
(a)
Expenses by nature

	Periods ended June 30,
In thousands of USD	2021 (Restated)	2022
Staff cost
– Salaries, wages and other benefits	10,939	23,874
Share – based payment expenses	—	54,425
Amortization
– intangible assets	94	29
Depreciation
– mining machines	34,118	15,045
– property, plant and equipment	6,706	11,766
– right – of-use assets	2,384	2,411
Electricity cost in operating mining machines	25,746	59,354
Cost of mining machines and accessories sold	4,550	571
Consulting service fee	2,369	3,012
Tax and surcharge	241	2,261
Advertising expenses	368	416
Office expenses	962	1,333
Research and development technical service fees	740	526
Expense of low-value consumables	95	2,412
Expenses of variable payment lease	307	284
Expenses of short-term leases	351	316
Impairment loss of mining machines	106	—
Logistic fee	180	1,477

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
	Periods ended June 30,
In thousands of USD	2021 (Restated)	2022
Travel expenses	199	2,015
Insurance fee	368	2,091
Others	1,352	5,736
Total cost of revenue, selling, general and administrative and research and development expenses	92,175	189,354

(b)
Other operating income / (expenses)

	Periods ended June 30,
In thousands of USD	2021	2022
Net gain / (losses) on disposal of cryptocurrencies	16,413	(2,230)
Recognition of impairment loss of cryptocurrencies	(528)	(561)
Change in fair value of cryptocurrencies lent	(2,488)	—
Net loss on abandonment of mining machines	(36)	—
Others	910	—
Total	14,271	(2,791)

(c)
Other net gain / (loss)

	Periods ended June 30,
In thousands of USD	2021	2022
Gain on extinguishment of debt	881	—
Net gain / (losses) on disposal of property, plant and equipment	(45)	554
Government grants	35	19
Impairment loss of a pre-matured investment(1)	(2,025)	—
Others	(626)	557
Total	(1,780)	1,130

(1)
The Group signed a project investment agreement with a third party in April 2021 and made a payment of approximately $2 million. The project was later forfeited, and the Group is actively collecting the paid amount, which was impaired as of June 30, 2021 based on management’s estimate over the likelihood of collection at current stage.

(d)
Finance income / (expenses)

	Periods ended June 30,
In thousands of USD	2021	2022
Interest on lease liabilities	(383)	(1,132)
Cryptocurrency transaction service fee	(27)	(79)
Loss on foreign currency transactions	(59)	(3,903)
Interest income	942	777
Interest expense on bank loan	(3)	—
Interest expense on convertible debt	—	(1,374)
Others	(23)	(112)
Total	447	(5,823)

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
17.   SHARE-BASED PAYMENTS
In July 2021, the Board of Directors of the Group approved the adoption of the 2021 Share Incentive Plan (the “2021 Plan”) and granted a total of approximately 112,361,000, 11,104,000, and 12,730,000 share awards in January 2022, April 2022, and July 2022, respectively, to the designated recipients under the 2021 Plan. Each share award grants an option for the recipient to purchase one share of the Group’s ordinary shares at an exercise price of US$0.03 per share. The majority of the share awards vest from two to seven years and certain share awards vest immediately upon issuance. The recipient shall continue to provide services to the Group by each vesting date. All share awards granted expire on July 20, 2031. Part of share awards issued in July 2022 were granted to the designated recipients who begin providing services to satisfy the condition in advance of the grant date. The relevant expenses were recognized during the period between the service commencement date and the grant date, and the recognized expenses were trued up based on the fair value on July 1, 2022.
	Period ended June 30, 2022
	Number of options (‘000)	Average exercise price per share award (US$)	Average fair value per share award (US$)
As at January 1, 2022	1,097,852	0.03	0.23
Granted during the period	123,464	0.03	0.17
Forfeited	(14,672)	0.03	0.22
As at June 30, 2022	1,206,644	0.03	0.22
Vested and exercisable at June 30, 2022	397,948	0.03	0.22
The expense recognized for share awards during the six months ended June 30, 2021 and 2022 was approximately nil and US$54.4 million. The breakdown is as follows:
In thousands of USD	Period ended June 30, 2022
Cost of revenue	5,812
General and administrative expenses	29,256
Research and development expenses	14,906
Selling expenses	4,451
Total	54,425
The fair value of the share awards is estimated at the grant date using the binomial model with the assistance of an independent valuation specialist. The following table provides the inputs to the model used for determining the value of the grant for the six months ended June 30, 2022:
	At January 1, 2022	At April 1, 2022	At July 1, 2022
Dividend yield (%)	—	—	—
Expected volatility (%)	128%	123%	120%
Risk-free interest rate (%)	1.618%	2.415%	2.893%
Exercise multiple	2.20 – 2.80	2.20	2.20
The above inputs for the binomial model have been determined based on the following:
•
Dividend return is estimated by reference to the Group’s plan to distribute dividends in the near future. Currently, this is estimated to be zero as the Group plans to retain all profit for corporate expansion;

•
Expected volatility is estimated based on the daily close price volatility of a number of comparable companies to the Group;

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
•
Risk-free interest rate is based on the yield to maturity of U.S. treasury bills denominated in US$ at the option valuation date;

•
Exercise multiple is based on empirical research on typical share award exercise behavior.

18.   EQUITY
Issued share capital
The authorized share capital of the Group is US$50,000 divided into: (i) 497,354,466,516 ordinary shares with a par value of US$0.0000001 each, (ii) 461,033,549 Series A preferred Shares with a par value of US$0.0000001 each, (iii) 870,232,230 Series B preferred shares with a par value of US$0.0000001 each, and (iv)1,314,267,705 Series B+ preferred shares with a par value of US$0.0000001 each.
In August 2021, The Group divided the 497,354,466,516 ordinary shares into (i) 491,722,670,897 Class A ordinary shares, each with a par value of US$0.0000001 and 1 vote on all matters in any shareholders meeting of the Group and (ii) 5,631,795,619 Class B ordinary shares, each with a par value of US$0.0000001 and 10 votes on all matters in any shareholders meeting of the Group. All issued and outstanding Series A, Series B and Series B+ preferred shares remain the same and unchanged. In connection with the division of ordinary shares, the Group redesignated the 5,631,795,619 ordinary shares held by Victory Courage Limited, an entity controlled by the Chairman of the Board of Directors of the Group, as Class B ordinary shares, and the remaining outstanding ordinary shares held by various shareholders as Class A ordinary shares.
Each share of Class A ordinary shares, Series A preferred shares, Series B preferred shares and Series B+ preferred shares is granted 1 vote and each share of Class B ordinary shares is granted 10 votes. All classes of shares are entitled to dividend  Matrix Finance and Technologies Holding Group and rank pari passu except for voting rights.
	Class A Ordinary Shares	Amount in USD
At January 1, 2021, shares issued and outstanding	—	—
Share allotment upon Reorganization	10,016,592,322	1,002
At June 30, 2021, shares issued and outstanding	10,016,592,322	1,002
	Series A Preferred Shares	Amount in USD	Series B Preferred Shares	Amount in USD	Series B+ Preferred Shares	Amount in USD
At January 1, 2021, shares issued and outstanding	—	—	—	—	—	—
Share allotment upon Reorganization	461,033,549	46	870,232,230	87	1,314,267,705	131
At June 30, 2021, shares issued and outstanding	461,033,549	46	870,232,230	87	1,314,267,705	131
	Class A Ordinary Shares	Amount in USD	Class B Ordinary Shares	Amount in USD
At January 1, 2022, shares issued and outstanding	4,384,796,703	439	5,631,795,619	563
At June 30, 2022, shares issued and outstanding	4,384,796,703	439	5,631,795,619	563
	Series A Preferred Shares	Amount in USD	Series B Preferred Shares	Amount in USD	Series B+ Preferred Shares	Amount in USD
At January 1, 2022, shares issued and outstanding	461,033,549	46	870,232,230	87	1,314,267,705	131
At June 30, 2022, shares issued and outstanding	461,033,549	46	870,232,230	87	1,314,267,705	131

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The shares allotted to shareholders pursuant to the Reorganization was charged to reserve.
Reserves
The Group’s reserves include the following:
(i)
Share premium, which effectively represents the share subscription amount paid over the par value of the shares. The application of the share premium account is governed by Section 34 of the Companies Law, Cap. 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands as amended, supplemented or otherwise modified from time to time.

(ii)
Invested capital reclassified upon completion of the Reorganization.

(iii)
All foreign exchange differences arising from the translation of the financial statements of foreign operations excluding the effects resulted from the activities the Bitdeer Business conducted in direct and indirect subsidiaries of Bitmain and BTC, which were included in invested capital.

(iv)
The value of the conversion option of the equity component embedded in the convertible debt.

(v)
The accumulated share-based payment expenses.

Capital management
The Group’s primary objective in terms of managing capital is to safeguard the Group’s ability to continue as a going concern, so that it can continue to provide returns for shareholders and benefits for other stakeholders, mainly by pricing products and services commensurately with the level of risk.
The Group’s business and financial condition are highly correlated with the market price of cryptocurrencies. For the six months ended June 30, 2021 and 2022, the Group’s revenue is substantially generated from cryptocurrency-related operations. The Group has adopted various measures to minimize the risk associated with the fluctuation in the market price of cryptocurrencies, specifically, the Group has implemented an internal strategy requiring prompt conversion of all the cryptocurrencies received from ordinary operations into fiat currencies.
The Group actively and regularly reviews and manages its capital structure to maintain a balance between the higher shareholder returns that might be possible with higher levels of borrowings and the advantages and security afforded by a sound capital position.
The Group is not subject to externally imposed capital requirements.
19.   TAXATION
The subsidiaries of the Group incorporated in Cayman Islands and British Virgin Islands (“BVI”) are not subject to tax on income or capital gain. In addition, payments of dividends by the Group to their shareholders are not subject to withholding tax in Cayman Islands.
The subsidiaries of the Group incorporated in other countries are subject to income tax pursuant to the rules and regulations of their respective countries of incorporation.
The provisions for income taxes for the six months ended June 30, 2021 and 2022 are summarized as follows:
	Periods ended June 30,
In thousands of USD	2021	2022
Current income tax expense	10,945	6,132
Deferred income tax expense	15,647	1,843
Total	26,592	7,975

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Taxes on profits or losses for the interim period are accrued using the tax rates that would be applicable to expected total annual assessable profit or loss. The effective tax rate for the six months ended June 30, 2021 and 2022 was 18.9% and (46.3%), respectively.
Deferred tax assets as of December 31, 2021 and June 30, 2022 comprise of the following:
In thousands of USD	At December 31, 2021	At June 30, 2022
Deferred tax assets
Net operating losses	4,362	1,527
Share-based payments	—	2,111
Property, plant and equipment	260	268
Total deferred tax assets	4,622	3,906
Set-off of deferred tax positions relate to income taxes levied by the same tax authority	—	(2,111)
Deferred tax assets	4,622	1,795
Deferred tax liabilities
Property, plant and equipment	(7,547)	(8,674)
Set-off of deferred tax liabilities positions relate to income taxes levied by the same tax authority	—	2,111
Deferred tax liabilities	(7,547)	(6,563)
Net deferred tax assets / (liabilities)	(2,925)	(4,768)
The movements in the net deferred tax assets during the six months ended June 30, 2021 and 2022 are as follows:
In thousands of USD	January 1, 2021	Recognized in profit or loss	Charged to invested capital(1)	June 30, 2021
Tax losses carried forward	23,592	(17,190)	2,094	8,496
Accrued expenses	704	(704)	—	—
Property, plant and equipment	5,806	2,247	—	8,053
Net deferred tax assets	30,102	(15,647)	2,094	16,549
In thousands of USD	January 1, 2022	Recognized in profit or loss	Charged to invested capital(1)	June 30, 2022
Tax losses carried forward	4,362	(2,835)	—	1,527
Share-based payments	—	2,111	—	2,111
Property, plant and equipment	(7,287)	(1,119)	—	(8,406)
Net deferred tax liabilities	(2,925)	(1,843)	—	(4,768)

(1)
Deferred tax assets charged to invested capital is due to the Group recognizing deferred tax assets related to tax losses carried forward based on the tax losses available to the individual legal entities within the Group during the Carve-out Period, which creates differences between the income tax benefit or expense determined based on the operation results of the Bitdeer Business.

The Group has not recognized deductible temporary differences and a portion of the tax loss carryforward because the criteria for recognition (i.e. the probability of future taxable profits) were not met. The gross value of such unused tax losses and deductible temporary differences will expire as follows:

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Tax Jurisdiction	Amount in thousands of USD	Earliest year of expiration if not utilized
Singapore	147,509	Indefinitely
Hong Kong	4,821	Indefinitely
Total	152,330
20.   RELATED PARTY TRANSACTIONS
Compensation for key management and Board of Directors
	Periods ended June 30,
In thousands of USD	2021	2022
Salaries and other emoluments	1,043	6,723
Total	1,043	6,723
Balances and transactions with Bitmain and BTC
During the Carve-out Period, the Group and BTC were integrated into the group-wide operation directed by Bitmain before the completion of the Reorganization.
The activities between the Group and Bitmain and BTC before the completion date of the Reorganization were presented as related party transactions in the condensed combined and consolidated statements of operations and comprehensive income, cash flows and changes in invested capital and equity for six months ended on June 30, 2021. The invested capital represents Bitmain’s historical investment in the Group, the net effect of allocations from transactions with Bitmain and BTC, and the Group’s accumulated retained earnings.
Upon completion of the Reorganization, the Group started operating on a stand-alone basis and Bitmain and BTC no longer hold equity interest, exercise significant influence over, or act as an affiliate of the Group and its operations. As a result, Bitmain and BTC ceased to be related parties to the Group.
A reconciliation of deemed distribution to related parties to the corresponding amounts presented in the condensed combined and consolidated statement of cash flows for six months ended on June 30, 2021 is as follows:
In thousands of USD	Period ended June 30, 2021
Deemed distributions to related parties per the condensed combined and consolidated statements of changes in invested capital and equity	(29,311)
Corporate allocations	(2,167)
Net effect of attribution of the assets and liabilities from Bitmain’s business transferred to the Group during the Reorganization	20,535
Total deemed distributions to related parties per the condensed combined and consolidated statements of cash flows	(10,943)
Transactions with Bitmain and BTC before the completion date of the Reorganization were disclosed as below:
In thousands of USD	Period ended June 30, 2021
Revenue from Bitmain and BTC	73,522

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)
Revenue from Bitmain and BTC arise from the Group’s normal course of business, See Note 6.

Other related party balances and transactions
The followings set forth other significant related parties and their relationships with the Group:
Name of related parties	Relationship with the Group
Matrix Finance and Technologies Holding Group and its subsidiaries (“Matrixport Group”)	The Group’s controlling person is the co-founder and chairman of the board of directors of Matrixport Group and has significant influence over Matrixport Group.
Details of assets, liabilities and transactions with related party are as follows:
In thousands of USD	At December 31, 2021	At June 30, 2022
Due from related party
− Trade receivables	413	201
− Loans to a related party(2)	1,087	165
Total due from related party	1,500	366
Due to related party
− Other payables(1)	19	19
Total due to related party	19	19
	Periods ended June 30,
In thousands of USD	2021	2022
Provide service to a related party	—	1,377
Receive service from a related party	178	82
Interest earned from a related party	807	355
Return of wealth management product from a related party	—	283

(1)
Other payables represent the accrued service expense related to the custody and other services provided by Matrixport Group.

(2)
Loans to a related party represent unsecured, interest free loans made to Matrixport Group, these loans are due on demand.

During the six months ended June 30, 2021 and 2022, substantially all of the Group’s cryptocurrencies were held in custody by Matrixport Group and the Group’s disposal of cryptocurrencies, at spot price on the date of disposal, was primarily to Matrixport Group.
In February 2021, the Group signed a loan agreement with Matrixport Group, pursuant to which the Group agreed to grant a revolving line of credit with a maximum amount of US$20 million charged with an annual interest of 12.5% by the Group, each tranche of credit utilized shall be repaid within 60 days. The credit line has expired, and the loan has been fully repaid in June 2021. The Group received an interest of approximately US$0.8 million associated with the loan.
During the six months ended June 30, 2022, the Group made non-secured lending to, and purchased non-principal guaranteed wealth management products from Matrixport Group in cryptocurrencies. The summary of transactions is as follows:

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
	Type of cryptocurrency	Amount in thousands of cryptocurrencies	Date of purchase / lending	Date of redemption / collection	Effective annual yield of return / interest rate
Wealth management product – type A	USDT	80,000	January 14, 2022	March 27, 2022	1.00%
Loan	USDT	15,000	April 1, 2022	June 28, 2022	5.83%
Loan	USDC	5,000	April 1, 2022	June 28, 2022	7.00%
Wealth management product – type A	USDT	10,000	April 15, 2022	June 17, 2022	3.06%
Loan	USDC	30,000	May 13, 2022	May 20, 2022	15.00%
Wealth management product – type B	USDT	10,000	June 17, 2022	June 28, 2022	5.70%
Wealth management product – type B	USDT	50,000	June 20, 2022	June 28, 2022	5.92%
The Group purchased two types of wealth management products during the six months ended June 30, 2022. Wealth management product type A represents the Group’s units of interest in the underlying cryptocurrency trading account and the value of the units is based on the performance of the trading account. The Group has the right to redeem the units with Matrixport Group based on the value on the redemption date during certain days of each month. See Note 2(h) to the Annual Financial Statements regarding the accounting policy for cryptocurrency-denoted wealth management products.
Wealth management product type B represents the Group’s variable-interest cryptocurrency deposit at Matrixport Group. The deposit is not protected by any deposit insurance scheme and non-secured, and the Group may lose some or all of the amount deposited in extreme market conditions. Upon withdrawal, the Group receives the same type of cryptocurrency in the same quantity in principle plus additional interest returns. The deposit can be withdrawn on demand and is generally delivered to the Group within 72 hours. The nature of the wealth management product type B is, in essence, a cryptocurrency lending arrangement. See Note 2(h) to the Annual Financial Statements regarding the accounting policy for cryptocurrency lending arrangements.
The Group received interest income from the lending and return from the wealth management product in total amount of approximately US$0.4 million and US$0.3 million denoted in cryptocurrencies, respectively. As of December 31, 2021 and June 30, 2022, the balances of cryptocurrency receivables and embedded derivative were both nil. The change in fair value of the cryptocurrencies lent or invested, and the embedded derivative relating to the wealth management product type A are immaterial as the arrangements are short-term in nature and the quoted prices of USDT and USDC are relatively stable.
To facilitate the lending and wealth management products purchases, the Group purchased the aforementioned cryptocurrencies using approximately US$186 million. The total receipts from the collection of lending and redemption of wealth management products were disposed of by the Group for approximately US$191 million during the six months ended June 30, 2022.
21.   EARNINGS / (LOSS) PER SHARE
The calculation of basic earnings / (loss) per share is based on the profit or loss attributable to ordinary equity shareholders of the Group and the weighted average number of ordinary shares in issue for the six-month period ended June 30, 2021 and 2022.
Diluted earnings / (loss) per share is computed using the weighted average number of ordinary shares and dilutive potential ordinary shares outstanding during the respective periods.
As the Group incurred losses for the six months ended June 30, 2022, the potential ordinary shares related to the outstanding share awards and convertible debt were not included in the calculation of dilutive loss per share, as their inclusion would be anti-dilutive.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The following reflects the income and share data used in the basic and diluted earnings / (loss) per ordinary share computations:
	Periods ended June 30,
In thousands of USD, except for the per share data	2021	2022
Profit / (loss) attributable to ordinary equity shareholders of the Group	113,847	(25,194)
Weighted average number of ordinary shares outstanding (thousand shares)	12,662,126	12,662,126
Earnings / (loss) per share, basic and diluted (In USD)	0.01	(0.00)

(1)
Each share of Class A ordinary shares, Series A preferred shares, Series B preferred shares and Series B+ preferred shares is granted 1 vote and each share of Class B ordinary shares is granted 10 votes. All classes of shares are entitled to dividend and rank pari passu except for voting rights. They are included in the ordinary shares and the shareholders of these preferred shares are referred to as the ordinary equity shareholders in the context of notes and presentations of earnings per share.

22.   SUPPLEMENTAL CASH FLOW INFORMATION
The non-cash investing and financing activities are as follows:
	Periods ended June 30,
In thousands of USD	2021	2022
NON-CASH INVESTING AND FINANCING TRANSACTIONS
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	84	863
Cryptocurrencies paid on behalf of related parties	24,852	—
Payments for purchase of mining machines in form of cryptocurrencies	1,414	2,210
Liabilities assumed in connection with acquisition of property, plant and equipment	4,317	—
Lending made to a third party in form of cryptocurrencies . . . . . . . . . . . . . . . . . . . .	10,222	—
Lending made to related party in form of cryptocurrencies	—	50,025
Collection of lending from related party in form of cryptocurrencies	—	50,381
Purchase of wealth management products using cryptocurrencies	—	149,972
Redemption of wealth management products in form of cryptocurrencies	—	150,268
23.   SUBSEQUENT EVENTS
In July 2022, the Group signed loan agreements with the Matrixport Group, pursuant to which the Group agreed to grant loans in a total amount of 80 million denoted in USDC. The loans bear an effective annual interest rate of 5.10% and are due in September 2022.
In July 2022, the Group entered into a sale and purchase agreement with Worldwide VGS B.V. and Yves Charles Edgar Bouvier, the ultimate beneficial owner of Worldwide VGS B.V., pursuant to which the Group agreed to purchase the 100% equity interest of Asia Freeport Holdings Pte., Ltd. and its subsidiaries, which was previously controlled by Worldwide VGS B.V., and the sculpture “Cage Sans Frontieres” created by Ron Arad, which was previously owned by Yves Charles Edgar Bouvier. The total consideration of the purchase is cash of approximately SGD$7 million (approximately in US$5 million) and settlement of liabilities in the amount of approximately SGD$31 million (approximately in US$22 million). Asia Freeport Holdings Pte., Ltd. and its subsidiaries primarily engage in property leasing business.
In July 2022, the Group granted approximately 12,730,000 share awards to the designated recipients under the 2021 Plan. Each share award grants an option for the recipient to purchase one share of the Group’s

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
ordinary shares at an exercise price of $0.03 per share. The share awards vest in five years, and the recipient shall continue to provide services to the Group by each vesting date. The fair value per share of the granted share awards is US$0.08.
In July 2022, the Group invested US$20 million in a limited partnership as a limited partner. The Group also subscribed a certain number of preferred shares of a privately held company in the amount of US$1.5 million. The Group does not have control over either the limited partnership or the privately held company.
In October 2022, the Group granted 3,972,000 share awards to the designated recipients under the 2021 Plan. Each share award grants an option for the recipient to purchase one share of the Group’s ordinary shares at an exercise price of $0.03 per share. Substantially all of the share awards vest in five years, and the recipient shall continue to provide services to the Group by each vesting date. The Group is in the process of determining the per-share fair value of the share awards.
In October 2022, the Group signed a loan agreement with the Matrixport Group, pursuant to which the Group agreed to grant a loan of 20 million denoted in USDC. The loan bears an annual interest rate of 3.5% and is due in December 2022.
There were no other material subsequent events during the period from June 30, 2022 to the approval date of this Interim Financial Information on November 3, 2022.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Bitdeer Technologies Holding Company
Opinion on the Financial Statements
We have audited the accompanying combined and consolidated statements of financial position of Bitdeer Technologies Holding Company and its subsidiaries (the “Company”) as of December 31, 2021 and 2020, and the related combined and consolidated statements of operations and comprehensive income/(loss), changes in invested capital and equity, and cash flows for each of the three years in the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2021, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.
Restatement of the 2019, 2020 and 2021 Financial Statements
As discussed in Note 2(a) to the financial statements, the accompanying combined statements of operation and comprehensive income/(loss) for the years ended December 31, 2020 and 2019 and the accompanying combined and consolidated statements of cash flows for the years ended December 31, 2021, 2020 and 2019 have been restated to correct certain misstatements.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ MaloneBailey, LLP
www.malonebailey.com
We have served as the Company’s auditor since 2021.
Houston, Texas
May 25, 2022, except as to the restatement on cash flow presentation described in Note 2(a), as to which the date is November 3, 2022

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
COMBINED AND CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Amounts in tables are stated in thousands of U.S. Dollar)
	Note	December 31, 2020	December 31, 2021
ASSETS
Cash and cash equivalents	5	44,753	372,088
Cryptocurrencies	6	9,582	6,187
Trade receivables		419	8,238
Amounts due from related parties	17	611,029	1,500
Mining machines	8	64,800	46,469
Prepayments and other assets	7	14,876	35,887
Restricted cash	5	7,339	10,310
Right-of-use assets	10	18,168	58,941
Property, plant and equipment	9	52,158	102,617
Intangible assets		76	115
Deferred tax assets	16	30,102	4,622
TOTAL ASSETS		853,302	646,974
LIABILITIES
Trade payables		3,062	17,740
Other payables and accruals	12	6,953	17,258
Amounts due to related parties	17	662,948	19
Income tax payables		56	10,454
Deferred revenue		11,552	213,449
Borrowings	11	877	29,460
Lease liabilities	10	21,950	62,968
Deferred tax liabilities	16	—	7,547
TOTAL LIABILITIES		707,398	358,895
NET ASSETS		145,904	288,079
EQUITY
Invested capital	15	145,904	—
Share capital	15	—	1
Retained earnings	15	—	67,169
Reserves	15	—	220,909
TOTAL EQUITY		145,904	288,079
The accompanying notes form an integral part of these combined and consolidated financial statements.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME / (LOSS)
(Amounts in tables are stated in thousands of U.S. Dollar, except for per share data)
		Years ended December 31,
	Note	2019 (Restated)	2020 (Restated)	2021
Revenue	2(a), 2(p)	88,771	186,387	394,661
Cost of revenue	2(a), 13(a)	(98,839)	(209,564)	(153,255)
Gross profit / (loss)		(10,068)	(23,177)	241,406
Selling expenses	13(a)	(3,137)	(5,567)	(8,448)
General and administrative expenses	13(a)	(7,550)	(20,268)	(89,735)
Research and development expenses	13(a)	(4,746)	(9,790)	(29,501)
Other operating income / (expenses)	13(b)	(6,027)	(2,045)	14,625
Other net gain / (loss)	13(c)	230	(2,560)	2,483
Profit / (loss) from operations		(31,298)	(63,407)	130,830
Finance income / (expenses)	13(d)	468	(380)	59
Profit / (loss) before taxation		(30,830)	(63,787)	130,889
Income tax benefit / (expenses)	16	2,930	7,961	(48,246)
Profit / (loss) for the year		(27,900)	(55,826)	82,643
Other comprehensive income / (loss)
Profit / (loss) for the year		(27,900)	(55,826)	82,643
Other comprehensive income / (loss) for the year
Item that may be reclassified to profit or loss
– Exchange differences on translation of financial statements		(690)	905	(195)
Other comprehensive income / (loss) for the year, net of tax		(690)	905	(195)
Total comprehensive income / (loss) for the year		(28,590)	(54,921)	82,448
Earnings / (loss) per share
Basic	18	(0.00)	(0.00)	0.01
Diluted	18	(0.00)	(0.00)	0.01
Weighted average number of shares outstanding (thousand shares)
Basic	18	12,662,126	12,662,126	12,662,126
Diluted	18	12,662,126	12,662,126	12,977,177
The accompanying notes form an integral part of these combined and consolidated financial statements.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
COMBINED AND CONSOLIDATED STATEMENTS OF CHANGES IN
INVESTED CAPITAL AND EQUITY
(Amounts in tables are stated in thousands of U.S. Dollar)
	Note	Share Capital	Retained Earnings	Exchange Reserve	Other Reserve	Invested Capital	Total Equity
Balance at January 1, 2019		—	—	—	—	(61,910)	(61,910)
Loss for the year		—	—	—	—	(27,900)	(27,900)
Other comprehensive loss		—	—	—	—	(690)	(690)
Deemed contribution from related parties		—	—	—	—	28,882	28,882
Balance at December 31, 2019 and January 1, 2020		—	—	—	—	(61,618)	(61,618)
Loss for the year		—	—	—	—	(55,826)	(55,826)
Other comprehensive income		—	—	—	—	905	905
Capital contribution received from related party		—	—	—	—	420,000	420,000
Deemed distribution to related parties		—	—	—	—	(157,557)	(157,557)
Balance at December 31, 2020 and January 1, 2021		—	—	—	—	145,904	145,904
Profit for the year		—	67,169	—	—	15,474	82,643
Other comprehensive loss		—	—	(195)	—	—	(195)
Capital share allotment relating to the Reorganization		1	—	—	(1)	—	—
Share-based payments	14	—	—	—	88,355	—	88,355
Recognition of equity component of convertible debt	11	—	—	—	683	—	683
Deemed distribution to related parties		—	—	—	—	(29,311)	(29,311)
Reclassification of invested capital		—	—	—	132,067	(132,067)	—
Balance at December 31, 2021		1	67,169	(195)	221,104	—	288,079
The accompanying notes form an integral part of these combined and consolidated financial statements.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in tables are stated in thousands of U.S. Dollar)
	Years ended December 31,
	2019 (Restated)	2020 (Restated)	2021 (Restated)
Cash flows from operating activities
Profit / (loss) for the year	(27,900)	(55,826)	82,643
Adjustments for:
Revenues recognized on acceptance of cryptocurrencies	(81,331)	(170,228)	(333,668)
Depreciation and amortization	47,520	112,037	63,055
Share-based payment expenses	—	—	88,355
Loss / (gain) on disposal of property, plant and equipment and intangible assets	126	(66)	(56)
Loss on disposal of mining machines	2,451	2,984	36
Loss / (gain) on disposal of cryptocurrencies	3,700	(2,716)	(18,725)
Change in fair value of cryptocurrencies lent	—	—	3,735
Impairment charges	—	4,236	2,567
Loss / (gain) on foreign currency transactions	(394)	(618)	226
Gain on extinguishment of debt	—	—	(880)
Gain on settlement of balance with Bitmain	—	—	(4,468)
Loss on disposal of subsidiaries	—	—	8
Interest income	(1,165)	(419)	(2,947)
Interest expense on bank loan	—	6	3
Interest accretion on lease liabilities	955	817	1,217
Interest expense on convertible debt	—	—	1,223
Gain on lease modification	(363)	(6)	(205)
Income tax expenses / (benefit)	(2,930)	(7,961)	48,246
Changes in:
Restricted cash	(2,701)	(2,622)	(2,971)
Trade receivable	—	—	(13,258)
Prepayments and other assets	(2,396)	(5,381)	(4,070)
Mining machines held for sale	4,784	17,440	5,957
Amounts due from related parties	—	—	(413)
Trade payable	2,367	512	12,508
Deferred revenue	753	(2,151)	6,782
Amounts due to related parties	—	—	19
Other payables and accruals	(196)	1,670	12,667
Cash used in operating activities:	(56,720)	(108,292)	(52,414)
Interest paid on leases	(1,028)	(842)	(1,217)
Interest paid on loan	—	—	(1,080)
Interest received	1,147	340	2,202
Income taxes paid	(2)	(382)	(19)
Income tax refunded	—	—	62
Net cash used in operating activities	(56,603)	(109,176)	(52,466)
The accompanying notes form an integral part of these combined and consolidated financial statements.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in tables are stated in thousands of U.S. Dollar)
	Years ended December 31,
	2019 (Restated)	2020 (Restated)	2021 (Restated)
Cash flows from investing activities
Purchase of property, plant and equipment and intangible assets	(11,513)	(19,851)	(62,882)
Purchase of mining machines	(54,779)	(124,033)	(26,611)
Purchase of cryptocurrencies	—	—	(60,045)
Loans to related parties	(196,854)	(161,000)	(32,166)
Repayments from related parties	—	194,353	21,698
Proceeds from disposal of property, plant and equipment and intangible assets	117	159	877
Proceeds from disposal of cryptocurrencies	88,393	173,063	568,553
Proceeds from disposal of mining machines	—	51	—
Disposal of subsidiaries, net of cash disposed of	—	—	(14,855)
Net cash generated from / (used in) investing activities	(174,636)	62,742	394,569
Cash flows from financing activities
Proceeds from bank loan	—	871	—
Capital element of lease rentals paid	(2,919)	(4,517)	(4,181)
Capital contribution received from related party	—	420,000	—
Deemed contribution from / (distribution to) related parties	231,656	(394,772)	(10,943)
Repayments of borrowings from related parties	(2,325)	—	(29,302)
Proceeds from convertible debt	—	—	30,000
Borrowings from related parties	—	9,194	—
Net cash generated from / (used in) financing activities	226,412	30,776	(14,426)
Net (decrease) / increase in cash and cash equivalents	(4,827)	(15,658)	327,677
Cash and cash equivalents at January 1	65,286	59,826	44,753
Effect of movements in exchange rates on cash and cash equivalents held	(633)	585	(342)
Cash and cash equivalents at December 31	59,826	44,753	372,088
The accompanying notes form an integral part of these combined and consolidated financial statements.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
1.   ORGANIZATION
General information
Bitdeer Technologies Holding Company (the “Company” or “Bitdeer”) is a limited liability company incorporated in the Cayman Islands on November 18, 2020. The address of its registered office is 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands.
The Company does not conduct any substantive operations on its own but conducts its primary operations through its subsidiaries. The Company and its subsidiaries (together, the “Group”) are principally engaged in the following business activities:
•
Offering to its customers plan subscriptions, from which the customers receive computing service in quantity measured in hash rate and benefit from such service as a result of directing the computing service to mining pools and receiving cryptocurrency rewards (the “Cloud Hash Rate business”);

•
Using the Group’s mining machines to provide computing power to mining pools in exchange for cryptocurrency rewards (the “Proprietary Mining business”); and

•
Providing dynamic hosting solutions in the Group’s mining datacenters (the “Hosting business”, together with Cloud Hash Rate business and Proprietary Mining business, the “Bitdeer Business”).

Reorganization
Separation from Bitmain
For the years ended December 31, 2019 and 2020, and the period from January 1, 2021 to January 26, 2021, the Bitdeer Business and the mining pool business, including the ownership of and registration right to the domain name btc.com (the “BTC.com Pool Business” or “BTC”), were operated through a number of entities controlled by BitMain Technologies Holding Company (collectively with its subsidiaries, “Bitmain”). The Company was created to separate the Bitdeer Business and the BTC.com Pool Business following a corporate reorganization of Bitmain to effectuate the separation. The separation from Bitmain resulted in the transfer of certain assets, liabilities and contracts related to the Bitdeer Business and the BTC.com Pool Business at their historical book values from Bitmain to the Company on January 26, 2021, when Bitmain distributed by way of dividend in kind the shares of the Company to the then existing Bitmain shareholders and the Company and its subsidiaries began to operate on a stand-alone basis.
Separation of the BTC.com Pool Business
In February 2021, the Group established Blockchain Alliance Technologies Holding Company (“Blockchain Alliance”) to separate the BTC.com Pool Business following a corporate reorganization of the Group to effectuate the separation. The separation was consummated on April 15, 2021, when the Group distributed by way of dividend in kind the shares of Blockchain Alliance to the then existing shareholders of the Group.
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
a.   Basis of preparation
The accompanying combined and consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).
The combined and consolidated historical financial statements comprise the following financial information:

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
•
the combined financial position of the Bitdeer Business as of December 31, 2020 and the combined results of operations of the Bitdeer Business during the years ended December 31, 2019 and 2020, and the period from January 1, 2021 to April 15, 2021 (the “Carve-out Period”), which have been prepared on a carve-out basis; and

•
the consolidated financial position of the Group as of December 31, 2021 and the consolidated results of operations of the Group for the period from April 16, 2021 to December 31, 2021, which have been prepared on a consolidated basis (together, the “combined and consolidated financial statements”).

Preparing combined financial statements of Bitdeer Business on a carve-out basis
Pursuant to the Reorganization discussed in Note 1, the Group prepared the combined financial statements to capture the stand-alone Bitdeer Business, which has historically operated as part of Bitmain. The Group also excluded the assets, liabilities, operation results and cash flows of BTC.com Pool Business from its combined financial statements as a result of the Reorganization. The combined financial statements have not historically been prepared for the Bitdeer business.
In preparing the combined historical financial information, certain accounting conventions commonly used for the preparation of combined historical financial information have been applied. The term “combined financial statements” is used when referring to financial information prepared by aggregating financial statements of separate entities or components of groups that fail to meet the definition of a “group” under IFRS 10 Consolidated financial statements. A key assumption underlying the preparation of combined financial statements is that there is a binding element for the economic activities throughout the period presented. The combined financial statements of the Group have been prepared by aggregating the financial information of the Bitdeer Business that was bound together by common control but was not a legal group. Intra-group transactions and the balances and unrealized gains or losses have been eliminated in the preparation of the combined financial statements.
The combined financial statements of the Bitdeer Business are derived from the historical accounting records of Bitmain on the following basis:
(i)
The combined statements of financial position of the Bitdeer Business include all assets and liabilities that have been determined to be directly attributable to the Bitdeer Business. Certain assets and liabilities historically arising from Bitmain’s business (non Bitdeer Business) have been attributed to the combined financial statements as they were transferred to the Group during the Reorganization. The most significant of which were due from and due to Bitmain balances recorded under amounts due from related parties and amounts due to related parties in the combined and consolidated statements of financial position as of December 31, 2020. Transactions between the Bitdeer Business, Bitmain and BTC during the Carve-out Period were accounted for as related party transactions. Internal financing transactions, including equity transactions in the nature of internal financing, between the Bitdeer Business, Bitmain and BTC are included in the investing and financing activities and operating transactions between the Bitdeer Business, Bitmain and BTC are included in the operating activities in the combined and consolidated statements of cash flows.

(ii)
The combined statements of operations and comprehensive income / (loss) of the Bitdeer Business include all revenues and costs directly attributable to the Bitdeer Business. These include certain common operating and administrative expenses incurred by the Bitdeer Business in conjunction with other business operations of Bitmain and BTC, including financial, human resources, office administration and other support functions. These costs have been allocated on a basis considered reasonable by management using either specific identification or proportional allocations based on usage, headcount, or other reasonable methods of allocation. Income tax expense was estimated based on the statutory tax rate, adjusted as appropriate for

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
the effects of known non-taxable and non-deductible items reported in the combined statements of operations and comprehensive income / (loss) as described above. However, the combined financial statements of the Bitdeer Business may not reflect the actual costs that would have been incurred and may not be indicative of the Bitdeer Business’s combined results, financial position, and cash flows had it been operating on a separate, stand-alone basis during the periods presented.
(iii)
The Bitdeer Business did not comprise a separate legal entity or group of entities during the Carve-out Period. Therefore, it is not meaningful to present share capital or an analysis of reserves. The Group’s equity balance represented the excess or deficits of total assets over total liabilities and was presented as invested capital in the combined and consolidated statements of financial position. Changes in net assets attributed to the Group are presented separately in the combined and consolidated statement of changes in invested capital and equity through the line item “deemed contribution from / (distribution to) related parties”. Equity transactions reflecting the internal financing between Bitdeer Business, Bitmain and BTC are included in the financing activities, presented as deemed contribution from / (distribution to) related parties, in the combined and consolidated statements of cash flows.

Consolidation
Subsequent to the Carve-out Period, the Group’s financial information is prepared on a consolidated basis, for which the consolidation policies are described below.
Subsidiaries are all entities over which the Group has control. The Group controls an entity where the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power to direct the activities of the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date that control ceases.
Inter-company transactions, balances and unrealized gains on transactions between the Company and its subsidiaries are eliminated. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the transferred asset. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.
Restatement of financial statements
Presentation on the sale of mining machines
During 2021, the Group identified an error in presenting the revenue from the sale of the mining machine as the difference between the selling price and the remaining net book value of the associated mining machine under IAS 16 Property, plant and equipment. As the sale of mining machines represents contracts with customers in the Group’s ordinary course of business, the transactions should have been accounted for under IFRS 15 Revenue from contracts with customers. Revenue from the sale of mining machines should have been recognized at the amount of promised consideration to which the Group is expected to be entitled, and the cost of revenue should have been recognized at the net book value of the mining machines sold. See Note 2(p) for a detailed discussion on the revenue recognition policy associated with the sale of mining machines. The previously reported combined financial statements for the years ended December 31, 2019 and 2020 are restated to correct the above error.
Cash flow presentation on the disposal of cryptocurrencies earned from revenue arrangements
The Group restated the presentation of disposal of cryptocurrencies earned from revenue arrangements from operating activities to investing activities for the year ended December 31, 2021 as IAS 7 has indicated receipts from sales of intangible assets and debt investments are expected to be classified as investing activities. See Note 2(h) for the accounting policy related to the disposal of cryptocurrencies.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
The combined statements of cash flows for the years ended December 31, 2019 and 2020 have been presented consistently with current period’s presentation.
The effects of the above adjustments on the combined statements of operations and comprehensive income / (loss) for the years ended December 31, 2019 and 2020 and the combined and consolidated statements of cash flows for the years ended December 31, 2019, 2020 and 2021, are presented below. These adjustments did not have any impact on the net income / (loss) or the combined statement of financial position for the periods presented.
Restated combined and consolidated statements of operations and comprehensive income / (loss)
	2019	2019	2019
In thousands of USD	As previously reported	Effect of adjustment — sale of mining machines	As restated
Revenue	83,379	5,392	88,771
Cost of revenue	(93,447)	(5,392)	(98,839)
	2020	2020	2020
In thousands of USD	As previously reported	Effect of adjustment — sale of mining machines	As restated
Revenue	168,850	17,537	186,387
Cost of revenue	(192,027)	(17,537)	(209,564)
Restated combined and consolidated statements of cash flows
	2019	2019	2019
In thousands of USD	As previously reported	Effect of adjustment — sale of mining machines	As restated
Cash flows from operating activities	(62,332)	5,729	(56,603)
Cash flows from investing activities	(168,907)	(5,729)	(174,636)
	2020	2020	2020
In thousands of USD	As previously reported	Effect of adjustment — sale of mining machines	As restated
Cash flows from operating activities	(124,395)	15,219	(109,176)
Cash flows from investing activities	77,961	(15,219)	62,742
	2021	2021	2021
In thousands of USD	As previously reported	Effect of adjustment — disposal of cryptocurrencies	As restated
Cash flows from operating activities	454,656	(507,122)	(52,466)
Cash flows from investing activities	(112,553)	507,122	394,569
b.   Basis of accounting
The combined and consolidated financial statements, except for the combined and consolidated statements of cash flows, are prepared on the accrual basis. The measurement basis used is historical cost, except for certain accounts which are measured using the basis mentioned in the relevant notes herein.
The combined and consolidated statements of cash flows are prepared using the indirect method and present the changes in cash from operating, investing, and financing activities.
The combined and consolidated financial statements provide comparative information in respect of the previous period.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
c.   Foreign currency translation
Functional and presentation currency
Items included in the combined and consolidated financial statements of each of the Group’s subsidiaries are measured using the currency of the primary economic environment in which the subsidiary operates (the “functional currency”). The Group presents its combined and consolidated financial statements in United States Dollars (“USD”, “US$”, or “$”).
Transactions and balances
Foreign currency transactions during the year are translated at the foreign exchange rates ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated at the foreign exchange rates ruling at the end of the reporting period. Exchange gains and losses are recognized in profit or loss.
Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the foreign exchange rates ruling at the transaction dates. The transaction date is the date on which the Group initially recognizes such non-monetary assets or liabilities.
Foreign currency translation
The results and financial position of foreign operations that have a functional currency different from the presentation currency are translated into the presentation currency as follows:
•
assets and liabilities for each combined and consolidated statement of financial position presented are translated at the closing rate at the date of that balance sheet,

•
income and expenses for each combined and consolidated statement of operations and comprehensive income / (loss) are translated at average exchange rates, and

•
all resulting exchange differences are recognized in invested capital and reserves.

d.   Use of estimates and judgments
The preparation of financial statements in conformity with IFRSs requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.
The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.
Judgments made by management in the application of IFRSs that have significant effects on the financial statements and major sources of estimation uncertainty are discussed in Note 3.
The outbreak of the 2019 novel strain of coronavirus causing a contagious respiratory disease known as COVID-19, and the subsequent restrictive measures including social distancing, quarantine imposed by the governments around the world, and related travel and trade restrictions have caused disruption to businesses and resulted in significant global economic impacts. As at the date of this report, these impacts have not had a significant effect on the Group’s financial results or operations. However, as the impact of COVID-19 continues to evolve, including changes in government policy and business reactions thereto, if the Group’s staff are unable to work or travel due to illness or government restrictions, the Group may be

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
forced to reduce or suspend its construction and development activities. In addition, as the COVID-19 pandemic and mitigation measures have also negatively impacted global economic conditions, this, in turn, could adversely affect the Group’s business in the future. Due to the continually evolving nature of COVID-19, the management cannot reasonably estimate the effects that the COVID-19 pandemic could have on the Group in future periods and believes that any disturbance may be temporary. However, there is uncertainty about the length and potential impact of any resultant disturbance. As a result, the Group is unable to estimate the potential impact on its future operations as at the date of these financial statements.
e.   Related parties
A party is considered to be related to the Group if:
(a)
the party is a person or a close member of that person’s family and that person

i)
has control or joint control over the Group;

ii)
has significant influence over the Group; or

iii)
is a member of the key management personnel of the Group or a parent of the Group;

(b)
the party is an entity where any of the following conditions applies:

i)
the entity and the Group are members of the same Group;

ii)
one entity is an associate or joint venture of the other entity (or of a parent, subsidiary or fellow subsidiary of the other entity);

iii)
the entity and the Group are joint ventures of the same third party;

iv)
one entity is a joint venture of a third entity and the other entity is an associate of the third entity;

v)
the entity is a post-employment benefit plan for the benefit of employees of either the Group or an entity related to the Group;

vi)
the entity is controlled or jointly controlled by a person identified in (a);

vii)
a person identified in (a)(i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity); or

viii)
the entity, or any member of the Group of which it is a part, provides key management personnel services to the Group or the parent of the Group.

Close members of the family of a person are those family members who may be expected to influence, or be influenced by, that person in their dealings with the entity.
Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.
f.   Cash, cash equivalents and restricted cash
Cash and cash equivalents comprise cash in banks and on hand and short-term, highly liquid investments that are readily convertible into known amounts of cash which are subject to an insignificant risk of

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
changes in value and are within three months of maturity at acquisition. Cash and cash equivalents are assessed for expected credit losses. See further discussion regarding expected credit loss in Note 2(t).
The Group is required to hold a defined amount of cash as security under the terms of standby letters of credits arrangement. See further discussion in Note 5.
g.   Trade receivables
Trade receivables are recognized when the Group has an unconditional right to receive consideration. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due. Trade receivables are stated at amortized cost, less a loss allowance based on lifetime expected credit losses at each reporting date. See further discussion regarding expected credit loss in Note 2(t).
h.   Cryptocurrencies
Cryptocurrencies includes USD Coin (“USDC”) and cryptocurrencies other than USDC held in the Group’s cryptocurrency wallets.
USDC
USDC is accounted for as a financial instrument as one USDC can be redeemed for one U.S. dollar on demand from the issuer. USDC, classified as a debt investment, is measured at fair value through profit or loss.
Cryptocurrencies other than USDC
Cryptocurrencies other than USDC are, by their nature, identifiable non-monetary assets that lack physical substance. Future economic benefits attributable to these cryptocurrencies are expected to flow to the Group because these cryptocurrencies can be exchanged for fiat currencies. Furthermore, the cost of the Group’s cryptocurrencies other than USDC can be measured using the quoted price of such cryptocurrencies at the time the fair value is being measured.
The Group accounts for the cryptocurrencies other than USDC as intangible assets with indefinite useful lives in its combined and consolidated statements of financial position because, at the time of assessment, there is no foreseeable limit to the period over which such assets are expected to generate cash flows.
The Group further adopts the cost model to account for cryptocurrencies other than USDC and reviews their useful life and impairment at each reporting date in accordance with IAS 38 Intangible Assets. The Group accounts for cryptocurrencies other than USDC at cost, instead of revaluing these cryptocurrencies at their fair value on each accounting reference date, because the latter model is subject to inherent and substantial volatility in the value of these cryptocurrencies from time to time. In addition, the Group believes that the cost model better reflects the Group’s business model, as the Group is not engaged in the cryptocurrency trading business.
Gains or losses arising from the disposal of cryptocurrencies other than USDC are determined as the difference between the net disposal proceeds and the carrying amount of the assets. The Group recognizes realized gains or losses on the date of the disposal using the first-in-first-out method of accounting.
Cryptocurrency lending arrangements
The Group enters into arrangements with counterparties to lend cryptocurrencies on an unsecured basis. No collateral is held for the cryptocurrencies lent. Upon lending, the Group derecognizes the cryptocurrencies lent and concurrently recognizes cryptocurrency receivables which are measured at the fair value of the cryptocurrencies lent based on their respective quoted prices initially and subsequently on the measurement date and adjusted for expected credit losses. Any differences between the carrying

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
amount of the derecognized cryptocurrencies and the initial measurement of the cryptocurrency receivables, if applicable, and the change in fair value of the cryptocurrencies lent, are recognized in other operating income / (expenses) on the combined and consolidated statements of operations and comprehensive income / (loss). See further discussion regarding credit losses from cryptocurrency receivables in Note 2(t). Also refer to Note 17 for more information.
Cryptocurrency-denoted wealth management products
The Group enters into arrangements with the Matrixport Group, a related party, to purchase cryptocurrency-denoted wealth management products which represent units of interest in the underlying cryptocurrency trading account and the value of the units is based on the performance of the trading account managed by the Matrixport Group. The Group derecognizes the cryptocurrencies paid and concurrently recognizes a cryptocurrency receivable which gives rise to a variable return linked to the performance of the underlying trading account. The receivable contains an embedded derivative which is accounted for separately as an asset or liability based on the change in the fair value of the trading account. The cryptocurrency receivable is measured at the fair value of the cryptocurrencies invested based on their respective quoted prices on the measurement date and adjusted for expected credit losses. Any differences between the carrying amount of the derecognized cryptocurrencies and the initial measurement of the cryptocurrency receivables, if applicable, and the change in fair value of the cryptocurrencies invested, are recognized in other operating income / (expenses) on the combined and consolidated statements of operations and comprehensive income / (loss). See further discussion regarding credit losses from cryptocurrency receivables in Note 2(t). Also refer to Note 17 for more information.
The Group presents the revenue recognized on the acceptance of cryptocurrencies, which is a non-cash item, as an adjustment to remove the non-cash item for the cash flows from operating activities and the disposals of cryptocurrencies received in revenue arrangements are presented as cash flows from investing activities in the combined and consolidated statements of cash flows. The purchases and disposals of cryptocurrencies associated with investment or lending transactions are presented as investing activities in the combined and consolidated statements of cash flows.
i.   Prepaid expenses and other assets
Prepaid expenses represent prepayments made for operational purposes, such as prepaid utility fees and property management expenses. Prepaid expenses are amortized over their future beneficial periods using the straight-line method or at a point in time upon the Group’s receipt of the underlying goods or service.
Other assets generally consisted of deposits paid to various service providers, such as lessors and electricity vendors.
j.   Intangible assets
Intangible assets acquired by the Group are stated at cost less accumulated amortization (where the estimated useful life is finite) and impairment losses.
Amortization of intangible assets with finite useful lives is charged to profit or loss on a straight-line basis over the assets’ estimated useful life, which is the period over which an asset is expected to be available for use. The estimates and associated assumptions of useful life determined by the Group are based on technical or commercial obsolescence, legal or contractual limits on the use of the asset, and other relevant factors. The following intangible assets with finite useful lives are amortized from the date they are available for use and their estimated useful lives are as follows:
• Software	3 years
Both the period and method of amortization are reviewed annually.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
Intangible assets are not amortized while their useful lives are assessed to be indefinite. Any conclusion that the useful life of an intangible asset is indefinite is reviewed annually to determine whether events and circumstances continue to support the indefinite useful life assessment for that asset. If they do not, the change in the useful life assessment from indefinite to finite is accounted for prospectively from the date of change and in accordance with the policy for amortization of intangible assets with finite lives as set out above.
k.   Property, plant and equipment
Property, plant and equipment are measured at cost, less accumulated depreciation and impairment losses, if any.
Property, plant and equipment are recorded at purchase cost. Direct labor and other directly attributable costs incurred to construct new assets and upgrade existing assets are capitalized. Repairs and maintenance expenditures are recognized in the combined and consolidated statements of operations and comprehensive income / (loss) as incurred. Significant renewals and betterments are capitalized.
Property, plant and equipment are depreciated using the straight-line method based on the estimated useful lives of the assets as follows:
• Buildings	20 years
• Land	Unlimited
• Machinery	3 – 10 years
• Electronic equipment	3 – 7 years
• Leasehold improvements	3 years
Land acquired by the Group has an unlimited useful life and therefore is not depreciated.
The depreciation method, useful life and residual value of an asset are reviewed at least at each financial year-end and adjusted, if appropriate.
When assets are retired or otherwise disposed of, their cost and the related accumulated depreciation are derecognized from the combined and consolidated statements of financial position and the resulting gains or losses on the disposal or sale of the assets are recognized in the combined and consolidated statements of operations and comprehensive income / (loss).
An asset under construction is stated at cost until the construction is completed, at which time it is reclassified to the property, plant and equipment account to which it relates. During the construction period until the asset is ready for its intended use or sale, borrowing costs, which include interest expense and foreign currency exchange differences arising from foreign currency borrowings to the extent that they are regarded as an adjustment to interest expense, are capitalized in proportion to the average amount of accumulated expenditures during the period. Capitalization of borrowing costs ceases when the construction is completed, and the asset is ready for its intended use or sale.
l.   Mining machines
Mining machines refer to the electronic equipment designed for the sole purpose of completing complex mathematical functions to verify transactions on the blockchain. Mining machines are stated at cost less accumulated depreciation and impairment losses, if any. The Group estimated the useful lives of the mining machines to be one to two years. This estimate is primarily based on the historical measures of (i) the period when each mining machine is able to deliver expected performance and (ii) the frequency of technological advancement, which leads to a new generation of mining machines. The Group also estimates the residual value of the mining machines at the expected time of disposal, taking into consideration factors such as make and model. Depreciation is recorded on a straight-line basis over the

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
estimated useful lives. The depreciation method, useful life and residual value of the mining machines are reviewed at least at each financial year-end and adjusted, if appropriate.
The Group routinely sells used mining machines to customers. The net carrying values of the associated mining machines were reclassified as inventories when the Group identified such mining machines for sale and were recognized as cost of revenue on the combined and consolidated statements of operations and comprehensive income / (loss) upon the sale. See Note 2(p).
When mining machines are retired, their costs and the related accumulated depreciation are derecognized from the combined and consolidated statements of financial position and the resulting gains or losses on the disposal of the assets are recognized in the combined and consolidated statements of operations and comprehensive income / (loss).
m.   Leases
The Group accounts for leases under IFRS 16 Leases. At the inception of a contract, the Group assesses whether the contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.
At inception or on a reassessment of a contract that contains a lease component, the Group allocates the consideration in the contract to each lease and non-lease component on the basis of their relative stand-alone prices.
At the lease commencement date, the Group recognizes a right-of-use asset and a lease liability, except for short-term leases that have a lease term of 12 months or less and leases of low-value assets which, for the Group, are primarily vehicles. When the Group enters into a lease in respect of a low-value asset, the Group decides whether to capitalize the lease on a lease-by-lease basis. The lease payments associated with those leases which are not capitalized are recognized as an expense on a systematic basis over the lease term.
Where the lease is capitalized, the lease liability is initially recognized at the present value of the lease payments payable over the lease term, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, using a relevant incremental borrowing rate. After initial recognition, the lease liability is measured at amortized cost and interest expense is calculated using the effective interest method. Variable lease payments linked to the use of an underlying asset are excluded from the measurement of lease liabilities.
The right-of-use asset recognized when a lease is capitalized is initially measured at cost, which comprises the initial amount of the lease liability plus any lease payments made at or before the commencement date, and any initial direct costs incurred. The right-of-use asset is subsequently stated at cost less accumulated depreciation and impairment losses, if any. Right-of-use assets are subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the unexpired term of the lease. The estimated useful lives of right-of-use assets are determined on the same basis as those of property, plant and equipment.
The lease liability is remeasured when there is a change in future lease payments arising from a change in an index or rate, or there is a change in the Group’s estimate of the amount expected to be payable under a residual value guarantee, or there is a change arising from the reassessment of whether the Group will be reasonably certain to exercise a purchase, extension or termination option. When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.
n.   Trade payables and other payables and accruals
Trade payables are obligations to pay for goods and/or services that have been acquired from suppliers in the ordinary course of business. Other payables and accruals primarily represent obligations to pay staff costs, surtaxes and value-added tax, and other operating service providers.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
Trade payables and other payables and accruals are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method.
o.   Share-based payments
Employees (including senior executives and members of the board of directors) and certain service providers of the Company receive remuneration in the form of share-based payment transactions, whereby they render services as consideration for equity instruments (“equity-settled transactions”).
The cost of equity-settled transactions is measured by reference to the fair value at the date on which they are granted.
The cost of equity-settled transactions is recognized, together with a corresponding increase in equity, over the period in which the performance and/or service conditions are fulfilled, ending on the date on which the beneficiary becomes fully entitled to the equity-settled transactions (the “vesting date”). The cumulative expense recognized for equity-settled transactions at each reporting date until the vesting date reflects the extent to which the vesting period has expired and the Company’s best estimate of the number of equity-settled transactions that will ultimately vest which includes assumptions on the number of equity-settled transactions to be forfeited due to the grantees’ failing to fulfill the service condition, and forfeitures following the non-completion of performance conditions.
p.   Revenue recognition
The Group’s revenues are derived principally from the cloud hash rate arrangements, the proprietary mining arrangements, the cloud hosting arrangements, the sales of mining machines, and the general hosting arrangements.
Revenue is recognized when control over goods or services is transferred to the customer, at the amount of promised consideration to which the Group is expected to be entitled. Revenue excludes value-added tax (“VAT”) or other sales taxes and is after deduction of trade discount, if any.
Revenue is recognized applying the following five steps:
i)
Identify the contract with a customer;

ii)
Identify the performance obligations in the contract;

iii)
Determine the transaction price;

iv)
Allocate the transaction price to the performance obligations in the contract; and

v)
Recognize revenue when (or as) the Group satisfies a performance obligation.

For arrangements priced at fiat currency, the Group recognizes revenue based on the contract price. For arrangement priced at cryptocurrency, the Group recognizes revenue based on the spot price of the cryptocurrency to fiat currency on the date when it is earned.
When another party is involved in providing services to a customer, the Group is the principal if it controls the specified services before those services are transferred to the customer.
The primary sources of the Group’s revenues are recognized as follows:
Cloud Hash Rate
The Group enters into Cloud Hash Rate arrangements with its customers by offering hash rate subscription plans to provide computing power in a specified quantity, measured by computing power per second, or hash rate, derived from the mining machines held by the Group, for a specified period of time. The customer also needs to pay for electricity subscriptions, which are billed separately, to maintain

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
the mining machines that produce the subscribed hash rate over the contract period. The Group connects such computing power to a customer-designated mining pool under the instructions of the customer to simplify the customer’s mining experiences. As a result of directing the connection of such computing power to the mining pools, the customers are entitled to the mining rewards, which are directly transferred from mining pools to the customer-designated cryptocurrency wallets.
The Group offers a number of different hash rate subscription plans by plan duration and type of cryptocurrency to be mined. The Group offers electricity subscriptions in short durations and a customer needs to purchase electricity subscriptions multiple times to cover the duration of the hash rate subscription plan. The price of the electricity subscription is fixed at the commencement of each electricity subscription period but subject to adjustment from period to period. Both cryptocurrency and fiat currency are accepted as payments under the Cloud Hash Rate arrangements. Furthermore, the hash rate subscription plans are offered under two modes. Under the classic mode, the customer receives all of the mining rewards from the mining pool. Under the accelerator mode, the customer pays a relatively lower computing power subscription fee. In exchange, the Group is entitled to additional consideration once the customer’s cost is recovered.
The Group offers two promises under the Cloud Hash Rate arrangement. One is to provide a specified quantity of computing power during a period of time and the other is to provide maintenance services for computing power generation for a period of time. The two promises are highly interrelated and are not separately identifiable because the customers expect to receive the computing power as a combined output from the hash rate subscription plan and the electricity subscription plan. The two promises provide a series of distinct services, which are substantially the same and have the same pattern of transfer to the customer, over a period of time. As a result, the promises are treated as a single performance obligation satisfied over time.
The transaction price of the performance obligation includes the subscription prices for the hash rate subscription plans and the electricity subscription plans. As the price for the electricity subscription plans may change each electricity subscription period, the Group allocates the variable consideration to each electricity subscription period.
The control of the computing power has been transferred to the customers simultaneously as the customers consume the benefits from the computing power. The revenue is recognized over time where the consideration related to the hash rate subscription is recognized evenly over the contract term and the electricity subscription is allocated to and recognized evenly over each electricity subscription period.
For plans under the accelerator mode, besides the aforementioned subscription prices, the transaction price also includes the additional consideration once the customer’s cost is recovered. The additional consideration, which is variable, is determined as a percentage of a customer’s mining profit derived from the subscribed computing power and constrained until the mining pool operator finishes the calculation of the mining reward related to the mining activity in a given day. The Group includes such additional consideration in the transaction price and recognizes the revenue when the Group can reasonably calculate the amount and determine it is probable a significant reversal will not occur.
Proprietary Mining
The Group enters into contracts with mining pool operators to provide computing power generated from the Group’s own mining machines to the mining pools. The contracts with mining pool operators are terminable at any time by either party. In exchange for providing computing power to the mining pool, the Group is entitled to cryptocurrency rewards from the mining pool operators, which is a variable consideration calculated based on a predetermined formula agreed by the Group and the mining pool operator as a part of the arrangement. The variable consideration is constrained until the Group can reasonably estimate the amount of mining rewards by the end of a given day based on the actual amount of computing power provided to the mining pool operators. By then, the Group considers it is highly probable that a significant reversal in the amount of revenues will not occur and includes such variable

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
consideration in the transaction price. Providing computing power is an output of the Group’s ordinary activities and the only performance obligation in the Group’s contracts with mining pool operators. The Group recognizes the revenue when the variable consideration is no longer constrained and the performance obligation of providing computing power has been satisfied. Although the cryptocurrency rewards the mining pool operators receive from the blockchain networks include both the block rewards and the transaction verification fees, the transaction price the Group receives is an aggregate amount and primarily includes the block rewards. As a result, the Group does not present disaggregated revenue information on block rewards and transaction verification fees.
Cloud Hosting
The Group provides its customers, through subscription of Cloud Hosting orders, one-stop mining machines hosting solution which integrates the provision of computing power generated from specified second-hand mining machines and the provision of maintenance service, primarily including electricity supply and daily maintenance and repair care. The Group charges the customer an upfront fixed amount at the commencement of the Cloud Hosting arrangement for the customer to secure the procurement of the computing power from the specified mining machines, as well as the variable fees for the provision of maintenance service based on the consumption of resources such as electricity throughout the duration of the service. The Group historically only accepts cryptocurrency as payments for services under the Cloud Hosting arrangement.
The Cloud Hosting arrangements are offered under two modes. Under the classic mode, the customer receives all of the mining rewards from the mining pool. Under the accelerator mode, the customer is charged with a lower upfront amount and enjoys a quicker recovery of the costs. In exchange, the Group is entitled to additional consideration once a customer’s cost is recovered.
Two promises are offered under the Cloud Hosting arrangements. One is to provide the computing power generated from the specified mining machines and the other is to perform maintenance services over the life of the mining machines. The two promises are not separately identifiable because the customer expects to receive a steady operation of the mining machines specified in the Cloud Hosting order, which is a combined output of the provision of computing power from the specified mining machines and the provision of maintenance service of the specified mining machines. The two promises provide a series of distinct services, which are substantially the same and have the same pattern of transfer to the customer, over a period of time. As a result, the promises are treated as a single performance obligation satisfied over time.
The transaction price of the performance obligation includes an upfront fee paid upon placement of the Cloud Hosting order and periodical maintenance fees. The periodical maintenance fee is variable in each maintenance period based on the electricity consumption. The Group allocates the variable consideration to each distinct maintenance service period.
The revenue is recognized over time where the fixed upfront fee is recognized evenly over the contract term and the periodical maintenance fee is recognized over each respective service period. The contract term approximates to the life of the specified mining machines and is estimated to be two years. The estimated life of these mining machines is reviewed at least at each financial year-end and adjusted if the expectation of the realization of economic benefits from the specified mining machines is different from the previous estimate.
For plans under the accelerator mode, besides the aforementioned fees, the transaction price also includes the additional consideration once the customer’s cost is recovered. The additional consideration, which is variable, is determined as a percentage of a customer’s mining profit derived from the computing power of the specified mining machines and constrained until the mining pool operator finishes the calculation of the mining reward related to the mining activity in a given day. The Group includes such additional consideration in the transaction price and recognizes revenues when the Group can reasonably calculate

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NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
the amount and determine it is probable a significant reversal will not occur. For all the periods presented, no revenue was generated from the additional consideration from Cloud Hosting arrangements offered under the accelerator mode.
Sale of Mining Machines
The Group recognizes revenue from sales of mining machines to customers at the point in time when control of the mining machines is transferred to the customer, which generally occurs upon shipment of the mining machines as defined in the revenue contract. Sale of mining machine is the sole performance obligation in this type of arrangement. The Group accepts both cryptocurrency and fiat currency as payments for sales of mining machines.
General Hosting
The Group provides general hosting services, which is a combined service package including custody of the customers’ mining machines, electricity and network maintenance and other services, that enable customers to run blockchain computing operations. The customer is only able to benefit from the hosting service as a package and the Group has a single performance obligation. The hosting service fee is charged to the customer monthly as a single fee based on the customer’s consumption of resources, such as the amount of electricity used in a period. Revenue from the general hosting service is recognized across each service cycle. The Group accepts both cryptocurrency and fiat currency as payments for the hosting services.
Details of revenues for each category are as follows:
	Years ended December 31,
In thousands of USD	2019 (Restated)	2020 (Restated)	2021
Proprietary mining	37,471	88,493	191,693
Cloud hash rate
Hash rate subscription	18,678	31,389	53,952
Electricity subscription	24,821	45,242	35,113
Additional consideration from Cloud Hash Rate arrangements offered under accelerator mode	—	1,657	35,140
Sales of mining machines	7,507	15,844	45,693
Cloud hosting arrangements (2)	—	2,929	7,568
General hosting	—	—	18,312
Others (1)	294	833	7,190
Total revenues	88,771	186,387	394,661

(1)
Others include revenue generated primarily from providing management services and the sale of mining machine peripherals.

(2)
The Group did not generate any revenue from the additional consideration from Cloud Hosting arrangements offered under accelerator mode for the years ended December 31, 2020 and 2021.

For the years ended December 31, 2019, 2020, and 2021, the Group generates 78.73%, 51.47% and 1.49% of Proprietary Mining business revenue from Bitmain under the brand of AntPool, representing 33.23%, 24.44% and 0.72% of total revenue respectively, and 12.64%, 48.04% and 91.99% of Proprietary Mining business revenue from BTC, representing 5.34%, 22.81% and 44.68% of total revenue respectively. The Group did not have any other customer that accounts for 10% or more of total revenue in the years ended December 31, 2019, 2020 and 2021.

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NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
Contract assets and liabilities
A contract asset is recognized when the Group recognizes revenue before being unconditionally entitled to the consideration under the payment terms set out in the contract. Contract assets are assessed for expected credit losses and are reclassified to receivables when the right to the consideration has become unconditional. As of December 31, 2020 and 2021, the Group did not have any contract assets.
A contract liability is recognized when the customer pays consideration for goods or services before the Group recognizes the related revenue. A contract liability would also be recognized if the Group has an unconditional right to receive non-refundable consideration before the Group recognizes the related revenue. In such cases, a corresponding receivable would also be recognized. As of December 31, 2020 and 2021, the Group had contract liabilities, presented as deferred revenue on the combined and consolidated statements of financial position, of approximately US$11.6 million and US$213.4 million. Approximately US$0.2 million, US$10.3 million and US$11.1 million, included in the deferred revenue balance at January 1, 2019, 2020 and 2021, respectively, was recognized as revenue during the years ended December 31, 2019, 2020 and 2021.
q.   Cost of revenue
Cost of revenue consists primarily of electricity expenses incurred for operating the Group’s mining machines in its revenue-generating activities, depreciation expense from the mining machines and datacenters hosting those mining machines, costs of mining machines sold to customers, and compensation expenses incurred by mining datacenter personnel.
r.   Taxes
Income tax
Current and deferred income taxes are recognized as income or expense and included in the combined and consolidated statements of operations and comprehensive income / (loss), except to the extent that the income tax relates to items recognized in comprehensive income / (loss) or directly in equity, in which case the relevant amounts of tax are recognized in comprehensive income / (loss) or directly in equity, respectively.
Current income tax assets and liabilities are measured at the amounts expected to be recovered or paid by using the tax rates and tax laws that have been enacted or substantively enacted at each reporting date. Management periodically evaluates positions taken in the tax reporting process with respect to situations in which applicable tax regulation is subject to interpretation. Where appropriate, management establishes provisions based on the amounts expected to be paid to the tax authorities.
Deferred tax
Deferred tax assets and liabilities arise from deductible and taxable temporary differences respectively, being the differences between the carrying amounts of assets and liabilities for financial reporting purposes and their tax bases. Deferred tax assets also arise from unused tax losses and unused tax credits.
Apart from the temporary differences arising from goodwill not deductible for tax purposes, all deferred tax liabilities, and all deferred tax assets to the extent that it is probable that future taxable profits will be available against which the asset can be utilized, are recognized. Deferred tax assets and liabilities are measured using enacted or substantively enacted tax rates and tax laws at each reporting date which are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.
The carrying amount of deferred tax assets is reviewed at each reporting date and reduced if it is no longer probable that sufficient taxable profit will be available to compensate part or all of the benefits of deferred tax assets. Unrecognized deferred tax assets are re-assessed at each reporting date and recognized

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NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
if it is probable that future taxable profits will be available for recovery. Tax deductions arising from the reversal of deferred tax assets are excluded from estimates of future taxable income.
Deferred taxes on transactions which are recognized outside profit or loss are recognized outside profit or loss. Therefore, deferred taxes on these transactions are recognized either in comprehensive income / (loss) or recognized directly in equity.
Deferred tax assets and liabilities are offset in the combined and consolidated statements of financial position, if and only if it has a legally enforceable right to set off current tax assets and liabilities and the deferred tax assets and liabilities relate to income taxes levied by the same Tax Authority on either the same taxable entity or different taxable entities which intend either to settle current tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax assets or liabilities are expected to be recovered or settled.
Uncertainty over income tax treatments
The Group determines the recognition and measurement of tax assets and liabilities that contain uncertainty over income tax by considering the assumptions used in the examination of tax treatments by the tax authorities, the probability that the tax authorities will accept uncertain tax treatment and re-consideration or estimation if there is a change in facts and circumstances.
If the acceptance of tax treatment is probable, the measurement is in line with income tax fillings. If the acceptance of tax treatment is not probable, the Group uses tax amounts using the method that provides a better prediction of resolution (i.e., most likely amount or expected value). Due to the complexity of some of these uncertainties, their ultimate resolution may result in payments that are materially different from current estimates. Any such differences will be reflected as adjustments to income tax expenses in the periods in which they are determined.
s.   Financial instruments
The Group adopted IFRS 9 Financial Instruments in the accounting of financial instruments. As of December 31, 2020 and 2021, all existing financial instruments are classified and measured at amortized cost, except for USDC, which is discussed in Note 2(h).
The Group’s financial assets, other than USDC, are carried at amortized cost using the effective interest method less provision for impairment. Gains and losses arising from the disposal, being the differences between the net sales proceeds and the carrying values, are recognized in the statements of operations and comprehensive income / (loss).
Financial assets are derecognized when the rights to receive cash flows from the assets have expired or the Group has transferred substantially all the risks and rewards of ownership of the assets.
The Group’s financial liabilities are classified and measured at amortized cost using the effective interest method.
Financial liabilities are derecognized when, and only when, the Group’s obligations are discharged, canceled or expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.
Financial assets and financial liabilities are offset, and the net amount is reported in the statement of financial position if there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the assets and settle the liabilities simultaneously.
Convertible debt
As disclosed in Note 11, in 2021, the Group issued a convertible debt that can be converted into ordinary shares of the Group at the option of the holder. The number of shares to be issued is fixed and does not

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
vary with changes in fair value. The Group accounts for the components of this compound financial instrument separately as a financial liability and an equity instrument. The liability component of the convertible debt is initially recognized at the fair value of a similar liability that does not have an equity conversion option. The equity component is initially recognized at the difference between the fair value of the convertible debt as a whole and the fair value of the liability component. Any directly attributable transaction costs are allocated to the liability and equity components in proportion to their initial carrying amounts. Subsequent to initial recognition, the liability component of the convertible debt is measured at amortized cost using the effective interest method. The equity component is not remeasured.
Interest related to the financial liability is recognized in profit or loss. Upon conversion, the financial liability is reclassified to equity and no gain or loss will be recognized.
t.   Credit losses and impairment of assets
(i)   Credit losses from financial instruments
The Group recognizes a loss allowance for expected credit losses (“ECL”) on financial assets, such as cash and cash equivalents, restricted cash and trade receivable, which are measured at amortized cost.
Measurement of ECLs
ECLs are a probability-weighted estimate of credit losses. Credit losses are measured as the present value of all expected cash shortfalls (i.e., the difference between the cash flows due to the Group in accordance with the contract and the cash flows that the Group expects to receive). The expected cash shortfalls are discounted using the following discount rates where the effect of discounting is material:
•
fixed-rate financial assets, trade and other receivables: effective interest rate determined at initial recognition or an approximation thereof;

•
variable-rate financial assets: current effective interest rate.

The maximum period considered when estimating ECLs is the maximum contractual period over which the Group is exposed to credit risk.
In measuring ECLs, the Group takes into account reasonable and supportable information that is available without undue cost or effort. This includes information about past events, current conditions and forecasts of future economic conditions.
ECLs are measured on either of the following bases:
•
12-month ECLs: these are losses that are expected to result from possible default events within the 12 months after the reporting date; and

•
lifetime ECLs: these are losses that are expected to result from all possible default events over the expected lives of the items to which the ECL model applies.

Loss allowances for trade receivables are always measured at an amount equal to lifetime ECLs. ECL on this type of financial asset is estimated using a provision matrix based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors and an assessment of both the current and forecast general economic conditions at the reporting date.
For all other financial instruments, the Group recognizes a loss allowance equal to 12-month ECLs unless there has been a significant increase in the credit risk of the financial instrument since initial recognition, in which case the loss allowance is measured at an amount equal to lifetime ECLs.
Significant increases in credit risk
In assessing whether the credit risk of a financial instrument has increased significantly since initial recognition, the Group compares the risk of a default occurring on the financial instrument assessed at

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
the reporting date with that assessed at the date of initial recognition. In making this reassessment, the Group considers that a default event occurs when the borrower is unlikely to pay its credit obligations to the Group in full and without recourse. The Group considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort.
In particular, the following information is taken into account when assessing whether credit risk has increased significantly since initial recognition:
•
failure to make payments of principal or interest on their contractually due dates;

•
an actual or expected significant deterioration in a financial instrument’s external or internal credit rating (if available);

•
an actual or expected significant deterioration in the operating results of the debtor; and

•
existing or forecast changes in the technological, market, economic or legal environment that have a significant adverse effect on the debtor’s ability to meet its obligation to the Group.

Depending on the nature of the financial instruments, the assessment of a significant increase in credit risk is performed on either an individual basis or a collective basis. When the assessment is performed on a collective basis, the financial instruments are grouped based on shared credit risk characteristics, such as past-due status and credit risk ratings.
ECLs are remeasured at each reporting date to reflect changes in the financial instrument’s credit risk since initial recognition. Any change in the ECL amount is recognized as an impairment gain or loss in profit or loss.
The Group recognizes an impairment gain or loss for all financial instruments with a corresponding adjustment to their carrying amount through a loss allowance account.
Impairment and write-off policy
At each reporting date, the Group assesses whether a financial asset is credit-impaired. A financial asset is credit-impaired when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred.
Evidence that a financial asset is credit-impaired includes the following observable events:
•
significant financial difficulties of the debtor;

•
a breach of contract, such as a default or delinquency in interest or principal payments;

•
is becoming probable that the borrower will enter into bankruptcy or other financial reorganization;

•
significant changes in the technological, market, economic or legal environment that have an adverse effect on the debtor; or

•
the disappearance of an active market for a security because of financial difficulties of the issuer.

The gross carrying amount of a financial asset is written off (either partially or in full) to the extent that there is no realistic prospect of recovery. This is generally the case when the Group determines that the debtor does not have assets or sources of income that could generate sufficient cash flows to repay the amounts subject to the write-off.
Subsequent recoveries of an asset that was previously written off are recognized as a reversal of impairment in profit or loss in the period in which the recovery occurs.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
(ii) Credit losses from cryptocurrency receivables
The Group recognizes an allowance for cryptocurrency receivables using the general expected credit losses model in manner a similar to the model and consideration used for assessing credit losses from financial instruments discussed above. Under this model, the Group calculates the allowance for credit losses by considering on a discounted basis, all expected shortfalls which are the difference between the quantity of cryptocurrency due to the Group in accordance with the contract and the quantity of cryptocurrency that the Group expects to receive, in various default scenarios for prescribed future periods and multiplying the shortfalls by the probability of each scenario occurring. The allowance on the financial asset is the sum of these probability-weighted outcomes.
The Group considers both internal and external, and quantitative and qualitative factors when estimating ECL for cryptocurrency receivables such as the creditworthiness of the counterparty, the result of the historical transactions with the counterparty, the business practice of the counterparty, regulatory development relating to the industry, liquidity of the underlying cryptocurrency, and the trend of the general economy.
The Group recognizes an impairment gain or loss for expected credit losses from cryptocurrency receivables with a corresponding adjustment to their carrying amount through a loss allowance account. Subsequent recoveries of cryptocurrency receivables previously written off are recognized as a reversal of impairment in profit or loss in the period in which the recovery occurs.
As of December 31, 2020 and 2021, the balance of cryptocurrency receivables was nil and no cryptocurrency receivable was past due. No allowance, write-offs or recoveries were recognized against the cryptocurrency receivables for the years ended December 31, 2019, 2020 and 2021.
(iii) Impairment of other assets
Internal and external sources of information are reviewed at the end of each reporting period to identify indications that the following assets may be impaired or, an impairment loss previously recognized no longer exists or may have decreased:
•
property, plant and equipment;

•
lease right-of-use assets;

•
intangible assets; and

•
cryptocurrency other than USDC.

If any such indication exists, the asset’s recoverable amount is estimated. In addition, for cryptocurrency other than USDC, the recoverable amount is estimated at each reporting date whether or not there is any indication of impairment.
•
Calculation of recoverable amount

The recoverable amount of an asset is the greater of its fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Where an asset does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the smallest group of assets that generates cash inflows independently (i.e., a cash-generating unit).
The recoverable amount of cryptocurrency other than USDC is based on the fair value less costs of disposal. The fair value of these cryptocurrencies is measured using the quoted price of the cryptocurrencies at the time the fair value is being measured.
•
Recognition of impairment losses

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
An impairment loss is recognized in profit or loss if the carrying amount of an asset, or the cash-generating unit to which it belongs, exceeds its recoverable amount. Impairment losses recognized in respect of cash-generating units are allocated first to reduce the carrying amount of any goodwill (if any) allocated to the cash-generating unit (or group of units) and then, to reduce the carrying amount of the other assets in the unit (or group of units) on a pro-rata basis, except that the carrying value of an asset will not be reduced below its individual fair value less costs of disposal (if measurable) or value in use (if determinable).
•
Reversals of impairment losses

An impairment loss is reversed if there has been a favorable change in the estimates used to determine the recoverable amount.
A reversal of an impairment loss is limited to the asset’s carrying amount that would have been determined had no impairment loss been recognized in prior years. Reversals of impairment losses are credited to profit or loss in the year in which the reversals are recognized.
u.   Provisions
Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. The timing or amount of the outflow may still be uncertain. Provisions are measured using the best estimate of the expenditure required to settle the present obligation at the end of the reporting period, taking into account risks and uncertainties associated with the obligation. Provisions are discounted where the time value of money is considered material.
v.   Segment information
Operating segments are identified on the basis of internal reports about components of the Group that are regularly reviewed by the chief operating decision maker in order to allocate resources to the segments and to assess their performances.
An operating segment is a component of an entity:
•
that engages in business activities from which it may earn revenues and incur expenses (including revenues and expenses relating to the transactions with other components of the same entity);

•
whose operating results are reviewed regularly by the entity’s chief operating decision maker to make decisions about resources to be allocated to the segments and assess its performance; and

•
for which discrete financial information is available.

The chief operating decision maker makes resource allocation decisions based on internal management functions and assesses the Group’s business performance as one integrated business instead of by separate business lines or geographical regions. Accordingly, the Group has only one operating segment and therefore, no segment information is presented.
Disaggregated revenue data by geographical region in terms of the customer’s location within the operating segment is as follows:

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
	Years ended December 31,
In thousands of USD	2019 (Restated)	2020 (Restated)	2021
Singapore	34,499	90,808	79,537
Asia, excluding Singapore	36,504	57,146	211,805
North America	9,468	24,063	75,559
Europe	6,377	7,755	15,487
Others	1,923	6,615	12,273
Total	88,771	186,387	394,661
Selected assets of mining machines, property plant and equipment, right-of-use assets and intangible assets by geographical region within the operating segment is as follows:
	At December 31,
	2020	2021
Singapore	914	7,481
North America	99,812	181,864
Europe	20,578	18,797
Asia, excluding Singapore	13,898	—
Total	135,202	208,142
w.   Earnings per share
Basic earnings per share is computed by dividing the income attributable to equity shareholders of the Group by the weighted average number of ordinary shares outstanding during the period.
Diluted earnings per share is computed by dividing the income attributable to equity shareholders of the Group by the weighted average number of ordinary shares outstanding during the period, after adjusting for the effects of the dilutive potential ordinary shares.
When calculating basic loss per share for the years ended December 31, 2019 and 2020, the denominator for the period prior to the Reorganization included the number of shares issued in the Reorganization, as if the Reorganization occurred prior to or as of January 1, 2019.
x.   Initial application of new or amended standards during the reporting periods
As from January 1, 2021, the Group adopted the following recently issued or amended standards. These new standards are not expected to have any significant impact on the Group’s financial statements:
Standard/Interpretation	Application Date of Standard	Application Date for the Group
Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16, Interest Rate Benchmark Reform – Phase 2	January 1, 2021	January 1, 2021
Amendment to IFRS 16, Covid-19-Related Rent Concessions beyond June 30, 2021	April 1, 2021	April 1, 2021
y.   New standards and interpretations not yet adopted
Up to the date of issue of these financial statements, the IASB has issued a number of amendments and a new standard, IFRS 17, Insurance contracts, which are not yet effective for the year ended December 31, 2021 and which have not been adopted in these financial statements.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
Standard/Interpretation	Application Date for the Group
Amendments to IFRS 1, Subsidiary as a First-time Adopter	January 1, 2022
Amendments to IFRS 9, Derecognition of Financial Liabilities	January 1, 2022
Amendments to IFRS 3, Reference to the Conceptual Framework	January 1, 2022
Amendments to IAS 16, Property, Plant and Equipment: Proceeds before Intended Use	January 1, 2022
Amendments to IAS 37, Onerous Contracts – Cost of Fulfilling a Contract	January 1, 2022
IFRS 17, Insurance Contracts and Amendments to Address Concerns and Implementation Challenges	January 1, 2023
Amendments to IAS 1, Classification of Liabilities as Current or Non-current and Disclosure of Accounting Policies	January 1, 2023
Amendments to IAS 1, Making Materiality Judgment	January 1, 2023
Amendments to IAS 1 and IFRS Practice Statement 2, Disclosure of Accounting Policies	January 1, 2023
Amendments to IAS 8, Definition of Accounting Estimates	January 1, 2023
Amendments to IAS 12, Deferred Tax related to Assets and Liabilities arising from a Single Transaction	January 1, 2023
Initial Application of IFRS 17 and IFRS 9 – Comparative Information	January 1, 2023
The Group is in the process of making an assessment of what the impact of these new and amended standards and interpretations would be in the period of initial application. So far, the Group has concluded that the adoption of these standards and interpretations is unlikely to have a significant impact on the Group’s financial position.
3.   USE OF JUDGMENTS AND ESTIMATES
Estimates and judgments are continuously evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.
The Group makes estimates and assumptions concerning the future. The resulting accounting estimates may not be equal to the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.
Depreciation of mining machines
Depreciation on the Group’s mining machines is calculated using the straight-line method to allocate costs up to residual values over the estimated useful lives of the assets. The Group reviews the useful lives and residual values at least at each financial year-end and adjusted, if appropriate, to ensure that the method and rates of depreciation are consistent with the expected pattern of realization of economic benefits from mining machines. The Group estimates the useful lives of mining machines based on historical experience, taking into account anticipated technological changes. If there are significant changes from previously estimated useful lives, the amount of depreciation expenses may change.
The useful life of mining machines is changed from one year to one to two years as a result of the review conducted in July 2021. The impact of the change in useful life is an increase in the profit before income tax in 2021 for an amount of approximately US$12 million.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
Cryptocurrency accounting
The cryptocurrency market is still a new market and is highly volatile and historical prices are not necessarily indicative of future value. A significant change in the market prices for cryptocurrencies would have a significant impact on the Group’s earnings and financial position.
If circumstances indicate that the carrying amount of cryptocurrencies other than USDC may not be recoverable, the assets may be considered “impaired”, and an impairment loss may be recognized in accordance with the accounting policy for impairment of cryptocurrencies other than USDC as described in Note 2(t).
When such a decline has occurred, the carrying amount is reduced to the recoverable amount. The recoverable amount is based on the fair value less costs of disposal. Furthermore, for USDC, the carrying balance of USDC at the date of the combined and consolidated statements of financial position is adjusted to its fair value with changes recorded through profit or loss.
The fair value of the cryptocurrencies is measured at quoted price at the time the fair value of cryptocurrencies is being measured, which the Group considers to be predominantly a Level 1 fair value input under IFRS 13 Fair Value Measurement fair value hierarchy. The fair value measurement of the cryptocurrencies lent or invested and the embedded derivatives related to cryptocurrency lending arrangements and cryptocurrency-denoted wealth management product purchases are discussed in Note 4. Changes in these estimates could have a significant impact on the amount of the assets and could result in additional impairment charges or reversal of impairment and gain or loss from changes in fair value in future periods.
With respect to the cryptocurrency receivables recognized for the cryptocurrency lending or wealth management products, the Group evaluates the expected credit losses on such receivables by considering both internal and external, quantitative and qualitative factors and utilizing the general expected credit losses model as described in Note 2(t).
Revenue from the proprietary mining business
There is currently no specific definitive guidance in IFRS or alternative accounting frameworks for the accounting for the revenue from the proprietary mining business. The Group’s management has exercised significant judgment in determining appropriate accounting treatment for the recognition of revenue from the proprietary mining business. Management has examined various factors surrounding the substance of the Group’s operations, such as the reliability of the measurement of the cryptocurrencies received.
Income taxes
Income tax expense, deferred tax assets and liabilities, and reserves for uncertain tax positions reflect management’s best assessment of estimated future taxes to be paid. The Group is subject to income taxes in Singapore and numerous other jurisdictions. Significant judgments and estimates are required in determining the income tax expense.
In determining the current income tax provision, management assesses temporary differences resulting from differing treatments of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are recorded in the combined and consolidated statements of financial position. When management assesses deductible temporary differences, including those originating from tax losses carried forward, management must assess the probability that these will be recovered through adjustments to future taxable income. To the extent the management believes recovery is not probable, no deferred tax asset is recognized.
Forecasting future income requires the use of a significant amount of judgment. In estimating future income, management uses internal operating budgets and long-range planning projections. Management develops its budgets and long-range projections based on recent results, trends and economic and industry

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
forecasts influencing the Group’s performance. Significant changes in management’s judgment related to the expected realizability of deductible temporary differences result in an adjustment to the associated deferred tax asset.
The calculation of income tax expense involves dealing with uncertainties in the application of complex tax laws and regulations in numerous jurisdictions in which the Group operates. Management recognizes tax benefits related to uncertain tax positions when, in management’s judgment, it is more likely than not that such positions will be sustained on examination, including resolutions of any related appeals or litigation, based on the technical merits. Management adjusts liabilities for uncertain tax positions when its judgment changes as a result of new information previously unavailable. Due to the complexity of some of these uncertainties, their ultimate resolution may result in payments that are materially different from current estimates. Any such differences will be reflected as adjustments to income tax expenses in the periods in which they are determined.
Share-based payments
The determination of the fair value of the Group’s ordinary shares and the share awards granted under the 2021 Share Incentive Plan involves significant judgment and estimates. The Group determined the fair value of the share awards using the Binomial option valuation model. Estimates such as stock price, volatility of the Group’s ordinary shares, risk-free interest rate, exercise multiple and the expected dividend yield were used in the valuation model.
The Group determined the fair value of the Group’s ordinary shares, or the stock price, used in the determination of the fair value of the share awards, using the discounted cash flow model. Estimates such as the Group’s stage of development, financial condition and operating results, general market conditions and the lack of marketability of the Group’s ordinary shares were used in the valuation model.
The fair value of the Group’s ordinary shares and the share awards were determined by the Group with the assistance of an independent third-party valuation firm.
4.   FINANCIAL RISK MANAGEMENT AND FAIR VALUES OF FINANCIAL INSTRUMENTS
Financial risk factors
The Group is exposed to various market risks including cryptocurrency risk, interest rate risk, investment risk and foreign currency risk, as well as credit risk and liquidity risk. The Group has designed and implemented various risk management strategies, discussed further below, to ensure the exposure to these risks is consistent with its risk tolerance and business objectives.
a.
Market risk

i.
Cryptocurrency risk

The Group is exposed to cryptocurrency risk as it yields cryptocurrencies from certain revenue arrangements. The Group recognizes revenue based on the spot fair value of cryptocurrencies on the day they are earned, but the value of the cryptocurrencies is subject to change on the date they are disposed of for fiat currency.
Cryptocurrency prices are affected by various forces including global supply and demand, interest rates, exchange rates, inflation or deflation and the global political and economic conditions. The profitability of the Group is highly correlated to the current and future market price of cryptocurrencies and a decline in the market prices for cryptocurrencies could negatively impact the Group’s future operations. In addition, the Group may not be able to liquidate its holdings of cryptocurrencies at its desired price if required, or, in extreme market conditions, the Group may not be able to liquidate its holdings of cryptocurrencies at all.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
Cryptocurrencies have a limited history, and the fair value of cryptocurrencies has been very volatile. The historical performance of cryptocurrencies is not indicative of their future price performance. The Group’s cryptocurrencies currently primarily consist of bitcoin. The Group currently does not use any derivative contracts to hedge its exposure to cryptocurrency risk, but management closely monitors the impact of the mainstream cryptocurrency exchange market on the change of exchange rates from cryptocurrency to fiat currency. The Group limits its exposure to the cryptocurrency risk by including in its operation strategy to dispose of the cryptocurrencies for fiat currency shortly after they are earned.
ii.
Interest rate risk

The Group’s interest rate risk is primarily attributable to bank deposits, restricted cash and borrowings. Bank deposits, restricted cash and borrowings at variable rates and fixed rates expose the Group to cash flow interest rate risk and fair value interest rate risk respectively. Management closely monitors the fluctuation of such rates periodically.
iii.
Investment risk

The Group is exposed to investment risk from investment transactions such as the purchase of cryptocurrency-denoted wealth management products. These products are not principal-guaranteed, and the Group may suffer material loss from such investments. The Group monitors its investments closely and limits its exposure to the investment risk by including in its operation strategy the requirements to invest only in robust wealth management products and the investments need to be redeemed within the same fiscal quarter.
iv.
Foreign currency risk

The Group is exposed to foreign currency risk as it conducts transactions which give rise to payables and cash balances that are denominated in foreign currencies and the fair value or future cash flows of the Group’s financial instrument may fluctuate due to movement in foreign exchange rates of these foreign currencies. The volatility of exchange rates depends on many factors that the Group is not able to accurately forecast. Management is closely monitoring the Group’s exposure to currency risk and seeks to minimize its exposure to such risk. The Group was not exposed to material foreign currency risk during the years ended December 31, 2019, 2020 and 2021.
b.
Credit risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in a financial loss to the Group. Credit risk arises mainly from cash deposited in the banks, cryptocurrencies held in custody, cryptocurrency lending transactions and cryptocurrency-denoted wealth management product purchases.
To manage risk arising from cash, cash equivalents and restricted cash, the Group only transacts with reputable financial institutions. There has been no recent history of default in relation to these financial institutions.
For the years ended December 31, 2019, 2020 and 2021, substantially all of the Group’s cryptocurrencies are stored in wallets held in the custody of Matrix Finance and Technologies Holding Company (“Matrixport Group”), a related party. To limit exposure to credit risk relating to cryptocurrencies under custody, the Group evaluates the system security design of the custody service provider and regularly reviews the exposure of cryptocurrencies held in custody. The Group has further implemented internal controls to ensure the appropriate access to the cryptocurrencies under custody and adopted the operating strategy of disposing of the cryptocurrency for fiat currency shortly after they are earned. The Group expects that there is no significant credit risk from non-performance by Matrixport Group.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
However, bitcoin and other blockchain-based cryptocurrencies have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. A successful security breach or cyberattack could result in a partial or total loss of the Group’s cryptocurrencies and such a loss could have a material adverse effect on the Group’s financial condition and results of operations.
The Group also has credit exposure to cryptocurrency lending transactions and cryptocurrency-denoted wealth management product purchases. The Group assesses such credit risk both at contract inception and each quarter or in shorter interval by considering the past collection experience and any indications that the corresponding amount may not be fully collected. To manage such exposure, the Group continuously monitors the relevant factors, such as the liquidity of the underlying cryptocurrencies, negative report related to the counterparty, and deals only with creditworthy counterparties and includes in its operation strategy that the lending needs to be collected, and the wealth management products need to be redeemed within the same fiscal quarter. Currently, the Group only conducts such transactions with the Matrixport Group. The Group had never experienced credit losses and has no existing exposures to such credit risk as of each end date of the combined and consolidated statement of financial position. Consequently, credit exposure to these transactions is not considered material.
c.
Liquidity risk

Liquidity risk arises in situations where the Group has difficulties in fulfilling financial liabilities when they become due.
Prudent liquidity risk management implies maintaining sufficient cash in order to meet the Group’s financial obligations. The Group manages its liquidity risk by monitoring cash flow generated from operations and available borrowing capacity, and by managing the maturity profiles of its long-term loans.
The following is the maturity profile of the Group’s financial liabilities based on contractual undiscounted payments:
Capital risk management
	At December 31, 2020
In thousands of USD	Within 1 year or on-demand	More than 1 year but less than 2 years	More than 2 years but less than 5 years	More than 5 years	Total	Carrying amount at December 31
Trade payables	3,062	—	—	—	3,062	3,062
Other payables and accruals	6,953	—	—	—	6,953	6,953
Amounts due to related parties	662,948	—	—	—	662,948	662,948
Borrowings	—	877	—	—	877	877
Lease liabilities	5,771	5,530	12,407	—	23,708	21,950
	678,734	6,407	12,407	—	697,548	695,790

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
	At December 31, 2021
In thousands of USD	Within 1 year or on-demand	More than 1 year but less than 2 years	More than 2 years but less than 5 years	More than 5 years	Total	Carrying amount at December 31
Trade payables	17,740	—	—	—	17,740	17,740
Other payables and accruals	17,258	—	—	—	17,258	17,258
Amounts due to related party	19	—	—	—	19	19
Borrowings	—	29,460	—	—	29,460	29,460
Lease liabilities	5,489	5,516	16,275	53,254	80,534	62,968
	40,506	34,976	16,275	53,254	145,011	127,445
The Group’s objectives when managing capital are:
•
To safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders

•
To support the Group’s stability and growth

•
To provide capital for the purpose of strengthening the Group’s risk management capability

In order to maintain or adjust the capital structure, the Group reviews and manages its capital structure actively and regularly to ensure optimal capital structure and shareholder returns, taking into account the future capital requirements of the Group and capital efficiency, prevailing and projected profitability, projected operating cash flows, projected capital expenditures and projected strategic investment opportunities.
Fair value measurement
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair values are estimated at a specific point in time, by discounting expected cash flows at rates for assets and liabilities of the same remaining maturities and conditions. These estimates are subjective in nature and involve uncertainties and significant judgment, and therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.
The Group uses the following hierarchy for determining and disclosing the fair value of financial instruments by valuation techniques:
•
Level 1 valuation: unadjusted quoted prices in active markets for identical assets or liabilities at the measurement date.

•
Level 2 valuation: inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly.

•
Level 3 valuation: fair value measured using significant unobservable inputs.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.
As of December 31, 2020 and 2021, substantially all of the Group’s financial assets and financial liabilities are carried at amortized costs and the carrying amounts approximate their fair values. USDC is measured at fair value using Level 1 inputs. During the year ended December 31, 2021, the fair value of the cryptocurrencies lent or invested is measured on a recurring basis at quoted price at the time the fair value of the underlying cryptocurrencies is being measured, which the Group considers to be a Level 1 fair value input. The fair value of the embedded derivative relating to the wealth management product is measured on a recurring basis by taking the net asset value provided by the counterparty, which the Group considers to be a Level 2 fair value input.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
5.   CASH, CASH EQUIVALENTS AND RESTRICTED CASH
The breakdown of cash and cash equivalents is as follows:
	At December 31,
In thousands of USD	2020	2021
US dollar	34,971	368,115
Singapore dollar	2,393	2,829
Chinese renminbi	6,927	37
Norwegian krone	459	1,104
Euro	3	3
Total cash and cash equivalents by currency	44,753	372,088
Restricted cash	7,339	10,310
Total restricted cash	7,339	10,310
The Group’s restricted cash primarily relates to the application of standby letters of credit. The Group has applied a total of three standby letters of credits (“SLCs”) from the Signature Bank and CTBC Bank associated with property leased and electricity service subscribed. The SLCs provide the beneficiaries, which are the service providers, the ability to draw from the banks for a designated maximum aggregate amount (the “Draw Amount”). The details of SLCs are as follows:
	At December 31,
	2020	2021
Draw Amount (In thousands of USD)	7,322	10,293
Range of expiration dates	August 2021 to June 2025	July 2022 to June 2025
The amount and expiration dates of the SLCs are amended, from time to time, by the Group and beneficiaries, as a result of the amendments to the associated service agreements. In connection with the issuance of the SLCs, the banks held the Group’s cash balance equal to the Draw Amount as security. As of December 31, 2020 and 2021, none was utilized by the beneficiaries from the standby letters of credits.
6.   CRYPTOCURRENCIES
As of December 31, 2020 and 2021, the Group’s cryptocurrencies consist of the following:
	At December 31,
In thousands of USD	2020	2021
Cryptocurrencies other than USDC	9,527	6,088
USDC	55	99
Total cryptocurrencies	9,582	6,187

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
The details of cryptocurrencies are as follows:
	At December 31,
In thousands of USD	2019	2020	2021
Cost:
Beginning balances	4,603	1,194	9,656
Additions	91,298	172,530	655,028
Cryptocurrencies received on behalf of related parties(1)	—	6,312	—
Cryptocurrencies paid on behalf of related parties(1)	—	—	(24,852)
Disposals	(92,391)	(170,380)	(562,894)
Loan to a third party(2)	—	—	(10,222)
Purchase of cryptocurrency-denoted wealth management product from a related party(3)	—	—	(30,004)
Loan to related parties(1)	(2,316)	—	(30,015)
Ending balances	1,194	9,656	6,697
Impairment:
Beginning balances	(405)	(107)	(74)
Additions	—	—	(436)
Disposals	298	33	—
Ending balances	(107)	(74)	(510)
Net book value:
Beginning balances	4,198	1,087	9,582
Ending balances	1,087	9,582	6,187
The supplemental information of cryptocurrencies other than USDC is as follows:
	At December 31,
In thousands of USD	2019	2020	2021
Cost:
Beginning balances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4,603	1,194	9,601
Additions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	91,298	172,475	575,730
Cryptocurrencies other than USDC received on behalf of related parties(1)	—	6,312	—
Cryptocurrencies other than USDC paid on behalf of related parties(1)	—	—	(24,852)
Disposals	(92,391)	(170,380)	(513,655)
Loan to a third party (2)	—	—	(10,222)
Purchase of cryptocurrency-denoted wealth management product from a related party (3).	—	—	(30,004)
Loan to related parties(1)	(2,316)	—	—
Ending balances	1,194	9,601	6,598
Impairment:
Beginning balances	(405)	(107)	(74)
Additions	—	—	(436)
Disposals	298	33	—
Ending balances	(107)	(74)	(510)
Net book value:
Beginning balances	4,198	1,087	9,527
Ending balances	1,087	9,527	6,088

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

(1)
Cryptocurrencies or cryptocurrencies other than USDC received and paid on behalf of related parties represent the net effect of cryptocurrencies or cryptocurrencies other than USDC transferred through the wallets held by the Group relating to transactions arising from Bitmain and BTC’s businesses during the Carve-out Period.

Loan to related parties for the year ended December 31, 2019 represents the net effect of internal transfers of cryptocurrencies or cryptocurrencies other than USDC between the Group, Bitmain and BTC during the Carve-out Period. The remaining balances associated with these transfers are reflected in amounts due from related parties and due to related parties as of December 31, 2019 and 2020.
Loan to related parties for the year ended December 31, 2021 represents a cryptocurrency loan made to the Matrixport Group, a related party. The loan was fully collected as of December 31, 2021 and the collections are included in the additions of cryptocurrencies above. See Note 17 for more information.
(2)
Represent an unsecured, interest-free cryptocurrency loan the Group made to a third party. The lending was collected in full as of December 31, 2021. The Group recorded approximately US$3,735,000 loss on change in fair value of cryptocurrencies lent for the year ended December 31, 2021.

(3)
Represent a cryptocurrency-denoted wealth management product purchased from the Matrixport Group, a related party. The wealth management product was fully redeemed as of December 31, 2021 and the redemptions are included in the additions of cryptocurrencies above. See Note 17 for more information.

The management’s estimates of impairment provision of cryptocurrencies other than USDC are made based on the current market prices of these cryptocurrencies as of each balance sheet date. Fluctuations in the market price of these cryptocurrencies after the balance sheet date is not considered in determining the provision for impairment of cryptocurrencies other than USDC.
7.   PREPAYMENTS AND OTHER ASSETS
The breakdown of prepayments and other assets is as follows:
	At December 31,
In thousands of USD	2020	2021
Prepayments to suppliers	5,840	14,450
Deposits	6,111	6,669
Deductible input value-added tax	2,019	760
Receivable from the disposed subsidiaries (1)	—	10,203
Others	906	3,805
Total	14,876	35,887

(1)
Represent balance due from two subsidiaries which the Group disposed of in December 2021. The receivables have been fully collected by March 2022.

During the years ended December 31, 2019, 2020 and 2021, the Group did not recognize any allowance for expected credit losses for prepayments and other assets.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
8.   MINING MACHINES
The details of mining machines are as follows:
In thousands of USD	Mining Machines
Cost:
At January 1, 2019	25,069
Additions	86,378
Disposals	(28,209)
Exchange adjustments	(1,756)
At December 31, 2019	81,482
Accumulated depreciation:
At January 1, 2019	(8,000)
Charge for the year	(39,641)
Disposals	14,568
Exchange adjustments	716
At December 31, 2019	(32,357)
Impairment:
At January 1, 2019	(6,765)
Disposals	6,406
Exchange adjustments	350
At December 31, 2019	(9)
Net book value:
At December 31, 2019	49,116
Cost:
At January 1, 2020	81,482
Additions	133,335
Disposals	(87,597)
Exchange adjustments	2,026
At December 31, 2020	129,246
Accumulated depreciation:
At January 1, 2020	(32,357)
Charge for the year	(98,136)
Disposals	67,113
Exchange adjustments	(1,066)
At December 31, 2020	(64,446)
Impairment:
At January 1, 2020	(9)
Disposals	9
At December 31, 2020	—
Net book value:
At December 31, 2020	64,800
Cost:
At January 1, 2021	129,246
Additions	31,645
Disposals	(37,998)
Exchange adjustments	243
At December 31, 2021	123,136
Accumulated depreciation:
At January 1, 2021	(64,446)
Charge for the year	(43,857)

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
In thousands of USD	Mining Machines
Disposals	32,005
Exchange adjustments	(263)
At December 31, 2021	(76,561)
Impairment:
At January 1, 2021	—
Additions(1)	(106)
At December 31, 2021	(106)
Net book value:
At December 31, 2021	46,469

(1)
Included in the cost of revenue

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
9.   PROPERTY, PLANT AND EQUIPMENT
The details of property, plant and equipment are as follows:
In thousands of USD	Construction in progress	Building	Land	Machinery	Electronic equipment	Leasehold improvements	Others	Total
Cost:
At January 1, 2019	24,297	4,885	484	—	950	7,550	766	38,932
Additions	11,620	166	—	9	180	32	63	12,070
Construction in progress transferred in	(23,321)	11,234	—	5,436	286	6,359	6	—
Disposals	—	(76)	—	—	(346)	(52)	(198)	(672)
At December 31, 2019	12,596	16,209	484	5,445	1,070	13,889	637	50,330
Accumulated depreciation:
At January 1, 2019	—	(29)	—	—	(153)	(508)	(226)	(916)
Charge for the year	—	(305)	—	(83)	(381)	(2,869)	(238)	(3,876)
Disposals	—	1	—	—	256	9	163	429
At December 31, 2019	—	(333)	—	(83)	(278)	(3,368)	(301)	(4,363)
Net book value:
At December 31, 2019	12,596	15,876	484	5,362	792	10,521	336	45,967
Cost:
At January 1, 2020	12,596	16,209	484	5,445	1,070	13,889	637	50,330
Additions	18,263	—	—	12	832	—	307	19,414
Construction in progress transferred in	(27,486)	6,354	—	3,858	895	15,195	1,184	—
Disposals	—	—	—	(172)	(755)	(158)	(132)	(1,217)
At December 31, 2020	3,373	22,563	484	9,143	2,042	28,926	1,996	68,527
Accumulated depreciation:
At January 1, 2020	—	(333)	—	(83)	(278)	(3,368)	(301)	(4,363)
Charge for the year	—	(955)	—	(1,115)	(546)	(7,177)	(305)	(10,098)
Disposals	—	—	—	5	121	127	50	303
At December 31, 2020	—	(1,288)	—	(1,193)	(703)	(10,418)	(556)	(14,158)
Impairment:
At January 1, 2020	—	—	—	—	—	—	—	—
Additions	(2,211)	—	—	—	—	—	—	(2,211)
At December 31, 2020	(2,211)	—	—	—	—	—	—	(2,211)
Net book value:
At December 31, 2020	1,162	21,275	484	7,950	1,339	18,508	1,440	52,158

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
In thousands of USD	Construction in progress	Building	Land	Machinery	Electronic equipment	Leasehold improvements	Others	Total
Cost:
At January 1, 2021	3,373	22,563	484	9,143	2,042	28,926	1,996	68,527
Additions	59,524	886	—	479	3,228	—	1,329	65,446
Construction in progress transferred in	(27,097)	—	—	6,133	936	19,646	382	—
Disposals	(2,211)	—	—	(21)	(871)	(147)	(185)	(3,435)
At December 31, 2021	33,589	23,449	484	15,734	5,335	48,425	3,522	130,538
Accumulated depreciation:
At January 1, 2021	—	(1,288)	—	(1,193)	(703)	(10,418)	(556)	(14,158)
Charge for the year	—	(1,100)	—	(1,235)	(793)	(10,805)	(501)	(14,434)
Disposals	—	—	—	1	462	112	96	671
At December 31, 2021	—	(2,388)	—	(2,427)	(1,034)	(21,111)	(961)	(27,921)
Impairment:
At January 1, 2021	(2,211)	—	—	—	—	—	—	(2,211)
Disposal	2,211	—	—	—	—	—	—	2,211
At December 31, 2021	—	—	—	—	—	—	—	—
Net book value:
At December 31, 2021	33,589	21,061	484	13,307	4,301	27,314	2,561	102,617
Construction in progress primarily represents the construction of mining datacenters.
For the years ended December 2019 and 2020, and the period from January 1, 2021 to January 26, 2021, approximately US$0.2 million, US$0.3 million and US$0.02 million of depreciation expense was allocated to Bitmain and included in changes in invested capital, respectively.
10.   LEASES
The Group occupies most of its office premises and certain mining datacenter under lease arrangements, which generally have an initial lease term between two to seven years. Lease contracts are typically made for fixed periods but may have extension options. The Group accounts for lease and non-lease components separately, where the non-lease component is charged to expenses as they incur. Any extension options in these leases have not been included in the lease liabilities unless the Group is reasonably certain to exercise the extension option. In addition, periods after termination options are only included in the lease term if the lease is reasonably certain not to be terminated. The Group does not have an option to purchase these leased assets at the expiration of the lease periods.
The combined and consolidated statements of financial position show the following amounts relating to the right-of-use assets and lease liabilities:
	At December 31,
In thousands of USD	2020	2021
Land and buildings	18,168	58,941
Total right-of-use assets	18,168	58,941
Addition to the right-of-use assets for the years ended December 31, 2019, 2020 and 2021 was approximately US$0.8 million, US$1.2 million and US$47.2 million, respectively.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
	At December 31,
In thousands of USD	2020	2021
Lease liabilities mature within 12 months	5,105	3,287
Lease liabilities mature over 12 months	16,845	59,681
Total lease liabilities	21,950	62,968
Amounts recognized in profit or loss:
	Years ended December 31,
In thousands of USD	2019	2020	2021
Depreciation expense of right-of-use assets	4,172	3,983	4,636
Gain on lease modification	(363)	(6)	(205)
Interest expense	955	817	1,217
Expenses relating to variable payment leases	—	—	610
Expenses relating to short-term leases	439	372	351
Total	5,203	5,166	6,609
The total cash outflow for leases, including the capital element of lease rentals paid and interests paid on leases for the years ended December 31, 2019, 2020 and 2021 was approximately US$3.9 million, US$5.4 million and US$5.4 million, respectively.
11.   BORROWINGS
Borrowings consist of the following:
	At December 31
In thousands of USD	2020	2021
Bank loans(i)	877	—
Convertible debt(ii)	—	29,460
Total	877	29,460

(i)
The Group borrowed approximately US$871,000 from Signature Bank under the Paycheck Protection Program in May 2020 to facilitate the Group’s US subsidiaries’ operation subject to the Coronavirus Aid, Relief, and Economic Security Act promulgated by the U.S. Department of Treasury (the “PPP Loan”). The PPP Loan is unsecured, bears an annual interest of 1%, and matures in May 2022.

The PPP Loan is subject to covenants, which, among others, require the Group to use proceed for only the payroll costs and payments on mortgage interest, rent, utilities and interest on other debt obligations, with at least 75% to be used for payroll costs.
The PPP Loan balance also includes interest payable arising from this loan of approximately US$6,000 as of December 31, 2020. In May 2021, the outstanding loan balance which includes approximately US$871,000 of principal and US$9,000 of accrued interest was forgiven by the Signature Bank as authorized by Section 1106 of the CARES Act.
(ii)
The Group issued a US$30 million promissory note on July 23, 2021. The promissory note is non-secured, bears an annual interest rate of 8%, matures on July 23, 2023 and provides the holder an option to convert all or any portion of the note into the Group’s ordinary shares at US$0.0632 per share at any time from the issuance of the note to the second anniversary of the date of issuance. Approximately US$683,000 was recognized as an equity component. The unamortized discount as of December 31, 2021 was approximately US$524,000.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
12.   OTHER PAYABLES AND ACCRUALS
Other payables and accruals consist of the following:
	At December 31,
In thousands of USD	2020	2021
Payables for surtaxes	5,325	8,184
Accrued operating expenses	1,061	2,108
Payables for staff-related costs	411	5,839
Payables for purchases of property, plant and equipment	156	—
Others	—	1,127
Total	6,953	17,258
All other payables and accruals are expected to be settled within one year or are repayable on demand.
13.   EXPENSES BY NATURE AND OTHER INCOME AND EXPENSES ITEMS
(a)   Expenses by nature
	Years ended December 31,
In thousands of USD	2019 (Restated)	2020 (Restated)	2021
Staff cost
− salaries, wages and other benefits	13,460	33,041	37,730
Share-based payments	—	—	88,355
Amortization
− intangible assets	23	111	146
Depreciation
− mining machines	39,641	98,136	43,857
− property, plant and equipment	3,684	9,807	14,416
− right-of-use assets	4,172	3,983	4,636
Electricity cost in operating mining machines	37,698	72,078	58,447
Cost of mining machines sold	5,392	17,537	5,978
Consulting service fee	1,665	1,039	8,787
Tax and surcharge	1,948	3,085	2,202
Advertising expenses	801	2,189	880
Office expenses	651	543	2,219
Research and development technical service fees	404	681	1,964
Expenses of low-value consumables	2,206	971	1,662
Expenses of variable payment lease	—	—	610
Expenses of short-term leases	439	372	351
Impairment loss of mining machines	—	—	106
Logistic expenses	1,002	339	1,391
Travel expenses	168	52	1,393
Insurance fee	377	459	983
Others	541	766	4,826
Total cost of revenue, selling, general and administrative and research and development expenses	114,272	245,189	280,939

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
(b)   Other operating income / (expenses)
	Years ended December 31,
In thousands of USD	2019	2020	2021
Net gain / (losses) on disposal of cryptocurrencies	(3,700)	2,716	18,725
Recognition of impairment loss of cryptocurrencies	—	—	(436)
Change in fair value of cryptocurrencies lent	—	—	(3,735)
Net loss on disposal of mining machines	(2,451)	(2,984)	(36)
Write-off of receivables from related parties(1)	—	(2,025)	—
Others	124	248	107
Total	(6,027)	(2,045)	14,625

(1)
In 2020, Bishkek Maker Cloud Technologies Co., Ltd. (“Bishkek”), an entity of the Bitdeer Business, waived a receivable of approximately US$2.0 million from one of the subsidiaries of Bitmain. Bishkek was disposed of in July 2021.

(c)   Other net gain /(loss)
	Years ended December 31,
In thousands of USD	2019	2020	2021
Loss on impairment of property, plant and equipment	—	(2,211)	—
Gain on extinguishment of debt	—	—	880
Net gain / (loss) on disposal of property, plant and equipment and intangible assets	(126)	66	56
Government grants	—	307	35
Impairment loss of a pre-matured investment	—	—	(2,025)
Net gain on settlement of balances with Bitmain	—	—	4,468
Others	356	(722)	(931)
Total	230	(2,560)	2,483
(d)   Finance income / (expenses)
	Years ended December 31,
In thousands of USD	2019	2020	2021
Interest on lease liabilities	(955)	(817)	(1,217)
Cryptocurrency transaction service fee	(19)	(458)	(109)
Gain / (loss) on foreign currency transactions	394	618	(226)
Interest income	1,165	419	2,947
Interest expenses on bank loan	—	(6)	(3)
Interest expense on convertible debt	—	—	(1,223)
Others	(117)	(136)	(110)
Total	468	(380)	59
14.   SHARE-BASED PAYMENTS
In July 2021, the Board of Directors of the Group approved the adoption of the 2021 Share Incentive Plan (the “2021 Plan”) granted a total of 1,097,852,000 share awards in two batches in August and

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
November 2021 to the designated recipients under the 2021 Plan. Each share award grants an option for the recipient to purchase one share of the Group’s ordinary shares at an exercise price of US$0.03 per share. The share awards vest in two to seven years, and the recipient shall continue to provide services to the Group by each vesting date. All share awards granted in 2021 expires on July 20, 2031.
The following table illustrates the number of shares and weighted average exercise prices of, and movements in, share awards:
	Year ended December 31, 2021
	Number of options (‘000)	Average exercise price per share option(US$)	Average fair value per share option(US$)
As at January 1, 2021	—	—	—
Granted during the year	1,097,852	0.03	0.23
As at December 31, 2021	1,097,852	0.03	0.23
Vested and exercisable at December 31, 2021	—	—	—
The expense recognized for share awards during the year ended December 31, 2021 was approximately US$88.4 million. The breakdown is as follows:
In thousands of USD	Year ended December 31, 2021
Cost of revenue	10,424
General and administrative expenses	54,458
Research and development expenses	18,246
Selling expenses	5,227
Total	88,355
The fair value of the share awards is estimated at the grant date using the binomial model with the assistance of an independent valuation specialist. The following table provides the inputs to the model used for determining the value of the grant for the year ended December 31, 2021:
	At August 1, 2021	At November 1, 2021
Dividend yield (%)	—	—
Expected volatility (%)	130.19%	130.23%
Risk-free interest rate (%)	1.24%	1.57%
Exercise multiple	2.20 – 2.80	2.20
The above inputs for the binomial model have been determined based on the following:
•
Dividend return is estimated by reference to the Group’s plan to distribute dividends in the near future. Currently, this is estimated to be zero as the Group plans to retain all profit for corporate expansion;

•
Expected volatility is estimated based on the daily close price volatility of a number of comparable companies to the Group;

•
Risk-free interest rate is based on the yield to maturity of U.S. treasury bills denominated in US$ at the option valuation date;

•
Exercise multiple is based on empirical research on typical share award exercise behavior.

15.   EQUITY
Invested capital
The combined and consolidated financial statements were prepared in accordance with principles described in Note 2. No share capital is presented for the 2019 and 2020 historical periods. Invested capital is

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
derived by aggregating the net assets of the Bitdeer Business’s direct and indirect subsidiaries and the net assets of the Bitdeer business activities conducted in direct and indirect subsidiaries of Bitmain as well as BTC. Invested capital also includes changes in reserve due to the effect of foreign currency translation adjustments and capital funding. For the year ended December 31, 2021, invested capital includes the net assets of the activities Bitdeer Business conducted in direct and indirect subsidiaries of Bitmain between January 1, 2021 and January 26, 2021, as well as BTC between January 1, 2021 and April 15, 2021. The balance of invested capital was reclassified to other reserve upon completion of the Reorganization.
Issued share capital
The authorized share capital of the Group is US$50,000 divided into: (i) 497,354,466,516 ordinary shares with a par value of US$0.0000001 each, (ii) 461,033,549 Series A preferred shares with a par value of US$0.0000001 each, (iii) 870,232,230 Series B preferred shares with a par value of US$0.0000001 each, and (iv)1,314,267,705 Series B+ preferred shares with a par value of US$0.0000001 each.
In August 2021, The Group divided the 497,354,466,516 ordinary shares into (i) 491,722,670,897 Class A ordinary shares, each with a par value of US$0.0000001 and 1 vote on all matters in any shareholders meeting of the Group and (ii) 5,631,795,619 Class B ordinary shares, each with a par value of US$0.0000001 and 10 votes on all matters in any shareholders meeting of the Group. All issued and outstanding Series A, Series B and Series B+ preferred shares remain the same and unchanged. In connection with the division of ordinary shares, the Group redesignated the 5,631,795,619 ordinary shares held by Victory Courage Limited, an entity controlled by the Chairman of the Board of Directors of the Group, as Class B ordinary shares, and the remaining outstanding ordinary shares held by various shareholders as Class A ordinary shares.
Each share of Class A ordinary shares, Series A preferred shares, Series B preferred shares and Series B+ preferred shares is granted 1 vote and each share of Class B ordinary shares is granted 10 votes. All classes of shares are entitled to dividend and rank pari passu except for voting rights.
	Class A Ordinary Shares	Amount in USD	Class B Ordinary Shares	Amount in USD
At January 1, 2021, shares issued and outstanding	—	—	—	—
Share allotment upon Reorganization	10,016,592,322	1,002	—	—
Redesignation of ordinary shares	(5,631,795,619)	(563)	5,631,795,619	563
At December 31, 2021, shares issued and outstanding	4,384,796,703	439	5,631,795,619	563
	Series A Preferred Shares	Amount in USD	Series B Preferred Shares	Amount in USD	Series B+ Preferred Shares	Amount in USD
At January 1, 2021, shares issued and outstanding	—	—	—	—	—	—
Share allotment upon Reorganization	461,033,549	46	870,232,230	87	1,314,267,705	131
At December 31, 2021, shares issued and outstanding	461,033,549	46	870,232,230	87	1,314,267,705	131
The shares allotted to shareholders pursuant to the Reorganization were charged to reserve.
Retained earnings
The Group’s retained earnings include the result of the Group’s operations for the year ended December 31, 2021 excluding the activities Bitdeer Business conducted in direct and indirect subsidiaries of Bitmain and BTC, which were included in invested capital as discussed above.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
Reserves
The Group’s reserves include the following:
(i)
Share premium, which effectively represents the share subscription amount paid over the par value of the shares. The application of the share premium account is governed by Section 34 of the Companies Law, Cap. 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands as amended, supplemented or otherwise modified from time to time.

(ii)
Invested capital reclassified upon completion of the Reorganization.

(iii)
All foreign exchange differences arising from the translation of the financial statements of foreign operations, excluding the effects resulting from the activities the Bitdeer Business conducted in direct and indirect subsidiaries of Bitmain and BTC, which were included in invested capital as discussed above.

(iv) The value of the conversion option of the equity component embedded in the convertible debt.
(v)
The accumulated share-based payment expenses.

Capital management
The Group’s primary objective in terms of managing capital is to safeguard the Group’s ability to continue as a going concern, so that it can continue to provide returns for shareholders and benefits for other stakeholders, mainly by pricing products and services commensurately with the level of risk.
The Group’s business and financial condition are highly correlated with the market price of cryptocurrencies. For the years ended December 31, 2019, 2020 and 2021, the Group’s revenue is substantially generated from cryptocurrency-related operations. The Group has adopted various measures to minimize the risk associated with the fluctuation in the market price of cryptocurrencies, specifically, the Group has implemented an internal strategy requiring prompt conversation of all the cryptocurrencies received from ordinary operations into fiat currencies.
The Group actively and regularly reviews and manages its capital structure to maintain a balance between the higher shareholder returns that might be possible with higher levels of borrowings and the advantages and security afforded by a sound capital position.
The Group is not subject to externally imposed capital requirements.
16.   TAXATION
The subsidiaries of the Group incorporated in the Cayman Islands and British Virgin Islands (“BVI”) are not subject to tax on income or capital gain. In addition, payments of dividends by the Group to its shareholders are not subject to withholding tax in the Cayman Islands.
The subsidiaries of the Group incorporated in other countries are subject to income tax pursuant to the rules and regulations of their respective countries of incorporation.
The provisions for income taxes for the years ended December 31, 2019, 2020 and 2021 are summarized as follows:
	Years ended December 31,
In thousands of USD	2019	2020	2021
Current income tax expenses	637	52	13,125
Deferred income tax (benefit) / expenses	(3,567)	(8,013)	35,121
Total	(2,930)	(7,961)	48,246

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
The reconciliation between the income tax benefit / (expenses) calculated by applying the applicable tax rate of 17% to the profit / (loss) before income tax and the net income tax benefit / (expenses) as shown in the statements of operations and comprehensive income / (loss) for the years ended December 31, 2019, 2020 and 2021 is as follows.
	Years ended December 31,
	2019	2020	2021
Statutory income tax rate	17.00%	17.00%	17.00%
Effect of expenses not deductible for tax purpose	(0.85)%	(0.35)%	11.99%
Effect of income tax difference under different tax jurisdictions	4.55%	2.55%	5.64%
Effect of tax losses not recognized in deferred tax assets	(12.83)%	(7.39)%	0.63%
Prior year true-ups	—	—	2.11%
Effect of non-taxable income	1.55%	0.50%	(0.60)%
Others	0.08%	0.17%	0.09%
Total	9.50%	12.48%	36.86%
Deferred tax assets / (liabilities) as of December 31, 2020 and 2021 comprise the following:
	At December 31,
In thousands of USD	2020	2021
Deferred tax assets
Net operating losses	23,592	4,362
Accrued expenses	704	—
Property, plant and equipment and intangible assets	5,806	260
Total deferred tax assets	30,102	4,622
Deferred tax liabilities
Property, plant and equipment	—	(7,547)
Net deferred tax assets / (liabilities)	30,102	(2,925)
The movements in the net deferred tax assets during the years ended December 31, 2019, 2020 and 2021 are as follows:
In thousands of USD	January 1, 2019	Recognized in profit or loss	Charged to invested capital(1)	December 31, 2019
Tax losses carried forward	16,413	2,567	312	19,292
Accrued expenses	226	478	—	704
Property, plant and equipment	(714)	522	—	(192)
Net deferred tax assets	15,925	3,567	312	19,804
In thousands of USD	January 1, 2020	Recognized in profit or loss	Charged to invested capital(1)	December 31, 2020
Tax losses carried forward	19,292	2,015	2,285	23,592
Accrued expenses	704	—	—	704
Property, plant and equipment	(192)	5,998	—	5,806
Net deferred tax assets	19,804	8,013	2,285	30,102

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
In thousands of USD	January 1, 2021	Recognized in profit or loss	Charged to invested capital(1)	December 31, 2021
Tax losses carried forward	23,592	(21,324)	2,094	4,362
Accrued expenses	704	(704)	—	—
Property, plant and equipment	5,806	(13,093)	—	(7,287)
Net deferred tax assets / (liabilities)	30,102	(35,121)	2,094	(2,925)

(1)
Deferred tax assets charged to invested capital is due to the Group recognizing deferred tax assets related to tax losses carried forward based on the tax losses available to the individual legal entities within the Group during the Carve-out Period, which creates differences between the income tax benefit or expense determined based on the operation results of the Bitdeer Business.

The Group has not recognized deductible temporary differences and a portion of the tax loss carryforward because the criteria for recognition (i.e., the probability of future taxable profits) were not met. The amount of such unused tax losses will expire as follows:
Tax Jurisdiction	Amount in thousands of USD	Earliest year of expiration if not utilized
Singapore	147,509	Indefinitely
Hong Kong	4,821	Indefinitely
Canada	104	2041
Total	152,434
17.   RELATED PARTY TRANSACTIONS
Compensation for key management and Board of Directors
	Years ended December 31,
In thousands of USD	2019	2020	2021
Salaries and other emoluments	741	10,175	11,627
Total	741	10,175	11,627
Balances and transactions with Bitmain and BTC
During the Carve-out Period, the Group and BTC were integrated into the group-wide operation directed by Bitmain before the completion of the Reorganization.
Bitmain’s business model includes a combination of stand-alone and combined business functions between Bitmain, BTC and the Group, varying by service line and country. The combined and consolidated financial statements of the Group include allocations of certain costs between Bitmain, BTC and the Group. Such allocations are estimates, and also may not represent the cost of such services if performed on a stand-alone basis. See further description of cost allocations in Note 2.
The combined and consolidated statements of financial position include certain of Bitmain’s assets and liabilities that are specifically identifiable or otherwise attributable to the Group and have been transferred to the Group in connection with the Reorganization.
The invested capital in the combined and consolidated statements of financial position represents Bitmain’s historical investment in the Group, the net effect of allocations from transactions with Bitmain and BTC, and the Group’s accumulated retained earnings.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
Upon completion of the Reorganization, the Group started operating on a stand-alone basis and Bitmain and BTC no longer hold equity interest, exercise significant influence over, or act as an affiliate of the Group and its operations. As a result, Bitmain and BTC ceased to be related parties to the Group.
Balances associated with Bitmain and BTC were included in amounts due from related parties and amounts due to related parties as of December 31, 2020. The activities between the Group and Bitmain and BTC before the completion date of the Reorganization were presented as related party transactions in the combined and consolidated statements of operations and comprehensive income / (loss), cash flows and changes in invested capital and equity for all periods presented.
A reconciliation of deemed contribution from / (distribution to) related parties to the corresponding amounts presented in the combined and consolidated statement of cash flows for all periods presented is as follows:
	Years ended December 31,
In thousands of USD	2019	2020	2021
Deemed contribution from / (distribution to) related parties per combined and consolidated statements of changes in invested capital and equity	28,882	(157,557)	(29,311)
Corporate allocations	671	(1,709)	(2,167)
Net effect of attribution of the assets and liabilities from Bitmain’s business transferred to the Group during the Reorganization	202,103	(235,506)	20,535
Total deemed contribution from / (distribution to) related parties per combined and consolidated statements of cash flows	231,656	(394,772)	(10,943)
Balances and transactions with Bitmain and BTC
Details of assets, liabilities and transactions with Bitmain and BTC are as follows:
	At December 31,
In thousands of USD	2020	2021
Due from Bitmain and BTC
− Trade receivables from Bitmain and BTC(1)	1,617	—
− Loans to Bitmain(3)	167,040	—
− Other receivables from Bitmain(2)	441,118	—
Total due from Bitmain and BTC(4)	609,775	—
		—
Due to Bitmain		—
− Borrowings from Bitmain(3)	24,757	—
− Other payables to Bitmain(2)	638,191	—
Total due to Bitmain(4)	662,948	—
Transactions with Bitmain and BTC before the completion date of the Reorganization were disclosed as below:
	Years ended December 31,
In thousands of USD	2019	2020	2021
Revenue from Bitmain and BTC(1)	34,237	88,054	73,522

(1)
Trade receivables and revenue from Bitmain and BTC arise from the Group’s normal course of business, See Note 2.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
(2)
Other receivables from and other payables to Bitmain represent primarily the amount due from or due to Bitmain arising from Bitmain’s business historically recorded and remained on the books of the Group’s subsidiaries. As of December 31, 2020, approximately US$0.7 million was included in other receivables relating to the receivable recognized upon disposal of property, plant and equipment to Bitmain and approximately US$9 million was included in other payables relating to the payable recognized upon purchase of mining machines from Bitmain.

(3)
Loans to and borrowings from Bitmain represent money received from or made to Bitmain. As of December 31, 2020, approximately US$162 million of the loans to Bitmain are not secured and subject to an annual interest rate of LIBOR adjusted upwards by a range from 0.80% to 4.00%. As of December 31, 2020, approximately US$1 million of interest-bearing loans are due on demand and approximately US$161 million of the interest-bearing loans will start to mature in December 2021. The remainder of the loans and all of the borrowings from Bitmain are not secured, interest-free, and due on demand. The balance of loans to Bitmain also includes the interest accrued from applicable loans.

(4)
Balances due from Bitmain and BTC and due to Bitmain as of December 31, 2020 are included in due from related parties and due to related parties on the combined and consolidated statements of financial position. In July 2021, the Group signed an agreement with Bitmain to settle the balances. According to the agreements, both parties agreed to offset outstanding receivables against the outstanding payables and to settle the remaining net balance in cash. In December 2021, the Group paid approximately US$26 million to Bitmain and settled balances with Bitmain in full. As of December 31, 2021, the Group has no balance with Bitmain.

Other related party balances and transactions
The following set forth other significant related parties and their relationships with the Group:
Name of related parties	Relationship with the Group
Matrix Finance and Technologies Holding Group and its subsidiaries (“Matrixport Group”)	The Group’s controlling person is the co-founder and chairman of the board of directors of Matrixport Group and has significant influence over Matrixport Group.
Details of due from related party are as follows:
	At December 31,
In thousands of USD	2020	2021
Due from related party
− Trade receivables	—	413
− Loans to a related party(1)	1,254	1,087
Total due from related party	1,254	1,500
Due to related party
− Other payables(2)	—	19
Total due to related party	—	19

(1)
Loans to a related party represent unsecured, interest-free loans made to the related party. These loans are due on demand.

(2)
Other payables represent the accrued service expense related to the custody and other services provided by the related party.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
Details of transactions with the related party are as follows:
	Years ended December 31,
In thousands of USD	2019	2020	2021
− Provide service to a related party	—	—	530
− Receive service from a related party	—	—	294
− Interest earned from a related party	—	—	2,289
During the years ended December 31, 2019, 2020 and 2021, substantially all of the Group’s cryptocurrencies were held in custody by Matrixport Group, and the Group’s disposal of cryptocurrencies, at spot price on the date of disposal, was primarily to Matrixport Group.
In February 2021, the Group signed a loan agreement with Matrixport Group, pursuant to which the Group agreed to grant a revolving line of credit with a maximum amount of US$20 million charged with an annual interest of 12.5% by the Group, each tranche of credit utilized shall be repaid within 60 days. The credit line has expired, and the loan has been fully repaid in June 2021. The Group received an interest of approximately US$0.8 million associated with the loan.
In September 2021, the Group signed a loan agreement with Matrixport Group, pursuant to which the Group agreed to grant a loan of 30 million USDC. The loan is non-secured, bears an annual interest of 8.25% and is due in December 2021. The loan has been fully repaid in December 2021 and the Group received an interest of approximately US$0.7 million associated with the loan. As of December 31, 2021, for the cryptocurrency lending arrangement, the balance of cryptocurrency receivables was nil. The change in fair value of the underlying cryptocurrencies lent is immaterial as the arrangement is short-term in nature and the quoted price of USDC is relatively stable.
In October 2021, the Group purchased 30 million USDT with USD and purchased from Matrixport Group a non-principal-guaranteed wealth management product, representing the Group’s units of interest in the underlying cryptocurrency trading account, in the amount of 30 million USDT. The value of the units is based on the performance of the trading account and the Group has the right to redeem the units with Matrixport Group based on the value on the redemption date during certain days of each month. All units were redeemed on December 28, 2021 and the USDT received from the redemption of the units were shortly disposed of in exchange for USD. The return from the wealth management product was US$0.7 million. As of December 31, 2021, the balances of cryptocurrency receivables and embedded derivative relating to cryptocurrency-denoted wealth management product were both nil. The change in fair value of the underlying cryptocurrencies invested and the embedded derivative are immaterial as the arrangement is short-term in nature and the quoted price of USDT is relatively stable.
The purchases and disposals of cryptocurrencies associated with investment or lending transactions are presented as investing activities in the combined and consolidated statements of cash flows.
18.   EARNINGS / (LOSS) PER SHARE
The calculation of basic earnings / (loss) per share is based on the profit attributable to ordinary equity shareholders of the Group and the weighted average number of ordinary shares outstanding for the year ended December 31, 2021.
Diluted earnings / (loss) per share is computed using the weighted average number of ordinary shares and dilutive potential ordinary shares outstanding during the respective periods.
The following reflects the income and share data used in the basic and diluted earnings / (loss) per ordinary share computations:

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
	Years ended December 31,
In thousands of USD, except for the per share data	2019	2020	2021
Profit / (loss) attributable to ordinary equity shareholders of the Group	(27,900)	(55,826)	82,643
Weighted average number of ordinary shares outstanding (thousand shares)	12,662,126	12,662,126	12,662,126
Basic earnings / (loss) per share (In USD)	(0.00)	(0.00)	0.01
Profit / (loss) attributable to ordinary equity shareholders of the Group	(27,900)	(55,826)	82,643
Increase in profit attributable to ordinary equity shareholders of the Group resulted from conversion of convertible debt	—	—	1,223
Profit / (loss) attributable to ordinary equity shareholders of the Group for diluted EPS	(27,900)	(55,826)	83,866
Weighted average number of ordinary shares outstanding (thousand shares)	12,662,126	12,662,126	12,662,126
Adjusted for:
− Assumed conversion of convertible debt	—	—	210,681
− Assumed exercise of share awards	—	—	104,370
Weighted average number of shares outstanding for diluted EPS (thousand shares)	12,662,126	12,662,126	12,977,177
Diluted earnings / (loss) per share (In USD)	(0.00)	(0.00)	0.01

(1)
Each share of Class A ordinary shares, Series A preferred shares, Series B preferred shares and Series B+ preferred shares is granted 1 vote and each share of Class B ordinary shares is granted 10 votes. All classes of shares are entitled to dividend and rank pari passu except for voting rights. They are included in the ordinary shares and the shareholders of these preferred shares are referred to as the ordinary equity shareholders in the context of notes and presentations of earnings per share.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
19.   SUPPLEMENTAL CASH FLOW INFORMATION
The non-cash investing and financing activities are as follows:
	Years ended December 31,
In thousands of USD	2019	2020	2021
NON-CASH INVESTING AND FINANCING TRANSACTIONS
Liabilities assumed in connection with acquisition of mining machines from related party	30,967	9,302	—
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	31,596	1,174	47,178
Payment for purchase of mining machines in form of cryptocurrencies	—	—	11,986
Cryptocurrencies received on behalf of related parties	—	6,312	—
Cryptocurrencies paid on behalf of related parties	—	—	24,852
Lending made to a third party in form of cryptocurrencies	—	—	10,222
Collection of lending from a third party in form of cryptocurrencies	—	—	6,487
Lending made to related party in form of cryptocurrencies	—	—	30,015
Collection of lending from related party in form of cryptocurrencies	—	—	30,735
Purchase of wealth management products using cryptocurrencies	—	—	30,004
Redemption of wealth management products in form of cryptocurrencies	—	—	30,724
Receivable on disposal of property, plant and equipment	—	850	—
Liabilities assumed in connection with acquisition of property, plant and equipment	563	156	3,494
20.   SUBSEQUENT EVENTS
In January 2022, the Group purchased a short-term wealth management product in the amount of 80 million USDT from Matrixport Group. The wealth management product was purchased on January 14, 2022 and redeemed on March 27, 2022.
In April 2022, the Group signed a loan agreement with the Matrixport Group, pursuant to which the Group agreed to grant a loan of 15 million USDT and 5 million USDC. The loan bears a weighted average annual interest of 6% and is due in June 2022.
On May 12, 2022, the Group signed a loan agreement with the Matrixport Group, pursuant to which the Group agreed to grant a loan of 30 million USDC to Matrixport Group. The loan bears an annual interest rate of 15% and is due on May 19, 2022.
There were no other material subsequent events during the period from December 31, 2021 to the approval date of this combined and consolidated financial statements on May 25, 2022.

Annex A
Annex A-1
AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
dated
December 15, 2021
by and among
Bitdeer Technologies Holding Company,
Blue Safari Group Acquisition Corp.,
Bitdeer Technologies Group,
Blue Safari Merge Limited,
Blue Safari Merge II Limited,
Bitdeer Merge Limited,
and
Blue Safari Mini Corp.

A-i

A-ii

A-iii

A-iv

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 15, 2021, by and among (i) Bitdeer Technologies Holding Company, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), (ii) Blue Safari Group Acquisition Corp., a British Virgin Islands business company (“SPAC”), (iii) Bitdeer Technologies Group, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“PubCo”), (iv) Blue Safari Merge Limited, a British Virgin Islands business company and a wholly-owned subsidiary of PubCo (“Merger Sub 1”), (v) Blue Safari Merge II Limited, a British Virgin Islands business company and a wholly-owned subsidiary of PubCo (“Merger Sub 2”), (vi) Bitdeer Merge Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of PubCo (“Merger Sub 3”), and (vii) Blue Safari Mini Corp., an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of SPAC (“SPAC Sub”).
W I T N E S S E T H :
A.   The Company, through its wholly owned or Controlled (as defined below) subsidiaries, is engaged in cryptocurrency mining related businesses.
B.   SPAC is a blank check company known as a special purpose acquisition company, formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.
C.   PubCo is a newly formed Cayman Islands company, formed for the purpose of making acquisitions and investments, with the objective of acting as the publicly traded holding company for its investee entities.
D.   Merger Sub 1 is a newly formed British Virgin Islands business company, wholly owned by PubCo and formed for the purpose of effectuating the First SPAC Merger (as defined below).
E.   Merger Sub 2 is a newly formed British Virgin Islands business company, wholly owned by PubCo and formed for the purpose of effectuating the Second SPAC Merger (as defined below).
F.   Merger Sub 3 is a newly formed Cayman Islands company, wholly owned by PubCo and formed for the purpose of effectuating the Acquisition Merger (as defined below).
G.   SPAC, SPAC Sub and the Company have entered into an agreement and plan of merger, dated November 18, 2021 (the “Original Merger Agreement”).
H.   The parties hereto desire and intend to amend and restate the Original Merger Agreement to effect a change in structure of the business combination without affecting any underlying economic interests, whereby (a) SPAC will merge with and into Merger Sub 1, with SPAC being the surviving entity (the “First SPAC Merger”), (b) immediately following the First SPAC Merger SPAC will merge with and into Merger Sub 2, with Merger Sub 2 being the surviving entity (the “Second SPAC Merger”, and together with the First SPAC Merger, the “Initial Mergers”), and (c) following the Initial Mergers, Merger Sub 3 will merge with and into the Company (the “Acquisition Merger” and together with the Initial Mergers, the “Mergers”), with the Company being the surviving entity and becoming a wholly owned subsidiary of PubCo, each Merger to occur upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the BVI Business Companies Act, 2004 (As Amended) (the “BVI Companies Act”) or the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”), as applicable.
NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties accordingly agree as follows:
ARTICLE I
DEFINITIONS
1.1   The following terms, as used herein, have the following meanings:
“Acquisition Entity” means each of PubCo, Merger Sub 1, Merger Sub 2 and Merger Sub 3.

“Action” means any action, suit, arbitration, claim, investigation, hearing or legal, judicial or administrative proceeding, including any audit, claim or assessment for Taxes or otherwise.
“Additional Agreements” mean the Lock-up Agreements and Voting and Support Agreement.
“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly Controls, is Controlled by, or is under common Control with such specified Person.
“Anti-Corruption Laws” means any Laws relating to anti-bribery or anticorruption (governmental or commercial), which apply to the business and dealings of the Company Group, including Laws that prohibit the corrupt payment, offer, promise or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Government Official, government employee or commercial entity to obtain or retain business or a business advantage such as, without limitation, the U.S. Foreign Corrupt Practices Act of 1977 and the United Kingdom Bribery Act 2010, each as amended from time to time, and all applicable Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.
“Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, any relevant stock exchange, or any public, private or industry regulatory authority, whether international, national, federal, state, or local.
“Books and Records” means the financial books and records (whether written, electronic, or otherwise embodied) in which a Person’s assets, the business or its transactions are otherwise reflected, other than registers of members, stock books and minute books.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, the Cayman Islands or the British Virgin Islands are authorized or required by applicable Law to close.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Class A Ordinary Shares” means Class A ordinary shares of the Company, par value US$0.0000001 per share.
“Company Class B Ordinary Shares” means Class B ordinary shares of the Company, par value US$0.0000001 per share.
“Company Convertible Notes” means the convertible note issued by the Company that is convertible into the Company Class A Shares as disclosed in Section 5.5(c) of the Company Disclosure Schedule.
“Company Disclosure Schedule” means the disclosure schedule delivered by the Company to SPAC and the Acquisition Entities concurrently with the signing of this Agreement.
“Company Group” means the Company and its Subsidiaries, collectively.
“Company Ordinary Shares” means Company Class A Ordinary Shares and Company Class B Ordinary Shares.
“Company Plan” means the 2021 Share Incentive Plan adopted by the Company on July 20, 2021, as amended from time to time.
“Company Preferred Shares” means the Series A preferred shares, par value US$0.0000001 per share, of the Company, Series B preferred shares, par value US$0.0000001 per share, of the Company and Series B+ preferred shares, par value US$0.0000001 per share, of the Company.
“Company RSUs” means the restricted share units to acquire Company Shares issued pursuant to an award granted under the Company Plan.
“Company Shareholder” means any shareholder of the Company.
“Company Shares” means the Company Ordinary Shares and Company Preferred Shares.

“Company Total Shares” means, as of immediately prior to the Acquisition Merger Effective Time, the sum of (i) the number of issued and outstanding Company Shares (on an as-converted basis), (ii) the aggregate number of Company Shares (on an as-converted basis) issuable upon the settlement of all vested Company RSUs as of immediately prior to the Acquisition Merger Effective Time (including after giving effect to the consummation of the Acquisition Merger or any acceleration of any unvested Company RSUs in connection with the consummation of the Acquisition Merger) and (iii) the aggregate number of Company Shares (on an as-converted basis) issuable upon conversion of the Company Convertible Note.
“Contracts” means all contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or otherwise; and the terms “Controlled” and “Controlling” shall have the meaning correlative to the foregoing.
“Deferred Underwriting Amount” means the portion of the underwriting discounts and commissions held in the Trust Account, which the underwriters of the IPO are entitled to receive upon the Acquisition Closing in accordance with the Underwriting Agreement, which amount is held in escrow pursuant to the Investment Management Trust Agreement.
“DTC” means The Depository Trust Company.
“Environmental Laws” shall mean all applicable Laws relating to pollution, human health and safety or protection of the environment (including natural resources), or prohibition, regulation or control of any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Ratio” means the quotient obtained by dividing (i) the Per Share Equity Value by (ii) ten dollars (US$10.00).
“Government Official” means (a) any official, officer, employee or representative of, or other individual acting for or on behalf of, any Authority or agency or instrumentality thereof (including any state-owned or controlled enterprise),or any public international organization (as defined in the U.S. Foreign Corrupt Practices Act), (b) any political party or party official or candidate for political office or (c) any company, business, enterprise or other entity owned, in whole or in part, or controlled by any person described in the foregoing clause (a) or (b) of this definition.
“Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated or regulated as radioactive, toxic, hazardous, or as a pollutant or a contaminant (or words of similar intent or meaning) by any Authority or under applicable Laws.
“Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“IFRS” means the International Financial Reporting Standards as in effect issued by the International Accounting Standards Board.
“IPO” means the initial public offering of SPAC pursuant to a prospectus dated June 9, 2021.

“Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interests, fees and costs and prepayment and other penalties, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP or IFRS (as applicable to such Person), (g) all guarantees by such Person and (h) any agreement to incur any of the same.
“Intellectual Property Right” means any trademark, service mark, registration thereof or application for registration therefor, trade name, license, domain names, invention, patent, patent application, trade secret, trade dress, know-how, copyright, copyrightable materials, copyright registration, application for copyright registration, software programs, data bases, u.r.l.s., trade secrets, know-how, invention rights, rights of privacy and publicity, and any other type of proprietary intellectual property right, and all embodiments and fixations thereof and related documentation, registrations and franchises and all renewals, extensions, additions, improvements and accessions thereto and all allied, ancillary and subsidiary rights relating thereto; and with respect to each of the forgoing items in this definition, which is owned, licensed, filed, used by or proprietary to the Company Group, or used or held for use in the business operated by the Company Group, whether registered or unregistered, or domestic or foreign, and whether computer generated or otherwise.
“Investment Management Trust Agreement” means the investment management trust agreement, dated as of June 9, 2021, by and between SPAC and the Trustee.
“Key Executive” means the founder of the Company, Wu Jihan, or the entity Controlled by him, namely Victory Courage Limited.
“Key Executive Shares” means, without duplication, the Company Shares held by a Key Executive immediately prior to the Acquisition Merger Effective Time.
“Law” means any domestic, international or foreign, federal, state, municipality or local law, statute, ordinance, code, principle of common law, act, treaty or order of any Authority, including rule or regulation promulgated thereunder.
“Lease” means any and all leases, subleases, licenses, concessions, sale/leaseback arrangements or similar arrangements and other occupancy agreements pursuant to which the Company Group holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company Group thereunder.
“Leased Real Property” means the real property leased, subleased, licensed or otherwise occupied by the Company Group as tenant, sublessee, licensee or occupier, together with, to the extent leased by the Company Group, all buildings and other structures, facilities, improvements or fixtures currently or hereafter located thereon.
“Liabilities” means any and all liabilities, Indebtedness, claims, or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due), including Tax Liabilities due or to become due.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.
“Lock-up Agreements” means the agreements in the form attached as Exhibit A or agreement(s) substantially equivalent thereto mutually agreed by SPAC and the Company, dated as of the Closing Date and entered into by and between PubCo and certain shareholders of the Company, which shall include holders of at least 95% of the outstanding Company Shares immediately prior to the Acquisition Closing (on an as converted and fully-diluted basis).
“Material Adverse Effect” means any fact, event, circumstance, change, condition, occurrence or effect that, individually or in the aggregate with all other facts, events, circumstances, changes, conditions, occurrences and effects, is or would reasonably be expected to (a) have a material adverse effect on the assets, liabilities, condition (financial or otherwise), prospects, net worth, management, earnings, cash flows, business, operations or properties of the Company Group, whether or not arising from transactions in the ordinary course of business or (b) prevent or materially delay the consummation by the Company of the transactions contemplated by this Agreement; provided, however, that in no event shall any of the following, alone or in combination, be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any change in the price of any security, Bitcoin or other cryptocurrency, currency, market index or prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken or not to take with the written consent of or at the written request of SPAC, provided that this clause (v) shall not apply to any representation or warranty set forth in Section 5.4 and, to the extent related thereto, the condition in Section 11.2(b); (vi) any changes in applicable Laws or accounting rules (including U.S. GAAP, IFRS or other applicable accounting principles) or the enforcement, implementation or interpretation thereof; (vii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, provided that this clause (vii) shall not apply to any representation or warranty set forth in Section 5.4 and, to the extent related thereto, the condition in Section 11.2(b); (viii) any natural or man-made disaster or acts of God; and (ix) any failure in and of itself of the Company and any of its Subsidiaries to meet any projections, forecasts, or budgets (provided, that clause (ix) shall not prevent a determination that any change or event not otherwise excluded from this definition of Material Adverse Effect underlying such failure to meet projections, forecasts or budgets has resulted in a Material Adverse Effect); except in the cases of clauses (i), (ii), (iii), (iv), (vi) or (viii), such facts, events, circumstances, conditions, occurrences and effects may be taken into account if the Company Group is disproportionately affected thereby as compared with other participants in the same industries or markets in which the Company Group operates.
“Order” means any decree, order, judgment, writ, award, injunction, rule, determination or consent of or by an Authority.
“Organizational Documents” means, with respect to any Person, its certificate of incorporation and bylaws, memorandum and articles of association or similar organizational documents, in each case, as amended.
“Owned Real Property” means all land, buildings, structures and improvements owned by any member of the Company Group.
“Per Share Equity Value” means the quotient obtained by dividing (i) US$1,180,000,000 by (ii) the Company Total Shares.
“Per Share Merger Consideration” means, (i) with respect to any Company Share (other than the Key Executive Shares) that is issued and outstanding immediately prior to the Acquisition Merger Effective Time, a number of PubCo Class A Ordinary Shares equal to the Exchange Ratio, or (ii) with respect to any Key Executive Share that is issued and outstanding immediately prior to the Acquisition Merger Effective Time, a number of PubCo Class V Ordinary Shares equal to the Exchange Ratio.
“Permitted Liens” means (i) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (A) that are not delinquent, (B) that are not material to the business, operations and financial condition of the Company and/or any of its Subsidiaries so encumbered, either individually or in the aggregate, (C) that not resulting from a breach, default or violation by the Company and/or any of its Subsidiaries of any Contract or Law; and (ii) liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established in accordance to U.S. GAAP or IFRS).

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.
“Pre-Closing Period” means any period that ends on or before the Closing Date or with respect to a period that includes but does not end on the Closing Date, the portion of such period through but excluding the Closing Date.
“PubCo Class A Ordinary Shares” means the Class A ordinary shares of PubCo, par value US$0.0000001 per share.
“PubCo Class V Ordinary Shares” means the Class V ordinary shares of PubCo, par value US$0.0000001 per share.
“PubCo Ordinary Shares” means the PubCo Class A Ordinary Shares and the PubCo Class V Ordinary Shares.
“Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.
“Registration Statement” means the Registration Statement on Form S-4 or Form F-4, or other appropriate form determined by the parties hereto, including any pre-effective or post-effective amendments or supplements thereto, to be filed with the SEC by PubCo under the Securities Act with respect to PubCo Ordinary Shares to be issued in connection with the transactions contemplated by this Agreement.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“SPAC Class A Ordinary Shares” means the class A ordinary shares, no par value, of SPAC.
“SPAC Class B Ordinary Shares” means the class B ordinary shares, no par value, of SPAC.
“SPAC Ordinary Shares” means the SPAC Class A Ordinary Shares and the SPAC Class B Ordinary Shares.
“SPAC Parties” means SPAC and SPAC Sub.
“SPAC Rights” means the issued and outstanding rights of SPAC, each such right convertible into one-tenth (1/10) of a SPAC Class A Ordinary Share at the closing of a business combination.
“SPAC Shareholder” means any shareholder of SPAC.
“SPAC Unit” means a unit of SPAC issued in the IPO or upon the exercise of the underwriters’ overallotment option comprised of one SPAC Class A Ordinary Share and one SPAC Right.
“Sponsor” means BSG First Euro Investment Corp., a British Virgin Islands business company.
“Subsidiary” means, with respect to any specified Person, any other Person (a) of which such specified Person or any other Subsidiary of such specified Person is a general or managing partner, (b) of which at least a majority of the securities (or other interests having by their terms ordinary voting power to elect a majority of the board of directors or other performing similar functions with respect to such corporation or other organization) is, directly or indirectly, owned or controlled by such specified Person or by any one or more of its Subsidiaries, (c) of which at least a majority of the economic interests is, directly or indirectly, owned or controlled by such specified Person or by any one or more of its Subsidiaries, including interests held through a variable-interest-entity structure or other similar contractual arrangements, or (d) whose assets and financial results are consolidated with the net earnings of such specified Person and are recorded on the books of such specified Person for financial reporting purposes in accordance with U.S. GAAP.

“Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, trucks, forklifts and other vehicles owned or leased by the Company and other tangible property.
“Tax” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax, including any liability therefor as a transferee or successor, as a result of Treasury Regulations Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.
“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.
“Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.
“Trustee” means Continental Stock Transfer & Trust Company, LLC.
“Underwriting Agreement” means the underwriting agreement dated June 9, 2021 between SPAC and Maxim Group LLC.
“U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.
“Voting and Support Agreement” means the voting and support agreement, dated as of the date hereof, by and among SPAC, the Company and certain shareholders of the Company, pursuant to which such shareholders have agreed to vote their respective Company Ordinary Shares in favor of the Company Shareholder Approval.
“$” or “US$” means U.S. dollars, the legal currency of the United States.
1.2   The following terms have the meanings set forth in the Sections set forth below:
Defined Term	Section
2021 Equity Incentive Plan of PubCo	8.5(ii)
Acquisition Merger	Preamble
Acquisition Merger Effective Time	3.2
ADS	3.8
ADS Registration Statement	3.8
Agreement	Preamble
Alternative Transaction	8.1(d)
Amended PubCo Charter	8.5(ii)
Anti-Money Laundering Laws	5.32
Assumed RSU	4.3(c)(i)
Balance Sheet Date	5.10(a)
Bankruptcy and Equity Exception	5.2
Cayman Companies Act	Preamble
Acquisition Closing	2.2
Closings	3.2

Defined Term	Section
Closing Date	3.2
Company	Preamble
Company Balance Sheet	5.10(a)
Company Closing Statement	4.4(a)
Company Dissenting Shareholders	4.3(e)
Company Dissenting Shares	4.3(e)
Company Shareholder Approval	5.2
Computer Systems	5.18(g)
D&O Indemnified Persons	8.7(a)
D&O Tail Insurance	8.7(b)
Financial Statements	5.10(a)
First SPAC Merger	Preamble
Initial Mergers	Preamble
Intended Tax Treatment	3.7
Key Personnel	5.22(a)
Labor Agreements	5.23(a)
Material Contract	5.15(a)
Merger Sub 1	Preamble
Merger Sub 1 Share	7.7(a)
Merger Sub 2	Preamble
Merger Sub 2 Share	7.7(a)
Merger Sub 3	Preamble
Merger Sub 3 Share	7.7(a)
Merger Sub Ordinary Shares	6.6(b)
Outside Closing Date	13.1(b)
Permits	5.16
Personal Information	5.17(b)
Plan of Acquisition Merger	3.2
PRC	9.3
PRC Entities	9.3
Prospectus	14.15
Proxy Statement	8.5(i)
PubCo Share	7.7(a)
Required SPAC Shareholder Approval	11.1(e)
Restructuring	9.3
Sanctions	5.32
Second SPAC Merger	Preamble
SPAC	Preamble
SPAC Dissenting Shareholders	4.1(e)
SPAC Dissenting Shares	4.1(e)
SPAC SEC Documents	6.11(a)
SPAC Shareholder Approval Matters	8.5(ii)
SPAC Special Meeting	8.5(i)

Defined Term	Section
SPAC Sub	Preamble
Surviving Company	3.1
Transfer Taxes	4.7
Trust Account	6.7
ARTICLE II
INITIAL MERGERS
2.1   Initial Mergers.   Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of BVI Companies Act, at the First SPAC Merger Effective Time, SPAC shall be merged with and into Merger Sub 1. Following the First SPAC Merger, the separate corporate existence of Merger Sub 1 shall cease and SPAC shall continue as the surviving company (the “Initial SPAC Surviving Sub”) in the First SPAC Merger under the Laws of the British Virgin Islands. Immediately following the First SPAC Merger Effective Time, Initial SPAC Surviving Sub shall be merged with and into Merger Sub 2. Following the Second SPAC Merger Effective Time, the separate corporate existence of Initial SPAC Surviving Sub shall cease and Merger Sub 2 shall continue as the surviving company (the “Subsequent SPAC Surviving Sub”) in the Second SPAC Merger under the Laws of the British Virgin Islands as a wholly owned subsidiary of PubCo.
2.2   Initial Closings; Initial Mergers Effective Time.   Unless this Agreement is earlier terminated in accordance with Article XIII, the closing of the First SPAC Merger (the “First Closing”) shall take place at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York at 9:00 a.m. New York time and Cayman Islands time (10:00 a.m. BVI time) on a date no later than three (3) Business Days after the satisfaction or (if permissible) waiver of all the conditions set forth in Article XI (other than those conditions that by their nature are to be satisfied at the First Closing, but subject to the satisfaction or, if permissible, waiver of those conditions), or at such other place and time as the Company and SPAC may mutually agree upon in writing. The closing of the Second SPAC Merger (the “Second Closing”, and together with the First Closing, the “Initial Closings”) shall immediately follow the First Closing (and, for the avoidance of doubt, shall be on the same date as the First Closing). The parties may participate in the Initial Closings via electronic means by the mutual exchange of electronic signatures (including portable document format (.PDF) and Verisign). The date on which the Initial Closings occur is hereinafter referred to as the “Initial Closing Date”. Subject to the provisions of this Agreement, at the Initial Closings, (i) SPAC and Merger Sub 1 shall execute a plan of merger (the “First Plan of Merger”) substantially in the form set out in Exhibit B-1 attached hereto and an articles of merger (the “First Articles of Merger”) and the parties hereto shall cause the First SPAC Merger to be consummated by filing First Articles of Merger (appending the First Plan of Merger) (and other documents required by BVI Companies Act) with the Registrar of Corporate Affairs of the British Virgin Islands in accordance with the relevant provisions of BVI Companies Act (the time as agreed in writing by the Company and SPAC and specified in the First Articles of Merger, being the “First SPAC Merger Effective Time”) and (ii) after the filing of the First Articles of Merger, Initial SPAC Surviving Sub and Merger Sub 2 shall execute a plan of merger (the “Second Plan of Merger”) substantially in the form set out in Exhibit B-2 attached hereto and an articles of merger (the “Second Articles of Merger”) and the parties hereto shall cause the Second SPAC Merger to be consummated by filing the Second Articles of Merger (appending the Second Plan of Merger) (and other documents required by BVI Companies Act) with the Registrar of Corporate Affairs of the British Virgin Islands in accordance with the relevant provisions of BVI Companies Act (the time as agreed in writing by the Company and Initial SPAC Surviving Sub and specified in the Second Articles of Merger, being the “Second SPAC Merger Effective Time”; it being understood that the Second SPAC Merger Effective Time and the First SPAC Merger Effective Time shall be on the same day).
2.3   Effect of the First SPAC Merger.   At the First SPAC Merger Effective Time, the effect of the First SPAC Merger shall be as provided in this Agreement, the First Articles of Merger, the First Plan of Merger and the applicable provisions of BVI Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the First SPAC Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of each of SPAC and Merger Sub 1 shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Initial SPAC Surviving Sub, which shall include the assumption by Initial SPAC Surviving Sub of any and all agreements, covenants, duties and obligations of SPAC and Merger Sub 1 set forth in this Agreement to be performed after the First SPAC Merger Effective Time.
2.4   Memorandum and Articles of Association of Initial SPAC Surviving Sub.   At the First SPAC Merger Effective Time, by virtue of the First SPAC Merger and without any action on the part of SPAC, Merger Sub 1 or any other Person, the memorandum and articles of association of Merger Sub 1, as in effect immediately prior to the First SPAC Merger Effective Time, shall become the memorandum and articles of association of the Initial SPAC Surviving Sub until thereafter amended as provided therein, herein and under the BVI Companies Act, except that the name of the Initial SPAC Surviving Sub reflected therein shall be “Blue Safari Group Acquisition Corp.”
2.5   Directors and Officers of Initial SPAC Surviving Sub.   At the First SPAC Merger Effective Time, the board of directors and officers of Merger Sub 1 and SPAC shall cease to hold office, and the board of directors and officers of Initial SPAC Surviving Sub shall be appointed as determined by the Company, each to hold office in accordance with the memorandum and articles of association of the Initial SPAC Surviving Sub then effective or until their respective successors are duly elected or appointed and qualified.
2.6   Effect of the Second SPAC Merger.   At the Second SPAC Merger Effective Time, the effect of the Second SPAC Merger shall be as provided in this Agreement, the Second Articles of Merger, the Second Plan of Merger and the applicable provisions of BVI Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Second SPAC Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of each of Initial SPAC Surviving Sub and Merger Sub 2 shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Subsequent SPAC Surviving Sub, which shall include the assumption by Subsequent SPAC Surviving Sub of any and all agreements, covenants, duties and obligations of SPAC and Merger Sub 2 set forth in this Agreement to be performed after the Second SPAC Merger Effective Time.
2.7   Memorandum and Articles of Association of Subsequent SPAC Surviving Sub.   At the Second SPAC Merger Effective Time, by virtue of the Second SPAC Merger and without any action on the part of Initial SPAC Surviving Sub, Merger Sub 2 or any other Person, the memorandum and articles of association of Initial SPAC Surviving Sub, as in effect immediately prior to the Second SPAC Merger Effective Time, shall become the memorandum and articles of association of Subsequent SPAC Surviving Sub until thereafter amended as provided therein and under the BVI Companies Act, except that the name of the Subsequent SPAC Surviving Sub reflected therein shall be “Blue Safari Merge II Limited.”
2.8   Directors and Officers of Subsequent SPAC Surviving Sub .   At the Second SPAC Merger Effective Time, the board of directors and officers of Merger Sub 2 and Initial SPAC Surviving Sub shall cease to hold office, and the board of directors and officers of Subsequent SPAC Surviving Sub shall be appointed as determined by the Company, each to hold office in accordance with the memorandum and articles of association of Subsequent SPAC Surviving Sub in effect or until their respective successors are duly elected or appointed and qualified.
2.9   Taking of Necessary Action; Further Action.
(a)   If, at any time after the First SPAC Merger, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Initial SPAC Surviving Sub, as the surviving company in the First SPAC Merger, with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of SPAC and Merger Sub 1, the officers and directors of SPAC and Merger Sub 1 are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.
(b)   If, at any time after the Second SPAC Merger, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Subsequent SPAC Surviving Sub, as the surviving company in the Second SPAC Merger, with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of Initial SPAC Surviving Sub and Merger Sub 2, the officers and directors of Initial SPAC Surviving Sub and Merger Sub 2 are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE III
ACQUISITION MERGER
3.1   Acquisition Merger.   Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of Cayman Companies Act, at the Acquisition Merger Effective Time, Merger Sub 3 shall be merged with and into the Company. Following the Acquisition Merger, the separate corporate existence of Merger Sub 3 shall cease and the Company shall continue as the surviving company in the Acquisition Merger (the “Surviving Company”) under the Laws of the Cayman Islands and become a wholly owned subsidiary of PubCo.
3.2   Acquisition Closing; Acquisition Closing Effective Time.   Unless this Agreement is earlier terminated in accordance with Article XIII, the closing of the Acquisition Merger (the “Acquisition Closing”, and together with the Initial Closings, the “Closings”) shall take place at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York at 9:00 a.m. New York time and Cayman Islands time (10:00 a.m. BVI time) one Business Day after the Initial Closing Date (the “Closing Date”), or at such other place and time as the Company and SPAC may mutually agree upon in writing. The parties may participate in the Acquisition Closing via electronic means by the mutual exchange of electronic signatures (including portable document format (.PDF) and Verisign). Subject to the provisions of this Agreement, at the Acquisition Closing, the Company and Merger Sub 3 shall execute a plan of merger (the “Plan of Acquisition Merger”) substantially in the form set out in Exhibit C attached hereto and the parties hereto shall cause the Acquisition Merger to be consummated by filing the Plan of Acquisition Merger (and other documents required by Cayman Companies Act) with the Registrar of Companies of the Cayman Islands in accordance with the relevant provisions of Cayman Companies Act (the time as agreed in writing by the Company and SPAC and specified in the Plan of Acquisition Merger, being the “Acquisition Merger Effective Time”; it being understood that the Acquisition Merger Effective Time shall be on a day that is one Business Day after the First SPAC Merger Effective Time and the Second SPAC Merger Effective Time).
3.3   Effect of the Acquisition Merger.   At the Acquisition Merger Effective Time, the effect of the Acquisition Merger shall be as provided in this Agreement, the Plan of Acquisition Merger and the applicable provisions of Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Acquisition Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of each of Merger Sub 3 and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Company, as the Surviving Company, which shall include the assumption by the Surviving Company of any and all agreements, covenants, duties and obligations of Merger Sub 3 and the Company set forth in this Agreement to be performed after the Acquisition Merger Effective Time.
3.4   Memorandum and Articles of Association of the Surviving Company.   At the Acquisition Merger Effective Time, by virtue of the Acquisition Merger and without any action on the part of the Company, Merger Sub 3 or any other Person, the memorandum and articles of association of the Merger Sub 3, as in effect immediately prior to the Acquisition Merger Effective Time, shall become the memorandum and articles of association of the Surviving Company until thereafter amended as provided therein and under the Cayman Companies Act, except that the name of the Surviving Company reflected therein shall be “Bitdeer Technologies Holding Company.”
3.5   Directors and Officers of the Surviving Company.   At the Acquisition Merger Effective Time, the directors of the Company as of immediately prior to the Acquisition Merger Effective Time shall be the directors of the Surviving Company, each to hold office in accordance with the memorandum and articles of association of the Surviving Company until the earlier of his or her resignation or removal or he or she otherwise ceases to be a director or until his or her respective successor is duly elected and qualified, as the case may be. The officers of the Company immediately prior to the Acquisition Merger Effective Time shall be the officers of the Surviving Company, each to hold office in accordance with the memorandum and articles of association of the Surviving Company until the earlier of his or her resignation or removal or he or she otherwise ceases to be an officer or until his or her respective successor is duly elected and qualified, as the case may be.
3.6   Taking of Necessary Action; Further Action.   If, at any time after the Acquisition Merger Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the

Surviving Company with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of Merger Sub 3 and the Company, the officers and directors of Merger Sub 3 and the Company are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.
3.7   U.S. Tax Treatment of the Mergers.   For U.S. federal income tax purposes, it is intended that (i) the Initial Mergers, taken together, shall qualify as a transaction treated as a reorganization pursuant to Section 368(a)(1)(F) of the Code, (ii) the Acquisition Merger will qualify as a reorganization pursuant to Section 368(a) of the Code and (iii) this Agreement shall constitute a “plan of reorganization” within the meaning of United States Treasury Regulations Section 1.368-2(g) with respect to each of the Initials Mergers and the Acquisition Merger (the “Intended Tax Treatment”). The parties to this Agreement hereby (i) adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations and (ii) agree to report and file all Tax and other informational returns on a basis consistent with the Intended Tax Treatment, and not otherwise take any U.S. federal income tax position inconsistent with this Section 3.7, in each case, to the extent permitted by applicable Law. No such party shall assert that such reporting is not permitted by Law, or otherwise take a position inconsistent with the Intended Tax Treatment, unless (i) such party first makes a determination in good faith based on advice of a law firm or accounting firm that such reporting is not permitted by Law and (ii) consults in good faith with the other parties and the Sponsor about such determination. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of any Merger as a nontaxable transaction for U.S. federal income Tax purposes or as to the effect, if any, that any transaction consummated on, after or prior to the Acquisition Merger Effective Time has or may have on the U.S. federal income Tax treatment of the Mergers. Each of the parties acknowledges and agrees that (i) it has had the opportunity to obtain independent legal and Tax advice with respect to the transactions contemplated by this Agreement, and (ii) none of the Company, SPAC, PubCo, Merger Sub 1, Merger Sub 2, Merger Sub 3 or any other Person shall have any liability or obligation to any Person if any Merger is determined not to qualify for the Intended Tax Treatment or otherwise not to qualify as a nontaxable transaction to the SPAC’s or Company’s shareholders for U.S. federal income Tax purposes.
3.8   American Depositary Shares.   PubCo shall appoint a depositary bank to issue American depositary shares (“ADSs”) to represent PubCo Class A Ordinary Shares in accordance with the terms set forth in a deposit agreement and registered with the SEC on Form F-6 (the “ADS Registration Statement”). The Parties shall take all actions necessary to have the ADSs listed on the stock exchange. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the ADS structure.
ARTICLE IV
CONSIDERATION
4.1   Effect of First SPAC Merger on SPAC Securities.
(a)   Treatment of SPAC Units.   Immediately prior to the First SPAC Merger Effective Time, without any action on the part of PubCo, SPAC, Merger Sub 1 or the SPAC Shareholders, each SPAC Unit issued and outstanding immediately prior to the First SPAC Merger Effective Time shall automatically be detached and the holder thereof shall be deemed to hold such number of SPAC Class A Ordinary Shares and SPAC Rights in accordance with the terms of the applicable SPAC Unit.
(b)   Conversion of SPAC Rights.   Immediately prior to the First SPAC Merger Effective Time (but immediately subsequent to the detachment of the SPAC Units as set forth in Section 4.1(a)), pursuant to the terms and conditions of the SPAC Rights, each SPAC Right outstanding immediately prior to the First SPAC Merger Effective Time (and immediately subsequent to the detachment of the SPAC Units as set forth in Section 4.1(a)) shall be cancelled and cease to exist in exchange for the right to receive, without interest, one-tenth (1/10) of a SPAC Class A Ordinary Share. Fractional shares will either be rounded pursuant to the terms of the Rights Agreement dated as of June 9th, 2021 by and between SPAC and Continental Stock Transfer & Trust Company, or otherwise addressed in accordance with the applicable provisions of British Virgin Islands law.

(c)   Conversion of SPAC Ordinary Shares.   At the First SPAC Merger Effective Time, by virtue of the First SPAC Merger and without any action on the part of PubCo, SPAC, Merger Sub 1 or the SPAC Shareholders, each SPAC Ordinary Share issued and outstanding immediately prior to the First SPAC Merger Effective Time (but immediately subsequent to the conversion of the SPAC Rights as set forth in Section 4.1(b)) (other than SPAC Dissenting Shares) shall automatically be cancelled and cease to exist in exchange for the right to receive, without interest, one PubCo Class A Ordinary Share, which will trade in the United States in the form of ADSs, and may be evidenced by American depositary receipts. Except as provided in this Section 4.1(c), no shares of PubCo will be issued or outstanding at any time prior to the Acquisition Merger Effective Time other than the PubCo Share unless otherwise agreed in writing between the SPAC and the Company.
(d)   Merger Sub 1 Share.   At the First SPAC Merger Effective Time, each share of Merger Sub 1 that is issued and outstanding immediately prior to the First SPAC Merger Effective Time shall automatically convert into one share of Initial SPAC Surviving Sub, which shall constitute the only outstanding share of Initial SPAC Surviving Sub and be owned by PubCo.
(e)   SPAC Treasury Shares.   Notwithstanding Section 4.1(c)above or any other provision of this Agreement to the contrary, if there are any SPAC Ordinary Shares that are owned by SPAC as treasury shares or any SPAC Ordinary Shares owned by any direct or indirect subsidiary of SPAC immediately prior to the First SPAC Merger Effective Time, at the First SPAC Merger Effective Time, such SPAC Ordinary Shares shall be canceled and shall cease to exist without any conversion thereof or payment or other consideration therefor.
(f)   SPAC Dissenting Shares.   Each SPAC Ordinary Share (the “SPAC Dissenting Shares”) owned by SPAC Shareholders who have validly exercised and not effectively withdrawn or lost their rights to dissent from the First SPAC Merger pursuant to the BVI Companies Act (the “SPAC Dissenting Shareholders”) shall thereafter represent only the right to receive the applicable payments set forth in Section 4.5(c), unless and until such SPAC Dissenting Shareholder effectively withdraws its demand for, or loses its rights to, dissent from the First SPAC Merger pursuant to the BVI Companies Act with respect to any SPAC Dissenting Shares in accordance with Section 4.5(c).
(g)   PubCo Shares.   At the First SPAC Merger Effective Time, the PubCo Share that was the only share of PubCo outstanding immediately prior to the First SPAC Merger Effective Time shall be redeemed for an amount equal to US$0.0000001 and cancelled.
4.2   Effect of Second SPAC Merger.
(a)   Merger Sub 2 Share.   At the Second SPAC Merger Effective Time, the share of Merger Sub 2 that is issued and outstanding immediately prior to the Second SPAC Merger Effective Time shall automatically convert into one share of Subsequent SPAC Surviving Sub, which shall constitute the only outstanding share of Subsequent SPAC Surviving Sub and be owned by PubCo.
(b)   Initial SPAC Subsidiary Shares.   The share of Initial SPAC Surviving Sub that is outstanding immediately prior to the Second SPAC Merger Effective Time shall be cancelled for no consideration.
4.3   Effect of Acquisition Merger on Company Securities.
(a)   Conversion of Company Ordinary Shares and Company Preferred Shares.   At the Acquisition Merger Effective Time, by virtue of the Acquisition Merger and without any action on the part of PubCo, Merger Sub 3, the Company or the Company Shareholders, each Company Ordinary Share and Company Preferred Share issued and outstanding immediately prior to the Acquisition Merger Effective Time (other than any Key Executive Shares and Company Dissenting Shares) shall automatically be cancelled and cease to exist in exchange for the right to receive, without interest, such number of PubCo Class A Ordinary Shares that is equal to the Exchange Ratio, which will trade in the United States in the form of ADSs.
(b)   Conversion of Key Executive Shares.   At the Acquisition Merger Effective Time, by virtue of the Acquisition Merger and without any action on the part of PubCo, Merger Sub 3, the Company or the Company Shareholders, each Key Executive Share issued and outstanding immediately prior to the

Acquisition Merger Effective Time shall automatically be cancelled and cease to exist in exchange for the right to receive, without interest, such number of PubCo Class V Ordinary Shares that is equal to the Exchange Ratio. For avoidance of any doubt, from and after the Acquisition Merger Effective Time, any Person that was a holder of Company Shares (other than Company Dissenting Shares) shall thereafter cease to be a Company Shareholder and only have the right to receive the applicable Per Share Merger Consideration with respect to each Company Share held by it pursuant to Sections 4.3(a) and 4.3(b).
(c)   Conversion of Company RSUs.
(i)   At the Acquisition Merger Effective Time, by virtue of the Acquisition Merger and without any further action on the part of PubCo, Merger Sub 3, the Company or any holder of Company RSUs, each Company RSU outstanding immediately prior to the Acquisition Merger Effective Time, whether vested or unvested, shall be assumed by PubCo and converted into an award of restricted share units (each an “Assumed RSU”) representing the rights to receive, on the same terms and conditions (including applicable vesting, settlement and expiration provisions) as applied to each such Company RSU immediately prior to the Acquisition Merger Effective Time, PubCo Class A Ordinary Shares, except that the number of PubCo Class A Ordinary Shares subject to such Assumed RSU shall equal to the product of: (A) the number of Company Ordinary Shares that were subject to such Company RSU immediately prior to the Acquisition Merger Effective Time, multiplied by(B) the Exchange Ratio, rounded down to the nearest whole share.
(ii)   At the Acquisition Merger Effective Time, by virtue of the Acquisition Merger and without any further action on the part of PubCo, Merger Sub 3 and the Company, the Company Plan shall be terminated and the Assumed RSUs shall be subject to the terms and conditions set forth in the 2021 Equity Incentive Plan of PubCo (as defined below); provided that any references in the award documents for such Assumed RSUs to the Company or the Company Ordinary Shares shall instead mean PubCo and PubCo Class A Ordinary Shares, respectively.
(d)   Conversion of Company Convertible Note.   At the Acquisition Merger Effective Time, by virtue of the Acquisition Merger and without any further action on the part of PubCo, Merger Sub 3, the Company or holder of the Company Convertible Note, the Company Convertible Note outstanding immediately prior to the Acquisition Merger Effective Time, shall be assumed by PubCo and represents the rights to receive, on the same terms and conditions as applied to such Company Convertible Note, PubCo Class A Ordinary Shares, except that the number of PubCo Class A Ordinary Shares to be received upon conversion of the Company Convertible Note shall equal to the product of: (A) the number of Company Ordinary Shares issuable upon conversion of the Company Convertible Note, multiplied by (B) the Exchange Ratio, rounded down to the nearest whole share.
(e)   Company Dissenting Shares.   Each Company Share (the “Company Dissenting Shares”) owned by Company Shareholders who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Acquisition Merger pursuant to the Cayman Companies Act (the “Company Dissenting Shareholders”) shall thereafter represent only the right to receive the applicable payments set forth in Section 4.5(a), unless and until such Company Dissenting Shareholder effectively withdraws its demand for, or loses its rights to, dissent from the Acquisition Merger pursuant to the Cayman Companies Act with respect to any Company Dissenting Shares.
(f)   Share Capital of Merger Sub 3.   Each share of Merger Sub 3 that is issued and outstanding immediately prior to the Acquisition Merger Effective Time shall, by virtue of the Acquisition Merger and without further action on the part of the sole shareholder of Merger Sub 3, be converted into and become one issued and outstanding ordinary share, par value US$0.0001 per share, of the Surviving Company, which shall constitute the only issued and outstanding shares of the Surviving Company immediately after the Acquisition Merger Effective Time, and shall be owned by PubCo.
(g)   Adjustments.   Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Acquisition Merger Effective Time, any change in the outstanding securities of the Company, SPAC or PubCo shall occur (other than the issuance of additional shares of share capital of the Company, SPAC or PubCo as permitted by this Agreement), including by reason of any reclassification, recapitalization, share split (including a reverse share split), or combination, exchange, readjustment of shares, or similar transaction, or any share dividend or distribution paid in share, the Exchange Ratio and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit SPAC, the Company or PubCo to take any action with respect to its securities that is prohibited by the terms of this Agreement.
4.4   Payment of Merger Consideration.
(a)   At least three (3) Business Days prior to the Closing Date, the Company shall prepare and deliver to SPAC a statement (the “Company Closing Statement”) setting forth in good faith as of the Closing Date: (a) the aggregate number of Company Ordinary Shares (by classes) and Company Preferred Shares (by series) issued and outstanding; (b) the aggregate number of Company Ordinary Shares (by classes) underlying vested Company RSUs issued and outstanding; (c) the aggregate number of Company Shares issuable upon the exercise and conversion of the Company Convertible Note; (d) the aggregate number of Company Total Shares, (e) the Company’s calculation of the Per Share Equity Value; (f) the Company’s calculation of the Exchange Ratio, in each case, including reasonable supporting detail therefor; and (g) a list setting forth, with respect to each Company Shareholder, the name and address of such Company Shareholder, the number of Company Ordinary Shares and Company Preferred Shares owned by such Company Shareholder as of immediately prior to the Acquisition Merger Effective Time, and the number of PubCo Class A Ordinary Shares and PubCo Class V Ordinary Shares to be issued to such Company Shareholder at the Acquisition Closing. From and after delivery of the Company Closing Statement until the Acquisition Closing, the Company shall (x) cooperate with and provide SPAC and its representatives all information reasonably requested by SPAC or any of its representatives and within the Company’s or its representatives’ possession or control in connection with SPAC’s review of the Company Closing Statement and (y) consider in good faith any comments to the Company Closing Statement provided by SPAC, and the Company shall revise such Company Closing Statement to incorporate any changes given such comments.
(b)   Prior to the First SPAC Merger Effective Time, PubCo shall appoint an exchange agent reasonably acceptable to the Company and SPAC (in such capacity, the “Exchange Agent”), for the purpose of exchanging (i) Company Shares for a number of PubCo Ordinary Shares or, at PubCo’s sole discretion, ADSs representing PubCo Class A Ordinary Shares, and (ii) SPAC Ordinary Shares for a number of PubCo Ordinary Shares or, at PubCo’s sole discretion, ADSs representing PubCo Class A Ordinary Shares, each in accordance with the provisions of this Agreement, the First Plan of Merger, the Second Plan of Merger and the Plan of Acquisition Merger, as applicable. At or prior to the First SPAC Merger Effective Time, PubCo shall deposit, or cause to be deposited with the Exchange Agent, (i) that number of ADSs representing PubCo Class A Ordinary Shares and (ii) that number of PubCo Class V Ordinary Shares, as calculated pursuant to Section 4.1(c), Section 4.3(a) and Section 4.3(b). If the Exchange Agent requires that, as a condition to receive the PubCo Ordinary Shares or, at PubCo’s sole discretion, ADSs representing PubCo Class A Ordinary Shares, any holder of Company Shares, SPAC Ordinary Shares deliver a letter of transmittal to the Exchange Agent, then at or as promptly as practicable following the First SPAC Merger Effective Time or the Acquisition Merger Effective Time, as the case may be, PubCo shall send, or shall cause the Exchange Agent to send, to each SPAC Shareholder a letter of transmittal for use in such exchange, in a form reasonably acceptable to the Company and SPAC (a “SPAC Letter of Transmittal”) and to each Company Shareholder a letter of transmittal for use in such exchange, in a form reasonably acceptable to the Company and SPAC (a “Company Letter of Transmittal”).
(c)   Notwithstanding any other provision of this Section 4.4, any obligation on PubCo under this Agreement to issue PubCo Ordinary Shares to (i) SPAC Shareholders entitled to PubCo Class A Ordinary Shares or (ii) Company Shareholders entitled to receive PubCo Ordinary Shares shall be satisfied (a) by PubCo issuing such PubCo Ordinary Shares directly to the holders entitled thereto by entering such holders on the register of members maintained by PubCo (or its share registrar) for the PubCo Class A Ordinary Shares or PubCo Class V Ordinary Shares, as applicable, (b) in the case of PubCo Class A Ordinary Shares to be issued in the form of unrestricted ADSs, by satisfying the requirements of the deposit agreement with the depositary bank to issue the ADSs in book entry form and instructing the depositary bank to deliver such ADSs to the Exchange Agent for further delivery through the book entry transfer facilities maintained by to DTC to the SPAC Shareholders and Company Shareholders entitled thereto, and (c) in the case of all PubCo Class A Ordinary Shares subject to restrictions on sale and/or transfer and all PubCo Class V Ordinary Shares converted to PubCo Class A Ordinary Shares, by instructing the depositary bank in writing to accept for deposit the restricted PubCo Class A Ordinary Shares and issue restricted ADSs in book entry form registered on the books of the depositary bank in the name(s) and at the address(es) of the holder(s) entitled thereto and affixed with the applicable legends reflecting the restrictions on sale and/or transfer.
(d)   Each SPAC Shareholder shall be entitled to receive such number of PubCo Class A Ordinary Shares as calculated pursuant to Section 4.1(c) as soon as reasonably practicable after the First SPAC Merger Effective Time, but subject to the delivery to the Exchange Agent of the following items prior thereto: (i) the certificate(s), if any, representing SPAC Ordinary Shares (“SPAC Certificates”) (or a Lost Certificate Affidavit) and (ii) a properly completed and duly executed SPAC Letter of Transmittal (if required). Until so surrendered, each such SPAC Certificate shall represent after the First SPAC Merger Effective Time for all purposes only the right to receive such number of PubCo Class A Ordinary Shares as calculated pursuant to Section 4.1(c) (as evidenced by the SPAC Certificate).
(e)   Each Company Shareholder shall be entitled to receive such number of PubCo Class A Ordinary Shares or PubCo Class V Ordinary Shares, as the case may be, as calculated pursuant to Section 4.3(a) and Section 4.3(b), as soon as reasonably practicable after the Acquisition Merger Effective Time, but subject to the delivery to the Exchange Agent of the following items prior thereto: (i) the certificate(s), if any, representing such Company Shares (“Company Certificates” and together with the SPAC Certificates, the “Stockholder Certificates” (or a Lost Certificate Affidavit)) and (ii) a properly completed and duly executed Company Letter of Transmittal (if required) (the documents to be submitted to the Exchange Agent pursuant to this sentence and the first sentence of Section 4.4(d), as applicable, may be referred to herein collectively as the “Transmittal Documents”). Until so surrendered, each such Company Certificate shall represent after the Acquisition Merger Effective Time for all purposes only the right to receive such number of PubCo Class A Ordinary Shares or PubCo Class V Ordinary Shares, as the case may be, as calculated pursuant to Section 4.3(a) and Section 4.3(b) (as evidenced by the Company Certificate).
(f)   If any PubCo Class A Ordinary Share or PubCo Class V Ordinary Share is to be delivered or issued to a Person other than the Person in whose name the surrendered Stockholder Certificate is registered immediately prior to the First SPAC Merger Effective Time or Acquisition Merger Effective Time, as applicable, it shall be a condition to such delivery that (i) in the case of Company Shares, the transfer of such Company Shares shall have been permitted in accordance with the terms of the Organizational Documents of the Company and in case of SPAC Ordinary Shares, the transfer of such SPAC Ordinary Shares shall have been permitted in accordance with the Organizational Documents of SPAC, (ii) the recipient of such PubCo Class A Ordinary Share or PubCo Class V Ordinary Share, as applicable, or the Person in whose name such PubCo Class A Ordinary Share or PubCo Class V Ordinary Share is delivered or issued, shall have already executed and delivered duly executed counterparts to the applicable Transmittal Documents as are reasonably deemed necessary by the Exchange Agent and (iii) the Person requesting such delivery shall have paid to the Exchange Agent any transfer or other Taxes required as a result of such delivery to a Person other than the registered holder of such Stockholder Certificate, or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.
(g)   Notwithstanding anything to the contrary contained herein, in the event that any Stockholder Certificate shall have been lost, stolen or destroyed, in lieu of delivery of a Stockholder Certificate to the Exchange Agent, the SPAC Shareholder or Company Shareholder, as applicable, may instead deliver to the Exchange Agent an affidavit of lost certificate and indemnity of loss in form and substance reasonably acceptable to PubCo (a “Lost Certificate Affidavit”), which at the reasonable discretion of PubCo may include a requirement that the owner of such lost, stolen or destroyed Stockholder Certificate deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against PubCo, SPAC or the Surviving Company with respect to the Company Shares or SPAC Ordinary Shares, as applicable, represented by the Stockholder Certificates alleged to have been lost, stolen or destroyed.

Any Lost Certificate Affidavit properly executed and delivered in accordance with this Section 4.4(g) shall, unless the context otherwise requires, be treated as a Stockholder Certificate for all purposes of this Agreement.
(h)   After the Acquisition Merger Effective Time, the register of members of the Company shall be closed, and thereafter there shall be no further registration on the register of members of the Surviving Company of transfers of Company Shares that were issued and outstanding immediately prior to the Acquisition Merger Effective Time. After the First SPAC Merger Effective Time, the register of members of SPAC shall be closed, and thereafter there shall be no further registration on the register of members of SPAC of transfers of SPAC Ordinary Shares that were issued and outstanding immediately prior to the First SPAC Merger Effective Time. No dividends or other distributions declared or made after the date of this Agreement with respect to PubCo Ordinary Shares with a record date after the Acquisition Merger Effective Time (in the case of Company Shares) or the First SPAC Merger Effective Time (in the case of SPAC Ordinary Shares) will be paid to the holders of any Company Shares that were issued and outstanding immediately prior to the Acquisition Merger Effective Time or SPAC Ordinary Shares that were issued and outstanding immediately prior to the First SPAC Merger Effective Time (as applicable) in either case until the holders of record of such Company Shares or SPAC Ordinary Shares (as applicable) shall have provided the applicable Transmittal Documents in accordance with Section 4.4(d) and Section 4.4(e). Subject to applicable Law, following the delivery of the applicable Transmittal Documents, the Exchange Agent shall promptly deliver to the record holders thereof, without interest, the applicable PubCo Class A Ordinary Shares or PubCo Class V Ordinary Shares and the amount of any such dividends or other distributions with a record date after the Acquisition Merger Effective Time or the First SPAC Merger Effective Time, as applicable, theretofore paid with respect to such PubCo Ordinary Shares.
(i)   All securities issued upon the surrender of Stockholder Certificates (or delivery of a Lost Certificate Affidavit) in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to SPAC Ordinary Shares or Company Shares, as applicable, represented by such Stockholder Certificates, provided that any restrictions on the sale and transfer of such Company Shares or SPAC Ordinary Shares shall also apply to the PubCo Ordinary Shares so issued in exchange, as applicable (such PubCo Ordinary Shares so restricted may not be issued in the form of unrestricted ADSs through the book-entry transfer system of DTC). Any portion of the PubCo Ordinary Shares made available to the Exchange Agent pursuant to Section 4.4(b) that remains unclaimed by SPAC Shareholders or Company Shareholders one year after the First SPAC Merger Effective Time shall be returned to PubCo, upon demand, and any such SPAC Shareholder or Company Shareholder, as applicable, who has not exchanged its SPAC Ordinary Shares or Company Shares, as applicable, for the applicable portion of PubCo Class A Ordinary Shares or PubCo Class V Ordinary Shares in accordance with this Section 4.4 prior to that time shall thereafter look only to PubCo for payment of the applicable PubCo Class A Ordinary Shares or PubCo Class V Ordinary Shares, without any interest thereon (but with any dividends paid with respect thereto). Notwithstanding anything to the contrary in this Agreement, none of the Surviving Company, PubCo or any other party hereto or any representative of any of the foregoing shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(j)   Notwithstanding anything to the contrary contained herein, no fraction of a PubCo Ordinary Share will be issued by virtue of this Agreement or the transactions contemplated hereby, and each holder of SPAC Ordinary Shares or Company Shares, as applicable who would otherwise be entitled to a fraction of a PubCo Ordinary Share (after aggregating all PubCo Ordinary Shares to which such holder otherwise would be entitled) shall instead have the number of PubCo Ordinary Shares issued to such holder rounded up or down to the nearest whole share (with 0.5 of a share or greater rounded up), as applicable. Such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of PubCo.
4.5   Dissenter’s Rights.
(a)   No person who has validly exercised their dissenters’ rights pursuant to the Cayman Companies Act shall be entitled to receive the Per Share Merger Consideration with respect to the Company Dissenting Shares owned by such Company Dissenting Shareholder unless and until such Company

Dissenting Shareholder shall have effectively withdrawn or lost their dissenters’ rights under the Cayman Companies Act. Each Company Dissenting Shareholder shall be entitled to receive only the payment resulting from the procedure set forth in the Cayman Companies Act with respect to the Company Dissenting Shares owned by such Company Dissenting Shareholder. The Company shall give SPAC (i) prompt notice of any notices of objection, notices of dissent, written demands for appraisal, demands for fair value, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Laws that are received by the Company relating to any Company Dissenting Shareholder’s rights of dissent under the Cayman Companies Act and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the Cayman Companies Act. The Company shall not, except with the prior written consent of SPAC, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands.
(b)   In the event that any written notices of objection to the Acquisition Merger are served by any Company Shareholders pursuant section 238(2) of the Cayman Companies Act, the Company shall serve written notice of the authorization and approval of this Agreement, the Plan of Acquisition Merger and the Acquisition Merger on such shareholders pursuant to section 238(4) of the Cayman Companies Act within twenty (20) days of obtaining the Company Shareholder Approval, provided, that prior to serving any such notice, the Company shall consult with SPAC with respect to such notice and shall afford SPAC a reasonable opportunity to comment thereon.
(c)   No person who has validly exercised their dissenters’ rights pursuant to the BVI Companies Act shall be entitled to receive applicable PubCo Class A Ordinary Shares under Section 4.1(c) with respect to the SPAC Dissenting Shares owned by such SPAC Dissenting Shareholder unless such SPAC Dissenting Shareholder shall have, prior to the First SPAC Merger Effective Time, effectively withdrawn or lost their dissenters’ rights under the BVI Companies Act. Each SPAC Dissenting Shareholder shall be entitled to receive only the payment resulting from the procedure set forth in the BVI Companies Act with respect to the SPAC Dissenting Shares owned by such SPAC Dissenting Shareholder. SPAC shall give the Company (i) prompt notice of any notices of objection, notices of dissent, written demands for appraisal, demands for fair value, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Laws that are received by SPAC relating to any SPAC Dissenting Shareholder’s rights of dissent under the BVI Companies Act and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the BVI Companies Act. SPAC shall not, except with the prior written consent of the Company, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands.
(d)   In the event that any written notices of objection to the First SPAC Merger are served by any SPAC Shareholders pursuant section 179 of the BVI Companies Act, SPAC shall serve written notice of the authorization and approval of this Agreement, the First Plan of Merger and the First SPAC Merger on such shareholders pursuant to section 179 of the BVI Companies Act within twenty (20) days of obtaining the Required SPAC Shareholder Approval, provided, that prior to serving any such notice, SPAC shall consult with the Company with respect to such notice and shall afford the Company a reasonable opportunity to comment thereon.
4.6   Withholding Rights.   Notwithstanding anything in this Agreement to the contrary, SPAC, PubCo, the Company, the Surviving Company and their respective Affiliates shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement, any amount required to be deducted and withheld with respect to the making of such payment under applicable Law; provided, that if PubCo or any party acting on its behalf determines that any payment hereunder is subject to deduction and/or withholding, then PubCo shall (a) provide written notice to the recipient of such payment as soon as reasonably practicable after such determination and (b) consult and cooperate with the recipient of such payment reasonably and in good faith to reduce or eliminate any such deduction or withholding to the extent permitted by applicable Law. To the extent that amounts are so withheld and paid over to the appropriate Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Any amounts so withheld shall be timely remitted to the applicable Authority.

4.7   Transfer Taxes.   The Company shall bear and pay any transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes (“Transfer Taxes”). The parties shall file (or cause to be filed) all necessary Tax Returns with respect to all such Transfer Taxes. The parties agree to reasonably cooperate to (i) sign and deliver such resale and other certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce) any such Transfer Taxes and (ii) prepare and file (or cause to be prepared and filed) all Tax Returns in respect of any such Transfer Taxes.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the Company Disclosure Schedule (it being understood that any information set forth in one section or subsection of the Company Disclosure Schedule shall be deemed to qualify the section or subsection of this Agreement to which it corresponds in number along with each other section or subsection of this Agreement to the extent that it is reasonably apparent that such information is relevant to such other section of subsection), the Company represents and warrants to SPAC, SPAC Sub and the Acquisition Entities that:
5.1   Corporate Existence and Power.   The Company is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. The Company has all requisite power and authority, corporate and otherwise to own and operate its properties and assets and to carry on its business as presently conducted. Each Subsidiary of the Company has all requisite power and authority, corporate and otherwise to own and operate its properties and assets and to carry on its business as presently conducted, other than as would not be reasonably expected to individually or in the aggregate, have a Material Adverse Effect. Each member of the Company Group is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect.
5.2   Authorization.   The Company Group has the requisite power and authority to execute and deliver this Agreement and each Additional Agreement to which it is a party and to perform all obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company Group of this Agreement and the Additional Agreements to which it is a party, the consummation by the Company Group of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company Group (including the board of directors of the Company), subject to the authorization and approval of this Agreement, the Plan of Acquisition Merger and the transactions contemplated hereby by way of a special resolution of the shareholders of the Company passed by the affirmative vote of holders of Company Shares representing at least two-thirds of the votes of the Company Shares present and voting in person or by proxy at a meeting of the shareholders of the Company in accordance with the memorandum and articles of association of the Company and the Cayman Companies Act (collectively, the “Company Shareholder Approval”). The affirmative vote of the holders that are parties to the Voting and Support Agreement is sufficient to duly obtain the Company Shareholder Approval in accordance with the Cayman Companies Act and the Company’s Organizational Documents. This Agreement has been, and each Additional Agreement (when executed and delivered by the Company Group) will be, duly and validly executed and delivered by the Company Group, and assuming due and valid authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and each Additional Agreement (when executed and delivered by the Company Group) will constitute, a valid and legally binding obligation of the Company Group, enforceable against the Company Group in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (the “Bankruptcy and Equity Exception”).
5.3   Governmental Authorization.   Neither the execution, delivery nor performance by the Company Group of this Agreement or any Additional Agreements to which it is a party requires any notice to, consent, approval, permit, license or other action by or in respect of, or registration, declaration or filing with, any Authority.

5.4   Non-Contravention.   The execution, delivery and performance by the Company of this Agreement and any Additional Agreements to which it is a party does not and will not (a) contravene or conflict with the Organizational Documents of the Company Group, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company Group, (c) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company Group or require any payment or reimbursement or to a loss of any material benefit relating to the business to which the Company Group is entitled under any provision of any Permit, Contract or other instrument or obligations binding upon the Company Group or by which any of the Company Ordinary Share, or any of the Company Group’s assets is or may be bound, (d) result in the creation or imposition of any Lien on any of the Company Ordinary Shares, (e) cause a loss of any material benefit relating to the business to which the Company Group is entitled under any provision of any permit or Contract or (f) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company Group’s material assets, except, in the cases of (b) to (d), for such conflict, violation, breach, default or failure to act that would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.
5.5   Capital Structure.
(a)   Share Capital. The Company has an authorized capital of US$50,000 consisting of (i) 491,722,670,897 Company Class A Ordinary Shares, of which 4,384,796,703 are issued and outstanding as of the date hereof, (ii) 5,631,795,619 Company Class B Ordinary Shares, of which 5,631,795,619 are issued and outstanding as of the date hereof, (iii) 461,033,549 Series A preferred shares, par value US$0.0000001 per share, of which 461,033,549 are issued and outstanding as of the date hereof; (iv) 870,232,230 Series B preferred shares, par value US$0.0000001 per share, of which 870,232,230 are issued and outstanding as of the date hereof; and (v) 1,314,267,705 Series B+ preferred shares, par value US$0.0000001 per share, of which 1,314,267,705 are issued and outstanding as of the date hereof. No Company Share is held in its treasury. All of the issued and outstanding Company Shares have been duly authorized and validly issued, are fully paid and non-assessable, and are not subject to any preemptive rights or have been issued in violation of any preemptive or similar rights of any Person. All of the issued and outstanding Company Shares are owned legally and beneficially by the Company Shareholders set forth on Section 5.5(a) of the Company Disclosure Schedule. The only Company Shares that will be issued and outstanding immediately after the Acquisition Merger Effective Time will be the Company Ordinary Shares owned by PubCo. No other class in the share capital of the Company is authorized or issued or outstanding.
(b)   Company RSUs.   As of the date hereof, (i) an aggregate of 2,548,933,157 Company Class A Ordinary Shares were reserved for issuance pursuant to the Company Plan, and (ii) there are outstanding Company RSUs with respect to an aggregate of 1,101,772,000 Company Class A Ordinary Shares, none of which is vested. There are no Contracts to which the Company is a party obligating the Company to accelerate the vesting of any Company RSUs as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events). The Company has made available to the SPAC Parties accurate and complete copies of (i) the Company Plan pursuant to which the Company has granted the Company RSUs that are currently outstanding, and (ii) the form of award agreement evidencing such Company RSUs. There are no award agreements evidencing any Company RSUs with terms that are materially different from those set forth in the form of award agreement that has been made available to the SPAC Parties.
(c)   Company Convertible Note.   Section 5.5(c) of the Company Disclosure Schedule set forth as of the date of this Agreement a complete and correct list of each Company Convertible Note.
(d)   Other than the Company RSUs, and the Company Convertible Note referred to in Section 5.5(c) of the Company Disclosure Schedule, there are no: (i) outstanding subscriptions, calls, options, warrants, rights (including preemptive rights), puts or other securities convertible into or exchangeable or exercisable for Company Shares or the equity interests of the Company, or any other Contracts to which the Company is a party or by which the Company is bound obligating the Company to issue or sell any shares of, other equity interests in or debt securities of, the Company, (ii) equity equivalents, or share appreciation rights, phantom stock or share ownership interests or similar rights in the Company, (iii) outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any securities or equity interests of the Company, or (iv) outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the Company’s shareholders may vote. Other than the Voting and Support Agreement, the Company is not a party to any shareholders agreement, voting agreement, proxies, registration rights agreement or other similar agreements relating to its equity interests.
5.6   Charter Documents.   Copies of Organizational Documents of each member of the Company Group have heretofore been made available to the SPAC Parties, and such copies are each true and complete copies of such instruments as amended and in effect on the date hereof. Neither the Company nor any Subsidiary of the Company has taken any action in violation of its Organizational Documents.
5.7   Corporate Records.   The register of members and all proceedings of the board of directors, including committees thereof, and shareholders of the Company Group since January 26, 2021, have been made available to the SPAC Parties, and are true, correct and complete copies of the original register of members or the equivalent documents and such proceeding records of the Company Group.
5.8   Subsidiaries.
(a)   Section 5.8(a) of the Company Disclosure Schedule sets forth the name of each Subsidiary of the Company, and with respect to each Subsidiary, its jurisdiction of organization, its authorized shares or other equity interests (if applicable), and the number of issued and outstanding shares or other equity interests and the record holders thereof. Each Subsidiary of the Company (i) is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and (ii) has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted. (i) All of the outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, duly registered and non-assessable (if applicable), were offered, sold and delivered in material compliance with all applicable securities Laws, and are owned by the Company or one of its Subsidiaries free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents); (ii) there are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the shares or other equity interests of any Subsidiary of the Company other than the Organizational Documents of such Subsidiary; (iii) there are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any shares or other equity interests in or of any Subsidiary of the Company; (iv) there are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company; (v) except as set forth in Section 5.8(a) of the Company Disclosure Schedule, no Subsidiary of the Company has any limitation on its ability to make any distributions or dividends to its equity holders, whether by Contract, Order or applicable Law; (vi) except for equity interests of the Subsidiaries listed in Section 5.8(a) of the Company Disclosure Schedule, the Company Group does not own or have any rights to acquire, directly or indirectly, any shares or other equity interests of, or otherwise Control, any Person; (vii) none of the Company or its Subsidiaries is a participant in any joint venture, partnership or similar arrangement, and (viii) except as set forth in Section 5.8(a) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.
5.9   Consents.   No Contracts binding upon the Company Group or by which any of the Company Ordinary Share, or any of the Company Group’s assets are bound, requiring a consent, approval, authorization, order or other action of or filing with any Person (other than the Company Group) as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby.
5.10   Financial Statements.
(a)   The Company has made available to the SPAC Parties true and complete copies of (i) the audited consolidated financial statements of the Company Group as of and for the fiscal years ended

December 31, 2020 and 2019, consisting of the audited consolidated balance sheets as of such dates, the audited consolidated income statements for the twelve (12) month periods ended on such dates, and the audited consolidated cash flow statements for the twelve (12) month periods ended on such dates, audited in accordance with the requirements of the Public Company Accounting Oversight Board and (ii) reviewed financial statements of the Company as of and for the six (6) month period ended June 30, 2021 (the “Balance Sheet Date”), consisting of the unaudited consolidated balance sheets as of such date (the “Company Balance Sheet”), the reviewed consolidated income statement for the six (6) month periods ended on such date, and the reviewed consolidated cash flow statements for the six (6) month periods ended on such date ((i) and (ii) collectively, the “Financial Statements”).
(b)   The Financial Statements are complete and accurate and fairly present in all material respects, in conformity with the IFRS applied on a consistent basis in all material respects, the financial position of the Company Group as of the dates thereof and the results of operations of the Company Group for the periods reflected therein. The Financial Statements (i) were prepared from the Books and Records of the Company; (ii) were prepared on an accrual basis in accordance with its applicable accounting standards consistently applied; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s financial condition in all material respects as of their dates including for all warranty, maintenance, service and indemnification obligations; and (iv) contain and reflect adequate provisions for all liabilities for all material Taxes applicable to the Company with respect to the periods then ended.
(c)   Except as specifically disclosed, reflected or fully reserved against on the Company Balance Sheet, and for liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since the Balance Sheet Date, there are no material liabilities, debts or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise), or any “off-balance sheet arrangements” relating to the Company. All material debts and liabilities, fixed or contingent, which should be included under IFRS on the Company Balance Sheet are included therein.
(d)   The Company Balance Sheet accurately reflects in all material respects the outstanding Indebtedness of the Company as of the date thereof. Except as set forth in the Financial Statements, the Company does not have any material Indebtedness.
5.11   Internal Accounting Controls.   The Company Group maintains a system of internal accounting controls sufficient to provide reasonable assurance that:
(i)   transactions are executed only in accordance with the respective management’s authorization;
(ii)   all income and expense items are promptly and properly recorded for the relevant periods in accordance with the revenue recognition and expense policies maintained by the Company Group, as permitted by the IFRS;
(iii)   access to assets is permitted only in accordance with the respective management’s authorization; and
(iv)   recorded assets are compared with existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.
5.12   Absence of Certain Changes.   Since December 31, 2020, except as set forth on Section 5.12 of the Company Disclosure Schedule or contemplated by this Agreement, any Additional Agreements or in connection with the transactions contemplated hereby and thereby, (a) the Company Group has conducted the business in the ordinary course consistent with past practices; (b) there has not been any Material Adverse Effect; and (c) the Company Group has not taken any action set forth in Section 8.1, nor has any such event occurred.
5.13   Properties; Title to the Company Group’s Assets.
(a)   The material items of Tangible Personal Property have no defects, are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted) and have been properly maintained, and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto; and all of the Tangible Personal Property is in the control of the Company or its employees.
(b)   The Company Group has good, valid and marketable title in and to, or in the case of the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of their assets reflected on the Company Balance Sheet or acquired after Balance Sheet Date, other than as would not be material, individually or in the aggregate, to the Company Group. No such asset is subject to any Liens other than Permitted Liens. The Company Group’s assets constitute all of the material assets of any kind or description whatsoever, including goodwill, for the Company Group to operate the business immediately after the Closings in the same manner as the business is currently being conducted. Section 5.13(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of the model and number of cryptocurrency miners owned by the Company Group.
5.14   Litigation.   Except as set forth in Section 5.14 of the Company Disclosure Schedule, (i) there is no Action (or any basis therefore) pending against, or to the knowledge of the Company Group threatened against or affecting, the Company Group, any of its officers or directors, the business currently conducted by the Company Group, or any Company Shares or Company RSUs, or any of the Company Group’s assets or Contracts before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements, other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (ii) there are no outstanding judgments against the Company Group that would reasonably to be expected to, individually or in the aggregate, have a Material Adverse Effect on the ability of the Company to enter into and perform its obligations under this Agreement; and (iii) each member of the Company Group is not, and has not been since January 26, 2021, subject to any Action with any Authority, other than as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
5.15   Contracts.
(a)   Section 5.15(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all Contracts, oral or written to which the Company Group is a party or is bound by falling within the following categories (each Contract required to be listed on Section 5.15(a) of the Company Disclosure Schedule, a “Material Contract”; it being understood that the Company is not required to list any Contract with the Company Group’s suppliers or customers entered into in the ordinary course of business in Section 5.15(a) of the Company Disclosure Schedule if such Contract falls into categories set forth in Section 5.15(a)(i), (v), (vii) or (viii) but any such Contract shall still constitute a Material Contract for the purposes of this Agreement):
(i)   all Contracts that require annual payments or expenses by, or annual payments or income to, the Company Group of US$2,500,000 or more (other than standard purchase and sale orders and agreements entered into in the ordinary course of business consistent with past practice);
(ii)   all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company Group in excess of US$2,500,000 annually;
(iii)   all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts with any current or former officer, director, employee or consultant of the Company Group or other Person, under which the Company Group (A) has continuing obligations for payment of annual compensation of at least US$500,000 (other than oral arrangements for at-will employment), (B) has material severance or post termination obligations to such Person, or (C) has an obligation to make a payment upon consummation of the transactions contemplated hereby or as a result of a change of control of the Company Group;
(iv)   all Contracts creating a material joint venture, strategic alliance, limited liability company and partnership agreements to which the Company Group is a party;
(v)   all Contracts relating to any material acquisitions or dispositions of assets by the Company Group in excess of US$2,500,000;

(vi)   all Contracts with a digital asset exchange or over-the-counter trading desk;
(vii)   all Contracts relating to power or energy supply in connection to the mining data centers owned or otherwise Controlled by the Company;
(viii)   each Contract or series of related Contracts pursuant to which the Company Group has agreed to purchase mining hardware or equipment in excess of US$2,500,000;
(ix)   all Contracts for material licensing agreements, including Contracts licensing Intellectual Property Rights, other than (i) “shrink wrap” licenses, and (ii) non-exclusive licenses granted in the ordinary course of business;
(x)   all Contracts (i) under which the Company Group is currently: (A) licensing or otherwise providing the right to use to any third party any Intellectual Property Rights owned by the Company Group, or (B) licensing or otherwise receiving the right to use from any third party any material Intellectual Property Right, with the exception of (1) non-exclusive licenses and subscriptions to commercially available software or technology used for internal use by the Company Group, with a dollar value individually not in excess of US$300,000, (2) any Contract related to open source software, or (3) any Contract under which the Company Group licenses any of its Intellectual Property Rights in the ordinary course of business, and (ii) under which the Company Group has entered into an agreement not to assert or sue with respect to any Intellectual Property Right;
(xi)   all Contracts relating to material secrecy, confidentiality and nondisclosure agreements restricting the conduct of the Company Group or substantially limiting the freedom of the Company Group to compete in any line of business or with any Person or in any geographic area;
(xii)   all Contracts relating to material patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other material Intellectual Property Rights of the Company Group;
(xiii)   all Contracts providing for material guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company Group, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations;
(xiv)   all Contracts with the Company Group to which any 5% Company Shareholder or any director or officer of the Company Group (as set forth in Section 5.29 of the Company Disclosure Schedule) is a party (other than standard employment agreement or award agreements under the Company Plan with any director or officer of the Company Group);
(xv)   all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which the Company Group holds a leasehold interest (including the Leases) and which involve payments to the lessor thereunder in excess of US$1,000,000 annually;
(xvi)   all Contracts relating to outstanding Indebtedness, including financial instruments of indenture or security instruments (typically interest-bearing) such as notes, mortgages, loans and lines of credit, except any such Contract with an aggregate outstanding principal amount not exceeding US$2,500,000;
(xvii)   any Contract entered into since January 26, 2021 involving a loan or advance to, or investment in, any Person other than the Company Group or any Contract relating to the making of any such loan, advance or investment, in each case individually or in the aggregate in excess of US$2,500,000;
(xviii)   any Contract relating to the voting or control of the equity interests of the Company Group or the election of directors of the Company (other than the Organizational Documents of the Company Group);
(xix)   any Contract that can be terminated, or the provisions of which are altered, as a result of the consummation of the transactions contemplated by this Agreement or any of the Additional Agreements to which the Company Group is a party;
(xx)   any Contract with any Authority;

(xxi)   any Contract relating to or in connection with any resolution or settlement of any actual or threatened Action in excess of US$500,000; and
(xxii)   any Contract for which any of the benefits, compensation or payments (or the vesting thereof) with respect to a director, officer, employee or consultant of a member of Company Group will be increased or accelerated by the consummation of the transactions contemplated hereby or the amount or value thereof will be calculated on the basis of any of the transactions contemplated by this Agreement.
(b)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company Group or as set forth on Section 5.15(b) of the Company Disclosure Schedule, (i) each Material Contract is a valid and binding agreement, and is in full force and effect, and neither the Company Group nor, to the Company Group’s knowledge, any other party thereto, is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract, (ii) the Company Group has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Material Contracts, or granted any power of attorney with respect thereto or to any of the Company Group’s assets, and (iii) no Contract (A) requires the Company Group to post a bond or deliver any other form of security or payment to secure its obligations thereunder or (B) imposes any non-competition covenants that may be binding on, or restrict the business or require any payments by or with respect to SPAC or any of its Affiliates. The Company Group previously provided to the SPAC Parties true and correct fully executed copies of each written Material Contract.
(c)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company Group or as set forth on Section 5.15(c) of the Company Disclosure Schedule, none of the execution, delivery or performance by the Company Group of this Agreement or Additional Agreements to which the Company Group is a party or the consummation by the Company Group of the transactions contemplated hereby or thereby constitutes a default under or gives rise to any right of termination, cancellation or acceleration of any obligation of the Company or to a loss of any benefit to which the Company Group is entitled under any provision of any Material Contract.
(d)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company Group or set forth in Section 5.15(d) of the Company Disclosure Schedule, the Company Group is in compliance with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or agreements evidencing any Indebtedness.
(e)   Each of the transactions between the Company Group and any Company Shareholder, officer, employee or director of the Company Group or any Affiliate of any such Person entered into or occurring prior to the Closings is duly approved by the board of directors to the extent such approval is required under the Organizational Documents of such Company Group.
5.16   Licenses and Permits.   Section 5.16 of the Company Disclosure Schedule correctly lists each material license, franchise, permit, order or approval or other similar authorization affecting, or relating in any way to, the business conducted by the Company Group, together with the name of the Authority issuing the same (the “Permits”). Such Permits are valid and in full force and effect in material respects, and none of the Permits will be terminated or impaired or become terminable as a result of the transactions contemplated hereby. The Company Group has all material Permits, governmental licenses, franchises, authorisations, consents and approved necessary or required to own and operate its properties and assets and to carry on the business currently conducted.
5.17   Compliance with Laws.
(a)   Except as set forth in Section 5.17(a) of the Company Disclosure Schedule, (i) the Company Group is not in violation of, has not violated, and to the Company Group’s knowledge, is neither under investigation with respect to nor has been threatened to be charged with or given notice of any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Authority, domestic or foreign in any material respect, nor is there any basis for any such charge and since January 26, 2021 the Company Group has not received any subpoenas by any Authority; (ii) all material approvals, permits, licenses and registrations required under all applicable Laws for the due and proper establishment and operation of each Company Group have been duly obtained from the relevant

Authorities or completed in accordance with the relevant Laws, and are in full force and effect; (iii) the Company Group has all approvals, permits, licenses and registrations necessary for the conduct of its business as currently conducted and is in compliance thereof in all material respects. In respect of the approvals, permits, licenses and registrations requisite for the conduct of any part of the business of the Company Group which are subject to periodic renewal, the Company Group has no reason to believe that such requisite renewals will not be timely granted by the relevant Authorities. The Company Group has been conducting and will conduct its business activities within the permitted scope of business, and has been operating or will operate its business in full compliance in all material respects with all relevant legal requirements and with all requisite approvals, permits, licenses and registrations granted by the competent Authorities.
(b)   In connection with its collection, storage, use, processing and/or disclosure of any information that constitutes “personal information,” “personal data” or “personally identifiable information” as defined in applicable Laws (collectively “Personal Information”) by or on behalf of any Company Group, the Company Group is and has been in compliance with (i) all applicable Laws (including, without limitation, Laws relating to privacy, personal data protection, use of data, data security, telephone and text message communications, and marketing by email or other channels) in all relevant jurisdictions, (ii) the Company Group’s privacy policies and public written statements regarding the Company Group’s privacy or data security practices, and (iii) the requirements of any contract codes of conduct or industry standards by which any Company Group is bound. The Company Group maintains and has maintained reasonable physical, technical, organizational and administrative security measures and policies designed to protect all Personal Information owned, stored, used, processed, maintained or controlled by or on behalf of the Company Group from and against unlawful, accidental or unauthorized access, destruction, loss, use, modification and/or disclosure. The Company Group is and has been in compliance in all material respects with all Laws relating to data loss, theft and breach of security notification obligations. To the knowledge of the Company Group, there has been no occurrence of (x) unlawful, accidental or unauthorized destruction, loss, use, processing, modification or disclosure of or access to Personal Information owned, stored, used, processed, maintained or controlled by or on behalf of the Company Group which require or required the Company Group to notify Authorities, affected individuals or other parties of such occurrence or (y) unauthorized access to or disclosure of the Company Group’s confidential information or trade secrets. No material Actions are pending or, to the knowledge of the Company, threatened in writing against the Company Group relating to the collection, use, dissemination, storage and protection of personal data.
5.18   Intellectual Property.
(a)   Section 5.18(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all material Intellectual Property Rights of the Company Group, including all material Intellectual Property Right owned (including partially owned) and in process of registration or application by the Company Group, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner or applicant of such Intellectual Property Right; (iii) the jurisdictions by or in which such Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed; and (iv) licenses, sublicenses and other agreements pursuant to which any Person is authorized to use such Intellectual Property Rights.
(b)   Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the Company Group owns free and clear of all Liens, or has the valid right or license to use, all products, materials, scripts, pictures, software, tools, software tools, computer programs, specifications, source code, object code, improvements, discoveries, user interfaces, software, Internet domain names, enterprise or business names, logos, data, information and inventions, and all documentation and media constituting, describing or relating to the foregoing that is required or used in its business as currently conducted or as proposed to be conducted together with all Intellectual Property Rights in or to all of the foregoing. None of the material Intellectual Property Rights owned by the Company Group is subject to any Contract or other material obligation as a result of any funding or support from, or any arrangement with, any Authority or agency or nonprofit organization. No material Intellectual Property Right owned by the Company Group is the subject of any current opposition, cancellation, or similar proceeding before any Authority other than proceedings involving the examination of applications for registration of Intellectual Property Right (e.g., patent prosecution proceedings, trademark prosecution proceedings, and copyright prosecution proceedings). The Company Group is not subject to (i) any injunction or other specific judicial, administrative, or other Order that restricts or impairs its ownership, registrability, enforceability, use or distribution of any material Intellectual Property Right owned by the Company Group, or (ii) any current proceeding that the Company reasonably expects would adversely affect the validity, use or enforceability of any material Intellectual Property Right owned by the Company Group, in each case since January 26, 2021.
(c)   To the knowledge of the Company Group, the use of any Intellectual Property Rights in connection with the operation of businesses or otherwise by the Company Group does not infringe upon, misappropriate, or otherwise violate and has not infringed upon, misappropriated or otherwise violated the Intellectual Property Rights of any Person or any applicable Law in any material respect and is in accordance, in all material respects, with any applicable license pursuant to which the Company Group acquired the right to use such Intellectual Property Rights. Since January 26, 2021, there has been no material Action or, to the knowledge of the Company Group, threatened, against the Company Group alleging that the conduct of the business or activities of the Company Group (including the commercialization and exploitation of their products and services) is infringing upon, misappropriating or otherwise violating or has infringed upon, misappropriated or otherwise violated any Intellectual Property Right of any person, nor are there any facts or circumstances that would form the basis for any such Action. To the knowledge of the Company Group, no Person (including current and former officers, employees, consultants and contractors of the Company Group) is currently infringing or misappropriating any material Intellectual Property Rights owned or purported to be owned by the Company Group.
(d)   All employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any material copyrights, patents or trade secrets on behalf of the Company Group or any predecessor in interest thereto either: (i) is a party to a “work-for-hire” agreement under which the Company Group is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company Group (or such predecessor in interest, as applicable) all right, title and interest in such material.
(e)   None of the execution, delivery or performance by the Company Group of this Agreement or any of the Additional Agreements to which the Company Group is a party or the consummation by the Company Group of the transactions contemplated hereby or thereby will cause any item of Intellectual Property Rights owned, licensed, used or held for use by the Company Group immediately prior to the Closings to not be owned, licensed or available for use by the Company Group on substantially the same terms and conditions immediately following the Closings in any material respect.
(f)   The Company Group has taken commercially reasonable measures, consistent with industry practices of companies offering similar services, to safeguard and maintain the confidentiality and value of all trade secrets and other items of Intellectual Property Rights owned by the Company Group that are confidential and all other confidential information, data and materials licensed by the Company Group or otherwise used in the operation of the business. To the knowledge of the Company Group, (A) there has been no unauthorized disclosure or use of any Person’s trade secrets by any officer, employee, contractor, or consultant of the Company Group, and none of the Company Group’s trade secrets have been disclosed to any Person except pursuant to valid and appropriate written non-disclosure agreements or license agreements, and (B) there has been no material breach of the Company Group’s security measures wherein any trade secrets have been disclosed or may have reasonably been disclosed without authorization to any Person.
(g)   The Company Group has established and implemented, and, to the knowledge of the Company, is operating in material compliance with, policies, programs and procedures that are commercially reasonable, consistent with industry practices or companies offering similar services. The Company Group maintains security controls, consistent with industry practices or companies offering similar services, for all material information technology systems owned by the Company Group, including computer hardware, software, networks, information technology systems, electronic data processing systems, telecommunications networks, network equipment, interfaces, platforms, peripherals, and data or information contained therein or transmitted thereby, including any outsourced systems and processes

(collectively, the “Computer Systems”). Since January 26, 2021, the Computer Systems have not suffered any material failures, breakdowns, continued substandard performance, unauthorized intrusions, or other adverse events affecting any such Computer Systems that, in each case, have caused any substantial disruption of or interruption in or to the business operated by the Company Group and the use of such Computer Systems.
(h)   No material software within the Intellectual Property Rights owned by the Company Group is currently or was in the past distributed or used by the Company Group with any open source software in a manner that requires any such software to be dedicated to the public domain, disclosed, distributed in source code form, made available at no charge, or reverse engineered.
5.19   Customers and Suppliers.
(a)   None of the Company Group’s ten (10) largest suppliers, as measured by the dollar amount of purchases therefrom or thereby for the first six (6) months ended June 30, 2021, has (i) terminated its relationship with the Company Group, (ii) materially reduced its business with the Company Group or materially and adversely modified its relationship with the Company Group, (iii) notified the Company Group in writing of its intention to take any such action, or (iv) to the knowledge of the Company Group, become insolvent or subject to bankruptcy proceedings.
5.20   Accounts Receivable and Payable; Loans.
(a)   To the Company’s knowledge, all accounts receivables and notes of the Company Group reflected on the Financial Statements, and all accounts receivable and notes arising subsequent to the date thereof, represent valid obligations arising from services actually performed or goods actually sold by the Company Group in the ordinary course of business consistent with past practice. To the Company’s knowledge, the accounts payable of the Company Group reflected on the Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the ordinary course consistent with past practice.
(b)   There is no material contest, claim, or right of setoff in any agreement with any maker of an account receivable or note relating to the amount or validity of such account receivable or note. To the Company’s knowledge, except as set forth in Section 5.20(b) of the Company Disclosure Schedule, all account receivable or notes are good and collectible in the ordinary course of business.
(c)   The information set forth on Section 5.20(c) of the Company Disclosure Schedule separately identifies any and all accounts receivables or notes of the Company Group which are owed by any Affiliate of the Company Group as of the Balance Sheet Date. Except as set forth on Section 5.20(c) of the Company Disclosure Schedule, the Company Group is not indebted to any of its Affiliates and no Affiliates are indebted to the Company Group.
5.21   Pre-payments. Except as set forth on Section 5.21 of the Company Disclosure Schedule, the Company Group has not received any payments with respect to any services to be rendered or goods to be provided after the Closings except in the ordinary course of business.
5.22   Employees.
(a)   Section 5.22(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of those employees designated by the Company Group as key personnel of the Company Group (the “Key Personnel”), setting forth the name, title for each such person.
(b)   Except as set forth on Section 5.22(b) of the Company Disclosure Schedule, the Company Group is not a party to or subject to any, collective bargaining agreement, non-competition agreement restricting the activities of the Company Group, or any similar agreement, and there has been no activity or proceeding by a labor union or representative thereof to organize any employees of the Company Group.
(c)   There are no pending or, to the knowledge of the Company Group, threatened Actions against the Company Group under any worker’s compensation policy or long-term disability policy.

5.23   Employment Matters.
(a)   Section 5.23(a) of the Company Disclosure Schedule sets forth a true and complete list of (i) the form of employment agreement, confidentiality, non-competition and intellectual right agreement and if applicable, commission agreement to be signed with the employees (the “Labor Agreements” ), and (ii) each employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan of the Company Group now in effect or under which the Company Group has any obligation, or any understanding between the Company Group and any employee concerning the terms of such employee’s employment that does not apply to the Company Group’s employees generally. The Company Group has previously delivered to the SPAC Parties true and complete copies of such forms of the Labor Agreements and each generally applicable employee handbook or policy statement of the Company Group.
(b)   Except as would not reasonably be expected to, individually or in aggregate, have a Material Adverse Effect, to the knowledge of the Company Group, no current employee of the Company Group, in the ordinary course of his or her duties, has breached any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer.
(c)   Except as would not reasonably be expected to, individually or in aggregate, have a Material Adverse Effect, the Company Group is in compliance with all applicable Laws regarding employment and employment practices, including, without limitation, all laws respecting terms and conditions of employment, health and safety, employee classification, non-discrimination, wages and hours, immigration, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues, the proper classification of employees and independent contractors, and unemployment insurance. The Company Group is not a party to any collective bargaining agreement, does not have any material labor relations disputes, and there is no pending representation question or union organizing activity respecting employees of the Company Group.
5.24   Withholding.   Except as disclosed on Section 5.24 of the Company Disclosure Schedule, all obligations of the Company Group applicable to its employees, whether arising by operation of Law, by contract, by past custom or otherwise, or attributable to payments by the Company Group to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits, social insurance, housing fund contributions or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the Financial Statements in all material respects. Except as disclosed on Section 5.24 of the Company Disclosure Schedule, all reasonably anticipated material obligations of the Company Group with respect to such employees, whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business) in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company Group prior to the Closing Date.
5.25   Real Property.
(a)   Except as disclosed in Section 5.25(a) of the Company Disclosure Schedule, the Company Group does not own and has not owned any Owned Real Property. Other than as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect, the Company Group has good title to the Owned Real Property described in Section 5.25(a) of the Company Disclosure Schedule, free and clear of all Liens (except for the Permitted Liens).
(b)   Section 5.25(b) of the Company Disclosure Schedule sets forth the address of each Leased Real Property. The Company has made available to SPAC true and complete copies of all Leases under which the Company Group uses or occupies or has the right to use or occupy any Leased Real Property. Except as would not be material to the Company Group and to the knowledge of the Company Group, (i) the Company Group has a good and valid leasehold or subleasehold interest in each relevant parcel of the Leased Real Property, free and clear of all Liens; (ii) each Lease is legal, valid, binding, enforceable and in full force and effect; (iii) the Company Group has not subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof; (iv) the Company Group has not collaterally assigned or granted any other security interest in such Lease or any interest therein; (v) the Company Group’s possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed, and there are no disputes with respect to such Lease; and (vi) the Company Group is not in breach or violation of, or default under any Lease and to the knowledge of the Company Group, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease.
(c)   As of the date hereof, no party to any Lease has given written notice to the Company Group of, or made a written claim against the Company Group with respect to, any breach or default thereunder. As of the date hereof, the Company Group has not received written notice of the existence of any outstanding Order, and, to the knowledge of the Company Group, there is no such Order threatened, relating to the ownership, lease, use, occupancy or operation by any Person of any Leased Real Property.
5.26   Tax Matters.
(a)   Except in each case as to matters that would not, individually or in the aggregate, be material to the Company Group, (i) each of the Company and its Subsidiaries has duly and timely filed all Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate and disclose all Taxes required to be paid; (iii) except as set forth on Section 5.26(a) of the Company Disclosure Schedule, all such Tax Returns have been examined by the relevant Taxing Authority or the period for assessment for Taxes in respect of such Tax Returns has expired; (iv) there is no Action, pending or proposed in writing or, to the knowledge of the Company Group, threatened, with respect to Taxes of the Company or any Subsidiary or for which a Lien may be imposed upon any of the Company Group’s assets; (v) no statute of limitations in respect of the assessment or collection of any Taxes of the Company or any Subsidiary for which a Lien may be imposed on any of the Company Group’s assets has been waived or extended, which waiver or extension is in effect, except for automatic extensions of time to file Tax Returns obtained in the ordinary course of business; (vi) the Company and each Subsidiary has complied with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company or any Subsidiary; (vii) none of the assets of the Company Group is required to be treated as owned by another Person for U.S. federal income Tax purposes pursuant to Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986); (viii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Company Group; (ix) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or closing agreement with any Taxing Authority (within the meaning of Section 7121 of the Code or any analogous provision of the applicable Law), with respect to the Company or any Subsidiary; (x) except as set forth on Section 5.26(a) of the Company Disclosure Schedule, no claim has been made by a Taxing Authority in a jurisdiction where the Company or any Subsidiary has not paid any tax or filed Tax Returns, asserting that the Company or a Subsidiary is or may be subject to Tax in such jurisdiction; (xi) there is no outstanding power of attorney from the Company or any Subsidiary authorizing anyone to act on behalf of the Company or a Subsidiary in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of the Company or any Subsidiary; (xii) none of the Company or any Subsidiary is, or has ever been, a party to any Tax sharing or Tax allocation Contract, other than any customary commercial contract the principal subject of which is not Taxes; and (xiii) none of the Company or any Subsidiary is currently or has ever been included in any consolidated, combined or unitary Tax Return other than a Tax Return that includes only the Company Group.
(b)   The unpaid Taxes of the Company Group for the current fiscal year did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Financial Statements.

(c)   The Company is not aware of the existence of any fact, or any action it has taken (or failed to take) or agreed to take, that would reasonably be expected to prevent or impede any of the Mergers from qualifying for the Intended Tax Treatment. This Section 5.26(c) shall not apply to any fact or action specifically contemplated under this Agreement.
5.27   Environmental Laws.
(a)   Except as set forth on Section 5.27(a) of the Company Disclosure Schedule, the Company Group has not (i) received any written notice of any alleged claim, violation of or Liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any Liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Materials Activities of the Company Group, except in each case as would not be material to the Company Group.
(b)   Except as set forth on Section 5.27(b) of the Company Disclosure Schedule, the Company Group has been and is in compliance in all material respects with all Environmental Laws, including obtaining and complying with all Permits required pursuant to Environmental Laws. No Company Group is required by any Environmental Law (a) to perform an environmental audit or environmental assessment for Hazardous Materials, or (b) to record or deliver to any Person any disclosure document or statement pertaining to environmental matters.
(c)   Except as set forth on Section 5.27(c) of the Company Disclosure Schedule, the Company Group (or any other Person to the extent giving rise to liability for the Company Group) has not manufactured, distributed, treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, released, or exposed any Person to, or owned or operated any property or facility which is or has been contaminated by, any Hazardous Materials, in each case, so as to give rise to any material liability (contingent or otherwise) to the Company Group, taken as a whole, under any Environmental Laws.
5.28   Powers of Attorney and Suretyships.   Except as set forth on Section 5.28 of the Company Disclosure Schedule, the Company Group does not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) outside the Company Group or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person outside the Company Group or other than as reflected in the Financial Statements.
5.29   Directors and Officers.   Section 5.29 of the Company Disclosure Schedule sets forth a true, correct and complete list of all directors and officers of the Company Group.
5.30   Other Information.   Neither this Agreement nor any of the documents or other information made available to the SPAC Parties or their Affiliates, attorneys, accountants, agents or representatives pursuant hereto or in connection with SPAC’s due diligence review of the business, assets, capitalization and other matters of the Company Group or the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. The Company Group has provided the SPAC Parties with all requested material information regarding the business conducted by the Company Group.
5.31
Certain Business Practices. The Company Group, its officers, directors, employees, and to the knowledge of the Company Group, its agents, representatives or other persons acting on its behalf, have complied with and are in compliance in all respects with Anti-Corruption Laws. Neither the Company Group nor any of its officers, directors, employees, nor to the knowledge of the Company Group, any of its agents, representatives or other persons acting on its behalf, (i) has offered, promised, given or authorized the giving of money or anything else of value, whether directly or through another person or entity, to (A) any Government Official or (B) any other Person with the knowledge that all or any portion of the money or thing of value will be offered or given to a Government Official, in each of the foregoing clauses (A) and

(B) for the purpose of influencing any action or decision of the Government Official in his or her official capacity, including a decision to fail to perform his or her official duties, inducing the Government Official to use his or her influence with any Authority to affect or influence any official act, or otherwise obtaining an improper advantage; or (ii) has or will make or authorize any other person to make any payments or transfers of value which have the purpose or effect of commercial bribery, or acceptance or acquiescence in kickbacks or other unlawful or improper means of obtaining or retaining business. The Company Group has in place policies, procedures and controls that are reasonably designed to promote and ensure compliance with Anti-Corruption Laws.
5.32   Sanctions; Anti-Money Laundering.   Neither the Company Group nor, to the knowledge of the Company Group, any of the Company Group’s Affiliates or its or their directors, officers, employees, agents or representatives, is, or is owned or controlled by one or more Persons that are: (i) the subject of any sanctions administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC) or the U.S. Department of State, the United Nations Security Council, the European Union, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria) or has conducted business with any Person or entity or any of its respective officers, directors, employees, agents, representatives or other Persons acting on its behalf that is located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria). The operations of the Company Group are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company Group conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Authority (collectively, the “Anti-Money Laundering Laws”).
5.33   Not an Investment Company.   The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
5.34   Insurance   Except as would not be material, individually or in the aggregate, to the Company Group: (a) all of the insurance policies held by, or forth benefit of, the Company Group with respect to policy periods that include the date of this Agreement are in full force and effect, and (b) the Company Group has not received any written notice of cancellation of any of such policies or of any material changes that are required in the conduct of the business of the Company Group as a condition to the continuation of coverage under, or renewal of, any of such policies.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF SPAC PARTIES
Except as disclosed in the SPAC SEC Documents, SPAC and SPAC Sub, jointly and severally, represent and warrant to the Company that:
6.1   Corporate Existence and Power.   SPAC is a business company duly incorporated, validly existing and in good standing under the Laws of the British Virgin Islands. SPAC Sub is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. Each of the SPAC Parties has all requisite power and authority, corporate and otherwise, to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.
6.2   Authorization.   Each SPAC Party has the requisite power and authority to execute and deliver this Agreement and each Additional Agreement to which it is a party and to perform all obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each SPAC Party of this Agreement and the Additional Agreements to which it is a party and the consummation by the SPAC Parties of the transactions contemplated hereby and thereby are within the corporate powers of the SPAC Parties and have been duly authorized by all necessary corporate action on the part of the SPAC Parties, subject to the receipt of the Required SPAC Shareholder Approval. This Agreement has been, and each Additional Agreement (when executed and delivered by relevant SPAC Party) will be, duly and validly executed and delivered by relevant SPAC Party, and assuming due and valid authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and each the Additional Agreement (when executed and delivered by applicable SPAC Party) will constitute, a valid and legally binding obligation of the relevant SPAC Party, enforceable against the relevant SPAC Party in accordance with their representative terms subject to the Bankruptcy and Equity Exception.
6.3   Governmental Authorization.   Other than as required under applicable Laws, neither the execution, delivery nor performance by the SPAC Parties of this Agreement or any Additional Agreements requires any consent, approval, permit, license or other action by or in respect of, or registration, declaration or filing with any Authority.
6.4   Non-Contravention.   The execution, delivery and performance by any SPAC Party of this Agreement and any Additional Agreements to which it is a party do not and will not (a) contravene or conflict with the Organizational Documents of relevant SPAC Party, or (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to relevant SPAC Party, except, in cases of (b), for such contravention or conflict that would not reasonably be expected to have a material adverse effect on the ability of the SPAC Parties to consummate the transactions contemplated by this Agreement or any of the Additional Agreements.
6.5   Finders’ Fees.   There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of SPAC or other Affiliates who might be entitled to any fee or commission from the Company, or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.
6.6   Capitalization.
(a)   As of the date hereof, SPAC is authorized to issue a maximum of 111,000,000 shares with no par value divided into three classes of shares, namely, (i) 100,000,000 SPAC Class A Ordinary Shares with no par value, (ii) 10,000,000 SPAC Class B Ordinary Shares with no par value, and (iii) 1,000,000 preferred shares with no par value, of which 6,100,000 SPAC Class A Ordinary Shares (5,750,000 shares of which are subject to redemption) and 1,437,500 SPAC Class B Ordinary Shares are issued and outstanding. As of the date hereof, 604,250 SPAC Ordinary Shares are reserved for issuance with respect to SPAC Rights. No other shares of capital stock or other voting securities of SPAC are issued, reserved for issuance or outstanding. All issued and outstanding SPAC Ordinary Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Laws of British Virgin Islands, SPAC’s Organizational Documents or any contract to which SPAC is a party or by which SPAC is bound. Except as set forth in SPAC’s Organizational Documents, there are no outstanding contractual obligations of SPAC to repurchase, redeem or otherwise acquire any SPAC Ordinary Shares or any capital equity of SPAC. There are no outstanding contractual obligations of SPAC to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.
(b)   The authorized share capital of SPAC Sub is US$50,000 divided into 500,000,000 ordinary shares, par value US$0.0001 per share (the “SPAC Sub Ordinary Shares”) of which one (1) SPAC Sub Ordinary Share is issued and outstanding as of the date hereof. No other shares or other voting securities of SPAC Sub are issued, reserved for issuance or outstanding. All issued and outstanding SPAC Sub Ordinary Share(s) are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Cayman Islands Law, SPAC Sub’s Organizational Documents or any contract to which SPAC Sub is a party or by which SPAC Sub is bound. Except as set forth in SPAC Sub’s Organizational Documents, there are no outstanding contractual obligations of SPAC Sub to repurchase, redeem or otherwise acquire any SPAC Sub Ordinary Share(s) or any share capital or equity of SPAC Sub. There are no outstanding contractual obligations of SPAC Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

6.7   Trust Fund.   As of the date of this Agreement, SPAC has at least US$57,500,000 in the trust fund established by SPAC for the benefit of its public shareholders in a United States-based account located in the United States, maintained by the Trustee (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended) and held in trust by the Trustee pursuant to the Investment Management Trust Agreement. There are no separate agreements, side letters or other agreements or understandings (whether written, unwritten, express or implied) that would cause the description of the Trust Agreement in the SPAC SEC Documents to be inaccurate in any material respect or, to the SPAC Parties’ knowledge, that would entitle any Person to any portion of the funds in the Trust Account. Prior to the Closings, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Organizational Documents of SPAC and the Trust Agreement. SPAC has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and, to the knowledge of SPAC, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. As of the date of this Agreement, there are no claims or proceedings pending with respect to the Trust Account. Since the consummation of the IPO, SPAC has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement). Upon the consummation of the transactions contemplated hereby, SPAC shall have no further obligation under either the Trust Agreement or the Organizational Documents of SPAC to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.
6.8   Listing.   As of the date hereof, SPAC Units, SPAC Class A Ordinary Shares and SPAC Rights are listed on the Nasdaq Capital Market, with trading symbols “BSGAU”, “BSGA” and “BSGAR.”
6.9   Reporting Company.   SPAC is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Exchange Act, and the SPAC Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act.
6.10   Board Approval.   Each of the board of directors of SPAC (including any required committee or subgroup of such boards) and the sole director of SPAC Sub have (i) declared the advisability of the transactions contemplated by this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of the shareholders of the SPAC Parties, as applicable, and (iii) solely with respect to the board of directors of SPAC, determined that the transactions contemplated hereby constitutes a “Business Combination” as such term is defined in SPAC’s Organizational Documents.
6.11   SPAC SEC Documents and Financial Statements.
(a)   SPAC has filed in a timely manner all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since June 9, 2021 (collectively, as they have been amended since the time of their filing and including all exhibits, amendments, restatements or supplements thereto, the “SPAC SEC Documents”). None of the SPAC SEC Documents, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As used herein, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.
(b)   The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the SPAC SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of SPAC as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended.

6.12   Litigation.   There is no Action (or any basis therefore) pending against any SPAC Party, any of its officers or directors or any of its securities or any of its assets or Contracts before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements, other than as would not, individually or in the aggregate, have a material adverse effect on the ability of the SPAC Parties to consummate the transactions contemplated by this Agreement or any of the Additional Agreements.
6.13   Compliance with Laws.   No SPAC Party is in violation of, has violated, under investigation with respect to any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Authority, domestic or foreign in any material respect, nor is there any basis for any such charge and no SPAC Party has previously received any subpoenas by any Authority.
6.14   Not an Investment Company.   SPAC is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
6.15   Tax Matters.
(a)   Except in each case as to matters that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the SPAC Parties to consummate the transactions contemplated by this Agreement or any Additional Agreement: (i) each SPAC Party has duly and timely filed all Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate and disclose all Taxes required to be paid; (iii) there is no pending or proposed in writing or, to the knowledge of the SPAC Parties, threatened, with respect to Taxes of the SPAC Parties or for which a Lien may be imposed upon any of either of the SPAC Parties’ assets; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the SPAC Parties for which a Lien may be imposed on any of the SPAC Parties’ assets has been waived or extended, which waiver or extension is in effect, except for automatic extensions of time to file Tax Returns obtained in the ordinary course of business; (v) the SPAC Parties complied with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the SPAC Parties; (vi) none of the assets of the SPAC Parties is required to be treated as owned by another Person for U.S. federal income Tax purposes pursuant to Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986); (vii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the SPAC Parties; (viii) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or closing agreement with any Taxing Authority (within the meaning of Section 7121 of the Code or any analogous provision of the applicable Law), with respect to the SPAC Parties; (ix) no claim has been made by a Taxing Authority in a jurisdiction where the SPAC Parties have not paid any tax or filed Tax Returns, asserting that SPAC is or may be subject to Tax in such jurisdiction; (x) there is no outstanding power of attorney from either of the SPAC Parties authorizing anyone to act on behalf of such party in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of that party; (xi) no SPAC Party is, or has ever been, a party to any Tax sharing or Tax allocation Contract, other than any customary commercial contract the principal subject of which is not Taxes; and (xii) neither SPAC Party is currently or has ever been included in any consolidated, combined or unitary Tax Return other than a Tax Return that includes only the SPAC Parties.
(b)   The unpaid Taxes of the SPAC Parties for the current fiscal year did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Financial Statements.
(c)   SPAC is not aware of any fact, or any action it has taken (or failed to take) or agreed to take, that would reasonably be expected to prevent or impede any of the Mergers from qualifying for the Intended Tax Treatment. This Section 6.15(c) shall not apply to any fact or action specifically contemplated under this Agreement.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF ACQUISITION ENTITIES
The Acquisition Entities, jointly and severally, represent and warrant to the Company and SPAC that:
7.1   Corporate Existence and Power.   Each of PubCo and Merger Sub 3 is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. Each of Merger Sub 1 and Merger Sub 2 is a business company duly incorporated, validly existing and in good standing under the Laws of the British Virgin Islands. Each of the Acquisition Entities has all requisite power and authority, corporate and otherwise, to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.
7.2   Authorization.   Each Acquisition Entity has the requisite power and authority to execute and deliver this Agreement and each Additional Agreement to which it is a party and to perform all obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each Acquisition Entity of this Agreement and the Additional Agreements to which it is a party and the consummation by the Acquisition Entities of the transactions contemplated hereby and thereby are within the corporate powers of the Acquisition Entities and have been duly authorized by all necessary corporate action on the part of the Acquisition Entities. This Agreement has been, and each Additional Agreement (when executed and delivered by relevant Acquisition Entity) will be, duly and validly executed and delivered by relevant Acquisition Entity, and assuming due and valid authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and each the Additional Agreement (when executed and delivered by applicable Acquisition Entity) will constitute, a valid and legally binding obligation of the relevant Acquisition Entity, enforceable against the relevant Acquisition Entity in accordance with their representative terms subject to the Bankruptcy and Equity Exception.
7.3   Governmental Authorization.   Other than as required under applicable Laws, neither the execution, delivery nor performance by the Acquisition Entities of this Agreement or any Additional Agreements requires any consent, approval, permit, license or other action by or in respect of, or registration, declaration or filing with any Authority.
7.4   Non-Contravention.   The execution, delivery and performance by any Acquisition Entity of this Agreement and any Additional Agreements to which it is a party do not and will not (a) contravene or conflict with the Organizational Documents of relevant Acquisition Entity, or (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to relevant Acquisition Entity, except, in cases of (b), for such contravention or conflict that would not reasonably be expected to have a material adverse effect on the ability of the Acquisition Entities to consummate the transactions contemplated by this Agreement or any of the Additional Agreements.
7.5   Finders’ Fees.   There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any Acquisition Entity or any of its Affiliates who might be entitled to any fee or commission from the Company, or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.
7.6   Issuance of Shares.   The Per Share Merger Consideration, the PubCo Ordinary Shares issuable to SPAC Shareholders and the corresponding ADSs, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable, free and clear of any Liens and not subject to or issued in violation of any right of any third party pursuant to any contract to which PubCo bound, applicable Law or PubCo’ Organizational Documents.
7.7   Capitalization.
(a)   As of the date of this Agreement, the authorized share capital of PubCo consists of one share (the “PubCo Share”) which is issued and outstanding as of the date of this Agreement. The authorized share capital of Merger Sub 1 consists of one share (the “Merger Sub 1 Share”) which is issued and outstanding as of the date of this Agreement. The authorized share capital of Merger Sub 2 consists of one share (the “Merger Sub 2 Share”) which is issued and outstanding as of the date of this Agreement. The authorized share capital of Merger Sub 3 consists of one share (the “Merger Sub 3 Share”) which is issued and outstanding as of the date of this Agreement. The PubCo Ordinary Share, the Merger Sub 1 Share, the Merger Sub 2 Share and the Merger Sub 3 Share, and any PubCo Ordinary Shares and shares of Merger Sub 1, Merger Sub 2 and Merger Sub 3 that will be issued pursuant to the transactions contemplated under this Agreement, (i) have been, or will be prior to such issuance, duly authorized and have been, or will be at the time of issuance, validly issued and are fully paid, (ii) were, or will be, issued, in compliance in all material respects with applicable Law, and (iii) were not, and will not be, issued in breach or violation of any preemptive rights or Contract.
(b)   Except as set forth in Section 7.7(a), (i) no Acquisition Entity has authorized, outstanding or issued any equity securities; (ii) no Acquisition Entity is obligated to issue, sell or transfer any equity securities; (iii) no Acquisition Entity is a party or subject to any Contract that affects or relates to the voting or giving of written consents with respect to, or the right to cause the redemption, or repurchase of, any equity security of such Acquisition Entity; (iv) no Acquisition Entity has granted any registration rights or information rights to any other Person; (v) there are no phantom shares and there are no voting or similar agreements entered into by any Acquisition Entity which relate to the share capital, registered capital or charter capital of such Acquisition Entity; and (vi) no Acquisition Entity has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of such Acquisition Entity on any matter or any agreements to issue such bonds, debentures, notes or other obligations.
(c)   PubCo does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity, other than, (i) as of the date of this Agreement, Merger Sub 1, Merger Sub 2 and Merger Sub 3, (ii) immediately after the First Closing, Initial SPAC Surviving Sub, Merger Sub 2 and Merger Sub 3, (iii) immediately after the Second Closing, Subsequent SPAC Surviving Sub and Merger Sub 3 and (iv) immediately after the Acquisition Closing, Subsequent SPAC Surviving Sub and the Surviving Company. None of Merger Sub 1, Merger Sub 2 or Merger Sub 3 owns or controls, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity.
7.8   Board Approval.   The sole director of each of the Acquisition Entities has (i) declared the advisability of the transactions contemplated by this Agreement, and (ii) determined that the transactions contemplated hereby are in the best interests of the shareholders of the Acquisition Entities, as applicable.
7.9   Litigation.   There is no Action (or any basis therefore) pending against any Acquisition Entities, any of its officers or directors or any of its securities or any of its assets or Contracts before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements, other than as would not, individually or in the aggregate, have a material adverse effect on the ability of the Acquisition Entities to consummate the transactions contemplated by this Agreement or any of the Additional Agreements.
7.10   Compliance with Laws.   No Acquisition Entity is in violation of, has violated, under investigation with respect to any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Authority, domestic or foreign in any material respect, nor is there any basis for any such charge and no Acquisition Entity has previously received any subpoenas by any Authority.
7.11   Not an Investment Company.   No Acquisition Entity is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
7.12   Business Activities.   Each Acquisition Entity was formed solely for the purpose of effecting the transactions contemplated under this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated under this Agreement and has no, and at all times prior to the Acquisition Closing except as expressly contemplated by the Additional Agreements and the transactions contemplated under this Agreement, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation.
7.13   U.S. Entity Classification Elections.   Merger Sub 2 will elect to be disregarded as an entity separate from PubCo for U.S. federal income tax purposes effective as of the day of its formation and will not subsequently change such classification. Merger Sub 3 will elect to be treated as disregarded as an entity separate from its owner for U.S. federal income tax purposes effective as of the day of its formation. On the Closing Date, Merger Sub 3 will elect to be treated as a corporation for U.S. federal income tax purposes, effective as of the start of the day on the Closing Date and prior to the Acquisition Merger.
7.14   Intended Tax Treatment.   No Acquisition Entity has taken any action (nor permitted any action to be taken), or is aware of any fact or circumstance, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment of any of the Mergers.
7.15   Foreign Private Issuer .   PubCo is and shall be at all times commencing from the date 30 days prior to the first filing of the Proxy Statement and Registration Statements with the SEC through the Acquisition Closing, a foreign private issuer as defined in Rule 405 under the Securities Act.
7.16   Organizational Documents.   PubCo shall take all necessary actions under applicable Law to approve and adopt (a) the Amended PubCo Charter, which shall become effective at the First SPAC Merger Effective Time, and (b) the 2021 Equity Incentive Plan of PubCo, which shall become effective at the Acquisition Merger Effective Time.
ARTICLE VIII
COVENANTS OF THE RELEVANT PARTIES PENDING CLOSING
Each of the Company Group, SPAC Parties and Acquisition Entities covenants and agrees that:
8.1   Conduct of the Business.   (a) From the date hereof until the Acquisition Merger Effective Time, except as expressly contemplated or permitted by this Agreement or Additional Agreements or as required by applicable Law (including for this purposes any COVID-19 measures), each party shall, and shall cause its Subsidiaries to, (A) conduct their respective business only in the ordinary course consistent with past practice in all material respects, and (B) use its reasonable best efforts to preserve intact its assets, keep available the services of its current officers and key employees and maintain in all material respects its current relationships with suppliers, customers and other third parties with which it has material business relations. Without limiting the generality of the foregoing, except as expressly contemplated or permitted by this Agreement or Additional Agreements or as required by applicable Law (including for this purposes any COVID-19 measures), from the date hereof until the Acquisition Merger Effective Time, without the prior written consent of the Company and SPAC (provided that (y) such written consent shall not be unreasonably withheld, and (z) such other party shall respond to such request for written consent as soon as practicable and such written consent shall be deemed given if such other party does not respond to such request with three (3) Business Days after the receipt of the request), each of the parties hereto shall not, and shall cause its Subsidiaries not to:
(i)   amend, modify or supplement its Organizational Documents other than pursuant to this Agreement;
(ii)   adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any shares or other equity or voting securities of the Company other than pursuant to this Agreement;
(iii)   modify, amend, enter into, consent to the termination of, or waive any material rights under, any Material Contract (or any Contract that would be a Material Contract if such Contract has been entered into prior to the date hereof), except for in ordinary course of business consistent with past practice;
(iv)   make any capital expenditures in excess of US$5,000,000 (individually or in the aggregate), except for in ordinary course of business consistent with past practice;
(v)   sell, transfer, lease, license, grant or incur any Lien on, or otherwise dispose of any of the Company Group’s assets or Intellectual Property Rights, except sales of products to customers in the ordinary course of business consistent with past practice and not exceeding US$5,000,000;
(vi)   pay, declare or promise to pay any dividends or other distributions with respect to its share capital, or pay, declare or promise to pay any other payments to any shareholder (other than, in the case of any shareholder that is an employee, payments of salary accrued in said period at the current salary rate), except for in connection with the Restructuring (defined in Section 9.3) in which case no written consent would be required;
(vii)   (A) grant, accelerate or amend the terms of any equity awards to any employee of the Company Group or to any person except for grant or accelerate the Company RSUs under the Company Plan, or (B) establish, adopt, amend or terminate the Company Plan or any other equity incentive plan except the termination of the Company Plan and the adoption of the 2021 Equity Incentive Plan of PubCo as contemplated by this Agreement;
(viii)   obtain or incur any loan or other Indebtedness in excess of US$5,000,000, or assume, guarantee or otherwise become responsible for the obligations of any Person for Indebtedness, except for in ordinary course of business consistent with past practice;
(ix)   commence, settle, release, waive or compromise any Action of or against any member of the Company Group (A) for an amount in excess of US$5,000,000, (B) that would impose any material restrictions on the business or operations of any member of the Company Group, or (C) that is brought by or on behalf of any current, former or purported holder of any share capital or other securities of any member of the Company Group relating to the Acquisition Merger; adopt or enter into a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any member of the Company Group;
(x)   acquire, whether by purchase, merger, spin off, consolidation, scheme of arrangement, amalgamation or acquisition of shares or assets, any assets, securities or properties, in aggregate, with a value or purchase price in excess of US$5,000,000 in any transaction or related series of transactions;
(xi)   fail to maintain in full force and effect material insurance policies covering the Company Group and its properties, assets and businesses in a form and amount consistent with past practices;
(xii)   make any change in its accounting principles or methods of accounting, other than as may be required by the applicable accounting principles or applicable Law;
(xiii)   issue, sell, transfer, pledge, dispose of, place any Lien, redeem or repurchase any shares or other equity or voting securities of any member of the Company Group, or issue or grant any securities exchangeable for or convertible into any shares or other equity or voting securities of any member of the Company Group;
(xiv)   make, change or revoke any material Tax election, amend any Tax Return, enter into any closing agreement or seek any ruling from any Authority with respect to material Taxes, surrender any right to claim a material refund of Taxes, settle or finally resolve any material controversy with respect to Taxes, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of material Taxes, change any method of Tax accounting or Tax accounting period, initiate any voluntary Tax disclosure to any Authority, or incur any material amount of Taxes outside of the ordinary course of business; or
(xv)   undertake any legally binding obligation to do any of the foregoing.
(b)   From the date hereof through the Closing Date, SPAC shall remain a “blank check company” as defined under the Securities Act, shall not conduct any business operations other than in connection with this Agreement and ordinary course operations to maintain its status as a Nasdaq-listed special purpose acquisition company pending the completion of the transactions contemplated hereby. Without limiting the generality of the foregoing, through the Closing Date, other than in connection with the transactions contemplated by this Agreement, without the Company’s prior written consent (which shall not be unreasonably withheld), SPAC shall not, and shall not cause its Subsidiaries to amend, waive or otherwise change the Investment Management Trust Agreement in any manner adverse to SPAC.
(c)   Neither party shall (i) take or agree to take any action that might make any representation or warranty of such party inaccurate or misleading in any material respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate or misleading in any material respect at any such time.

(d)   From the date hereof through the earlier of (x) termination of this Agreement in accordance with Article XIII and (y) the Acquisition Closing, other than in connection with the transactions contemplated hereby, none of the Company Group, SPAC Parties or Acquisition Entities, shall, and such Persons shall cause each of their respective officers, directors, Affiliates, managers, consultants, employees, representatives (including investment bankers, attorneys and accountants) and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning, or make any offers or proposals related to, any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction, (iii) enter into, engage in or continue any discussions or negotiations with respect to an Alternative Transaction with, or provide any non-public information, data or access to employees to, any Person that has made, or that is considering making, a proposal with respect to an Alternative Transaction or (iv) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. For purposes of this Agreement, the term “Alternative Transaction” shall mean any of the following transactions involving the Company Group, the SPAC Parties or the Acquisition Entities (other than the transactions contemplated by this Agreement): (1) any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, consolidation, liquidation or dissolution or other similar transaction, or (2) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such Person (other than the sale, the lease, transfer or other disposition of assets in the ordinary course of business) or any class or series of the share capital or capital stock or other equity interests of the Company Group, the SPAC Parties or the Acquisition Entities in a single transaction or series of transactions.
8.2   Access to Information.   From the date hereof until and including the Closing Date, the Company Group, the SPAC Parties and the Acquisition Entities shall, to the best of their abilities, (a) continue to give the other parties, their legal counsel and other representatives full access to the offices, properties, and Books and Records, (b) furnish to the other parties, their legal counsel and other representatives such information relating to the business of the Company Group, the SPAC Parties or the Acquisition Entities as such Persons may reasonably request and (c) cause its respective employees, legal counsel, accountants and representatives to cooperate with the other parties in such other parties’ investigation of its business; provided that no investigation pursuant to this Section (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company Group, the SPAC Parties or the Acquisition Entities and, provided further, that any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company Group, the SPAC Parties or the Acquisition Entities. Notwithstanding anything to the contrary in this Agreement, neither party shall be required to provide the access described above or disclose any information if doing so is reasonably likely to (i) result in a waiver of attorney client privilege, work product doctrine or similar privilege or (ii) violate any contract to which it is a party or to which it is subject or applicable Law, provided that the non-disclosing party must advise the other parties that it is withholding such access and/or information and (to the extent reasonably practicable) and provide a description of the access not granted and/or information not disclosed.
8.3   Notices of Certain Events.   Each party shall promptly notify the other party of:
(a)   any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action by or on behalf of such Person or result in the creation of any Lien on any Company Ordinary Share or share capital or capital stock of the SPAC Parties or the Acquisition Entities or any of the Company Group’s, the SPAC Parties’ or the Acquisition Entities’ assets;
(b)   any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;
(c)   any Actions commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting the consummation of the transactions contemplated by this Agreement or the Additional Agreements;
(d)   the occurrence of any fact or circumstance which constitutes or results, or might reasonably be expected to constitute or result, in a Material Adverse Effect; and

(e)   the occurrence of any fact or circumstance which results, or might reasonably be expected to result, in any representation made hereunder by such party to be false or misleading in any material respect or to omit or fail to state a material fact.
8.4   SEC Filings.
(a)   The Company Group acknowledge that:
(i)   SPAC’s shareholders must approve the transactions contemplated by this Agreement prior to the Acquisition Merger contemplated hereby being consummated and that, in connection with such approval, SPAC must call a special meeting of its shareholders requiring SPAC to prepare and file with the SEC a Proxy Statement and Registration Statement;
(ii)   SPAC Parties will be required to file Quarterly and Annual reports that may be required to contain information about the transactions contemplated by this Agreement; and
(iii)   SPAC will be required to file a Form 8-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transactions.
(b)   In connection with any filing SPAC Parties make with the SEC that requires information about the transactions contemplated by this Agreement to be included, the Company Group will, and will use its best efforts to cause its Affiliates, in connection with the disclosure included in any such filing or the responses provided to the SEC in connection with the SEC’s comments to a filing, to use their best efforts to (i) cooperate with SPAC Parties, (ii) respond to questions about the Company Group required in any filing or requested by the SEC, and (iii) provide any information requested by SPAC Parties in connection with any filing with the SEC.
(c)   Company Group Cooperation. The Company Group acknowledges that a substantial portion of the filings with the SEC and mailings to each shareholder of SPAC with respect to the Proxy Statement shall include disclosure regarding the Company Group and its management, operations and financial condition. Accordingly, the Company Group agrees to as promptly as reasonably practical provide PubCo and the SPAC Parties with such information as shall be reasonably requested by PubCo and the SPAC Parties for inclusion in or attachment to the Proxy Statement, that is accurate in all material respects and complies as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and in addition shall contain substantially the same financial and other information about the Company Group and its stockholders or shareholders as is required under Regulation 14A of the Exchange Act regulating the solicitation of proxies. The Company Group understands that such information shall be included in the Proxy Statement and/or responses to comments from the SEC or its staff in connection therewith and mailings. The Company Group shall cause their managers, directors, officers and employees to be reasonably available to PubCo and the SPAC Parties and their counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.
8.5   The Registration Statement.
(i)   As promptly as practicable after the date hereof, SPAC, PubCo and the Company shall jointly prepare, and PubCo and SPAC shall jointly file with the SEC, (i) in preliminary form, a proxy statement in connection with the transactions contemplated by this Agreement (as amended or supplemented, the “Proxy Statement”) to be filed as part of the Registration Statement and to be sent to the shareholders of SPAC in advance of the an extraordinary general meeting of SPAC shareholders, as adjourned (the “SPAC Special Meeting”), for the purpose of, among other things, (A) providing the public shareholders of SPAC an opportunity to redeem their SPAC Class A Ordinary Share in accordance with SPAC’s Organizational Documents and the Prospectus, and (B) soliciting proxies from SPAC shareholders to vote at the SPAC Special Meeting, as adjourned or postponed, on the SPAC Shareholder Approval Matters (as defined below), and (ii) the Registration Statement, in which the Proxy Statement will be included as a prospectus.
(ii)   The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from SPAC shareholders to vote, at the SPAC Special Meeting, in favor of resolutions approving (i) the adoption and approval of this Agreement and the transactions contemplated hereby or referred to herein, (ii) the replacement of the existing memorandum and articles of association of SPAC with the memorandum and articles of association of PubCo substantially in the form set forth in Exhibit D (the “Amended PubCo Charter”), (iii) the approval of an equity incentive plan of PubCo substantially in the form set forth in Exhibit E (the “2021 Equity Incentive Plan of PubCo”), (iv) any other proposals that the parties hereto agree are necessary or desirable to consummate the transactions contemplated by this Agreement (including the adoption and approval of the memorandum and articles of association of the Merger Sub 1, as in effect immediately prior to the Acquisition Merger Effective Time, as the memorandum and articles of the association of the Initial SPAC Surviving Sub at the First SPAC Merger Effective Time), and (v) the adjournment of the SPAC Special Meeting, if necessary or desirable in the reasonable determination of SPAC (collectively, the “SPAC Shareholder Approval Matters”). If on the date for which SPAC Special Meeting is scheduled, SPAC has not received proxies representing a sufficient number of shares to obtain the Required SPAC Shareholder Approval (as defined below), whether or not a quorum is present, SPAC may make one or more successive postponements or adjournments of SPAC Special Meeting.
(iii)   In connection with the Registration Statement, SPAC and PubCo will jointly file, with the Company’s reasonable cooperation, with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in SPAC’s Organizational Documents and applicable Laws of the British Virgin Islands, applicable Laws of the Cayman Islands and the rules and regulations of the SEC and Nasdaq. SPAC (and its counsel), PubCo (and its counsel) and the Company (and its counsel) shall provide each other party with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Company shall provide PubCo and SPAC with such information concerning the Company Group and its equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Company shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not materially misleading. If required by applicable SEC rules or regulations, such financial information provided by the Company Group must be reviewed or audited by the Company Group’s auditors. SPAC shall provide such information concerning SPAC and its equity holders, officers, directors, employees, assets, liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by SPAC shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not materially misleading. Each Acquisition Entity shall provide such information concerning the relevant Acquisition Entity and its equity holders, officers, directors, employees, assets, liabilities, condition (financial or otherwise), business and operations, as applicable, that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the relevant Acquisition Entity shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not materially misleading. SPAC and PubCo will use all commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Acquisition Merger and the transactions contemplated hereby.
(iv)   Each of SPAC, PubCo and the Company shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement and the Proxy Statement. Each of SPAC, PubCo and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, as applicable, upon reasonable advance notice, available at a reasonable time and location to the Company, PubCo, SPAC and their respective representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. SPAC and PubCo shall jointly amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and SPAC shall cause the Proxy Statement to be disseminated to SPAC’s shareholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and the SPAC’s Organizational Documents.
(v)   SPAC, PubCo and the Company shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use their respective commercially reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and become effective. Each Party shall provide the other Party with copies of any written comments, and shall inform the other Party of any material oral comments, that such Party or its representatives receive from the SEC or its staff with respect to the Registration Statement and the Proxy Statement promptly after the receipt of such comments and shall give the other Party a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments.
(vi)   As soon as practicable following the Registration Statement “clearing” comments from the SEC and being declared effective by the SEC, SPAC shall distribute the Proxy Statement to SPAC’s shareholders, and, pursuant thereto, shall call SPAC Special Meeting in accordance with applicable Laws of the British Virgin Islands as promptly as practicable. SPAC shall take necessary actions to enforce Section 1 of the Letter Agreement, dated as of June 9, 2021, by and among SPAC, the Sponsor and certain directors and officers of SPAC, in order to obtain the Required SPAC Shareholder Approval.
8.6   Trust Account.   The Company Group and the Acquisition Entities acknowledge that the SPAC Parties shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Investment Management Trust Agreement and for the payment of (i) all amounts payable to shareholders of SPAC holding SPAC Units or SPAC Ordinary Shares who shall have validly redeemed their SPAC Units or SPAC Ordinary Shares upon acceptance by the SPAC of such SPAC Units or SPAC Ordinary Shares, (ii) the expenses of the SPAC Parties to the third parties to which they are owed, (iii) the Deferred Underwriting Amount to the underwriter in the IPO and (iv) the remaining monies in the Trust Account to the SPAC Parties. Except as otherwise expressly provided in the Investment Management Trust Agreement, SPAC Parties shall not agree to, or permit, any amendment or modification of, or waiver under, the Investment Management Trust Agreement without the prior written consent of the Company.
8.7   Directors’ and Officers’ Indemnification and Insurance.
(a)   The parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of the SPAC Parties (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents, in each case as in effect on the date of this Agreement, or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and any of the SPAC Parties in effect on the date hereof, shall survive the Acquisition Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Acquisition Merger Effective Time, PubCo shall cause the Organizational Documents of PubCo and Merger Sub 2 to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of the SPAC Parties to the extent permitted by applicable Law. The provisions of this Section 8.7 shall survive the Acquisition Closing and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.
(b)   PubCo and Merger Sub 2 shall, or shall cause its Affiliates to, obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from the Closing Date, for the benefit of the D&O Indemnified Persons (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than SPAC’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; with respect to the current or former directors and officers of the SPAC Parties, provided that in no event shall the PubCo be required to expend for such policies pursuant to this Section 8.7(b) an annual premium amount in excess of 300% of the amount per annum payable by SPAC under its currently effective D&O insurance policies as of the date of this Agreement. PubCo shall cause such D&O Tail Insurance to be maintained in full force and effect, for its full term, and cause its Subsidiaries to honor all obligations thereunder. If any claim is asserted or made within such six-year period, the provisions of this Section 8.7 shall be continued in respect of such claim until the final disposition thereof.
(c)   SPAC shall enter into indemnification agreements, dated on or prior to the date hereof, with the individuals set forth on Schedule I, which shall continue to be effective following the Acquisition Closing.
(d)   Notwithstanding anything contained in this Agreement to the contrary, this Section 8.7 shall survive the Acquisition Merger Effective Time indefinitely and shall be binding, jointly and severally, on all successors and assigns of the Surviving Company. In the event that the Surviving Company or any of its successors or assigns consolidates with or merges into another Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Company shall succeed to the obligations set forth in this Section 8.7.
8.8   Board of Directors of PubCo.   Immediately after the Acquisition Merger Effective Time, PubCo’s board of directors shall consist of directors and independent directors designated by the Company, provided, however, the composition of such board of directors shall comply with the requirements of SEC and Nasdaq.
8.9   Reporting and Compliance with Laws.   From the date hereof through the Closing Date, the SPAC Parties, Acquisition Entities and Company Group shall duly and timely file all Tax Returns required to be filed with the applicable Taxing Authorities, pay any and all Taxes required by any Taxing Authority and duly observe and conform in all material respects, to all applicable Laws and Orders.
ARTICLE IX
COVENANTS OF THE COMPANY
The Company agrees that:
9.1   Annual and Interim Financial Statements.   From the date hereof through the Closing Date, within thirty-five (35) calendar days following the end of each three-month quarterly period, the Company Group shall deliver to SPAC, for the first three quarters of the year, unaudited consolidated financial statements reviewed by the Company’s auditor. The Company Group shall also promptly deliver to the SPAC Parties copies of any audited annual consolidated financial statements of the Company that the Company’s auditor may issue.
9.2   Company Shareholder Approval.   The Company shall take, in accordance with the Cayman Companies Act, the Company’s Organizational Documents and other applicable Law, all action necessary to obtain the Company Shareholder Approval as promptly as reasonably practicable (but in no event later than five (5) Business Days after the effectiveness of the Registration Statement), including convening an extraordinary general meeting of its shareholders or obtaining written consent from all of its shareholders.
9.3   Restructuring.   With respect to any Subsidiary of the Company that is incorporated in the People’s Republic of China (the “PRC”) or any other Person that is incorporated in the PRC in which any member of the Company Group owns or Controls any equity securities, voting power or other interests (collectively, the “PRC Entities”), the Company Group shall have initiated either the transfer all of its interests in such PRC Entities or otherwise the dissolution or liquidation of such PRC Entities, including completion of all required filings and registrations with the Authority, no later than the earlier of (i) 30 days after the date of the Original Merger Agreement, or (ii) the first filing of the Proxy Statement and Registration Statement with the SEC (the “Restructuring”), and shall use reasonable efforts to complete the Restructuring thereafter. The Company shall furnish draft documents and contracts for the Restructuring to SPAC for reasonable review and comments. The Company shall provide SPAC with an update on the status of the Restructuring after the completion of any material step thereto and relevant documentation evidencing such update. Prior to the completion of the Restructuring, the Company Group shall ensure that the PRC Entities do not operate any business. From the completion of the Restructuring to the Closings, the Company Group shall not own or otherwise Control any equity securities, voting power or other interests of any Person incorporated in the PRC.

ARTICLE X
COVENANTS OF ALL PARTIES HERETO
The parties hereto covenant and agree that:
10.1   Reasonable Best Efforts; Further Assurances.   Subject to the terms and conditions of this Agreement, each party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and cooperate as reasonably requested by the other parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement. The parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or reasonably desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.
10.2   Tax Matters.
(a)   PubCo shall retain (or cause the Company Group to retain) all books and records with respect to Tax matters of the Company Group for Pre-Closing Periods for at least seven (7) years following the Closing Date and to abide by all record retention agreements entered into by or with respect to the Company Group with any Taxing Authority.
(b)   PubCo, SPAC, Acquisition Entities and the Company shall use their respective commercially reasonable efforts to cause the transactions contemplated herein to qualify for the Intended Tax Treatment and agree not to, and not to permit or cause any Affiliate or any Subsidiary to, take any actions or cause any action to be taken that such party reasonably expects would prevent, impair or impede the Intended Tax Treatment (other than actions contemplated under this Agreement).
(c)   SPAC, Acquisition Entities or the Company, as applicable, shall promptly notify the other party in writing if, before the Initial Closing Date or Closing Date, as applicable, it determines that it is not reasonable for the Initial Mergers or Acquisition Merger to qualify for the Intended Tax Treatment, as applicable. Following such notice, the notifying party may propose amendments to the terms of this Agreement that such person believes could reasonably facilitate such qualification without adversely affecting the rights and commercial position of SPAC, Acquisition Entities, the Company, and their respective shareholders and warrant or option holders. In that case, each other party shall consider in good faith the proposed amendments and, if it determines in good faith that they would not result in unreasonable delay to Initial Closing and/or Acquisition Closing and would not adversely affect the rights or commercial position of SPAC, the Company, and their respective shareholders and warrant or option holders, the parties shall use commercially reasonable efforts to effect any such amendments.
(d)   In the event that PubCo determines after Acquisition Closing that PubCo is a PFIC for any taxable year, PubCo shall provide sufficient information to PubCo’s shareholders to make a timely “qualified electing fund” election within the meaning of Section 1295 of the Code with respect to PubCo.
(e)   In the event that the SEC requests or requires a tax opinion regarding any aspect of the Intended Tax Treatment, each party shall use reasonable best efforts to execute and deliver customary tax representation letters to each other party’s tax advisors, as applicable, in form and substance reasonably satisfactory to such advisors for the purpose of issuing such opinions. If the SEC requests or requires any opinion on the Intended Tax Treatment of the Initial Mergers or other tax consequences to SPAC Shareholders, SPAC shall use reasonable best efforts to cause such opinion (as so required or requested) to be provided by its tax advisor. If the SEC requests or requires any opinion on the Intended Tax Treatment of the Acquisition Merger or other tax consequences to Company Shareholders, the Company shall use reasonable best efforts to cause such opinion (as so required or requested) to be provided by its tax advisor. For the avoidance of doubt, a tax opinion regarding the Intended Tax Treatment is not a condition to closing.
(f)   For two (2) years following the Closing Date, PubCo’s “qualified group” (within the meaning of Treasury Regulations Section 1.368-1(d)(4)(ii)) shall use the lower of (i) fifty percent (50%) of the cash and cash equivalents held by or on behalf of the SPAC immediately prior to the Closing Date (and prior to any redemptions in respect of SPAC Shareholders) and (ii) the amount of cash actually held by the

Subsequent SPAC Surviving Sub immediately after the Closings, in PubCo and its qualified group’s business within the meaning of Treasury Regulations Section 1.368-1(d) (such business, “PubCo’s Business”). For the avoidance of doubt, permissible use of such cash in PubCo’s Business shall include the use of cash by members of PubCo’s qualified group for general corporate purposes, retention for future use in the business operations of members of PubCo’s qualified group, and loans from PubCo or the Subsequent SPAC Surviving Sub to other members of PubCo’s qualified group for current or future use in the business operations of such members.
(g)   In the event of any investment (including any “PIPE” investment) in shares or stock rights of any Person that have the effect of entitling the holder thereof to receive shares in PubCo in connection with any of the Mergers (other than, for the avoidance of doubt, open market purchases of SPAC Units, SPAC Ordinary Shares or SPAC Rights), the parties shall use reasonable best efforts to structure such investment in a manner that would not reasonably be expected to result in any of the Mergers failing to qualify for the Intended Tax Treatment.
10.3   Settlement of the SPAC Parties’ Liabilities.   Concurrently with the Acquisition Closing, all outstanding liabilities of the SPAC Parties shall be settled and paid in full and reimbursement of out-of-pocket expenses reasonably incurred by SPAC’s or SPAC’s officers, directors, or any of their respective Affiliates, in connection with identifying, investigating and consummating a business combination.
10.4   Compliance with SPAC Agreements.   The Company Group and SPAC Parties shall comply with each of the applicable agreements entered into in connection with the IPO, including that certain registration rights agreement, dated as of June 9, 2021 by and between SPAC and the investors named therein.
10.5   Confidentiality.   Except as necessary to complete the Proxy Statement and Registration Statement, the Company Group and Acquisition Entities, on the one hand, and the SPAC Parties, on the other hand, shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources, which source is not the agent of the other party, by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such confidential information pursuant to applicable Laws, such party shall give timely written notice to the other parties so that such parties may have an opportunity to obtain a protective order or other appropriate relief. Each party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other parties if it exercises the same care as it takes to preserve confidentiality for its own similar information. The parties acknowledge that some previously confidential information will be required to be disclosed in the Proxy Statement.
ARTICLE XI
CONDITIONS TO CLOSING
11.1   Condition to the Obligations of the Parties.   The obligations of all of the parties hereto to consummate the Closings are subject to the satisfaction of all the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of such parties:
(a)   There shall not be in force any applicable Law or Order enjoining, prohibiting, making illegal or preventing the consummation of the Closings, whether temporary, preliminary or permanent, which is then in effect or is pending or threatened.
(b)   The SEC shall have declared the Registration Statement and the ADS Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or any part thereof shall have been issued and no Action seeking such stop order shall have been threatened or initiated by the SEC and not withdrawn.

(c)   The PubCo Ordinary Shares to be issued in connection with the Closings shall be conditionally approved for listing upon the Closings on Nasdaq, subject only to official notice of issuance thereof.
(d)   All applicable waiting periods (and any extension thereof) under the HSR Act shall have expired or been terminated.
(e)   The approval of the SPAC Shareholder Approval Matters shall have been duly obtained in accordance with the Laws of the British Virgin Islands, SPAC’s Organizational Documents and the rules and regulations of Nasdaq (the “Required SPAC Shareholder Approval”).
(f)   The Company Shareholder Approval shall have been obtained.
(g)   SPAC shall have at least US$5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining immediately after the Closings.
11.2   Additional Conditions to Obligations of SPAC Parties.   The obligations of the SPAC Parties to consummate the Acquisition Closing are subject to the satisfaction of all the following additional conditions, any one or more of which may be waived in writing by SPAC:
(a)   The Company Group and Acquisition Entities shall have duly performed all of its obligations hereunder required to be performed by it at or prior to the Closing Date in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects.
(b)   (i) Each of the representations and warranties of the Company contained in Section 5.1, Section 5.2 and Section 5.5(d) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the date hereof and as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date); (ii) the representations and warranties of the Company contained in Section 5.5(a), Section 5.5(b), Section 5.5(c) and Section 5.12(b) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though then made; and (iii) each of the representations and warranties of the Company contained in Article V (other than Section 5.1, Section 5.2, Section 5.5 and Section 5.12(b)), shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the date hereof and as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Material Adverse Effect; (iv) each of the representations and warranties of the Acquisition Entities contained in Section 7.1, Section 7.2 and Section 7.7(b) shall be true and correct (without giving any effect to any limitation as to “materiality” or any similar limitation set forth therein) in all material respects as of the date hereof and as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date); (v) the representations and warranties of the Acquisition Entities contained in Section 7.6, Section 7.7(a) and Section 7.7(c) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though then made; and (vi) each of the representations and warranties of the Acquisition Entities contained in Article VII (other than Section 7.1, Section 7.2, Section 7.6 and Section 7.7), shall be true and correct (without giving any effect to any limitation as to “materiality” or any similar limitation set forth therein) as of the date hereof and as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a material adverse effect on the ability of any Acquisition Entity to consummate the transactions contemplated hereby.
(c)   There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Material Adverse Effect, regardless of whether it involved a known risk.

(d)   The SPAC Parties shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company, and a certificate signed by the sole director or an authorized signatory of PubCo, dated of the Closing Date, certifying that the conditions set forth in this Section 11.2 have been fulfilled.
(e)   The SPAC Parties shall have received duly executed opinions from the Company’s Cayman Islands counsel, Travers Thorp Alberga, in form and substance reasonably satisfactory to the SPAC Parties, addressed to the SPAC Parties and dated as of the Closing Date.
(f)   The SPAC Parties shall have received a copy of each of the Additional Agreements duly executed by all parties thereto (other than the SPAC Parties) and such Additional Agreement shall be in full force and effect.
11.3   Additional Conditions to Obligations of the Company.   The obligations of the Company to consummate the Acquisition Closing are subject to the satisfaction of all of the following additional conditions, any one or more of which may be waived in writing by the Company:
(a)   SPAC Parties shall have duly performed all of their obligations hereunder required to be performed by them at or prior to the Closing Date in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects.
(b)   Each of the representations and warranties of SPAC Parties contained in Article VI shall be true and correct (without giving any effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth therein) as of the date hereof and as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a material adverse effect on the ability of the SPAC to consummate the transactions contemplated hereby.
(c)   The Company shall have received a certificate signed by an authorized officer of SPAC Parties to the effect set forth in clauses (a) and (b) of this Section 11.3.
(d)   SPAC Parties shall have executed and delivered to the Company each Additional Agreement to which it is a party.
11.4   Frustration of Conditions.   None of the SPAC Parties or the Company may rely on the failure of any condition set forth in this Article XI to be satisfied if such failure was caused by such party’s failure to act in good faith to comply with this Agreement and consummate the transactions contemplated hereby.
ARTICLE XII
DISPUTE RESOLUTION
12.1   Jurisdiction.
(a)   Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the City of New York, Borough of Manhattan, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court.
(b)   Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 12.1.
12.2   Waiver of Jury Trial; No Exemplary Damages.
(a)   THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN

ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT.
(b)   Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.
ARTICLE XIII
TERMINATION
13.1   Termination.   This Agreement may be terminated at any time prior to the Acquisition Closing:
(a)   by mutual consent of the Company and SPAC;
(b)   by either SPAC or the Company if the Acquisition Closing shall not have occurred on or before May 31, 2022 (the “Outside Closing Date”); provided that the right to terminate this Agreement pursuant to this Section 13.1(b) shall not be available to any party whose breach of or failure to perform any provision of this Agreement has been the primary cause of the failure of the Acquisition Closing to be consummated before the Outside Closing Date;
(c)   by either SPAC or the Company if the consummation of the Acquisition Closing is permanently enjoined or prohibited by a final, non-appealable Order; provided that the right to terminate this Agreement pursuant to this Section 13.1(c) shall not be available to any party whose breach of or failure to perform any provision of this Agreement has been the primary cause of such Order;
(d)   by either the Company or SPAC if the Required SPAC Shareholder Approval shall have not been obtained at the SPAC Special Meeting or at any adjournment thereof, in each case, at which a vote on the approval of the SPAC Shareholder Approval Matters was taken;
(e)   by SPAC if the Company Shareholder Approval shall not have been obtained within five (5) Business Days after the effectiveness date of the Registration Statement;
(f)   by SPAC if the Company or any Acquisition Entity shall have materially breached any of its representations, warranties, agreements or covenants contained herein or in any Additional Agreement such that the conditions set forth in Section 11.1 or Section 11.2 would not be satisfied and, such breach is not curable or, if curable, is not cured prior to the earlier of 15 days following receipt by the Company of a written notice describing in reasonable detail the nature of such breach and the Outside Closing Date; provided that SPAC shall not have the right to terminate this Agreement pursuant to this Section 13.1(f) if SPAC is then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement that would cause a condition set forth in Section 11.1 or Section 11.3 not to be satisfied; or
(g)   by the Company if any SPAC Party shall have materially breached any of its covenants, agreements, representations, and warranties contained herein or in any Additional Agreement such that the conditions set forth in Section 11.1 or Section 11.3. would not be satisfied and, such breach is not curable or, if curable, is not cured prior to the earlier of 15 days following receipt by SPAC of a written notice describing in reasonable detail the nature of such breach and the Outside Closing Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 13.1(g) if the Company is then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement that would cause a condition set forth in Section 11.1 or Section 11.2 not to be satisfied.

13.2   Effect of Termination.   In the event of the valid termination of this Agreement pursuant to Section 13.1, written notice thereof shall be given to the other party or parties hereto, specifying the provision hereof pursuant to which such termination is made and this Agreement shall forthwith become void and there shall be no liability or obligation under this Agreement on the part of any party hereto, except the provisions of Section 10.5 (Confidentiality), Article XII, Article XIII and Article XIV shall survive such valid termination in accordance with its terms and conditions.
ARTICLE XIV
MISCELLANEOUS
14.1   Notices.   Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 5:00 PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 5:00 PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:
if to the Company (following the Acquisition Closing), to:
Bitdeer Technologies Holding Company
08 Kallang Avenue
Aperia tower 1, #09-03/04
Singapore 339509
Attn: Linghui Kong
Email: linghui.kong@bitdeer.com
with a copy (which shall not constitute notice) to:
Cooley LLP
55 Hudson Yards
New York, New York 10001
Attn: Will H. Cai
Email: wcai@cooley.com
if to any Acquisition Entity, to:
Travers Thorp Alberga, Attorneys at Law
Harbour Place, 2nd Floor
PO Box 472
103 South Church Street
Grand Cayman, KY1-1106, Cayman Islands
Email: rthorp@traversthorpalberga.com
Attention: Richard Thorp
with a copy (which shall not constitute notice) to:
Cooley LLP
55 Hudson Yards
New York, New York 10001
Attn: Will H. Cai
Email: wcai@cooley.com
with a copy (which shall not constitute notice) to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017

Attn: Howard Zhang
Email: howard.zhang@davispolk.com
if to any SPAC Party, to:
Blue Safari Group Acquisition Corp.
Cheung Kong Center,
58 Floor, Unit 5801
2 Queens Road Central
Central
Hong Kong
Attn: Serena Shie
Email: serena@firsteuro.co
with a copy (which shall not constitute notice) to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attn: Howard Zhang
Email: howard.zhang@davispolk.com
14.2   Amendments; No Waivers; Remedies.
(a)   This Agreement cannot be amended, except by a writing signed by each of the SPAC Parties (prior to the Acquisition Merger Effective Time) and the Company, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.
(b)   Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.
(c)   Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.
(d)   Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.
14.3   Arm’s Length Bargaining; No Presumption Against Drafter.   This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.
14.4   Publicity.   Except as required by law and except with respect to the SPAC SEC Documents, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto. If a party is required to make such a disclosure as required by law, the parties will use their best efforts to cause a mutually agreeable release or public disclosure to be issued.
14.5   Expenses.   Each party shall bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, unless otherwise specified herein; provided that, any filing fees payable by SPAC with respect to any regulatory or governmental filings relating to the transactions contemplated by this Agreement, whether or not such transactions shall be consummated, shall be shared equally by the Company and SPAC.
14.6   No Assignment or Delegation.   No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.
14.7   Governing Law.   This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.
14.8   Counterparts.   This Agreement may be executed and delivered (including by e-mail of PDF or scanned versions or facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
14.9   Entire Agreement.   This Agreement together with the Additional Agreements, including any exhibits and schedules attached hereto or thereto, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement, including any exhibits and schedules attached hereto or thereto, may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. No party has relied on any representation from, or warranty or agreement of, any person in entering into this Agreement, prior hereto or contemporaneous herewith or any Additional Agreement, except those expressly stated herein or therein. For the avoidance of any doubt, the Original Merger Agreement shall be amended and restated in its entirety by this Agreement on the date of this Agreement.
14.10   Severability.   A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.
14.11   Construction of Certain Terms and References; Captions.   In this Agreement:
(a)   References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.
(b)   The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.
(c)   Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company Group.
(d)   Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time;

provided that with respect to any agreement or contract listed in the Company Disclosure Schedule, all such amendments, modifications or supplements must also be listed in the Company Disclosure Schedule. Any reference to a numbered schedule means the same-numbered section of the disclosure schedule.
(e)   If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.
(f)   Captions are not a part of this Agreement, but are included for convenience, only.
(g)   For the avoidance of any doubt, all references in this Agreement to “the knowledge of the Company Group” or similar terms shall be deemed to include the actual or constructive (e.g., implied by Law) knowledge of the Key Personnel.
14.12   Further Assurances.   Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.
14.13   Third Party Beneficiaries.   Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement; provided, however, that notwithstanding the foregoing (a) in the event the Acquisition Closing occurs, the present and former officers and directors of the SPAC Parties (and their respective successors, heirs and representatives) and each of their respective Affiliates are intended third-party beneficiaries of, and may enforce, Section 8.7 and (b) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and representatives any party, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 14.16 and Section 14.17.
14.14   Non-survival of Representations, Warranties and Covenants.   The representations, warranties, covenants, obligations or other agreements in this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall not survive the Closing Date and shall terminate and expire upon the occurrence of the Acquisition Closing (and there shall be no liability after the Closing Date in respect thereof), except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Acquisition Closing (which such covenants and agreements shall survive the Acquisition Closing and continue until fully performed in accordance with their terms). Nothing in this Section 14.14 shall be construed to modify or otherwise affect the provisions of Section 8.7 and Section 14.15.
14.15   Waiver.   Reference is made to the final IPO prospectus of the SPAC, dated June 9, 2021 (the “Prospectus”). The Company Group have read the Prospectus and understand that the SPAC has established the Trust Account for the benefit of the public shareholders of the SPAC and the underwriters of the IPO pursuant to the Investment Management Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, the SPAC may disburse monies from the Trust Account only for the purposes set forth in the Investment Management Trust Agreement. For and in consideration of the SPAC agreeing to enter into this Agreement, the Company Group hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agrees that it will not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the SPAC.
14.16   Enforcement.
(a)   The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be inadequate remedy, would occur in the event that the parties hereto do not perform their respective obligations under the provisions of this Agreement or any Additional Agreement in accordance with their respective specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that the parties hereto shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and any Additional Agreement and to enforce specifically the terms and provisions hereof and thereof, without proof of damages or inadequacy of any remedy at applicable Law, prior to the valid termination of this Agreement in accordance with Section 13.1, this being in addition to any other remedy to which they are entitled under this Agreement or any Additional Agreement or applicable Law.
(b)   Each party hereto agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties hereto acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement or any Additional Agreement and to enforce specifically the terms and provisions of this Agreement or any Additional Agreement in accordance with this Section 14.16(b) shall not be required to provide any bond or other security in connection with any such injunction. The parties hereto acknowledge and agree that nothing contained in this Section 14.16 shall require any party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 14.16 before exercising any termination right under Section 13.1 or pursuing damages.
14.17   Non-Recourse.   This Agreement may only be enforced against, and any Action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any named party to this Agreement and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the parties to this Agreement of or for any Action based on, arising out of, or related to this Agreement or the transactions contemplated hereby.
[The remainder of this page intentionally left blank; signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
SPAC:
Blue Safari Group Acquisition Corp.
By:
/s/ Naphat Sirimongkolkasem

Name:
Naphat Sirimongkolkasem

Title:
Director

SPAC Sub:
Blue Safari Mini Corp.
By:
/s/ Naphat Sirimongkolkasem

Name:
Naphat Sirimongkolkasem

Title:
Director

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
PubCo:
Bitdeer Technologies Group
By:
/s/ Clara Yuexi Jiang

Name:
Clara Yuexi Jiang

Title:
Director

Merger Sub 1:
Blue Safari Merge Limited
By:
/s/ Clara Yuexi Jiang

Name:
Clara Yuexi Jiang

Title:
Director

Merger Sub 2:
Blue Safari Merge II Limited
By:
/s/ Clara Yuexi Jiang

Name:
Clara Yuexi Jiang

Title:
Director

Merger Sub 3:
Bitdeer Merge Limited
By:
/s/ Clara Yuexi Jiang

Name:
Clara Yuexi Jiang

Title:
Director

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
Company:
Bitdeer Technologies Holding Company
By:
/s/ WU Jihan

Name:
WU Jihan 吴忌寒

Title:
Director

SCHEDULE I
1.
Mr. Alan Yamashita

2.
Mr. Alex Yamashita

3.
Mr. Naphat Sirimongkolkasem

4.
Mr. Mark Streeter

5.
Mr. Joseph Chow

6.
Dr. Rolf Hoefer

7.
Ms. Serena Shie

Annex A-2
FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
This FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of May 30, 2022, is entered into by and among (i) Bitdeer Technologies Holding Company, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), (ii) Blue Safari Group Acquisition Corp., a British Virgin Islands business company (“SPAC”), (iii) Bitdeer Technologies Group, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“PubCo”), (iv) Blue Safari Merge Limited, a British Virgin Islands business company and a wholly-owned subsidiary of PubCo (“Merger Sub 1”), (v) Blue Safari Merge II Limited, a British Virgin Islands business company and a wholly-owned subsidiary of PubCo (“Merger Sub 2”), (vi) Bitdeer Merge Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of PubCo (“Merger Sub 3”), and (vii) Blue Safari Mini Corp., an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of SPAC (“SPAC Sub”).
RECITALS
WHEREAS, the parties hereto entered into that certain Amended and Restated Agreement and Plan of Merger dated as of December 15, 2021 (the “A&R Merger Agreement”);
WHEREAS, Section 14.2 of the A&R Merger Agreement provides that the A&R Merger Agreement may be amended by a writing signed by each of the SPAC Parties (prior to the Acquisition Merger Effective Time) and the Company; and
WHEREAS, the parties hereto wish to make certain amendments to the A&R Merger Agreement as set forth in this Amendment.
NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.   Definitions.   Unless otherwise specifically defined herein, all capitalized terms used but not defined herein shall have the meanings ascribed to them in the A&R Merger Agreement.
2.   Amendments.
2.1.   Outside Closing Date.   Section 13.1(b) of the A&R Merger Agreement is hereby deleted in its entirety and replaced with the following:
“(b)   by either SPAC or the Company if the Acquisition Closing shall not have occurred on or before September 1, 2022 (the “Outside Closing Date”); provided that the right to terminate this Agreement pursuant to this Section 13.1(b) shall not be available to any party whose breach of or failure to perform any provision of this Agreement has been the primary cause of the failure of the Acquisition Closing to be consummated before the Outside Closing Date;”
2.2.   Covenant of All Parties Hereto.   The following shall be added as Section 10.6 of the A&R Merger Agreement:
“10.6   Company Loans.   The Company agrees to make to SPAC, and SPAC agrees to borrow from the Company, two tranches of loans in such principal amount as set forth in Schedule II (collectively, the “Company Loans”). The Company shall, on each applicable disbursement date as set forth in Schedule II, pay such principal amount by wire transfer in immediately available funds to a bank account designated by SPAC, provided that if the applicable disbursement date would fall on the Initial Closing Date, the applicable disbursement date will be modified to occur one (1) Business Day prior to the Initial Closing Date. Each of the Company Loans shall be non-interest bearing and only become repayable upon the Acquisition Closing, it being understood and agreed that if the Acquisition Closing does not occur, SPAC will not repay such Company Loans. Without prejudice to the foregoing, the parties hereto acknowledge and agree that the Company Loans are intended to, among other things, fund the SPAC’s working capital and any and all amounts that may be required under SPAC’s Organizational Documents and the Investment Management Trust Agreement in order to extend the period of time available for SPAC to consummate a Business Combination (as such term is defined in SPAC’s Organizational Documents) for up to two (2) times.”
2.3.   Third Party Beneficiaries.   Section 14.13 of the A&R Merger Agreement is hereby deleted in its entirety and replaced with the following:
“Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement; provided, however, that notwithstanding the foregoing (a) in the event the Acquisition Closing occurs, the present and former officers and directors of the SPAC Parties (and their respective successors, heirs and representatives) and each of their respective Affiliates are intended third-party beneficiaries of, and may enforce, Section 8.7; (b) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and representatives any party, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 14.16 and Section 14.17; and (c) Sponsor is an intended third-party beneficiary of, and may enforce, Section 10.6.”
2.4.   Schedule II.   The Schedule II attached hereto shall be included as the Schedule II of the A&R Merger Agreement.
3.   No Other Amendments.   The parties hereto agree that all other provisions of the A&R Merger Agreement shall, subject to the amendments expressly set forth in Section 2 of this Amendment, continue unmodified, in full force and effect and constitute legal and binding obligations of the parties in accordance with their terms. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the A&R Merger Agreement or any of the documents referred to therein. This Amendment forms an integral and inseparable part of the A&R Merger Agreement.
4.   References.   Each reference to “this Agreement,” “hereof,” “herein,” “hereunder,” “hereby” and each other similar reference contained in the A&R Merger Agreement shall, effective from the date of this Amendment, refer to the A&R Merger Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the A&R Merger Agreement and references in the A&R Merger Agreement, as amended hereby, to “the date hereof,” “the date of this Agreement” and other similar references shall in all instances continue to refer to December 15, 2021 and references to the date of this Amendment and “as of the date of this Amendment” shall refer to May 30, 2022.
5.   Effect of Amendment.   This Amendment shall form a part of the A&R Merger Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the A&R Merger Agreement shall be deemed a reference to the A&R Merger Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.
6.   Incorporation by Reference.   Each of the provisions under Article XII (Dispute Resolution), Section 14.7 (Governing Law) and Section 14.8 (Counterparts) of the A&R Merger Agreement shall be incorporated into this Amendment by reference as if set out in full herein, mutatis mutandis.
7.    Further Assurance.   Each party hereto shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions and matters contemplated by this Amendment. The parties hereto further agree that each of the parties shall cooperate in good faith in advancing the Business Combination (as such term is defined in SPAC’s Organizational Documents) of SPAC, including adjusting the businesses and assets to be covered therein.
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A-2-2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.
SPAC:
Blue Safari Group Acquisition Corp.
By:
/s/ Naphat Sirimongkolkasem

Name: Naphat Sirimongkolkasem
Title:  Director
SPAC Sub:
Blue Safari Mini Corp.
By:
/s/ Naphat Sirimongkolkasem

Name: Naphat Sirimongkolkasem
Title:  Director
Signature Page to First Amendment to the Amended and Restated Agreement and Plan of Merger

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.
PubCo:
Bitdeer Technologies Group
By:
/s/ Clara Yuexi Jiang

Name: Clara Yuexi Jiang
Title:  Director
Merger Sub 1:
Blue Safari Merge Limited
By:
/s/ Clara Yuexi Jiang

Name: Clara Yuexi Jiang
Title:  Director
Merger Sub 2:
Blue Safari Merge II Limited
By:
/s/ Clara Yuexi Jiang

Name: Clara Yuexi Jiang
Title:  Director
Merger Sub 3:
Bitdeer Merge Limited
By:
/s/ Clara Yuexi Jiang

Name: Clara Yuexi Jiang
Title:  Director
Signature Page to First Amendment to the Amended and Restated Agreement and Plan of Merger

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.
Company:
Bitdeer Technologies Holding Company
By:
/s/ Jihan Wu

Name: WU Jihan 吴忌寒
Title:  Director
Signature Page to First Amendment to the Amended and Restated Agreement and Plan of Merger

SCHEDULE II

Annex A-3
SECOND AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
This SECOND AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of December 2, 2022, is entered into by and among (i) Bitdeer Technologies Holding Company, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), (ii) Blue Safari Group Acquisition Corp., a British Virgin Islands business company (“SPAC”), (iii) Bitdeer Technologies Group, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“PubCo”), (iv) Blue Safari Merge Limited, a British Virgin Islands business company and a wholly-owned subsidiary of PubCo (“Merger Sub 1”), (v) Blue Safari Merge II Limited, a British Virgin Islands business company and a wholly-owned subsidiary of PubCo (“Merger Sub 2”), (vi) Bitdeer Merge Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of PubCo (“Merger Sub 3”), and (vii) Blue Safari Mini Corp., an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of SPAC (“SPAC Sub”).
RECITALS
WHEREAS, the parties hereto entered into that certain Amended and Restated Agreement and Plan of Merger dated as of December 15, 2021 (the “Original A&R Merger Agreement”);
WHEREAS, the Original A&R Merger Agreement was amended by the First Amendment to Amended and Restated Agreement and Plan of Merger (the “First Amendment”) dated as of May 30, 2022 (the Original A&R Merger Agreement as amended by the First Amendment is referred to herein as the “A&R Merger Agreement”);
WHEREAS, Section 14.2 of the A&R Merger Agreement provides that the A&R Merger Agreement may be amended by a writing signed by each of the SPAC Parties (prior to the Acquisition Merger Effective Time) and the Company; and
WHEREAS, the parties hereto wish to make certain amendments to the A&R Merger Agreement as set forth in this Amendment.
NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.   Definitions.   Unless otherwise specifically defined herein, all capitalized terms used but not defined herein shall have the meanings ascribed to them in the A&R Merger Agreement.
2.   Amendments.
2.1.   Outside Closing Date.   Section 13.1(b) of the A&R Merger Agreement is hereby deleted in its entirety and replaced with the following:
“(b)   by either SPAC or the Company if the Acquisition Closing shall not have occurred on or before the earlier of (i) June 1, 2023 and (ii) the then applicable deadline for SPAC to complete a Business Combination (as such term is defined in SPAC’s Organizational Documents) in accordance with its Organizational Documents (the “Outside Closing Date”); provided that the right to terminate this Agreement pursuant to this Section 13.1(b) shall not be available to any party whose breach of or failure to perform any provision of this Agreement has been the primary cause of the failure of the Acquisition Closing to be consummated before the Outside Closing Date;”
2.2.   Covenant of All Parties Hereto. The following shall be added as Section 10.7 of the A&R Merger Agreement:
“10.7   Additional Loans.   The Company agrees to make to SPAC, and SPAC agrees to borrow from the Company, certain tranches of loans in such principal amount as set forth in Schedule II-A (collectively, the “Additional Loans”). The Company shall, on each applicable disbursement date as

A-3-1

set forth in Schedule II-A, pay such principal amount by wire transfer in immediately available funds to a bank account designated by SPAC, provided that if the applicable disbursement date would fall on the Initial Closing Date, the applicable disbursement date will be modified to occur one (1) Business Day prior to the Initial Closing Date. Each of the Additional Loans shall be non-interest bearing and only become repayable upon the Acquisition Closing, it being understood and agreed that if the Acquisition Closing does not occur, SPAC will not repay such Additional Loans. Without prejudice to the foregoing, the parties hereto acknowledge and agree that the Additional Loans are intended to, among other things, fund the SPAC’s working capital and any and all costs and expenses incurred by the SPAC Parties under SPAC’s Organizational Documents and the Investment Management Trust Agreement or otherwise due to the extension of the period of time available for SPAC to consummate a Business Combination (as such term is defined in SPAC’s Organizational Documents) for up to twelve (12) months following the date of December 14, 2022. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, SPAC shall have the right to take all necessary actions to extend the period of time available for SPAC to consummate a Business Combination (as such term is defined in SPAC’s Organizational Documents).”
2.3.   Third Party Beneficiaries.   Section 14.13 of the A&R Merger Agreement is hereby deleted in its entirety and replaced with the following:
“Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement; provided, however, that notwithstanding the foregoing (a) in the event the Acquisition Closing occurs, the present and former officers and directors of the SPAC Parties (and their respective successors, heirs and representatives) and each of their respective Affiliates are intended third-party beneficiaries of, and may enforce, Section 8.7; (b) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and representatives any party, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 14.16 and Section 14.17; and (c) Sponsor is an intended third-party beneficiary of, and may enforce, Section 10.6 and Section 10.7.”
2.4.   Schedule II-A.   The Schedule II-A attached hereto shall be included as the Schedule II-A of the A&R Merger Agreement.
3.   No Other Amendments.   The parties hereto agree that all other provisions of the A&R Merger Agreement shall, subject to the amendments expressly set forth in Section 2 of this Amendment, continue unmodified, in full force and effect and constitute legal and binding obligations of the parties in accordance with their terms. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the A&R Merger Agreement or any of the documents referred to therein. This Amendment forms an integral and inseparable part of the A&R Merger Agreement.
4.   References.   Each reference to “this Agreement,” “hereof,” “herein,” “hereunder,” “hereby” and each other similar reference contained in the A&R Merger Agreement shall, effective from the date of this Amendment, refer to the A&R Merger Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the A&R Merger Agreement and references in the A&R Merger Agreement, as amended hereby, to “the date hereof,” “the date of this Agreement” and other similar references shall in all instances continue to refer to December 15, 2021 or May 30, 2022, as the case may be, and references to the date of this Amendment and “as of the date of this Amendment” shall refer to December 2, 2022.
5.   Effect of Amendment.   This Amendment shall form a part of the A&R Merger Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the A&R Merger Agreement shall be deemed a reference to the A&R Merger Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.
6.   Incorporation by Reference.   Each of the provisions under Article XII (Dispute Resolution), Section 14.7 (Governing Law) and Section 14.8 (Counterparts) of the A&R Merger Agreement shall be incorporated into this Amendment by reference as if set out in full herein, mutatis mutandis.

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7.   Further Assurance.   Each party hereto shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions and matters contemplated by this Amendment. The parties hereto further agree that each of the parties shall cooperate in good faith in advancing the Business Combination (as such term is defined in SPAC’s Organizational Documents) of SPAC, including adjusting the businesses and assets to be covered therein.
[The remainder of this page intentionally left blank; signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.
SPAC:
Blue Safari Group Acquisition Corp.
By:
/s/ Naphat Sirimongkolkasem

Name: Naphat Sirimongkolkasem
Title:  Director
SPAC Sub:
Blue Safari Mini Corp.
By:
/s/ Naphat Sirimongkolkasem

Name: Naphat Sirimongkolkasem
Title:  Director
Signature Page to Second Amendment to the Amended and Restated Agreement and Plan of Merger

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.
PubCo:
Bitdeer Technologies Group
By:
/s/ Clara Yuexi Jiang

Name: Clara Yuexi Jiang
Title:  Director
Merger Sub 1:
Blue Safari Merge Limited
By:
/s/ Clara Yuexi Jiang

Name: Clara Yuexi Jiang
Title:  Director
Merger Sub 2:
Blue Safari Merge II Limited
By:
/s/ Clara Yuexi Jiang

Name: Clara Yuexi Jiang
Title:  Director
Merger Sub 3:
Bitdeer Merge Limited
By:
/s/ Clara Yuexi Jiang

Name: Clara Yuexi Jiang
Title:  Director
Signature Page to Second Amendment to the Amended and Restated Agreement and Plan of Merger

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.
Company:
Bitdeer Technologies Holding Company
By:
/s/ WU Jihan

Name: WU Jihan 吴忌寒
Title:  Director
Signature Page to Second Amendment to the Amended and Restated Agreement and Plan of Merger

SCHEDULE II-A

Annex A-4
Execution Version
THIRD AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
This THIRD AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of March 7, 2023, is entered into by and among (i) Bitdeer Technologies Holding Company, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), (ii) Blue Safari Group Acquisition Corp., a British Virgin Islands business company (“SPAC”), (iii) Bitdeer Technologies Group, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“PubCo”), (iv) Blue Safari Merge Limited, a British Virgin Islands business company and a wholly-owned subsidiary of PubCo (“Merger Sub 1”), (v) Blue Safari Merge II Limited, a British Virgin Islands business company and a wholly-owned subsidiary of PubCo (“Merger Sub 2”), (vi) Bitdeer Merge Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of PubCo (“Merger Sub 3”), and (vii) Blue Safari Mini Corp., an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of SPAC (“SPAC Sub”).
RECITALS
WHEREAS, the parties hereto entered into that certain Amended and Restated Agreement and Plan of Merger dated as of December 15, 2021 (the “Original A&R Merger Agreement”);
WHEREAS, the Original A&R Merger Agreement was amended by the First Amendment to Amended and Restated Agreement and Plan of Merger (the “First Amendment”) dated as of May 30, 2022;
WHEREAS, the Original A&R Merger Agreement and the First Amendment were amended by the Second Amendment to Amended and Restated Agreement and Plan of Merger (the “Second Amendment”) dated as of December 2, 2022 (the Original A&R Merger Agreement as amended by the First Amendment and the Second Amendment is referred to herein as the “A&R Merger Agreement”);
WHEREAS, Section 14.2 of the A&R Merger Agreement provides that the A&R Merger Agreement may be amended by a writing signed by each of the SPAC Parties (prior to the Acquisition Merger Effective Time) and the Company; and
WHEREAS, the parties hereto wish to make certain amendments to the A&R Merger Agreement as set forth in this Amendment.
NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.   Definitions.   Unless otherwise specifically defined herein, all capitalized terms used but not defined herein shall have the meanings ascribed to them in the A&R Merger Agreement.
2.   Amendments.
2.1.    Per Share Equity Value.   The definition of “Per Share Equity Value” in Section 1.1 of the A&R Merger Agreement is hereby deleted in its entirety and replaced with the following:
““Per Share Equity Value” means the quotient obtained by dividing (i) US$1,180,000,000 by (ii) the Company Total Shares.”
2.2.   American Depositary Shares.
2.2.1.
Definition of “DTC” is hereby deleted from Section 1.1 of the A&R Merger Agreement.

2.2.2.
Definitions of “ADS” and “ADS Registration Statement” are hereby deleted from Section 1.2 of the A&R Merger Agreement.

2.2.3.
Section 3.8 of the A&R Merger Agreement is hereby deleted in its entirety.

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2.2.4.
Reference to “, which will trade in the United States in the form of ADSs, and may be evidenced by American depositary receipts” is hereby deleted from Section 4.1(c) of the A&R Merger Agreement.

2.2.5.
Reference to “, which will trade in the United States in the form of ADSs” is hereby deleted from Section 4.3(a) of the A&R Merger Agreement.

2.2.6.
Section 4.4(b) of the A&R Merger Agreement is hereby deleted in its entirety and replaced with the following:

“(b)   Prior to the First SPAC Merger Effective Time, PubCo shall appoint an exchange agent reasonably acceptable to the Company and SPAC (in such capacity, the “Exchange Agent”), for the purpose of exchanging (i) Company Shares for a number of PubCo Ordinary Shares, and (ii) SPAC Ordinary Shares for a number of PubCo Ordinary Shares, each in accordance with the provisions of this Agreement, the First Plan of Merger, the Second Plan of Merger and the Plan of Acquisition Merger, as applicable. At or prior to the First SPAC Merger Effective Time, PubCo shall deposit, or cause to be deposited with the Exchange Agent, (i) that number of PubCo Class A Ordinary Shares and (ii) that number of PubCo Class V Ordinary Shares, as calculated pursuant to Section 4.1(c), Section 4.3(a) and Section 4.3(b). If the Exchange Agent requires that, as a condition to receive the PubCo Ordinary Shares, any holder of Company Shares, SPAC Ordinary Shares deliver a letter of transmittal to the Exchange Agent, then at or as promptly as practicable following the First SPAC Merger Effective Time or the Acquisition Merger Effective Time, as the case may be, PubCo shall send, or shall cause the Exchange Agent to send, to each SPAC Shareholder a letter of transmittal for use in such exchange, in a form reasonably acceptable to the Company and SPAC (a “SPAC Letter of Transmittal”) and to each Company Shareholder a letter of transmittal for use in such exchange, in a form reasonably acceptable to the Company and SPAC (a “Company Letter of Transmittal”).”
2.2.7.
Section 4.4(c) of the A&R Merger Agreement is hereby deleted in its entirety and replaced with the following:

“(c)   Notwithstanding any other provision of this Section 4.4, any obligation on PubCo under this Agreement to issue PubCo Ordinary Shares to (i) SPAC Shareholders entitled to PubCo Class A Ordinary Shares or (ii) Company Shareholders entitled to receive PubCo Ordinary Shares shall be satisfied by PubCo issuing such PubCo Ordinary Shares directly to the holders entitled thereto by entering such holders on the register of members maintained by PubCo (or its share registrar) for the PubCo Class A Ordinary Shares or PubCo Class V Ordinary Shares, as applicable.”
2.2.8.
Reference to “(such PubCo Ordinary Shares so restricted may not be issued in the form of unrestricted ADSs through the book-entry transfer system of DTC)” is hereby deleted from Section 4.4(i) of the A&R Merger Agreement.

2.2.9.
Reference to “and the corresponding ADSs” is hereby deleted from Section 7.6 of the A&R Merger Agreement.

2.2.10.
Section 11.1(b) of the A&R Merger Agreement is hereby deleted in its entirety and replaced with the following:

“(b)   The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no Action seeking such stop order shall have been threatened or initiated by the SEC and not withdrawn.”
3.   No Other Amendments.   The parties hereto agree that all other provisions of the A&R Merger Agreement shall, subject to the amendments expressly set forth in Section 2 of this Amendment, continue unmodified, in full force and effect and constitute legal and binding obligations of the parties in accordance with their terms. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the A&R Merger Agreement or any of the documents referred to therein. This Amendment forms an integral and inseparable part of the A&R Merger Agreement.

A-4-2

4.   References.   Each reference to “this Agreement,” “hereof,” “herein,” “hereunder,” “hereby” and each other similar reference contained in the A&R Merger Agreement shall, effective from the date of this Amendment, refer to the A&R Merger Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the A&R Merger Agreement and references in the A&R Merger Agreement, as amended hereby, to “the date hereof,” “the date of this Agreement” and other similar references shall in all instances continue to refer to December 15, 2021, May 30, 2022 or December 2, 2022, as the case may be, and references to the date of this Amendment and “as of the date of this Amendment” shall refer to March 7, 2023.
5.   Effect of Amendment.   This Amendment shall form a part of the A&R Merger Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the A&R Merger Agreement shall be deemed a reference to the A&R Merger Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.
6.    Incorporation by Reference.   Each of the provisions under Article XII (Dispute Resolution), Section 14.7 (Governing Law) and Section 14.8 (Counterparts) of the A&R Merger Agreement shall be incorporated into this Amendment by reference as if set out in full herein, mutatis mutandis.
7.   Further Assurance.   Each party hereto shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions and matters contemplated by this Amendment. The parties hereto further agree that each of the parties shall cooperate in good faith in advancing the Business Combination (as such term is defined in SPAC’s Organizational Documents) of SPAC, including adjusting the businesses and assets to be covered therein.
[The remainder of this page intentionally left blank; signature pages to follow]

A-4-3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.
SPAC:
Blue Safari Group Acquisition Corp.
By:
/s/ Naphat Sirimongkolkasem

Name:
Naphat Sirimongkolkasem

Title:
Director

SPAC Sub:
Blue Safari Mini Corp.
By:
/s/ Naphat Sirimongkolkasem

Name:
Naphat Sirimongkolkasem

Title:
Director

Signature Page to Third Amendment to the Amended and Restated Agreement and Plan of Merger

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.
PubCo:
Bitdeer Technologies Group
By:
/s/ Clara Yuexi Jiang

Name:
Clara Yuexi Jiang

Title:
Director

Merger Sub 1:
Blue Safari Merge Limited
By:
/s/ Clara Yuexi Jiang

Name:
Clara Yuexi Jiang

Title:
Director

Merger Sub 2:
Blue Safari Merge II Limited
By:
/s/ Clara Yuexi Jiang

Name:
Clara Yuexi Jiang

Title:
Director

Merger Sub 3:
Bitdeer Merge Limited
By:
/s/ Clara Yuexi Jiang

Name:
Clara Yuexi Jiang

Title:
Director

Signature Page to Third Amendment to the Amended and Restated Agreement and Plan of Merger

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.
Company:
Bitdeer Technologies Holding Company
By:
/s/ WU Jihan

Name:
WU Jihan 吴忌寒

Title:
Director

Signature Page to Third Amendment to the Amended and Restated Agreement and Plan of Merger

Annex A-5
PLAN OF MERGER
THIS PLAN OF MERGER is made on                   between:
(1)
Blue Safari Group Acquisition Corp., a company incorporated in the British Virgin Islands, with company number 2055390, whose registered office is at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands (the Surviving Company or the SPAC); and

(2)
Blue Safari Merge Limited, a company incorporated in the British Virgin Islands, with company number 2085248, whose registered office is at Jayla Place, 2nd Floor, Road Town, Tortola, British Virgin Islands VG1110 (the Merging Company or the Merger Sub 1).

BACKGROUND
(A)
Bitdeer Technologies Holding Company (the Target Company), the SPAC, Blue Safari Mini Corp., a wholly owned subsidiary of the Surviving Company (the SPAC Sub), Bitdeer Technologies Group (the PubCo), Merger Sub 1, Blue Safari Merge II Limited (the Merger Sub 2), Bitdeer Merge Limited (the Merger Sub 3) have entered into an amended and restated merger agreement dated [date] (the A&R Merger Agreement) amending and restating such agreement and plan of merger dated 18 November 2021 (the Merger Agreement) in its entirety, pursuant to which, among other things, the Merger Sub 1 will merge with and into the SPAC, with SPAC being the surviving company (the Merger) in accordance with the terms and conditions set forth therein. A copy of the A&R Merger Agreement is attached as Annex 1 to this Plan of Merger.

(B)
The parties wish to merge in accordance with the Act.

(C)
This Plan of Merger is the plan of merger for the Merger for the purposes of the Act.

(D)
Terms not otherwise defined in this Plan of Merger shall have the meanings given to them under the A&R Merger Agreement.

IT IS AGREED as follows.
1.
In this Plan of Merger:

(a)
Act means the BVI Business Companies Act, 2004 (as amended);

(b)
Articles of Merger means the articles of merger for the Merger to be prepared, and executed by the Merging Company and the Surviving Company, in accordance with the requirements of the Act;

(c)
BVI Registrar means the registrar of corporate affairs of the British Virgin Islands appointed under the Act;

(d)
Effective Time means the time specified in the Articles of Merger.

(e)
Merger means the merger between the Merging Company and the Surviving Company pursuant to this Plan of Merger;

(f)
PubCo Class A Ordinary Share means the class A ordinary shares of Pubco of par value of US$0.0000001 per shares;

(g)
SPAC Class A Ordinary Share means the class A ordinary shares, no par value, of the SPAC;

(h)
SPAC Class B Ordinary Share means the class B ordinary shares, no par value, of the SPAC;

(i)
SPAC Ordinary Shares means the SPAC Class A Ordinary Shares and the SPAC Class B Ordinary Shares;

(j)
SPAC Rights means the issued and outstanding rights of the SPAC;

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(k)
SPAC Unit means a unit of the SPAC comprised of one SPAC Class A Ordinary Share and one SPAC Right;

(l)
definitions in the Act apply in this Plan of Merger unless the context requires otherwise.

2.
The Merging Company and the Surviving Company are the constituent companies.

3.
The Surviving Company is the surviving company.

4.
The Merging Company is authorised to issue a maximum of 50,000 shares of a single class each with a par value of US$1.00.

5.
The Merging Company has 1 share with a par value of US$1.00 in issue, which is entitled to vote on the Merger.

6.
The Surviving Company is authorised to issue a maximum of 111,000,000 shares with no par value divided into three classes of shares, namely, (i) 100,000,000 SPAC Class A Ordinary Shares with no par value, (ii) 10,000,000 SPAC Class B Ordinary Shares with no par value, and (iii) 1,000,000 preferred shares with no par value.

7.
The Surviving Company has 6,100,000 SPAC Class A Ordinary Shares of no par value and 1,437,500 Class B Ordinary Shares of no par value in issue, which are entitled to vote on the Merger.

8.
The Merger will take place at the Effective Time.

9.
The terms and conditions of the Merger, including the manner and basis of converting shares in each constituent company into shares in the Surviving Company or into other property, are set out in the A&R Merger Agreement. In particular, at the Effective Time, and in accordance with the terms and conditions of the Merger:

(a)
each SPAC Ordinary Share issued and outstanding immediately prior to the Effective Time shall automatically be cancelled and cease to exist in exchange for the right to receive, without interest, one PubCo Class A Ordinary Share, which will trade in the United States in the form of American depositary shares, evidenced by American depositary receipts;

(b)
each SPAC Right outstanding immediately prior to the Effective Time shall be cancelled and cease to exist in exchange for the right to receive, without interest, one-tenth (1/10) of a PubCo Class A Ordinary Share in the same manner as SPAC Ordinary Share as set forth above;

(c)
if there are any SPAC Ordinary Shares that are owned by SPAC as treasury shares or any SPAC Ordinary Shares owned by any direct or indirect subsidiary of SPAC immediately prior to the Effective Time, such SPAC Ordinary Shares shall be canceled and shall cease to exist without any conversion thereof or payment or other consideration therefor;

(d)
each SPAC Ordinary Share (the SPAC Dissenting Share) owned by SPAC shareholders who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger pursuant to the Act (the SPAC Dissenting Shareholders) shall thereafter represent only the right to receive the applicable payments set forth in the A&R Merger Agreement, unless and until such SPAC Dissenting Shareholder effectively withdraws its demand for, or loses its rights to, dissent from the Merger pursuant to the Act with respect to any SPAC Dissenting Shares;

(e)
each share of the Merging Company that is issued and outstanding immediately prior to the Effective Time shall automatically convert into one share of the Surviving Company, which shall constitute the only outstanding share of the Surviving Company and be owned by PubCo;

(f)
the Surviving Company will automatically:

(i)
have vested in it all assets and business and all rights, privileges, immunities, powers, objects and purposes of each constituent company; and

(ii)
be liable for all claims against, debts, liabilities and obligations of, each constituent company; and

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(g)
the name of the Surviving Company shall be Blue Safari Group Acquisition Corp..

10.
At the Effective Time, the memorandum and articles of association of the Merging Company, as in effect immediately prior to the Effective Time, shall become the memorandum and articles of association of the Surviving Company, as amended and restated in the form annexed as Annex 2 to this Plan of Merger (the Amended and Restated Memorandum and Articles).

11.
The sole director of the Surviving Company shall be PubCo.

12.
Each party will execute any document of any kind, and do any other act or thing, that is reasonably necessary to give effect to the Merger.

13.
This Plan of Merger may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Plan of Merger.

14.
The laws of the British Virgin Islands govern this Plan of Merger and its interpretation.

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Signatures
Surviving Company
Signed on behalf of	)
Blue Safari Group Acquisition Corp.	)
)
Merging Company
Signed on behalf of	)
Blue Safari Merge Limited	)
)

A-5-4

Annex 1
A&R Merger Agreement

A-5-5

Annex 2
Amended and Restated Memorandum and Articles

A-5-6

Annex A-6

TERRITORY OF THE BRITISH VIRGIN ISLANDS
THE BVI BUSINESS COMPANIES ACT, 2004
AMENDED AND RESTATED
MEMORANDUM OF ASSOCIATION
OF
Blue Safari Group Acquisition Corp.
A COMPANY LIMITED BY SHARES
Amended and Restated on [•]
1.
DEFINITIONS AND INTERPRETATION

1.1.
In this Amended and Restated Memorandum of Association and the attached Amended and Restated Articles of Association, if not inconsistent with the subject or context:

“Act” means the BVI Business Companies Act, 2004 (No. 16 of 2004) and includes the regulations made under the Act;
“Articles” means the attached Amended and Restated Articles of Association of the Company;
“business relationship” means means a continuing arrangement between a company and one or more persons with whom the company engages in business, whether on a one-off, regular or habitual basis.
“Chairman of the Board” has the meaning specified in Regulation 12;
“Distribution” in relation to a distribution by the Company to a Shareholder means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder, or the incurring of a debt to or for the benefit of a Shareholder, in relation to Shares held by a Shareholder, and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of Shares, a transfer of indebtedness or otherwise, and includes a dividend;
“Eligible Person” mean individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons;
“Memorandum” means this Amended and Restated Memorandum of Association of the Company;
“Registrar” means the Registrar of Corporate Affairs appointed under section 229 of the Act;
“Resolution of Directors” means either:
(a)
a resolution approved at a duly convened and constituted meeting of Directors of the Company or of a committee of Directors of the Company by the affirmative vote of a majority of the Directors present at the meeting who voted except that where a Director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(b)
a resolution consented to in writing by all Directors or by all members of a committee of Directors of the Company, as the case may be;

“Resolution of Shareholders” means either:
(a)
a resolution approved at a duly convened and constituted meeting of the Shareholders of the Company by the affirmative vote of a majority of in excess of 50 percent of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted; or

(b)
a resolution consented to in writing by a majority of in excess of 50 percent of the votes of Shares entitled to vote thereon;

“Seal” means any seal which has been duly adopted as the common seal of the Company;

“Securities” means Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire Shares or debt obligations;
“Share” means a share issued or to be issued by the Company;
“Shareholder” means an Eligible Person whose name is entered in the register of members of the Company as the holder of one or more Shares or fractional Shares;
“Treasury Share” means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled; and
“Written” or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and “in writing” shall be construed accordingly.
1.2.
In the Memorandum and the Articles, unless the context otherwise requires a reference to:

(a)
a “Regulation” is a reference to a regulation of the Articles;

(b)
a “Clause” is a reference to a clause of the Memorandum;

(c)
voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;

(d)
the Act, the Memorandum or the Articles is a reference to the Act or those documents as amended or, in the case of the Act, any re-enactment thereof; and

(e)
the singular includes the plural and vice versa.

1.3.
Any words or expressions defined in the Act unless the context otherwise requires bear the same meaning in the Memorandum and the Articles unless otherwise defined herein.

1.4.
Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum and the Articles.

2.
NAME

The name of the Company is Blue Safari Group Acquisition Corp..
3.
TYPE OF COMPANY

The Company is a company limited by Shares.
4.
REGISTERED OFFICE AND REGISTERED AGENT

4.1.
The first registered office of the Company is at Ritter House, Wickhams Cay II, PO BOX 3170, Road Town, Tortola VG 1110, British Virgin Islands, the office of the first registered agent.

4.2.
The first registered agent of the Company is Ogier Global (BVI) Limited of Ritter House, Wickhams Cay II, PO BOX 3170, Road Town, Tortola VG 1110, British Virgin Islands.

4.3.
The Company may by Resolution of Shareholders or by Resolution of Directors change the location of its registered office or change its registered agent.

4.4.
Any change of registered office or registered agent will take effect on the registration by the Registrar of a notice of the change filed by the existing registered agent or a legal practitioner in the British Virgin Islands acting on behalf of the Company.

5.
CAPACITY AND POWERS

5.1.
Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)
full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

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(b)
for the purposes of paragraph (a), full rights, powers and privileges.

5.2.
For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

6.
NUMBER AND CLASSES OF SHARES

6.1.
Shares in the company shall be issued in the currency of the United States of America.

6.2.
The Company is authorised to issue a maximum of 50,000 Shares of a single class each with a par value of US$1.00.

6.3.
The Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same class or series of Shares.

6.4.
Shares may be issued in one or more series of Shares as the Directors may by Resolution of Directors determine from time to time.

7.
RIGHTS OF SHARES

7.1.
Each Share in the Company confers upon the Shareholder:

(a)
the right to one vote at a meeting of the Shareholders of the Company or on any Resolution of Shareholders;

(b)
the right to an equal share in any dividend paid by the Company; and

(c)
the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

7.2.
The Company may by Resolution of Directors redeem, purchase or otherwise acquire all or any of the Shares in the Company subject to Regulation 3 of the Articles.

8.
VARIATION OF RIGHTS

If at any time the Shares are divided into different classes, the rights attached to any class may only be varied, whether or not the Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by the holders of not less than 50 percent of the issued Shares in that class.
9.
RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

The rights conferred upon the holders of the Shares of any class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.
10.
REGISTERED SHARES

10.1.
The Company shall issue Registered Shares only.

10.2.
The Company is not authorised to issue Bearer Shares, convert Registered Shares to Bearer Shares or exchange Registered Shares for Bearer Shares.

11.
TRANSFER OF SHARES

11.1.
Subject to Clause 13, the Company shall, on receipt of an instrument of transfer complying with Sub-Regulation 6.1 of the Articles, enter the name of the transferee of a Share in the register of members unless the Directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in a Resolution of Directors.

11.2.
The Directors may not resolve to refuse or delay the transfer of a Share unless the Shareholder has failed to pay an amount due in respect of the Share.

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12.
AMENDMENT OF THE MEMORANDUM AND THE ARTICLES

12.1.
Subject to Clause 8, the Company may amend the Memorandum or the Articles by Resolution of Shareholders or by Resolution of Directors, save that no amendment may be made by Resolution of Directors:

(a)
to restrict the rights or powers of the Shareholders to amend the Memorandum or the Articles;

(b)
to change the percentage of Shareholders required to pass a Resolution of Shareholders to amend the Memorandum or the Articles;

(c)
in circumstances where the Memorandum or the Articles cannot be amended by the Shareholders; or

(d)
to Clauses 7, 8, 9 or this Clause 12.

12.2.
Any amendment of the Memorandum or the Articles will take effect on the registration by the Registrar of a notice of amendment, or restated Memorandum and Articles, filed by the registered agent.

13.
PRIVATE COMPANY

The Company is a private company, and accordingly:
(a)
any invitation to the public to subscribe for any Shares or debentures of the Company is prohibited;

(b)
the number of the members of the Company (not including persons who are in the employment of the Company, and persons who, having been formerly in the employment of the Company, were, while in such employment, and have continued after the determination of such employment to be, members of the Company) shall be limited to fifty PROVIDED that where two or more persons hold one or more Shares in the Company jointly they shall, for the purposes of this Clause 13, be treated as a single member;

(c)
the right to transfer the Shares of the Company shall be restricted in manner herein prescribed; and

(d)
the Company shall not have power to issue Share Warrants to Bearer.

We, Ogier Global (BVI) Limited of Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands, for the purpose of incorporating a BVI business company under the laws of the British Virgin Islands hereby sign this Memorandum of Association.
Dated 23 February 2021
Incorporator
Signed for and on behalf of Ogier Global (BVI) Limited of Ritter House, Wickhams
Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands
SGD: Toshra Glasgow

Signature of authorised signatory
Toshra Glasgow

Print name

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TERRITORY OF THE BRITISH VIRGIN ISLANDS
THE BVI BUSINESS COMPANIES ACT, 2004
AMENDED AND RESTATED
ARTICLES OF ASSOCIATION
OF
Blue Safari Group Acquisition Corp.
A COMPANY LIMITED BY SHARES
Amended and Restated on [•]
1.
REGISTERED SHARES

1.1.
Every Shareholder is entitled to a certificate signed by a Director or officer of the Company, or any other person authorised by Resolution of Directors, or under the Seal specifying the number of Shares held by him and the signature of the Directors, officer or authorised person and the Seal may be facsimiles.

1.2.
Any Shareholder receiving a certificate shall indemnify and hold the Company and its Directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by Resolution of Directors.

1.3.
If several Eligible Persons are registered as joint holders of any Shares, any one of such Eligible Persons may give an effectual receipt for any Distribution.

2.
SHARES

2.1.
Shares and other Securities may be issued at such times, to such Eligible Persons, for such consideration and on such terms as the Directors may by Resolution of Directors determine.

2.2.
Section 46 of the Act (Pre-emptive rights) does not apply to the Company.

2.3.
A Share may be issued for consideration in any form, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services. Bonus Shares are issued for no consideration and are considered fully paid for on issue.

2.4.
The consideration for a Share with par value shall not be less than the par value of the Share. If a Share with par value is issued for consideration less than the par value, the person to whom the Share is issued is liable to pay to the Company an amount equal to the difference between the issue price and the par value.

2.5.
No Shares or part thereof may be issued for a consideration other than money, unless a Resolution of Directors has been passed stating:

(a)
the amount to be credited for the issue of the Shares;

(b)
the determination of the Directors of the reasonable present cash value of the non-money consideration for the issue; and

(c)
that, in the opinion of the Directors, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

2.6.
The consideration paid for any Share, whether a par value Share or a no par value Share, shall not be treated as a liability or debt of the Company for the purposes of

(a)
the solvency test in Regulations 3 and 18; and

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(b)
sections 197 and 209 of the Act.

2.7.
The Company shall keep a register (the “register of members”) containing:

(a)
the names and addresses of the persons who hold Shares;

(b)
the number of each class and series of Shares held by each Shareholder;

(c)
the date on which the name of each Shareholder was entered in the register of members; and

(d)
the date on which any Eligible Person ceased to be a Shareholder.

except if the Company becomes listed on a recognized exchange the register of members may keep such other information as shall be approved by a Resolution of Shareholders.
2.8.
The register of members may be in any such form as the Directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the Directors otherwise determine, the magnetic, electronic or other data storage form shall be the original register of members.

2.9.
A Share is deemed to be issued when the name of the Shareholder is entered in the register of members.

3.
REDEMPTION OF SHARES AND TREASURY SHARES

3.1.
The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without their consent.

3.2.
The Company may acquire its own fully paid shares for no consideration if the shares are surrendered to the Company in writing by the shareholder to whom the shares are registered.

3.3.
The Company may only offer to purchase, redeem or otherwise acquire Shares if the Resolution of Directors authorising the purchase, redemption or other acquisition contains a statement that the Directors are satisfied, on reasonable grounds, that immediately after the acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

3.4.
Sections 60 (Process for acquisition of own Shares), 61 (Offer to one or more shareholders) and 62 (Shares redeemed otherwise than at the option of company) of the Act shall not apply to the Company.

3.5.
Shares that the Company purchases, redeems or otherwise acquires pursuant to this Regulation may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of 50 percent of the issued Shares in which case they shall be cancelled but they shall be available for reissue.

3.6.
All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

3.7.
Treasury Shares may be transferred by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and the Articles) as the Company may by Resolution of Directors determine.

3.8.
Where Shares are held by another body corporate of which the Company holds, directly or indirectly, Shares having more than 50 percent of the votes in the election of Directors of the other body corporate, all rights and obligations attaching to the Shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

4.
MORTGAGES AND CHARGES OF SHARES

4.1.
Shareholders may mortgage or charge their Shares.

4.2.
There shall be entered in the register of members at the written request of the Shareholder:

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(a)
a statement that the Shares held by him are mortgaged or charged;

(b)
the name of the mortgagee or chargee; and

(c)
the date on which the particulars specified in subparagraphs (a) and (b) are entered in the register of members.

4.3.
Where particulars of a mortgage or charge are entered in the register of members, such particulars may be cancelled:

(a)
with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)
upon evidence satisfactory to the Directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the Directors shall consider necessary or desirable.

4.4.
Whilst particulars of a mortgage or charge over Shares are entered in the register of members pursuant to this Regulation:

(a)
no transfer of any Share the subject of those particulars shall be effected;

(b)
the Company may not purchase, redeem or otherwise acquire any such Share; and

(c)
no replacement certificate shall be issued in respect of such Shares,

without the written consent of the named mortgagee or chargee.
5.
FORFEITURE

5.1.
Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose Shares issued for a promissory note, other written obligation to contribute money or property or a contract for future services are deemed to be not fully paid.

5.2.
A written notice of call specifying the date for payment to be made shall be served on the Shareholder who defaults in making payment in respect of the Shares.

5.3.
The written notice of call referred to in Sub-Regulation 5.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

5.4.
Where a written notice of call has been issued pursuant to Sub-Regulation 5.3 and the requirements of the notice have not been complied with, the Directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

5.5.
The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been cancelled pursuant to Sub-Regulation 5.4 and that Shareholder shall be discharged from any further obligation to the Company.

6.
TRANSFER OF SHARES

6.1.
Subject to the Memorandum, except for shares which are listed on a recognized exchange, Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration. Shares of the Company which are listed on a recognized exchange shall be transferred in accordance with the laws, rules, procedures and other requirements applicable to registered shares on the recognized exchange and Listed Companies and Funds Regulations.

6.2.
The transfer of a Share is effective when the name of the transferee is entered on the register of members.

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6.3.
If the Directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors:

(a)
to accept such evidence of the transfer of Shares as they consider appropriate; and

(b)
that the transferee’s name should be entered in the register of members notwithstanding the absence of the instrument of transfer.

6.4.
Subject to the Memorandum, the personal representative of a deceased Shareholder may transfer a Share even though the personal representative is not a Shareholder at the time of the transfer.

7.
MEETINGS AND CONSENTS OF SHAREHOLDERS

7.1.
The Directors may convene meetings of the Shareholders at such times and in such manner and places within or outside the British Virgin Islands as the Directors consider desirable, however, the failure to satisfy this Regulation does not invalidate the meeting.

7.2.
Upon the written request of Shareholders entitled to exercise 30 percent or more of the voting rights in respect of the matter for which the meeting is requested the Directors shall convene a meeting of Shareholders.

7.3.
The Directors convening a meeting shall give not less than 7 days’ notice of a meeting of Shareholders to:

(a)
those Shareholders whose names on the date the notice is given appear as Shareholders in the register of members of the Company and are entitled to vote at the meeting; and

(b)
the other Directors.

7.4.
The Directors convening a meeting of Shareholders may fix as the record date for determining those Shareholders that are entitled to vote at the meeting the date of notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice.

7.5.
A meeting of Shareholders held in contravention of the requirement to give notice is valid if Shareholders holding at least 90 percent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Shareholder at the meeting shall constitute waiver in relation to all the Shares which that Shareholder holds.

7.6.
The inadvertent failure of the Directors to give notice of a meeting to a Shareholder, or the fact that a Shareholder has not received notice, does not invalidate the meeting.

7.7.
A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

7.8.
The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

7.9.
The instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy.

Blue Safari Group Acquisition Corp.

I/We being a Shareholder of the above Company HEREBY APPOINT          of             or failing him             of                   to be my/our proxy to vote for me/us at the meeting of Shareholders to be held on the      day of            , 20   and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)
Signed this day of , 20
Shareholder

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7.10.
The following applies where Shares are jointly owned:

(a)
if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b)
if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)
if two or more of the joint owners are present in person or by proxy they must vote as one.

7.11.
A Shareholder shall be deemed to be present at a meeting of Shareholders if he participates by telephone or other electronic means and all Shareholders participating in the meeting are able to hear each other.

7.12.
A meeting of Shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the Shares entitled to vote on Resolutions of Shareholders to be considered at the meeting. A quorum may comprise a single Shareholder or proxy and then such person may pass a Resolution of Shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Shareholders.

7.13.
If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the Directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

7.14.
At every meeting of Shareholders, the Chairman of the Board shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the Shareholders present shall choose one of their numbers to be the chairman. If the Shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Shareholder or representative of a Shareholder present shall take the chair.

7.15.
The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

7.16.
At any meeting of the Shareholders the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

7.17.
Subject to the specific provisions contained in this Regulation for the appointment of representatives of Eligible Persons other than individuals the right of any individual to speak for or represent a Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the Eligible Person is constituted or derives its existence. In case of doubt, the Directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the Directors may rely and act upon such advice without incurring any liability to any Shareholder or the Company.

7.18.
Any Eligible Person other than an individual which is a Shareholder may by resolution of its Directors

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or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Shareholders or of any class of Shareholders, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Shareholder which he represents as that Shareholder could exercise if it were an individual.
7.19.
The chairman of any meeting at which a vote is cast by proxy or on behalf of any Eligible Person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such Eligible Person shall be disregarded.

7.20.
Directors of the Company may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

7.21.
An action that may be taken by the Shareholders at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, but if any Resolution of Shareholders is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Shareholders. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Shareholders holding a sufficient number of votes of Shares to constitute a Resolution of Shareholders have consented to the resolution by signed counterparts.

7.22
If the Company shall have only one Shareholder, the provisions herein contained for meetings of the Shareholders shall not apply and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Shareholders. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

8.
DIRECTORS

8.1.
The first Directors of the Company shall be appointed by the first registered agent within 6 months of the date of incorporation of the Company; and thereafter, the Directors shall be elected by Resolution of Shareholders or by Resolution of Directors.

8.2.
No person shall be appointed as a Director or alternate director or nominated as a reserve Director, of the Company unless he has consented in writing to be a Director or to be nominated as a reserve Director.

8.3.
Subject to Sub-Regulation 8.1, the minimum number of Directors shall be one and there shall be no maximum number.

8.4.
Each Director holds office for the term, if any, fixed by the Resolution of Shareholders or the Resolution of Directors appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a Director, the Directors serves indefinitely until his earlier death, resignation or removal.

8.5.
A Director may be removed from office,

(a)
with or without cause, by Resolution of Shareholders passed at a meeting of Shareholders called for the purposes of removing the Directors or for purposes including the removal of the Directors or by a written resolution passed by a least 75 percent of the Shareholders of the Company entitled to vote; or

(b)
with cause, by Resolution of Directors passed at a meeting of Directors called for the purpose of removing the Directors or for purposes including the removal of the Directors.

8.6.
A Director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice. A Director shall resign forthwith as a Director if he is, or becomes, disqualified from acting as a Director under the Act.

8.7.
A vacancy in the Board may be filled by a Resolution of Shareholders or by a resolution of a majority of

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the remaining Directors. Where the Directors appoint a person as Director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a Director ceased to hold office.
8.8.
A vacancy in relation to Directors occurs if a Director dies or in the case where the director is not an individual ceases to exist or otherwise ceases to hold office prior to the expiration of his term of office.

8.9.
Where the Company only has one Shareholder who is an individual and that Shareholder is also the sole Director of the Company, the sole Shareholder/Director may, by instrument in writing, nominate a person who is not disqualified from being a Director of the Company as a reserve Director of the Company to act in the place of the sole Director in the event of his death.

8.10.
The nomination of a person as a reserve Director of the Company ceases to have effect if:

(a)
before the death of the sole Shareholder/Director who nominated him,

(i)
he resigns as reserve Director, or

(ii)
the sole Shareholder/Director revokes the nomination in writing; or

(b)
the sole Shareholder/Director who nominated him ceases to be able to be the sole Shareholder/Director of the Company for any reason other than his death.

8.11.
The Company shall keep a register of Directors containing:

(a)
the names (current and former names unless the former name was changed by deed poll or other legal means or not used for more than 10 years) and residential addresses of the persons who are Directors of the Company or who have been nominated as reserve Directors of the Company or registered office where the Director is a corporate entity.;

(b)
the date on which each person whose name is entered in the register was appointed as a Director, or nominated as a reserve Director, of the Company;

(c)
the date on which each person named as a Director ceased to be a Director of the Company;

(d)
the date on which the nomination of any person nominated as a reserve Director ceased to have effect;

(e)
Address for service of each director if not the same of the residential address;

(f)
date of birth and nationality of each Director an reserve director and where the Director is a corporate entity registration number and place of incorporation; and

(g)
such other information as may be prescribed by the Act.

8.12.
The register of Directors may be kept in any such form as the Directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of Directors.

8.13
The Company shall file with the Registrar a copy of its register of directors within 14 days of the appointment of the first director and shall within 21 days of any changes occurring with the register of directors file a copy of the updated register of directors with the Registrar.

8.14.
The Directors may, by Resolution of Directors, fix the emoluments of Directors with respect to services to be rendered in any capacity to the Company.

8.15.
A Director is not required to hold a Share as a qualification to office.

9.
POWERS OF DIRECTORS

9.1.
The business and affairs of the Company shall be managed by, or under the direction or supervision of, the Directors of the Company. The Directors of the Company have all the powers necessary for

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managing, and for directing and supervising, the business and affairs of the Company. The Directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Shareholders.
9.2.
Each Director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each Director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the Directors believes to be the best interests of the Company.

9.3.
If the Company is the wholly owned subsidiary of a holding company, a Director of the Company may, when exercising powers or performing duties as a Director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

9.4.
Any Director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the Directors, with respect to the signing of consents or otherwise.

9.5.
The continuing Directors may act notwithstanding any vacancy in their body.

9.6.
The Directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

9.7.
All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

9.8.
For the purposes of Section 175 (Disposition of assets) of the Act, the Directors may by Resolution of Directors determine that any sale, transfer, lease, exchange or other disposition is in the usual or regular course of the business carried on by the Company and such determination is, in the absence of fraud, conclusive.

10.
PROCEEDINGS OF DIRECTORS

10.1.
Any one Director of the Company may call a meeting of the Directors by sending a written notice to each other Director.

10.2.
The Directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the Directors may determine to be necessary or desirable.

10.3.
A Director is deemed to be present at a meeting of Directors if he participates by telephone or other electronic means and all Directors participating in the meeting are able to hear each other.

10.4.
A Director shall be given not less than 3 days’ notice of meetings of Directors, but a meeting of Directors held without 3 days’ notice having been given to all Directors shall be valid if all the Directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a Director at a meeting shall constitute waiver by that Director. The inadvertent failure to give notice of a meeting to a Director, or the fact that a Director has not received the notice, does not invalidate the meeting.

10.5.
A Director may by a written instrument appoint an alternate who need not be a Director and the alternate shall be entitled to attend meetings in the absence of the Directors who appointed him and to vote in place of the Directors until the appointment lapses or is terminated. Appointment and termination of an alternate shall not be effective until the instrument appointing and terminating the alternate director has been given to the Company.

10.6.
A meeting of Directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of Directors, unless there are only 2 Directors in which case the quorum is 2.

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10.7.
If the Company has only one Director the provisions herein contained for meetings of Directors do not apply and such sole Director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Shareholders. In lieu of minutes of a meeting the sole Director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

10.8.
At meetings of Directors at which the Chairman of the Board is present, he shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present, the Directors present shall choose one of their number to be chairman of the meeting.

10.9.
An action that may be taken by the Directors or a committee of Directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of Directors consented to in writing by all Directors or by all members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more Directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last Director has consented to the resolution by signed counterparts.

11.
COMMITTEES

11.1.
The Directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more Directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee.

11.2.
The Directors have no power to delegate to a committee of Directors any of the following powers:

(a)
to amend the Memorandum or the Articles;

(b)
to designate committees of Directors;

(c)
to delegate powers to a committee of Directors;

(d)
to appoint or remove Directors;

(e)
to appoint or remove an agent;

(f)
to approve a plan of merger, consolidation or arrangement;

(g)
to make a declaration of solvency or to approve a liquidation plan; or

(h)
to make a determination that immediately after a proposed Distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

11.3.
Sub-Regulation 11.2(b) and (c) do not prevent a committee of Directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

11.4.
The meetings and proceedings of each committee of Directors consisting of 2 or more Directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of Directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

11.5.
Where the Directors delegate their powers to a committee of Directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on Directors of the Company under the Act.

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12.
OFFICERS AND AGENTS

12.1.
The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a president and one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.

12.2.
The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors. In the absence of any specific prescription of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of Directors and Shareholders, the president to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the secretaries to maintain the register of members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

12.3.
The emoluments of all officers shall be fixed by Resolution of Directors.

12.4.
The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the Directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

12.5.
The Directors may, by Resolution of Directors, appoint any person, including a person who is a Director, to be an agent of the Company.

12.6.
An agent of the Company shall have such powers and authority of the Directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

(a)
to amend the Memorandum or the Articles;

(b)
to change the registered office or agent;

(c)
to designate committees of Directors;

(d)
to delegate powers to a committee of Directors;

(e)
to appoint or remove Directors;

(f)
to appoint or remove an agent;

(g)
to fix emoluments of Directors;

(h)
to approve a plan of merger, consolidation or arrangement;

(i)
to make a declaration of solvency or to approve a liquidation plan;

(j)
to make a determination that immediately after a proposed Distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due; or

(k)
to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

12.7.
The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

12.8.
The Directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

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13.
CONFLICT OF INTERESTS

13.1.
A Director shall forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to the Board bringing it to the attention of every Director on the Board. Where a Director’s interest in a transaction is not disclosed in accordance with this Regulation the transaction is voidable by the Company.

13.2.
For the purposes of Sub-Regulation 13.1, a disclosure to all other Directors to the effect that a Director is a member, Director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry into the transaction or disclosure of the interest, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

13.3
Notwithstanding Regulation 13.1, a transaction entered into by the Company is not voidable by the Company if:

(a)
the material facts of the interest of the Directors in the transaction are known by the Shareholders entitled to vote at a meeting of Shareholders and the transaction is approved or ratified by a Resolution of Shareholders; or

(b)
the Company received fair value for the transaction, and such determination of fair value is made on the basis of the information known to the Company and the interested Director at the time that the transaction was entered into.

13.4.
A Director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)
vote on a matter relating to the transaction;

(b)
attend a meeting of Directors at which a matter relating to the transaction arises and be included among the Directors present at the meeting for the purposes of a quorum; and

(c)
sign a document on behalf of the Company, or do any other thing in his capacity as a Director, that relates to the transaction.

14.
INDEMNIFICATION

14.1.
Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)
is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a Director of the Company; or

(b)
is or was, at the request of the Company, serving as a Director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

14.2.
The indemnity in Sub-Regulation 14.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

14.3.
For the purposes of Sub-Regulation 14.2, a Director acts in the best interests of the Company if he acts in the best interests of

(a)
the Company’s holding company; or

(b)
a Shareholder or Shareholders of the Company;

in either case, in the circumstances specified in Sub-Regulation 9.3 or the Act, as the case may be.
14.4.
The decision of the Directors as to whether the person acted honestly and in good faith and with a view

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to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.
14.5.
The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

14.6.
Expenses, including legal fees, incurred by a Director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the Directors to repay the amount if it shall ultimately be determined that the Directors is not entitled to be indemnified by the Company in accordance with Sub-Regulation 14.1.

14.7.
Expenses, including legal fees, incurred by a former Director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former Director to repay the amount if it shall ultimately be determined that the former Director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 14.1 and upon such terms and conditions, if any, as the Company deems appropriate.

14.8.
The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Shareholders, resolution of disinterested Directors or otherwise, both as acting in the person’s official capacity and as to acting in another capacity while serving as a Director of the Company.

14.9.
If a person referred to in Sub-Regulation 14.1 has been successful in defence of any proceedings referred to in Sub-Regulation 14.1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

14.10.
The Company may purchase and maintain insurance in relation to any person who is or was a Director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a Director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

15.
RECORDS

15.1.
The Company shall keep the following documents at the office of its registered agent:

(a)
the Memorandum and the Articles;

(b)
the register of members, or a copy of the register of members;

(c)
the register of directors, or a copy of the register of directors; and

(d)
copies of all notices and other documents filed by the Company with the Registrar of Corporate Affairs in the previous 10 years.

15.2.
Until the Directors determine otherwise by Resolution of Directors the Company shall keep the original register of members and original register of Directors at the office of its registered agent.

15.3.
If the Company maintains only a copy of the register of members or a copy of the register of Directors at the office of its registered agent, it shall:

(a)
within 15 days of any change in either register, notify the registered agent in writing of the change; and

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(b)
provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of Directors is kept.

15.4.
The Company shall keep all records and underlying documentation including the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the Directors may determine:

(a)
minutes of meetings and Resolutions of Shareholders and classes of Shareholders;

(b)
minutes of meetings and Resolutions of Directors and committees of Directors; and

(c)
an impression of the Seal.

15.5.
Where any original records referred to in this Regulation are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 days of the change of location.

15.6.
The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act, 2001 (No. 5 of 2001) as from time to time amended or re-enacted.

16.
REGISTER OF CHARGES

The Company shall maintain at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:
(a)
the date of creation of the charge;

(b)
a short description of the liability secured by the charge;

(c)
a short description of the property charged;

(d)
the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(e)
unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)
details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

17.
SEAL

The Company shall have a Seal and may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The Directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one Director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The Directors may provide for a facsimile of the Seal and of the signature of any Director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.
18.
DISTRIBUTIONS BY WAY OF DIVIDEND

18.1.
The Directors of the Company may, by Resolution of Directors, authorise a Distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the Distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

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18.2.
Dividends may be paid in money, Shares, or other property.

18.3.
Notice of any dividend that may have been declared shall be given to each Shareholder as specified in Sub-Regulation 20.1 and all dividends unclaimed for 3 years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

18.4.
No dividend shall bear interest as against the Company and no dividend shall be paid on Treasury Shares.

19.
ACCOUNTS AND AUDIT

19.1.
The Company shall keep financial records and underlying documentation of the Company’s accounts and records (such as invoices, contracts and similar documents) in relation to all sums of money received and expended by the company and the matters in respect of which the receipt and expenditure takes place, all sales and purchases of goods by the company and the assets and liabilities of the company that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

19.2.
These financial records and underlying documentation shall be retained by the Company for a period of no less than five years from the date:

(i)
of completion of the transaction to which the records and underlying documentation relate; or

(ii)
the company terminates the business relationship to which the records and underlying documentation relate; and

shall provide it all and any records and underlying documentation to in respect of the Company requested by the registered agent of the Company without delay whenever requested by the registered agent pursuant to a request from the Commission or other competent authority in the Virgin Islands in exercise of their powers under any valid enactment.
19.3.
Where the financial record and underlying documentation of the Company are kept at a location other than the registered office of the Company the Company shall provide the registered agent of the Company with a written statement of the of the physical address of the place at which the records and underlying documentation are kept and the name of the person who maintains and controls the company’s records and underlying documentation.

19.4
The Company may by Resolution of Shareholders call for the Directors to prepare periodically and make available a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

19.5.
The Company may by Resolution of Shareholders call for the accounts to be examined by auditors.

19.6.
The first auditors shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by Resolution of Shareholders or by Resolution of Directors.

19.7.
The auditors may be Shareholders, but no Director or other officer shall be eligible to be an auditor of the Company during their continuance in office.

19.8.
The remuneration of the auditors of the Company may be fixed by Resolution of Directors.

19.9.
The auditors shall examine each profit and loss account and balance sheet required to be laid before a meeting of the Shareholders or otherwise given to Shareholders and shall state in a written report whether or not:

(a)
in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(b)
all the information and explanations required by the auditors have been obtained.

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19.10.
The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Shareholders at which the accounts are laid before the Company or shall be otherwise given to the Shareholders.

19.11.
Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the Directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

19.12
The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Shareholders at which the Company’s profit and loss account and balance sheet are to be presented.

20.
NOTICES

20.1.
Any notice, information or written statement to be given by the Company to Shareholders may be given by personal service or by mail addressed to each Shareholder at the address shown in the register of members.

20.2.
Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

20.3.
Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

21.
VOLUNTARY WINDING UP AND DISSOLUTION

The Company may voluntarily commence to wind up and dissolve if
(a)
it has no liabilities; or

(b)
is able to pay its debts as they fall due and the value of its assets equals or exceeds its liabilities,

by a Resolution of Shareholders or if, the Company has never issued Shares, by a Resolution of Directors.
22.
CONTINUATION

The Company may by Resolution of Shareholders or by a resolution passed unanimously by all Directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.
We, Ogier Global (BVI) Limited of Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands, for the purpose of incorporating a BVI business company under the laws of the British Virgin Islands hereby sign this Articles of Association.
Dated 23 February 2021
Incorporator
Signed for and on behalf of Ogier Global (BVI) Limited of Ritter House, Wickhams
Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands
SGD: Toshra Glasgow

Signature of authorised signatory
Toshra Glasgow

Print name

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Annex B
THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES
AMENDED AND RESTATED
MEMORANDUM OF ASSOCIATION
OF
BITDEER TECHNOLOGIES GROUP
(Adopted by a Special Resolution passed on March 8, 2023 and effective at the Acquisition Merger Effective Time (as defined herein))
1.
The name of the Company is Bitdeer Technologies Group.

2.
The Registered Office of the Company will be at the offices of International Corporation Services Ltd., P.O. Box 472, Harbour Place, 2nd Floor, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands, or at such other location within the Cayman Islands as the Directors may from time to time determine.

3.
The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands.

4.
The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by the Companies Act.

5.
The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.
The liability of each Shareholder is limited to the amount, if any, unpaid on the Shares held by such Shareholder.

7.
The authorized share capital of the Company is US$50,000 divided into 500,000,000,000 shares of a par value of US$0.0000001 each comprising:

(a)
499,600,000,000 Class A Ordinary Shares of a par value of US$0.0000001 each,

(b)
200,000,000 Class V Ordinary Shares of a par value of US$0.0000001 each, and

(c)
200,000,000 undesignated shares of a par value of US$0.0000001 each, of such class or classes (however designated) as the board of directors may determine in accordance with Articles 8 and 9 of the Articles of Association of the Company.

Subject to the Companies Act and the Articles, the board of directors shall have power to redeem or purchase any of the Company’s Shares and to increase or reduce its authorized share capital and to sub-divide or consolidate the said Shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the board of directors hereinbefore provided.
8.
The Company has the power contained in the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

9.
Capitalized terms that are not defined in this Memorandum of Association bear the same meanings as those given in the Articles of Association of the Company.

THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES
AMENDED AND RESTATED
ARTICLES OF ASSOCIATION
OF
BITDEER TECHNOLOGIES GROUP
(Adopted by a Special Resolution passed on March 8, 2023 and effective at the Acquisition Merger Effective Time (as defined herein))
TABLE A
The regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Act shall not apply to the Company and the following Articles shall comprise the Articles of Association of the Company.
INTERPRETATION
1.
In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Acquisition Merger Effective Time”
Means the “Acquisition Merger Effective Time” as defined under the Amended and Restated Agreement and Plan of Merger as of December 15, 2021, by and among Bitdeer Technologies Group, Bitdeer Technologies Holding Company, Blue Safari Group Acquisition Corp., Blue Safari Merge Limited, Blue Safari Merge II Limited, Bitdeer Merge Limited, and Blue Safari Mini Corp.;

“ADS”	means an American Depositary Share representing Ordinary Shares;
“Affiliate”
means in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brothers-in-law and sisters-in-law, a trust for the benefit of any of the foregoing, and a corporation, partnership or any other entity wholly or jointly owned by any of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any other entity or any natural person which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. The term “control” shall mean the ownership, directly or indirectly, of shares possessing more than fifty per cent (50%) of the voting power of the corporation, partnership or other entity (other than, in the case of a corporation, securities having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity;
“Articles”	means these articles of association of the Company, as from time to time altered or added to in accordance with the Companies Act and these Articles;
“Beneficial Ownership,” “Beneficially Own”	or similar references have the same meaning ascribed to such terms under Rule 13d-3 of the Securities Exchange Act of 1934;
“Board” and “Board of Directors” and “Directors”	means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof;
“Chairman”	means the chairman of the Board of Directors;
“Class” or “Classes”	means any class or classes of Shares as may from time to time be issued by the Company;
“Class A Ordinary Share”	means a Class A Ordinary Share of a par value of US$0.0000001 in the capital of the Company and having the rights provided for in these Articles;
“Class V Ordinary Share”	means a Class V Ordinary Share of a par value of US$0.0000001 in the capital of the Company and having the rights provided for in these Articles;
“Commission”	means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;
“Communications Facilities”
means technology (including without limitation video, video-conferencing, internet or online conferencing applications, telephone or tele-conferencing and/or other video-communications, internet or online conferencing application or telecommunications facilities) by which natural persons are capable of hearing and being heard by each other;

“Company”	means Bitdeer Technologies Group, a Cayman Islands exempted company;
“Companies Act”	means the Companies Act (As Revised) of the Cayman Islands and any statutory amendment or re-enactment thereof;
“Company’s Website”
means the main corporate/investor relations website of the Company, the address or domain name of which has been disclosed in any registration statement filed by the Company with the Commission in connection with its initial public offering of ADSs, or which has otherwise been notified to Shareholders;

“Depositary”	means an entity appointed to perform the depositary functions under a deposit agreement to which the Company is a party;
“Designated Stock Exchange”	means the stock exchange in the United States on which any Shares and/or ADSs are listed for trading;
“Designated Stock Exchange Rules”	means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any Shares and/or ADSs on the Designated Stock Exchange;

“electronic”
has the meaning given to it in the Electronic Transactions Act and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor;

“electronic communication”
means electronic posting to the Company’s Website, transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by not less than two-thirds of the vote of the Board;

“Electronic Transactions Act”	means the Electronic Transactions Act (As Revised) of the Cayman Islands and any statutory amendment or re-enactment thereof;
“electronic record”
has the meaning given to it in the Electronic Transactions Act and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor;

“Founder”	means WU Jihan;
“Founder Entities”
means, collectively, (i) Founder, (ii) all limited partnerships, private companies or other vehicles of which more than 50% beneficial ownership or voting power are held directly or indirectly by the Founder, and (iii) a trust controlled by the Founder for the benefit of the Founder or his family, and all limited partnership, private companies or other vehicles wholly owned by such trust , including without limitation, Victory Courage Limited;

“Incapacity”
means, in relation to an individual, that either:
(a)
a court of competent jurisdiction has determined that the individual is incapable, by reason of mental disorder, of managing and administering his property and affairs (or the equivalent, applying the relevant test in that jurisdiction); or

(b)
in the absence of a determination by a court of competent jurisdiction, an appropriately qualified medical practitioner approved by the Board of Directors has determined in writing that the individual is incapable, by reason of mental disorder, of managing and administering his property and affairs,

(c)
and that determination has not been reversed by a court of competent jurisdiction or by the same or another such medical practitioner. The Directors have no duty to enquire into the mental incapacity of any individual unless they have actual knowledge of circumstances which call for enquiry;

“Memorandum of Association”	means the memorandum of association of the Company, as amended or substituted from time to time;

“Ordinary Resolution”
means a resolution:
(a)
passed by a simple majority of the votes cast by such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of the Company held in accordance with these Articles; or

(b)
approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed;

“Ordinary Shares”	means the Class A Ordinary Shares and the Class V Ordinary Shares;
“paid up”	means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up;
“Person”
means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires;

“Present”
means, in respect of any Person, such Person’s presence at a general meeting of Shareholders, which may be satisfied by means of such Person or, if a corporation or other non-natural Person, its duly authorized representative (or, in the case of any Shareholder, a proxy which has been validly appointed by such Shareholder in accordance with these Articles), being: (a) physically present at the venue specified in the notice convening the meeting; or (b) in the case of any meeting at which Communications Facilities are permitted in accordance with these Articles, including any Virtual Meeting, connected by Communication Facilities in accordance with procedures specified in the notice convening such general meeting; and “Presence” shall be construed accordingly;

“RADSs”	means ADSs of the Company subject to transfer restrictions imposed pursuant to the deposit agreement under which such ADSs are issued;
“Register”	means the register of Members of the Company maintained in accordance with the Companies Act;
“Registered Office”	means the registered office of the Company as required by the Companies Act;
“Seal”	means the common seal of the Company (if adopted) including any facsimile thereof;
“Secretary”	means any Person appointed by the Directors to perform any of the duties of the secretary of the Company;

“Securities Act”
means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

“Share”
means a share in the capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share;

“Shareholder” or “Member”	means a Person who is registered as the holder of one or more Shares in the Register;
“Share Premium Account”	means the share premium account established in accordance with these Articles and the Companies Act;
“signed”
means bearing a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a Person with the intent to sign the electronic communication;

“Special Resolution”
means a special resolution of the Company passed in accordance with the Companies Act, being a resolution:
(a)
passed by not less than two-thirds of the votes cast by such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or

(b)
approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed;

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Companies Act;
“United States”	means the United States of America, its territories, its possessions and all areas subject to its jurisdiction; and
“Virtual Meeting”
means any general meeting of the Shareholders at which the Shareholders (and any other permitted participants of such meeting, including without limitation the chairman of the meeting and any Directors) are permitted to be Present solely by means of Communications Facilities.

2.
In these Articles, save where the context requires otherwise:

(a)
words importing the singular number shall include the plural number and vice versa;

(b)
words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)
the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)
reference to a dollar or dollars (or US$) and to a cent or cents is reference to dollars and cents of the United States of America;

(e)
reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)
reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case;

(g)
reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing including in the form of an electronic record or partly one and partly another;

(h)
any requirements as to delivery under the Articles include delivery in the form of an electronic record or an electronic communication;

(i)
any requirements as to execution or signature under the Articles, including the execution of the Articles themselves, can be satisfied in the form of an electronic signature as defined in the Electronic Transaction Act; and

(j)
Sections 8 and 19(3) of the Electronic Transactions Act shall not apply.

3.
Subject to the last two preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY
4.
The business of the Company may be conducted as the Directors see fit.

5.
The Registered Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.
The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortized over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.
The Directors shall keep, or cause to be kept, the Register at such place as the Directors may from time to time determine and, in the absence of any such determination, the Register shall be kept at the Registered Office.

SHARES
8.
Subject to these Articles, all Shares for the time being unissued shall be under the control of the Directors who may, in their absolute discretion and without the approval of the Members, cause the Company to:

(a)
issue, allot and dispose of Shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form) to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine;

(b)
grant rights over Shares or other securities to be issued in one or more classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attaching to such Shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers, preferences, privileges and rights associated with the then issued and outstanding Shares, at such times and on such other terms as they think proper; and
(c)
grant options with respect to Shares and issue warrants or similar instruments with respect thereto.

9.
The Directors may authorize the division of Shares into any number of Classes and the different Classes shall be authorized, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or by a Special Resolution. The Directors may issue Shares with such preferred or other rights, all or any of which may be greater than the rights of Ordinary Shares, at such time and on such terms as they may think appropriate. Notwithstanding Article 17, the Directors may issue from time to time, out of the authorized share capital of the Company (other than the authorized but unissued Ordinary Shares), series of preferred shares in their absolute discretion and without approval of the Members; provided, however, before any preferred shares of any such series are issued, the Directors shall by resolution of Directors determine, with respect to any series of preferred shares, the terms and rights of that series, including:

(a)
the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

(b)
whether the preferred shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c)
the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of shares;

(d)
whether the preferred shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e)
whether the preferred shares of such series shall have any rights to receive any part of the assets available for distribution amongst the Members upon the liquidation of the Company, and, if so, the terms of such liquidation preference, and the relation which such liquidation preference shall bear to the entitlements of the holders of shares of any other class or any other series of shares;

(f)
whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)
whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)
the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preferred shares;

(i)
the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and

(j)
any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued. The Company shall not issue Shares to bearer.

10.
The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgment of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

11.
The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

CLASS A ORDINARY SHARES AND CLASS V ORDINARY SHARES
12.
Subject to Article 18, holders of Class A Ordinary Shares and Class V Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Members. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings or class meetings of the Company, and each Class V Ordinary Share shall entitle the holder thereof to ten (10) votes on all matters subject to vote at general meetings or class meetings of the Company.

13.
Class V Ordinary Shares shall only be held by Founder Entities; provided, however, the Class V Ordinary Shares are deemed to be “held by Founder Entities” if the Depositary holds Class V Ordinary Shares and issues RADSs to Founder Entities representing such Class V Ordinary Shares. Each Class V Ordinary Share shall automatically convert into one (1) Class A Ordinary Share in accordance with these Articles (as adjusted for share splits, share combinations and similar transactions) on any transfer by a Founder Entity to a Person (that is not a Founder Entity) of any Beneficial Ownership of, or economic interest in, such Class V Ordinary Share or the control over the voting rights attached to such Class V Ordinary Share (through any contracts, voting proxies or otherwise); provided, however, that on the grant by a Founder Entity of any lien, charge, mortgage or other encumbrance (a “Security Interest”) over the Class V Ordinary Shares held by it, unless and until the legal ownership of such shares is transferred pursuant to such Security Interest (including any enforcement or foreclosure in connection therewith).

14.
Each Class V Ordinary Share is convertible into one (1) Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions) at any time at the option of the holder thereof.

15.
Each Class V Ordinary Share held by a Founder Entity shall automatically convert into one (1) Class A Ordinary Share in accordance with these Articles (as adjusted for share splits, share combinations and similar transactions) upon the death or Incapacity of the Founder.

16.
Any conversion of Class V Ordinary Shares into Class A Ordinary Shares pursuant to these Articles shall be effected by means of the re-designation of each relevant Class V Ordinary Share as a Class A Ordinary Share. Such conversion shall become effective forthwith upon entries being made in the Register to record the re-designation of the relevant Class V Ordinary Shares as Class A Ordinary Shares.

17.
Save and except for voting rights and conversion rights as set out in Articles 12 to 15 (inclusive), the Class A Ordinary Shares and the Class V Ordinary Shares shall rank pari passu with one another and shall have the same rights, preferences, privileges and restrictions.

MODIFICATION OF RIGHTS
18.
Whenever the capital of the Company is divided into different Classes, the rights attached to any such Class (unless otherwise provided by the terms of issue of the Shares of that Class), whether or not the Company is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued Shares of that Class or with the sanction of a Special Resolution passed at a separate meeting of the holders of the Shares of that Class. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons holding or representing by proxy at least one-third in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall on a poll have one vote for each Share of the Class held by him. For the purposes of this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes. Notwithstanding anything to the contrary in this Article 18, if holders of Class A Ordinary Shares and Class V Ordinary Shares vote as one class, each Class A Ordinary Share shall entitle the holder thereof to one (1) vote and each Class V Ordinary Share shall entitle the holder thereof to ten (10) votes on all matters subject to vote at meetings of the holders of Shares of the relevant Class(es).
19.
The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issuance of the Shares of that Class, be deemed to be varied by, inter alia, the creation or issue of further Shares ranking pari passu with or subsequent to such existing Class of Shares, or the redemption or purchase of any Shares of any Class by the Company. The rights of the holders of Shares shall not be deemed to be varied by the creation or issue of Shares with preferred or other rights including, without limitation, the creation of Shares with enhanced or weighted voting rights.

CERTIFICATES
20.
Every Person whose name is entered as a Member in the Register may, without payment and upon its written request, request a certificate within two calendar months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) in the form determined by the Directors. All certificates shall specify the Share or Shares held by that Person, provided that in respect of a Share or Shares held jointly by several Persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all. All certificates for Shares shall be delivered personally or sent through the post addressed to the Member entitled thereto at the Member’s registered address as appearing in the Register.

21.
Every share certificate of the Company shall bear legends required under the applicable laws, including the Securities Act.

22.
Any two or more certificates representing Shares of any one Class held by any Member may at the Member’s request be cancelled and a single new certificate for such Shares issued in lieu on payment (if the Directors shall so require) of one U.S. dollar (US$1.00) or such smaller sum as the Directors shall determine.

23.
If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same Shares may be issued to the relevant Member upon request, subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

24.
In the event that Shares are held jointly by several Persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

FRACTIONAL SHARES
25.
The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

LIEN
26.
The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share registered in the name of a Person indebted or under liability to the Company (whether he is the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by him or his estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it, including but not limited to dividends.

27.
The Company may sell, in such manner as the Directors in their absolute discretion think fit, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen calendar days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his death or bankruptcy.

28.
For giving effect to any such sale the Directors may authorize a Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

29.
The proceeds of the sale after deduction of expenses, fees and commissions incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

CALLS ON SHARES
30.
Subject to the terms of the allotment, the Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen calendar days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

31.
The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

32.
If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

33.
The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

34.
The Directors may make arrangements with respect to the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

35.
The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors. No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.
FORFEITURE OF SHARES
36.
If a Shareholder fails to pay any call or instalment of a call in respect of partly paid Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

37.
The notice shall name a further day (not earlier than the expiration of fourteen calendar days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.

38.
If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

39.
A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

40.
A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

41.
A certificate in writing under the hand of a Director that a Share has been duly forfeited on a date stated in the certificate shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

42.
The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favor of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

43.
The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES
44.
The instrument of transfer of any Share shall be in writing and in any usual or common form or such other form as the Directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

45.	(a)	The Directors may in their absolute discretion decline to register any transfer of Shares which is not fully paid up or on which the Company has a lien.

(b)
The Directors may also decline to register any transfer of any Share unless:

(i)
the instrument of transfer is lodged with the Company, accompanied by the certificate for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(ii)
the instrument of transfer is in respect of only one Class of Shares;

(iii)
the instrument of transfer is properly stamped, if required;

(iv)
in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four; and

(v)
a fee of such maximum sum as the Designated Stock Exchange may determine to be payable, or such lesser sum as the Board of Directors may from time to time require, is paid to the Company in respect thereof.

46.
The registration of transfers may, on ten calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the Designated Stock Exchange Rules, be suspended and the Register closed at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the Register closed for more than thirty calendar days in any calendar year.

47.
All instruments of transfer that are registered shall be retained by the Company. If the Directors refuse to register a transfer of any Shares, they shall within three calendar months after the date on which the transfer was lodged with the Company send notice of the refusal to each of the transferor and the transferee.

TRANSMISSION OF SHARES
48.
The legal personal representative of a deceased sole holder of a Share shall be the only Person recognized by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only Person recognized by the Company as having any title to the Share.

49.
Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall, upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

50.
A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, provided however, that the Directors may at any time give notice requiring any such Person to elect either to be registered himself or to transfer the Share, and if the notice is not complied with within ninety calendar days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

REGISTRATION OF EMPOWERING INSTRUMENTS
51.
The Company shall be entitled to charge a fee not exceeding one U.S. dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

ALTERATION OF SHARE CAPITAL
52.
The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

53.
The Company may by Ordinary Resolution:

(a)
increase its share capital by new Shares of such amount as it thinks expedient;

(b)
consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(c)
subdivide its Shares, or any of them, into Shares of an amount smaller than that fixed by the Memorandum, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)
cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

54.
The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorized by law.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES
55.
Subject to the provisions of the Companies Act and these Articles, the Company may:

(a)
issue Shares that are to be redeemed or are liable to be redeemed at the option of the Shareholder or the Company. The redemption of Shares shall be effected in such manner and upon such terms as may be determined, before the issue of such Shares, by either the Board or by the Shareholders by Special Resolution;

(b)
purchase its own Shares (including any redeemable Shares) on such terms and in such manner and terms as have been approved by the Board or by the Members by Ordinary Resolution, or are otherwise authorized by these Articles; and

(c)
make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Act, including out of capital.

56.
The purchase of any Share shall not oblige the Company to purchase any other Share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.

57.
The holder of the Shares being purchased shall be bound to deliver up to the Company the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

58.
The Directors may accept the surrender for no consideration of any fully paid Share.

TREASURY SHARES
59.
The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

60.
The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

GENERAL MEETINGS
61.
All general meetings other than annual general meetings shall be called extraordinary general meetings.

62.	(a)	The Company may (but shall not be obliged to) in each calendar year hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as may be determined by the Directors.
(b)
At these meetings the report of the Directors (if any) shall be presented.

63.	(a)	The Chairman or a majority of the Directors may call general meetings, and they shall on a Shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.
(b)
A Shareholders’ requisition is a requisition of Members holding at the date of deposit of the requisition Shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all issued and outstanding Shares of the Company that as at the date of the deposit carry the right to vote at general meetings of the Company.

(c)
The requisition must state the objects of the meeting and must be signed by the requisition’s and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisition’s.

(d)
If there are no Directors as at the date of the deposit of the Shareholders’ requisition, or if the Directors do not within twenty-one calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one calendar days, the requisition’s, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three calendar months after the expiration of the said twenty-one calendar days.

(e)
A general meeting convened as aforesaid by requisition’s shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS
64.
At least ten (10) calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place (except in the case of a Virtual Meeting), the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)
in the case of an annual general meeting, by all the Shareholders (or their proxies) entitled to attend and vote thereat; and

(b)
in the case of an extraordinary general meeting, by two-thirds (2/3rd) of the Shareholders having a right to attend and vote at the meeting, Present at the meeting.

65.
The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS
66.
No business except for the appointment of a chairman for the meeting shall be transacted at any general meeting unless a quorum of Shareholders is Present at the time when the meeting proceeds to business. One or more Shareholders holding Shares which carry in aggregate (or representing by proxy) not less than fifty percent (50%) of all votes attaching to all Shares in issue and entitled to vote at such general meeting, Present at the meeting, shall be a quorum for all purposes.

67.
If within half an hour from the time appointed for the meeting a quorum is not Present, the meeting shall be dissolved.

68.
If the Directors so determine in respect of a specific general meeting or all general meetings of the Company, Presence at the relevant general meeting may be by means of Communications Facilities. The Directors may determine that any general meeting may be held as a Virtual Meeting. The notice of any general meeting at which Communications Facilities may be utilized (including any Virtual Meeting) must disclose the Communications Facilities that will be used, including the procedures to be followed by any Shareholder or other participant of the general meeting utilizing such Communications Facilities.

69.
The Chairman, if any, shall preside as chairman at every general meeting of the Company.

70.
If there is no such Chairman, or if at any general meeting he is not Present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman of the meeting, any Director or Person nominated by the Directors shall preside as chairman of that meeting, failing which the Shareholders Present shall choose any Person Present to be chairman of that meeting.

71.
The chairman of any general meeting shall be entitled to participate at any such general meeting by Communication Facilities, and to act as the chairman of such general meeting, in which event the following provisions shall apply:

(a)
the chairman shall be deemed to be Present at the general meeting; and

(b)
if the Communication Facilities fail to enable the chairman of the general meeting to hear and be heard by other Persons participating in the meeting, then the other Directors Present at the general meeting shall choose another Director Present to act as chairman of the general meeting for (or for the remainder of) the general meeting; provided that if no other Director is Present at the general meeting, or if all the Directors Present decline to take the chair, then the general meeting shall be automatically adjourned to the same day in the next week and at such time and place as shall be decided by the Directors.

72.
The chairman of any general meeting at which a quorum is Present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen calendar days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

73.
The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason, upon notice in writing to Shareholders. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

74.
At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman of the meeting or any Shareholder holding not less than ten per cent (10%) of the votes attaching to the Shares Present at the meeting, and unless a poll is so demanded, a declaration by the chairman of the meeting that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

75.
If a poll is duly demanded it shall be taken in such manner as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

76.
All questions submitted to a meeting shall be decided by an Ordinary Resolution except where a greater majority is required by these Articles or by the Companies Act. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

77.
A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

VOTES OF SHAREHOLDERS
78.
Subject to any rights and restrictions for the time being attached to any Share, at a general meeting of the Company, (i) on a show of hands and/or (ii) on a poll, every Shareholder Present at the meeting shall have one (1) vote for each Class A Ordinary Share and ten (10) votes for each Class V Ordinary Share of which such Shareholder is the holder, as provided in Article 12.

79.
In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

80.
Shares carrying the right to vote that are held by a Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may be voted, whether on a show of hands or on a poll, by his committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person may vote in respect of such Shares by proxy.

81.
No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

82.
On a poll votes may be given either personally or by proxy.

83.
Each Shareholder, other than a recognized clearing house (or its nominee(s)) or depositary (or its nominee(s)), may only appoint one proxy on a show of hand. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing or, if the appointor is a corporation, either under Seal or under the hand of an officer or attorney duly authorized. A proxy need not be a Shareholder.

84.
An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

85.
The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company:

(a)
not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b)
in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(c)
where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded be delivered at the meeting at which the poll was demanded to the chairman of the meeting or to the secretary or to any Director;

provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited at such other time (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The chairman of the meeting may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

86.
The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

87.
A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS
88.
Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorize such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder or Director.

DEPOSITARY AND CLEARING HOUSES
89.
If a recognized clearing house (or its nominee(s)) or depositary (or its nominee(s)) is a Member of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorize such Person(s) as it thinks fit to act as its representative(s) at any general meeting of the Company or of any Class of Shareholders provided that, if more than one Person is so authorized, the authorization shall specify the number and Class of Shares in respect of which each such Person is so authorized. A Person so authorized pursuant to this Article shall be entitled to exercise the same powers on behalf of the recognized clearing house (or its nominee(s)) or depositary (or its nominee(s)) which he represents as that recognized clearing house (or its nominee(s)) or depositary (or its nominee(s)) could exercise if it were an individual Member holding the number and Class of Shares specified in such authorization, including the right to vote individually on a show of hands.

DIRECTORS
90.
Unless otherwise determined by the Company in general meeting, the number of Directors shall be no less than three (3) and no more than twelve (12). The Directors shall be appointed and removed as follows:

90.1
The Company may by Ordinary Resolution appoint any person to be a Director.

90.2
The Board may, by the affirmative vote of a simple majority of the Directors present and voting at a Board meeting, appoint any person as a Director, to fill a casual vacancy on the Board or as an addition to the existing Board.

90.3
An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the Director, if any; but no such term shall be implied in the absence of express provision. Each Director whose term of office expires shall be eligible for re-election at a meeting of the Shareholders or re-appointment by the Board.

90.4
A Director may be removed from office by Ordinary Resolution, notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement). A vacancy on the Board created by the removal of a Director under the previous sentence may be filled by Ordinary Resolution or by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting.

91.
The Board of Directors may elect and appoint a Chairman by a majority of the Directors then in office. The period for which the Chairman will hold office will also be determined by a majority of all of the Directors then in office. The Chairman shall preside as chairman at every meeting of the Board of Directors. To the extent the Chairman is not present at a meeting of the Board of Directors within fifteen minutes after the time appointed for holding the same, the attending Directors may choose one of their number to be the chairman of the meeting.
92.
The Board may, from time to time, and except as required by applicable law or Designated Stock Exchange Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives of the Company and determine on various corporate governance related matters of the Company as the Board shall determine by resolution of Directors from time to time.

93.
A Director shall not be required to hold any Shares in the Company by way of qualification. A Director who is not a Member of the Company shall nevertheless be entitled to attend and speak at general meetings.

94.
The remuneration of the Directors may be determined by the Directors or by Ordinary Resolution.

95.
The Directors shall be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive such fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

ALTERNATE DIRECTOR OR PROXY
96.
Any Director may in writing appoint another Person to be his alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be required to sign such written resolutions where they have been signed by the appointing director, and to act in such Director’s place at any meeting of the Directors at which the appointing Director is unable to be present. Every such alternate shall be entitled to attend and vote at meetings of the Directors as a Director when the Director appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall be deemed for all purposes to be a Director and shall not be deemed to be the agent of the Director appointing him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

97.
Any Director may appoint any Person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

POWERS AND DUTIES OF DIRECTORS
98.
Subject to the Companies Act, these Articles and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

99.
Subject to these Articles, the Directors may from time to time appoint any natural person or corporation, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, chief executive officer, one or more other executive officers, president, one or more vice presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any natural person or corporation so appointed by the Directors may be removed by the Directors. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases for any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.
100.
The Directors may appoint any natural person or corporation to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution.

101.
The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

102.
The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorized signatory (any such person being an “Attorney” or “Authorized Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorized Signatory as the Directors may think fit, and may also authorize any such Attorney or Authorized Signatory to delegate all or any of the powers, authorities and discretion vested in him.

103.
The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

104.
The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any natural person or corporation to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such natural person or corporation.

105.
The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any natural person or corporation so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

106.
Any such delegates as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

BORROWING POWERS OF DIRECTORS
107.
The Directors may from time to time at their discretion exercise all the powers of the Company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

THE SEAL
108.
The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixing of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

109.
The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixing of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

110.
Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISQUALIFICATION OF DIRECTORS
111.
The office of Director shall be vacated, if the Director:

(a)
becomes bankrupt or makes any arrangement or composition with his creditors;

(b)
dies or is found to be or becomes of unsound mind;

(c)
resigns his office by notice in writing to the Company;

(d)
without special leave of absence from the Board, is absent from meetings of the Board for three consecutive meetings and the Board resolves that his office be vacated; or

(e)
is removed from office pursuant to any other provision of these Articles.

PROCEEDINGS OF DIRECTORS
112.
The Directors may meet together (either within or outside of the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. At any meeting of the Directors, each Director present in person or represented by his proxy or alternate shall be entitled to one vote. In case of an equality of votes the Chairman shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

113.
A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

114.
The quorum necessary for the transaction of the business of the Board may be fixed by the Directors, and unless so fixed, the quorum shall be a majority of Directors then in office. A Director represented by proxy or by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

115.
A Director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. A Director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

116.
A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

117.
Any Director may act by himself or through his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorize a Director or his firm to act as auditor to the Company.

118.
The Directors shall cause minutes to be made for the purpose of recording:

(a)
all appointments of officers made by the Directors;

(b)
the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)
all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

119.
When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

120.
A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of his appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or his duly appointed alternate.

121.
The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

122.
Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairman of the meeting.

123.
A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

124.
All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

PRESUMPTION OF ASSENT
125.
A Director who is present at a meeting of the Board of Directors at which an action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

DIVIDENDS
126.
Subject to any rights and restrictions for the time being attached to any Shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorize payment of the same out of the funds of the Company lawfully available therefor.

127.
Subject to any rights and restrictions for the time being attached to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

128.
The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the Directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied, and pending such application may in the absolute discretion of the Directors, either be employed in the business of the Company or be invested in such investments (other than Shares of the Company) as the Directors may from time to time think fit.

129.
Any dividend payable in cash to the holder of Shares may be paid in any manner determined by the Directors. If paid by cheque it will be sent by mail addressed to the holder at his address in the Register, or addressed to such person and at such addresses as the holder may direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company.

130.
The Directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the generality of the foregoing, the Directors may fix the value of such specific assets, may determine that cash payment shall be made to some Shareholders in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

131.
Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares. No amount paid on a Share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the Share.

132.
If several Persons are registered as joint holders of any Share, any of them may give effective receipts for any dividend or other moneys payable on or in respect of the Share.

133.
No dividend shall bear interest against the Company.

134.
Any dividend unclaimed after a period of six calendar years from the date of declaration of such dividend may be forfeited by the Board of Directors and, if so forfeited, shall revert to the Company.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION
135.
The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

136.
The books of account shall be kept at the Registered Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

137.
The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right to inspect any account or book or document of the Company except as conferred by law or authorized by the Directors or by Ordinary Resolution.

138.
The accounts relating to the Company’s affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Directors or failing any determination as aforesaid shall not be audited.

139.
The Directors may appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration.

140.
Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

141.
The auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment, and at any time during their term of office, upon request of the Directors or any general meeting of the Members.

142.
The Directors in each calendar year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALISATION OF RESERVES
143.
Subject to the Companies Act, the Directors may:

(a)
resolve to capitalize an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), which is available for distribution;

(b)
appropriate the sum resolved to be capitalized to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)
paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)
paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;
(c)
make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalized reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)
authorize a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)
the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalization, or

(ii)
the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalized) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and
(e)
generally do all acts and things required to give effect to the resolution.

144.
Notwithstanding any provisions in these Articles, the Directors may resolve to capitalize an amount standing to the credit of reserves (including the share premium account, capital redemption reserve and profit and loss account) or otherwise available for distribution by applying such sum in paying up in full unissued Shares to be allotted and issued to:

(a)
employees (including Directors) or service providers of the Company or its subsidiaries or group companies upon exercise or vesting of any options or awards granted under any share incentive scheme or employee benefit scheme or other arrangement which relates to such persons that has been adopted or approved by the Directors or the Members;

(b)
any trustee of any trust or administrator of any share incentive scheme or employee benefit scheme to whom shares are to be allotted and issued by the Company in connection with the operation of any share incentive scheme or employee benefit scheme or other arrangement which relates to such persons that has been adopted or approved by the Directors or Members; or

(c)
any depositary of the Company for the purposes of the issue, allotment and delivery by the depositary of ADSs to employees (including Directors) or service providers of the Company or its subsidiaries or group companies upon exercise or vesting of any options or awards granted under any share incentive scheme or employee benefit scheme or other arrangement which relates to such persons that has been adopted or approved by the Directors or the Members.

SHARE PREMIUM ACCOUNT
145.
The Directors shall in accordance with the Companies Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

146.
There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

NOTICES
147.
Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it by airmail or a recognized courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile to any facsimile number such Shareholder may have specified in writing for the purpose of such service of notices, or by placing it on the Company’s Website should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

148.
Notices sent from one country to another shall be sent or forwarded by prepaid airmail or a recognized courier service.

149.
Any Shareholder Present at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

150.
Any notice or other document, if served by:

(a)
post, shall be deemed to have been served five calendar days after the time when the letter containing the same is posted;

(b)
facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)
recognized courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)
electronic means, shall be deemed to have been served immediately (i) upon the time of the transmission to the electronic mail address supplied by the Shareholder to the Company or (ii) upon the time of its placement on the Company’s Website.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.
151.
Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

152.
Notice of every general meeting of the Company shall be given to:

(a)
all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)
every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

INFORMATION
153.
Subject to the relevant laws, rules and regulations applicable to the Company, no Member shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Members of the Company to communicate to the public.

154.
Subject to due compliance with the relevant laws, rules and regulations applicable to the Company, the Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its Members including, without limitation, information contained in the Register and transfer books of the Company.

INDEMNITY
155.
Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

156.
No Indemnified Person shall be liable:

(a)
for the acts, receipts, neglects, defaults or omissions of any other Director or officer or agent of the Company; or

(b)
for any loss on account of defect of title to any property of the Company; or

(c)
on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)
for any loss incurred through any bank, broker or other similar Person; or

(e)
for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)
for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, willful default or fraud.
FINANCIAL YEAR
157.
Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31st in each calendar year and shall begin on January 1st in each calendar year.

NON-RECOGNITION OF TRUSTS
158.
No Person shall be recognized by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Act requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register.

WINDING UP
159.
If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution and any other sanction required by the Companies Act, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

160.
If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

AMENDMENT OF ARTICLES OF ASSOCIATION
161.
Subject to the Companies Act, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

CLOSING OF REGISTER OR FIXING RECORD DATE
162.
For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case thirty calendar days in any calendar year.

163.
In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within ninety calendar days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

164.
If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION
165.
The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

DISCLOSURE
166.
The Directors, or any service providers (including the officers, the Secretary and the registered office provider of the Company) specifically authorized by the Directors, shall be entitled to disclose to any regulatory or judicial authority any information regarding the affairs of the Company including without limitation information contained in the Register and books of the Company.

EXCLUSIVE FORUM
167.
Unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by relevant law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, regardless of whether such legal suit, action, or proceeding also involves parties other than the Company.

168.
Unless the Company consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction to hear, settle and/or determine any dispute, controversy or claim (including any non-contractual dispute, controversy or claim) whether arising out of or in connection with these Articles or otherwise, including any questions regarding their existence, validity, formation or termination. For the avoidance of doubt and without limiting the jurisdiction of the courts of the Cayman Islands to hear, settle and/or determine disputes related to the Company, the courts of the Cayman Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Company to the Company or the Company’s Shareholders, (iii) any action or petition asserting a claim arising pursuant to any provision of the Law or these Articles including but not limited to any purchase or acquisition of Shares, securities or guarantee provided in consideration thereof, or (iv) any action asserting a claim against the Company which if brought in the United States would be a claim arising under the internal affairs doctrine (as such concept is recognized under the laws of the United States from time to time). This Article 165 shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act or the Securities Exchange Act of 1934, as amended, or any other claim based on securities laws for which claim the federal district courts of the United States have exclusive jurisdiction.

169.
Any person or entity purchasing or otherwise acquiring any Share or other securities in the Company, or purchasing or otherwise acquiring ADSs issued pursuant to relevant deposit agreements, whether such acquisition be by transfer, sale, operation of law or otherwise, shall be deemed to have notice of, irrevocably agreed and consented to the provisions of this Article and Articles 166 and 167 above. Without prejudice to the foregoing, if any part of this Article, Article 166 and/or Article 167 are held to be illegal, invalid or unenforceable under applicable law, the legality, validity or enforceability of the rest of these Articles shall not be affected nor be impaired and this Article, Article 166 and/or Article 167 shall be interpreted and construed to the maximum extent possible to apply in the relevant jurisdiction with whatever modification or deletion as may be necessary so as best to give effect to the intention of the Company.

Annex C
BITDEER TECHNOLOGIES GROUP
2021 SHARE INCENTIVE PLAN
ARTICLE 1
PURPOSE
The purpose of this 2021 SHARE INCENTIVE PLAN is to promote the success and enhance the value of Bitdeer Technologies Group, a business company formed under the laws of the Cayman Islands (the “Company”), by linking the personal interests of the Directors, Employees, Consultants, and other Persons to those of the Company’s shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s shareholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of the above individuals upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
ARTICLE 2
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1   “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.
2.2   “A&R Merger Agreement” means the Amended and Restated Agreement and Plan of Merger, dated as of December 15, 2021, by and among Bitdeer Technologies Holding Company, an exempted company with limited liability incorporated under the laws of the Cayman Islands, the Company, Blue Safari Merge Limited, a British Virgin Islands business company and a wholly-owned subsidiary of the Company, Blue Safari Merge II Limited, a British Virgin Islands business company and a wholly-owned subsidiary of the Company, Bitdeer Merge Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of the Company, Blue Safari Group Acquisition Corp., a British Virgin Islands business company and Blue Safari Mini Corp, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Blue Safari Group Acquisition Corp.
2.3   “Award” means an Option, Restricted Share or Restricted Share Unit award(s) granted to a Participant pursuant to the Plan, and an Award may consist of one such security or benefit, or two or more of them in any combination or alternative.
2.4   “Board” means the board of directors of the Company.
2.5   “Cause” with respect to a Participant means (unless otherwise expressly provided in the applicable Notice of Grant, or another applicable contract with the Participant that defines such term for purposes of determining the effect that a “for cause” termination has on the Participant’s Awards) each of the following and the determination of the existence of Cause shall be determined by the Committee:
(a)   the Participant has been negligent in the discharge of his or her duties to the Service Recipient, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;
(b)   the Participant has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information;

(c)   the Participant has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation, or policy of the Service Recipient; or has been convicted of, or plead guilty or nolo contendere to, a felony or misdemeanor (other than minor traffic violations or similar offenses);
(d)   the Participant has materially breached any of the provisions of any agreement with the Service Recipient;
(e)   the Participant has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business, or assets of, the Service Recipient; or
(f)   the Participant has improperly induced a vendor or customer to break or terminate any contract with the Service Recipient or induced a principal for whom the Service Recipient acts as agent to terminate such agency relationship.
A termination for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Committee) on the date on which the Service Recipient first delivers written notice to the Participant of a finding of termination for Cause.
2.6   “Code” means the Internal Revenue Code of 1986 of the United States, as amended.
2.7   “Committee” means a committee of the Board described in Article 10.
2.8   “Consultant” means any Person who renders services directly or indirectly to a Service Recipient and recognized by the Committee; provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
2.9   “Corporate Transaction”, unless otherwise defined in a Notice of Grant, means any of the following transactions, provided, however, that the Committee may determine, under (d) and (e) whether multiple transactions are related, and its determination shall be final, binding and conclusive:
(a)   an amalgamation, arrangement or consolidation or scheme of arrangement (i) in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated or (ii) following which the holders of the voting securities of the Company do not continue to hold more than 50% of the combined voting power of the voting securities of the surviving entity;
(b)   the sale, transfer or other disposition of all or substantially all of the assets of the Company;
(c)   the complete liquidation or dissolution of the Company;
(d)   any reverse takeover or series of related transactions culminating in a reverse takeover (including, but not limited to, a tender offer followed by a reverse takeover) in which the Company is the surviving entity but (A) the Company’s equity securities outstanding immediately prior to such takeover are converted or exchanged by virtue of the takeover into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a Person or Persons different from those who held or beneficially owned such securities immediately prior to such takeover or the initial transaction culminating in such takeover, but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction; or
(e)   acquisition in a single or series of related transactions by any Person or related group of Persons (other than the Company, or a person that directly or indirectly controls, is controlled by or is under common control with the Company, or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction.

2.10   “Director” means a member of the Board or a member of the board of directors of any Parent, Subsidiary or Related Entity of the Company.
2.11   “Disability”, unless otherwise defined in a Notice of Grant, means that the Participant qualifies to receive long-term disability payments under the Service Recipient’s long-term disability insurance program, as it may be amended from time to time, to which the Participant provides services regardless of whether the Participant is covered by such policy. If the Service Recipient to which the Participant provides service does not have a long-term disability plan in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion.
2.12   “Effective Date” shall have the meaning set forth in Section 11.1.
2.13   “Employee” means any person, including an officer of the Company or any Parent, Subsidiary or Related Entity of the Company, who is in the employment of a Service Recipient, subject to the control and direction of the Service Recipient as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by a Service Recipient shall not be sufficient to constitute “employment” by the Service Recipient.
2.14   “Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended.
2.15   “Fair Market Value” means, as of any date, the value of Shares determined as follows:
(a)   If the Shares are listed on one or more established stock exchanges or national market systems, including without limitation, The New York Stock Exchange and The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(b)   If the Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such shares as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(c)   In the absence of an established market for the Shares of the type described in (a) and (b), above, the Fair Market Value thereof shall be determined by the Committee in good faith and in its discretion by reference to one or more of the following and such Fair Market Value shall be binding on all participants: (i) the placing price of the latest private placement of the Shares and the development of the Company’s business operations and the general economic and market conditions since such latest private placement, (ii) other third party transactions involving the Shares and the development of the Company’s business operation and the general economic and market conditions since such sale, (iii) an independent valuation of the Shares, or (iv) such other methodologies or information as the Committee determines, to be indicative of Fair Market Value and relevant.
2.16   “Incentive Share Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
2.17   “Independent Director” means (i) before the Shares or other securities representing the Shares are listed on a stock exchange, a member of the Board who is a Non-Employee Director; and (ii) after the Shares or other securities representing the Shares are listed on a stock exchange, a member of the Board who meets the independence standards under the applicable corporate governance rules of the stock exchange.

2.18   “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.
2.19   “Non-Qualified Share Option” means an Option that is not intended to be an Incentive Share Option.
2.20   “Notice of Grant” means the notice of grant to be sent from the Committee, on behalf of the Company, to the Participant evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Committee may determine consistent with the Plan.
2.21   “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of Shares at a specified price during specified time periods. An Option may be either an Incentive Share Option or a Non-Qualified Share Option.
2.22   “Participant” means a Person who has been granted an Award as determined by the Committee pursuant to the Plan, including but not limited to a Director, Employee, and Consultant, etc.
2.23   “Parent” means a parent corporation under Section 424(e) of the Code.
2.24   “Person” means any individual, general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so permits.
2.25   “Plan” means this 2021 Share Incentive Plan, as it may be amended from time to time.
2.26   “Related Entity” means any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or Subsidiary of the Company holds a substantial ownership interest, directly or indirectly, but which is not a Subsidiary and which the Committee designates as a Related Entity for purposes of the Plan.
2.27   “Restricted Share” means a Share awarded to a Participant pursuant to Article 6 that is subject to certain restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions established by the Committee and may be subject to risk of forfeiture.
2.28   “Restricted Share Unit” means the right granted to a Participant pursuant to Article 7 to receive a Share at a future date.
2.29   “Securities Act” means the Securities Act of 1933 of the United States, as amended.
2.30   “Service Recipient” means the Company, any Parent, Subsidiary or Related Entity of the Company, to which a Participant provides services as an Employee, a Consultant or a Director.
2.31   “Share” means ordinary shares of the Company, and such other securities of the Company that may be substituted for Shares pursuant to Article 9.
2.32   “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company.
2.33   “Trading Date” means the closing of the first sale to the general public of the Shares pursuant to a registration statement filed with and declared effective by the U.S. Securities and Exchange Commission under the Securities Act.

ARTICLE 3
SHARES SUBJECT TO THE PLAN
3.1   Number of Shares.
(a)   Subject to the provisions of Article 9 and Section 3.1(b), the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Share Options) shall initially be [         ]1 ordinary shares of the Company (the “Share Limit”).
(b)   To the extent that an Award terminates, expires, or lapses for any reason, any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by Applicable Laws, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form or combination by the Company or any Parent or Subsidiary of the Company shall not be counted against Shares available for grant pursuant to the Plan. Shares delivered by the Participant or withheld by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3.1(a). If any Awards are forfeited by the Participant or repurchased by the Company, the Shares underlying such Awards may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3.1(a). Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted, or awarded if such action would cause an Incentive Share Option to fail to qualify as an Incentive Share Option under Section 422 of the Code.
3.2   Shares Distributed.   Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury shares (subject to Applicable Laws) or Shares purchased on the open market. Additionally, if applicable, in the discretion of the Committee, American Depository Shares in an amount equal to the number of Shares which otherwise would be distributed pursuant to an Award may be distributed in lieu of Shares in settlement of any Award. If the number of Shares represented by an American Depository Share is other than on a one-to-one basis, the Share Limit of Section 3.1 shall be adjusted to reflect the distribution of American Depository Shares in lieu of Shares.
ARTICLE 4
ELIGIBILITY AND PARTICIPATION
4.1   Eligibility.   Persons eligible to participate in this Plan include Persons recognized by the Committee, e.g., Directors, Employees and Consultants, as determined by the Committee.
4.2   Participation.   Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan, unless otherwise determined by the Committee in accordance with the Plan.
4.3   Jurisdictions.   In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Participant resides or is employed. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the Share Limit contained in Section 3.1 of the Plan. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

1
The number shall equal to the product of (i) 2,548,933,157, multiplied by (ii) the Exchange Ratio (as defined in the A&R Merger Agreement).

ARTICLE 5
OPTIONS
5.1   General.   The Committee is authorized to grant Options to Participants on the following terms and conditions:
(a)   Exercise Price.   The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the Notice of Grant which may be a fixed or variable price related to the Fair Market Value of the Shares. The exercise price per Share subject to an Option may be amended or adjusted in the absolute discretion of the Committee, the determination of which shall be final, binding, and conclusive. For the avoidance of doubt, to the extent not prohibited by Applicable Laws or any exchange rule, a downward adjustment of the exercise prices of Options mentioned in the preceding sentence may be effective without the approval of the Company’s shareholders or the approval of the affected Participants.
(b)   Time and Conditions of Exercise.   The Committee may determine the time or times at which an Option may be exercised in whole or in part, including exercise prior to vesting; provided that the term of any Option granted under the Plan shall not exceed ten years, except as provided in Section 12.1. The Committee may also determine any conditions, if any, that must be satisfied before all or part of an Option may be exercised.
(c)   Payment.   The Committee may determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation (i) cash or check denominated in U.S. Dollars, (ii) to the extent permissible under the Applicable Laws, cash or check in Chinese Renminbi, (iii) cash or check denominated in any other local currency as approved by the Committee, (iv) Shares held for such period of time as may be required by the Committee in order to avoid adverse financial accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, (v) after the Trading Date the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (vi) other property acceptable to the Committee with a Fair Market Value equal to the exercise price, or (vii) any combination of the foregoing. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.
(d)   Evidence of Grant.   All Options shall be evidenced by a Notice of Grant sent from the Committee on behalf of the Company to the Participant. The Notice of Grant shall include such additional provisions as may be specified by the Committee.
(e)   Effects of Termination of Employment or Service on Options.   Termination of employment or service shall have the following effects on Options granted to the Participants:
(i)   Dismissal for Cause.   Unless otherwise provided in the Notice of Grant, if a Participant’s employment by or service to the Service Recipient is terminated by the Service Recipient for Cause, the Participant’s Options will terminate upon such termination, whether or not the Option is then vested and/or exercisable;
(ii)   Death or Disability.   Unless otherwise provided in the Notice of Grant, if a Participant’s employment by or service to the Service Recipient terminates as a result of the Participant’s death or Disability:
(1)   the Participant (or his or her legal representative or beneficiary, in the case of the Participant’s Disability or death, respectively), will have the right to exercise the Participant’s Options (or portion thereof) until the tenth anniversary of the grant date to the extent that such Options were vested and exercisable on the date of the Participant’s termination of Employment on account of death or Disability;

(2)   the Options, to the extent not vested and exercisable on the date of the Participant’s termination of Employment or service, shall immediately terminate for nil consideration upon the Participant’s termination of Employment or service on account of death or Disability; and
(3)   the Options, to the extent exercisable on the date of the Participant’s termination of Employment on account of death or Disability and not exercised prior to the tenth anniversary of the grant date, shall terminate at the close of business on the tenth anniversary of the grant date.
(iii)   Other Terminations of Employment or Service.   Unless otherwise provided in the Notice of Grant, if a Participant’s employment by or service to the Service Recipient terminates for any reason other than a termination by the Service Recipient for Cause or because of the Participant’s death or Disability:
(1)   the Participant will have the right to exercise his or her Options (or portion thereof) until the tenth anniversary of the grant date to the extent that such Options were vested and exercisable on the date of the Participant’s termination of Employment or service;
(2)   the Options, to the extent not vested and exercisable on the date of the Participant’s termination of Employment or service, shall terminate upon the Participant’s termination of Employment or service; and
(3)   the Options, to the extent exercisable on the date of the Participant’s termination of Employment or service and not exercised prior to the tenth anniversary of the grant date, shall terminate at the close of business on the tenth anniversary of the grant date.
5.2   Incentive Share Options.   Incentive Share Options may be granted to Employees of the Company, a Parent or Subsidiary of the Company. Incentive Share Options may not be granted to Employees of a Related Entity or to Independent Directors or Consultants. The terms of any Incentive Share Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the following additional provisions of this Section 5.2:
(a)   Individual Dollar Limitation.   The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Share Options are first exercisable by a Participant in any calendar year may not exceed US$100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Share Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Share Options.
(b)   Exercise Price.   The exercise price of an Incentive Share Option shall be equal to the Fair Market Value on the date of grant. However, the exercise price of any Incentive Share Option granted to any individual who, at the date of grant, owns Shares possessing more than ten percent of the total combined voting power of all classes of shares of the Company may not be less than 110% of Fair Market Value on the date of grant and such Option may not be exercisable for more than five years from the date of grant.
(c)   Transfer Restriction.   The Participant shall give the Committee prompt notice of any disposition of Shares acquired by exercise of an Incentive Share Option within (i) two years from the date of grant of such Incentive Share Option or (ii) one year after the transfer of such Shares to the Participant.
(d)   Expiration of Incentive Share Options.   No Award of an Incentive Share Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.
(e)   Right to Exercise.   During a Participant’s lifetime, an Incentive Share Option may be exercised only by the Participant.
ARTICLE 6
RESTRICTED SHARES
6.1   Grant of Restricted Shares.   The Committee, at any time and from time to time, may grant Restricted Shares to Participants as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, may determine the number of Restricted Shares to be granted to each Participant.

6.2   Restricted Shares Notice of Grant.   Each Award of Restricted Shares shall be evidenced by a Notice of Grant that shall specify the period of restriction, the number of Restricted Shares granted, the vesting schedule and such other terms and conditions as the Committee, in its sole discretion, may determine. Unless the Committee determines otherwise, Restricted Shares shall be held by the Company as escrow agent until the restrictions on such Restricted Shares have lapsed.
6.3   Issuance and Restrictions.   Restricted Shares shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on transfer, right of first refusal, repurchase provisions, forfeiture provisions, the right to vote Restricted Shares or the right to receive dividends on the Restricted Share). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.
6.4   Forfeiture/Repurchase.   Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, the unvested Restricted Shares and the Restricted Shares that are at that time subject to restrictions shall be forfeited or repurchased in accordance with the Notice of Grant; provided, however, the Committee may (a) provide in any Restricted Share Notice of Grant that restrictions or forfeiture and repurchase conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture and repurchase conditions relating to Restricted Shares.
6.5   Certificates for Restricted Shares.   Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Committee may determine. If certificates representing Restricted Shares are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Committee may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
6.6   Removal of Restrictions.   Except as otherwise provided in this Article 6, Restricted Shares granted under the Plan shall be released from escrow as soon as practicable after the last day of the period of restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 6.5 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to applicable legal restrictions. The Committee (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.
ARTICLE 7
RESTRICTED SHARE UNITS
7.1   Grant of Restricted Share Units.   The Committee, at any time and from time to time, may grant Restricted Share Units to Participants as the Committee, in its sole discretion, may determine. The Committee, in its sole discretion, may determine the number of Restricted Share Units to be granted to each Participant.
7.2   Restricted Share Units Notice of Grant.   Each Award of Restricted Share Units shall be evidenced by a Notice of Grant that shall specify any vesting conditions, the number of Restricted Share Units granted, the vesting schedule and the delivery schedule (which may include deferred delivery later than the vesting date) and such other terms and conditions as the Committee, in its sole discretion, may determine.
7.3   Performance Objectives and Other Terms.   The Committee, in its discretion, may set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Restricted Share Units that will be paid out to the Participants.
7.4   Form and Timing of Payment of Restricted Share Units.   At the time of grant, the Committee may specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable. Upon vesting, the Committee, on behalf of the Company, may pay Restricted Share Units in the form of cash, in Shares, or other forms of payment or in any combination of the foregoing, as agreed in the Notice of Grant.

7.5   Forfeiture/Repurchase.   Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period or for other reasons recognized by the Committee, Restricted Share Units that are at that time unvested shall be forfeited or repurchased by the Company in accordance with the Notice of Grant; provided, however, the Committee may (a) provide in any Restricted Share Notice of Grant that restrictions or forfeiture and repurchase conditions relating to Restricted Share Units will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture and repurchase conditions relating to Restricted Share Units.
ARTICLE 8
PROVISIONS APPLICABLE TO AWARDS
8.1   Notice of Grant.   Awards under the Plan shall be evidenced by Notice of Grant that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel, or rescind an Award.
8.2   No Transfer ability; Limited Exception to Transfer Restrictions.
8.2.1   Limits on Transfer.   Unless otherwise expressly provided in (or pursuant to) this Section 8.2, by Applicable Law and by the Notice of Grant, as the same may be amended: all Awards are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance, or charge;
(a)   Awards will be exercised only by the Participant or the Participant’s legal representative or beneficiary in the case of the Participant’s Disability or death, respectively, as set forth under Section 5.1(e)(ii); and
(b)   amounts payable or shares issuable pursuant to an Award will be delivered only to (or for the account of), and, in the case of Shares, registered in the name of, the Participant.
In addition, the Shares shall be subject to the restrictions set forth in the applicable Notice of Grant.
8.2.2   Further Exceptions to Limits on Transfer.   The exercise and transfer restrictions in Section 8.2.1 will not apply to:
(a)   transfers to the Company or a Subsidiary;
(b)   transfers by gift to “immediate family” as that term is defined in SEC Rule 16a-1(e) promulgated under the Exchange Act;
(c)   the designation of a beneficiary to receive benefits if the Participant dies or, if the Participant has died, transfers to or exercises by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution; or
(d)   if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by the Participant’s duly authorized legal representative; or
(e)   subject to the prior approval of the Committee or an executive officer or director of the Company authorized by the Committee, transfer to one or more natural persons who are the Participant’s family members or entities owned and controlled by the Participant and/or the Participant’s family members, including but not limited to trusts or other entities whose beneficiaries or beneficial owners are the Participant and/or the Participant’s family members, or to such other Persons as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee or may establish. Any permitted transfer shall be subject to the condition that the Committee receives evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes and on a basis consistent with the Company’s lawful issue of securities.
Notwithstanding anything else in this Section 8.2.2 to the contrary, but subject to compliance with all Applicable Laws, Incentive Share Options, Restricted Shares and Restricted Share Units will be subject to any and all transfer restrictions under the Code applicable to such Awards or necessary to maintain the intended tax consequences of such Awards. Notwithstanding clause (b) above but subject to compliance with all Applicable Laws, any contemplated transfer by gift to “immediate family” as referenced in clause (b) above is subject to the condition precedent that the transfer be approved by the Committee in order for it to be effective.
8.3   Beneficiaries.   Notwithstanding Section 8.2, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other Person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Notice of Grant applicable to the Participant, except to the extent the Plan and Notice of Grant otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a Person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the Person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.
8.4   Share Certificates.   Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing the Shares pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All Share certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with all Applicable Laws, and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any Share certificate to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.
8.5   Paperless Administration.   Subject to Applicable Laws, the Committee may make Awards, provide applicable disclosure and procedures for exercise of Awards by an internet website or interactive voice response system for the paperless administration of Awards.
8.6   Payment Method.   In the event the exercise price for an Award is paid in a currency other than U.S. dollars or any other form of payment as permitted in the Notice of Grant, the amount payable will be determined by conversion from U.S. dollars at the exchange rates set forth in the Notice of Grant or as selected by the Committee on the date of exercise. A Participant (or his or her legal representative or beneficiary, in the case of the Participant’s Disability or death, respectively), may be required to provide evidence that any currency used to pay the exercise price of any Award was acquired and taken out of the jurisdiction in which the Participant resides in accordance with Applicable Laws, including foreign exchange control laws and regulations.
ARTICLE 9
CHANGES IN CAPITAL STRUCTURE
9.1   Adjustments.   In the event of any dividend, share split, combination or exchange of Shares, amalgamation, arrangement or consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to its shareholders, or any other change affecting the shares of Shares or the share price of a Share, the Committee may, make such proportionate and equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit in Section 3.1); (b) the terms and conditions of any issued and outstanding

Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any issued and outstanding Awards under the Plan.
9.2   Corporate Transactions.   Except as may otherwise be provided in any Notice of Grant or any other written agreement entered into by and between the Company and a Participant, if the Committee anticipates the occurrence, or upon the occurrence, of a Corporate Transaction, the Committee may, in its sole discretion, provide for (i) any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise the vested portion of such Awards during a period of time as the Committee may determine, or (ii) the purchase of any Award for an amount of cash, as determined by the Committee in good faith, which may equal to the amount that could have been attained upon the exercise of such Award (and, for the avoidance of doubt, if as of such date the Committee determines in good faith that no amount would have been attained upon the exercise of such Award, then such Award may be terminated by the Company without payment), or (iii) the replacement of such Award with other rights or property selected by the Committee in its sole discretion or the assumption of or substitution of such Award by the successor or surviving corporation, or a Parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices, which will preserve the rights under the affected Awards previously granted hereunder, or (iv) payment of Award in cash based on the value of Shares on the date of the Corporate Transaction plus reasonable interest on the Award through the date when such Award would otherwise be vested or have been paid in accordance with its original terms, if necessary to comply with Section 409A of the Code.
9.3   Outstanding Awards — Other Changes.   In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 9, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards issued and outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.
9.4   No Other Rights.   Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to an Award or the grant or exercise price of any Award.
ARTICLE 10
ADMINISTRATION
10.1   Committee.   The Plan shall be administered by a committee of one or more members of the Board to whom the Board shall delegate the authority to grant or amend Awards to Participants other than any of the Committee members.
10.2   Action by the Committee.   Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to it by any officer or other employee of the Company or any Parent, Subsidiary or Related Entity of the Company, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
10.3   Authority of the Committee.   Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:
(a)   designate Participants to receive Awards;
(b)   determine the type or types of Awards to be granted to each Participant;
(c)   determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d)   determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the

Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;
(e)   determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f)   prescribe the form of each Notice of Grant, which need not be identical for each Participant;
(g)   decide all other matters that must be determined in connection with an Award;
(h)   correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect;
(i)   establish, adopt, waive, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(j)   interpret the terms of, and any matter arising pursuant to, the Plan or any Notice of Grant;
(k)   reduce the exercise price per Share underlying an Option; and
(l)   make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.
10.4   Decisions Binding.   The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Notice of Grant and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties, including but not limited to the Company, its shareholders, Participants and any beneficiaries thereof.
ARTICLE 11
EFFECTIVE AND EXPIRATION DATE
11.1   Effective Date.   The Plan is effective on the Acquisition Merger Effective Time as defined in the A&R Merger Agreement (the “Effective Date”).
11.2   Expiration Date.   The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date, unless otherwise determined by the Committee. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Notice of Grant.
ARTICLE 12
AMENDMENT, MODIFICATION, AND TERMINATION
12.1   Amendment, Modification, And Termination.   With the approval of the Board, at any time and from time to time, the Committee may, terminate, amend, modify, alter, suspend or discontinue the Plan or any portion thereof.
12.2   Awards Previously Granted.   Except with respect to amendments made pursuant to Section 12.1, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
ARTICLE 13
GENERAL PROVISIONS
13.1   No Rights to Awards.   No Participant, Employee, Director, Consultant or other Person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, Employees, Directors, Consultants and other Persons uniformly. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participant is similarly situated).
13.2   No Shareholders Rights.   No Award gives the Participant any of the rights of a Shareholder of the Company unless and until Shares are in fact issued to such Person in connection with such Award.
13.3   Taxes.   No Shares shall be delivered under the Plan to any Participant until such Participant has made arrangements acceptable to the Committee for the satisfaction of any income and employment tax withholding obligations under Applicable Laws. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all applicable taxes (including the Participant’s payroll tax obligations) required or permitted by Applicable Laws to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award after such Shares were acquired by the Participant from the Company) in order to satisfy any income and payroll tax liabilities applicable to the Participant with respect to the issuance, vesting, exercise or payment of the Award shall, unless specifically approved by the Committee, be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for the applicable income and payroll tax purposes that are applicable to such supplemental taxable income.
13.4   No Right to Employment or Services.   Nothing in the Plan or any Notice of Grant shall interfere with or limit in any way the right of the Service Recipient to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employment or services of any Service Recipient.
13.5   Unfunded Status of Awards.   The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Notice of Grant shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.
13.6   Indemnification.   To the extent allowable pursuant to Applicable Laws, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled pursuant to the Company’s Memorandum of Association and Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
13.7   Relationship to other Benefits.   No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
13.8   Expenses.   The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.
13.9   Titles and Headings.   The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

13.10   Fractional Shares.   No fractional Shares shall be issued and the Committee may determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.
13.11   Limitations Applicable to Section 16 Persons.   Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by the Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
13.12   Government and Other Regulations.   The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all Applicable Laws, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register any of the Shares paid pursuant to the Plan under the Securities Act or any other similar law in any applicable jurisdiction. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act or other Applicable Laws, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.
13.13   Governing Law.   The Plan and all Notice of Grant shall be construed in accordance with and governed by the laws of the Cayman Islands.
13.14   Section 409A.   To the extent that the Committee determines that any Award granted under the Plan is or may become subject to Section 409A of the Code, the Notice of Grant evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and the Notice of Grant shall be interpreted in accordance with Section 409A of the Code and the U.S. Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulation or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Notice of Grant or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance.
13.15   Appendices.   The Committee may approve such supplements, amendments, or appendices to the Plan as it may consider necessary or appropriate for purposes of compliance with Applicable Laws or otherwise and such supplements, amendments or appendices shall be considered a part of the Plan; provided, however, that no such supplements shall increase the Share Limit contained in Section 3.1 of the Plan without the approval of the Board.

Annex D-1
VALUATION OF BUSINESS ENTERPRISE
AS AT 30 SEPTEMBER 2021
BITDEER TECHNOLOGIES
HOLDING COMPANY
FOR THE USE BY
BLUE SAFARI ACQUISITION CORP
DATE OF REPORT: 17 NOVEMBER 2021
REF.: J21168/R21168/BGSA
ROYSON VALUATION ADVISORY LIMITED
UNIT 1503, 15/F, THE L. PLAZA
367-375 QUEEN’S ROAD CENTRAL
HONG KONG

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Ref.: J21168/R21168/BGSA
17 November 2021
Blue Safari Group Acquisition Corp.
Cheung Kong Center
58th Floor, Unit 5801
2 Queens Road Central
Central
Hong Kong
Dear Sir or Madam,
RE: VALUATION OF BUSINESS ENTERPRISE
We have been instructed by Blue Safari Group Acquisition Corp. (the “Company” or “BSGA”) to perform an appraisal of the fair market value of a 100% non-controlling equity interest in the business enterprise of Bitdeer Technologies Holding Company (“Bitdeer” and together with its subsidiaries as the “Bitdeer Group”) as at 30 September 2021 (the “Appraisal Date”) for transaction purpose.
The Bitdeer Group is principally engaged in provision of digital asset mining services and with a focus on Bitcoin. Its major business segments are: proprietary mining, cloud hash rate sharing and cloud hosting. Headquartered in Singapore, Bitdeer currently operates five proprietary mining datacenters in the United States (i.e., Pangborn in Washington, Rockdale in Texas, and Knoxville in Tennessee) and Norway (i.e., Molde and Tydal).
BSGA is considering a potential merger agreement which provides for a business combination between BSGA and Bitdeer (the “Potential Business Combination”). We understand that our valuation will be used in connection to public documents in relation to the Potential Business Combination.
In this appraisal, fair market value is defined as the price a willing buyer would pay a willing seller in a transaction on the open market.
The fair market value of the equity interest in the Bitdeer Group is principally derived by the application of the Guideline Publicly-traded Comparable Method under market approach. Our opinion of value relies on a going-concern premise. This premise assumes that the Bitdeer Group is an ongoing business enterprise with management operating in a rational way with a goal of maximising shareholder value.
Royson Valuation Advisory Limited
Unit 1503, 15/F, The L. Plaza, 367-375 Queen’s Road Central, Hong Kong
G: +852 3583 1405 E: valuation@roysonva.com

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I.   DESCRIPTION OF THE APPRAISAL
The objective of this valuation is to provide an independent opinion on the fair market value of a 100% non-controlling equity interest of the Bitdeer Group as at the Appraisal Date for transaction purpose. We understand that our valuation will be used in connection to public documents in relation to the Potential Business Combination.
The appraisal is conducted in conformity with the generally accepted accounting principles in the United States of America and the International Valuation Standards. These standards contain guideline on the basis and valuation approaches used.
II.   BASIS OF VALUE
The valuation is performed on the basis of fair market value. The Organisation for Economic Co-operation and Development (OECD) defines “fair market value” as the price a willing buyer would pay a willing seller in a transaction on the open market.
III.   PREMISE OF VALUE
Our opinion of value relies on a going-concern premise. This premise assumes that the Bitdeer Group is an ongoing business enterprise with management operating in a rational way with a goal of maximising shareholder value.
IV.   SCOPE OF WORK
This appraisal reflects facts and conditions existing at the Appraisal Date. Subsequent events have not been considered and we are not required to update our report for such events and conditions.
Our appraisal opinion is based on the assumptions stated herein and on information provided by the management of the Bitdeer Group (the “Management”). In the course of our valuation, we have conducted the following processes and procedures:
1.
Collected and analysed the relevant historical financial statements and other financial and operational information of the Bitdeer Group from the Management;

2.
Conducted interviews with the Management in relation to the Bitdeer Group’s history, operations, and prospects of its business;

3.
Researched the general economic outlook and the outlook for the specific industry affecting the business of the Bitdeer Group, its industry and its markets;

4.
Examined the reasonableness of the information as well as other records and documents provided by the Management, in light of our research and analysis on the industry and economic data;

5.
Determined the most appropriate valuation method for the valuation;

6.
Identified the comparable companies of the Bitdeer Group;

7.
Developed the appropriate discount rate that reflects the return of entities engaged in a similar line of business and returns from other similar types of projects of the Bitdeer Group;

8.
Reviewed the underlying assumptions of the financial projections of the Bitdeer Group furnished to us by the Management (the “Projection”); and

9.
Evaluated the business enterprise value of the Bitdeer Group based on the assumptions and valuation methods stated in the report.

V.   INFORMATION SOURCES
To aid us in our analysis, we have consulted, reviewed and relied on the following key information which is publicly available or provided by the Management:
1.
Financial database empowered by Bloomberg;

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2.
Relevant industry report and economic data;

3.
Unaudited and/or audited historical financial and operational information of the Bitdeer Group;

4.
The Projection and the underlying assumptions;

5.
An industry report on cryptocurrency which is prepared by Frost & Sullivan and sponsored by the Bitdeer Group; and

6.
Discussions with the Management and Frost & Sullivan.

VI.   LIMITING CONDITIONS
This appraisal relies upon the following contingent and limiting conditions:
1.
Public, industry, statistical, and other information furnished by others, upon which all or portions of this analysis is based, is believed to be reliable. However, we make no representation as to the accuracy or completeness of such information and have performed no procedures to corroborate the information.

2.
The information supplied to us by the Bitdeer Group is complete and accurate to the best of their knowledge and that the financial statement information reflects the results of operations and financial and business condition of the Bitdeer Group in accordance with generally accepted accounting principles, unless otherwise noted. The financial statements and other related information supplied by management has been accepted as correct without further verification. We have not audited, reviewed, or compiled the financial information provided to us and, accordingly, we express no audit opinion or any other form of assurance on this information. We also have no reason to believe that any material facts have been withheld from us.

3.
This report is to be used for the specific purposes stated herein and any other use is invalid. No one should rely on our report as a substitute for their own due diligence. No reference to our name or our report, in whole or in part, in any document to be prepared or distributed to third parties may be made without our written consent and approval.

4.
The opinion of value is valid only for the stated purpose as of the valuation date indicated. We take no responsibility for changes in market conditions and assume no obligation to revise our conclusion of value to reflect events or conditions which occur subsequent to the valuation date.

5.
For the prospective financial information approved by management that is used in our engagement, we have not examined or compiled the prospective financial information and therefore, do not express an audit opinion or any other form of assurance on the prospective financial information or the related assumptions. Events and circumstances frequently do not occur as expected and there will usually be differences between prospective financial information and actual results, and those differences may be material.

6.
In arriving at our opinion of value, we have relied to a very considerable extent on the above-mentioned information. Any variation to the assumptions in the valuation could seriously affect our opinion of value.

VII.   INFORMATION ABOUT BSGA
BSGA is a British Virgin Islands company incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.
VIII.   INFORMATION ABOUT THE BITDEER GROUP
The Bitdeer Group is principally engaged in provision of digital asset mining services. Its major business segments are: proprietary mining, cloud hash rate sharing and cloud hosting. Headquartered in Singapore, Bitdeer currently operates five proprietary mining datacenters in the United States (i.e., Pangborn in Washington, Rockdale in Texas, and Knoxville in Tennessee) and Norway (i.e., Molde and Tydal).

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As of 30 June 2021, the designed power supply in use and under construction were approximately 203MW and approximately 782MW, respectively while the power supply in pipeline was approximately 358MW. The total designed power supply of 1,343MW is expected to be fully in use by end of 2024.
As at the Appraisal Date, the theoretical hash rate of the Bitdeer Group was approximately 4.38EH/s. Due to certain delay in the relocation of its mining machines and the construction of the datacenters in Rockdale, the actual average available hash rate of the Bitdeer Group in September 2021 was approximately 2.6EH/s. It is expected that the available hash rate of the Bitdeer Group would resume to the normal level, i.e., 90% or 95% of the theoretical hash rate, by end of 2021.
IX.   VALUATION METHODOLOGY
Selection of Valuation Methods
In this valuation, we have considered the three generally recognised valuation approaches, namely cost approach, income approach, and market approach and. The approach or approaches deemed most relevant will then be selected for use.
Cost Approach
The cost approach provides an indication of value using the economic principle that a buyer will pay no more for an asset than the cost to obtain an asset of equal utility, whether by purchase or by construction, unless undue time, inconvenience, risk or other factors are involved. The approach provides an indication of value by calculating the current replacement or reproduction cost of an asset and making deductions for physical deterioration and all other relevant forms of obsolescence.
Market Approach
The market approach provides an indication of value by comparing the asset with identical or comparable (that is similar) assets for which price information is available. Third-party transactions in the equity of an enterprise generally represent the best estimate of fair market value if they are done at arm’s length.
Income Approach
The income approach provides an indication of value by converting future cash flow to a single current value. Under the income approach, the value of an asset/the business entity is determined by reference to the value of income, cash flow or cost savings generated by the asset/ the business entity. A fundamental basis for the income approach is that investors expect to receive a return on their investments and that such a return should reflect the perceived level of risk in the investment
Valuation Method Adopted
The valuation approach is determined based on professional judgment and technical expertise after detailed analysis on facts and circumstances. Key factors we have considered include, among other criteria, business nature and stage of development of the subject entity, the quantity and quality of the information provided, access to available data, supply of relevant market transactions, type and nature of the subject asset, purpose and objective of the valuation.
Under the cost approach, the fair market value of equity interest is determined based on the replacement costs or reproduction costs of assets rather than the ability to generate streams of benefits in the future.
The value of a service company like the Bitdeer Group is more driven by the future earnings to be generated than the value of its assets. The Bitdeer Group has established its own brand, its customer base and its business networks. These are the intangible assets that exist in the business but not capitalized. Thus, the relationship between the fair market value and the book costs is weak for the Bitdeer Group. Therefore, the cost approach has been disclaimed.
Under the market approach, there are two primary methods. The first, often referred to as the Comparable Transactions Method, involves determining valuation multiples from sales of enterprises with

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similar financial and operating characteristics and applying those multiples to the subject enterprise. The second, often referred to as the Guideline Publicly-traded Comparable Method, involves identifying and selecting publicly-traded enterprises with financial and operating characteristics similar to the enterprise being valued.
According to our research, there were some merger and acquisition transactions regarding digital assets mining companies taken place in the recent two years as listed below:
Subject Entity	Stock Ticker	Market Capitalization as at the Appraisal Date*	Current Hash rate**
Cipher Mining Inc.	CIFR.US	US$2,555 million	N/A
Core Scientific Holding Company Ltd	XPDI.US	US$436 million***	2.0EH/s
Greenidge	GREE.US	US$988 million	1.2EH/s
Mawson Infrastructure Group Inc	MIGI.US	US$651 million	N/A
Stronghold Digital Mining	SDIG.US	N/A****	N/A

*
The market capitalisation was based on the last price as at the Appraisal Date and extracted from the Bloomberg terminal.

**
Research from Internet

***
Core Scientific announced that it was going public through a SPAC merger with Power & Digital Infrastructure Acquisition Corp. (XPDI.US) in a deal valuing the group at US$4,300 million on 21 July 2021. The deal has not yet completed as of the Appraisal Date.

****
Shares of Stronghold Digital Mining was listed on 20 October 2021. The market capitalisation as at 20 October 2021 was approximately US$1,308 million.

There are limited historical and forecast operational and financial information available on these newly listed / acquired entities. Thus, the Comparable Transactions Method is not selected.
On the other hand, shares of several major market players in Bitcoin mining sector have been listed. Different value measures or market multiples of the comparable companies are calculated and analysed to induce a series of multiples that are considered representative of the industry average. Once publicly traded enterprises are identified, valuation multiples can be derived, adjusted for comparability, and then applied to the subject enterprise to estimate the value of its equity or enterprise value. The Guideline Publicly-traded Comparable Method generally yields valuation information at the non-controlling, marketable level of value. Thus, it has been selected as the principal valuation method for this valuation.
In recent years, the business scale of mining companies has gradually expanded, and the services they provide have also moved towards standardization, resulting in the scale effect. The Management has prepared the Projection based on the historical financial and operating data and the latest business plan of the Bitdeer Group. Therefore, the business enterprise value can be estimated based on forecasts of fundamental conditions in the future rather than current data using the discounted cash flow analysis under the income approach.
However, the discounted cash flow analysis relies on explicit financial forecasts which require many assumptions, including but not limiting to the forecasted Bitcoin price, the future total Bitcoin network hash rate, the size of transactions, the future transaction fees, the pace of market acceptance of cryptocurrency, the availability of mining rigs and mining farms, the stability of electricity supply, etc. Thus, the discounted cash flow analysis has only been engaged as a secondary approach to cross-check the valuation result derived from the market approach.
Guideline Publicly-traded Comparable Method
In the Guideline Publicly-traded Comparable Method, the fair market value is based on prices at which stocks of similar companies are trading in a public market. A “value measure” is usually a multiple computed by dividing the price of the guideline company’s stock as at the valuation date by some relevant economic variable observed or calculated from the guideline company’s financial statements.

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Selection of Comparable Companies
A major requirement in applying the Guideline Publicly-traded Comparable Method is to identify companies that are comparable to the subject company in terms of business nature and associated risks. We have selected comparable companies we think fit for this valuation primarily based on the following criteria: (1) principally engaged in similar business (i.e., Bitcoin mining); (2) listed on a reputable capital market for not less than 12 months from the Appraisal Date; (3) with disclosure on their key performance and financial metrics such as hash rate, earnings before interest, tax and depreciation and amortisation (“EBITDA”); and (4) being / expected to be have operating profits in 2021.
Based on the above criteria, we have preliminary identified seven entities which are considered as closely comparative to the Bitdeer Group and they are listed in the United States, Canada and the United Kingdom. However, after our further analysis, only five entities are selected as the comparable companies of the Bitdeer Group (the “Comparable Companies”).
The Comparable Companies are considered as highly but not perfectly comparable with the Bitdeer Group in terms of capital structure, operating scale, product mix and business performance metrics. The Comparable Companies are major market players and have a majority of contributed by Bitcoin mining operations. The inclusion of 5 comparable companies also accommodates the fact of not perfectly comparable business. As such, the below list of the Comparable Companies is considered as fair and representative for the purpose of this valuation. A description of their business operation is summarized below:
Comparable Companies	Principal Business	Market Capitalization as at the Appraisal Date*	Hash rate**
1. Riot Blockchain, Inc. (stock ticker: RIOT.US)	Riot Blockchain, Inc. operates as a digital currency company. The company focuses on buying cryptocurrency and blockchain businesses, as well as supports blockchain technology companies. It also maintains its existing biotechnology business segments.	US$2,465.9 million	As the Appraisal Date: 2.6 EH/s Forecast hash rate by end of 2022: 7.7EH/s
2. Marathon Digital Holdings, Inc. (stock ticker: MARA.US)	Marathon Digital Holdings, Inc. operates as a digital asset technology company. The company mines cryptocurrencies, with a focus on the blockchain ecosystem and the generation of digital assets. It serves customers worldwide.	US$3,146.4 million	As the Appraisal Date: 2.7EH/s Forecast hash rate by end of 2022: 13.3EH/s
3. HIVE Blockchain Technologies Ltd. (stock ticker: HIVE.CN)	HIVE Blockchain Technologies Ltd. operates as a cryptocurrency mining firm. The company validates transactions on block chain networks, as well as provides crypto mining and builds bridges between crypto and traditional capital markets. It serves customers worldwide.	US$1,024.7 million	As the Appraisal Date: 1.0 EH/s Forecast hash rate by end of 2022: 3.0EH/s
4. Hut 8 Mining Corp. (stock ticker: HUT.CN)	Hut 8 Mining Corp. operates as a cryptocurrency mining company. The company offers blockchain infrastructure and technology	US$1,376.0 million	As the Appraisal Date: 1.4 EH/s Forecast hash rate

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Comparable Companies	Principal Business	Market Capitalization as at the Appraisal Date*	Hash rate**
	solutions. Hut 8 Mining serves customers in North America.		by end of 2022: 6.0EH/s
5. Argo Blockchain PLC (stock ticker: ARB.LN)	Argo Blockchain PLC is principally involved in crypto asset mining. The company’s mining infrastructure is located at multiple sites in Quebec, Canada. Argo Blockchain serves customers in the United Kingdom.	US$767.1 million	As the Appraisal Date: 1.3 EH/s Forecast hash rate by end of 2022: 3.7EH/s

*
Being the market capitalisation as at the Appraisal Date extracted from the Bloomberg terminal.

**
Research from internet

There are two public companies that have bene shortlisted but finally rejected as comparable companies, namely Bit Digital, Inc. and Bitfarms Ltd. Because their publicly available financial information is considered as not sufficient for this valuation, they are excluded from the Comparable Companies.
Bit Digital, Inc. operates as a Bitcoin mining company, focuses on its mining business located globally in Asia, Canada, and the United States. Bitfarms Ltd. operates as a cryptocurrency mining firm which provides computing power to cryptocurrency networks such as Bitcoin, earning fees from each network for securing and processing transactions and serves customers in Quebec. The market capitalisation of Bit Digital, Inc. and Bitfarms Ltd as at the Appraisal Date were US$397.6 million and US$742.8 million, respectively.
Market Multiple
In applying the Guideline Publicly-traded Comparable Method, different value measures or market multiples of the comparable companies are calculated and analysed to induce a series of multiples that are considered representative of the industry average. Then, we applied the relevant industry multiples to the subject company to determine a value for the subject company that is on a freely-traded basis.
We have applied the market value of enterprise value (“EV”) multiple in this valuation. EV equals to the sum of (1) market capitalisation; (2) value of total debt; (3) value of preferred equity and non-controlling interest and less (4) value of cash and cash equivalents. EV is the value of a company’s core business operations that is available to all shareholders (debt, equity, preferred, etc.).
Hash rate is a measure of the computational power per second used when mining. More simply, it is the speed of mining. It is measured in units of hash/second, meaning how many calculations per second can be performed. Machines with a high hash power are highly efficient and can process a lot of data in a single second. In the case of Bitcoin, the hash rate indicates the number of times hash values are calculated for PoW every second. Thus, hash rate is considered as one of the relevant economic multiples for this valuation.
In recent years, the prices of Bitcoins have fluctuated greatly. The Bitcoin price has soared by 216% from the last peak on December 17 in 2017 at US$20,089 to US$63,554 on April 14, 2021. As at the Appraisal Date, it was valued at US$41,538. The Bitcoin price is generally expected to be on an upward trend, despite the Bitcoin halving event in early 2024. The promising price of Bitcoin boost the mining revenue and the profitability of mining companies and miners, leading to the gradual business expansion in scale of mining companies. This implies that the pure historical financial information cannot fairly reflect the full picture in near future, as such the forecasted figures for the year ended 31 December 2021 are adopted.
For profitability, it can be measured by EBITDA which is capital structure-neutral nature. EBITDA is also useful for transnational comparisons because it ignores the distorting effects of individual countries taxation policies.

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Specifically, we have applied the multiples of (1) EV-to-Forecasted Revenue for 2021; (2) EV-to-Forecasted EBITDA for 2021; and (3) EV-to-hash rate as at the Appraisal Date; of the Comparable Companies for this appraisal.
Based on the available market figures sourced from Bloomberg, we have arrived at the following ratios of the Comparable Companies:
	Average	Median	First Quartile	Third Quartile	Low	High
EV-to-Forecasted Revenue for 2021	10.04	9.97	9.30	10.90	8.62	11.82
EV-to-Forecasted EBITDA for 2021	14.84	16.45	12.62	18.15	8.79	19.84
EV-to-hash rate as at the Appraisal Date	911	953	775	1,028	596	1,102
Because the computational power capacity of the Bitdeer Group is higher than that of the Comparable Companies, the third quartile of the value ratios of the Comparable Companies are selected and considered as reasonable for this valuation. The following value ratios applied for this valuation are summarised as follows:
Valuation Parameter	Value	Selected Multiple	Weighting Factor
EV-to-Forecasted Revenue for 2021	US$422,364,000	10.90	One-third
EV-to-Forecasted EBITDA for 2021	US$314,104,000	18.15	One-third
EV-to-hash rate as at the Appraisal Date	4.38EH/s	1,028 per US$million	One-third
The indicated EV of the Bitdeer Group is the weighted average of the product of the selected ratios of the Comparable Companies generated and its relevant financial and operational information while equal weighting is assigned in this valuation. To derive the fair market value of the entire equity interest, the net debts and non-operating assets and liabilities are first deducted from the indicated EV and finally, the result is subject to a discount for lack of marketability adjustment in order to derive the fair market value of the non-controlling, non-marketable equity interest in the Bitdeer Group.
Discounted Cash Flow Analysis
A discounted cash flow analysis involves forecasting the appropriate cash flow stream over an appropriate period and then discounting it back to a present value at an appropriate discount rate. This discount rate should consider the time value of money, inflation, and the risk inherent in ownership of the asset or security interest being valued.
Performing a discounted cash flow analysis requires the preparation and analysis of a reliable forecast of the expected future financial performance of the subject entity. Forecasting cash flow to all investors requires the projection of revenues, operating expenses, taxes, working capital requirements, and capital expenditures for a future period.
Projected cash flow to all investors must then be discounted to a present value using a discount rate, which appropriately accounts for the market cost of capital as well as the risk and nature of the subject cash flows. Finally, an assumption must be made regarding the sustainable long-term rate of earnings growth at the end of the projection period, and a terminal or residual value of the remaining cash flows must be estimated and discounted to a present value. The sum of the present values of the projected cash flows and the terminal value equals the value of the enterprise.
Cash Flow Adjustments
Because we attempted to arrive at free cash flow to equity in our valuation model, net income had to be adjusted for certain items in order to estimate the cash return on the assets that generate the forecast revenue. First, noncash items, including depreciation and amortisation expenses, if any, were added back to net income. Second, forecasted capital expenditures, if any, and investment in operating working capital were subtracted. Working capital requirements were forecast across the entire projection period by analysing growth in operating expenses.

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Discount Rate Estimation
The discount rate applied to the forecasted cash flows and terminal value must adequately reflect the nature of the subject investment and the risk of the underlying cash flows. For purposes of our analysis, the appropriate discount rate is a cost of equity. The cost of equity is developed through the application of the Capital Asset Pricing Model (“CAPM”) with reference to the required rates of return demanded by investors for similar projects.
CAPM
The CAPM states that an investor requires excess returns to compensate for any risk that is correlated to the risk in the return from the stock market as a whole but requires no excess return for other risks. Risks that are correlated to the risk in the return from the stock market as a whole are referred to as systematic and measured by a parameter called beta, whereas other risks are referred to as non-systematic.
The cost of equity for the Bitdeer Group is the sum of the risk-free rate return, the equity risk premium required by investors to compensate for the systematic risk assumed with adjustments for increment for risk differentials of versus those of the comparable companies, which include risk adjustments for size and other risk factors in relation to the comparable companies. The formula of CAPM is defined as follows:
Re = Rf + β(Rm) + Rc
where:
Re
= Cost of equity

Rf
= Risk-free rate

β
= Beta

Rm
= Market risk premium

Rc
= Premium for size and other risk factors

A risk-free rate is based upon the average yields on long-term government bonds in the United States and Singapore as of the Appraisal Date. A market risk premium represents the average total return of common stocks in excess of the income return of long-term securities in the United States and Singapore. In order to estimate the appropriate beta for use in our analysis, we have researched companies in a similar business as the Bitdeer Group and selected our list of comparable companies (i.e., the Comparable Companies). We have derived the unlevered betas from the equity levered betas of the Comparable Companies as at the Appraisal Date by adjusting their respective debt-to-equity ratio and their statutory/effective tax rate. We then apply the debt-to-equity ratio of the comparable companies and the statutory tax rate of the Bitdeer Group to develop the re-levered betas of the comparable companies. The average re-levered beta of the comparable companies is adopted as the proxy and then applied to the CAPM formula. A small capitalisation risk premium and a company specific risk premium are then added to the calculation of the cost of equity.
Small capitalisation risk premium is the excess return that an investor would demand in order to compensate for the additional risk over that of the entire stock market when investing in a small capitalization company. This premium reflects the fact that cost of capital increases with decreasing size of a company. A number of studies were conducted in the U.S. which concludes that the risk premium associated with a small company is over and above the amount that would be warranted just as a result of the company’s systematic risk derived from the CAPM.
According to our analysis, the cost of equity of the Bitdeer Group as at the Appraisal Date was 25.0%. It is considered as reasonable because the relative short history and the great uncertainty in the future development of Bitcoin and cryptocurrencies lead to higher discount rates, as compared to other traditional businesses.
Terminal Value Calculation
The terminal value is based on a terminal value cash flow multiple and such multiple is calculated by subtracting the terminal growth rate from the cost of equity and taking the inverse, which equals the capitalisation rate of the Bitdeer Group. The terminal growth rate is determined based upon the long-term

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industry growth expectations and the forecasted long-term inflation rates in the United States and Singapore. The capitalisation rate is applied to the growth-adjusted terminal year cash flow to determine terminal value.
Discount for Lack of Marketability
The concept of marketability deals with the liquidity of an ownership interest, that is, how quickly and easily it can be converted to cash if the owner chooses to sell. The discount for lack of marketability reflects the fact that there is no ready market for shares in a closely held corporation. Ownership interests in closely held companies are typically not readily marketable compared to similar interests in public companies. Therefore, a share of stock in a privately held company is usually worth less than an otherwise comparable share in a publicly held company.
Based on our qualitative and quantitative analysis, a 12.5% discount is suggested for this valuation. The discount is mainly calculated with the Finnerty model, which is one of the common quantitative methods in assessing the discount for lack of marketability for the shares of private entity, like the Bitdeer Group. This conclusion is also concurred with our findings on other relevant research papers (both formal and informal) and valuation journals on valuation premiums and discounts which are publicly available.
Summary of Results
The indicative fair market values derived from market approach and income approach are summarised as follows:
US$
Fair market value under the Guideline Publicly-traded Comparable Method	4,539,000,000
Fair market value under the discounted cash flow method	4,791,000,000
The principal valuation method for this valuation the Guideline Publicly-traded Comparable Method while the discounted cash flow analysis has only been engaged as a secondary approach to cross-checking.
X.   VALUATION ASSUMPTIONS
A number of assumptions have to be established in order to sufficiently support our opinion of value. Major assumptions adopted in this appraisal are:
1.
There will be no major changes in the existing political, legal, fiscal and economic conditions in which the Bitdeer Group carries on its business;

2.
There will be no major changes in the current taxation law in the country where the Bitdeer Group operates, that the rates of tax payable will remain unchanged and that all applicable laws and regulations will be complied with;

3.
There will be no material changes in the industry in which the Bitdeer Group involves that would materially affect the revenues, profits, cash flows attributable to the Bitdeer Group;

4.
The Bitdeer Group and/or its partners will obtain the necessary licenses and approvals to provide its service;

5.
Exchange rates and interest rates will not differ materially from those presently prevailing;

6.
The availability of finance will not be a constraint on the forecasted growth of operations of the Bitdeer Group;

7.
The Bitdeer Group will successfully maintain its competitiveness and market share through optimizing the utilization of its resources and expanding its marketing network;

8.
The Bitdeer Group can keep abreast of the latest development of the industry such that its competitiveness and profitability can be sustained;

9.
The Bitdeer Group will utilise and maintain its current operational, administrative and technical facilities to expand and increase its sales;

D-1-10

10.
The Bitdeer Group will be able to secure funds to repay its debts when they fall due;

11.
The Bitdeer Group will retain and have competent management, key personnel, and technical staff to support its ongoing operations;

12.
Industry trends and market conditions for related industries will not deviate materially from economic forecasts;

13.
The Bitdeer Group has no material unrecorded and/or contingent asset/liability as at the Appraisal Date;

14.
The Projection has been prepared on a reasonable basis, reflecting estimates which have been arrived at after due and careful consideration by the Management;

15.
The effective tax rate of the Bitdeer Group is 22.00%; and

16.
The perpetual growth rate adopted in the valuation is 5.00%.

XI.   SENSITIVITY ANALYSIS
The following tables shows the sensitivity tests on how the fair market value of the Bitdeer Group, that is developed under the Guideline Publicly-traded Comparable Method, changes in response to a 3% increase / decrease in the discount for lack of marketability:
Fair market value of the Bitdeer Group under the Guideline Publicly-traded Comparable Method:
	Discount for Lack of Marketability
	9.5%	12.5%	15.5%
Fair market value	US$4,695,000,000	US$4,539,000,000	US$4,384,000,000
For reference only, the following tables shows the sensitivity tests on how the fair market value of the Bitdeer Group, that is developed under the discounted cash flow method, changes in response to a change in cost of equity and a change in terminal growth rate:
Fair market value of the Bitdeer Group under the discounted cash flow method:
Cost of Equity
Terminal Growth Rate	24%	25%	26%
1%	US$4,580,000,000	US$4,301,000,000	US$4,048,000,000
3%	US$4,835,000,000	US$4,525,000,000	US$4,244,000,000
5%	US$5,142,000,000	US$4,791,000,000	US$4,477,000,000
XII.   OPINION OF VALUE
Based upon the investigation and analysis outlined above and the appraisal method employed, it is our opinion that the fair market value of the 100% non-controlling equity interest in the Bitdeer Group as at 30 September 2021 is reasonably stated by the amount of US DOLLARS FOUR BILLION FIVE HUNDRED AND THIRTY-NINE MILLION ONLY (US$4,539,000,000).
This opinion of value is based on generally accepted valuation procedures and practices that rely extensively on the use of numerous assumptions and the consideration of many uncertainties, not all of which can be easily quantified or ascertained. Any variation to the assumptions and limiting conditions presented in the following report could seriously affect our opinion of value.
Although our valuation is intended to estimate fair market value, we assume no responsibility for the inability of a seller or buyer to obtain a sale or purchase contract at that price.
We have no obligation to update this report or our opinion of value for information that comes to our attention after the date of this report.

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We hereby confirm that we are independent of and not connected with the Bitdeer Group and BSGA, and have neither present nor prospective interests in them, or the values reported.
Respectfully submitted,
For and on behalf of
Royson Valuation Advisory Limited
Amy W.S. Chan
Director
Ms. Chan is a member of the Hong Kong Institute of Certified Public Accountants. She has been working in the valuation field for more than 11 years and has participated in over 1,000 assignments regarding business valuation, derivatives valuation, intangible assets valuation and purchase price allocation for numerous listed companies and private entities in different industries.
- End of Report -

D-1-12

Annex D-2
VALUATION OF BUSINESS ENTERPRISE
AS AT 13 DECEMBER 2021
BITDEER TECHNOLOGIES
HOLDING COMPANY
FOR THE USE BY
BLUE SAFARI ACQUISITION CORP
DATE OF REPORT: 14 DECEMBER 2021
REF.: J21168/R21168/BGSA/A
ROYSON VALUATION ADVISORY LIMITED
UNIT 1503, 15/F, THE L. PLAZA
367-375 QUEEN’S ROAD CENTRAL
HONG KONG

D-2-i

Ref.: J21168/R21168/BGSA/A
14 December 2021
Blue Safari Group Acquisition Corp.
58th Floor, Unit 5801
Cheung Kong Center
2 Queens Road Central
Central
Hong Kong
Dear Sir or Madam,
RE: VALUATION OF BUSINESS ENTERPRISE
We have been instructed by Blue Safari Group Acquisition Corp. (the “Company” or “BSGA”) to perform an appraisal of the fair market value of a 100% non-controlling equity interest in the business enterprise of Bitdeer Technologies Holding Company (“Bitdeer” and together with its subsidiaries as the “Bitdeer Group”) as at 13 December 2021 (the “Appraisal Date”) for transaction purpose.
The Bitdeer Group is principally engaged in provision of digital asset mining services and with a focus on Bitcoin. Its major business segments are: proprietary mining, cloud hash rate sharing and cloud hosting. Headquartered in Singapore, Bitdeer currently operates five proprietary mining datacenters in the United States (i.e., Pangborn in Washington, Rockdale in Texas, and Knoxville in Tennessee) and Norway (i.e., Molde and Tydal).
BSGA has entered into a merger agreement which provides for a business combination between BSGA and Bitdeer.
In this appraisal, fair market value is defined as the price a willing buyer would pay a willing seller in a transaction on the open market.
The fair market value of the equity interest in the Bitdeer Group is principally derived by the application of the Guideline Publicly-traded Comparable Method under market approach. Our opinion of value relies on a going-concern premise. This premise assumes that the Bitdeer Group is an ongoing business enterprise with management operating in a rational way with a goal of maximising shareholder value.
Royson Valuation Advisory Limited
Unit 1503, 15/F, The L. Plaza, 367-375 Queen’s Road Central, Hong Kong
G: +852 3583 1405 E: valuation@roysonva.com

D-2-1

I.   DESCRIPTION OF THE APPRAISAL
The objective of this valuation is to provide an independent opinion on the fair market value of a 100% non-controlling equity interest of the Bitdeer Group as at the Appraisal Date for internal reference only.
The appraisal is conducted in conformity with the generally accepted accounting principles in the United States of America and the International Valuation Standards. These standards contain guideline on the basis and valuation approaches used.
II.   BASIS OF VALUE
The valuation is performed on the basis of fair market value. The Organisation for Economic Co-operation and Development (OECD) defines “fair market value” as the price a willing buyer would pay a willing seller in a transaction on the open market.
III.   PREMISE OF VALUE
Our opinion of value relies on a going-concern premise. This premise assumes that the Bitdeer Group is an ongoing business enterprise with management operating in a rational way with a goal of maximising shareholder value.
IV.   SCOPE OF WORK
This appraisal reflects facts and conditions existing at the Appraisal Date. Subsequent events have not been considered and we are not required to update our report for such events and conditions.
Our appraisal opinion is based on the assumptions stated herein and on information provided by the management of the Bitdeer Group (the “Management”). In the course of our valuation, we have conducted the following processes and procedures:
1.
Collected and analysed the relevant historical financial statements and other financial and operational information of the Bitdeer Group from the Management;

2.
Conducted interviews with the Management in relation to the Bitdeer Group’s history, operations, and prospects of its business;

3.
Researched the general economic outlook and the outlook for the specific industry affecting the business of the Bitdeer Group, its industry and its markets;

4.
Examined the reasonableness of the information as well as other records and documents provided by the Management, in light of our research and analysis on the industry and economic data;

5.
Determined the most appropriate valuation method for the valuation;

6.
Identified the comparable companies of the Bitdeer Group;

7.
Developed the appropriate discount rate that reflects the return of entities engaged in a similar line of business and returns from other similar types of projects of the Bitdeer Group;

8.
Reviewed the underlying assumptions of the financial projections of the Bitdeer Group furnished to us by the Management (the “Projection”); and

9.
Evaluated the business enterprise value of the Bitdeer Group based on the assumptions and valuation methods stated in the report.

V.   INFORMATION SOURCES
To aid us in our analysis, we have consulted, reviewed and relied on the following key information which is publicly available or provided by the Management:
1.
Financial database empowered by Bloomberg;

2.
Relevant economic data;

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3.
Unaudited and/or audited historical financial and operational information of the Bitdeer Group;

4.
The Projection; and

5.
Discussions with the Management.

VI.   LIMITING CONDITIONS
This appraisal relies upon the following contingent and limiting conditions:
1.
Public, industry, statistical, and other information furnished by others, upon which all or portions of this analysis is based, is believed to be reliable. However, we make no representation as to the accuracy or completeness of such information and have performed no procedures to corroborate the information.

2.
The information supplied to us by Bitdeer Group is complete and accurate to the best of their knowledge and that the financial statement information reflects the results of operations and financial and business condition of the Bitdeer Group in accordance with generally accepted accounting principles, unless otherwise noted. The financial statements and other related information supplied by management has been accepted as correct without further verification. We have not audited, reviewed, or compiled the financial information provided to us and, accordingly, we express no audit opinion or any other form of assurance on this information. We also have no reason to believe that any material facts have been withheld from us.

3.
This report is to be used for the specific purposes stated herein and any other use is invalid. No one should rely on our report as a substitute for their own due diligence. No reference to our name or our report, in whole or in part, in any document to be prepared or distributed to third parties may be made without our written consent and approval.

4.
The opinion of value is valid only for the stated purpose as of the valuation date indicated. We take no responsibility for changes in market conditions and assume no obligation to revise our conclusion of value to reflect events or conditions which occur subsequent to the valuation date.

5.
For the prospective financial information approved by management that is used in our engagement, we have not examined or compiled the prospective financial information and therefore, do not express an audit opinion or any other form of assurance on the prospective financial information or the related assumptions. Events and circumstances frequently do not occur as expected and there will usually be differences between prospective financial information and actual results, and those differences may be material.

6.
In arriving at our opinion of value, we have relied to a very considerable extent on the above-mentioned information. Any variation to the assumptions in the valuation could seriously affect our opinion of value.

VII.   INFORMATION ABOUT BSGA
BSGA is a British Virgin Islands company incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.
BSGA has entered into a merger agreement which provides for a business combination between BSGA and Bitdeer.
VIII.   INFORMATION ABOUT THE BITDEER GROUP
The Bitdeer Group is principally engaged in provision of digital asset mining services. Its major business segments are: proprietary mining, cloud hash rate sharing and cloud hosting. Headquartered in Singapore, Bitdeer currently operates five proprietary mining datacenters in the United States (i.e., Pangborn in Washington, Rockdale in Texas, and Knoxville in Tennessee) and Norway (i.e., Molde and Tydal).
As at the Appraisal Date, the estimated theoretical hash rate of the Bitdeer Group as at December 31, 2021 will be approximately 4.28EH/s.

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IX. VALUATION METHODOLOGY
Selection of Valuation Methods
In this valuation, we have considered the three generally recognised valuation approaches, namely cost approach, income approach, and market approach and. The approach or approaches deemed most relevant will then be selected for use.
Cost Approach
The cost approach provides an indication of value using the economic principle that a buyer will pay no more for an asset than the cost to obtain an asset of equal utility, whether by purchase or by construction, unless undue time, inconvenience, risk or other factors are involved. The approach provides an indication of value by calculating the current replacement or reproduction cost of an asset and making deductions for physical deterioration and all other relevant forms of obsolescence.
Market Approach
The market approach provides an indication of value by comparing the asset with identical or comparable (that is similar) assets for which price information is available. Third-party transactions in the equity of an enterprise generally represent the best estimate of fair market value if they are done at arm’s length.
Income Approach
The income approach provides an indication of value by converting future cash flow to a single current value. Under the income approach, the value of an asset/the business entity is determined by reference to the value of income, cash flow or cost savings generated by the asset/ the business entity. A fundamental basis for the income approach is that investors expect to receive a return on their investments and that such a return should reflect the perceived level of risk in the investment
Valuation Method Adopted
The valuation approach is determined based on professional judgment and technical expertise after detailed analysis on facts and circumstances. Key factors we have considered include, among other criteria, business nature and stage of development of the subject entity, the quantity and quality of the information provided, access to available data, supply of relevant market transactions, type and nature of the subject asset, purpose and objective of the valuation.
Under the cost approach, the fair market value of equity interest is determined based on the replacement costs or reproduction costs of assets rather than the ability to generate streams of benefits in the future.
The value of a service company like the Bitdeer Group is more driven by the future earnings to be generated than the value of its assets. The Bitdeer Group has established its own brand, its customer base and its business networks. These are the intangible assets that exist in the business but not capitalized. Thus, the relationship between the fair market value and the book costs is weak for the Bitdeer Group. Therefore, the cost approach has been disclaimed.
Under the market approach, there are two primary methods. The first, often referred to as the Comparable Transactions Method, involves determining valuation multiples from sales of enterprises with similar financial and operating characteristics and applying those multiples to the subject enterprise. The second, often referred to as the Guideline Publicly-traded Comparable Method, involves identifying and selecting publicly-traded enterprises with financial and operating characteristics similar to the enterprise being valued.
According to our research, there were some merger and acquisition transactions regarding digital assets mining companies taken place in the recent two years, such as Cipher Mining Inc. (stock ticker: CIFR.US), Core Scientific Holding Company Ltd. (stock ticker: XPDI.US); Greenidge (stock ticker: GREE.US), Mawson Infrastructure Group Inc (stock ticker: MIGI.US) and Stronghold Digital Mining (stock ticker:

D-2-4

SDIG.US). However, there are limited historical and forecast operational and financial information available on these newly listed / acquired entities. Thus, the Comparable Transactions Method is not selected.
On the other hand, shares of several major market players in Bitcoin mining sector have been listed. Different value measures or market multiples of the comparable companies are calculated and analysed to induce a series of multiples that are considered representative of the industry average. Once publicly traded enterprises are identified, valuation multiples can be derived, adjusted for comparability, and then applied to the subject enterprise to estimate the value of its equity or enterprise value. The Guideline Publicly-traded Comparable Method generally yields valuation information at the non-controlling, marketable level of value. Thus, it has been selected as the principal valuation method for this valuation.
In recent years, the business scale of mining companies has gradually expanded, and the services they provide have also moved towards standardization, resulting in the scale effect. The Management has prepared the Projection based on the historical financial and operating data and the latest business plan of the Bitdeer Group. Therefore, the business enterprise value can be estimated based on forecasts of fundamental conditions in the future rather than current data using the discounted cash flow analysis under the income approach.
However, the discounted cash flow analysis relies on explicit financial forecasts which require many assumptions, including but not limiting to the forecasted Bitcoin price, the future total Bitcoin network hash rates, the size of transactions, the future transaction fees, the pace of market acceptance of cryptocurrency, the availability of mining rigs and mining farms, the stability of electricity supply, etc. Thus, the discounted cash flow is not selected in this valuation.
Guideline Publicly-traded Comparable Method
In the Guideline Publicly-traded Comparable Method, the fair market value is based on prices at which stocks of similar companies are trading in a public market. A “value measure” is usually a multiple computed by dividing the price of the guideline company’s stock as at the valuation date by some relevant economic variable observed or calculated from the guideline company’s financial statements.
Selection of Comparable Companies
A major requirement in applying the Guideline Publicly-traded Comparable Method is to identify companies that are comparable to the subject company in terms of business nature and associated risks. We have selected comparable companies we think fit for this valuation primarily based on the following criteria: (1) principally engaged in similar business (i.e., Bitcoin mining); (2) listed on a reputable capital market for not less than 12 months from the Appraisal Date; (3) with disclosure on their key performance and financial metrics such as hash rate, earnings before interest, tax and depreciation and amortisation (“EBITDA”); and (4) being / expected to be have operating profits in 2021.
There are five entities which are considered as closely comparative to the Bitdeer Group (the “Comparable Companies”) and they are listed in the United States, Canada and the United Kingdom for this valuation.
The Comparable Companies are considered as highly but not perfectly comparable with the Bitdeer Group in terms of capital structure, operating scale, product mix and business performance metrics. The Comparable Companies are major market players and have a majority of contributed by Bitcoin mining operations. The inclusion of five comparable companies also accommodates the fact of not perfectly comparable business. As such, the below list of the Comparable Companies is considered as fair and representative for the purpose of this valuation. A description of their business operation is summarized below:

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Comparable Companies	Principal Business	Market Capitalization as at the Appraisal Date*	Hash rate as at the Appraisal Date**
1. Riot Blockchain, Inc. (stock ticker: RIOT.US)	Riot Blockchain, Inc. operates as a digital currency company. The company focuses on buying cryptocurrency and blockchain businesses, as well as supports blockchain technology companies. It also maintains its existing biotechnology business segments.	US$2,841 million	3.0 EH/s
2. Marathon Digital Holdings, Inc. (stock ticker: MARA.US)	Marathon Digital Holdings, Inc. operates as a digital asset technology company. The company mines cryptocurrencies, with a focus on the blockchain ecosystem and the generation of digital assets. It serves customers worldwide.	US$3,781 million	3.2 EH/s
3. HIVE Blockchain Technologies Ltd. (stock ticker: HIVE.CN)	HIVE Blockchain Technologies Ltd. operates as a cryptocurrency mining firm. The company validates transactions on block chain networks, as well as provides crypto mining and builds bridges between crypto and traditional capital markets. It serves customers worldwide.	US$1,082 million	1.3 EH/s
4. Hut 8 Mining Corp. (stock ticker: HUT.CN)	Hut 8 Mining Corp. operates as a cryptocurrency mining company. The company offers blockchain infrastructure and technology solutions. Hut 8 Mining serves customers in North America.	US$1,359 million	1.7 EH/s
5. Argo Blockchain PLC (stock ticker: ARB.LN)	Argo Blockchain PLC is principally involved in crypto asset mining. The company’s mining infrastructure is located at multiple sites in Quebec, Canada. Argo Blockchain serves customers in the United Kingdom.	US$575 million	1.6 EH/s

*
Being the market capitalisation as at the Appraisal Date extracted from the Bloomberg terminal.

**
Research from internet

Market Multiple
In applying the Guideline Publicly-traded Comparable Method, different value measures or market multiples of the comparable companies are calculated and analysed to induce a series of multiples that are considered representative of the industry average. Then, we applied the relevant industry multiples to the subject company to determine a value for the subject company that is on a freely-traded basis.

D-2-6

We have applied the market value of enterprise value (“EV”) multiple in this valuation. EV equals to the sum of (1) market capitalisation; (2) value of total debt; (3) value of preferred equity and non-controlling interest and less (4) value of cash and cash equivalents. EV is the value of a company’s core business operations that is available to all shareholders (debt, equity, preferred, etc.).
Hash rate is a measure of the computational power per second used when mining. More simply, it is the speed of mining. It is measured in units of hash/second, meaning how many calculations per second can be performed. Machines with a high hash power are highly efficient and can process a lot of data in a single second. In the case of Bitcoin, the hash rate indicates the number of times hash values are calculated for PoW every second. Thus, hash rate is considered as one of the relevant economic multiples for this valuation.
In recent years, the prices of Bitcoins have fluctuated greatly. The Bitcoin price has soared by 216% from the last peak on December 17 in 2017 at US$20,089 to US$63,554 on April 14, 2021. As at the Appraisal Date, it was valued at US$46,829. The Bitcoin price is generally expected to be on an upward trend, despite the Bitcoin halving event in early 2024. The promising price of Bitcoin boost the mining revenue and the profitability of mining companies and miners, leading to the gradual business expansion in scale of mining companies. This implies that the pure historical financial information cannot fairly reflect the full picture in near future, as such the forecasted figures for the year ended 31 December 2021 are adopted.
For profitability, it can be measured by EBITDA which is capital structure-neutral nature. EBITDA is also useful for transnational comparisons because it ignores the distorting effects of individual countries taxation policies.
Specifically, we have applied the multiples of (1) EV-to-Forecasted Revenue for 2021; (2) EV-to-Forecasted EBITDA for 2021; and (3) EV-to-Hash rate as at the Appraisal Date; of the Comparable Companies for this appraisal.
Based on the available market figures sourced from Bloomberg, we have arrived at the following ratios of the Comparable Companies:
	Average	Median	First Quartile	Third Quartile	Low	High
EV-to-Forecasted Revenue for 2021	10.97	8.37	7.01	14.26	5.64	20.15
EV-to-Forecasted EBITDA for 2021	14.78	14.38	10.18	19.73	5.97	25.07
EV-to-Hash rate as at the Appraisal Date	799	831	596	1,001	361	1,171
Because the computational power capacity of the Bitdeer Group is higher than that of the Comparable Companies, the third quartile of the value ratios of the Comparable Companies are selected and considered as reasonable for this valuation. The following value ratios applied for this valuation are summarised as follows:
Valuation Parameter	Value	Selected Multiple	Weighting Factor
EV-to-Forecasted Revenue for 2021	US$380,167,000	14.26	One-third
EV-to-Forecasted EBITDA for 2021	US$275,614,000	19.73	One-third
EV-to-Hash rate as at the Appraisal Date	4.28EH/s	1,001 per US$million	One-third
The indicated EV of the Bitdeer Group is the weighted average of the product of the selected ratios of the Comparable Companies generated and its relevant financial and operational information while equal weighting is assigned in this valuation. To derive the fair market value of the entire equity interest, the net debts and non-operating assets and liabilities are first deducted from the indicated EV and finally, the result is subject to a discount for lack of marketability adjustment in order to derive the fair market value of the non-controlling, non-marketable equity interest in the Bitdeer Group.
Discount for Lack of Marketability
The concept of marketability deals with the liquidity of an ownership interest, that is, how quickly and easily it can be converted to cash if the owner chooses to sell. The discount for lack of marketability reflects the fact that there is no ready market for shares in a closely held corporation. Ownership interests in closely held companies are typically not readily marketable compared to similar interests in public companies.

D-2-7

Therefore, a share of stock in a privately held company is usually worth less than an otherwise comparable share in a publicly held company.
Based on our qualitative and quantitative analysis, a 13.0% discount is suggested for this valuation. The discount is mainly calculated with the Finnerty model, which is one of the common quantitative methods in assessing the discount for lack of marketability for the shares of private entity, like the Bitdeer Group. This conclusion is also concurred with our findings on other relevant research papers (both formal and informal) and valuation journals on valuation premiums and discounts which are publicly available.
X.
VALUATION ASSUMPTIONS

A number of assumptions have to be established in order to sufficiently support our opinion of value. Major assumptions adopted in this appraisal are:
1.
There will be no major changes in the existing political, legal, fiscal and economic conditions in which the Bitdeer Group carries on its business;

2.
There will be no major changes in the current taxation law in the country where the Bitdeer Group operates, that the rates of tax payable will remain unchanged and that all applicable laws and regulations will be complied with;

3.
There will be no material changes in the industry in which the Bitdeer Group involves that would materially affect the revenues, profits, cash flows attributable to the Bitdeer Group;

4.
The Bitdeer Group and/or its partners will obtain the necessary licenses and approvals to provide its service;

5.
Exchange rates and interest rates will not differ materially from those presently prevailing;

6.
The availability of finance will not be a constraint on the forecasted growth of operations of the Bitdeer Group;

7.
The Bitdeer Group will successfully maintain its competitiveness and market share through optimizing the utilization of its resources and expanding its marketing network;

8.
The Bitdeer Group can keep abreast of the latest development of the industry such that its competitiveness and profitability can be sustained;

9.
The Bitdeer Group will utilise and maintain its current operational, administrative and technical facilities to expand and increase its sales;

10.
The Bitdeer Group will be able to secure funds to repay its debts when they fall due;

11.
The Bitdeer Group will retain and have competent management, key personnel, and technical staff to support its ongoing operations;

12.
Industry trends and market conditions for related industries will not deviate materially from economic forecasts;

13.
The Bitdeer Group has no material unrecorded and/or contingent asset/liability as at the Appraisal Date; and

14.
The sum of net debts and non-operating assets and liabilities of the Bitdeer Group as at the Appraisal Date amounted to approximately US$252,380,000 as at the Appraisal Date.

D-2-8

XI.   OPINION OF VALUE
Based upon the investigation and analysis outlined above and the appraisal method employed, it is our opinion that the fair market value of the 100% non-controlling equity interest in the Bitdeer Group as at 13 December 2021 is reasonably stated by the amount of US DOLLARS FOUR BILLION SIX HUNDRED AND THIRTEEN MILLION ONLY (US$4,613,000,000).
This opinion of value is based on generally accepted valuation procedures and practices that rely extensively on the use of numerous assumptions and the consideration of many uncertainties, not all of which can be easily quantified or ascertained. Any variation to the assumptions and limiting conditions presented in the following report could seriously affect our opinion of value.
Although our valuation is intended to estimate fair market value, we assume no responsibility for the inability of a seller or buyer to obtain a sale or purchase contract at that price.
We have no obligation to update this report or our opinion of value for information that comes to our attention after the date of this report.
We hereby confirm that we are independent of and not connected with the Bitdeer Group and BSGA, and have neither present nor prospective interests in them, or the values reported.
Respectfully submitted,
For and on behalf of
Royson Valuation Advisory Limited
Amy W.S. Chan
Director
Ms. Chan is a member of the Hong Kong Institute of Certified Public Accountants. She has been working in the valuation field for more than 11 years and has participated in over 1,000 assignments regarding business valuation, derivatives valuation, intangible assets valuation and purchase price allocation for numerous listed companies and private entities in different industries.
- End of Report -

D-2-9

Annex D-3
VALUATION OF BUSINESS ENTERPRISE
AS AT 17 FEBRUARY 2023
BITDEER TECHNOLOGIES
HOLDING COMPANY
FOR THE USE BY
BLUE SAFARI ACQUISITION CORP
DATE OF REPORT: MARCH 7, 2023
REF.: J21168/R21168/BGSA/B
ROYSON VALUATION ADVISORY LIMITED
UNIT 1503, 15/F, THE L. PLAZA
367-375 QUEEN’S ROAD CENTRAL
HONG KONG

D-3-i

Ref.: J21168/R21168/BGSA/B
March 7, 2023
Blue Safari Group Acquisition Corp.
200 Gloucester Road
29th Floor, Wanchai
Hong Kong
Dear Sir or Madam,
RE: VALUATION OF BUSINESS ENTERPRISE
We have been instructed by Blue Safari Group Acquisition Corp. (the “Company” or “BSGA”) to perform an appraisal of the fair market value of a 100% non-controlling equity interest in the business enterprise of Bitdeer Technologies Holding Company (“Bitdeer” and together with its subsidiaries as the “Bitdeer Group”) as at 17 February 2023 (the “Appraisal Date”) for transaction purpose.
The Bitdeer Group is principally engaged in provision of digital asset mining services and with a focus on Bitcoin. Its major business segments are: proprietary mining, hashrate sharing and hosting.
BSGA has entered into a merger agreement which provides for a business combination between BSGA and Bitdeer.
In this appraisal, fair market value is defined as the price a willing buyer would pay a willing seller in a transaction on the open market.
The fair market value of the equity interest in the Bitdeer Group is principally derived by the application of the Guideline Publicly-traded Comparable Method under market approach. Our opinion of value relies on a going-concern premise. This premise assumes that the Bitdeer Group is an ongoing business enterprise with management operating in a rational way with a goal of maximising shareholder value.
Royson Valuation Advisory Limited
Unit 1503, 15/F, The L. Plaza, 367-375 Queen’s Road Central, Hong Kong
G: +852 3583 1405 E: valuation@roysonva.com

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I.   DESCRIPTION OF THE APPRAISAL
The objective of this valuation is to provide an independent opinion on the fair market value of a 100% non-controlling equity interest of the Bitdeer Group as at the Appraisal Date for internal reference only.
The appraisal is conducted in conformity with the generally accepted accounting principles in the United States of America and the International Valuation Standards. These standards contain guideline on the basis and valuation approaches used.
II.   BASIS OF VALUE
The valuation is performed on the basis of fair market value. The Organisation for Economic Co-operation and Development (OECD) defines “fair market value” as the price a willing buyer would pay a willing seller in a transaction on the open market.
III.   PREMISE OF VALUE
Our opinion of value relies on a going-concern premise. This premise assumes that the Bitdeer Group is an ongoing business enterprise with management operating in a rational way with a goal of maximizing shareholder value.
IV.   SCOPE OF WORK
This appraisal reflects facts and conditions existing at the Appraisal Date. Subsequent events have not been considered and we are not required to update our report for such events and conditions.
Our appraisal opinion is based on the assumptions stated herein and on information provided by the management of the Bitdeer Group (the “Management”). In the course of our valuation, we have conducted the following processes and procedures:
1.
Collected and analysed the relevant historical financial statements and other financial and operational information of the Bitdeer Group from the Management;

2.
Conducted interviews with the Management in relation to the Bitdeer Group’s history, operations, and prospects of its business;

3.
Researched the general economic outlook and the outlook for the specific industry affecting the business of the Bitdeer Group, its industry and its markets;

4.
Examined the reasonableness of the information as well as other records and documents provided by the Management, in light of our research and analysis on the industry and economic data;

5.
Determined the most appropriate valuation method for the valuation;

6.
Identified the comparable companies of the Bitdeer Group;

7.
Developed the appropriate discount rate that reflects the return of entities engaged in a similar line of business and returns from other similar types of projects of the Bitdeer Group; and

8.
Evaluated the business enterprise value of the Bitdeer Group based on the assumptions and valuation methods stated in the report.

V.   INFORMATION SOURCES
To aid us in our analysis, we have consulted, reviewed and relied on the following key information which is publicly available or provided by the Management:
1.
Financial database empowered by Bloomberg;

2.
Relevant economic data;

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3.
Unaudited and/or audited historical financial and operational information of the Bitdeer Group; and

4.
Discussions with the Management.

VI.   LIMITING CONDITIONS
This appraisal relies upon the following contingent and limiting conditions:
1.
Public, industry, statistical, and other information furnished by others, upon which all or portions of this analysis is based, is believed to be reliable. However, we make no representation as to the accuracy or completeness of such information and have performed no procedures to corroborate the information.

2.
The information supplied to us by Bitdeer Group is complete and accurate to the best of their knowledge and that the financial statement information reflects the results of operations and financial and business condition of the Bitdeer Group in accordance with generally accepted accounting principles, unless otherwise noted. The financial statements and other related information supplied by management has been accepted as correct without further verification. We have not audited, reviewed, or compiled the financial information provided to us and, accordingly, we express no audit opinion or any other form of assurance on this information. We also have no reason to believe that any material facts have been withheld from us.

3.
This report is to be used for the specific purposes stated herein and any other use is invalid. No one should rely on our report as a substitute for their own due diligence. No reference to our name or our report, in whole or in part, in any document to be prepared or distributed to third parties may be made without our written consent and approval.

4.
The opinion of value is valid only for the stated purpose as of the valuation date indicated. We take no responsibility for changes in market conditions and assume no obligation to revise our conclusion of value to reflect events or conditions which occur subsequent to the valuation date.

5.
For the prospective financial information approved by management that is used in our engagement, we have not examined or compiled the prospective financial information and therefore, do not express an audit opinion or any other form of assurance on the prospective financial information or the related assumptions. Events and circumstances frequently do not occur as expected and there will usually be differences between prospective financial information and actual results, and those differences may be material.

6.
In arriving at our opinion of value, we have relied to a very considerable extent on the above-mentioned information. Any variation to the assumptions in the valuation could seriously affect our opinion of value.

VII.   INFORMATION ABOUT BSGA
BSGA is a British Virgin Islands company incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.
BSGA has entered into a merger agreement which provides for a business combination between BSGA and Bitdeer.
VIII.   INFORMATION ABOUT THE BITDEER GROUP
The Bitdeer Group is principally engaged in provision of digital asset mining services. Its major business segments are: proprietary mining, hashrate sharing and hosting.
As advised by the Management, the proprietary hashrate and the hosting hashrate of the Bitdeer Group as at 31 January 2023 were approximately 4.10 EH/s (the “Reference Hashrate”) and 12.10 EH/s, respectively.
According to the consolidated management accounts for the year ended 31 December 2022, the Bitdeer Group recorded the revenue, the earnings before interest, taxation, depreciation and amortisation (“EBITDA”)

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after adjustment for share-based payment expenses under International Financial Reporting Standard 2 (IFRS 2) and the loss for the year of approximately US$330,342,000, approximately US$91,232,000 and approximately US$62,414,000, respectively. As at 31 December 2022, the net assets value of the Bitdeer Group amounted to approximately US$316,291,000.
As at 31 January 2023, the unaudited net assets value of the Bitdeer Group amounted to approximately US$315,697,000.
IX.   VALUATION METHODOLOGY
Selection of Valuation Methods
In this valuation, we have considered the three generally recognised valuation approaches, namely cost approach, income approach, and market approach and. The approach or approaches deemed most relevant will then be selected for use.
Cost Approach
The cost approach provides an indication of value using the economic principle that a buyer will pay no more for an asset than the cost to obtain an asset of equal utility, whether by purchase or by construction, unless undue time, inconvenience, risk or other factors are involved. The approach provides an indication of value by calculating the current replacement or reproduction cost of an asset and making deductions for physical deterioration and all other relevant forms of obsolescence.
Market Approach
The market approach provides an indication of value by comparing the asset with identical or comparable (that is similar) assets for which price information is available. Third-party transactions in the equity of an enterprise generally represent the best estimate of fair market value if they are done at arm’s length.
IncomeApproach
The income approach provides an indication of value by converting future cash flow to a single current value. Under the income approach, the value of an asset/the business entity is determined by reference to the value of income, cash flow or cost savings generated by the asset/ the business entity. A fundamental basis for the income approach is that investors expect to receive a return on their investments and that such a return should reflect the perceived level of risk in the investment
Valuation Method Adopted
The valuation approach is determined based on professional judgment and technical expertise after detailed analysis on facts and circumstances. Key factors we have considered include, among other criteria, business nature and stage of development of the subject entity, the quantity and quality of the information provided, access to available data, supply of relevant market transactions, type and nature of the subject asset, purpose and objective of the valuation.
Under the cost approach, the fair market value of equity interest is determined based on the replacement costs or reproduction costs of assets rather than the ability to generate streams of benefits in the future.
The value of the Bitdeer Group is more driven by the future earnings to be generated than the value of its assets. The Bitdeer Group has established its own brand, its customer base and its business networks. These are the intangible assets that exist in the business but not capitalized. Thus, the relationship between the fair market value and the book costs is weak for the Bitdeer Group. Therefore, the cost approach has been disclaimed.
Under the market approach, there are two primary methods. The first, often referred to as the Comparable Transactions Method, involves determining valuation multiples from sales of enterprises with similar financial and operating characteristics and applying those multiples to the subject enterprise. The

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second, often referred to as the Guideline Publicly-traded Comparable Method, involves identifying and selecting publicly-traded enterprises with financial and operating characteristics similar to the enterprise being valued.
According to our research, there were some merger and acquisition transactions regarding digital assets mining companies taken place in the recent two years. However, there are limited historical and forecast operational and financial information available on these newly listed / acquired entities. Thus, the Comparable Transactions Method is not selected.
On the other hand, shares of several major market players in Bitcoin mining sector have been listed. Different value measures or market multiples of the comparable companies are calculated and analysed to induce a series of multiples that are considered representative of the industry average. Once publicly traded enterprises are identified, valuation multiples can be derived, adjusted for comparability, and then applied to the subject enterprise to estimate the value of its equity or enterprise value. The Guideline Publicly-traded Comparable Method generally yields valuation information at the non-controlling, marketable level of value. Thus, it has been selected as the principal valuation method for this valuation.
For the income approach, it relies on explicit financial forecasts which require many assumptions, including but not limiting to the forecasted Bitcoin price, the future total Bitcoin network hashrates, the size of transactions, the future transaction fees, the pace of market acceptance of cryptocurrency, the availability of mining rigs and mining farms, the stability of electricity supply, etc. It is considered as inferior to the market approach. In addition, the latest financial projection is not available for this valuation and thus, the income approach is not selected.
Guideline Publicly-traded Comparable Method
In the Guideline Publicly-traded Comparable Method, the fair market value is based on prices at which stocks of similar companies are trading in a public market. A “value measure” is usually a multiple computed by dividing the price of the guideline company’s stock as at the valuation date by some relevant economic variable observed or calculated from the guideline company’s financial statements.
Selection of Comparable Companies
A major requirement in applying the Guideline Publicly-traded Comparable Method is to identify companies that are comparable to the subject company in terms of business nature and associated risks. We have selected comparable companies we think fit for this valuation primarily based on the following criteria: (1) principally engaged in similar business (i.e., Bitcoin mining); (2) listed on a reputable capital market for not less than 12 months from the Appraisal Date; and (3) with disclosure and/or recent market forecasts on their key performance and financial metrics, such as hashrate, and EBITDA, for the year ended 31 December 2022.
There are five entities which are considered as closely comparative to the Bitdeer Group (the “Comparable Companies”) and they are listed in the United States, Canada and the United Kingdom for this valuation.
The Comparable Companies are considered as highly but not perfectly comparable with the Bitdeer Group in terms of capital structure, operating scale, product mix and business performance metrics. The Comparable Companies are major market players and have a majority of their revenue contributed by Bitcoin mining operations. The inclusion of five comparable companies also accommodates the fact of not perfectly comparable business. As such, the below list of the Comparable Companies is considered as fair and representative for the purpose of this valuation. A description of their business operation is summarized below:

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Comparable Companies	Principal Business	Market Capitalization as at the Appraisal Date*	Hashrate as at 31 January 2023**
1. Riot Blockchain, Inc. (stock ticker: RIOT.US)	Riot Blockchain, Inc. operates as a digital currency company. The company focuses on buying cryptocurrency and blockchain businesses, as well as supports blockchain technology companies. It also maintains its existing biotechnology business segments.	US$1,114 million	9.30 EH/s
2. Marathon Digital Holdings, Inc. (stock ticker: MARA.US)	Marathon Digital Holdings, Inc. operates as a digital asset technology company. The company mines cryptocurrencies, with a focus on the blockchain ecosystem and the generation of digital assets. It serves customers worldwide.	US$929 million	7.30 EH/s
3. HIVE Blockchain Technologies Ltd. (stock ticker: HIVE.CN)	HIVE Blockchain Technologies Ltd. operates as a cryptocurrency mining firm. The company validates transactions on block chain networks, as well as provides crypto mining and builds bridges between crypto and traditional capital markets. It serves customers worldwide.	US$292 million	2.68 EH/s
4. Hut 8 Mining Corp. (stock ticker: HUT.CN)	Hut 8 Mining Corp. operates as a cryptocurrency mining company. The company offers blockchain infrastructure and technology solutions. The company serves customers in North America.	US$450 million	2.50 EH/s
5. Argo Blockchain PLC (stock ticker: ARB.LN)	Argo Blockchain PLC is principally involved in crypto asset mining. The company’s mining infrastructure is located at multiple sites in Quebec, Canada. It serves customers in the United Kingdom.	US$75 million	2.50 EH/s

*
Data extracted from the Bloomberg terminal.

**
Research from internet

Market Multiple
In applying the Guideline Publicly-traded Comparable Method, different value measures or market multiples of the comparable companies are calculated and analysed to induce a series of multiples that are considered representative of the industry average. Then, we applied the relevant industry multiples to the subject company to determine a value for the subject company that is on a freely-traded basis.
We have applied the market value of enterprise value (“EV”) multiple in this valuation. EV equals to the sum of (1) market capitalisation; (2) value of total debt; (3) value of preferred equity and non-controlling

D-3-6

interest and less (4) value of cash and cash equivalents. EV is the value of a company’s core business operations that is available to all shareholders (debt, equity, preferred, etc.). Market capitalisation adopted represents the average of the market capitalisation of the Comparable Companies for the 15 trading days prior to the Appraisal Date.
Hashrate is a measure of the computational power per second used when mining. More simply, it is the speed of mining. It is measured in units of hash/second, meaning how many calculations per second can be performed. Machines with a high hash power are highly efficient and can process a lot of data in a single second. In the case of Bitcoin, the hashrate indicates the number of times hash values are calculated for PoW every second. Thus, hashrate is considered as one of the relevant economic multiples for this valuation.
In recent years, the prices of Bitcoins have fluctuated greatly. The Bitcoin price decreased from approximately US$46,300 as at 31 December 2021 to approximately US$16,500 as at 31 December 2022, with the peak on 9 November 2021 at US$67,600. As at the Appraisal Date, it was valued at approximately US$24,300. The Bitcoin halving event is expected to take place in early 2024.
The EV-to-revenue ratio looks at the revenue generating ability in the same industry. For profitability and ability to generate operating cash flows, it can be measured by EBITDA which is capital structure-neutral nature. EBITDA is also useful for transnational comparisons because it ignores the distorting effects of individual countries taxation policies.
Specifically, we have applied the multiples of (1) EV-to-Forecasted/Actual Revenue for 2022; (2) EV-to-Forecasted/Actual EBITDA for 2022; and (3) EV-to-Hashrate as at 31 January 2023, that is the most recent available data as of the Appraisal Date of the Comparable Companies for this appraisal.
Based on the available market figures sourced from Bloomberg, we have arrived at the following ratios of the Comparable Companies:
	Average	Median	First Quartile	Third Quartile	Low	High
EV-to-Forecasted/Actual Revenue for 2022	5.12	3.44	3.18	3.73	2.16	13.06
EV-to-Forecasted/Actual EBITDA for 2022*	14.10	14.10	11.3	16.47	9.36	18.84
EV-to-Hashrate as at 31 January 2023	134.48	113.94	89.00	170.62	87.10	221.75

*
Excluded the Comparable Companies that had negative figure.

In terms of the revenue generating power, the EBITDA margin and the computational power capacity of the Bitdeer Group is above average among the Comparable Companies, the third quartile of the value ratios of the Comparable Companies are selected and considered as reasonable for this valuation.
In a challenging market for crypto based companies, especially where Bitcoin price is experiencing high volatility, the ability to generate revenue and operating cashflows outweigh the importance of capacity. Therefore, the following value ratios applied for this valuation are summarised as follows:
Valuation Parameter	Value	Selected Multiple	Weighting Factor
EV-to- Revenue for 2022	US$330,342,000	3.73	40%
EV-to- EBITDA for 2022	US$91,233,000	16.47	40%
EV-to-Reference Hashrate	4.10EH/s	170.62 per US$million	20%
The indicated EV of the Bitdeer Group is the weighted average of the product of the selected ratios of the Comparable Companies generated and its relevant financial and operational information. Given the current market and recent developments of competitors and other crypto-based companies, the importance of revenue and EBTIDA has become more significant, resulting in the suggested weighting. To derive the fair market value of the entire equity interest, the net debts and non-operating assets and liabilities are first deducted from the indicated EV and finally, the result is subject to a discount for lack of marketability adjustment in order to derive the fair market value of the non-controlling, non-marketable equity interest in the Bitdeer Group.

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Discount for Lack of Marketability
The concept of marketability deals with the liquidity of an ownership interest, that is, how quickly and easily it can be converted to cash if the owner chooses to sell. The discount for lack of marketability reflects the fact that there is no ready market for shares in a closely held corporation. Ownership interests in closely held companies are typically not readily marketable compared to similar interests in public companies. Therefore, a share of stock in a privately held company is usually worth less than an otherwise comparable share in a publicly held company.
Based on our qualitative and quantitative analysis, a 15.0% discount is suggested for this valuation. The discount is mainly calculated with the Finnerty model, which is one of the common quantitative methods in assessing the discount for lack of marketability for the shares of private entity, like the Bitdeer Group. This conclusion is also concurred with our findings on other relevant research papers (both formal and informal) and valuation journals on valuation premiums and discounts which are publicly available.
X.   VALUATION ASSUMPTIONS
A number of assumptions have to be established in order to sufficiently support our opinion of value. Major assumptions adopted in this appraisal are:
1.
There will be no major changes in the existing political, legal, fiscal and economic conditions in which the Bitdeer Group carries on its business;

2.
There will be no major changes in the current taxation law in the country where the Bitdeer Group operates, that the rates of tax payable will remain unchanged and that all applicable laws and regulations will be complied with;

3.
There will be no material changes in the industry in which the Bitdeer Group involves that would materially affect the revenues, profits, cash flows attributable to the Bitdeer Group;

4.
The Bitdeer Group and/or its partners will obtain the necessary licenses and approvals to provide its service;

5.
Exchange rates and interest rates will not differ materially from those presently prevailing;

6.
The availability of finance will not be a constraint on the forecasted growth of operations of the Bitdeer Group;

7.
The Bitdeer Group will successfully maintain its competitiveness and market share through optimizing the utilization of its resources and expanding its marketing network;

8.
The Bitdeer Group can keep abreast of the latest development of the industry such that its competitiveness and profitability can be sustained;

9.
The Bitdeer Group will utilise and maintain its current operational, administrative and technical facilities to expand and increase its sales;

10.
The Bitdeer Group will be able to secure funds to repay its debts when they fall due;

11.
The Bitdeer Group will retain and have competent management, key personnel, and technical staff to support its ongoing operations;

12.
Industry trends and market conditions for related industries will not deviate materially from economic forecasts;

13.
The hashrate of the Bitdeer Group as at the Appraisal Date is same as the Reference Hashrate;

14.
The sum of net debts and non-operating assets and liabilities of the Bitdeer Group as at 31 January 2023 amounted to approximately US$244,548,000. There is no material difference in the financial position in the Bitdeer Group between 31 January 2023 and the Appraisal Date; and

15.
The Bitdeer Group has no material unrecorded and/or contingent asset/liability as at the Appraisal Date.

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XI.   SENSITIVITY ANALYSIS
The following tables shows the sensitivity tests on how the fair market value of the Bitdeer Group changes in response to the change in the discount for lack of marketability; and the change in weighting for the selected value ratios:
3% increase / decrease in the discount for lack of marketability:
Discount for Lack of Marketability	12%	15% (Baseline)	18%
Fair market value	US$1,301,000,000	US$1,256,000,000	US$1,212,000,000
Weighting for the selected value ratios:
	Baseline	Case 1	Case 2
EV-to- Revenue, EV-to- EBTIDA and EV-to-Reference Hashrate	40%/40%/20%	33%/33%/33%	50%/50%/0%
Fair market value	US$1,256,000,000	US$1,181,000,000	US$1,370,000,000
XII.   OPINION OF VALUE
Based upon the investigation and analysis outlined above and the appraisal method employed, it is our opinion that the fair market value of the 100% non-controlling equity interest in the Bitdeer Group as at 17 February 2023 is reasonably stated by the amount of US DOLLARS ONE BILLION TWO HUNDRED AND FIFTY-SIX MILLION ONLY (US$1,256,000,000).
This opinion of value is based on generally accepted valuation procedures and practices that rely extensively on the use of numerous assumptions and the consideration of many uncertainties, not all of which can be easily quantified or ascertained. Any variation to the assumptions and limiting conditions presented in the following report could seriously affect our opinion of value.
Although our valuation is intended to estimate fair market value, we assume no responsibility for the inability of a seller or buyer to obtain a sale or purchase contract at that price.
BSGA has reviewed, confirmed, and agreed on this report, including the factual content it contains.
We have no obligation to update this report or our opinion of value for information that comes to our attention after the date of this report.
We hereby confirm that we are independent of and not connected with the Bitdeer Group and BSGA, and have neither present nor prospective interests in them, or the values reported.
Respectfully submitted,
For and on behalf of
Royson Valuation Advisory Limited
/s/ Amy W.S. Chan
Director
Ms. Chan is a member of the Hong Kong Institute of Certified Public Accountants. She has been working in the valuation field for more than 12 years and has participated in over 1,200 assignments regarding business valuation, derivatives valuation, intangible assets valuation and purchase price allocation for numerous listed companies and private entities in different industries.
- End of Report -

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Annex E
March 7, 2023
Blue Safari Group Acquisition Corp.
Board of Directors and Officers
200 Gloucester Road
29th Floor
Wan Chai, Hong Kong
RE: Fairness Opinion — Bitdeer Technologies Group
Dear Madames/Sirs:
IJW & Co., Ltd. (“IJW”) understands that Bitdeer Technologies Group (the “Group” or the “Vendor”) intends to sell its business, Bitdeer Technologies Group1 (the “Business”) to Blue Safari Group Acquisition Corp. (the “Company”) as part of a “de-SPAC” transaction. In return, the Company will make a payment (in equity) to the Vendor at an implied valuation of $1,180,000,000 (the “Transaction”).
The Company has engaged IJW to evaluate the consideration to be paid under the Transaction (the “Consideration”) to review and assess whether it is fair from a financial point of view, pursuant to the terms of the Transaction, to the shareholders of the Company (the “Shareholders”) and to prepare and deliver an independent, objective Fairness Opinion (the “Opinion”) in this regard. The Opinion shall be applicable as at a date to be mutually agreed upon between the Company and IJW (the “Valuation Date”). The Transaction will be completed by way of a merger between the Vendor and the Company; the estimated value of the Consideration to be paid is to be approximately $1,180,000,000.
For the purposes of the Opinion, all dollar amounts referred to herein are denominated in United States dollars, unless stated otherwise. IJW will receive a fee for our services, based strictly on professional time incurred, pursuant to the terms set forth in our engagement letter dated February 25, 2023 (the “Engagement Letter”), which will be payable upon delivery of this Opinion, and we also will be reimbursed for expenses incurred, if any. The fee established for the Opinion is not contingent on any action or event resulting from the use of the Opinion presented. The calculations, analyses, and conclusions developed and the Opinion itself has been prepared in conformity to the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation (U.S.), International Valuation Standards of the International Valuation Standards Council and applicable securities laws.
IJW, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, public offerings, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. We have been engaged by the Company pursuant to the Engagement Letter to render our Opinion as investment bankers to the Company in connection with the Transaction. The Company has agreed to indemnify IJW against certain liabilities that may arise out of or in connection with the services rendered and to be rendered by IJW under such Engagement Letter.
In conducting our analysis and arriving at the Opinion expressed herein, we have, among other things, (i) reviewed information provided to us by the Company’s management; (ii) reviewed certain financial and other information about the Group and its subsidiaries that was publicly available; (iii) reviewed certain internal financial analyses furnished to us by the Group’s and the Company’s management, including financial

1
Including its subsidiary companies.

statements2, accounting and financial reporting memoranda provided by the Group’s accountants, reports, the Amended and Restated Agreement and Plan of Merger dated December 15, 2021, and other information; (iv) held discussions with various members of senior management of the Company and the Group, as well as advisors thereto, concerning the Group’s historical and current operations, financial conditions and prospects, including recent financial performance, as well as underlying assumptions; (v) the Company’s SEC filings, including the Form F-43; (vi) reviewed valuation metrics of certain publicly-traded companies that we deemed potentially comparable in certain respects to the Group; and (vii) reviewed the financial terms of selected acquisition transactions in lines of business that we deemed potentially comparable in certain respects to the Business. In addition, we have conducted such other quantitative reviews, analyses and inquiries relating to the Group as we considered appropriate in rendering this Opinion.
In our review and analysis and in rendering this Opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy, completeness and fair presentation of all financial and other information that was provided to us by the Company and the Group or that was publicly available to us (including, without limitation, the information described above), or that was otherwise reviewed by us. This Opinion is expressly conditioned upon such information (whether written or oral) being based on the best currently available estimates and judgement of management of the Company and the Group in all respects material to our analysis.
Our analyses were based, among other things, on historical, unaudited financial information, including valuation models (collectively, the “Financial Information”) furnished to us by senior management of the Company or the Group. Even though we have reviewed the Financial Information and the underlying assumptions for reasonableness, we express no opinion thereon. In addition, in rendering this Opinion, we have assumed that the Financial Information have been reasonably prepared by the Group’s management and their external accountants and advisors, and reflect the Group’s management’s best currently available estimates and good faith judgment of the competitive, operating and regulatory environment and risks, as well as of the related financial performance of the Group, and that the Financial Information and the assumptions derived therefrom provide a reasonable basis for our Opinion. Although the Financial Information did not form the principal basis for our Opinion, but rather constituted one of many items that we employed, changes to the Financial Information could affect the Opinion rendered herein. Our Opinion speaks only as of the dates hereof and we expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our Opinion of which we become aware after the date hereof.
In our review, we did not obtain or receive any independent evaluation or appraisal of the assets or liabilities of the Group, nor did we conduct a comprehensive physical inspection of any of the assets of the Group, nor have we been furnished with any such valuations or appraisals or reports of such physical inspections, nor do we assume any responsibility to obtain any such valuations, appraisals or inspections. IJW has not previously performed independent valuation advisory work for the Company or the Group.
Our Opinion is based on economic, monetary, regulatory, market and other conditions and risks existing and which can be evaluated as of the date hereof. We have made no independent investigation of any legal or accounting matters affecting the Group or the Company, and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to the Company, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of the Transaction contemplated by the Company and the Shareholders. IJW reserves the right to review all information and calculations included or referred to in the Opinion and, if it considers it necessary, to revise part of and/or its entire Opinion and conclusions in light of any information which becomes known to IJW on or after the date of this Opinion.
In addition, in preparing this Opinion, we have not taken into account any tax consequences of the Transaction to either the Company or to any securityholders thereof. In rendering this Opinion we have also assumed that: (i) in all respects material to our analysis the representations and warranties of each party contained in the documents pertaining to the Transaction are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Transaction and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof which would affect the amount or timing of receipt of the Consideration; (ii) there is not now, and there will not as a result of the

2
Including, but not limited to, the footnotes to the financial statements, which comprise an integral part thereof.

3
Including, but not limited to, the risk factors stated therein and the amendments thereto.

consummation of the terms contemplated by the Transaction be, any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which the Company or the Group or any of their subsidiaries or affiliates is a party; and (iii) all material assets and liabilities (contingent or otherwise, known or unknown) of the Group and its subsidiaries were as set forth in the consolidated financial statements provided to us as of the respective dates of such financial statements.
In preparing the Opinion, IJW has relied upon a letter from management of the Group confirming to IJW in writing that the information and the Group’s management’s representations made to IJW in preparing the Opinion are based on their best currently available estimates and judgement, and that there are no material misstatements and/or omissions of information that would affect the conclusions contained in the Opinion.
In addition, we were not requested to and did not provide advice concerning the structure, the specific amount to be paid comprising the Consideration, or any other aspects of the Transaction, or to provide services other than the delivery of this Opinion. We did not participate in negotiations with respect to the terms of the Transaction and related transactions. Consequently, we have assumed that such terms are the most beneficial terms from the Company’s perspective that could under the circumstances be negotiated among the parties to such Transaction. It is understood that our Opinion is solely for the use and benefit of the Company in its consideration of the Transaction, and our Opinion does not address the relative merits of the contemplated Transaction as compared to any alternative transactions that might be available to the Company, nor does it address the underlying business decision by the Company to engage in the Transaction or the terms of the Transaction or the documents referred to therein. Our Opinion does not constitute a recommendation as to how any Shareholder of the Company should vote or act on any matter relevant to the Transaction. Our Opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any matter, without our prior written consent. Notwithstanding the foregoing, our Opinion may be included in the Company’s proxy statement or similar disclosure document with respect to the Transaction, provided that it is reproduced in full, and that any summary of, or other description of, the Opinion in such proxy statement or other disclosure document, or other reference to IJW or its Opinion, will be acceptable to IJW and its counsel in their sole discretion.
Based upon and subject to the foregoing, we are of the Opinion as investment bankers that, as of the date hereof, the Consideration to be paid, pursuant to the terms of Transaction, is fair, from a financial point of view, to the Shareholders of the Company.
Yours very truly,
IJW & CO., LTD.
/s/ Drew S. Dorweiler
Managing Director
Per: Drew S. Dorweiler, FCBV, FRICS, CPA (IL), CPA•ABV, ASA, CVA, CBA, CFE, MBA
Managing Director — Valuation Practice Leader